As filed with the Securities and Exchange Commission on November 19, 2014

Registration No. 333-198693

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HILTON WORLDWIDE FINANCE LLC

HILTON WORLDWIDE FINANCE CORP.

(Exact name of registrant issuers as specified in their respective charters)

SEE TABLE OF REGISTRANT GUARANTORS

Delaware	7011	27-4384691
Delaware	7011	46-3492566
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

7930 Jones Branch Drive, Suite 1100

McLean, Virginia 22102

Telephone: (703) 883-1000

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Kristin A. Campbell

Executive Vice President and General Counsel

Hilton Worldwide Holdings Inc.

7930 Jones Branch Drive, Suite 1100

McLean, Virginia 22102

Telephone: (703) 883-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Edward P. Tolley III

Edgar J. Lewandowski

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017-3954

Telephone: (212) 455-2000

Approximate date of commencement of proposed exchange offer: As soon as practicable after this Registration Statement is declared effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross Border Third Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Note	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
5.625% Senior Notes due 2021	$1,500,000,000	100%	$1,500,000,000	$193,200(2)
Guarantees of the 5.625% Senior Notes due 2021(3)	N/A(4)	(4)	(4)	(4)

(1)	Estimated solely for the purpose of calculating the registration fee under Rule 457(f) of the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Previously paid.
(3)	See inside facing page for table of registrant guarantors.
(4)	Pursuant to Rule 457(n) under the Securities Act, no separate filing fee is required for the guarantees.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF REGISTRANT GUARANTORS

Exact Name of Registrant Guarantor as Specified in its Charter (or Other Organizational Document)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Primary Standard Industrial Classification Code Number	Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant Guarantor’s Principal Executive Offices
Destination Resorts LLC	Arizona	26-1284226	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Doubletree Hotel Systems LLC	Arizona	26-1284504	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Doubletree Hotels LLC	Arizona	26-1284359	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
DT Management LLC	Arizona	26-1284112	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
DT Real Estate, Inc.	Arizona	86-0594278	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
DTM Atlanta/Legacy, Inc.	Arizona	86-0803816	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
DTM Coconut Grove, Inc.	Arizona	86-0582711	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
DTM Largo, Inc.	Arizona	86-0522306	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
DTM Maryland, Inc.	Arizona	86-0636941	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
DTM Santa Clara LLC	Arizona	26-1287115	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
DTM Walnut Creek, Inc.	Arizona	86-0653973	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
DTR FCH Holdings, Inc.	Arizona	86-0506692	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
DTR PAH Holding, Inc.	Arizona	86-0843169	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
DTR San Antonio, Inc.	Arizona	86-0803669	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
DTR TM Holdings, Inc.	Arizona	86-0358342	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
HIC Gaming California, Inc.	California	93-1167073	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
HIC San Pablo Limited, Inc.	California	93-1167074	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
HIC San Pablo, L.P.	California	93-1167075	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Hilton San Diego Corporation	California	95-2395937	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
90210 Biltmore Management, LLC	Delaware	34-1984747	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
90210 Desert Resorts Management Co., LLC	Delaware	34-1984753	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000

Exact Name of Registrant Guarantor as Specified in its Charter (or Other Organizational Document)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Primary Standard Industrial Classification Code Number	Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant Guarantor’s Principal Executive Offices
90210 Grand Wailea Management Co., LLC	Delaware	34-1984759	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
90210 LLC	Delaware	95-4747695	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
90210 Management Company, LLC	Delaware	20-4146308	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Andiamo’s O’Hare, LLC	Delaware	58-2669081	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Blue Bonnet Security, LLC	Delaware	20-5118750	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Compris Hotel LLC	Delaware	86-0471065	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Conrad Franchise LLC	Delaware	26-1094269	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Conrad International Manage (CIS) LLC	Delaware	26-1687344	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Conrad Management LLC	Delaware	26-1101184	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Doubletree DTWC LLC	Delaware	95-4887049	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Doubletree Franchise LLC	Delaware	26-1094339	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Doubletree LLC	Delaware	86-0762415	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Doubletree Management LLC	Delaware	26-1101270	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
DTWC Spokane City Center SPE, LLC	Delaware	38-3657837	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
EJP LLC	Delaware	62-1489071	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Embassy Development LLC	Delaware	74-2479161	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Embassy Equity Development LLC	Delaware	74-2479160	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Embassy Suites (Isla Verde), Inc.	Delaware	62-1555786	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Embassy Suites Franchise LLC	Delaware	26-1094388	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Embassy Syracuse Development LLC	Delaware	62-1469277	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
EPAM Corporation	Delaware	62-1401630	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Grand Vacations Realty, LLC	Delaware	45-3639356	7011	6355 Metrowest Blvd., Suite 180 Orlando, Florida 32835 Telephone: (407) 722-3100

Exact Name of Registrant Guarantor as Specified in its Charter (or Other Organizational Document)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Primary Standard Industrial Classification Code Number	Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant Guarantor’s Principal Executive Offices
Grand Vacations Services LLC	Delaware	27-5173651	7011	6355 Metrowest Blvd., Suite 180 Orlando, Florida 32835 Telephone: (407) 722-3100
Grand Vacations Title, LLC	Delaware	45-3641303	7011	6355 Metrowest Blvd., Suite 180 Orlando, Florida 32835 Telephone: (407) 722-3100
Hampton Inns Franchise LLC	Delaware	26-1094464	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Hampton Inns LLC	Delaware	62-1194362	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Hampton Inns Management LLC	Delaware	26-1101242	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
HHC BC Orlando, LLC	Delaware	36-2058176	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
HHC One Park Boulevard, LLC	Delaware	56-2543378	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
HIC First Corporation	Delaware	13-3210063	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
HIC Holdings Corporation	Delaware	13-3111964	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
HIC Hotels U.S.A. Corporation	Delaware	13-3435886	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
HIC Racing Corporation	Delaware	38-2697494	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
HIC Second Corporation	Delaware	13-3153590	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Hilton Beverage LLC	Delaware	36-2058176	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Hilton Chicago Beverage I LLC	Delaware	30-0800929	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Hilton Chicago Beverage II LLC	Delaware	32-0422233	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Hilton Chicago Beverage III LLC	Delaware	61-1724781	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Hilton Chicago Beverage IV LLC	Delaware	90-1028957	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Hilton Corporate Director LLC	Delaware	26-3551072	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Hilton El Con Management LLC	Delaware	26-3845802	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Hilton El Con Operator LLC	Delaware	26-3845852	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Hilton Electronic Distribution Systems, LLC	Delaware	47-0849436	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Hilton Energy Investments, LLC	Delaware	20-1412970	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000

Exact Name of Registrant Guarantor as Specified in its Charter (or Other Organizational Document)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Primary Standard Industrial Classification Code Number	Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant Guarantor’s Principal Executive Offices
Hilton Franchise Holding LLC	Delaware	26-1094575	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Hilton Franchise LLC	Delaware	26-1094534	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Hilton Garden Inns Franchise LLC	Delaware	26-1094420	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Hilton Garden Inns Management LLC	Delaware	26-1126091	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Hilton Grand Vacations Club, LLC	Delaware	59-3482975	7011	6355 Metrowest Blvd., Suite 180 Orlando, Florida 32835 Telephone: (407) 722-3100
Hilton Grand Vacations Company, LLC	Delaware	59-3482978	7011	6355 Metrowest Blvd., Suite 180 Orlando, Florida 32835 Telephone: (407) 722-3100
Hilton Grand Vacations Financing, LLC	Delaware	03-0398105	7011	6355 Metrowest Blvd., Suite 180 Orlando, Florida 32835 Telephone: (407) 722-3100
Hilton Hawaii Corporation	Delaware	99-6011945	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Hilton HHonors Worldwide, L.L.C.	Delaware	95-4635505	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Hilton Illinois Holdings LLC	Delaware	13-0980760	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Hilton Inns LLC	Delaware	36-6114932	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Hilton International Holding Corporation	Delaware	47-1062743	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Hilton Kingsland 1, LLC	Delaware	20-2729807	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Hilton Management LLC	Delaware	26-1101130	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Hilton New Jersey Service Corp.	Delaware	95-4761288	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Hilton OPB, LLC	Delaware	83-0440703	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Hilton Orlando Partners II, LLC	Delaware	20-0133281	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Hilton Orlando Partners III, LLC	Delaware	20-1274261	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Hilton Recreation LLC	Delaware	95-4439247	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Hilton Resorts Corporation	Delaware	95-4349751	7011	6355 Metrowest Blvd., Suite 180 Orlando, Florida 32835 Telephone: 407-722-3100
Hilton Resorts Marketing Corp.	Delaware	20-0061226	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Hilton Spring Corporation	Delaware	95-4818997	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000

Exact Name of Registrant Guarantor as Specified in its Charter (or Other Organizational Document)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Primary Standard Industrial Classification Code Number	Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant Guarantor’s Principal Executive Offices
Hilton Supply Management LLC	Delaware	95-2502058	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Hilton Systems Solutions, LLC	Delaware	71-0907647	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Hilton Systems, LLC	Delaware	20-3659071	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Hilton Worldwide Holdings Inc.	Delaware	27-4384691	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Hilton Worldwide, Inc.	Delaware	36-2058176	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
HLT Audubon LLC	Delaware	26-1292055	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
HLT CA Hilton LLC	Delaware	26-1246396	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
HLT Conrad Domestic LLC	Delaware	26-1211490	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
HLT Conrad GP LLC	Delaware	26-1251719	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
HLT Domestic JV Holdings LLC	Delaware	26-1262961	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
HLT Domestic Owner LLC	Delaware	26-1125973	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
HLT ESP Franchise LLC	Delaware	26-3750690	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
HLT ESP International Franchise LLC	Delaware	26-3750733	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
HLT ESP International Franchisor Corporation	Delaware	26-3750889	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
HLT ESP International Manage LLC	Delaware	26-3750974	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
HLT ESP International Management Corporation	Delaware	26-3751149	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
HLT ESP Manage LLC	Delaware	26-3750936	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
HLT Franchise II Borrower LLC	Delaware	26-1291125	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
HLT HQ SPE LLC	Delaware	26-1211665	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
HLT HSM Holding LLC	Delaware	26-1274784	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
HLT HSS Holding LLC	Delaware	26-1274883	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
HLT JV Acquisition LLC	Delaware	26-1276349	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000

Exact Name of Registrant Guarantor as Specified in its Charter (or Other Organizational Document)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Primary Standard Industrial Classification Code Number	Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant Guarantor’s Principal Executive Offices
HLT JV I Borrower LLC	Delaware	26-1263164	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
HLT Lifestyle Franchise LLC	Delaware	26-3748252	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
HLT Lifestyle International Franchise LLC	Delaware	26-3748344	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
HLT Lifestyle International Franchisor Corporation	Delaware	26-3748409	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
HLT Lifestyle International Manage LLC	Delaware	26-3748516	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
HLT Lifestyle International Management Corporation	Delaware	26-3750638	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
HLT Lifestyle Manage LLC	Delaware	26-3748470	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
HLT Memphis Data LLC	Delaware	26-1339888	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
HLT O’Hare LLC	Delaware	26-1125227	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
HLT Operate DTWC LLC	Delaware	26-1201440	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
HLT Owned II Holding LLC	Delaware	26-1254836	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
HLT Owned II-A Borrower LLC	Delaware	26-1336277	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
HLT Palmer LLC	Delaware	26-1211589	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
HLT Timeshare Borrower I LLC	Delaware	26-1270279	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
HLT Timeshare Borrower II LLC	Delaware	26-1274283	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Homewood Suites Franchise LLC	Delaware	26-1094183	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Homewood Suites Management LLC	Delaware	26-1101306	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Hotels Statler Company, Inc.	Delaware	36-2550119	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
HPP Hotels USA, Inc.	Delaware	95-4214076	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
HRC Islander LLC	Delaware	61-1647041	7011	6355 Metrowest Blvd., Suite 180 Orlando, FL 32835 Telephone: (407) 722-3100
HTGV, LLC	Delaware	75-2970804	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Innvision, LLC	Delaware	36-2058176	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000

Exact Name of Registrant Guarantor as Specified in its Charter (or Other Organizational Document)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Primary Standard Industrial Classification Code Number	Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant Guarantor’s Principal Executive Offices
Lockwood Palmer House, LLC	Delaware	58-2669075	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
MeriTex, LLC	Delaware	13-3977538	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Potter’s Bar Palmer House, LLC	Delaware	58-2669080	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Promus Hotel Services, Inc.	Delaware	62-1602738	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Promus Hotels Florida LLC	Delaware	62-1602737	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Promus Hotels LLC	Delaware	62-1602678	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Promus Hotels Minneapolis, Inc.	Delaware	62-1619978	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Promus Hotels Parent LLC	Delaware	95-4766449	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Promus Operating LLC	Delaware	62-1596939	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Promus/Kingston Development Corporation	Delaware	62-1763505	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Samantha Hotel LLC	Delaware	04-3070970	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Suite Life LLC	Delaware	75-2123392	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Tex Holdings, Inc.	Delaware	94-3400909	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
WA Collection International, LLC	Delaware	95-4198421	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Waldorf Astoria Franchise LLC	Delaware	26-1093977	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Waldorf=Astoria Management LLC	Delaware	26-1101088	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Florida Conrad International Corp.	Florida	20-1145249	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Hilton-OCCC Hotel, LLC	Florida	01-0697005	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Hilton-OCCC Mezz Lender, LLC	Florida	36-2058176	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Embassy Suites Club No. 1, Inc.	Kansas	75-1947366	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Hotel Clubs of Corporate Woods, Inc.	Kansas	48-0930357	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Embassy Suites Club No. Three, Inc.	Louisiana	62-1584888	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000

Exact Name of Registrant Guarantor as Specified in its Charter (or Other Organizational Document)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Primary Standard Industrial Classification Code Number	Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant Guarantor’s Principal Executive Offices
International Rivercenter Lessee, L.L.C.	Louisiana	20-0384946	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
DTM Cambridge, Inc.	Massachusetts	86-0678310	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Chesterfield Village Hotel, LLC	Missouri	36-4207568	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Bally’s Grand Property Sub I, LLC	Nevada	88-0312339	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Conrad International (Belgium) LLC	Nevada	91-1930238	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Conrad International (Egypt) Resorts Corporation	Nevada	46-0468464	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Conrad International (Indonesia) Corporation	Nevada	95-4347974	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Conrad International Investment (Jakarta) Corporation	Nevada	93-1221397	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Hilton Grand Vacations Management, LLC	Nevada	58-2361323	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Hilton Holdings, LLC	Nevada	88-0096156	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Hilton Hospitality, LLC	Nevada	93-1218323	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Hilton Illinois, LLC	Nevada	88-0345656	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
HPP International Corporation	Nevada	95-4198421	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Peacock Alley Service Company, LLC	New York	20-3470602	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Washington Hilton, L.L.C.	New York	36-2058176	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Embassy Memphis Corporation	Tennessee	62-1523545	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
Embassy Suites Club No. Two, Inc.	Texas	75-1946866	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000
SALC, Inc.	Texas	74-2782384	7011	7930 Jones Branch Drive, Suite 1100 McLean, Virginia 22102 Telephone: (703) 883-1000

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 19, 2014

PRELIMINARY PROSPECTUS

HILTON WORLDWIDE FINANCE LLC

HILTON WORLDWIDE FINANCE CORP.

Offer to Exchange (the “exchange offer”)

$1,500,000,000 aggregate principal amount of 5.625% Senior Notes due 2021 (the “exchange notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for any and all outstanding unregistered 5.625% Senior Notes due 2021 (the “outstanding notes” and, together with the exchange notes, the “notes”).

The exchange notes will be joint and several obligations of Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. fully and unconditionally guaranteed on a joint and several senior unsecured basis by our immediate parent company, Hilton Worldwide Holdings Inc., and each of our wholly owned domestic restricted subsidiaries that guarantee any of our indebtedness under our senior secured credit facilities and the outstanding notes.

We are conducting the exchange offer in order to provide you with an opportunity to exchange your unregistered outstanding notes for freely tradable exchange notes that have been registered under the Securities Act.

The Exchange Offer

•	We will exchange all outstanding notes that are validly tendered and not validly withdrawn for an equal principal amount of exchange notes that are freely tradable.

•	You may withdraw tenders of outstanding notes at any time prior to the expiration date of the exchange offer.

•	The exchange offer expires at 5:00 p.m., New York City time, on , 2014, which is the 21st business day after the date of this prospectus, unless extended. We do not currently intend to extend the expiration date.

•	The exchange of the outstanding notes for the exchange notes in the exchange offer will not constitute a taxable event for U.S. federal income tax purposes.

•	The terms of the exchange notes to be issued in the exchange offer are substantially identical to the outstanding notes, except that the exchange notes will be freely tradable.

Results of the Exchange Offer

•	The exchange notes may be sold in the over-the-counter market, in negotiated transactions or through a combination of such methods. We do not plan to list the exchange notes on a national market.

All untendered outstanding notes will continue to be subject to the restrictions on transfer set forth in the outstanding notes and in the indenture. In general, the outstanding notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, we do not currently anticipate that we will register the outstanding notes under the Securities Act.

You should carefully consider the “Risk Factors” beginning on page 24 of this prospectus before participating in the exchange offer.

Each broker dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market making activities or other trading activities.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the exchange notes to be distributed in the exchange offer or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2014.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. This prospectus may be used only for the purposes for which it has been published and no person has been authorized to give any information not contained herein. If you receive any other information, you should not rely on it. We are not making an offer of these securities in any state where the offer is not permitted.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of the federal securities laws. These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our liquidity and capital resources and other non-historical statements. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe these factors include but are not limited to those described under “Risk Factors.” These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this prospectus. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

TRADEMARKS AND SERVICE MARKS

Hilton Hotels & Resorts™, Waldorf Astoria Hotels & Resorts™, Conrad Hotels & Resorts®, Curio-A Collection by Hilton™, Canopy by Hilton™, DoubleTree by Hilton®, Embassy Suites Hotels®, Hilton Garden Inn®, Hampton Inn®, Homewood Suites by Hilton®, Home2 Suites by Hilton®, Hilton Grand Vacations®, Hilton

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Grand Vacations Club®, The Hilton Club®, Hilton HHonors®, eforea®, OnQ®, LightStay®, the Hilton Hawaiian Village®, Requests Upon Arrival™ and other trademarks, trade names and service marks of Hilton and our brands appearing in this prospectus are the property of Hilton and our affiliates.

Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus are without the ® and ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks and trade names. All trademarks, service marks and trade names appearing in this prospectus are the property of their respective owners.

INDUSTRY AND MARKET DATA

Within this prospectus, we reference information and statistics regarding various industries and sectors. We have obtained this information and statistics from various independent third-party sources, including independent industry publications, reports by market research firms and other independent sources. Smith Travel Research (“STR”) and PKF Hospitality Research, LLC (“PKF-HR”) are the primary sources for third-party market data and industry statistics and forecasts, respectively, included in this prospectus. STR does not guarantee the performance of any company about which it collects and provides data. Nothing in the STR or PKF-HR data should be construed as advice. Some data and other information are also based on our good faith estimates, which are derived from our review of internal surveys and independent sources. We believe that these external sources and estimates are reliable, but have not independently verified them.

BASIS OF PRESENTATION

Except where otherwise indicated, financial information included in this prospectus is of Hilton Worldwide Holdings Inc. (“Holdings”) and its subsidiaries on a consolidated basis. Holdings has no independent operations and has no assets other than its ownership of 100 percent of the equity interests in Hilton Worldwide Finance LLC, one of the Issuers of the notes. As a result, the financial information included in this prospectus with respect to Holdings is substantially the same as the financial information of the Issuers. Most of our owned U.S. hotels are operated through subsidiaries of the Issuers that are designated as “unrestricted subsidiaries” of the Issuers pursuant to the indenture governing the notes. We have provided certain financial data that distinguishes between the operations of the issuer and its restricted subsidiaries, which we sometimes refer to as our “restricted group” and the operations of these unrestricted subsidiaries.

“Holdings” refers to Hilton Worldwide Holdings Inc., a Delaware corporation that is the parent entity of the Issuers and the parent guarantor of the notes. “Issuer” refers to Hilton Worldwide Finance LLC, exclusive of its subsidiaries. “Issuers” refers to Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp., the issuers of the notes, and not Holdings or any of their respective subsidiaries. Except where the context requires otherwise, references in this prospectus to “Hilton,” “Hilton Worldwide,” “the Company,” “we,” “us,” and “our” refer to Holdings, together with its consolidated subsidiaries, including the Issuers.

“PropCo” or “Unrestricted U.S. Real Estate Subsidiaries” refers to the entity or entities which, as of September 30, 2014, held the following owned hotels in the U.S. (or holding the capital stock of entities owning such hotels): (i) Pointe Hilton Squaw Peak Resort (Phoenix, AZ); (ii) DoubleTree Hotel San Jose (San Jose, CA); (iii) Hilton Garden Inn LAX/El Segundo (El Segundo, CA); (iv) Hilton San Francisco Union Square (San Francisco, CA); (v) Embassy Suites Washington D.C. (Washington, D.C.); (vi) Hilton Miami Airport (Miami, FL); (vii) Hilton Orlando Lake Buena Vista (Orlando, FL); (viii) Hilton Atlanta Airport (Atlanta, GA); (ix) Hilton Hawaiian Village Beach Resort & Spa (Honolulu, HI); (x) Hilton Waikoloa Village (Waikoloa, HI); (xi) Hilton Chicago (Chicago, IL); (xii) Hilton Garden Inn Chicago/Oak Brook (Oakbrook Terrace, IL); (xiii) Hilton Suites Chicago/Oak Brook (Oakbrook Terrace, IL); (xiv) Hilton New Orleans Airport (Kenner, LA);

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(xv) Hilton New Orleans Riverside (New Orleans, LA); (xvi) Hilton Boston Logan Airport (Boston, MA); (xvii) Hilton Short Hills (Short Hills, NJ); (xviii) Hilton New York (New York, NY); (xix) The Waldorf Astoria New York (New York, NY); (xx) Caribe Hilton (San Juan, PR); (xxi) Hampton Inn & Suites Memphis—Shady Grove (Memphis, TN); (xxii) DoubleTree Hotel Crystal City—National Airport (Arlington, VA); (xxiii) Hilton McLean Tysons Corner (McLean, VA); (xxiv) Hilton Seattle Airport & Conference Center (Seattle, WA); (xxv) Embassy Suites Parsippany (Parsippany, NJ); (xxvi) Embassy Suites Kansas City—Plaza (Kansas City, MO); (xxvii) Embassy Suites Atlanta—Perimeter Center (Atlanta, GA); (xxviii) Embassy Suites San Rafael—Marin County (San Rafael, CA); and (xxix) Embassy Suites Kansas City—Overland Park (Overland Park, KS).

“Timeshare Entities” refers to our wholly owned U.S. restricted subsidiaries that are prohibited from providing guarantees of the notes as a result of the agreements governing our revolving non-recourse timeshare notes credit facility and/or our notes backed by timeshare financing receivables.

Except where the context requires otherwise, references to our “properties,” “hotels” and “rooms” refer to the hotels, resorts and timeshare properties managed, franchised, owned or leased by us. Of these hotels, resorts and rooms, a portion are directly owned or leased by us or joint ventures in which we have an interest and the remaining hotels, resorts and rooms are owned by our third-party owners.

Investment funds associated with or designated by The Blackstone Group L.P. and their affiliates, our current majority owners, are referred to herein as “Blackstone” or “our Sponsor” and Blackstone, together with the other owners of Hilton Worldwide Holdings Inc. prior to our December 2013 initial public offering (“IPO”), are collectively referred to as our “pre-IPO owners.”

Reference to “ADR” or “Average Daily Rate” means hotel room revenue divided by total number of rooms sold in a given period and “RevPAR” or “Revenue per Available Room” represents hotel room revenue divided by room nights available to guests for a given period. References to “RevPAR index” measure a hotel’s relative share of its segment’s Revenue per Available Room. For example, if a subject hotel’s RevPAR is $50 and the RevPAR of its competitive set is $50, the subject hotel would have no RevPAR index premium. If the subject hotel’s RevPAR totaled $60, its RevPAR index premium would be 20 percent, which indicates that the subject hotel has outperformed other hotels in its competitive set. References to “global RevPAR index premium” means the average RevPAR index premium of our comparable hotels (as defined in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Key Business and Financial Metrics Used by Management—Comparable Hotels” on page 64, but excluding hotels that do not receive competitive set information from STR, or do not participate with STR). The owner or manager of each Hilton comparable hotel exercises its discretion in identifying the competitive set of properties for such hotel, considering factors such as physical proximity, competition for similar customers, product features, services and amenities, quality and average daily rate, as well as STR rules regarding competitive set makeup. Accordingly, while the hotel brands included in the competitive set for any given Hilton comparable hotel depend heavily on market-specific conditions, the competitive sets for Hilton comparable hotels frequently include properties branded with the competing brands identified for the relevant Hilton comparable hotel listed under “Selected Competitors” on page 102. STR provides us with the relevant data for competitive sets that we submit for each of our comparable hotels, which we utilize to compute the RevPAR index for our comparable hotels.

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PROSPECTUS SUMMARY

This summary highlights information appearing elsewhere in this prospectus and may not contain all of the information that may be important to you. You should read this entire prospectus carefully, including the information set forth under the heading “Risk Factors” and our consolidated financial statements before participating in the exchange offer.

Hilton Worldwide

Hilton Worldwide is one of the largest and fastest growing hospitality companies in the world, with 4,265 hotels, resorts and timeshare properties comprising 705,196 rooms in 93 countries and territories. In the nearly 100 years since our founding, we have defined the hospitality industry and established a portfolio of 12 world-class brands. Our flagship full-service Hilton Hotels & Resorts brand is the most recognized hotel brand in the world. Our premier brand portfolio also includes our luxury and lifestyle hotel brands, Waldorf Astoria Hotels & Resorts, Conrad Hotels & Resorts and Canopy by Hilton, our full-service hotel brands, Curio—A Collection by Hilton, DoubleTree by Hilton and Embassy Suites Hotels, our focused-service hotel brands, Hilton Garden Inn, Hampton Hotels, Homewood Suites by Hilton and Home2 Suites by Hilton and our timeshare brand, Hilton Grand Vacations. We own or lease interests in 145 hotels, many of which are located in global gateway cities, including iconic properties such as the Waldorf Astoria New York, the Hilton Hawaiian Village and the London Hilton on Park Lane. More than 155,000 employees proudly serve in our properties and corporate offices around the world, and we have approximately 43 million members in our award-winning customer loyalty program, Hilton HHonors.

We operate our business through three segments: (1) management and franchise; (2) ownership; and (3) timeshare. These complementary business segments enable us to capitalize on our strong brands, global market presence and significant operational scale. Through our management and franchise segment, which consists of 4,120 properties with 645,866 rooms, we manage hotels, resorts and timeshare properties owned by third parties and we license our brands to franchisees. Our ownership segment consists of 145 hotels with 59,330 rooms that we own or lease. Through our timeshare segment, which consists of 44 properties comprising 6,794 units, we market and sell timeshare intervals, operate timeshare resorts and a timeshare membership club and provide consumer financing.

Our competitive strengths, together with execution of our strategies and strong fundamentals in the global lodging industry, have contributed to our strong top- and bottom-line operating performance in recent periods and continued industry-leading unit growth.

•	Our system-wide comparable RevPAR increased 5.2 percent on a currency neutral basis for the year ended December 31, 2013 compared to the year ended December 31, 2012 and increased 7.3 percent on a currency neutral basis for the nine months ended September 30, 2014 compared to the nine months ended September 30, 2013.

•	Adjusted EBITDA increased 13 percent for the year ended December 31, 2013 compared to the year ended December 31, 2012 and increased 14 percent for the nine months ended September 30, 2014 compared to the nine months ended September 30, 2013.

•	Net income attributable to Hilton stockholders and earnings per share each increased 18 percent for the year ended December 31, 2013 compared to the year ended December 31, 2012 and increased 32 percent and 24 percent, respectively, for the nine months ended September 30, 2014 compared to the nine months ended September 30, 2013.

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Our capital light management and franchise segment experienced increases in Adjusted EBITDA of eight percent and 16 percent, respectively, for the year ended December 31, 2013 and the nine months ended September 30, 2014 compared to the prior periods; and our capital light timeshare segment experienced increases in Adjusted EBITDA of 18 percent and 13 percent, respectively, for the year ended December 31, 2013 and the nine months ended September 30, 2014 compared to the prior periods.

•	We have reduced our long-term debt by $2.3 billion through voluntary prepayments from December 12, 2013, the date of our IPO, through November 18, 2014.

•	We opened 34,000 new rooms during the year ended December 31, 2013, and increased the number of rooms in our system by over 25,000 rooms on a net basis, growing the number of rooms in our management and franchise segment in excess of four percent. During the nine months ended September 30, 2014, we opened nearly 30,000 rooms and achieved net unit growth of over 26,000 rooms.

•	We approved 72,000 new rooms for development during the year ended December 31, 2013 and another 55,000 new rooms during the nine months ended September 30, 2014.

•	Our industry-leading pipeline has grown at an average of 12 percent for each of the last three years, and as of September 30, 2014, included 1,269 hotels, consisting of approximately 215,000 rooms, of which more than half, or 119,000 rooms, were located outside of the United States. All of the rooms in our pipeline are within our capital light management and franchise segment.

•	As of September 30, 2014, we had approximately 109,000 rooms under construction, representing the largest number of rooms under construction in the industry based on STR data. We expect that our number one share of worldwide rooms under construction will allow us to continue to expand our share of worldwide rooms supply and build on our leading market position.

See “—Summary Historical Financial Data” for the definition of Adjusted EBITDA and a reconciliation of net income attributable to Hilton stockholders to Adjusted EBITDA.

Recent Developments

Launch of New Brand

On October 15, 2014, we launched our newest brand: Canopy by Hilton. This brand represents a new hotel concept that redefines the lifestyle category, offering simple, guest-directed service, thoughtful local choices and comfortable spaces for a positive stay, as well as delivering the many benefits of our system, including the Hilton HHonors guest loyalty program. Letters of intent have been signed for 11 properties and we expect to open the first Canopy hotel in 2015.

Sale of Waldorf Astoria New York

On October 6, 2014, we announced that we have agreed to sell the Waldorf Astoria New York to an affiliate of Anbang Insurance Group Co. Ltd. (the “Buyer”) for a purchase price of $1.95 billion, which is payable in cash at closing and is subject to customary pro rations and adjustments. At closing, we will enter into a management agreement with a 100-year term with the Buyer, pursuant to which we will continue to operate the hotel under our “Waldorf Astoria Hotels & Resorts” brand. The Buyer has provided a $100 million cash deposit, which is being held in escrow as earnest money and the completion of the transaction is subject to customary closing conditions. Subject to specified terms and conditions, the closing is scheduled for December 31, 2014, but the parties have the right to adjourn closing to March 31, 2015 or later. We can provide no assurance that the closing will occur on either date or at all. At closing, we expect that our existing mortgage loan of approximately $525 million secured by the Waldorf Astoria New York will be repaid in full.

Our Competitive Strengths

We believe the following competitive strengths provide the foundation for our position as a leading global hospitality company.

•	World-Class Hospitality Brands. Our globally recognized, world-class brands have defined the hospitality industry. Our flagship Hilton Hotels & Resorts brand often serves as an introduction to our wider range of brands, including those in the luxury segment, upper midscale segment and everything in between, that are designed to accommodate any customer’s needs anywhere in the world. Our brands have achieved an average global RevPAR index premium of 15 percent for the twelve months ended September 30, 2014, based on STR data. This means that our brands achieve on average 15 percent more revenue per room than competitive properties in similar markets. The demonstrated strength of our brands makes us a preferred partner for hotel owners.

•	Leading Global Presence and Scale. We are one of the largest hospitality companies in the world with 4,265 properties and 705,196 rooms in 93 countries and territories. We have hotels in key gateway cities such as New York City, London, Dubai, Johannesburg, Tokyo, Shanghai and Sydney and 364 hotels located at or near airports around the world. Our global presence allows us to serve our loyal customers throughout the world and to introduce our award-winning brands to customers in new markets. These world-class brands facilitate system growth by providing hotel owners with a variety of options to address each market’s specific needs. In addition, the diversity of our operations reduces our exposure to business cycles, individual market disruptions and other risks. Our robust commercial services platform allows us to take advantage of our scale to more effectively deliver products and services that drive customer preference and enhance commercial performance on a global basis.

•	Large and Growing Loyal Customer Base. Serving our customers is our first priority. By continually adapting to customer preferences and providing our customers with superior experiences, we have improved our overall customer satisfaction ratings since 2007. We earned 34 first place awards in the J.D. Power North America Guest Satisfaction rankings since 1999, more than any multi-brand lodging company. Our hotels accommodated more than 136 million customer visits during the twelve months ended September 30, 2014, with members of our Hilton HHonors loyalty program contributing 51 percent of the 179 million resulting room nights. Hilton HHonors unites all our brands, encourages customer loyalty and allows us to provide tailored promotions, messaging and customer experiences. Membership in our Hilton HHonors program continues to increase, and as of September 30, 2014, there were approximately 43 million Hilton HHonors members, an 11 percent increase from September 30, 2013.

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Significant Embedded Growth. All of our segments are expected to grow through improvement in same-store performance driven by strong anticipated industry fundamentals. PKF-HR predicts that lodging industry RevPAR in the U.S., where 76 percent of our system rooms are located, will grow 8.2 percent in 2014 and 6.7 percent in 2015. Our management and franchise segment also is expected to grow through new room additions, as upon completion, our industry-leading development pipeline would result in a 31 percent increase in our room count with minimal capital investment from us. In addition, our franchise revenues should grow over time as franchise agreements renew at our published license rates, which are higher than our current effective rates. For the nine months ended September 30, 2014, our weighted average effective license rate across our brands was 4.6 percent of room revenue and our weighted average published license rate was 5.4 percent as of September 30, 2014. We also expect our incentive management fees, which are linked to hotel profitability measures, to increase as a result of the expected improvements in industry fundamentals and new unit growth. In our ownership segment, we believe we will benefit from strong growth in bottom-line earnings as industry fundamentals continue to improve as a result of this segment’s operating leverage, and our large hotels with significant meeting space should benefit from recent improvements in group demand, which we expect will exhibit strong growth as the current stage of the lodging cycle advances. Finally, our timeshare business has over six years of projected interval supply at our current sales pace in the form of existing owned inventory and executed capital light projects, which should enable us to continue to grow our earnings from the segment with lower levels of capital investment from us.

•	Strong Cash Flow Generation. We generate significant cash flow from operating activities with an increasing percentage from our growing capital light management and franchise and timeshare segments. During the three-year period ended December 31, 2013, we generated an aggregate of $4.4 billion in cash flow from operating activities. Over this same period, we reduced our total indebtedness by $4.8 billion and during the nine months ended September 30, 2014, we further reduced our long-term debt by $700 million through voluntary prepayments. Additionally, in October 2014, we made a $100 million voluntary prepayment to further reduce our long-term debt. We believe that our focus on cash flow generation, the relatively low investment required to grow our management and franchise and timeshare segments, and our disciplined approach to capital allocation position us to maximize opportunities for profitability and growth while continuing to reduce our indebtedness over time.

•	Iconic Hotels with Significant Underlying Real Estate Value. Our diverse global portfolio of owned and leased hotels includes a number of renowned properties in key gateway cities such as New York City, London, San Francisco, Chicago, São Paolo, Sydney and Tokyo. The portfolio also includes iconic hotels with significant embedded asset value, including: the Waldorf Astoria New York, a landmark luxury hotel with 1,413 rooms encompassing an entire city block in the heart of midtown Manhattan near Grand Central Terminal; the Hilton Hawaiian Village, a full-service beach resort with 2,860 rooms that sits on approximately 22 oceanfront acres along Waikiki Beach on the island of Oahu; and the London Hilton on Park Lane, a 453-room hotel overlooking Hyde Park in the exclusive Mayfair district of London. Our ten owned hotels with the highest Adjusted EBITDA contributed 56 percent of our ownership segment’s Adjusted EBITDA during the year ended December 31, 2013, which highlights the quality of our key flagship properties. In addition, we believe the iconic nature of many of these properties creates significant value for our entire system of properties by reinforcing the world-class nature of our brands. We continually focus on increasing the value and enhancing the market position of our owned and leased hotels and, over time, we believe we can unlock significant incremental value through opportunistically exiting assets or executing on adaptive reuse plans for all or a portion of certain hotels as retail, residential or timeshare uses. An example of this is the recent sale of a previously non-income producing parcel of land at the Hilton Hawaiian Village that had previously been used as a loading dock, along with corresponding entitlements, to a third party in connection with a planned timeshare development project that will not require any capital investment by us. Further, we have plans at the Hilton New York to redevelop the hotel’s retail platform to include over 10,000 square feet of street-level retail space, as well as to convert certain floors to timeshare units, which we expect will increase the value of the property. Additionally, in October 2014, we announced that we have entered into an agreement to sell the Waldorf Astoria New York for $1.95 billion and that we will enter into a management agreement with the buyer for a 100-year term.

•

Market-Leading and Innovative Timeshare Platform. Our timeshare business complements our other segments and provides an alternative hospitality product that serves an attractive customer base. Our timeshare customers are among our most loyal hotel customers, with estimated spend in our hotel system increasing approximately 40 percent after the purchase of their timeshare interests. Historically, we have concentrated our timeshare efforts in four key markets: Florida, Hawaii, New York City and Las Vegas, which has helped us to increase annual sales of timeshare intervals while yielding strong profit margins during a time when our competitors generally experienced declines in both sales and profit margins. As a result of this strong operating performance and the returns we were able to drive on our own timeshare developments, we began a transformation of our timeshare business to a capital light model in which third-party timeshare owners and developers provide capital for development while we act as sales and marketing agent and property manager. Through these transactions, we receive a sales and marketing commission and branding fees on sales of timeshare intervals, recurring fees to operate the homeowners’ associations and revenues from resort operations. We also earn recurring fees in connection with the points-based membership programs we operate that provide for exclusive exchange, leisure travel and reservation services, and through fees related to the servicing of consumer loans. We have increased the sales of intervals developed by third parties from zero in 2009 to 58 percent for the twelve months ended September 30, 2014, which has dramatically reduced the capital requirements of our timeshare segment while continuing to drive strong earnings and cash flows.

•	Performance-Driven Culture. We are an organization of people serving people, thus it is imperative that we attract and retain best-in-class talent to serve our various stakeholders. We have a performance-driven culture that begins with an intense alignment around our mission, vision, values and key strategic priorities. Our President and Chief Executive Officer, Christopher J. Nassetta, has nearly 30 years of experience in the hotel industry, previously serving as President and Chief Executive Officer of Host Hotels & Resorts, Inc., where he was named Institutional Investor’s 2007 REIT CEO of the Year. He and the balance of our executive management team have been instrumental in transforming our organization and installing a culture that develops leaders at all levels of the organization that are focused on delivering exceptional service to our customers every day. We rely on our over 155,000 employees to execute our strategy and continue to enhance our products and services to ensure that we remain at the forefront of performance and innovation in the lodging industry.

Our Business and Growth Strategy

The following are key elements of our strategy to become the preeminent global hospitality company—the first choice of guests, employees and owners alike:

•	Expand our Global Footprint. We intend to build on our leading position in the U.S. and expand our global footprint. In February 2006, we reacquired Hilton International Co., which had operated as a separate company since 1964, and in so doing, reacquired the international Hilton branding rights. Reuniting Hilton’s U.S. and international operations has provided us with the platform to grow our business and brands globally. As a result of the reacquisition and focus on global expansion, we currently rank number one in every major region of the world by rooms under construction, based on STR data. We aim to increase the relative contribution of our international operations by increasing the number of rooms in our system that are located outside of the U.S. As of September 30, 2014, 70 percent of our new rooms under construction are located outside of the U.S. We plan to continue to expand our global footprint by introducing the right brands with the right product positioning in targeted markets and allocating business development resources effectively to drive new unit growth in every region of the world.

•	Grow our Fee-Based Businesses. We intend to grow our higher margin, fee-based businesses. We expect to increase the contribution of our management and franchise segment, which already accounts for more than half of our aggregate segment Adjusted EBITDA, through new third-party hotel development and the conversion of existing hotels to our brands. Our industry-leading pipeline consisted of approximately 215,000 rooms as of September 30, 2014, all within our capital light management and franchise segment. Upon completion, this pipeline of new, third-party owned hotels would result in a 33 percent increase in our management and franchise segment’s room count with minimal capital investment from us. In addition, we aim to increase the average effective franchise fees we receive over time by renewing and entering into new franchise agreements at our current published franchise fee rates.

•

Continue to Increase the Capital Efficiency of our Timeshare Business. Traditionally, timeshare operators have funded 100 percent of the investment necessary to acquire land and construct timeshare properties. In 2010, we began sourcing timeshare intervals through sales and marketing agreements with third-party developers. These agreements enable us to generate fees from the sales and marketing of the timeshare intervals and club memberships and from the management of the timeshare properties without requiring us to fund acquisition and construction costs. Our supply of third-party developed timeshare intervals has increased to 106,000, or 81 percent of our total supply, as of September 30, 2014 and the percentage of sales of timeshare intervals developed by third parties has increased to 58 percent for the twelve months ended September 30, 2014. We continue to expand our capital light timeshare business through fee-for-service arrangements with third-party timeshare developers, including the sales and marketing and other timeshare related services agreement we announced in June 2014 for the development of a 37-story, 418-unit timeshare tower adjacent to the Hilton Hawaiian Village. We also recently signed a sales and marketing agreement with a third party for our first timeshare project in Maui, which will consist of over 20,000 intervals and is expected to begin sales in 2016. We will continue to seek opportunities to grow our timeshare business through this capital light model.

•	Optimize the Performance of our Owned and Leased Hotels. In addition to utilizing our commercial services platform to enhance the revenue performance of our owned and leased assets, we have focused on maximizing the cost efficiency of the portfolio by implementing labor management practices and systems and reducing fixed costs to drive profitability. Through our disciplined approach to asset management, we have developed and executed on strategic plans for each of our hotels to enhance the market position of each property. We expect to continue to enhance the performance of our hotels by improving operating efficiencies, and believe there is an opportunity to drive further improvements in operating margins and Adjusted EBITDA. Further, at certain of our hotels, we are developing plans for the adaptive reuse of all or a portion of the property to residential, retail or timeshare uses similar to our plans for the Hilton New York. Finally, we believe we can create value over time by opportunistically exiting assets and restructuring or exiting leases.

•	Strengthen and Enhance our Brands and Commercial Services Platform. We intend to enhance our world-class brands through superior brand management by continuing to develop products and services that drive increased RevPAR premiums. We will continue to refine our luxury brands to deliver modern products and service standards that are relevant to today’s luxury traveler. We will continue to position our full-service operating model and product standards to meet evolving customer needs and drive financial results that support incremental owner investment in our hotels. In our focused-service brands, we will continue to position for growth in the U.S., and tailor our products as appropriate to meet the needs of customers and developers outside the U.S. We will continue to innovate and enhance our commercial services platform to ensure we have the most formidable sales, pricing, marketing and distribution platform in the industry to drive premium commercial performance to our entire system of hotels. We also will continue to invest in our Hilton HHonors customer loyalty program to ensure it remains relevant to our customers and drives customer loyalty and value to our hotel owners.

Refinancing Transactions and Initial Public Offering

On October 25, 2013, we repaid in full all $13.4 billion in borrowings outstanding on such date under our senior mortgage loans and secured mezzanine loans with proceeds from: (1) our October 4, 2013 offering of the outstanding notes, the proceeds of which were released from escrow on October 25, 2013; (2) borrowings under our new senior secured credit facilities (the “Senior Secured Credit Facilities”), which initially consisted of a $7.6 billion term loan facility (the “Term Loans”) and an undrawn $1.0 billion revolving credit facility (the “Revolving Credit Facility”); (3) a $3.5 billion commercial mortgage-backed securities loan secured by 23 of our U.S. owned real estate assets (the “CMBS Loan”); and (4) a $525 million mortgage loan secured by our Waldorf Astoria New York property (the “Waldorf Astoria Loan”), together with additional borrowings under our non-recourse timeshare financing receivables credit facility (the “Timeshare Facility”) and cash on hand. For more information, see “Description of Certain Other Indebtedness.” In addition, on October 25, 2013, Hilton

Worldwide, Inc., our wholly owned subsidiary, issued a notice of redemption to holders of all of the outstanding $96 million aggregate principal amount of its 8 percent quarterly interest bonds due 2031 on November 25, 2013. The bonds were redeemed in full at a redemption price equal to 100 percent of the principal amount thereof and interest accrued and unpaid thereon, to, but not including November 25, 2013. We refer to the transactions discussed above as the “Debt Refinancing.”

On December 17, 2013, we completed our IPO in which Holdings sold 64,102,564 shares of its common stock and a selling stockholder sold 71,184,153 shares of common stock at an initial public offering price of $20.00 per share. The shares offered and sold in the offering were registered under the Securities Act pursuant to our Registration Statement on Form S-1, which was declared effective by the SEC on December 11, 2013. The common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “HLT” and began trading publicly on December 12, 2013. The offering generated net proceeds of approximately $1,243 million to us after underwriting discounts, expenses and transaction costs. We used the offering proceeds along with available cash to repay approximately $1,250 million of borrowings under the Term Loans.

Our Structure

The following diagram illustrates our simplified organizational structure as of the date of this prospectus. This diagram is provided for illustrative purposes only and does not show all legal entities or obligations of such entities:

(1)	Our Senior Secured Credit Facilities initially consisted of the $7.6 billion Term Loans and the $1.0 billion Revolving Credit Facility. On December 17, 2013 we repaid approximately $1.25 billion of borrowings under the Term Loans using proceeds from our IPO and available cash and we have since paid down $1.05 billion of borrowings, resulting in a total reduction of outstanding principal of $2.3 billion. Our Senior Secured Credit Facilities are secured by first priority liens on substantially all of the assets of the Issuers and guarantors of the notes, subject to certain exceptions and permitted liens. For a description of our Senior Secured Credit Facilities, see “Description of Certain Other Indebtedness—Senior Secured Credit Facilities.”

(2)	The notes are fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis, by Holdings and each of our existing wholly owned U.S. restricted subsidiaries that guarantee indebtedness under our Senior Secured Credit Facilities and any future wholly owned U.S. restricted subsidiaries that guarantee indebtedness under our Senior Secured Credit Facilities or other capital markets debt securities of the Issuers or any subsidiary guarantor. These guarantees are subject to release under specified circumstances. See “Description of the Notes.”
(3)	As of the date of this prospectus, our only unrestricted subsidiaries are our subsidiaries that constitute PropCo. For the year ended December 31, 2013, our Unrestricted U.S. Real Estate Subsidiaries represented $1,880 million or 19.3 percent of our total revenues, $186 million or 44.8 percent of net income attributable to Hilton stockholders and $560 million or 25.3 percent of our Adjusted EBITDA, and as of December 31, 2013, represented $8,649 million or 32.6 percent of our total assets and $6,496 million or 29.1 percent of our total liabilities. For the nine months ended September 30, 2014, our Unrestricted U.S. Real Estate Subsidiaries represented $1,481 million or 19.3 percent of our total revenues, $110 million or 21.4 percent of net income attributable to Hilton stockholders and $443 million or 24.1 percent of our Adjusted EBITDA, and as of September 30, 2014, represented $8,762 million or 33.3 percent of our total assets and $6,616 million or 30.7 percent of our total liabilities.
(4)	The notes are not guaranteed by certain of our wholly owned domestic special purpose restricted subsidiaries or our non-wholly owned domestic restricted subsidiaries.

Our wholly owned U.S. restricted subsidiaries that are Timeshare Entities are prohibited from being guarantors under our non-recourse Timeshare Facility and the agreements governing our non-recourse notes backed by timeshare receivables, including our $304 million in aggregate principal amount of non-recourse 1.77 percent notes, $46 million in aggregate principal amount of non-recourse 2.07 percent notes and our $250 million in aggregate principal amount of non-recourse 2.28 percent notes (“Securitized Timeshare Debt”). For the year ended December 31, 2013, these entities represented $51 million of our total revenues and $46 million of our Adjusted EBITDA. Adjusted EBITDA of the Timeshare Entities generally represents the amount of interest which we receive on the timeshare receivables placed in such entities. As of December 31, 2013, these entities had restricted and unrestricted cash and cash equivalents of $20 million, financing receivables of $726 million and long-term debt of $672 million. For the nine months ended September 30, 2014 and 2013, these entities represented $68 million and $26 million of our total revenues and $59 million and $23 million of our Adjusted EBITDA, respectively. As of September 30, 2014, these entities had restricted and unrestricted cash and cash equivalents of $24 million, gross financing receivables of $691 million and long-term debt of $661 million.

In addition, we have one non-wholly owned domestic subsidiary that is a restricted subsidiary. For the year ended December 31, 2013, the non-wholly owned domestic subsidiary represented $22 million or 0.2 percent of our total revenues and $6 million or 0.3 percent of our Adjusted EBITDA. As of December 31, 2013, this subsidiary had restricted and unrestricted cash and cash equivalents of $2 million, property and equipment, net of $63 million and long-term debt including current maturities of $30 million. For the nine months ended September 30, 2014, the non-wholly owned domestic subsidiary represented $18 million or 0.2 percent of our total revenues and $5 million or 0.3 percent of our Adjusted EBITDA. As of September 30, 2014, this subsidiary had restricted and unrestricted cash and cash equivalents of $3 million, property and equipment, net of $62 million and long-term debt including current maturities of $29 million.

The notes are also not guaranteed by any of our wholly owned domestic restricted subsidiaries (a) substantially all of the assets of which consist of equity interests in one or more foreign subsidiaries that are “controlled foreign corporations” within the meaning of Section 957 of the Internal Revenue Code, or (b) that are directly or indirectly owned by any of our foreign subsidiaries. Such entities are included in the further description of our international operations in footnote (5) below.

(5)

As of the date of this prospectus, none of our foreign subsidiaries or U.S. subsidiaries owned by foreign subsidiaries or conducting foreign operations guarantee the notes, and no foreign subsidiaries or U.S.

subsidiaries owned by foreign subsidiaries or conducting foreign operations (existing or formed in the future) are expected to guarantee the notes in the future. Our non-U.S. operations are generally conducted by our foreign subsidiaries and our foreign assets are generally owned by our foreign subsidiaries. For the year ended December 31, 2013, our foreign operations represented $2,409 million or 24.7 percent of our total revenues and $466 million or 21.1 percent of our Adjusted EBITDA. For the nine months ended September 30, 2014, our foreign operations represented $1,783 million or 23.2 percent of our total revenues and $318 million or 17.3 percent of our Adjusted EBITDA.
(6)	Certain of our unrestricted PropCo entities entered into the $3.5 billion CMBS Loan secured by 23 of our U.S. owned real estate assets. See “Description of Certain Other Indebtedness—CMBS Loan.”
(7)	One of our unrestricted PropCo entities entered into the $525 million Waldorf Astoria Loan secured by the Waldorf Astoria New York property. See “Description of Certain Other Indebtedness—Waldorf Astoria Loan.”
(8)	Certain of our restricted subsidiaries entered into the Timeshare Facility, and other restricted subsidiaries issued $600 million aggregate principal amount of Securitized Timeshare Debt. As of September 30, 2014, we had $150 million and $511 million of indebtedness outstanding under the Timeshare Facility and the Securitized Timeshare Debt, respectively. The Timeshare Facility and Securitized Timeshare Debt are non-recourse to the Issuers and the guarantors. See “Description of Certain Other Indebtedness—Timeshare Facility” and “—Securitized Timeshare Debt.”

Relationship with PropCo Entities

Entities comprising PropCo are unrestricted subsidiaries for purposes of the indenture governing the notes and, as such, are not subject to any of the restrictive covenants in the indenture and do not guarantee the notes or provide any other credit or collateral support for the notes. The PropCo entities owned 29 of our U.S. owned hotels as of September 30, 2014. The properties held by our PropCo entities secure our $3.5 billion CMBS Loan, our $525 million Waldorf Astoria Loan and a $64 million mortgage note and are not included in the collateral securing our Senior Secured Credit Facilities. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Supplemental Financial Data for Unrestricted U.S. Real Estate Subsidiaries.”

Because our PropCo entities are not subject to the restrictive covenants under the indenture, they are not limited by the indenture in their ability to incur indebtedness or make payments of dividends or to make other distributions, loans or restricted payments. The Issuers and the guarantors of the notes are restricted under the terms of the indenture governing the notes from making investments in, or loans to, PropCo entities. See “Description of the Notes.”

We operate hotels under management agreements for the benefit of PropCo entities. Our fees consist of a base management fee equal to a percentage of each hotel’s gross revenue, and an incentive fee based on profits in excess of a return threshold established for each hotel. PropCo pays all operating and other expenses and reimburses our out-of-pocket expenses. In turn, our managerial discretion is subject to approval by PropCo in certain major areas, including the approval of annual operating and capital expenditure budgets. The term of each of our management agreements with PropCo is 30 years, subject to extension at our option for up to three periods of 10 years each. The PropCo management agreements contain early termination rights in favor of PropCo only upon an event of default by us. We have certain intercompany loans and cash pooling arrangements between us and PropCo to facilitate the efficient operation of the PropCo hotels. As of September 30, 2014, we managed 29 hotels with approximately 21,261 rooms pursuant to management agreements with PropCo, and for the year ended December 31, 2013 and the nine months ended September 30, 2014, revenues derived under PropCo management agreements totaled $49 million.

Corporate Information

Hilton Worldwide Finance LLC, a Delaware limited liability company was formed under the laws of the State of Delaware in August 2013. Hilton Worldwide Finance Corp., a corporate co-issuer of the notes, was incorporated under the laws of the State of Delaware in August 2013. Our principal executive offices are located at 7930 Jones Branch Drive, Suite 1100, McLean, Virginia 22102 and our telephone number is (703) 883-1000.

The Exchange Offer

The following summary is provided solely for your convenience and is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus for a more detailed description of the notes.

General	On October 4, 2013, the Issuers issued an aggregate of $1,500,000,000 principal amount of 5.625% Senior Notes due 2021 in a private offering. In connection with the private offering of the outstanding notes, the Issuers and the guarantors entered into a registration rights agreement with the initial purchasers in which they agreed, among other things, to deliver this prospectus to you and to complete the exchange offer within 450 days after the date of issuance and sale of the outstanding notes. You are entitled to exchange in the exchange offer your outstanding notes for the exchange notes which are identical in all material respects to the outstanding notes except:

•	the exchange notes have been registered under the Securities Act;

•	the exchange notes are not entitled to any registration rights which are applicable to the outstanding notes under the registration rights agreement; and

•	the escrow, special mandatory redemption and additional interest provisions of the registration rights agreement are no longer applicable.

The Exchange Offer	The Issuers are offering to exchange up to $1,500,000,000 aggregate principal amount of 5.625% Senior Notes due 2021, which have been registered under the Securities Act, for a like amount of outstanding notes.

You may only exchange outstanding notes in denominations of $2,000 and integral multiples of $1,000, in excess thereof.

Resale	Based on an interpretation by the staff of the SEC set forth in no-action letters issued to third parties, the Issuers believe that the exchange notes issued pursuant to the exchange offer in exchange for outstanding notes may be offered for resale, resold and otherwise transferred by you (unless you are our “affiliate” within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

•	you are acquiring the exchange notes in the ordinary course of your business; and

•	you have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the exchange notes.

If you are a broker-dealer and receive exchange notes for your own account in exchange for outstanding notes that you acquired as a result of market making activities or other trading activities, you must acknowledge that you will deliver this prospectus in connection with any resale of the exchange notes. See “Plan of Distribution.”

Any holder of outstanding notes who:

•	is our affiliate;

•	does not acquire exchange notes in the ordinary course of its business; or

•	tenders its outstanding notes in the exchange offer with the intention to participate, or for the purpose of participating, in a distribution of exchange notes;

cannot rely on the position of the staff of the SEC enunciated in Morgan Stanley & Co. Inc. (available June 5, 1991) and Exxon Capital Holdings Corp. (available May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling (available July 2, 1993), or similar no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes.

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on , 2014, which is the 21st business day after the date of this prospectus, unless extended by the Issuers. The Issuers do not currently intend to extend the expiration date.

Withdrawal	You may withdraw the tender of your outstanding notes at any time prior to the expiration of the exchange offer. The Issuers will return to you any of your outstanding notes that are not accepted for any reason for exchange, without expense to you, promptly after the expiration or termination of the exchange offer.

Interest on the Exchange Notes and the Outstanding Notes
The exchange notes will bear interest at the rate per annum set forth on the cover page of this prospectus from the most recent date to which interest has been paid on the outstanding notes. The interest will be payable semi-annually on April 15 and October 15. No interest will be paid on outstanding notes following their acceptance for exchange.

Conditions to the Exchange Offer	The exchange offer is subject to customary conditions, which the Issuers may waive. See “The Exchange Offer—Conditions to the Exchange Offer.”

Procedures for Tendering Outstanding Notes	If you wish to participate in the exchange offer, you must complete, sign and date the accompanying letter of transmittal, or a facsimile of such letter of transmittal, according to the instructions contained in this prospectus and the letter of transmittal. You must then mail or otherwise deliver the letter of transmittal, or a facsimile of such letter of transmittal, together with the outstanding notes and any other required documents, to the exchange agent at the address set forth on the cover page of the letter of transmittal.

If you hold outstanding notes through The Depository Trust Company (“DTC”) and wish to participate in the exchange offer, you must comply with the Automated Tender Offer Program procedures of DTC by which you will agree to be bound by the letter of transmittal. By signing, or agreeing to be bound by, the letter of transmittal, you will represent to us that, among other things:

•	you are not our “affiliate” within the meaning of Rule 405 under the Securities Act;

•	you do not have an arrangement or understanding with any person or entity to participate in the distribution of the exchange notes;

•	you are acquiring the exchange notes in the ordinary course of your business; and

•	if you are a broker-dealer that will receive exchange notes for your own account in exchange for outstanding notes that were acquired as a result of market making activities, that you will deliver a prospectus, as required by law, in connection with any resale of such exchange notes.

Special Procedures for Beneficial Owners	If you are a beneficial owner of outstanding notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender those outstanding notes in the exchange offer, you should contact the registered holder promptly and instruct the registered holder to tender those outstanding notes on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your outstanding notes, either make appropriate arrangements to register ownership of the outstanding notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.

Guaranteed Delivery Procedures	If you wish to tender your outstanding notes and your outstanding notes are not immediately available or you cannot deliver your outstanding notes, the letter of transmittal or any other required documents, or you cannot comply with the procedures under DTC’s Automated Tender Offer Program for transfer of book-entry interests, prior to the expiration date, you must tender your outstanding notes according to the guaranteed delivery procedures set forth in this prospectus under “The Exchange Offer—Guaranteed Delivery Procedures.”

Effect on Holders of Outstanding Notes	As a result of the making of, and upon acceptance for exchange of, all validly tendered outstanding notes pursuant to the terms of the exchange offer, the Issuers and the guarantors will have fulfilled a covenant under the registration rights agreement. Accordingly, there will be no increase in the interest rate on the outstanding notes under the circumstances described in the registration rights agreement. If you do not tender your outstanding notes in the exchange offer, you will continue to be entitled to all the rights and limitations applicable to the outstanding notes as set forth in the indenture; however, as a result of the making of, and upon acceptance for exchange of, all validly tendered outstanding notes pursuant to the terms of the exchange offer, the Issuers will not have any further obligation to you to provide for the exchange and registration of the outstanding notes under the registration rights agreement. To the extent that the outstanding notes are tendered and accepted in the exchange offer, the trading market for the remaining outstanding notes that are not so tendered and exchanged could be adversely affected.

Consequences of Failure to Exchange	All untendered outstanding notes will continue to be subject to the restrictions on transfer set forth in the outstanding notes and in the indenture. In general, the outstanding notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, the Issuers do not currently anticipate that they will register the outstanding notes under the Securities Act.

Certain U.S. Federal Income Tax Considerations	The exchange of outstanding notes for exchange notes in the exchange offer will not constitute a taxable event to holders for U.S. federal income tax purposes. See “Certain U.S. Federal Income Tax Considerations.”

Use of Proceeds	The Issuers will not receive any cash proceeds from the issuance of the exchange notes in the exchange offer. See “Use of Proceeds.”

Exchange Agent	Wilmington Trust, National Association is the exchange agent for the exchange offer. The addresses and telephone numbers of the exchange agent are set forth in the section captioned “The Exchange Offer—Exchange Agent” of this prospectus.

Summary Historical Financial Data

We derived the summary statement of operations data and the summary statement of cash flows data for the years ended December 31, 2013, 2012 and 2011 and the summary balance sheet data as of December 31, 2013 and 2012 from our audited consolidated financial statements included elsewhere in this prospectus. We derived the summary balance sheet data as of December 31, 2011 from our audited consolidated financial statements that are not included in this prospectus. We derived the summary statement of operations data and the summary statement of cash flows data for the nine months ended September 30, 2014 and 2013 and the summary balance sheet data as of September 30, 2014 from our unaudited condensed consolidated financial statements included elsewhere in this prospectus. We derived the summary balance sheet data as of September 30, 2013 from our unaudited condensed consolidated financial statements that are not included in this prospectus. Our historical results are not necessarily indicative of the results expected for any future period.

We have prepared our unaudited condensed consolidated financial statements on the same basis as our audited consolidated financial statements and, in our opinion, have included all adjustments, which include only normal recurring adjustments, necessary to present fairly in all material respects our financial position and results of operations. The results for any interim period are not necessarily indicative of the results that may be expected for the full year. Additionally, our historical results are not necessarily indicative of the results expected for any future period.

You should read the summary historical financial data below, together with the consolidated financial statements and related notes thereto appearing elsewhere in this prospectus, as well as “Selected Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Description of Certain Other Indebtedness,” and the other financial information included elsewhere in this prospectus.

The historical financial information included in the prospectus includes results of the PropCo entities for the periods presented. The PropCo entities and their subsidiaries do not provide any credit or collateral support for any indebtedness of the Issuer, including the notes.

	Nine Months Ended September 30,		Year Ended December 31,
	2014	2013	2013	2012	2011
	(dollars in millions, except per share data)
Summary Statement of Operations Data:
Revenues
Owned and leased hotels	$3,141	$2,982	$4,046	$3,979	$3,898
Management and franchise fees and other	1,030	868	1,175	1,088	1,014
Timeshare	850	809	1,109	1,085	944

	5,021	4,659	6,330	6,152	5,856

Other revenues from managed and franchised properties	2,653	2,433	3,405	3,124	2,927

Total revenues	7,674	7,092	9,735	9,276	8,783

Expenses
Owned and leased hotels	2,420	2,327	3,147	3,230	3,213
Timeshare	564	545	730	758	668
Depreciation and amortization	470	455	603	550	564
Impairment losses	—	—	—	54	20
General, administrative and other	349	319	748	460	416

	3,803	3,646	5,228	5,052	4,881

Other expenses from managed and franchised properties	2,653	2,433	3,405	3,124	2,927

Total expenses	6,456	6,079	8,633	8,176	7,808

	Nine Months Ended September 30,		Year Ended December 31,
	2014	2013	2013	2012	2011
	(dollars in millions, except per share data)

Operating income	1,218	1,013	1,102	1,100	975
Net income attributable to Hilton stockholders	515	389	415	352	253
Earnings per share (basic and diluted)	$0.52	$0.42	$0.45	$0.38	$0.27

	As of and for the Nine Months Ended September 30,		As of and for the Year Ended December 31,
	2014	2013	2013	2012	2011
	(dollars in millions, except Hotel RevPAR and ADR)
Summary Balance Sheet Data:
Cash and cash equivalents	$543	$724	$594	$755	$781
Restricted cash and cash equivalents	288	502	266	550	658
Total assets	26,324	26,729	26,562	27,066	27,312
Long-term debt(1)	11,127	14,279	11,755	15,575	16,311
Non-recourse timeshare debt(1)(2)	661	388	672	—	—
Non-recourse debt and capital lease obligations of consolidated variable interest entities(1)	276	318	296	420	481
Total equity	4,750	2,553	4,276	2,155	1,702

Summary Statement of Cash Flows Data:
Capital expenditures for property and equipment	$184	$167	$254	$433	$389
Cash flow from operating activities	899	1,024	2,101	1,110	1,167
Cash flow from investing activities	(200)	(252)	(382)	(558)	(463)
Cash flow from financing activities	(743)	(789)	(1,863)	(576)	(714)

Operational and Other Data:
Number of hotels and timeshare properties	4,265	4,080	4,115	3,966	3,843
Number of rooms and units	705,196	671,926	678,630	652,957	633,238
Hotel RevPAR(3)	$107.48	$100.19	$98.65	$93.38	$90.70
Hotel occupancy(3)	75.8%	73.5%	72.3%	71.1%	69.7%
Hotel ADR(3)	$141.77	$136.24	$136.49	$131.35	$130.15
Ratio of earnings to fixed charges	2.5x	2.2x	1.9x	1.8x	1.4x
Adjusted EBITDA:
Management and franchise	$1,085	$938	$1,271	$1,180	$1,095
Ownership	730	672	926	793	725
Timeshare	232	205	297	252	207
Corporate and other	(207)	(208)	(284)	(269)	(274)

Adjusted EBITDA(4)	$1,840	$1,607	$2,210	$1,956	$1,753

Restricted Group Financial Data(5):
Owned and leased hotels revenue(6)	$1,660	$1,596	$2,166	$2,225	$2,232
Total revenues	6,193	5,706	7,855	7,522	7,117
Ownership Adjusted EBITDA(7)	287	269	366	329	316
Adjusted EBITDA(8)	1,397	1,204	1,650	1,492	1,344
Cash and cash equivalents	499	713	552	740	781
Restricted cash and cash equivalents	232	479	225	550	658
Capital expenditures	80	78	120	169	138
Net secured debt, as adjusted(9)	5,272
Net total debt, as adjusted(9)	6,826
Ratio of net secured debt, as adjusted, to Adjusted EBITDA(10)	2.9x
Ratio of net total debt, as adjusted, to Adjusted EBITDA(10)	3.7x

(1)	Includes current maturities.
(2)	Includes Timeshare Facility and Securitized Timeshare Debt.
(3)	Operating statistics are for comparable hotels as of each period end. See the definition of comparable hotels in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Key Business and Financial Metrics Used by Management—Comparable Hotels.”
(4)	EBITDA is defined by us as net income attributable to Hilton stockholders, excluding interest expense, the provision for income taxes and depreciation and amortization. We evaluate our operating performance using a metric we refer to as “Adjusted EBITDA” which is defined as EBITDA, further adjusted to exclude certain items, including, but not limited to, gains, losses and expenses in connection with: (i) asset dispositions for both consolidated and unconsolidated investments; (ii) foreign currency transactions; (iii) debt restructurings/retirements; (iv) non-cash impairment losses; (v) furniture, fixtures and equipment (“FF&E”) replacement reserves required under certain lease agreements; (vi) reorganization costs; (vii) share-based and certain other compensation expenses prior to and in connection with our IPO; (viii) severance, relocation and other expenses; and (ix) other items.

EBITDA and Adjusted EBITDA are not recognized terms under generally accepted accounting principles in the United States of America (“U.S. GAAP”) and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, our definitions of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

We believe that EBITDA and Adjusted EBITDA provide useful information to investors about us and our financial condition and results of operations for the following reasons: (i) EBITDA and Adjusted EBITDA are among the measures used by our management team to evaluate our operating performance and make day-to-day operating decisions; and (ii) EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in our industry.

EBITDA and Adjusted EBITDA have limitations as analytical tools and should not be considered either in isolation or as a substitute for net income (loss), cash flow or other methods of analyzing our results as reported under U.S. GAAP. Some of these limitations are:

•	EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;

•	EBITDA and Adjusted EBITDA do not reflect our interest expense, or the cash requirements necessary to service interest or principal payments, on our indebtedness;

•	EBITDA and Adjusted EBITDA do not reflect our tax expense or the cash requirements to pay our taxes;

•	EBITDA and Adjusted EBITDA do not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;

•	EBITDA and Adjusted EBITDA do not reflect the effect on earnings or changes resulting from matters that we consider not to be indicative of our future operations;

•	although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements; and

•	other companies in our industry may calculate EBITDA and Adjusted EBITDA differently, limiting their usefulness as comparative measures.

Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as discretionary cash available to us to reinvest in the growth of our business or as measures of cash that will be available to us to meet our obligations.

The following table provides a reconciliation of net income attributable to Hilton stockholders, which we believe is the most closely comparable U.S. GAAP financial measure, to EBITDA and Adjusted EBITDA:

	Nine Months Ended September 30,		Year Ended December 31,
	2014	2013	2013	2012	2011
	(dollars in millions)
Net income attributable to Hilton stockholders	$515	$389	$415	$352	$253
Interest expense	467	401	620	569	643
Interest expense included in equity in earnings (losses) from unconsolidated affiliates	8	10	13	13	12
Income tax expense (benefit)	331	192	238	214	(59)
Depreciation and amortization	470	455	603	550	564
Depreciation and amortization included in equity in earnings (losses) from unconsolidated affiliates	22	23	32	34	48

EBITDA	1,813	1,470	1,921	1,732	1,461

Net income attributable to noncontrolling interest	8	9	45	7	2
Loss (gain) on foreign currency transactions	(41)	43	45	(23)	21
FF&E replacement reserve(a)	32	29	46	68	57
Share-based compensation expense	25	5	313	50	19
Impairment losses	—	—	—	54	20
Impairment loss included in equity in earnings (losses) from unconsolidated affiliates	—	—	—	19	141
Gain on debt extinguishment(b)	—	—	(229)	—	—
Other gain, net(c)	(38)	(5)	(7)	(15)	(19)
Other adjustment items(d)	41	56	76	64	51

Adjusted EBITDA	$1,840	$1,607	$2,210	$1,956	$1,753

(a)	Represents FF&E replacement reserves established for the benefit of lessors for requisition of capital assets under certain lease agreements.
(b)	Represents the gain recognized in our consolidated statement of operations as a result of the debt refinancing which occurred in 2013. See Note 13: “Debt” to our audited consolidated financial statements included elsewhere in this prospectus for additional information.
(c)	Other gain, net includes gains and losses on the acquisition of a controlling financial interest in certain hotels and dispositions of property and equipment and investments in affiliates, as well as a gain related to the restructuring of a capital lease in 2011.
(d)	Represents adjustments for reorganization costs, severance, offering costs and other items.

(5)	Restricted group information excludes PropCo information, but includes entities that hold two hotels in which we own interests of 50 percent or less that collectively represented $20 million and $18 million of Adjusted EBITDA, $8 million and $6 million of interest expense and $3 million of depreciation and amortization expense for the year ended December 31, 2013 and the nine months ended September 30, 2014, respectively. These entities also had property and equipment, net, of $153 million, and long-term debt and non-recourse debt of $103 million and $12 million, respectively, including current maturities, as of September 30, 2014. These entities are not “subsidiaries” for purposes of the indenture that will govern the notes and, accordingly, are not subject to the covenants under the indenture.
(6)	Reflects revenues from our owned and leased hotels that are not held by PropCo, which consist of all of our foreign owned and leased hotels, our U.S. leased hotels and certain of our U.S. owned hotels. See “Business—Properties—Owned or Controlled Hotels.”
(7)	Reflects Adjusted EBITDA from our owned and leased hotels that are not held by PropCo, which consist of all of our foreign owned and leased hotels, our U.S. leased hotels and certain of our U.S. owned hotels. See “Business—Properties—Owned or Controlled Hotels.”
(8)	Restricted group EBITDA and restricted group Adjusted EBITDA are substantially as defined above with respect to consolidated EBITDA and consolidated Adjusted EBITDA, other than the fact that the amounts are limited to those relating to our restricted group.

The following table provides a reconciliation of restricted group net income attributable to Hilton stockholders, which we believe is the most closely comparable U.S. GAAP financial measure, to restricted group EBITDA and Adjusted EBITDA:

	Nine Months Ended September 30,		Year Ended December 31,
	2014	2013	2013	2012	2011
	(dollars in millions)
Net income attributable to Hilton stockholders	$405	$249	$229	$193	$127
Interest expense	341	401	589	569	643
Interest expense included in equity in earnings (losses) from unconsolidated affiliates	8	10	13	13	12
Income tax expense (benefit)	253	92	106	100	(149)
Depreciation and amortization	319	303	405	366	379
Depreciation and amortization included in equity in earnings (losses) from unconsolidated affiliates	22	23	32	34	47

EBITDA	1,348	1,078	1,374	1,275	1,059

Net income attributable to noncontrolling interests	8	9	45	7	2
Loss (gain) on foreign currency transactions	(41)	43	45	(23)	21
Gain on debt restructuring	—	—	(229)	—	—
FF&E replacement reserve	32	29	46	68	57
Share-based compensation expense	25	5	313	50	19
Impairment losses	—	—	—	54	20
Impairment losses included in equity in earnings (losses) from unconsolidated affiliates	—	—	—	19	134
Other gain, net	(15)	(5)	(7)	(15)	(19)
Other adjustment items	40	45	63	57	51

Adjusted EBITDA	$1,397	$1,204	$1,650	$1,492	$1,344

(9)	Restricted group net total debt is calculated as total debt of the restricted group, as set forth under “Capitalization” adjusted to (i) exclude non-recourse debt of our Timeshare Entities, (ii) include our pro rata share of debt of our unconsolidated joint ventures ($219 million as of September 30, 2014) and (iii) net out $731 million of cash and cash equivalents and restricted cash and cash equivalents, which is the total amount of cash that we have in the restricted group. Net secured debt is defined as net debt, excluding all unsecured debt, of the restricted group. Restricted group net total debt and net secured debt are non-GAAP financial measures that we use to evaluate our financial leverage. We believe restricted group net total debt and net secured debt provide useful information about our indebtedness to investors as they are used by lenders under our Senior Secured Credit Facilities to evaluate our financial leverage and liquidity. Restricted group net total debt and net secured debt should not be considered as a substitutes to debt presented in accordance with U.S. GAAP. Restricted group net total debt and net secured debt may not be comparable to a similarly titled measure of other companies.

(10)	Restricted group ratio of net secured debt, as adjusted, to Adjusted EBITDA is calculated as restricted group net secured debt, as adjusted, divided by restricted group Adjusted EBITDA for the twelve months ended September 30, 2014. Restricted group ratio of net total debt, as adjusted, to Adjusted EBITDA is calculated as restricted group net total debt, as adjusted, divided by restricted group Adjusted EBITDA for the twelve months ended September 30, 2014. Restricted group Adjusted EBITDA for the twelve months ended September 30, 2014 is calculated by adding restricted group Adjusted EBITDA for the nine months ended September 30, 2014 to restricted group Adjusted EBITDA for the year ended December 31, 2013 and subtracting restricted group Adjusted EBITDA for the nine months ended September 30, 2013. These are non-GAAP financial measures that we use to evaluate our financial leverage and we believe provide useful information about our indebtedness to investors as they are used by lenders under our Senior Secured Credit Facilities to evaluate our financial leverage and liquidity.

The Exchange Notes

The terms of the exchange notes are identical in all material respects to the terms of the outstanding notes, except that the exchange notes will not contain terms with respect to transfer restrictions or additional interest upon a failure to fulfill certain of our obligations under the registration rights agreement. The exchange notes will evidence the same debt as the outstanding notes. The exchange notes will be governed by the same indenture under which the outstanding notes were issued. The following summary is not intended to be a complete description of the terms of the exchange notes. For a more detailed description of the exchange notes, see “Description of the Notes” in this prospectus.

Issuers	Hilton Worldwide Finance LLC, a Delaware limited liability company, and Hilton Worldwide Finance Corp., a Delaware corporation.

Notes Offered	Up to $1,500,000,000 aggregate principal amount of 5.625% Senior Notes due 2021.

Maturity Dates	The exchange notes will mature on October 15, 2021, unless earlier redeemed or repurchased.

Interest	Interest on the exchange notes will accrue at a rate of 5.625% per annum, payable semi-annually in arrears on April 15 and October 15. Interest on each exchange note will accrue from the last interest payment date on which interest was paid on the outstanding note surrendered in exchange.

Guarantees	The exchange notes will be fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by Holdings and each of our existing wholly owned U.S. restricted subsidiaries that guarantee indebtedness under our Senior Secured Credit Facilities and any future wholly owned U.S. restricted subsidiaries that guarantee indebtedness under our Senior Secured Credit Facilities or other capital markets debt securities of the Issuers or any subsidiary guarantor. As of the date of this prospectus, none of our foreign subsidiaries or U.S. restricted subsidiaries owned by foreign subsidiaries or conducting foreign operations, our non-wholly owned domestic restricted subsidiaries, our unrestricted subsidiaries or certain of our special purpose restricted subsidiaries guarantee the exchange notes, and no foreign subsidiaries or U.S. subsidiaries owned by foreign subsidiaries or conducting foreign operations (existing or formed in the future) are expected to guarantee the exchange notes in the future. The guarantees are subject to release under specified circumstances. See “Description of the Notes.”

Ranking	The exchange notes and the guarantees thereof will be our and our guarantors’ senior unsecured obligations and will rank:

•	equally in right of payment with all of our and the guarantors’ existing and future senior obligations;

•	senior in right of payment to any of our and our guarantors’ subordinated indebtedness; and

•	structurally subordinated to all existing and future liabilities (including trade payables) of our subsidiaries that do not guarantee the exchange notes.

The exchange notes and the guarantees thereof will be effectively subordinated in right of payment to our and the guarantors’ secured indebtedness, including indebtedness under our Senior Secured Credit Facilities, to the extent of the value of the collateral securing such indebtedness. As of September 30, 2014:

•	the Issuers and the guarantors had $6,830 million of total indebtedness outstanding, none of which would be subordinated;

•	the Issuers and the guarantors had $5,300 million of senior secured indebtedness outstanding, consisting of borrowings under our Senior Secured Credit Facilities;

•	the Issuers and the guarantors had $953 million of availability to incur secured indebtedness under our Revolving Credit Facility (after giving effect to $47 million of outstanding letters of credit); and

•	our non-guarantor subsidiaries and entities in which we own interests of 50 percent or less had $5,234 million of total indebtedness outstanding.

As of the date of this prospectus, none of our foreign subsidiaries or non-wholly owned domestic restricted subsidiaries guarantee the exchange notes. In addition, the PropCo entities and their subsidiaries which hold most of our U.S. owned real estate (which consisted of 29 owned properties, including The Waldorf Astoria in New York, as of September 30, 2014), are unrestricted subsidiaries and will not guarantee the exchange notes.

As of the date of this prospectus, our only restricted subsidiaries that are not guarantors consist of our foreign subsidiaries, non-wholly owned U.S. subsidiaries, U.S. subsidiaries owned by foreign subsidiaries or conducting foreign operations, and restricted subsidiaries that are prohibited from being guarantors under our Timeshare Facility or the agreements governing our Securitized Timeshare Debt. Such subsidiaries represented 25.5 percent of our total revenues and 23.4 percent of our Adjusted EBITDA for the year ended December 31, 2013. For the nine months ended September 30, 2014, such subsidiaries represented 24.4 percent of our total revenues and 20.8 percent of our Adjusted EBITDA.

As of the date of this prospectus, our only unrestricted subsidiaries are our Unrestricted U.S. Real Estate Subsidiaries which constitute PropCo. For the year ended December 31, 2013, our Unrestricted U.S. Real Estate Subsidiaries represented $1,880 million or 19.3 percent of our total revenues, $186 million or 44.8 percent of net income attributable to Hilton stockholders and $560 million or 25.3 percent of our Adjusted EBITDA, and as of December 31, 2013, represented $8,649 million or 32.6 percent of our total assets and $6,496 million or 29.1 percent of our total liabilities. For the nine months ended September 30, 2014, our Unrestricted U.S. Real Estate Subsidiaries represented $1,481 million or 19.3 percent of our total revenues, $110 million or 21.4 percent of net income attributable to Hilton stockholders and $443 million or 24.1 percent of our Adjusted EBITDA, and as of September 30, 2014, represented $8,762 million or 33.3 percent of our total assets and $6,616 million or 30.7 percent of our total liabilities.

Optional Redemption	We may, at our option, redeem the exchange notes, in whole or in part, at any time prior to October 15, 2016, at a price equal to 100 percent of the principal amount of the exchange notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date plus the applicable “make-whole premium” described under “Description of the Notes—Optional Redemption.”

From and after October 15, 2016, we may, at our option, redeem at any time and from time to time some or all of the exchange notes at the applicable redemption prices set forth in this prospectus.

In addition, on or prior to October 15, 2016, we may, at our option, redeem up to 40 percent of the aggregate principal amount of the exchange notes with the net cash proceeds from certain equity offerings at the redemption price of 105.625 percent of the principal amount of the exchange notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

In connection with any tender offer for the exchange notes, if holders of not less than 90 percent in aggregate principal amount of the exchange notes validly tender and do not withdraw such exchange notes in such tender offer and we purchase all of the exchange notes validly tendered and not withdrawn by such holders, we may, at our option, redeem all the exchange notes that remain outstanding following such purchase at a price equal to the price offered to each other holder in such tender offer plus, to the extent not included in the tender offer payment, accrued and unpaid interest to, but excluding, the redemption date.

Change of Control Offers	Upon the occurrence of a change of control triggering event, if we do not redeem the exchange notes, you will have the right, as holders of the exchange notes, to require us to repurchase some or all of your exchange notes at 101 percent of their principal amount, plus accrued and unpaid interest to the repurchase date. See “Description of the Notes—Repurchase at the Option of Holders—Change of Control Triggering Event.”

Asset Sale Proceeds

If the Issuer or its restricted subsidiaries engage in asset sales, the Issuer generally must either invest the net proceeds from such asset sales in its business within a specific period of time, prepay certain of its or its subsidiary guarantors’ debt or make an offer to purchase a principal amount of the exchange notes with the specified excess net proceeds, subject to certain exceptions. The purchase price of the exchange notes will be 100 percent of their principal amount plus accrued and unpaid interest, if any, to, but not including, the repurchase date. For more information, see “Description of the Notes—Repurchase at the Option of Holders—Asset Sales.”

Certain Covenants	The exchange notes will be governed by the same indenture under which the outstanding notes were issued. The indenture governing the exchange notes contains covenants that, among other things, limit the Issuer’s ability and the ability of its restricted subsidiaries to:

•	incur or guarantee additional debt or issue disqualified stock or certain preferred stock;

•	pay dividends and make other distributions on, or redeem or repurchase, capital stock;

•	make certain investments;

•	incur certain liens;

•	enter into certain transactions with affiliates;

•	merge or consolidate;

•	enter into agreements that restrict the ability of certain restricted subsidiaries to make dividends or other payments to the Issuers;

•	designate restricted subsidiaries as unrestricted subsidiaries; and

•	transfer or sell certain assets.

These covenants are subject to a number of important limitations and exceptions. See “Description of the Notes—Certain Covenants.” In addition, most of such covenants will be terminated if the exchange notes are rated investment grade by either Moody’s Investors Service, Inc. (“Moody’s”) or Standard & Poor’s Ratings Services (“S&P”).

No Prior Market	The exchange notes will generally be freely transferable but will be new securities for which there will not initially be a market. Accordingly, there can be no assurance as to the development or liquidity of any market for the exchange notes. We do not intend to apply for a listing of the exchange notes on any securities exchange or an automated dealer quotation system. See “Risk Factors—Risks Related to the Exchange Notes—Your ability to transfer the exchange notes may be limited by the absence of an active trading market, and an active trading market may not develop for the exchange notes.”

Trustee	Wilmington Trust, National Association.

Use of Proceeds	We will not receive any proceeds from the exchange offer. See “Use of Proceeds.”

Governing Law	The exchange notes will be governed by the laws of the State of New York.

Risk Factors	You should carefully consider all information in this prospectus prior to exchanging your outstanding notes. In particular, you should evaluate the specific risks described in the section entitled “Risk Factors” in this prospectus before participating in the exchange offer.

RISK FACTORS

You should carefully consider the following risk factors and all other information contained in this prospectus before participating in the exchange offer. The risks and uncertainties described below are not the only risks facing us and your investment in the exchange notes. Additional risks and uncertainties that we are unaware of, or those we currently deem less significant, also may become important factors that affect us. The following risks could materially and adversely affect our business, financial condition, results of operations or liquidity.

Risks Related to the Exchange Offer

If you choose not to exchange your outstanding notes in the exchange offer, the transfer restrictions currently applicable to your outstanding notes will remain in force and the market price of your outstanding notes could decline.

If you do not exchange your outstanding notes for exchange notes in the exchange offer, then you will continue to be subject to the transfer restrictions on the outstanding notes as set forth in the offering memorandum distributed in connection with the private offering of the outstanding notes. In general, the outstanding notes may not be offered or sold unless they are registered or exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act. You should refer to “Prospectus Summary—The Exchange Offer” and “The Exchange Offer” for information about how to tender your outstanding notes.

The tender of outstanding notes under the exchange offer will reduce the remaining principal amount of the outstanding notes, which may have an adverse effect upon, and increase the volatility of, the market price of the outstanding notes not exchanged in the exchange offer due to a reduction in liquidity.

Your ability to transfer the exchange notes may be limited by the absence of an active trading market, and an active trading market may not develop for the exchange notes.

The exchange notes are a new issue of securities for which there is no established trading market. We do not intend to have the exchange notes listed on a national securities exchange or to arrange for quotation on any automated quotation system. The initial purchasers have advised us that they intend to make a market in the exchange notes, as permitted by applicable laws and regulations; however, the initial purchasers are not obligated to make a market in the exchange notes, and they may discontinue their market-making activities at any time without notice. Therefore, we cannot assure you as to the development or liquidity of any trading market for the exchange notes. The liquidity of any market for the exchange notes will depend on a number of factors, including:

•	changes in the overall market for securities similar to the exchange notes;

•	changes in our financial performance or prospects;

•	the prospects for companies in our industry generally;

•	the number of holders of the exchange notes;

•	the interest of securities dealers in making a market for the exchange notes;

•	the conditions of the financial markets; and

•	prevailing interest rates.

Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the exchange notes. The market, if any, for the exchange notes may face similar disruptions that may adversely affect the prices at which you may sell your exchange notes. Therefore, you may not be able to sell your exchange notes at a particular time and the price that you receive when you sell may not be favorable.

Certain persons who participate in the exchange offer must deliver a prospectus in connection with resales of the exchange notes.

Based on interpretations of the staff of the SEC contained in Exxon Capital Holdings Corp., SEC no-action letter (available May 13, 1988), Morgan Stanley & Co. Inc., SEC no-action letter (available June 5, 1991) and Shearman & Sterling, SEC no-action letter (available July 2, 1993), we believe that you may offer for resale, resell or otherwise transfer the exchange notes without compliance with the registration and prospectus delivery requirements of the Securities Act. However, in some instances described in this prospectus under “Plan of Distribution,” certain holders of exchange notes will remain obligated to comply with the registration and prospectus delivery requirements of the Securities Act to transfer the exchange notes. If such a holder transfers any exchange notes without delivering a prospectus meeting the requirements of the Securities Act or without an applicable exemption from registration under the Securities Act, such a holder may incur liability under the Securities Act. We do not and will not assume, or indemnify such a holder against, this liability.

Risks Related to Our Indebtedness and the Exchange Notes

Our substantial indebtedness and other contractual obligations could adversely affect our financial condition, our ability to pay our debts, including our exchange notes, our ability to raise additional capital to fund our operations, our ability to operate our business, our ability to react to changes in the economy or our industry and could divert our cash flow from operations for debt payments.

We have a significant amount of indebtedness. As of September 30, 2014, our total indebtedness was approximately $12.1 billion, including $937 million of non-recourse debt, and our contractual debt maturities of our long-term debt and non-recourse debt for the years ending December 31, 2014 (remaining), 2015 and 2016, respectively, were $34 million, $136 million and $433 million. Our substantial debt and other contractual obligations could have important consequences, including:

•	making it more difficult for us to satisfy our obligations with respect to the exchange notes and our indebtedness, and any failure to comply with the obligations of any of our debt instruments, including restrictive covenants, could result in an event of default that accelerates our obligation to repay indebtedness;

•	requiring a substantial portion of cash flow from operations to be dedicated to the payment of principal and interest on our indebtedness, thereby reducing our ability to use our cash flow to fund our operations, capital expenditures and pursue future business opportunities;

•	increasing our vulnerability to adverse economic, industry or competitive developments;

•	exposing us to increased interest expense, as our degree of leverage may cause the interest rates of any future indebtedness (whether fixed or floating rate interest) to be higher than they would be otherwise;

•	exposing us to the risk of increased interest rates because certain of our indebtedness is at variable rates of interest;

•	restricting us from making strategic acquisitions or causing us to make non-strategic divestitures;

•	limiting our ability to obtain additional financing for working capital, capital expenditures, product development, satisfaction of debt service requirements, acquisitions and general corporate or other purposes; and

•	limiting our flexibility in planning for, or reacting to, changes in our business or market conditions and placing us at a competitive disadvantage compared to our competitors who may be better positioned to take advantage of opportunities that our leverage prevents us from exploiting.

Despite our current level of indebtedness, we may be able to incur substantially more debt and enter into other transactions which could further exacerbate the risks to our financial condition described above.

We may be able to incur significant additional indebtedness in the future. Although the credit agreements and the indentures that govern substantially all of our indebtedness contain restrictions on the incurrence of additional indebtedness and entering into certain types of other transactions, these restrictions are subject to a number of qualifications and exceptions. Additional indebtedness incurred in compliance with these restrictions could be substantial. These restrictions also do not prevent us from incurring obligations, such as trade payables, that do not constitute indebtedness as defined under our debt instruments. To the extent new debt is added to our current debt levels, the substantial leverage risks described in the immediately preceding risk factor would increase.

Our variable rate indebtedness subjects us to interest rate risk, which could cause our indebtedness service obligations to increase significantly.

Interest rates may increase in the future. As a result, interest rates on our Revolving Credit Facility or other variable rate debt offerings could be higher or lower than current levels. As of September 30, 2014, we had approximately $6.9 billion, or 57 percent, of our outstanding debt at variable interest rates. If interest rates increase, our debt service obligations on the variable rate indebtedness would increase even though the amount borrowed remained the same, and our net income and cash flows, including cash available for servicing our indebtedness, would correspondingly decrease.

We may be unable to service our indebtedness, including the exchange notes.

Our ability to make scheduled payments on and to refinance our indebtedness, including the exchange notes, depends on and is subject to our financial and operating performance, which in turn is affected by general and regional economic, financial, competitive, business and other factors beyond our control, including the availability of financing in the international banking and capital markets. We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us in an amount sufficient to enable us to service our debt, including the exchange notes, to refinance our debt or to fund our other liquidity needs. Substantially all of our other debt, including the secured credit facilities and our CMBS Loan, will mature before the maturity date of the exchange notes.

If we are unable to meet our debt service obligations or to fund our other liquidity needs, we will need to restructure or refinance all or a portion of our debt, including the exchange notes, which could cause us to default on our debt obligations and impair our liquidity. Our ability to restructure or refinance our debt will depend on the condition of the capital markets and our financial condition at such time. Any refinancing of our indebtedness could be at higher interest rates and may require us to comply with more onerous covenants that could further restrict our business operations.

Moreover, in the event of a default, the holders of our indebtedness, including the exchange notes, could elect to declare all the funds borrowed to be due and payable, together with accrued and unpaid interest. The lenders under our Revolving Credit Facility could also elect to terminate their commitments thereunder, cease making further loans, and institute foreclosure proceedings against their collateral, and we could be forced into bankruptcy or liquidation. If we breach our covenants under our Senior Secured Credit Facilities, we would be in default thereunder. The lenders could exercise their rights, as described above, and we could be forced into bankruptcy or liquidation.

Certain of our debt agreements impose significant operating and financial restrictions on us and our subsidiaries, which may prevent us from capitalizing on business opportunities.

The indenture that governs the exchange notes, the credit agreement that governs our Senior Secured Credit Facilities and the agreements that govern our CMBS Loan and Waldorf Astoria Loan, impose significant operating and financial restrictions on us. These restrictions limit the Issuer’s ability and/or the ability of its restricted subsidiaries to, among other things:

•	incur or guarantee additional debt or issue disqualified stock or preferred stock;

•	pay dividends (including to us) and make other distributions on, or redeem or repurchase, capital stock;

•	make certain investments;

•	incur certain liens;

•	enter into transactions with affiliates;

•	merge or consolidate;

•	enter into agreements that restrict the ability of restricted subsidiaries to make dividends or other payments to the Issuers;

•	designate restricted subsidiaries as unrestricted subsidiaries; and

•	transfer or sell assets.

In addition, if, on the last day of any period of four consecutive quarters on or after September 30, 2014, the aggregate principal amount of revolving credit loans, swing line loans and/or letters of credit (excluding up to $50.0 million of letters of credit and certain other letters of credit that have been cash collateralized or back-stopped) that are issued and/or outstanding is greater than 25 percent of the Revolving Credit Facility, the credit agreement that governs our Senior Secured Credit Facilities will require us to maintain a consolidated first lien net leverage ratio not to exceed 7.9 to 1.0. Our subsidiaries’ mortgage-backed loans also require them to maintain certain debt service coverage ratios and minimum net worth requirements.

As a result of these restrictions, we are limited as to how we conduct our business and we may be unable to raise additional debt or equity financing to compete effectively or to take advantage of new business opportunities. The terms of any future indebtedness we may incur could include more restrictive covenants. We may not be able to maintain compliance with these covenants in the future and, if we fail to do so, we may not be able to obtain waivers from the lenders and/or amend the covenants.

Our failure to comply with the restrictive covenants described above, as well as other terms of our other indebtedness and/or the terms of any future indebtedness from time to time, could result in an event of default, which, if not cured or waived, could result in our being required to repay these borrowings before their due date. If we are forced to refinance these borrowings on less favorable terms or are unable to refinance these borrowings, our results of operations and financial condition could be adversely affected.

Our failure to comply with the agreements relating to our outstanding indebtedness, including as a result of events beyond our control, could result in an event of default that could materially and adversely affect our results of operations and our financial condition.

If there were an event of default under any of the agreements relating to our outstanding indebtedness, the holders of the defaulted debt could cause all amounts outstanding with respect to that debt to be due and payable immediately. We cannot assure you that our assets or cash flows would be sufficient to fully repay borrowings under our outstanding debt instruments if accelerated upon an event of default. Further, if we are unable to repay, refinance or restructure our indebtedness under our secured debt, the holders of such debt could proceed against the collateral securing that indebtedness. In addition, any event of default or declaration of acceleration under one debt instrument could also result in an event of default under one or more of our other debt instruments.

Repayment of our debt, including required principal and interest payments on the exchange notes, is dependent on cash flow generated by our subsidiaries, which may be subject to limitations beyond our control.

Our subsidiaries own a significant portion of our assets and conduct a significant portion of our operations. Accordingly, repayment of our indebtedness, including the exchange notes, is dependent, to a significant extent, on the generation of cash flow by our subsidiaries and (if they are not guarantors of the exchange notes) their ability to make such cash available to us, by dividend, debt repayment or otherwise.

Unless they are guarantors of the exchange notes, our subsidiaries do not have any obligation to pay amounts due on the exchange notes or to make funds available to the Issuer for that purpose. Our non-guarantor subsidiaries may not be able to, or may not be permitted to, make distributions to enable us to make payments in respect of our indebtedness, including the exchange notes. Each non-guarantor subsidiary is a distinct legal entity and, under certain circumstances, legal and contractual restrictions may limit our ability to obtain cash from our non-guarantor subsidiaries. While limitations on our subsidiaries restrict their ability to pay dividends or make other intercompany payments to us, these limitations are subject to certain qualifications and exceptions. In particular, certain of our non-guarantor unrestricted subsidiaries are parties to the CMBS Loan and Waldorf Astoria Loan that contain restrictions on their ability to pay dividends or make other intercompany payments to us, and the indenture governing the exchange notes does not limit the ability of our non-guarantor unrestricted subsidiaries to incur any additional consensual restrictions on their ability to make any such payments to us.

In the event that we are unable to receive distributions from subsidiaries, we may be unable to make required principal and interest payments on our indebtedness, including the exchange notes.

Because the guarantee of the exchange notes by Holdings is being provided solely for the purpose of allowing the Issuers to satisfy their reporting obligations under the indenture governing the exchange notes, you should not assign any value to the guarantee of the exchange notes by Holdings.

The guarantee of the exchange notes by Holdings is being provided solely for the purpose of allowing the Issuers to satisfy their reporting obligations under the indenture governing the exchange notes by furnishing financial information relating to Holdings instead of the Issuers and, accordingly, you should not assign any value to the guarantee by Holdings. Moreover, the covenants in the indenture governing the exchange notes apply only to the Issuer and its restricted subsidiaries and do not apply to Holdings.

Because the co-issuer does not conduct any operations and has only nominal assets, you should not assign any value to the obligations of the co-issuer under the exchange notes.

We believe that some prospective purchasers of the exchange notes may be restricted in their ability to purchase debt securities of partnerships or limited liability companies, such as the Issuer, unless the securities are jointly issued by a corporation. Accordingly, the co-issuer of the exchange notes, Hilton Worldwide Finance Corp., a wholly owned subsidiary of the Issuer incorporated in Delaware as a special purpose finance vehicle, has been formed solely to facilitate the offering of the notes and other debt securities of the Issuer. It does not currently conduct any of our operations, have any substantial operations or assets or have any revenues. Accordingly, you should not assign any value to obligations of the co-issuer under the exchange notes.

Claims of holders of the exchange notes will be structurally subordinated to claims of creditors of certain of our subsidiaries that will not guarantee the exchange notes.

The exchange notes will not be guaranteed by certain of our existing and future subsidiaries. Only our existing wholly owned domestic restricted subsidiaries that guarantee indebtedness under our Senior Secured Credit Facilities will initially guarantee the exchange notes. As of the date of this prospectus, none of our foreign subsidiaries, our non-wholly owned domestic subsidiaries that are restricted subsidiaries, our ABS subsidiaries, or our unrestricted subsidiaries (which consist of our Unrestricted U.S. Real Estate Subsidiaries that are included in PropCo) guarantee the exchange notes, and no foreign subsidiaries are expected to guarantee the exchange notes in the future. Claims of holders of the exchange notes will be structurally subordinated to the claims of creditors of these non-guarantor subsidiaries, including trade creditors, and will not be satisfied from the assets of these non-guarantor subsidiaries until their creditors are paid in full.

As of the date of this prospectus, our only restricted subsidiaries that are not guarantors consist of our foreign subsidiaries or U.S. subsidiaries owned by foreign subsidiaries or conducting foreign operations, and restricted subsidiaries that are prohibited from being guarantors under our Timeshare Facility or the agreements governing our Securitized Timeshare Debt. Such subsidiaries represented 25.5 percent of our total revenues, and 23.4 percent of our Adjusted EBITDA for the year ended December 31, 2013. For the nine months ended September 30, 2014, the such subsidiaries represented 24.4 percent of our total revenues, and 20.8 percent of our Adjusted EBITDA.

As of the date of this prospectus, our only unrestricted subsidiaries are our Unrestricted U.S. Real Estate Subsidiaries which constitute PropCo. For the year ended December 31, 2013, our Unrestricted U.S. Real Estate Subsidiaries represented $1,880 million or 19.3 percent of our total revenues, $186 million or 44.8 percent of net income attributable to Hilton stockholders and $560 million or 25.3 percent of our Adjusted EBITDA, and as of December 31, 2013, represented $8,649 million or 32.6 percent of our total assets and $6,496 million or 29.1 percent of our total liabilities. For the nine months ended September 30, 2014, our Unrestricted U.S. Real Estate Subsidiaries represented $1,481 million or 19.3 percent of our total revenues, $110 million or 21.4 percent of net income attributable to Hilton stockholders and $443 million or 24.1 percent of our Adjusted EBITDA, and as of September 30, 2014, represented $8,762 million or 33.3 percent of our total assets and $6,616 million or 30.7 percent of our total liabilities.

In addition, the guarantee of a subsidiary guarantor will be released in connection with a transfer of such subsidiary guarantor in a transaction not prohibited by the indenture governing the exchange notes or upon certain other events described in “Description of the Notes—Guarantees.”

The indenture that governs the exchange notes permits these subsidiaries to incur certain additional debt and will not limit their ability to incur other liabilities that are not considered indebtedness under the indenture.

Certain of our subsidiaries are not subject to the restrictive covenants under the indenture and will not provide any credit or collateral support for the exchange notes.

Certain of our subsidiaries are unrestricted subsidiaries or are variable interest entities that, even though consolidated, are not “subsidiaries” under the indenture and, as such, are not subject to the restrictive covenants under the indenture and will not guarantee the exchange notes or provide any other credit or collateral support for the exchange notes. Because our unrestricted subsidiaries and variable interest entities are not subject to the restrictive covenants under the indenture governing the exchange notes, they are not limited by the indenture in their ability to incur indebtedness or make payments of dividends or to make other distributions, loans or restricted payments to persons that are not restricted subsidiaries or guarantors of the exchange notes. In addition, the indenture governing the exchange notes generally permits us to dispose of our interests in those subsidiaries, or any dividends we receive from them, including as dividends to our parent.

As of the date of this prospectus, our only unrestricted subsidiaries are our Unrestricted U.S. Real Estate Subsidiaries which constitute PropCo. In addition, we consolidated entities that hold two hotels in which we own interests of 50 percent or less that collectively represented $20 million and $18 million of Adjusted EBITDA for the year ended December 31, 2013 and the nine months ended September 30, 2014, respectively, $8 million and $6 million of interest expense and $3 million of depreciation and amortization expense for the year December 31, 2013 and the nine months ended September 30, 2014, respectively. These entities also had $103 million and $12 million of long-term debt and non-recourse debt, respectively, including current maturities, and property and equipment, net of $153 million as of September 30, 2014. These entities are not subject to the covenants under the indenture that governs the exchange notes and are not part of the restricted group.

Federal and state statutes may allow courts, under specific circumstances, to void the exchange notes and the guarantees, subordinate claims in respect of the exchange notes and the guarantees and/or require holders of the exchange notes to return payments received from us.

Under federal bankruptcy laws and comparable provisions of state fraudulent transfer laws, the exchange notes and the guarantees could be voided, or claims in respect of the exchange notes and the guarantees could be subordinated to all of our other debt, if the issuance of the exchange notes or a guarantee was found to have been made for less than reasonable equivalent value and we, at the time we incurred the indebtedness evidenced by the exchange notes:

•	were insolvent or rendered insolvent by reason of such indebtedness;

•	were engaged in, or about to engage in, a business or transaction for which our remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that we would incur, debts beyond our ability to repay such debts as they mature.

A court might also void the issuance of the exchange notes or a guarantee without regard to the above factors, if the court found that we issued the exchange notes or the guarantors entered into the applicable guaranty with actual intent to hinder, delay or defraud our or their respective creditors.

A court would likely find that we or a guarantor did not receive reasonably equivalent value or fair consideration for the exchange notes or the guarantees, respectively, if we or a guarantor did not substantially benefit directly or indirectly from the issuance of the exchange notes. If a court were to void the issuance of the exchange notes or the guarantees, you would no longer have a claim against us or the guarantors. Sufficient funds to repay the exchange notes may not be available from other sources, including the remaining guarantors, if any. In addition, the court might direct you to repay any amounts that you already received from us or the guarantors.

In addition, any payment by us pursuant to the exchange notes made at a time when we were subsequently found to be insolvent could be voided and required to be returned to us or to a fund for the benefit of our creditors if such payment is made to an insider within a one-year period prior to a bankruptcy filing or within 90 days for any outside party and such payment would give the creditors more than such creditors would have received in a liquidation under Title 11 of the United States Code, as amended (the “Bankruptcy Code”).

The measures of insolvency for purposes of these fraudulent and preferential transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent or preferential transfer has occurred. Generally, however, we would be considered insolvent if:

•	the sum of our debts, including contingent liabilities, were greater than the fair saleable value of all our assets;

•	the present fair saleable value of our assets were less than the amount that would be required to pay our probable liability on existing debts, including contingent liabilities, as they become absolute and mature; or

•	we could not pay our debts as they become due.

On the basis of historical financial information, recent operating history and other factors, after giving effect to the indebtedness incurred in the offering of the notes and the application of the proceeds therefrom, we are not insolvent, do not have unreasonably small capital for the business in which we are engaged and have not incurred debts beyond our ability to pay such debts as they mature. There can be no assurance, however, as to what standard a court would apply in making such determinations or that a court would agree with our conclusions in this regard. The indenture that governs the exchange notes contains a “savings clause,” which limits the liability of each guarantor on its guarantee to the maximum amount that such guarantor can incur without risk that its guarantee will be subject to avoidance as a fraudulent transfer. We cannot assure you that this limitation will protect such guarantees from fraudulent transfer challenges or, if it does, that the remaining amount due and collectible under the guarantees would suffice, if necessary, to pay the exchange notes in full when due. Furthermore, in a recent case, Official Committee of Unsecured Creditors of TOUSA, Inc. v Citicorp North America, Inc., the U.S. Bankruptcy Court in the Southern District of Florida held that a savings clause similar to the savings clause that will be included in the indenture governing the exchange notes was unenforceable. As a result, the subsidiary guarantees were found to be fraudulent conveyances. The United States Court of Appeals for the Eleventh Circuit recently affirmed the liability findings of the Bankruptcy Court without ruling directly on the enforceability of savings clauses generally. If the TOUSA decision were followed by other courts, the risk that the guarantees would be deemed fraudulent conveyances would be significantly increased.

In addition, although each guarantee will contain a provision intended to limit that guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer, this provision may not be effective to protect those guarantees from being voided under fraudulent transfer law, or may reduce that guarantor’s obligation to an amount that effectively makes its guarantee worthless.

Finally, as a court of equity, the bankruptcy court may subordinate the claims in respect of the exchange notes to other claims against us under the principle of equitable subordination, if the court determines that: (i) the holders of the exchange notes engaged in some type of inequitable conduct; (ii) such inequitable conduct resulted in injury to our other creditors or conferred an unfair advantage upon the holder of the exchange notes; and (iii) equitable subordination is not inconsistent with the provisions of the Bankruptcy Code.

Because each guarantor’s liability under its guarantees may be reduced to zero, voided or released under certain circumstances, holders of exchange notes may not receive any payments from some or all of the guarantors.

Holders of exchange notes have the benefit of the guarantees of the guarantors. However, the guarantees by the guarantors are limited to the maximum amount that the guarantors are permitted to guarantee under applicable law. As a result, a guarantor’s liability under its guarantee could be reduced to zero, depending upon the amount of other obligations of such guarantor. Further, under the circumstances discussed more fully above, a court under federal and state fraudulent conveyance and transfer statutes could void the obligations under a guarantee or further subordinate it to all other obligations of the guarantor. See “—Federal and state statutes may allow courts, under specific circumstances, to void the exchange notes and the guarantees, subordinate claims in respect of the exchange notes and the guarantees and/or require holders of the exchange notes to return payments received from us.” In addition, you will lose the benefit of a particular guarantee if it is released under certain circumstances described under “Description of the Notes—Guarantees.”

We may not be able to finance a change of control offer required by the indenture.

Upon a change of control triggering event, as defined under the indenture governing the exchange notes, you will have the right to require us to offer to purchase all of the exchange notes then outstanding at a price equal to 101 percent of the principal amount of the exchange notes, plus accrued interest. In order to obtain sufficient funds to pay the purchase price of the outstanding exchange notes, we expect that we would have to refinance the exchange notes. We cannot assure you that we would be able to refinance the exchange notes on reasonable terms, if at all. Our failure to offer to purchase all outstanding exchange notes or to purchase all validly tendered exchange notes would be an event of default under the indenture. Such an event of default may cause the acceleration of our other debt, including debt under our Senior Secured Credit Facilities. Our future debt also may contain restrictions on repayment requirements with respect to specified events or transactions that constitute a change of control under the indenture.

We can enter into transactions like recapitalizations, reorganizations and other highly leveraged transactions that do not constitute a change of control but that could adversely affect the holders of the exchange notes.

Certain important corporate events, such as leveraged recapitalizations, may not, under the indenture governing the exchange notes, constitute a “change of control” triggering event that would require us to repurchase the exchange notes, notwithstanding the fact that such corporate events could increase the level of our indebtedness or otherwise adversely affect our capital structure, credit ratings or the value of the exchange notes. Therefore, we could, in the future, enter into certain transactions, including acquisitions, reorganizations, refinancings or other recapitalizations, which would not constitute a change of control under the indenture governing the exchange notes, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings.

Holders of exchange notes may not be able to determine when a change of control triggering event giving rise to their right to have the exchange notes repurchased has occurred following a sale of “substantially all” of our assets.

The definition of change of control in the indenture governing the exchange notes includes a phrase relating to the sale of “all or substantially all” of our assets. There is no precise established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of exchange notes to require us to repurchase its exchange notes as a result of a sale of less than all our assets to another person may be uncertain. See “Description of the Notes—Repurchase at the Option of Holders—Change of Control.”

A lowering or withdrawal of the ratings assigned to our debt securities by rating agencies may adversely affect the market price or liquidity of the exchange notes.

The exchange notes will have a non-investment grade rating. There can be no assurances that such rating will remain for any given period of time or that such rating will not be lowered or withdrawn entirely by a rating agency if, in that rating agency’s judgment, future circumstances relating to the basis of the rating, such as adverse changes, so warrant. Credit ratings are not recommendations to purchase, hold or sell the notes, and may be revised or withdrawn at any time. Additionally, credit ratings may not reflect the potential effect of risks relating to the structure or marketing of the exchange notes. If the credit rating of the exchange notes is subsequently lowered or withdrawn for any reason, you may not be able to resell your exchange notes without a substantial discount.

If the exchange notes are rated investment grade by either Moody’s or S&P, certain covenants contained in the indenture will be terminated, and holders of the exchange notes will lose the protection of these covenants even if the exchange notes subsequently fall back below investment grade.

The indenture contains certain covenants that will be terminated if the exchange notes are rated investment grade by either Moody’s or S&P. These covenants restrict the Issuer’s ability and the ability of its restricted subsidiaries to, among other things:

•	incur additional indebtedness or issue preferred stock;

•	make distributions or other restricted payments;

•	sell capital stock or other assets; and

•	engage in transactions with affiliates.

Because these restrictions will not apply once the exchange notes are rated investment grade, we will be able to incur additional debt and consummate transactions that may impair our ability to satisfy our obligations with respect to the exchange notes.

The exchange notes are unsecured and effectively junior to our secured indebtedness, including borrowings under our Senior Secured Credit Facilities, to the extent of the value of the collateral securing such secured indebtedness.

Our obligations under the exchange notes will be unsecured and will be effectively junior to our secured indebtedness to the extent of the value of the collateral securing such secured indebtedness. Borrowings under our Senior Secured Credit Facilities are secured by substantially all of the assets of Holdings, the Issuers and any existing and future subsidiary guarantors, including all of the capital stock of the Issuers and each restricted subsidiary (which, in the case of foreign subsidiaries, is limited to 65 percent of the capital stock of each first-tier foreign subsidiary), but excluding all of the assets of PropCo. In addition, borrowings under the CMBS Loan and the Waldorf Astoria Loan entered into by certain unrestricted subsidiaries of PropCo are secured by substantially all of the assets of the PropCo entities.

The exchange notes are effectively subordinated to all such secured indebtedness to the extent of the value of that collateral. If an event of default occurs under the Senior Secured Credit Facilities, the holders of such senior secured indebtedness will have a prior right to our assets, to the exclusion of the holders of the exchange notes, even if we are in default with respect to the exchange notes. In that event, our assets would first be used to repay in full all indebtedness and other obligations secured by them (including all amounts outstanding under our Senior Secured Credit Facilities), resulting in all or a portion of our assets being unavailable to satisfy the claims of the holders of the exchange notes and other unsecured indebtedness. Therefore, in the event of any distribution or payment of our assets in any foreclosure, dissolution, winding-up, liquidation, reorganization, or other bankruptcy proceeding, holders of the exchange notes will participate in our remaining assets ratably with each other and with all holders of our unsecured indebtedness that is deemed to be of the same class as such exchange notes, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the exchange notes. As a result, holders of such exchange notes may receive less, ratably, than holders of secured indebtedness.

As of September 30, 2014, the Issuers and the guarantors had approximately $5,300 million of senior secured indebtedness outstanding, and had an additional $953 million (after giving effect to $47 million of outstanding letters of credit) of unutilized capacity under the Revolving Credit Facility of our Senior Secured Credit Facilities. The exchange notes and the related guarantees would have ranked effectively junior to such outstanding indebtedness. We are permitted to add, in addition to the Revolving Credit Facility, incremental facilities, subject to certain conditions being satisfied. The indenture governing the exchange notes also permits us to incur additional secured indebtedness, which could be substantial.

Risks Related to Our Business and Industry

We are subject to the business, financial and operating risks inherent to the hospitality industry, any of which could reduce our revenues and limit opportunities for growth.

Our business is subject to a number of business, financial and operating risks inherent to the hospitality industry, including:

•	significant competition from multiple hospitality providers in all parts of the world;

•	changes in operating costs, including energy, food, compensation, benefits and insurance;

•	increases in costs due to inflation that may not be fully offset by price and fee increases in our business;

•	changes in tax and governmental regulations that influence or set wages, prices, interest rates or construction and maintenance procedures and costs;

•	the costs and administrative burdens associated with complying with applicable laws and regulations;

•	the costs or desirability of complying with local practices and customs;

•	significant increases in cost for health care coverage for employees and potential government regulation with respect to health care coverage;

•	shortages of labor or labor disruptions;

•	the availability and cost of capital necessary for us and third-party hotel owners to fund investments, capital expenditures and service debt obligations;

•	delays in or cancellations of planned or future development or refurbishment projects, which in the case of our managed and franchised hotels and timeshare properties controlled by homeowner associations are generally not within our control;

•	the quality of services provided by franchisees;

•	the financial condition of third-party property owners, developers and joint venture partners;

•	relationships with third-party property owners, developers and joint venture partners, including the risk that owners may terminate our management, franchise or joint venture agreements;

•	changes in desirability of geographic regions of the hotels or timeshare resorts in our business, geographic concentration of our operations and customers and shortages of desirable locations for development;

•	changes in the supply and demand for hotel services (including rooms, food and beverage and other products and services) and vacation ownership services and products;

•	the ability of third-party internet and other travel intermediaries to attract and retain customers; and

•	decreases in the frequency of business travel that may result from alternatives to in-person meetings, including virtual meetings hosted online or over private teleconferencing networks.

Any of these factors could increase our costs or limit or reduce the prices we are able to charge for hospitality services and timeshare products, or otherwise affect our ability to maintain existing properties or develop new properties. As a result, any of these factors can reduce our revenues and limit opportunities for growth.

Macroeconomic and other factors beyond our control can adversely affect and reduce demand for our products and services.

Macroeconomic and other factors beyond our control can reduce demand for hospitality products and services, including demand for rooms at properties that we manage, franchise, own, lease or develop, as well as demand for timeshare properties. These factors include, but are not limited to:

•	changes in general economic conditions, including low consumer confidence, unemployment levels and depressed real estate prices resulting from the severity and duration of any downturn in the U.S. or global economy;

•	war, political conditions or civil unrest, terrorist activities or threats and heightened travel security measures instituted in response to these events;

•	decreased corporate or government travel-related budgets and spending, as well as cancellations, deferrals or renegotiations of group business such as industry conventions;

•	statements, actions, or interventions by governmental officials related to travel and corporate travel-related activities and the resulting negative public perception of such travel and activities;

•	the financial and general business condition of the airline, automotive and other transportation-related industries and its effect on travel, including decreased airline capacity and routes;

•	conditions which negatively shape public perception of travel, including travel-related accidents and outbreaks of pandemic or contagious diseases, such as avian flu, severe acute respiratory syndrome (SARS) and H1N1 (swine flu);

•	cyber-attacks;

•	climate change or availability of natural resources;

•	natural or man-made disasters, such as earthquakes, tsunamis, tornadoes, hurricanes, typhoons, floods, volcanic eruptions, oil spills and nuclear incidents;

•	changes in the desirability of particular locations or travel patterns of customers;

•	cyclical over-building in the hotel and timeshare industries; and

•	organized labor activities, which could cause a diversion of business from hotels involved in labor negotiations and loss of business for our hotels generally as a result of certain labor tactics.

Any one or more of these factors could limit or reduce overall demand for our products and services or could negatively affect our revenue sources, which could adversely affect our business, financial condition and results of operations.

Contraction in the global economy or low levels of economic growth could adversely affect our revenues and profitability as well as limit or slow our future growth.

Consumer demand for our services is closely linked to the performance of the general economy and is sensitive to business and personal discretionary spending levels. Decreased global or regional demand for hospitality products and services can be especially pronounced during periods of economic contraction or low levels of economic growth, and the recovery period in our industry may lag overall economic improvement. Declines in demand for our products and services due to general economic conditions could negatively affect our business by decreasing the revenues and profitability of our owned properties, limiting the amount of fee revenues we are able to generate from our managed and franchised properties, and reducing overall demand for timeshare intervals. In addition, many of the expenses associated with our business, including personnel costs, interest, rent, property taxes, insurance and utilities, are relatively fixed. During a period of overall economic weakness, if we are unable to meaningfully decrease these costs as demand for our hotels and timeshare properties decreases, our business operations and financial performance may be adversely affected.

The hospitality industry is subject to seasonal and cyclical volatility, which may contribute to fluctuations in our results of operations and financial condition.

The hospitality industry is seasonal in nature. The periods during which our lodging properties experience higher revenues vary from property to property, depending principally upon location and the customer base served. We generally expect our revenues to be lower in the first quarter of each year than in each of the three subsequent quarters with the fourth quarter generally being the highest. In addition, the hospitality industry is cyclical and demand generally follows, on a lagged basis, the general economy. The seasonality and cyclicality of our industry may contribute to fluctuations in our results of operations and financial condition.

Because we operate in a highly competitive industry, our revenues or profits could be harmed if we are unable to compete effectively.

The segments of the hospitality industry in which we operate are subject to intense competition. Our principal competitors are other operators of luxury, full-service and focused-service and timeshare properties, including other major hospitality chains with well-established and recognized brands. We also compete against smaller hotel chains, independent and local hotel owners and operators and independent timeshare operators. If we are unable to compete successfully, our revenues or profits may decline.

Competition for hotel guests

We face competition for individual guests, group reservations and conference business. We compete for these customers based primarily on brand name recognition and reputation, as well as location, room rates, property size and availability of rooms and conference space, quality of the accommodations, customer satisfaction, amenities and the ability to earn and redeem loyalty program points. Our competitors may have greater financial and marketing resources and more efficient technology platforms, which could allow them to improve their properties and expand and improve their marketing efforts in ways that could affect our ability to compete for guests effectively.

Competition for management and franchise agreements

We compete to enter into management and franchise agreements. Our ability to compete effectively is based primarily on the value and quality of our management services, brand name recognition and reputation, our ability and willingness to invest capital, availability of suitable properties in certain geographic areas, and the overall economic terms of our agreements and the economic advantages to the property owner of retaining our management services and using our brands. If the properties that we manage or franchise perform less successfully than those of our competitors, if we are unable to offer terms as favorable as those offered by our competitors, or if the availability of suitable properties is limited, our ability to compete effectively for new management or franchise agreements could be reduced.

Competition for sales of timeshare properties

We compete with other timeshare operators for sales of timeshare intervals based principally on location, quality of accommodations, price, financing terms, quality of service, terms of property use, opportunity for timeshare owners to exchange into time at other timeshare properties or other travel rewards as well as brand name recognition and reputation. Our ability to attract and retain purchasers of timeshare intervals depends on our success in distinguishing the quality and value of our timeshare offerings from those offered by others. If we are unable to do so, our ability to compete effectively for sales of timeshare intervals could be adversely affected.

Any deterioration in the quality or reputation of our brands could have an adverse effect on our reputation, business, financial condition or results of operations.

Our brands and our reputation are among our most important assets. Our ability to attract and retain guests depends, in part, on the public recognition of our brands and their associated reputation. In addition, the success of our hotel owners’ businesses and their ability to make payments to us may indirectly depend on the strength and reputation of our brands. Such dependence makes our business susceptible to risks regarding brand obsolescence and to reputational damage. If our brands become obsolete or are viewed as unfashionable or lacking in consistency and quality, we may be unable to attract guests to our hotels, and further we may be unable to attract or retain our hotel owners.

In addition, many factors can negatively affect the reputation of any individual brand, or the overall brand of our company. Changes in ownership or management practices, the occurrence of accidents or injuries, natural disasters, crime, individual guest notoriety or similar events can have a substantial negative effect on our reputation, create adverse publicity and cause a loss of consumer confidence in our business. Because of the global nature of our brands and the broad expanse of our business and hotel locations, events occurring in one location could have a resulting negative effect on the reputation and operations of otherwise successful individual locations. In addition, the considerable expansion in the use of social media over recent years has compounded the potential scope of the negative publicity that could be generated by such incidents. We could also face legal claims related to these events, along with adverse publicity resulting from such litigation. If the perceived quality of our brands declines, or if our reputation is damaged, our business, financial condition or results of operations could be adversely affected.

If we are unable to maintain good relationships with third-party hotel owners and renew or enter into new management and franchise agreements, we may be unable to expand our presence and our business, financial condition and results of operations may suffer.

Our management and franchise business depends on our ability to establish and maintain long-term, positive relationships with third-party property owners and on our ability to renew existing, and enter into new, management and franchise agreements. The management and franchise contracts we enter into with third-party owners are typically long-term arrangements, but may allow the hotel owner to terminate the agreement under certain circumstances, including in certain cases, the failure to meet certain financial or performance criteria. Our ability to meet these financial and performance criteria is subject to, among other things, risks common to the overall hotel industry, including factors outside of our control. In addition, any negative management and franchise pricing trends could adversely affect our ability to negotiate with hotel owners. If we fail to maintain and renew existing management and franchise agreements, and enter into new agreements on favorable terms, we may be unable to expand our presence and our business, financial condition and results of operations may suffer.

Our management and franchise business is subject to real estate investment risks for third-party owners that could adversely affect our operational results and our prospects for growth.

The ability to grow our management and franchise business is subject to the range of risks associated with real estate investments. Our ability to sustain continued growth through management and franchise agreements for new hotels and the conversion of existing facilities to managed or franchised branded hotels is affected, and may potentially be limited, by a variety of factors influencing real estate development generally. These include site availability, the availability of financing, planning, zoning and other local approvals. Other limitations that may be imposed by market factors include projected room occupancy, changes in growth in demand compared to projected supply, geographic area restrictions in management and franchise agreements, costs of construction and anticipated room rate structure. Any inability by us or our third-party owners to manage these factors effectively could adversely affect our operational results and our prospects for growth.

If our third-party property owners are unable to repay or refinance loans secured by the mortgaged properties, or to obtain financing adequate to fund current operations or growth plans, our revenues, profits and capital resources could be reduced and our business could be harmed.

Many of the properties owned by our third-party property owners are pledged as collateral for mortgage loans entered into when such properties were purchased or refinanced by them. If our third-party property owners are unable to repay or refinance maturing indebtedness on favorable terms or at all, their lenders could declare a default, accelerate the related debt and repossess the property. Any such repossessions could result in the termination of our management and franchise agreements or eliminate revenues and cash flows from such property, which could negatively affect our business and results of operations. In addition, the owners of managed and franchised hotels depend on financing to buy, develop and improve hotels and in some cases, fund operations during down cycles. Our hotel owners’ inability to obtain adequate funding could materially adversely affect the maintenance and improvement plans with respect to existing hotels, as well as result in the delay or stoppage of the development of our existing pipeline.

If third-party property owners fail to make investments necessary to maintain or improve their properties, guest preference for Hilton brands and reputation and performance results could suffer.

Substantially all of our management and franchise agreements require third-party property owners to comply with standards that are essential to maintaining the quality and reputation of our branded hotel properties. This includes requirements related to the physical condition, safety standards and appearance of the properties as well as the service levels provided by employees. These standards may evolve with customer preference, or we may introduce new requirements over time. If our property owners fail to make investments necessary to maintain or improve the properties in accordance with such standards, guest preference for our brands could diminish, and this could result in an adverse effect on our results of operations. In addition, if third-party property owners fail to observe standards and meet their contractual requirements, we may elect to exercise our termination rights, which would eliminate revenues from these properties and cause us to incur expenses related to terminating these relationships. We may be unable to find suitable or offsetting replacements for any terminated relationships.

Contractual and other disagreements with third-party property owners could make us liable to them or result in litigation costs or other expenses.

Our management and franchise agreements require us and our hotel owners to comply with operational and performance conditions that are subject to interpretation and could result in disagreements. At any given time, we may be in disputes with one or more of our hotel owners. Any such dispute could be very expensive for us, even if the outcome is ultimately in our favor. We cannot predict the outcome of any arbitration or litigation, the effect of any negative judgment against us or the amount of any settlement that we may enter into with any third-party. An adverse result in any of these proceedings could materially adversely affect our results of operations. Furthermore, specific to our industry, some courts have applied principles of agency law and related fiduciary standards to managers of third-party hotel properties, which means that property owners may assert the right to terminate agreements even where the agreements do not expressly provide for termination. In the event of any such termination, our fees from such properties would be eliminated, and accordingly may negatively affect our results of operations.

We are exposed to the risks resulting from significant investments in owned and leased real estate, which could increase our costs, reduce our profits and limit our ability to respond to market conditions.

We own or lease a substantial amount of real property as one of our three business segments. Real estate ownership and leasing is subject to various risks that may or may not be applicable to managed or franchised properties, including:

•	governmental regulations relating to real estate ownership or operations, including tax, environmental, zoning and eminent domain laws;

•	changes in market conditions or the area in which real estate is located losing value;

•	differences in potential civil liability between owners and operators for accidents or other occurrences on owned or leased properties;

•	the ongoing need for owner-funded capital improvements and expenditures to maintain or upgrade properties;

•	periodic total or partial closures due to renovations and facility improvements;

•	risks associated with mortgage debt, including the possibility of default, fluctuating interest rate levels and uncertainties in the availability of replacement financing;

•	fluctuations in real estate values or potential impairments in the value of our assets; and

•	the relative illiquidity of real estate compared to some other assets.

The negative effect on profitability and cash flow from declines in revenues is more pronounced in owned properties because we, as the owner, bear the risk of their high fixed-cost structure. Further, during times of economic distress, declining demand and declining earnings often result in declining asset values, and we may not be able to sell properties on favorable terms or at all. Accordingly, we may not be able to adjust our owned property portfolio promptly in response to changes in economic or other conditions.

Our efforts to develop, redevelop or renovate our owned and leased properties could be delayed or become more expensive, which could reduce revenues or impair our ability to compete effectively.

Certain of our owned and leased properties were constructed more than a century ago. The condition of aging properties could negatively affect our ability to attract guests or result in higher operating and capital costs, either of which could reduce revenues or profits from these properties. While we have budgeted for replacements and repairs to furniture, fixtures and hotel equipment at our properties there can be no assurance that these replacements and repairs will occur, or even if completed, will result in improved performance. In addition, these efforts are subject to a number of risks, including:

•	construction delays or cost overruns (including labor and materials) that may increase project costs;

•	obtaining zoning, occupancy and other required permits or authorizations;

•	changes in economic conditions that may result in weakened or lack of demand or negative project returns;

•	governmental restrictions on the size or kind of development;

•	volatility in the debt and capital markets that may limit our ability to raise capital for projects or improvements;

•	lack of availability of rooms or meeting spaces for revenue-generating activities during construction, modernization or renovation projects;

•	force majeure events, including earthquakes, tornadoes, hurricanes, floods or tsunamis; and

•	design defects that could increase costs.

If our properties are not updated to meet guest preferences, if properties under development or renovation are delayed in opening as scheduled, or if renovation investments adversely affect or fail to improve performance, our operations and financial results could be negatively affected.

Our properties may not be permitted to be rebuilt if destroyed.

Certain of our properties may qualify as legally-permissible nonconforming uses and improvements, including certain of our iconic and most profitable properties. If a substantial portion of any such properties were to be destroyed by fire or other casualty, we might not be permitted to rebuild that property as it now exists, regardless of the availability of insurance proceeds. Any loss of this nature, whether insured or not, could materially adversely affect our results of operations and prospects.

We share control in joint venture projects, which limits our ability to manage third-party risks associated with these projects.

Joint venturers often have shared control over the operation of our joint venture assets. In most cases, we are minority participants and do not control the decisions of the ventures. Therefore, joint venture investments may involve risks such as the possibility that a co-venturer in an investment might become bankrupt, be unable to meet its capital contribution obligations, have economic or business interests or goals that are inconsistent with our business interests or goals, or take actions that are contrary to our instructions or to applicable laws and regulations. In addition, we may be unable to take action without the approval of our joint venture partners, or our joint venture partners could take actions binding on the joint venture without our consent. Consequently, actions by a co-venturer or other third-party could expose us to claims for damages, financial penalties and reputational harm, any of which could have an adverse effect on our business and operations. In addition, we may agree to guarantee indebtedness incurred by a joint venture or co-venturer or provide standard indemnifications to lenders for loss liability or damage occurring as a result of our actions or actions of the joint venture or other co-venturers. Such a guarantee or indemnity may be on a joint and several basis with a co-venturer, in which case we may be liable in the event such co-venturer defaults on its guarantee obligation. The non-performance of such obligations may cause losses to us in excess of the capital we initially may have invested or committed under such obligations.

Preparing our financial statements requires us to have access to information regarding the results of operations, financial position and cash flows of our joint ventures. Any deficiencies in our joint ventures’ internal controls over financial reporting may affect our ability to report our financial results accurately or prevent or detect fraud. Such deficiencies also could result in restatements of, or other adjustments to, our previously reported or announced operating results, which could diminish investor confidence and reduce the market price for our shares. Additionally, if our joint ventures are unable to provide this information for any meaningful period or fail to meet expected deadlines, we may be unable to satisfy our financial reporting obligations or timely file our periodic reports.

Although our joint ventures may generate positive cash flow, in some cases they may be unable to distribute that cash to the joint venture partners. Additionally, in some cases our joint venture partners control distributions and may choose to leave capital in the joint venture rather than distribute it. Because our ability to generate liquidity from our joint ventures depends in part on their ability to distribute capital to us, our failure to receive distributions from our joint venture partners could reduce our return on these investments.

The timeshare business is subject to extensive regulation and failure to comply with such regulation may have an adverse effect on our business.

We develop, manage, market and sell timeshare intervals. Certain of these activities are subject to extensive state regulation in both the state in which the timeshare property is located and the states in which the timeshare property is marketed and sold. Federal regulation of certain marketing practices also applies. In addition, we provide financing to some purchasers of timeshare intervals and we also service the resulting loans. This practice subjects us to various federal and state regulations, including those which require disclosure to borrowers regarding the terms of their loans as well as settlement, servicing and collection of loans. If we fail to comply with applicable federal, state, and local laws in connection with our timeshare business, we may not be able to offer timeshare intervals or associated financing in certain areas, and as a result, the timeshare business could suffer a decline in revenues.

A decline in timeshare interval inventory or our failure to enter into and maintain timeshare management agreements may have an adverse effect on our business or results of operations.

In addition to timeshare interval inventory from our owned timeshare properties, we source inventory through sales and marketing agreements with third-party developers. If we fail to develop timeshare properties or are unsuccessful in entering into new agreements with third-party developers, we may experience a decline in timeshare interval inventory available to be sold by us, which could result in a decrease in our revenues. In addition, a decline in timeshare interval inventory could result in both a decrease of financing revenues that are generated from purchasers of timeshare intervals and fee revenues that are generated by providing management services to the timeshare properties.

If purchasers default on the loans that we provide to finance their purchases of timeshare intervals, the revenues and profits that we derive from the timeshare business could be reduced.

Providing secured financing to some purchasers of timeshare intervals subjects us to the risk of purchaser default. As of September 30, 2014, we had approximately $1,002 million of timeshare financing receivables outstanding. If a purchaser defaults under the financing that we provide, we could be forced to write off the loan and reclaim ownership of the timeshare interval through foreclosure or deed in lieu of foreclosure. If the timeshare interval has declined in value, we may incur impairment losses that reduce our profits. In addition, we may be unable to resell the property in a timely manner or at the same price, or at all. Also, if a purchaser of a timeshare interval defaults on the related loan during the early part of the amortization period, we may not have recovered the marketing, selling and general and administrative costs associated with the sale of that timeshare interval. If we are unable to recover any of the principal amount of the loan from a defaulting purchaser, or if the allowances for losses from such defaults are inadequate, the revenues and profits that we derive from the timeshare business could be reduced.

Some of our existing development pipeline may not be developed into new hotels, which could materially adversely affect our growth prospects.

As of September 30, 2014, we had a total of 1,269 hotels in our development pipeline, which we define as hotels under construction or approved for development under one of our brands. The commitments of owners and developers with whom we have agreements are subject to numerous conditions, and the eventual development and construction of our pipeline not currently under construction is subject to numerous risks, including, in certain cases, obtaining governmental and regulatory approvals and adequate financing. As a result, our entire development pipeline may not develop into new hotels.

New hotel brands or non-hotel branded concepts that we launch in the future may not be as successful as we anticipate, which could have a material adverse effect on our business, financial condition or results of operations.

We have launched several new brand concepts over the last few years. We opened our first Home2 Suites by Hilton hotel in 2011, launched the eforea spa at Hilton brand in 2010, opened the first Herb N’ Kitchen Restaurant in 2013, opened our first Curio—A Collection by Hilton hotel in August 2014 and introduced our newest brand, Canopy by Hilton, in October 2014. We may continue to build our portfolio of branded hotel products and non-hotel branded concepts by launching new hotel and non-hotel brands in the future. In addition, the Hilton Garden Inn, DoubleTree by Hilton and Hampton by Hilton brands have been expanding into new jurisdictions outside the United States in recent years. We may continue to expand existing brands into new international markets. New hotel products or concepts or brand expansions may not be accepted by hotel owners, franchisees or customers and we cannot guarantee the level of acceptance any new brands will have in the development and consumer marketplaces. If new branded hotel products, non-hotel branded concepts or brand expansions are not as successful as we anticipate, we may not recover the costs we incurred in developing or expanding such brands and this could have a material adverse effect on our business, financial condition or results of operations.

Failures in, material damage to, or interruptions in our information technology systems, software or websites and difficulties in updating our existing software or developing or implementing new software could have a material adverse effect on our business or results of operations.

We depend heavily upon our information technology systems in the conduct of our business. We own and license or otherwise contract for sophisticated technology and systems for property management, procurement, reservations and the operation of the Hilton HHonors customer loyalty program. Such systems are subject to, among other things, damage or interruption from power outages, computer and telecommunications failures, computer viruses and natural and man-made disasters. In addition, substantially all of our data center operations are currently located in a single facility, and any loss or damage to the facility could result in operational disruption and data loss. Damage or interruption to our information systems may require a significant investment to update, remediate or replace with alternate systems, and we may suffer interruptions in our operations as a result. In addition, costs and potential problems and interruptions associated with the implementation of new or upgraded systems and technology or with maintenance or adequate support of existing systems could also disrupt or reduce the efficiency of our operations. Any material interruptions or failures in our systems, including those that may result from our failure to adequately develop, implement and maintain a robust disaster recovery plan and backup systems could severely affect our ability to conduct normal business operations and, as a result, have a material adverse effect on our business operations and financial performance.

We rely on third parties for the performance of a significant portion of our information technology functions worldwide and the provision of information technology and business process services. In particular, our reservation system relies on data communications networks operated by unaffiliated third parties. The success of our business depends in part on maintaining our relationships with these third parties and their continuing ability to perform these functions and services in a timely and satisfactory manner. If we experience a loss or disruption in the provision of any of these functions or services, or they are not performed in a satisfactory manner, we may have difficulty in finding alternate providers on terms favorable to us, in a timely manner or at all, and our business could be adversely affected.

We rely on certain software vendors to maintain and periodically upgrade many of these systems so that they can continue to support our business. The software programs supporting many of our systems were licensed to us by independent software developers. The inability of these developers or us to continue to maintain and upgrade these information systems and software programs would disrupt or reduce the efficiency of our operations if we were unable to convert to alternate systems in an efficient and timely manner.

We are vulnerable to various risks and uncertainties associated with our websites and mobile applications, including changes in required technology interfaces, website and mobile application downtime and other technical failures, costs and issues as we upgrade our website software and mobile applications. Additional risks include computer viruses, changes in applicable federal and state regulation, security breaches, legal claims related to our website operations and e-commerce fulfillment and other consumer privacy concerns. Our failure to successfully respond to these risks and uncertainties could reduce website and mobile application sales and have a material adverse effect on our business or results of operations.

Cyber-attacks could have a disruptive effect on our business.

From time to time we and third parties who serve us experience cyber-attacks, attempted breaches of our or their information technology systems and networks or similar events, which could result in a loss of sensitive business or customer information, systems interruption or the disruption of our operations. For example, in 2011 we were notified by Epsilon, our database marketing vendor, that we were among a group of companies served by Epsilon that were affected by a data breach that resulted in an unauthorized third party gaining access to Epsilon’s files that included names and e-mails of certain of our customers.

Even if we are fully compliant with legal standards and contractual requirements, we still may not be able to prevent security breaches involving sensitive data. The sophistication of efforts by hackers to gain unauthorized access to information systems has increased in recent years. Any breach, theft, loss, or fraudulent use of customer, employee or company data could cause consumers to lose confidence in the security of our websites, mobile applications and other information technology systems and choose not to purchase from us. Any such security breach could expose us to risks of data loss, business disruption, litigation and other liability, any of which could adversely affect our business.

We may be exposed to risks and costs associated with protecting the integrity and security of our guests’ personal information.

We are subject to various risks associated with the collection, handling, storage and transmission of sensitive information, including risks related to compliance with U.S. and foreign data collection and privacy laws and other contractual obligations, as well as the risk that our systems collecting such information could be compromised. In the course of doing business, we collect large volumes of internal and customer data, including credit card numbers and other personally identifiable information for various business purposes, including managing our workforce, providing requested products and services, and maintaining guest preferences to enhance customer service and for marketing and promotion purposes. Our various information technology systems enter, process, summarize and report such data. If we fail to maintain compliance with the various U.S. and foreign data collection and privacy laws or with credit card industry standards or other applicable data security standards, we could be exposed to fines, penalties, restrictions, litigation or other expenses, and our business could be adversely affected.

In addition, states and the federal government have recently enacted additional laws and regulations to protect consumers against identity theft. These laws and similar laws in other jurisdictions have increased the costs of doing business and, if we fail to implement appropriate safeguards or we fail to detect and provide prompt notice of unauthorized access as required by some of these laws, we could be subject to potential claims for damages and other remedies. If we were required to pay any significant amounts in satisfaction of claims under these laws, or if we were forced to cease our business operations for any length of time as a result of our inability to comply fully with any such law, our business, operating results and financial condition could be adversely affected.

We may seek to expand through acquisitions of and investments in other businesses and properties, or through alliances, and we may also seek to divest some of our properties and other assets. These acquisition and disposition activities may be unsuccessful or divert management’s attention.

We may consider strategic and complementary acquisitions of and investments in other hotel or hospitality brands, businesses, properties or other assets. Furthermore, we may pursue these opportunities in alliance with existing or prospective owners of managed or franchised properties. In many cases, we will be competing for these opportunities with third parties that may have substantially greater financial resources than us. Acquisitions or investments in brands, businesses, properties or assets as well as these alliances are subject to risks that could affect our business, including risks related to:

•	issuing shares of stock that could dilute the interests of our existing stockholders;

•	spending cash and incurring debt;

•	assuming contingent liabilities; or

•	creating additional expenses.

We may not be able to identify opportunities or complete transactions on commercially reasonable terms or at all or we may not actually realize any anticipated benefits from such acquisitions, investments or alliances. Similarly, we may not be able to obtain financing for acquisitions or investments on attractive terms or at all, or the ability to obtain financing may not be restricted by the terms of our indebtedness. In addition, the success of any acquisitions or investments also will depend, in part, on our ability to integrate the acquisition or investment with our existing operations.

We may also divest certain properties or assets, and any such divestments may yield lower than expected returns. In some circumstances, sales of properties or other assets may result in losses. Upon a sale of properties or assets, we may become subject to contractual indemnity obligations, incur material tax liabilities or, as a result of required debt repayment, face a shortage of liquidity. Finally, any acquisitions, investments or dispositions could demand significant attention from management that would otherwise be available for business operations, which could harm our business.

Failure to keep pace with developments in technology could adversely affect our operations or competitive position.

The hospitality industry demands the use of sophisticated technology and systems for property management, brand assurance and compliance, procurement, reservation systems, operation of our customer loyalty programs, distribution of hotel resources to current and future customers and guest amenities. These technologies may require refinements and upgrades. The development and maintenance of these technologies may require significant investment by us. As various systems and technologies become outdated or new technology is required, we may not be able to replace or introduce them as quickly as needed or in a cost-effective and timely manner. We may not achieve the benefits we may have been anticipating from any new technology or system.

Failure to comply with marketing and advertising laws, including with regard to direct marketing, could result in fines or place restrictions on our business.

We rely on a variety of direct marketing techniques, including telemarketing, email marketing and postal mailings, and we are subject to various laws and regulations in the U.S. and internationally which govern marketing and advertising practices. Any further restrictions in laws, such as the Telephone Consumer Protection Act of 1991, the Telemarketing Sales Rule, CAN-SPAM Act of 2003, and various U.S. state laws, new laws, or international data protection laws, such as the EU member states’ implementation of proposed privacy regulation, that govern these activities could adversely affect current or planned marketing activities and cause us to change our marketing strategy. If this occurs, we may not be able to develop adequate alternative marketing strategies, which could affect our ability to maintain relationships with our customers and acquire new customers. We also obtain access to names of potential customers from travel service providers or other companies and we market to some individuals on these lists directly or through other companies’ marketing materials. If access to these lists was prohibited or otherwise restricted, our ability to develop new customers and introduce them to products could be impaired.

The growth of internet reservation channels could adversely affect our business and profitability.

A significant percentage of hotel rooms for individual guests is booked through internet travel intermediaries. We contract with such intermediaries and pay them various commissions and transaction fees for sales of our rooms through their systems. If such bookings increase, these intermediaries may be able to obtain higher commissions, reduced room rates or other significant concessions from us or our franchisees. Although we have established agreements with many of these intermediaries that limit transaction fees for hotels, there can be no assurance that we will be able to renegotiate these agreements upon their expiration with terms as favorable as the provisions that existed before the expiration, replacement or renegotiation. Moreover, hospitality intermediaries generally employ aggressive marketing strategies, including expending significant resources for online and television advertising campaigns to drive consumers to their websites. As a result, consumers may develop brand loyalties to the intermediaries’ offered brands, websites and reservations systems rather than to the Hilton brands and systems. If this happens, our business and profitability may be significantly affected as shifting customer loyalties divert bookings away from our websites.

In addition, in general, internet travel intermediaries have traditionally competed to attract individual consumers or “transient” business rather than group and convention business. However, hospitality intermediaries have recently grown their business to include marketing to large group and convention business. If that growth continues, it could both divert group and convention business away from our hotels, and it could also increase our cost of sales for group and convention business.

Our reservation system is an important component of our business operations and a disruption to its functioning could have an adverse effect on our performance and results.

We manage a global reservation system that communicates reservations to our branded hotels when made by individuals directly, either online or by telephone to our call centers, or through intermediaries like travel agents, internet travel web sites and other distribution channels. The cost, speed, efficacy and efficiency of the reservation system are important aspects of our business and are important considerations of hotel owners in choosing to affiliate with our brands. Any failure to maintain or upgrade, and any other disruption to our reservation system may adversely affect our business.

The cessation, reduction or taxation of program benefits of our Hilton HHonors loyalty program could adversely affect the Hilton brands and guest loyalty.

We manage the Hilton HHonors guest loyalty and rewards program for the Hilton brands. Program members accumulate points based on eligible stays and hotel charges and redeem the points for a range of benefits including free rooms and other items of value. The program is an important aspect of our business and of the affiliation value for hotel owners under management and franchise agreements. System hotels (including, without limitation, third-party hotels under management and franchise arrangements) contribute a percentage of the guest’s charges to the program for each stay of a program member. In addition to the accumulation of points for future hotels stays at our brands, Hilton HHonors arranges with third-party service providers such as airlines and rail companies to exchange monetary value represented by points for program awards. Currently, the program benefits are not taxed as income to members. If the program awards and benefits are materially altered, curtailed or taxed such that a material number of HHonors members choose to no longer participate in the program, this could adversely affect our business.

Because we derive a portion of our revenues from operations outside the United States, the risks of doing business internationally could lower our revenues, increase our costs, reduce our profits or disrupt our business.

We currently manage, franchise, own or lease hotels and resorts in 93 countries and territories around the world. Our operations outside the United States represented approximately 25 percent and 27 percent of our revenues for the years ended December 31, 2013 and 2012, respectively. We expect that revenues from our international operations will continue to account for an increasing portion of our total revenues. As a result, we are subject to the risks of doing business outside the United States, including:

•	rapid changes in governmental, economic and political policy, political or civil unrest, acts of terrorism or the threat of international boycotts or U.S. anti-boycott legislation;

•	increases in anti-American sentiment and the identification of the licensed brands as an American brand;

•	recessionary trends or economic instability in international markets;

•	changes in foreign currency exchange rates or currency restructurings and hyperinflation or deflation in the countries in which we operate;

•	the effect of disruptions caused by severe weather, natural disasters, outbreak of disease or other events that make travel to a particular region less attractive or more difficult;

•	the presence and acceptance of varying levels of business corruption in international markets and the effect of various anti-corruption and other laws;

•	the imposition of restrictions on currency conversion or the transfer of funds or limitations on our ability to repatriate non-U.S. earnings in a tax-efficient manner;

•	the ability to comply with or effect of complying with complex and changing laws, regulations and policies of foreign governments that may affect investments or operations, including foreign ownership restrictions, import and export controls, tariffs, embargoes, increases in taxes paid and other changes in applicable tax laws;

•	uncertainties as to local laws and enforcement of contract and intellectual property rights;

•	forced nationalization of our properties by local, state or national governments; and

•	the difficulties involved in managing an organization doing business in many different countries.

These factors may adversely affect the revenues from and the market value of our properties located in international markets. While these factors and the effect of these factors are difficult to predict, any one or more of them could lower our revenues, increase our costs, reduce our profits or disrupt our business operations.

Failure to comply with laws and regulations applicable to our international operations may increase costs, reduce profits, limit growth or subject us to broader liability.

Our business operations in countries outside the U.S. are subject to a number of laws and regulations, including restrictions imposed by the Foreign Corrupt Practices Act (“FCPA”), as well as trade sanctions administered by the Office of Foreign Assets Control (“OFAC”). The FCPA is intended to prohibit bribery of foreign officials and requires companies whose securities are listed in the U.S. to keep books and records that accurately and fairly reflect those companies’ transactions and to devise and maintain an adequate system of internal accounting controls. OFAC administers and enforces economic and trade sanctions based on U.S. foreign policy and national security goals against targeted foreign states, organizations and individuals. We have policies in place designed to comply with applicable sanctions, rules and regulations. Given the nature of our business, it is possible that hotels we own or manage in the countries and territories in which we operate may provide services to persons subject to sanctions. Where we have identified potential violations in the past, we have taken appropriate remedial action including filing voluntary disclosures to OFAC. In addition, some of our operations may be subject to the laws and regulations of non-U.S. jurisdictions, including the U.K.’s Bribery Act 2010, which contains significant prohibitions on bribery and other corrupt business activities, and other local anti-corruption laws in the countries in which we conduct operations.

If we fail to comply with these laws and regulations, we could be exposed to claims for damages, financial penalties, reputational harm, and incarceration of employees or restrictions on our operation or ownership of hotels and other properties, including the termination of management, franchising and ownership rights. In addition, in certain circumstances, the actions of parties affiliated with us (including our owners, joint venture partners, employees and agents) may expose us to liability under the FCPA, U.S. sanctions or other laws. These restrictions could increase costs of operations, reduce profits or cause us to forgo development opportunities that would otherwise support growth.

In August 2012, Congress enacted the Iran Threat Reduction and Syria Human Rights Act of 2012 (“ITRSHRA”), which expands the scope of U.S. sanctions against Iran and Syria. In particular, Section 219 of the ITRSHRA amended the Securities Exchange Act of 1934 (the “Exchange Act”) to require companies subject to SEC reporting obligations under Section 13 of the Exchange Act to disclose in their periodic reports specified dealings or transactions involving Iran or other individuals and entities targeted by certain OFAC sanctions engaged in by the reporting company or any of its affiliates during the period covered by the relevant periodic report. In some cases, ITRSHRA requires companies to disclose these types of transactions even if they would otherwise be permissible under U.S. law. These companies are required to separately file with the SEC a notice that such activities have been disclosed in the relevant periodic report, and the SEC is required to post this notice of disclosure on its website and send the report to the U.S. President and certain U.S. Congressional committees. The U.S. President thereafter is required to initiate an investigation and, within 180 days of initiating such an investigation with respect to certain disclosed activities, to determine whether sanctions should be imposed.

Under ITRSHRA, we are required to report if we or any of our “affiliates” knowingly engaged in certain specified activities during a period covered by one of our Annual Reports on Form 10-K or Quarterly Reports on Form 10-Q. We have engaged in, and may in the future engage in, activities that would require disclosure pursuant to Section 219 of ITRSHRA. In addition, because the SEC defines the term “affiliate” broadly, it includes any entity controlled by us as well as any person or entity that controls us or is under common control with us. Because we may be deemed to be a controlled affiliate of Blackstone, affiliates of Blackstone may also be considered our affiliates. Other affiliates of Blackstone have in the past and may in the future be required to make disclosures pursuant to ITRSHRA. Disclosure of such activities, even if such activities are permissible under applicable law, and any sanctions imposed on us or our affiliates as a result of these activities could harm our reputation and brands and have a negative impact on our results of operations.

The loss of senior executives or key field personnel, such as general managers, could significantly harm our business.

Our ability to maintain our competitive position depends somewhat on the efforts and abilities of our senior executives. Finding suitable replacements for senior executives could be difficult. Losing the services of one or more of these senior executives could adversely affect strategic relationships, including relationships with third-party property owners, joint venture partners and vendors, and limit our ability to execute our business strategies.

We also rely on the general managers at each of our managed, owned, leased and joint venture hotels to manage daily operations and oversee the efforts of employees. These general managers are trained professionals in the hospitality industry and have extensive experience in many markets worldwide. The failure to retain, train or successfully manage general managers for our managed, owned, leased and joint venture hotels could negatively affect our operations.

Collective bargaining activity could disrupt our operations, increase our labor costs or interfere with the ability of our management to focus on executing our business strategies.

A significant number of our employees (approximately 22 percent) and employees of our hotel owners are covered by collective bargaining agreements and similar agreements. If relationships with our employees or employees of our hotel owners or the unions that represent them become adverse, the properties we manage, franchise, own or lease could experience labor disruptions such as strikes, lockouts, boycotts and public demonstrations. A number of our collective bargaining agreements, representing approximately 24 percent of our organized employees, have expired and are in the process of being renegotiated, and we may be required to negotiate additional collective bargaining agreements in the future if more employees become unionized. Labor disputes, which may be more likely when collective bargaining agreements are being negotiated, could harm our relationship with our employees or employees of our hotel owners, result in increased regulatory inquiries and enforcement by governmental authorities and deter guests. Further, adverse publicity related to a labor dispute could harm our reputation and reduce customer demand for our services. Labor regulation and the negotiation of new or existing collective bargaining agreements could lead to higher wage and benefit costs, changes in work rules that raise operating expenses, legal costs and limitations on our ability or the ability of our third-party property owners to take cost saving measures during economic downturns. We do not have the ability to control the negotiations of collective bargaining agreements covering unionized labor employed by many third-party property owners. Increased unionization of our workforce, new labor legislation or changes in regulations could disrupt our operations, reduce our profitability, or interfere with the ability of our management to focus on executing our business strategies.

Labor shortages could restrict our ability to operate our properties or grow our business or result in increased labor costs that could adversely affect our results of operations.

Our success depends in large part on our ability to attract, retain, train, manage, and engage employees. Our managed, owned, leased and joint venture hotels and corporate offices are staffed by approximately 155,000 employees around the world. If we are unable to attract, retain, train, manage and engage skilled employees, our ability to manage and staff the managed, owned, leased and joint venture hotels could be impaired, which could reduce customer satisfaction. In addition, the inability of our franchisees to attract, retain, train, manage and engage skilled employees for the franchised hotels could adversely affect the reputation of our brands. Staffing shortages in various parts of the world also could hinder our ability to grow and expand our businesses. Because payroll costs are a major component of the operating expenses at our hotels and our franchised hotels, a shortage of skilled labor could also require higher wages that would increase labor costs, which could adversely affect our results of operations. Additionally, increases in minimum wage rates could increase costs and reduce profits for us and our franchisees.

Any failure to protect our trademarks and other intellectual property could reduce the value of the Hilton brands and harm our business.

The recognition and reputation of our brands are important to our success. We have over 4,700 trademark registrations in jurisdictions around the world for use in connection with our services. At any given time, we also have a number of pending applications to register trademarks and other intellectual property in the U.S. and other jurisdictions. However, those trademark or other intellectual property registrations may not be granted or that the steps we take to use, control or protect our trademarks or other intellectual property in the U.S. and other jurisdictions may not always be adequate to prevent third parties from copying or using the trademarks or other intellectual property without authorization. We may also fail to obtain and maintain trademark protection for all of our brands in all jurisdictions. For example, in certain jurisdictions, third parties have registered or otherwise have the right to use certain trademarks that are the same as or similar to our trademarks, which could prevent us from registering trademarks and opening hotels in that jurisdiction. Third parties may also challenge our rights to certain trademarks or oppose our trademark applications. Defending against any such proceedings may be costly, and if unsuccessful, could result in the loss of important intellectual property rights. Obtaining and maintaining trademark protection for multiple brands in multiple jurisdictions is also expensive, and we may therefore elect not to apply for or to maintain certain trademarks.

Our intellectual property is also vulnerable to unauthorized copying or use in some jurisdictions outside the U.S., where local law, or lax enforcement of law, may not provide adequate protection. If our trademarks or other intellectual property are improperly used, the value and reputation of the Hilton brands could be harmed. There are times where we may need to resort to litigation to enforce our intellectual property rights. Litigation of this type could be costly, force us to divert our resources, lead to counterclaims or other claims against us or otherwise harm our business or reputation. In addition, we license certain of our trademarks to third parties. For example, we grant our franchisees a right to use certain of our trademarks in connection with their operation of the applicable property. If a franchisee or other licensee fails to maintain the quality of the goods and services used in connection with the licensed trademarks, our rights to, and the value of, our trademarks could potentially be harmed. Failure to maintain, control and protect our trademarks and other intellectual property could likely adversely affect our ability to attract guests or third-party owners, and could adversely affect our results.

In addition, we license the right to use certain intellectual property from unaffiliated third parties. Such rights include the right to grant sublicenses to franchisees. If we are unable to use such intellectual property, our ability to generate revenue from such properties may be diminished.

Third-party claims that we infringe intellectual property rights of others could subject us to damages and other costs and expenses.

Third parties may make claims against us for infringing their patent, trademark, copyright or other intellectual property rights or for misappropriating their trade secrets. We have been and are currently party to a number of such claims and may receive additional claims in the future. Any such claims, even those without merit, could:

•	be expensive and time consuming to defend, and result in significant damages;

•	force us to stop using the intellectual property that is being challenged or to stop providing products or services that use the challenged intellectual property;

•	force us to redesign or rebrand our products or services;

•	require us to enter into royalty, licensing, co-existence or other agreements to obtain the right to use a third party’s intellectual property;

•	divert management’s attention and resources; and

•	limit the use or the scope of our intellectual property or other rights.

In addition, we may be required to indemnify third-party owners of the hotels that we manage for any losses they incur as a result of any infringement claims against them. All necessary royalty, licensing or other agreements may not be available to us on acceptable terms. Any adverse results associated with third-party intellectual property claims could negatively affect our business.

Exchange rate fluctuations and foreign exchange hedging arrangements could result in significant foreign currency gains and losses and affect our business results.

Conducting business in currencies other than the U.S. dollar subjects us to fluctuations in currency exchange rates that could have a negative effect on financial results. We earn revenues and incur expenses in foreign currencies as part of our operations outside of the U.S. As a result, fluctuations in currency exchange rates may significantly increase the amount of U.S. dollars required for foreign currency expenses or significantly decrease the U.S. dollars received from foreign currency revenues. We also have exposure to currency translation risk because, generally, the results of our business outside of the U.S. are reported in local currency and then translated to U.S. dollars for inclusion in our consolidated financial statements. As a result, changes between the foreign exchange rates and the U.S. dollar will affect the recorded amounts of our foreign assets, liabilities, revenues and expenses and could have a negative effect on financial results. Our exposure to foreign currency exchange rate fluctuations will grow if the relative contribution of our operations outside the U.S. increases.

To attempt to mitigate foreign currency exposure, we may enter into foreign exchange hedging agreements with financial institutions to reduce certain of our exposures to fluctuations in currency exchange rates. However, these hedging agreements may not eliminate foreign currency risk entirely and involve costs and risks of their own in the form of transaction costs, credit requirements and counterparty risk.

If the insurance that we or our owners carry does not sufficiently cover damage or other potential losses or liabilities to third parties involving properties that we manage, franchise or own, our profits could be reduced.

We operate in certain areas where the risk of natural disaster or other catastrophic losses vary, and the occasional incidence of such an event could cause substantial damage to us, our owners or the surrounding area. We carry, and we require our owners to carry, insurance from solvent insurance carriers that we believe is adequate for foreseeable first- and third-party losses and with terms and conditions that are reasonable and customary. Nevertheless, market forces beyond our control could limit the scope of the insurance coverage that we and our owners can obtain or which may otherwise restrict our or our owners’ ability to buy insurance coverage at reasonable rates. In the event of a substantial loss, the insurance coverage that we and/or our owners carry may not be sufficient to pay the full value of our financial obligations, our liabilities or the replacement cost of any lost investment or property. Because certain types of losses are uncertain, they can be uninsurable or prohibitively expensive. In addition, there are other risks that may fall outside the general coverage terms and limits of our policies.

In some cases, these factors could result in certain losses being completely uninsured. As a result, we could lose some or all of the capital we have invested in a property, as well as the anticipated future revenues, profits, management fees or franchise fees from the property.

Terrorism insurance may not be available at commercially reasonable rates or at all.

Following the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, Congress passed the Terrorism Risk Insurance Act of 2002, which established the Terrorism Insurance Program to provide insurance capacity for terrorist acts. On December 26, 2007, the Terrorism Insurance Program was extended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 through December 31, 2014 (“TRIPRA”). We carry, and we require our owners and our franchisees to carry, insurance from solvent insurance carriers to respond to both first-party and third-party liability losses related to terrorism. We purchase our first-party property damage and business interruption insurance from a stand-alone market in place of and to supplement insurance from government run pools. If TRIPRA is not extended or renewed upon its expiration in 2014, premiums for terrorism insurance coverage will likely increase and/or the terms of such insurance may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available, perhaps to the point where it is effectively unavailable.

Terrorist attacks and military conflicts may adversely affect the hospitality industry.

The terrorist attacks on the World Trade Center and the Pentagon on September 11, 2001 underscore the possibility that large public facilities or economically important assets could become the target of terrorist attacks in the future. In particular, properties that are well-known or are located in concentrated business sectors in major cities may be subject to the risk of terrorist attacks.

The occurrence or the possibility of terrorist attacks or military conflicts could:

•	cause damage to one or more of our properties that may not be fully covered by insurance to the value of the damages;

•	cause all or portions of affected properties to be shut down for prolonged periods, resulting in a loss of income;

•	generally reduce travel to affected areas for tourism and business or adversely affect the willingness of customers to stay in or avail themselves of the services of the affected properties;

•	expose us to a risk of monetary claims arising out of death, injury or damage to property caused by any such attacks; and

•	result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for properties in target areas, all of which could adversely affect our results.

Certain of our buildings are also highly profitable properties to our business. In addition to the effects noted above, the occurrence of a terrorist attack with respect to one of these properties could directly and materially adversely affect our results of operations. Furthermore, the loss of any of our well-known buildings could indirectly affect the value of our brands, which would in turn adversely affect our business prospects.

Changes in U.S. federal, state and local or foreign tax law, interpretations of existing tax law, or adverse determinations by tax authorities, could increase our tax burden or otherwise adversely affect our financial condition or results of operations.

We are subject to taxation at the federal, state or provincial and local levels in the U.S. and various other countries and jurisdictions. Our future effective tax rate could be affected by changes in the composition of earnings in jurisdictions with differing tax rates, changes in statutory rates and other legislative changes, changes in the valuation of our deferred tax assets and liabilities, or changes in determinations regarding the jurisdictions in which we are subject to tax. From time to time, the U.S. federal, state and local and foreign governments make substantive changes to tax rules and their application, which could result in materially higher corporate taxes than would be incurred under existing tax law and could adversely affect our financial condition or results of operations.

We record tax expense based in part on our estimates of expected future tax rates, reserves for uncertain tax positions in multiple tax jurisdictions and valuation allowances related to certain net deferred tax assets, including net operating loss carryforwards.

We are subject to ongoing and periodic tax audits and disputes in U.S. federal and various state, local and foreign jurisdictions. In particular, our consolidated U.S. federal income tax returns for the fiscal years ended December 31, 2006 and October 24, 2007 are under audit by the Internal Revenue Service (“IRS”), and the IRS has proposed adjustments to increase our taxable income based on several assertions involving intercompany loans, our Hilton HHonors guest loyalty and reward program and our foreign-currency denominated loans issued by one of our subsidiaries. In total, the proposed adjustments sought by the IRS would result in U.S. federal tax owed of approximately $696 million, excluding interest and penalties and potential state income taxes. We disagree with the IRS’s position on each of the assertions and intend to vigorously contest them. See Note 19: “Income Taxes” in our audited consolidated financial statements included elsewhere in this prospectus for additional information. An unfavorable outcome from any tax audit could result in higher tax costs, penalties and interest, thereby adversely affecting our financial condition or results of operations.

Changes to accounting rules or regulations may adversely affect our financial condition and results of operations.

New accounting rules or regulations and varying interpretations of existing accounting rules or regulations have occurred and may occur in the future. A change in accounting rules or regulations may even affect our reporting of transactions completed before the change is effective, and future changes to accounting rules or regulations or the questioning of current accounting practices may adversely affect our financial condition and results of operations. For example, in 2013, the Financial Accounting Standards Board (“FASB”), issued a revised exposure draft outlining proposed changes to current lease accounting in FASB Accounting Standards Codification Topic 840, Leases. The proposed accounting standards update, if ultimately adopted in its current form, could result in significant changes to current accounting, including the capitalization of leases on the balance sheet that currently are recorded off-balance sheet as operating leases. While this change would not affect the cash flow related to our leased hotels and other leased assets, it could adversely affect our balance sheet and could therefore affect our ability to raise financing from banks or other sources.

Changes to estimates or projections used to assess the fair value of our assets, or operating results that are lower than our current estimates at certain locations, may cause us to incur impairment charges that could adversely affect our results of operations.

Our total assets include goodwill, intangible assets with indefinite lives, other intangible assets with finite useful lives and substantial amounts of long-lived assets, principally property and equipment, including hotel properties. We evaluate our goodwill and intangible assets with indefinite lives for impairment on an annual basis or at other times during the year if events or circumstances indicate that it is more likely than not that the fair value is below the carrying value. We evaluate intangible assets with finite useful lives and long-lived assets for impairment when circumstances indicate that the carrying amount may not be recoverable. Our evaluation of impairment requires us to make certain estimates and assumptions including projections of future results. After performing our evaluation for impairment, including an analysis to determine the recoverability of long-lived assets, we will record an impairment loss when the carrying value of the underlying asset, asset group or reporting unit exceeds its fair value. If the estimates or assumptions used in our evaluation of impairment change, we may be required to record additional impairment losses on certain of these assets. If these impairment losses are significant, our results of operations would be adversely affected.

Governmental regulation may adversely affect the operation of our properties.

In many jurisdictions, the hotel industry is subject to extensive foreign or U.S. federal, state and local governmental regulations, including those relating to the service of alcoholic beverages, the preparation and sale of food and those relating to building and zoning requirements. We are also subject to licensing and regulation by foreign or U.S. state and local departments relating to health, sanitation, fire and safety standards, and to laws governing their relationships with employees, including minimum wage requirements, overtime, working conditions and citizenship requirements. We or our third-party owners may be required to expend funds to meet foreign or U.S. federal, state and local regulations in connection with the continued operation or remodeling of certain of our properties. The failure to meet the requirements of applicable regulations and licensing requirements, or publicity resulting from actual or alleged failures, could have an adverse effect on our results of operations.

Foreign or U.S. environmental laws and regulations may cause us to incur substantial costs or subject us to potential liabilities.

We are subject to certain compliance costs and potential liabilities under various foreign and U.S. federal, state and local environmental, health and safety laws and regulations. These laws and regulations govern actions including air emissions, the use, storage and disposal of hazardous and toxic substances, and wastewater disposal. Our failure to comply with such laws, including any required permits or licenses, could result in substantial fines or possible revocation of our authority to conduct some of our operations. We could also be liable under such laws for the costs of investigation, removal or remediation of hazardous or toxic substances at our currently or formerly owned, leased or operated real property (including managed and franchised properties) or at third-party locations in connection with our waste disposal operations, regardless of whether or not we knew of, or caused, the presence or release of such substances. From time to time, we may be required to remediate such substances or remove, abate or manage asbestos, mold, radon gas, lead or other hazardous conditions at our properties. The presence or release of such toxic or hazardous substances could result in third-party claims for personal injury, property or natural resource damages, business interruption or other losses. Such claims and the need to investigate, remediate, or otherwise address hazardous, toxic or unsafe conditions could adversely affect our operations, the value of any affected real property, or our ability to sell, lease or assign our rights in any such property, or could otherwise harm our business or reputation. Environmental, health and safety requirements have also become increasingly stringent, and our costs may increase as a result. For example, the U.S. Congress, the U.S. Environmental Protection Agency and some states are considering or have undertaken actions to regulate and reduce greenhouse gas emissions. New or revised laws and regulations or new interpretations of existing laws and regulations, such as those related to climate change, could affect the operation of our properties or result in significant additional expense and operating restrictions on us. The potential for changes in the frequency, duration and severity of extreme weather events that may be a result of climate change could lead to significant property damage at our hotels and other assets, affect our ability to obtain insurance coverage in areas that are most vulnerable to such events, such as the coastal resort areas where we operate, and have a negative effect on revenues.

The cost of compliance with the Americans with Disabilities Act and similar legislation outside of the U.S. may be substantial.

We are subject to the Americans with Disabilities Act (“ADA”) and similar legislation in certain jurisdictions outside of the U.S. Under the ADA all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. These regulations apply to accommodations first occupied after January 26, 1993; public accommodations built before January 26, 1993 are required to remove architectural barriers to disabled access where such removal is “readily achievable.” The regulations also mandate certain operational requirements that hotel operators must observe. The failure of a property to comply with the ADA could result in injunctive relief, fines, an award of damages to private litigants or mandated capital expenditures to remedy such noncompliance. Any imposition of injunctive relief, fines, damage awards or capital expenditures could adversely affect the ability of an owner or franchisee to make payments under the applicable management or franchise agreement or negatively affect the reputation of our brands. In November 2010, we entered into a settlement with the U.S. Department of Justice related to compliance with the ADA. Under the terms of the settlement, until November 2014 we must: ensure compliance with ADA regulations at our owned and joint venture (in which we own more than a 50 percent interest) properties built after January 26, 1993; require owners of managed or franchised hotels built after January 26, 1993 that enter into a new management or franchise agreement, experience a change in ownership, or renew or extend a management or franchise agreement, to conduct a survey of its facilities and to certify that the hotel complies with the ADA; ensure that new hotels constructed in our system are compliant with ADA regulations; provide ADA training to our employees; improve the accessibility of our websites and reservations system for individuals with disabilities; appoint a national ADA compliance officer; and appoint an ADA contact on-site at each hotel. If we fail to comply with the requirements of the ADA and our related consent decree, we could be subject to fines, penalties, injunctive action, reputational harm and other business effects which could materially and negatively affect our performance and results of operations.

Casinos featured on certain of our properties are subject to gaming laws, and noncompliance could result in the revocation of the gaming licenses.

Several of our properties feature casinos, most of which are operated by third parties. Factors affecting the economic performance of a casino property include:

•	location, including proximity to or easy access from major population centers;

•	appearance;

•	local, regional or national economic conditions, which may limit the amount of disposable income that potential patrons may have for gambling;

•	the existence or construction of competing casinos;

•	dependence on tourism; and

•	governmental regulation.

Jurisdictions in which our properties containing casinos are located, including Nevada, New Jersey, Puerto Rico and Egypt have laws and regulations governing the conduct of casino gaming. These jurisdictions generally require that the operator of a casino must be found suitable and be registered. Once issued, a registration remains in force until revoked. The law defines the grounds for registration, as well as revocation or suspension of such registration. The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property and could reduce fee income associated with such operations and consequently negatively affect our business results.

We are subject to risks from litigation filed by or against us.

Legal or governmental proceedings brought by or on behalf of franchisees, third-party owners of managed properties, employees or customers may adversely affect our financial results. In recent years, a number of hospitality companies have been subject to lawsuits, including class action lawsuits, alleging violations of federal laws and regulations regarding workplace and employment matters, consumer protection claims and other commercial matters. A number of these lawsuits have resulted in the payment of substantial damages by the defendants. Similar lawsuits have been and may be instituted against us from time to time, and we may incur substantial damages and expenses resulting from lawsuits of this type, which could have a material adverse effect on our business. At any given time, we may be engaged in lawsuits involving third-party owners of our hotels. Similarly, we may from time to time institute legal proceedings on behalf of ourselves or others, the ultimate outcome of which could cause us to incur substantial damages and expenses, which could have a material adverse effect on our business.

Our Sponsor and its affiliates control us and their interests may conflict with ours or with holders of the notes in the future.

Our Sponsor and its affiliates beneficially owned approximately 55.3 percent of Holdings’ common stock as of November 10, 2014. Moreover, under Holdings’ bylaws and the stockholders’ agreement with our Sponsor and its affiliates, for so long as Holdings’ pre-IPO owners and their affiliates retain significant ownership of Holdings, Holdings has agreed to nominate to its board individuals designated by our Sponsor, whom we refer to as the “Sponsor Directors.” Even when our Sponsor and its affiliates cease to own shares of Holdings’ stock representing a majority of the total voting power, for so long as our Sponsor continues to own a significant percentage of Holdings’ stock our Sponsor will still be able to significantly influence the composition of Holdings’ board of directors and the approval of actions requiring stockholder approval. Accordingly, for such period of time, our Sponsor will have significant influence with respect to our management, business plans and policies, including the appointment and removal of our officers. The credit agreement that governs our Senior Secured Credit Facilities and the indenture that govern the exchange notes permit us to pay advisory and other fees, dividends and make other restricted payments to our Sponsor under certain circumstances, and our Sponsor or its affiliates may have an interest in our doing so. In addition, our Sponsor has no obligation to provide us with any additional debt or equity financing.

Our Sponsor and its affiliates engage in a broad spectrum of activities, including investments in real estate generally and in the hospitality industry in particular. In the ordinary course of their business activities, our Sponsor and its affiliates may engage in activities where their interests conflict with our interests or those of our stockholders. For example, our Sponsor owns interests in Extended Stay America, Inc. and La Quinta Holdings Inc., and certain other investments in the hotel industry that compete directly or indirectly with us. In addition, affiliates of our Sponsor directly and indirectly own hotels that we manage or franchise, and they may in the future enter into other transactions with us, including hotel or timeshare development projects, that could result in their having interests that could conflict with ours. Holdings’ amended and restated certificate of incorporation provides that none of our Sponsor, any of its affiliates or any director who is not employed by us (including any non-employee director who serves as one of our officers in both his or her director and officer capacities) or his or her affiliates will have any duty to refrain from engaging, directly or indirectly, in the same business activities or similar business activities or lines of business in which we operate. Our Sponsor also may pursue acquisition opportunities that may be complementary to our business, and, as a result, those acquisition opportunities may not be available to us. In addition, our Sponsor may have an interest in pursuing acquisitions, divestitures and other transactions that, in its judgment, could enhance its investment, even though such transactions might involve risks to you.

USE OF PROCEEDS

We will not receive any proceeds from the issuance of the exchange notes in the exchange offer. The exchange offer is intended to satisfy our obligations under the registration rights agreement that we entered into in connection with the private offering of the outstanding notes. As consideration for issuing the exchange notes as contemplated in this prospectus, we will receive in exchange a like principal amount of outstanding notes, the terms of which are identical in all material respects to the exchange notes, except that the exchange notes will not contain terms with respect to transfer restrictions or additional interest upon a failure to fulfill certain of our obligations under the registration rights agreement. The outstanding notes that are surrendered in exchange for the exchange notes will be retired and cancelled and cannot be reissued. As a result, the issuance of the exchange notes will not result in any change in our capitalization.

CAPITALIZATION

The following table sets forth our consolidated cash and capitalization as of September 30, 2014.

You should read this table in conjunction with “Prospectus Summary—Summary Historical Financial Data,” “Selected Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical consolidated financial statements and the related notes thereto included elsewhere in this prospectus.

The outstanding notes that are surrendered in exchange for the exchange notes will be retired and cancelled and cannot be reissued. As a result, the issuance of the exchange notes will not result in any change in our capitalization.

	As of September 30, 2014
	(in millions)
	Restricted Group	Consolidated
Cash and cash equivalents	$499	$543
Restricted cash and cash equivalents(1)	232	288

Total	$731	$831

	Restricted Group	Consolidated
Total long-term debt and obligations under capital leases:
Long-term debt, including current maturities(2)	$262	$326
Senior Secured Credit Facilities(3)	5,300	5,300
5.625% Senior Notes due 2021	1,500	1,500
CMBS Loan	—	3,500
Waldorf Astoria Loan	—	525
Timeshare Facility(4)(5)	150	150
Securitized Timeshare Debt(4)(5)	511	511
Non-recourse debt and capital lease obligations of consolidated variable interest entities, including current maturities(2)	276	276

Total debt	$7,999	$12,088
Equity:
Total stockholders’ equity		4,790
Noncontrolling interests		(40)

Total equity		4,750

Total capitalization		$16,838

(1)	The majority of our restricted cash and cash equivalents balance relates to cash collateral on our self-insurance programs and escrowed cash from our timeshare operations.
(2)	Includes $103 million and $12 million of long-term debt and non-recourse debt and capital lease obligations of consolidated variable interest entities, respectively, associated with entities that hold two hotels in which we own interests of 50 percent or less that are not restricted subsidiaries.
(3)	For a description of our Senior Secured Credit Facilities, see “Description of Certain Other Indebtedness—Senior Secured Credit Facilities.”
(4)	For a description of the Timeshare Facility and the Securitized Timeshare Debt, see “—Timeshare Facility” and “—Securitized Timeshare Debt” under “Description of Certain Other Indebtedness.”
(5)	Certain of our restricted subsidiaries are prohibited from guaranteeing the notes under our Timeshare Facility and the agreements governing our Securitized Timeshare Debt, and therefore do not guarantee the notes or our Senior Secured Credit Facilities.

SELECTED FINANCIAL DATA

We derived the selected statement of operations data for the years ended December 31, 2013, 2012 and 2011 and the selected balance sheet data as of December 31, 2013 and 2012 from our audited consolidated financial statements included elsewhere in this prospectus. We derived the selected statement of operations data for the year ended December 31, 2010 and the selected balance sheet data as of December 31, 2011 from our audited consolidated financial statements that are not included in this prospectus. We derived the selected balance sheet data as of December 31, 2010 from our unaudited consolidated financial statements that are not included in this prospectus. We derived the selected statement of operations data for the year ended December 31, 2009 and the selected balance sheet data as of December 31, 2009 from Hilton Worldwide, Inc.’s audited consolidated financial statements, which are not included in this prospectus. We derived the selected statement of operations data for the nine months ended September 30, 2014 and 2013 and the selected balance sheet data as of September 30, 2014 from our unaudited condensed consolidated financial statements included elsewhere in this prospectus.

We have prepared our unaudited consolidated financial statements on the same basis as our audited consolidated financial statements and, in our opinion, have included all adjustments, which include only normal recurring adjustments, necessary to present fairly in all material respects our financial position and results of operations. The results for any interim period are not necessarily indicative of the results that may be expected for the full year. Additionally, our historical results are not necessarily indicative of the results expected for any future period.

You should read the selected consolidated financial data below together with the consolidated financial statements including the related notes thereto appearing elsewhere in this prospectus, as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Description of Certain Indebtedness,” and the other financial information included elsewhere in this prospectus.

The historical financial information included in this prospectus includes results of PropCo for the periods presented. None of the PropCo entities will provide any credit or collateral support for any indebtedness of the Issuer, including the notes.

	Nine Months Ended September 30,		Year Ended December 31,
	2014	2013	2013	2012	2011	2010	2009
	(in millions, except per share data)
Selected Statement of Operations Data:
Revenues
Owned and leased hotels	$3,141	$2,982	$4,046	$3,979	$3,898	$3,667	$3,540
Management and franchise fees and other	1,030	868	1,175	1,088	1,014	901	807
Timeshare	850	809	1,109	1,085	944	863	832

	5,021	4,659	6,330	6,152	5,856	5,431	5,179
Other revenues from managed and franchised properties	2,653	2,433	3,405	3,124	2,927	2,637	2,397

Total revenues	7,674	7,092	9,735	9,276	8,783	8,068	7,576
Expenses
Owned and leased hotels	2,420	2,327	3,147	3,230	3,213	3,009	2,904
Timeshare	564	545	730	758	668	634	644
Depreciation and amortization	470	455	603	550	564	574	587
Impairment losses	—	—	—	54	20	24	475
General, administrative and other	349	319	748	460	416	637	423

	3,803	3,646	5,228	5,052	4,881	4,878	5,033
Other expenses from managed and franchised properties	2,653	2,433	3,405	3,124	2,927	2,637	2,394

Total expenses	6,456	6,079	8,633	8,176	7,808	7,515	7,427
Operating income	1,218	1,013	1,102	1,100	975	553	149
Net income (loss) attributable to Hilton stockholders	515	389	415	352	253	128	(532)
Basic and diluted earnings (losses) per share	$0.52	$0.42	$0.45	$0.38	$0.27	$0.14	$(0.58)

	September 30, 2014	December 31,
		2013	2012	2011	2010	2009
	(in millions)
Selected Balance Sheet Data:
Cash and cash equivalents	$543	$594	$755	$781	$796	$738
Restricted cash and cash equivalents	288	266	550	658	619	394
Total assets	26,324	26,562	27,066	27,312	27,750	29,140
Long-term debt(1)	11,127	11,755	15,575	16,311	16,995	21,125
Non-recourse timeshare debt(1)(2)	661	672	—	—	—	—
Non-recourse debt and capital lease obligations of consolidated variable interest entities(1)	276	296	420	481	541	574
Total equity (deficit)	4,750	4,276	2,155	1,702	1,544	(1,470)

(1)	Includes current maturities.
(2)	Includes Timeshare Facility and Securitized Timeshare Debt.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with “Summary—Summary Historical Financial Data,” “Selected Financial Data” and our consolidated financial statements and related notes that appear elsewhere in this prospectus. In addition to historical consolidated financial information, the following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus, particularly in “Risk Factors.”

Overview

Our Business

Hilton is one of the largest and fastest growing hospitality companies in the world, with 4,265 hotels, resorts and timeshare properties comprising 705,196 rooms in 93 countries and territories. Our premier brand portfolio includes our lifestyle brand, Canopy by Hilton announced on October 15, 2014, our luxury hotel brands, Waldorf Astoria Hotels & Resorts and Conrad Hotels & Resorts, our full-service hotel brands, Hilton Hotels & Resorts, DoubleTree by Hilton, Embassy Suites Hotels and Curio—A Collection by Hilton, our focused-service hotel brands, Hilton Garden Inn, Hampton Hotels, Homewood Suites by Hilton and Home2 Suites by Hilton, and our timeshare brand, Hilton Grand Vacations. We have approximately 43 million members in our award-winning customer loyalty program, Hilton HHonors.

Segments and Regions

Management analyzes our operations and business by both operating segments and geographic regions. Our operations consist of three reportable segments that are based on similar products or services: management and franchise; ownership; and timeshare. The management and franchise segment provides services, which include hotel management and licensing of our brands to franchisees, as well as property management at timeshare properties. This segment generates its revenue from management and franchise fees charged to hotel owners, including our owned and leased hotels, and to homeowners’ associations at timeshare properties. As a manager of hotels and timeshare resorts, we typically are responsible for supervising or operating the property in exchange for management fees. As a franchisor of hotels, we charge franchise fees in exchange for the use of one of our brand names and related commercial services, such as our reservation system, marketing and information technology services. The ownership segment derives earnings from providing hotel room rentals, food and beverage sales and other services at our owned and leased hotels. The timeshare segment consists of multi-unit vacation ownership properties. This segment generates revenue by marketing and selling timeshare interests owned by Hilton and third parties, providing consumer financing for the timeshare interests and resort operations.

Geographically, management conducts business through three distinct geographic regions: the Americas; Europe, Middle East and Africa (“EMEA”); and Asia Pacific. The Americas region includes North America, South America and Central America, including all Caribbean nations. Although the U.S. is included in the Americas, it is often analyzed separately and apart from the Americas geographic region and, as such, it is presented separately within the analysis herein. The EMEA region includes Europe, which represents the western-most peninsula of Eurasia stretching from Ireland in the west to Russia in the east, and the Middle East and Africa (“MEA”), which represents the Middle East region and all African nations, including the Indian Ocean island nations. Europe and MEA are often analyzed separately by management. The Asia Pacific region includes the eastern and southeastern nations of Asia, as well as India, Australia, New Zealand and the Pacific island nations.

System Growth and Pipeline

As of September 30, 2014, approximately 76 percent of our system-wide hotel rooms were located in the U.S. We expect that the percentage of our hotel rooms outside the U.S. will continue to increase in future years as hotels in our pipeline open. To support our growth strategy, we continue to expand our development pipeline. As of September 30, 2014, we had a total of 1,269 hotels in our development pipeline, representing approximately 215,000 rooms under construction or approved for development throughout 74 countries and territories. Of the approximately 215,000 rooms in the pipeline, 119,000 rooms, or more than half of the pipeline, were located outside the U.S. As of September 30, 2014, approximately 109,000 rooms, representing over half of our development pipeline, were under construction. All of the rooms in the pipeline and under construction are within our management and franchise segment. We do not consider any individual development project relating to properties under our management and franchise segment to be material to us.

Our management and franchise contracts are designed to expand our business with limited or no capital investment. The capital required to build and maintain hotels that we manage or franchise is typically provided by the owner of the respective hotel with minimal or no capital required by us as the manager or franchisor. Additionally, prior to approving the addition of new hotels to our management and franchise development pipeline, we evaluate the economic viability of the hotel based on the geographic location, the credit quality of the third-party owner and other factors. As a result, by increasing the number of management and franchise agreements with third-party owners, we expect to achieve a higher overall return on invested capital.

Recent Events

Secondary Offerings

In November 2014, certain selling stockholders affiliated with Blackstone closed a secondary offering of 103,500,000 shares of our common stock (including 13,500,000 shares of common stock that were subject to the underwriters’ option to purchase additional shares) at a price to the public of $25.00 per share. The shares offered and sold in the offering were registered under the Securities Act pursuant to our Registration Statement on Form S-1, which was declared effective by the SEC on November 3, 2014. We did not offer any shares of common stock or receive any proceeds from the sale of shares in this offering. In addition, none of our officers or directors sold any shares of common stock beneficially owned by them in this offering.

In June 2014, certain selling stockholders affiliated with Blackstone closed a secondary offering of 103,500,000 shares of our common stock (including 13,500,000 shares of common stock that were subject to the underwriters’ option to purchase additional shares) at a price to the public of $22.50 per share. The shares offered and sold in the offering were registered under the Securities Act pursuant to our Registration Statement on Form S-1, which was declared effective by the SEC on June 24, 2014. We did not offer any shares of common stock or receive any proceeds from the sale of shares in this offering. In addition, none of our officers or directors sold any shares of common stock beneficially owned by them in this offering.

New Brands

On October 15, 2014, we launched our newest brand: Canopy by Hilton. This brand represents a new hotel concept that redefines the lifestyle category, offering simple, guest-directed service, thoughtful local choices and comfortable spaces for a positive stay, as well as delivering the many benefits of our system, including the Hilton HHonors guest loyalty program. Letters of intent have been signed for 11 properties and we expect to open the first Canopy hotel in 2015.

On June 2, 2014 we introduced our newest brand: Curio—A Collection by Hilton. Created for travelers who seek local discovery and experiences, Curio will consist of a carefully selected collection of hotels that will retain their unique identity but are expected to deliver the many benefits of our system, including Hilton HHonors. As of September 30, 2014, we opened two properties comprising 1,811 rooms, including the SLS Las Vegas Hotel & Casino, and four properties comprising 1,560 rooms were in the pipeline.

Sale of Waldorf Astoria New York

On October 6, 2014, we announced that we have agreed to sell the Waldorf Astoria New York to an affiliate of Anbang Insurance Group Co. Ltd. (the “Buyer”) for a purchase price of $1.95 billion, which is payable in cash at closing and is subject to customary pro rations and adjustments. At closing, we will enter into a management agreement with a 100-year term with the Buyer, pursuant to which we will continue to operate the hotel under our “Waldorf Astoria Hotels & Resorts” brand. The Buyer has provided a $100 million cash deposit, which is being held in escrow as earnest money and the completion of the transaction is subject to customary closing conditions. Subject to specified terms and conditions, the closing is scheduled for December 31, 2014, but the parties have the right to adjourn closing to March 31, 2015 or later. We can provide no assurance that the closing will occur on either date or at all. At closing, we expect that our existing mortgage loan of approximately $525 million secured by the Waldorf Astoria New York will be repaid in full.

Initial Public Offering

On December 17, 2013, Holdings completed its IPO in which it sold 64,102,564 shares of common stock and a selling stockholder sold 71,184,153 shares of common stock at an initial public offering price of $20.00 per share. The shares offered and sold in the offering were registered under the Securities Act pursuant to our Registration Statement on Form S-1, which was declared effective by the SEC on December 11, 2013. The common stock is listed on the NYSE under the symbol “HLT” and began trading publicly on December 12, 2013. The offering generated net proceeds of approximately $1,243 million to us after underwriting discounts, expenses and transaction costs. We used the offering proceeds along with available cash to repay approximately $1,250 million of term loan borrowings outstanding under our Senior Secured Credit Facilities.

Debt Refinancing

On October 25, 2013, we repaid in full all $13.4 billion in borrowings outstanding on such date under our senior mortgage loans and secured mezzanine loans with proceeds from: (1) our October 4, 2013 offering of the outstanding notes, which were released from escrow on October 25, 2013, (2) borrowings under our new Senior Secured Credit Facilities, which consists of the $7.6 billion Term Loans and the $1.0 billion Revolving Credit Facility, (3) the $3.5 billion CMBS Loan and (4) the $525 million Waldorf Astoria Loan, together with additional borrowings under the Timeshare Facility and cash on hand.

In addition, on October 25, 2013, we issued a notice of redemption to holders of all of the outstanding $96 million aggregate principal amount of their 8 percent quarterly interest bonds due 2031 on November 25, 2013. The bonds were redeemed in full at a redemption price equal to 100 percent of the principal amount thereof and interest accrued and unpaid thereon, to, but not including November 25, 2013. We refer to the transactions discussed above as the “Debt Refinancing.”

Hilton HHonors Points Sales

In October 2013, we sold Hilton HHonors points to American Express Travel Related Services Company, Inc. (“Amex”) and Citibank, N.A. (“Citi”) for $400 million and $250 million, respectively, in cash. We used the net proceeds of the Hilton HHonors points sales to reduce outstanding indebtedness in connection with the Debt Refinancing.

For more information on these transactions, see “—Liquidity and Capital Resources” as well as Note 13: “Debt” and Note 14: “Deferred Revenues” in our audited consolidated financial statements included elsewhere in this prospectus for additional information.

Principal Components and Factors Affecting our Results of Operations

Revenues

Principal Components

We primarily derive our revenues from the following sources:

•	Owned and leased hotels. Represents revenues derived from hotel operations, including room rentals, food and beverage sales and other ancillary services. These revenues are primarily derived from two categories of customers: transient and group. Transient guests are individual travelers who are traveling for business or leisure. Our group guests are traveling for group events that reserve rooms for meetings, conferences or social functions sponsored by associations, corporate, social, military, educational, religious or other organizations. Group business usually includes a block of room accommodations, as well as other ancillary services, such as catering and banquet services. A majority of our food and beverage sales and other ancillary services are provided to customers who are also occupying rooms at our hotel properties. As a result, occupancy affects all components of our owned and leased hotel revenues.

•	Management and franchise fees and other. Represents revenues derived from management fees earned from hotels and timeshare properties managed by us, franchise fees received in connection with the franchising of our brands and other revenue generated by the incidental support of hotel operations for owned, leased, managed and franchised properties and other rental income.

•	Terms of our management agreements vary, but our fees generally consist of a base fee, which is typically a percentage of each hotel’s gross revenue, and in some cases an incentive fee, which is based on gross operating profits, cash flow or a combination thereof. Management fees from timeshare properties are generally a fixed amount as stated in the management agreement. Outside of the U.S., our fees are often more dependent on hotel profitability measures, either through a single management fee structure where the entire fee is based on a profitability measure, or because our two-tier fee structure is more heavily weighted toward the incentive fee than the base fee. Additionally, we receive one-time upfront fees upon execution of certain management contracts. In general, the hotel owner pays all operating and other expenses and reimburses our out-of-pocket expenses. The initial terms of our management agreements for full-service hotels typically are 20 years. Extensions are negotiated and vary, but typically are more prevalent in full-service hotels. Typically these agreements contain one or two extension options that are either for 5 or 10 years and can be exercised at our or the other party’s option or by mutual agreement. Some of our management agreements provide early termination rights to hotel owners upon certain events, including the failure to meet certain financial or performance criteria. Performance test measures typically are based upon the hotel’s performance individually or in comparison to specified hotels.

•	Under our franchise agreements, franchisees pay us franchise fees which consist of initial application and initiation fees for new hotels entering the system and monthly royalty fees, generally calculated as a percentage of room revenues. Royalty fees for our full-service brands may also include a percentage of gross food and beverage revenues and other revenues, where applicable. In addition to the franchise application and royalty fees, franchisees also generally pay a monthly program fee based on a percentage of the total gross room revenue that covers the cost of advertising and marketing programs; internet, technology and reservation system expenses; and quality assurance program costs. Our franchise agreements typically have initial terms of approximately 20 years for new construction and approximately 10 to 20 years for properties that are converted from other brands. At the expiration of the initial term, we may relicense the hotel to the franchisee at our option, the hotel owner’s option or by mutual agreement, for an additional term ranging from 10 to 15 years. We have the right to terminate a franchise agreement upon specified events of default, including nonpayment of fees or noncompliance with brand standards. If a franchise agreement is terminated by us because of a franchisee’s default, the franchisee is contractually required to pay us liquidated damages.

•	Timeshare. Represents revenues derived from the sale and financing of timeshare units and revenues from enrollments and other fees, rentals of timeshare units, food and beverage sales and other ancillary services at our timeshare properties and fees, which we refer to as resort operations. Additionally, in recent years, we began a transformation of our timeshare business to a capital light model in which third-party timeshare owners and developers provide capital for development while we act as the sales and marketing agent and property manager. Through these transactions, we receive a sales and marketing commission and branding fees on sales of timeshare intervals, recurring fees to operate the homeowners’ associations and revenues from resort operations.

•	Other revenues from managed and franchised properties. These revenues represent the payroll and its related costs for properties that we manage where the property employees are legally our responsibility, as well as certain other operating costs of the managed and franchised properties’ operations, marketing expenses and other expenses associated with our brands and shared services that are contractually either reimbursed to us by the property owners or paid from fees collected in advance from these properties. We have no legal responsibility for the employees at our franchised properties. The corresponding expenses are presented as other expenses from managed and franchised properties in our consolidated statements of operations resulting in no effect on operating income or net income.

Factors Affecting our Revenues

The following factors affect the revenues we derive from our operations:

•	Consumer demand and global economic conditions. Consumer demand for our products and services is closely linked to the performance of the general economy and is sensitive to business and personal discretionary spending levels. Declines in consumer demand due to adverse general economic conditions, risks affecting or reducing travel patterns, lower consumer confidence and adverse political conditions can lower the revenues and profitability of our owned and leased operations and the amount of management and franchise fee revenues we are able to generate from our managed and franchised properties. Further, competition for hotel guests and the supply of hotel services affect our ability to increase rates charged to customers at our hotels. Also, declines in hotel profitability during an economic downturn directly affect the incentive portion of our management fees, which is based on hotel profit measures. Our timeshare segment also is linked to cycles in the general economy and consumer discretionary spending. As a result, changes in consumer demand and general business cycles can subject and have subjected our revenues to significant volatility.

Our results of operations have steadily improved as the global economy continues to recover, resulting in an increase in system-wide RevPAR of 8.8 percent from the year ended December 31, 2011 to the year ended December 31, 2013.

•

Agreements with third-party owners and franchisees and relationships with developers. We depend on our long-term management and franchise agreements with third-party owners and franchisees for a significant portion of our management and franchise fee revenues. The success and sustainability of our management and franchise business depends on our ability to perform under our management and franchise agreements and maintain good relationships with third-party owners and franchisees. Our relationships with these third parties also generate new relationships with developers and opportunities for property development that can support our growth. Growth and maintenance of our hotel system and earning fees relating to hotels in the pipeline are dependent on the ability of developers and owners to access capital for the development, maintenance and renovation of properties. We believe that we have good relationships with our third-party owners, franchisees and developers and are committed to the continued growth and development of these relationships. These relationships exist with a diverse group of owners, franchisees and developers and are not significantly concentrated with any particular third party. Additionally, in recent years we have entered into sales and marketing agreements to sell timeshare units on behalf of third-party developers. Our supply of third-party developed timeshare intervals was approximately 106,000, or 81 percent of our total supply, as of September 30, 2014. We expect sales and marketing agreements with third-party developers and resort operations to comprise a growing percentage of our timeshare revenue and revenues derived from the sale and financing of timeshare units developed by us to comprise a smaller percentage of our timeshare revenue in future periods, consistent with our strategy to focus our business on the management aspects and deploy less of our capital to asset construction.

Expenses

Principal Components

We primarily incur the following expenses:

•	Owned and leased hotels. Owned and leased hotel expenses reflect the operating expenses of our consolidated owned and leased hotels, including room expense, food and beverage costs, other support costs and property expenses. Room expense includes compensation costs for housekeeping, laundry and front desk staff and supply costs for guest room amenities and laundry. Food and beverage costs include costs for wait and kitchen staff and food and beverage products. Other support expenses consist of costs associated with property-level management, utilities, sales and marketing, operating hotel spas, telephones, parking and other guest recreation, entertainment and services. Property expenses include property taxes, repairs and maintenance, rent and insurance.

•	Timeshare. Timeshare expenses include the cost of inventory sold during the period, sales and marketing expenses, resort operations expenses and other overhead expenses associated with our timeshare business.

•	Depreciation and amortization. These are non-cash expenses that primarily consist of depreciation of fixed assets such as buildings, furniture, fixtures and equipment at our consolidated owned and leased hotels, as well as certain corporate assets. Amortization expense primarily consists of amortization of our management and franchise intangibles, which are amortized over their estimated useful lives. Additionally, we amortize capitalized software over the estimated useful life of the software.

•	General, administrative and other expenses. General, administrative and other expenses consist primarily of compensation expense for our corporate staff and personnel supporting our business segments (including divisional offices that support our management and franchise segment), professional fees (including consulting, audit and legal fees), travel and entertainment expenses, bad debt expenses, contractual performance obligations and office administrative and related expenses. Expenses incurred by our supply management business, laundry facilities and other ancillary businesses are also included in general, administrative and other expenses.

•	Impairment losses. We hold significant amounts of goodwill, amortizing and non-amortizing intangible assets, long-lived assets and investments. We evaluate these assets for impairment as further discussed in “—Critical Accounting Policies and Estimates.” These evaluations have, in the past, resulted in impairment losses for certain of these assets based on the specific facts and circumstances surrounding the assets and our estimates of fair value. Based on economic conditions or other factors at a property-specific or company-wide level, we may be required to take additional impairment losses to reflect further declines in our asset and/or investment values.

•	Other expenses from managed and franchised properties. These expenses represent the payroll and its related costs for properties that we manage where the property employees are legally our responsibility, as well as certain other operating costs of the managed and franchised properties’ operations, marketing expenses and other expenses associated with our brands and shared services that are contractually either reimbursed to us by the property owners or paid from fees collected in advance from these properties. We have no legal responsibility for the employees at our franchised properties. The corresponding revenues are presented as other revenues from managed and franchised properties in our consolidated statements of operations resulting in no effect on operating income or net income.

Factors Affecting our Costs and Expenses

The following are principal factors that affect the costs and expenses we incur in the course of our operations:

•	Fixed expenses. Many of the expenses associated with managing, franchising and owning hotels and timeshare resorts are relatively fixed. These expenses include personnel costs, rent, property taxes, insurance and utilities, as well as sales and marketing expenses for our timeshare segment. If we are unable to decrease these costs significantly or rapidly when demand for our hotels and other properties decreases, the resulting decline in our revenues can have an adverse effect on our net cash flow, margins and profits. This effect can be especially pronounced during periods of economic contraction or slow economic growth. Economic downturns generally affect the results of our owned and leased hotel segment more significantly than the results of our management and franchising segments due to the high fixed costs associated with operating an owned or leased hotel. The effectiveness of any cost-cutting efforts is limited by the fixed costs inherent in our business. As a result, we may not be able to offset revenue reductions through cost cutting. Employees at some of our owned and leased hotels are parties to collective bargaining agreements that may also limit our ability to make timely staffing or labor changes in response to declining revenues. In addition, any efforts to reduce costs, or to defer or cancel capital improvements, could adversely affect the economic value of our hotels and brands. We have taken steps to reduce our fixed costs to levels we feel are appropriate to maximize profitability and respond to market conditions without jeopardizing the overall customer experience or the value of our hotels or brands. Also, a significant portion of our costs to support our timeshare business relates to direct sales and marketing of these units. In periods of decreased demand for timeshare units, we may be unable to reduce our sales and marketing expenses quickly enough to prevent a deterioration of our profit margins on our timeshare business.

•	Changes in depreciation and amortization expense. Changes in depreciation expense may be driven by renovations of existing hotels, acquisition or development of new hotels, the disposition of existing hotels through sale or closure, or changes in estimates of the useful lives of our assets. As we place new assets into service we will be required to record additional depreciation expense on those assets. Additionally, we capitalize costs associated with certain software development projects, and as those projects are completed and placed into service, amortization expense will increase.

Other Items

Effect of foreign currency exchange rate fluctuations

Significant portions of our operations are conducted in functional currencies other than our reporting currency, which is the U.S. dollar (“USD”), and we have assets and liabilities denominated in a variety of foreign currencies. As a result, we are required to translate those results, assets and liabilities from the functional currency into USD at market based exchange rates for each reporting period. When comparing our results of operations between periods, there may be material portions of the changes in our revenues or expenses that are derived from fluctuations in exchange rates experienced between those periods.

Seasonality

The lodging industry is seasonal in nature. However, the periods during which our hotels experience higher or lower levels of demand vary from property to property and depend upon location, type of property and competitive mix within the specific location. Based on historical results, we generally expect our revenue to be lower during the first calendar quarter of each year than during each of the three subsequent quarters, with the fourth quarter producing the strongest revenues of the year.

Key Business and Financial Metrics Used by Management

Comparable Hotels

We define our comparable hotels as those that: (i) were active and operating in our system for at least one full calendar year as of the end of the current period, and open January 1st of the previous year; (ii) have not undergone a change in brand or ownership during the current or comparable periods reported; and (iii) have not sustained substantial property damage, business interruption, undergone large-scale capital projects or for which comparable results are not available. Of the 4,221 hotels in our system as of September 30, 2014, 3,548 were classified as comparable hotels. Our 673 non-comparable hotels included 63 properties, or approximately one percent of the total hotels in our system, that were removed from the comparable group during the last twelve months because they sustained substantial property damage, business interruption, undergone large-scale capital projects or comparable results were not available. Of the 4,073, 3,926 and 3,806 hotels in our system as of December 31, 2013, 2012 and 2011, respectively, 3,548, 3,484, and 3,401 have been classified as comparable hotels for the years ended December 31, 2013, 2012 and 2011, respectively.

Occupancy

Occupancy represents the total number of room nights sold divided by the total number of room nights available at a hotel or group of hotels. Occupancy measures the utilization of our hotels’ available capacity. Management uses occupancy to gauge demand at a specific hotel or group of hotels in a given period. Occupancy levels also help us determine achievable ADR levels as demand for hotel rooms increases or decreases.

Average Daily Rate

ADR represents hotel room revenue divided by total number of room nights sold in a given period. ADR measures average room price attained by a hotel and ADR trends provide useful information concerning the pricing environment and the nature of the customer base of a hotel or group of hotels. ADR is a commonly used performance measure in the industry, and we use ADR to assess pricing levels that we are able to generate by type of customer, as changes in rates have a different effect on overall revenues and incremental profitability than changes in occupancy, as described above.

Revenue per Available Room

We calculate RevPAR by dividing hotel room revenue by room nights available to guests for a given period. We consider RevPAR to be a meaningful indicator of our performance as it provides a metric correlated to two primary and key drivers of operations at our hotels: occupancy and ADR. RevPAR is also a useful indicator in measuring performance over comparable periods for comparable hotels.

References to RevPAR, ADR and occupancy are presented on a comparable basis and references to RevPAR and ADR are presented on a currency neutral basis (all periods use the same exchange rates), unless otherwise noted.

EBITDA and Adjusted EBITDA

EBITDA, presented herein, is a financial measure that is not recognized under U.S. GAAP that reflects net income attributable to Hilton stockholders, excluding interest expense, a provision for income taxes and depreciation and amortization. We consider EBITDA to be a useful measure of operating performance, due to the significance of our long-lived assets and level of indebtedness.

Adjusted EBITDA, presented herein, is calculated as EBITDA, as previously defined, further adjusted to exclude certain items, including, but not limited to, gains, losses and expenses in connection with: (i) asset dispositions for both consolidated and unconsolidated investments; (ii) foreign currency transactions; (iii) debt restructurings/retirements; (iv) non-cash impairment losses; (v) FF&E replacement reserves required under certain lease agreements; (vi) reorganization costs; (vii) share-based and certain other compensation expenses prior to and in connection with our IPO; (viii) severance, relocation and other expenses; and (ix) other items.

EBITDA and Adjusted EBITDA are not recognized terms under U.S. GAAP and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, our definitions of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

We believe that EBITDA and Adjusted EBITDA provide useful information to investors about us and our financial condition and results of operations for the following reasons: (i) EBITDA and Adjusted EBITDA are among the measures used by our management team to evaluate our operating performance and make day-to-day operating decisions; and (ii) EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in our industry.

EBITDA and Adjusted EBITDA have limitations as analytical tools and should not be considered either in isolation or as a substitute for net income (loss), cash flow or other methods of analyzing our results as reported under U.S. GAAP. Some of these limitations are:

•	EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;

•	EBITDA and Adjusted EBITDA do not reflect our interest expense, or the cash requirements necessary to service interest or principal payments, on our indebtedness;

•	EBITDA and Adjusted EBITDA do not reflect our tax expense or the cash requirements to pay our taxes;

•	EBITDA and Adjusted EBITDA do not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;

•	EBITDA and Adjusted EBITDA do not reflect the effect on earnings or changes resulting from matters that we consider not to be indicative of our future operations;

•	although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements; and

•	other companies in our industry may calculate EBITDA and Adjusted EBITDA differently, limiting their usefulness as comparative measures.

Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as discretionary cash available to us to reinvest in the growth of our business or as measures of cash that will be available to us to meet our obligations.

Results of Operations

Nine Months Ended September 30, 2014 Compared with Nine Months Ended September 30, 2013

The hotel operating statistics by segment for our system-wide comparable hotels were as follows:

	Nine Months Ended September 30, 2014	Variance 2014 vs. 2013
Owned and leased hotels
Occupancy	78.9%	1.8	% pts.
ADR	$198.58	3.2%
RevPAR	$156.75	5.6%

Managed and franchised hotels
Occupancy	75.5%	2.4	% pts.
ADR	$135.65	4.1%
RevPAR	$102.47	7.5%

System-wide
Occupancy	75.8%	2.4	% pts.
ADR	$141.77	3.9%
RevPAR	$107.48	7.3%

The hotel operating statistics by region for our system-wide comparable hotels were as follows:

	Nine Months Ended September 30, 2014	Variance 2014 vs. 2013
Americas
Occupancy	76.7%	2.4	% pts.
ADR	$137.30	4.3%
RevPAR	$105.31	7.7%

Europe
Occupancy	75.3%	2.3	% pts.
ADR	$171.90	2.4%
RevPAR	$129.52	5.7%

MEA
Occupancy	62.9%	2.2	% pts.
ADR	$164.09	—%
RevPAR	$103.14	3.6%

Asia Pacific
Occupancy	68.2%	2.0	% pts.
ADR	$160.28	2.4%
RevPAR	$109.35	5.5%

During the nine months ended September 30, 2014, we experienced RevPAR increases in all segments and regions of our business primarily as a result of increased occupancy and increased rates in market segments where demand outpaced supply.

Revenues

	Nine Months Ended September 30,		Percent Change
	2014	2013	2014 vs. 2013
	(in millions)
Owned and leased hotels	$3,141	$2,982	5.3
Management and franchise fees and other	1,030	868	18.7
Timeshare	850	809	5.1

	$5,021	$4,659	7.8

Revenues as presented in this section excludes other revenues from managed and franchised properties of $2,653 million and $2,433 million during the nine months ended September 30, 2014 and 2013, respectively.

Owned and leased hotels

During the nine months ended September 30, 2014, the overall improved performance at our owned and leased hotels primarily was a result of an increase in RevPAR of 5.6 percent at our comparable owned and leased hotels.

As of September 30, 2014, we had 40 consolidated owned and leased hotels located in the U.S., comprising 25,276 rooms. Revenues at our U.S. owned and leased hotels totaled $1,636 million and $1,520 million for the nine months ended September 30, 2014 and 2013, respectively. The increase was primarily the result of an increase in RevPAR at our U.S. comparable owned and leased hotels of 7.1 percent, which was due to increases in ADR of 5.0 percent and occupancy of 1.6 percentage points. The increase in RevPAR at our U.S. comparable owned and leased hotels was attributable to both transient guests and group business. In addition, food and beverage revenues increased 6.8 percent for the nine months ended September 30, 2014, primarily due to increased spending by group customers.

As of September 30, 2014, we had 88 consolidated owned and leased hotels located outside of the U.S., comprising 25,656 rooms. Revenues from our international (non-U.S.) owned and leased hotels totaled $1,505 million and $1,462 million for the nine months ended September 30, 2014 and 2013, respectively. The revenue increase included favorable movements in foreign currency rates of $15 million for the nine months ended September 30, 2014. On a currency neutral basis, revenues from our international owned and leased hotels increased $28 million, primarily due to an increase in RevPAR at our international comparable owned and leased hotels of 3.7 percent during the nine months ended September 30, 2014, compared to the same period in 2013, which was due to increased occupancy of 2.0 percentage points.

Management and franchise fees and other

Management and franchise fee revenue for the nine months ended September 30, 2014 and 2013 totaled $966 million and $827 million, respectively. The increase in our management and franchise fee business reflected increases in RevPAR of 7.0 percent and 7.7 percent at our comparable managed and franchised properties, respectively. The increases in RevPAR for managed and franchised hotels were the result of both increased occupancy and ADR.

The addition of new hotels to our managed and franchised system also contributed to the growth in revenue. From September 30, 2013 to September 30, 2014 we added 36 managed properties on a net basis, contributing an additional 10,900 rooms to our system, as well as 158 franchised properties on a net basis, providing an additional 23,983 rooms to our system. As new hotels are established in our system, we expect the fees received from such hotels to increase as they are part of our system for full periods.

Other revenues for the nine months ended September 30, 2014 and 2013 were $64 million and $41 million, respectively. The increase was primarily a result of an increase in revenues earned by our purchasing operations.

Timeshare

Timeshare revenue increased $41 million for the nine months ended September 30, 2014 compared to the same period in 2013. The increase was primarily due to an increase in resort operations of approximately $26 million, resulting from increased transient rentals, and commissions recognized from the sale of third-party developed intervals of approximately $12 million.

Operating Expenses

	Nine Months Ended September 30,		Percent Change
	2014	2013	2014 vs. 2013
	(in millions)
Owned and leased hotels	$2,420	$2,327	4.0
Timeshare	564	545	3.5

Fluctuations in operating expenses at our owned and leased hotels can be attributed to various factors, including changes in occupancy levels, labor costs, utilities, taxes and insurance costs. The change in the number of occupied room nights directly affects certain variable expenses, which include payroll, supplies and other operating expenses.

U.S. owned and leased hotel expenses totaled $1,098 million and $1,046 million for the nine months ended September 30, 2014 and 2013, respectively. The increase was primarily due to increases in payroll costs and other variable costs resulting from increased revenues.

International owned and leased hotel expenses totaled $1,322 million and $1,281 million for the nine months ended September 30, 2014 and 2013, respectively. The increase included unfavorable movements in foreign currency rates of $18 million, for the nine months ended September 30, 2014. On a currency neutral basis, international owned and leased hotel expenses increased $23 million for the nine months ended September 30, 2014. The increase in currency neutral expenses was primarily due to a benefit of $11 million recognized as a reduction in rent expense during the nine months ended September 30, 2013 relating to a termination payment received for one of our properties with a ground lease. The increase was also due to the opening of a new leased property in 2014 which had operating expenses of $8 million for the nine months ended September 30, 2014.

Timeshare expense increased $19 million for the nine months ended September 30, 2014, compared to the same period in 2013, primarily due to an increase in sales and marketing expenses, resulting from the increase in sales volume from our third-party developed properties.

	Nine Months Ended September 30,		Percent Change
	2014	2013	2014 vs. 2013
	(in millions)
Depreciation and amortization	$470	$455	3.3

The increase in depreciation and amortization expense during the nine months ended September 30, 2014 was primarily due to increased amortization expense from capitalized software placed in service during and after the same period in 2013. The increase in depreciation and amortization expense was partially offset by a decrease in depreciation expense due to $10 million in accelerated depreciation recognized during the nine months ended September 30, 2013 resulting from a lease termination at one of our properties.

	Nine Months Ended September 30,		Percent Change
	2014	2013	2014 vs. 2013
	(in millions)
General, administrative and other	$349	$319	9.4

General and administrative expenses consist of our corporate operations, compensation and related expenses, including share-based compensation, and other operating costs.

General and administrative expenses were $294 million and $282 million for the nine months ended September 30, 2014 and 2013, respectively. The increase was primarily due to an increase of $20 million of compensation expense related to the Promote plan. Additionally, we incurred $6 million of costs in connection with the sale of shares of our common stock by selling stockholders in connection with a secondary equity offering in June 2014. These increases were partially offset by the $18 million in employee severance costs incurred in 2013 that did not occur in 2014.

Other expenses for the nine months ended September 30, 2014 and 2013 were $55 million and $37 million, respectively. The increase was primarily due to our purchasing operations, which is in line with the increase in other revenues.

Non-operating Income and Expenses

	Nine Months Ended September 30,		Percent Change
	2014	2013	2014 vs. 2013
	(in millions)
Interest expense	$467	$401	16.5

Interest expense increased $66 million for the nine months ended September 30, 2014, compared to the same period in 2013, primarily due to the amortization of debt issuance costs and interest rate swaps on debt entered into in October 2013, as well as the interest on our Securitized Timeshare Debt entered into in the second half of 2013.

	Nine Months Ended September 30,		Percent Change
	2014	2013	2014 vs. 2013
	(in millions)
Equity in earnings from unconsolidated affiliates	$16	$11	45.5

The increase in equity in earnings from unconsolidated affiliates was primarily due to improved performance of our unconsolidated affiliates.

	Nine Months Ended September 30,		Percent Change
	2014	2013	2014 vs. 2013
	(in millions)
Gain (loss) on foreign currency transactions	$41	$ (43)	NM	(1)

(1)	Fluctuation in terms of percentage change is not meaningful.

The net gain (loss) on foreign currency transactions primarily relates to changes in foreign currency rates relating to short-term cross-currency intercompany loans.

	Nine Months Ended September 30,		Percent Change
	2014	2013	2014 vs. 2013
	(in millions)
Other gain, net	$38	$5	NM	(1)

(1)	Fluctuation in terms of percentage change is not meaningful.

The other gain, net for the nine months ended September 30, 2014 was primarily related to a pre-tax gain of $23 million resulting from an equity investments exchange; see Note 3: “Acquisitions” in our unaudited condensed consolidated financial statements. Other gain, net for the nine months ended September 30, 2014 also included pre-tax gains of $13 million resulting from the sale of two hotels and a vacant parcel of land.

The other gain, net for the nine months ended September 30, 2013 was primarily related to a capital lease restructuring by one of our consolidated VIEs during the first quarter of 2013. The revised terms reduced the future minimum lease payments, resulting in a reduction of the capital lease obligation and a residual amount, which was recorded in other gain, net.

	Nine Months Ended September 30,		Percent Change
	2014	2013	2014 vs. 2013
	(in millions)
Income tax expense	$331	$192	72.4

The increase in income tax expense was primarily the result of a net decrease in unrecognized tax benefits that occurred during the nine months ended September 30, 2013 that resulted in a lower effective tax rate. Additionally there was an increase in U.S. federal taxes as a result of higher taxable income.

Segment Results

We evaluate our business segment operating performance using segment Adjusted EBITDA, as described in Note 16: “Business Segments” in our unaudited condensed consolidated financial statements. Refer to those financial statements for a reconciliation of Adjusted EBITDA to net income attributable to Hilton stockholders. For a discussion of how management uses EBITDA and Adjusted EBITDA to manage our business and material limitations on its usefulness, refer to “—Key Business and Financial Metrics Used by Management.”

The following table sets forth revenues and Adjusted EBITDA by segment, reconciled to consolidated amounts:

	Nine Months Ended September 30,		Percent Change
	2014	2013	2014 vs. 2013
	(in millions)
Revenues
Ownership	$3,165	$3,003	5.4
Management and franchise	1,085	938	15.7
Timeshare	850	809	5.1

Segment revenues	5,100	4,750	7.4
Other revenues from managed and franchised properties	2,653	2,433	9.0
Other revenues	70	48	45.8
Intersegment fees elimination	(149)	(139)	7.2

Total revenues	$7,674	$7,092	8.2

Adjusted EBITDA
Ownership	$730	$672	8.6
Management and franchise	1,085	938	15.7
Timeshare	232	205	13.2
Corporate and other	(207)	(208)	(0.5)

Adjusted EBITDA	$1,840	$1,607	14.5

Ownership

Ownership segment revenues increased $162 million for the nine months ended September 30, 2014, compared to the same period in 2013, primarily due to an improvement in RevPAR of 5.6 percent at our comparable owned and leased hotels. Our ownership segment’s Adjusted EBITDA increased $58 million, primarily as a result of an increase in ownership segment revenues, offset by an increase in owned and leased operating expenses of $93 million. Refer to “—Revenues—Owned and leased hotels” and “—Operating Expenses—Owned and leased hotels” for further discussion on the increases in revenues and operating expenses at our owned and leased hotels.

Management and franchise

Management and franchise segment revenues increased $147 million for the nine months ended September 30, 2014, compared to the same period in 2013, primarily as a result of an increase in RevPAR at our comparable managed and franchised properties of 7.5 percent, as well as the net addition of hotels to our managed and franchised system. Refer to “—Revenues—Management and franchise and other” for further discussion on the increase in revenues from our managed and franchised properties. Our management and franchise segment’s Adjusted EBITDA increased as a result of the increase in management and franchise segment revenues.

Timeshare

Our timeshare segment’s Adjusted EBITDA increased $27 million for the nine months ended September 30, 2014, compared to the same period in 2013, as a result of the increase in timeshare revenue of $41 million, offset by the increase in timeshare operating expenses of $19 million. Refer to “—Revenues—Timeshare” and “—Operating Expenses—Timeshare” for a discussion of the changes in revenues and operating expenses from our timeshare segment.

Year Ended December 31, 2013 Compared with Year Ended December 31, 2012

During the year ended December 31, 2013, we experienced occupancy increases in all segments of our business, and we were able to increase rates in market segments where demand has outpaced supply. The hotel operating statistics for our system-wide comparable hotels were as follows:

	Year Ended December 31, 2013	Variance 2013 vs. 2012
Owned and leased hotels
Occupancy	75.9%	0.9	% pts
ADR	$191.15	3.4%
RevPAR	$145.00	4.6%
Managed and franchised hotels
Occupancy	71.9%	1.4	% pts
ADR	$130.68	3.3%
RevPAR	$94.02	5.3%
System-wide
Occupancy	72.3%	1.3	% pts
ADR	$136.49	3.3%
RevPAR	$98.65	5.2%

The system-wide increase in RevPAR was led by our Asia Pacific region, which experienced an increase of 7.0 percent due primarily to increased occupancy of 4.5 percentage points. In the Americas region, which includes the U.S., RevPAR increased 5.2 percent due to increased occupancy of 1.2 percentage points and increased ADR of 3.4 percent. Our hotels in the MEA region experienced a RevPAR increase of 6.4 percent, due to increased ADR of 13.1 percent, offset by decreased occupancy of 3.7 percentage points. Our European hotels experienced a RevPAR increase of 3.9 percent, primarily due to increased occupancy of 2.2 percentage points.

Revenues

	Year Ended December 31,		Percent Change
	2013	2012	2013 vs. 2012
	(in millions)
Owned and leased hotels	$4,046	$3,979	1.7
Management and franchise fees and other	1,175	1,088	8.0
Timeshare	1,109	1,085	2.2

	$6,330	$6,152	2.9

Revenues as presented in this section excludes other revenues from managed and franchised properties of $3,405 million and $3,124 million during the years ended December 31, 2013 and 2012, respectively.

Owned and leased hotels

During the year ended December 31, 2013, the overall improved performance at our owned and leased hotels primarily was a result of improvement in RevPAR of 4.6 percent at our comparable owned and leased hotels.

As of December 31, 2013, we had 35 consolidated owned and leased hotels located in the U.S., comprising 24,050 rooms. Revenues at our U.S. owned and leased hotels for the years ended December 31, 2013 and 2012 totaled $2,058 million and $1,922 million, respectively. The increase of $136 million, or 7.1 percent, was primarily driven by an increase in RevPAR at our U.S. comparable owned and leased hotels of 6.8 percent, which was due to increases in occupancy and ADR of 1.6 percentage points and 4.5 percent, respectively.

As of December 31, 2013, we had 89 consolidated owned and leased hotels located outside of the U.S., comprising 25,781 rooms. Revenues from our international (non-U.S.) owned and leased hotels for the years ended December 31, 2013 and 2012 totaled $1,988 million and $2,057 million, respectively. The decrease of $69 million, or 3.4 percent, was primarily due to an unfavorable movement in foreign currency rates of $63 million; on a currency neutral basis, revenue decreased $6 million. The decrease in currency neutral revenue was a result of a $44 million decrease in revenue from hotels that we sold or where leases expired during the periods, offset by an increase in revenues from our international comparable owned and leased hotels, which had a RevPAR increase of 8.0 percent. The RevPAR increase was a result of a 4.2 percentage point increase in occupancy and a 2.0 percent increase in ADR.

Management and franchise fees and other

Management and franchise fee revenue for the years ended December 31, 2013 and 2012 totaled $1,115 million and $1,032 million, respectively. The increase of $83 million, or 8.0 percent, reflects increases in RevPAR of 6.0 percent and 5.0 percent at our comparable managed and franchised properties, respectively. The increases in RevPAR for managed and franchised hotels were driven by both increases in occupancy and ADR.

The addition of new hotels to our managed and franchised system also contributed to the growth in revenue. During 2013, we added 45 managed properties on a net basis, contributing an additional 10,196 rooms to our system, as well as 108 franchised properties on a net basis, providing an additional 16,084 rooms to our system. As new hotels are established in our system, we expect the fees received from such hotels to increase as they are part of our system for full periods.

Other revenues for the years ended December 31, 2013 and 2012 were $60 million and $56 million, respectively. The increase was primarily driven by an increase in revenues received from our supply management business.

Timeshare

Timeshare revenue increased $24 million due to an increase of approximately $63 million in sales commissions generated from projects developed by third parties as a result of three properties comprising 1,049 units commencing sales during or after the year ended December 31, 2012. Additionally, there was an increase of approximately $9 million in revenue from our resort operations, primarily due to increases in club fees and room rentals, as well as an increase of approximately $9 million in financing and other revenues, primarily due to increases in portfolio interest income. These increases were offset by a decrease of approximately $57 million in revenue from the sale of timeshare units developed by us due to lower sales volume of our owned timeshare inventory, which we expect to continue as we further develop our capital light timeshare business with a focus on selling timeshare intervals on behalf of third-party developers.

Operating Expenses

	Year Ended December 31,		Percent Change
	2013	2012	2013 vs. 2012
	(in millions)
Owned and leased hotels	$3,147	$3,230	(2.6)
Timeshare	730	758	(3.7)

Owned and leased hotels

Fluctuations in operating expenses at our owned and leased hotels can be related to various factors, including changes in occupancy levels, labor costs, utilities, taxes and insurance costs. The change in the number of occupied room nights directly affects certain variable expenses, which include payroll, supplies and other operating expenses.

U.S. owned and leased hotel expenses totaled $1,410 million and $1,370 million for the years ended December 31, 2013 and 2012, respectively. The increase of $40 million, or 2.9 percent, was due to increased occupancy levels, which resulted in an increase in variable operating expenses, including labor and utility costs.

International owned and leased hotel expenses totaled $1,737 million and $1,860 million for the years ended December 31, 2013 and 2012, respectively. The decrease of $123 million, or 6.6 percent, was due in part to foreign currency movements, which contributed $49 million of the decrease, as international owned and leased hotel expenses, on a currency neutral basis, decreased $74 million. The decrease in currency neutral expenses was primarily due to the expiration of operating leases and sales of certain properties in 2012, as well as cost mitigation strategies and operational efficiencies employed at all of our owned and leased properties.

Timeshare

Timeshare expense decreased $28 million primarily due to lower sales volume at our developed properties resulting in lower cost of sales, offset by an increase in sales and marketing expenses, most significantly related to the shift towards our capital light timeshare business.

	Year Ended December 31,		Percent Change
	2013	2012	2013 vs. 2012
	(in millions)
Depreciation and amortization	$603	$550	9.6

Depreciation expense increased $28 million primarily due to $254 million in capital expenditures during the year ended December 31, 2013, resulting in additional depreciation expense on certain owned and leased assets in 2013. Amortization expense increased $25 million for the year ended December 31, 2013 primarily due to capitalized software costs that were placed into service during the fourth quarter of 2012.

	Year Ended December 31,		Percent Change
	2013	2012	2013 vs. 2012
	(in millions)
Impairment losses	$—	$54	NM	(1)

(1)	Fluctuation in terms of percentage change is not meaningful.

During the year ended December 31, 2012, certain markets and properties faced operating and competitive challenges. Such challenges caused a decline in expected future results of certain owned and leased properties and in the market value of certain corporate buildings, which caused us to evaluate the carrying values of these affected properties for impairment. As a result of our evaluation, we recognized impairment losses of $42 million related to our owned and leased hotels, $11 million of impairment losses related to certain corporate office facilities and $1 million of impairment losses related to one cost method investment.

	Year Ended December 31,		Percent Change
	2013	2012	2013 vs. 2012
	(in millions)
General, administrative and other	$748	$460	62.6

General and administrative expenses consist of our corporate operations, compensation and related expenses, including share-based compensation, and other operating costs.

General and administrative expenses were $697 million and $398 million for the years ended December 31, 2013 and 2012, respectively. The increase of $299 million was primarily due to share-based compensation expense of approximately $306 million related to the conversion of our executive compensation plan concurrent with our IPO during the fourth quarter of 2013. Other expenses for the years ended December 31, 2013 and 2012 were $51 million and $62 million, respectively. The decrease of $11 million was primarily due to a reduction in payments required under performance guarantees on certain managed properties between periods.

Non-operating Income and Expenses

	Year Ended December 31,		Percent Change
	2013	2012	2013 vs. 2012
	(in millions)
Interest expense	$620	$569	9.0

Interest expense increased $51 million for the year ended December 31, 2013 primarily due to the release of $23 million of debt issuance costs and original issue discount related to the portion of the Term Loans that was voluntarily prepaid during the year ended December 31, 2013, as well as an increase in the average interest rate on our outstanding borrowings. These increases were offset by decreases in interest expense as a result of voluntary prepayments of $1.45 billion made in 2013 prior to our Debt Refinancing.

	Year Ended December 31,		Percent Change
	2013	2012	2013 vs. 2012
	(in millions)
Equity in earnings (losses) from unconsolidated affiliates	$16	$(11)	NM	(1)

(1)	Fluctuation in terms of percentage change is not meaningful.

The $27 million increase in equity in earnings from unconsolidated affiliates was primarily a result of $19 million of impairment losses on our equity method investments recognized during the year ended December 31, 2012. Additionally, many of our equity method investments experienced improved operating performance, resulting in an increase in the equity in earnings from these unconsolidated affiliates.

	Year Ended December 31,		Percent Change
	2013	2012	2013 vs. 2012
	(in millions)
Gain (loss) on foreign currency transactions	$(45)	$23	NM	(1)

(1)	Fluctuation in terms of percentage change is not meaningful.

The net gain (loss) on foreign currency transactions primarily relates to changes in foreign currency rates relating to short-term cross-currency intercompany loans.

	Year Ended December 31,		Percent Change
	2013	2012	2013 vs. 2012
	(in millions)
Gain on debt extinguishment	$229	$—	NM	(1)

(1)	Fluctuation in terms of percentage change is not meaningful.

The gain on debt extinguishment was the result of the Debt Refinancing which occurred in 2013. See Note 13: “Debt” in our audited consolidated financial statements included elsewhere in this prospectus for further discussion.

	Year Ended December 31,		Percent Change
	2013	2012	2013 vs. 2012
	(in millions)
Other gain, net	$7	$15	(53.3)

The other gain, net for the year ended December 31, 2013 was primarily related to a capital lease restructuring by one of our consolidated variable interest entities (“VIEs”) during the period. The revised terms reduced the future minimum lease payments, resulting in a reduction of the capital lease obligation and a residual amount, which was recorded in other gain, net.

The other gain, net for the year ended December 31, 2012 was primarily related to the pre-tax gain of $5 million resulting from the sale of our interest in an investment in affiliate accounted for under the equity method, as well as a $6 million gain due to the resolution of certain contingencies relating to historical asset sales.

	Year Ended December 31,		Percent Change
	2013	2012	2013 vs. 2012
	(in millions)
Income tax expense	$238	$214	11.2

The $24 million increase in income tax expense was primarily the result of an increase in U.S. federal and foreign taxes as a result of higher taxable income, partially offset by the benefit of releasing $121 million of valuation allowances against certain foreign and state deferred tax assets during the year ended December 31, 2013. Refer to Note 19: “Income Taxes” in our audited consolidated financial statements included elsewhere in this prospectus for a reconciliation of our tax provision at the U.S. statutory rate to our provision for income taxes.

Segment Results

We evaluate our business segment operating performance using segment Adjusted EBITDA, as described in Note 24: “Business Segments” in our audited consolidated financial statements included elsewhere in this prospectus. Refer to those financial statements for a reconciliation of Adjusted EBITDA to net income attributable to Hilton stockholders. For a discussion of our definition of EBITDA and Adjusted EBITDA, how management uses it to manage our business and material limitations on its usefulness, refer to “—Key Business and Financial Metrics Used by Management”.

The following table sets forth revenues and Adjusted EBITDA by segment, reconciled to consolidated amounts:

	Year Ended December 31,		Percent Change
	2013	2012	2013 vs. 2012
	(in millions)
Revenues:
Ownership(1)(4)	$4,075	$4,006	1.7
Management and franchise(2)	1,271	1,180	7.7
Timeshare	1,109	1,085	2.2

Segment revenues	6,455	6,271	2.9
Other revenues from managed and franchised properties	3,405	3,124	9.0
Other revenues(3)	69	66	4.5
Intersegment fees elimination(1)(2)(3)(4)	(194)	(185)	4.9

Total revenues	$9,735	$9,276	4.9

Adjusted EBITDA:
Ownership(1)(2)(3)(4)(5)	$926	$793	16.8
Management and franchise(2)	1,271	1,180	7.7
Timeshare(1)(2)	297	252	17.9
Corporate and other(3)(4)	(284)	(269)	5.6

Adjusted EBITDA	$2,210	$1,956	13.0

(1)	Includes charges to timeshare operations for rental fees and fees for other amenities, which are eliminated in our consolidated financial statements. These charges totaled $26 million and $24 million for the years ended December 31, 2013 and 2012, respectively. While the net effect is zero, our measures of segment revenues and Adjusted EBITDA include these fees as a benefit to the ownership segment and a cost to timeshare Adjusted EBITDA.
(2)	Includes management, royalty and intellectual property fees of $100 million and $96 million for the years ended December 31, 2013 and 2012, respectively. These fees are charged to consolidated owned and leased properties and are eliminated in our consolidated financial statements. Also includes a licensing fee of $56 million and $52 million for the years ended December 31, 2013 and 2012, respectively, which is charged to our timeshare segment by our management and franchise segment and is eliminated in our consolidated financial statements. While the net effect is zero, our measures of segment revenues and Adjusted EBITDA include these fees as a benefit to the management and franchise segment and a cost to ownership Adjusted EBITDA and timeshare Adjusted EBITDA.
(3)	Includes charges to consolidated owned and leased properties for services provided by our wholly owned laundry business of $9 million and $10 million for the years ended December 31, 2013 and 2012, respectively. These charges are eliminated in our consolidated financial statements.
(4)	Includes various other intercompany charges of $3 million for the years ended December 31, 2013 and 2012.
(5)	Includes unconsolidated affiliate Adjusted EBITDA.

Ownership

Ownership segment revenues increased $69 million primarily due to an improvement in RevPAR of 4.6 percent at our comparable owned and leased hotels. Refer to “—Revenues—Owned and leased hotels” for further discussion on the increase in revenues from our owned and leased hotels. Our ownership segment’s Adjusted EBITDA increased $133 million primarily as a result of the increase in ownership segment revenues and the decrease in operating expenses at our owned and leased hotels of $83 million. Refer to “—Operating Expenses—Owned and leased hotels” for further discussion on the decrease in operating expenses.

Management and franchise

Management and franchise segment revenues increased $91 million primarily as a result of increases in RevPAR of 6.0 percent and 5.0 percent at our comparable managed and franchised properties, respectively, and the net addition of hotels to our managed and franchised system. Refer to “—Revenues—Management and franchise and other” for further discussion on the increase in revenues from our managed and franchised properties. Our management and franchise segment’s Adjusted EBITDA increased as a result of the increase in management and franchise segment revenues.

Timeshare

Refer to “—Revenues—Timeshare” for a discussion of the increase in revenues from our timeshare segment. Our timeshare segment’s Adjusted EBITDA increased $45 million primarily as a result of the $24 million increase in timeshare revenue and the $28 million decrease in timeshare operating expense. Refer to “—Operating Expenses—Timeshare” for a discussion of the decrease in operating expenses from our timeshare segment.

Year Ended December 31, 2012 Compared with Year Ended December 31, 2011

During the year ended December 31, 2012, we experienced occupancy increases in all segments of our business and were able to increase rates in market segments where demand outpaced supply. The hotel operating statistics for our system-wide comparable hotels were as follows:

	Year Ended December 31, 2012	Variance 2012 vs. 2011
Owned and leased hotels
Occupancy	74.5%	2.3	% pts
ADR	$183.29	1.0%
RevPAR	$136.55	4.2%

Managed and franchised hotels
Occupancy	70.8%	1.9	% pts
ADR	$126.17	3.0%
RevPAR	$89.34	5.8%

System-wide
Occupancy	71.1%	1.9	% pts
ADR	$131.35	2.9%
RevPAR	$93.38	5.7%

The system-wide increase in occupancy was led by our Asia Pacific region, which had an increase of 4.8 percentage points, and was lagged by our European hotels, which had a growth in occupancy of 1.3 percentage points. Our European hotels experienced a 2.5 percent increase in RevPAR, partially attributable to the 2012 Summer Olympics held in London. While political unrest in portions of the Middle East continued throughout 2012, the MEA region experienced a 2.8 percent increase in RevPAR.

As of December 31, 2012, we had 10 hotels in Japan, five of which were included in our ownership segment. Additionally, Hilton Grand Vacations (“HGV”) had eight sales centers and offices in Japan. None of our hotels or offices in Japan were damaged in the March 2011 earthquake and tsunami. Our Japanese operations stabilized during the third quarter of 2011 and, from that time on, our Japanese hotels have experienced continued improvement in RevPAR, which increased 14.9 percent and supported the increase in RevPAR of 8.7 percent in our Asia Pacific region between periods. The Asia Pacific region experienced the largest increase in RevPAR of all our regions from 2011.

Revenues

	Year Ended December 31,		Percent Change
	2012	2011	2012 vs. 2011
	(in millions)
Owned and leased hotels	$3,979	$3,898	2.1
Management and franchise fees and other	1,088	1,014	7.3
Timeshare	1,085	944	14.9

	$6,152	$5,856	5.1

Revenues as presented in this section, excludes other revenues from managed and franchised properties of $3,124 million and $2,927 million during the years ended December 31, 2012 and 2011, respectively.

Owned and leased hotels

During the year ended December 31, 2012, the improved performance of our owned and leased hotels primarily was a result of improvement in RevPAR of 4.2 percent at our comparable owned and leased hotels.

As of December 31, 2012, we had 35 consolidated owned and leased hotels located in the U.S., comprising 24,054 rooms. Revenue at our U.S. owned and leased hotels for the years ended December 31, 2012 and 2011 totaled $1,922 million and $1,822 million, respectively. The increase of $100 million, or 5.5 percent, was primarily driven by an increase in RevPAR of 5.1 percent, which was due to increases in ADR and occupancy at our U.S. comparable owned and leased hotels of 1.5 percent and 2.7 percentage points, respectively. These increases were primarily driven by business from transient guests as room revenue from transient guests at our U.S. comparable owned and leased hotels increased 10.4 percent, due to increases in transient ADR of 2.9 percent and transient occupancy of 7.3 percent. The increased transient room revenue was in part offset by decreases in room revenue from group travel at our U.S. comparable owned and leased hotels of 3.0 percent during the year ended December 31, 2012, compared to the year ended December 31, 2011. The decrease in group room revenue at our U.S. comparable owned and leased hotels was primarily due to one large group at one hotel driving significant group room revenue in 2011 that did not recur in 2012. Excluding this one hotel from the prior year results, our group room revenue at our U.S. comparable owned and leased hotels increased 2.0 percent.

As of December 31, 2012, we had 94 consolidated owned and leased hotels located outside of the U.S., comprising 26,565 rooms. Revenue from our international owned and leased hotels totaled $2,057 million and $2,076 million for the years ended December 31, 2012 and December 31, 2011, respectively. The revenue decrease of $19 million, or 0.9 percent, was primarily due to an unfavorable movement in foreign currency rates of $76 million. On a currency neutral basis, international owned and leased hotel revenue increased $57 million, or 2.9 percent. The increase was primarily driven by an increase in RevPAR of 3.4 percent, which was due to an increase in occupancy at our comparable international owned and leased hotels of 1.9 percentage points, while ADR remained relatively consistent period over period. The increase was also due to recovery in Japan as operations stabilized in the third quarter of 2011 after the natural disasters negatively affected revenues for the first half of 2011. This recovery resulted in an increase in RevPAR at our comparable Japanese owned and leased hotels of 18.2 percent, which was driven by an increase in occupancy and ADR of 10.5 percentage points and 2.1 percent, respectively.

Management and franchise fees and other

Management and franchise fee revenue for the years ended December 31, 2012 and 2011 totaled $1,032 million and $965 million, respectively. The increase of $67 million, or 6.9 percent, in our management and franchise business reflects increases in RevPAR of 4.9 percent and 6.2 percent at our comparable managed and franchised properties, respectively. The increases in RevPAR for both comparable periods for managed and franchised hotels were primarily driven by increased occupancy and rates charged to guests.

The addition of new hotels to our managed and franchised system also contributed to the growth in revenue. We added 13 managed properties on a net basis, contributing an additional 4,265 rooms to our system, as well as 107 franchised properties on a net basis, providing an additional 14,007 rooms to our system. As new hotels are established in our system, we expect the fees received from such hotels to increase as they are part of our system for full periods.

Other revenues were $56 million and $49 million, respectively, for the years ended December 31, 2012 and 2011.

Timeshare

Timeshare revenue for the year ended December 31, 2012 was $1,085 million, an increase of $141 million, or 14.9 percent, from $944 million during the year ended December 31, 2011. This increase was primarily due to a $66 million increase in revenue from the sale of timeshare units developed by us, as well as an increase of $46 million in sales commissions and fees earned on projects developed by third parties. Additionally, our revenue from resorts operations and financing and other revenues both increased $9 million.

Operating Expenses

	Year Ended December 31,		Percent Change
	2012	2011	2012 vs. 2011
	(in millions)
Owned and leased hotels	$3,230	$3,213	0.5
Timeshare	758	668	13.5

U.S. owned and leased hotel expense totaled $1,370 million and $1,345 million, respectively, for the years ended December 31, 2012 and 2011. The increase of $25 million, or 1.9 percent, was partially due to increased occupancy of 2.7 percentage points at our comparable U.S. owned and leased hotels, which resulted in an increase in labor and utility costs. The increase was also due to increases to sales and marketing expenses, insurance expenses and property taxes at our U.S. owned and leased hotels.

International owned and leased hotel expense decreased $8 million, or 0.4 percent, to $1,860 million from $1,868 million, respectively, for the year ended December 31, 2012 compared to the year ended December 31, 2011. However, there were foreign currency movements of $66 million between the years ended December 31, 2012 and 2011, which decreased owned and leased hotel expenses. International owned and leased hotel expenses, on a currency neutral basis, increased $58 million. The increase in currency neutral expense was primarily due to increased occupancy of 1.9 percentage points at our comparable international owned and leased hotels, which resulted in an increase in variable operating expenses and energy costs. The increase was also due to increases in rent expenses, certain of which have a variable component based on hotel revenues or profitability, as well as repair and maintenance expenses, insurance expenses and property taxes at our international owned and leased hotels.

Timeshare expense increased $90 million for the year ended December 31, 2012, compared to the year ended December 31, 2011, primarily due to increased sales, marketing, general and administrative costs associated with the increase in timeshare revenue during the same period.

	Year Ended December 31,		Percent Change
	2012	2011	2012 vs. 2011
	(in millions)
Depreciation and amortization	$550	$564	(2.5)

Depreciation and amortization expense decreased $14 million for the year ended December 31, 2012, compared to the year ended December 31, 2011. Depreciation expense, including amortization of assets recorded under capital leases, decreased $33 million primarily due to capital lease amendments which resulted in extending asset useful lives in the second half of 2011, as well as 2011 impairments, which resulted in lower depreciable asset bases for 2012. These instances led to lower depreciation expense on the same assets for the year ended December 31, 2012 compared to the year ended December 31, 2011. Amortization expense increased $19 million primarily due to capitalized software that was placed in service during the year ended December 31, 2012.

	Year Ended December 31,		Percent Change
	2012	2011	2012 vs. 2011
	(in millions)
Impairment losses	$54	$20	NM	(1)

(1)	Fluctuation in terms of percentage change is not meaningful.

During the year ended December 31, 2012, certain specific markets and properties, particularly in Europe, continued to face operating and competitive challenges. Such challenges caused a decline in market value of certain corporate buildings in the current year and in expected future results for certain owned and leased properties, which caused us to evaluate the carrying values of these affected properties for impairment. During 2012, we recognized impairment losses of $42 million related to our owned and leased hotels, $11 million of impairment losses related to certain corporate office facilities, and $1 million of impairment losses related to one cost method investment. During 2011, we recognized impairment losses of $17 million related to our owned and leased hotels and $3 million on timeshare properties.

	Year Ended December 31,		Percent Change
	2012	2011	2012 vs. 2011
	(in millions)
General, administrative and other	$460	$416	10.6

General and administrative expenses consist of our corporate operations, compensation and related expenses, including share-based compensation, and other operating costs.

General and administrative expenses for the years ended December 31, 2012 and 2011 totaled $398 million and $377 million, respectively. In 2011, we recorded a one-time $20 million insurance recovery related to a prior year legal settlement. Excluding this recovery, general and administrative expenses increased $1 million for the year ended December 31, 2012, compared to the year ended December 31, 2011. The increase includes a $31 million increase in share-based compensation expense due to the acceleration of certain payments under our share-based compensation plan. These increases were offset by decreases in employee retirement costs from the acceleration of a $13 million prior service credit relating to the freeze of our employee benefit plan that covers workers in the United Kingdom agreed to in March 2012, reorganization costs of $16 million that were recorded in 2011 and other operating costs.

Other expenses were $62 million and $39 million, respectively, for the years ended December 31, 2012 and 2011. This increase of $23 million was due to an increase of $16 million in various operating expenses incurred for the incidental support of hotel operations and an increase of $3 million for guarantee payments.

Non-operating Income and Expenses

	Year Ended December 31,		Percent Change
	2012	2011	2012 vs. 2011
	(in millions)
Interest expense	$569	$643	(11.5)

Interest expense decreased $74 million for the year ended December 31, 2012, compared to the year ended December 31, 2011. The decrease in interest expense was attributable to debt payments during the fourth quarter 2011, which resulted in lower 2012 debt principal balances to which interest rates were applied.

The weighted average effective interest rate on our outstanding debt was approximately 3.4 percent and 3.7 percent for the years ended December 31, 2012 and 2011, respectively.

	Year Ended December 31,		Percent Change
	2012	2011	2012 vs. 2011
	(in millions)
Equity in losses from unconsolidated affiliates	$11	$145	(92.4)

The $134 million decrease in the loss from prior year was primarily due to other-than-temporary impairments on our equity investments of $19 million for the year ended December 31, 2012, as compared to other-than-temporary impairments of $141 million for the year ended December 31, 2011 resulting from declines in certain joint ventures’ current and expected future operating results.

	Year Ended December 31,			Percent Change
	2012	2011		2012 vs. 2011
	(in millions)
Gain (loss) on foreign currency transactions	$23		$(21)	NM	(1)

(1)	Fluctuation in terms of percentage change is not meaningful.

The net gain (loss) on foreign currency transactions primarily relates to changes in foreign currency rates relating to short-term cross-currency intercompany loans.

	Year Ended December 31,		Percent Change
	2012	2011	2012 vs. 2011
	(in millions)
Other gain, net	$15	$19	(21.1)

The other gain, net for the year ended December 31, 2012 was primarily related to a pre-tax gain of $5 million resulting from the sale of our interest in an investment in affiliate accounted for under the equity method, as well as a $6 million gain due to the resolution of certain contingencies relating to historical asset sales.

The other gain, net for the year ended December 31, 2011 was primarily due to a gain of $16 million on the sale of our former headquarters building in Beverly Hills, California, as well a gain of $13 million related to the restructuring of a capital lease. These gains were offset by a loss of $10 million related to the sale of our interest in a hotel development joint venture.

	Year Ended December 31,			Percent Change
	2012		2011	2012 vs. 2011
	(in millions)
Income tax benefit (expense)		$(214)	$59	NM	(1)

(1)	Fluctuation in terms of percentage change is not meaningful.

Our income tax expense for the year ended December 31, 2012 was primarily a result of $201 million related to our U.S. federal income tax provision. For the year ended December 31, 2011, our income tax expense, which was primarily related to $69 million and $50 million in U.S. federal and foreign income tax provision, respectively, was offset by a release of $182 million in valuation allowance against our deferred tax assets related to U.S. federal foreign tax credits resulting in an overall tax benefit. Based on our consideration of all positive and negative evidence available, we believe that it is more likely than not we will be able to realize our U.S. federal foreign tax credits.

Segment Results

The following table sets forth revenues and Adjusted EBITDA by segment, reconciled to consolidated amounts:

	Year Ended December 31,		Percent Change
	2012	2011	2012 vs. 2011
	(in millions)
Revenues:
Ownership(1)(4)	$4,006	$3,926	2.0
Management and franchise(2)	1,180	1,095	7.8
Timeshare	1,085	944	14.9

Segment revenues	6,271	5,965	5.1
Other revenues from managed and franchised properties	3,124	2,927	6.7
Other revenues(3)	66	58	13.8
Intersegment fees elimination(1)(2)(3)(4)	(185)	(167)	10.8

Total revenues	$9,276	$8,783	5.6

Adjusted EBITDA
Ownership(1)(2)(3)(4)(5)	$793	$725	9.4
Management and franchise(2)	1,180	1,095	7.8
Timeshare(1)(2)	252	207	21.7
Corporate and other(3)(4)	(269)	(274)	(1.8)

Adjusted EBITDA	$1,956	$1,753	11.6

(1)	Includes charges to timeshare operations for rental fees and fees for other amenities, which are eliminated in our consolidated financial statements. These charges totaled $24 million and $27 million for the years ended December 31, 2012 and 2011, respectively. While the net effect is zero, our measures of segment revenues and Adjusted EBITDA include these fees as a benefit to the ownership segment and a cost to timeshare Adjusted EBITDA.
(2)	Includes management, royalty and intellectual property fees of $96 million and $88 million for the years ended December 31, 2012 and 2011, respectively. These fees are charged to consolidated owned and leased properties and are eliminated in our consolidated financial statements. Also includes a licensing fee of $52 million and $43 million for the years ended December 31, 2012 and 2011, respectively, which is charged to our timeshare segment by our management and franchise segment and is eliminated in our consolidated financial statements. While the net effect is zero, our measures of segment revenues and Adjusted EBITDA include these fees as a benefit to the management and franchise segment and a cost to ownership Adjusted EBITDA and timeshare Adjusted EBITDA.
(3)	Includes charges to consolidated owned and leased properties for services provided by our wholly owned laundry business of $10 million and $9 million for the years ended December 31, 2012 and 2011, respectively. These charges are eliminated in our consolidated financial statements.
(4)	Includes various other intercompany charges of $3 million for the year ended December 31, 2012.
(5)	Includes unconsolidated affiliate Adjusted EBITDA.

Ownership

Ownership segment revenues increased primarily due to an improvement in RevPAR of 4.2 percent at our comparable owned and leased hotels. Refer to “—Revenues—Owned and leased hotels” for further discussion on the increase in revenues from our owned and leased hotels. Our ownership segment’s Adjusted EBITDA increased primarily as a result of the increase in ownership segment revenues of $80 million offset by an increase in operating expenses of $17 million at our owned and leased hotels. Refer to “—Operating Expenses—Owned and leased hotels” for further discussion on the increase in operating expenses at our owned and leased hotels.

Management and franchise

Management and franchise segment revenues increased primarily as a result of increases in RevPAR of 4.9 percent and 6.2 percent at our comparable managed and franchised properties, respectively, and the net addition of hotels to our managed and franchised system. Refer to “—Revenues—Management and franchise fees and other” for further discussion on the increase in revenues from our comparable managed and franchised properties. Our management and franchise segment’s Adjusted EBITDA increased as a result of the increase in management and franchise segment revenues.

Timeshare

Refer to “—Revenues—Timeshare” for a discussion of the increase in revenues from our timeshare segment. Our timeshare segment’s Adjusted EBITDA increased as a result of the $141 million increase in timeshare revenue, offset by a $90 million increase in timeshare operating expenses. Refer to “—Operating Expenses—Timeshare” for a discussion of the increase in operating expenses from our timeshare segment.

Supplemental Financial Data for Unrestricted U.S. Real Estate Subsidiaries

As of September 30, 2014, we owned a majority or controlling financial interest in 52 hotels, representing 28,156 rooms. See “Business—Properties” for more information on each of our owned hotels. Of these owned hotels, 29 hotels, representing an aggregate of 21,261 rooms as of September 30, 2014, are owned by subsidiaries that we collectively refer to as our “Unrestricted U.S. Real Estate Subsidiaries.” The properties held by our Unrestricted U.S. Real Estate Subsidiaries secure our $3.5 billion CMBS Loan and $589 million in mortgage loans and are not included in the collateral securing our Senior Secured Credit Facilities. In addition, the Unrestricted U.S. Real Estate Subsidiaries are not subject to any of the restrictive covenants in the indenture that governs the notes. For further discussion, see “—Liquidity and Capital Resources” and Note 13: “Debt” in our audited consolidated financial statements included elsewhere in this prospectus for additional information.

We have included this supplemental financial data to comply with certain financial information requirements regarding our Unrestricted U.S. Real Estate Subsidiaries set forth in the indenture that governs the notes. For the year ended December 31, 2013, the Unrestricted U.S. Real Estate Subsidiaries represented 19.3 percent of our total revenues, 44.8 percent of net income attributable to Hilton stockholders and 25.3 percent of our Adjusted EBITDA, and as of December 31, 2013, represented 32.6 percent of our total assets and 29.1 percent of our total liabilities. For the nine months ended September 30, 2014, the Unrestricted U.S. Real Estate Subsidiaries represented 19.3 percent of our total revenues, 21.4 percent of net income attributable to Hilton stockholders and 24.1 percent of our Adjusted EBITDA, and as of September 30, 2014, represented 33.3 percent of our total assets and 30.7 percent of our total liabilities.

The following table presents supplemental unaudited financial data, as required by the indenture that governs the notes, for our Unrestricted U.S. Real Estate Subsidiaries:

	Nine Months Ended September 30,		Year Ended December 31,
	2014	2013	2013	2012	2011
	(in millions)
Revenues	$1,481	$1,386	$1,880	$1,754	$1,666
Net income attributable to Hilton stockholders	110	140	186	159	126
Capital expenditures for property and equipment	104	89	134	264	251
Adjusted EBITDA(1)	443	403	560	464	409
Assets(2)	8,762	8,549	8,649	8,562	8,460
Liabilities(2)	6,616	2,454	6,496	2,453	2,445
Cash provided by (used in):
Operating activities	248	295	364	343	371
Investing activities	(104)	(117)	(162)	(264)	(263)
Financing activities	(142)	(173)	(186)	(64)	(120)

(1)	The following table provides a reconciliation of our Unrestricted U.S. Real Estate Subsidiaries’ EBITDA and Adjusted EBITDA to net income attributable to Hilton stockholders, which we believe is the most closely comparable U.S. GAAP financial measure:

	Nine Months Ended September 30,		Year Ended December 31,
	2014	2013	2013	2012	2011
	(in millions)
Adjusted EBITDA	$443	$403	$560	$464	$409
Impairment losses included in equity in earnings (losses) from unconsolidated affiliates	—	—	—	—	(7)
Other gain, net(1)	23	—	—	—	—
Other adjustment items	(1)	(11)	(13)	(7)	—

EBITDA	465	392	547	457	402
Interest expense(2)	(126)	—	(31)	—	—
Income tax expense	(78)	(100)	(132)	(114)	(90)
Depreciation and amortization	(151)	(152)	(198)	(184)	(185)
Depreciation and amortization included in equity in earnings (losses) from unconsolidated affiliates	—	—	—	—	(1)

Net income attributable to Hilton stockholders	$110	$140	$186	$159	$126

(1)	Other gain, net on the Unrestricted U.S. Real Estate Subsidiaries reflects a $23 million pre-tax gain recognized as a result of an equity investments exchange which occurred during the nine months ended September 30, 2014. See Note 3: “Acquisitions” in our unaudited condensed consolidated financial statements included elsewhere in this prospectus for further discussion of this transaction.
(2)	Interest expense on the Unrestricted U.S. Real Estate Subsidiaries reflects $4,025 million of long-term debt securing these properties that was entered into in October 2013 and a $64 million mortgage loan assumed in July 2014. Prior to October 2013, the Unrestricted U.S. Real Estate Subsidiaries did not have outstanding long-term debt for the periods presented.

(2)	As of period end.

Liquidity and Capital Resources

Overview

As of September 30, 2014, we had total cash and cash equivalents of $831 million, including $288 million of restricted cash and cash equivalents. The majority of our restricted cash and cash equivalents balances related to cash collateral on our self-insurance programs and escrowed cash from our timeshare operations.

Our known short-term liquidity requirements primarily consist of funds necessary to pay for operating expenses and other expenditures, including corporate expenses, payroll and related benefits, legal costs, operating costs associated with the management of hotels, interest and scheduled principal payments on our outstanding indebtedness, contract acquisition costs and capital expenditures for renovations and maintenance at our owned hotels. In addition, we will be required to make payment in full of our $525 million mortgage loan upon closing of the sale of the Waldorf Astoria New York hotel, which is currently scheduled for December 31, 2014. Our long-term liquidity requirements primarily consist of funds necessary to pay for scheduled debt maturities, capital improvements at our owned and leased hotels, purchase commitments, costs associated with potential acquisitions and corporate capital expenditures.

During the nine months ended September 30, 2014, we made voluntary prepayments of $700 million on our Term Loans. In September 2014, we reduced our total borrowing capacity, as permitted by the loan agreement, under the Timeshare Facility from $450 million to $300 million.

We finance our business activities primarily with existing cash and cash generated from our operations. We believe that this cash will be adequate to meet anticipated requirements for operating expenses and other expenditures, including corporate expenses, payroll and related benefits, legal costs and purchase commitments for the foreseeable future. The objectives of our cash management policy are to maintain the availability of liquidity and minimize operational costs. Further, we have an investment policy that is focused on the preservation of capital and maximizing the return on new and existing investments across all three of our business segments.

Recent Events Affecting Our Liquidity and Capital Resources

Initial Public Offering

On December 17, 2013, we completed our IPO, which generated net proceeds of approximately $1,243 million to us after underwriting discounts, expenses and transaction costs, which we used, in conjunction with available cash, to repay approximately $1,250 million of the Term Loans.

Debt Refinancing

Upon completion of the Debt Refinancing, we repaid in full all $13.4 billion in borrowings under our legacy senior mortgage loans and secured mezzanine loans and redeemed the full $96 million in aggregate principal amount outstanding of our bonds due 2031 using the proceeds from our offering of the outstanding notes, borrowings under our new Senior Secured Credit Facilities, which consists of the $7.6 billion Term Loans and the $1.0 billion Revolving Credit Facility, the $3.5 billion CMBS Loan and a $525 million Waldorf Astoria Loan, together with additional borrowings of $300 million under our Timeshare Facility and cash on hand. For further information on the Debt Refinancing, see Note 13: “Debt” in our audited consolidated financial statements included elsewhere in this prospectus for additional information.

Hilton HHonors Points Sales

In October 2013, we sold Hilton HHonors points to Amex and Citi for $400 million and $250 million, respectively, in cash. Amex and Citi and their respective designees may use the points in connection with Hilton HHonors co-branded credit cards and for promotions, rewards and incentive programs or certain other activities as they may establish or engage in from time to time. We used the net proceeds of the Hilton HHonors points sales to reduce outstanding indebtedness in connection with the Debt Refinancing.

Sources and Uses Of Our Cash and Cash Equivalents

The following table summarizes our net cash flows and key metrics related to our liquidity:

	As of and for the nine months ended September 30,		Percent Change
	2014	2013	2014 vs. 2013
	(in millions)
Net cash provided by operating activities	$899	$1,024	(12.2)
Net cash used in investing activities	(200)	(252)	(20.6)
Net cash used in financing activities	(743)	(789)	(5.8)
Working capital surplus(2)	274	407	(32.7)

	As of and for the year ended December 31,			Percent Change
	2013	2012	2011	2013 vs. 2012	2012 vs. 2011
	(in millions)
Net cash provided by operating activities	$2,101	$1,110	$1,167	89.3	(4.9)
Net cash used in investing activities	(382)	(558)	(463)	(31.5)	20.5
Net cash used in financing activities	(1,863)	(576)	(714)	NM (1)	(19.3)
Working capital surplus(2)	241	478	826	(49.6)	(42.1)

(1)	Fluctuation in terms of percentage change is not meaningful.
(2)	Total current assets less total current liabilities.

Our ratio of current assets to current liabilities was 1.13, 1.11 and 1.20 as of September 30, 2014, December 31, 2013 and 2012, respectively.

Operating Activities

Cash flow from operating activities is primarily generated from management and franchise fee revenue, operating income from our owned and leased hotels and resorts and sales of timeshare units.

The $125 million decrease in net cash provided by operating activities was primarily due to an increase in cash paid for taxes of $200 million during the nine months ended September 30, 2014, compared to the same period in 2013 due to larger estimated payments for 2014 as a result of an increase in our estimated taxable income for 2014, partially offset by a decrease of $42 million in cash paid for interest during the nine months ended September 30, 2014 compared to the same period in 2013.

Net cash provided by operating activities was $2,101 million for the year ended December 31, 2013, compared to $1,110 million for the year ended December 31, 2012. The $991 million increase was primarily due to $650 million received from the Hilton HHonors points sales, which increased our deferred revenues, and improved operating income, excluding non-cash share based compensation expense of $262 million. Net cash provided by operating activities also increased during the year ended December 31, 2013 as a result of the releases of $42 million in collateral against outstanding letters of credit and $20 million of restricted cash from our timeshare operations. Additionally, during the year ended December 31, 2012, our cash provided by operating activities was reduced by $76 million for collateral required to support potential future contributions to certain of our employee benefit plans. For further discussion, see Note 20: “Employee Benefit Plans” in our audited consolidated financial statements included elsewhere in this prospectus.

The net $57 million decrease in cash provided by operating activities during the year ended December 31, 2012, compared to the year ended December 31, 2011, was primarily due to changes in various working capital components and an increase in the change in restricted cash and cash equivalents of $65 million, which were partially offset by an increase in operating income of $125 million.

Investing Activities

The $52 million decrease in net cash used in investing activities was primarily attributable to $30 million in cash used for acquisitions during the nine months ended September 30, 2013, as compared to no cash used for acquisitions during the nine months ended September 30, 2014. Additionally, we received proceeds of $40 million from asset dispositions during the nine months ended September 30, 2014, as compared to no proceeds received during the nine months ended September 30, 2013. Further, we received $15 million in additional payments on other financing receivables and $16 million in additional distributions from unconsolidated affiliates during the nine months ended September 30, 2014, compared to the same period in 2013. These were offset by an increase in contract acquisition costs of $42 million during the nine months ended September 30, 2014, compared to the same period in 2013.

Net cash used in investing activities during the year ended December 31, 2013 was $382 million, compared to $558 million during the year ended December 31, 2012. The $176 million decrease in net cash used in investing activities was primarily attributable to a decrease in capital expenditures for property and equipment of $179 million, as a result of the completion of renovations at certain of our owned and leased properties in 2012, and a decrease in software capitalization costs of $25 million, as a result of corporate software projects that were completed in 2012. Additionally, there was an increase in distributions from unconsolidated affiliates of $25 million, primarily related to the sales of our interests in two joint venture entities. The decrease in net cash used in investing activities was partially offset by an increase in acquisitions of $30 million, primarily due to the acquisition of a parcel of land that we previously held under a long-term ground lease for $28 million.

The $95 million increase in net cash used in investing activities during the year ended December 31, 2012, compared to the year ended December 31, 2011, was primarily attributable to an increase in capital expenditures for property and equipment of $44 million, a decrease in proceeds from asset dispositions of $65 million and a decrease in distributions from unconsolidated affiliates of $15 million. The majority of the increase in capital expenditures related to improvements at existing hotel properties. The decrease in proceeds from asset dispositions was a result of proceeds of $65 million from the sale of our former corporate headquarters office building in 2011, while the decrease in distributions from unconsolidated affiliates resulted from the sale of our interest in a joint venture entity of $8 million in 2012, compared to proceeds from the sale of our interest in a hotel development joint venture of $23 million in 2011.

We capitalized labor costs relating to our investing activities, including capital expenditures and software development, of $5 million and $9 million for the nine months ended September 30, 2014 and 2013, respectively, and $15 million, $14 million and $14 million, for the years ended December 31, 2013, 2012 and 2011, respectively.

Financing Activities

The $46 million decrease in net cash used in financing activities was primarily attributable to the decrease in debt repayments of $527 million during the nine months ended September 30, 2014, compared to the same period in 2013, offset by a decrease in borrowings of $352 million during the nine months ended September 30, 2014, compared to the same period in 2013. Additionally, there was a decrease in the change in restricted cash and cash equivalents of $133 million due primarily to the release of $147 million in restricted cash equivalents during 2013 used to make debt repayments. Further, there was a capital contribution of $13 million related to the sale of certain land and easement rights, as well as the rights to the name, plans, designs, contracts and other documents in connection with a timeshare project to a related party during the nine months ended September 30, 2014.

Net cash used in financing activities during the year ended December 31, 2013 was $1,863 million, compared to $576 million during the year ended December 31, 2012. The $1,287 million increase in cash used in financing activities was primarily attributable to a $2,357 million increase in net repayments of debt, primarily related to an increase in unscheduled, voluntary debt repayments on our Secured Debt, the repayment of the Secured Debt in connection with the Debt Refinancing and unscheduled, voluntary repayments of $350 million on our Term Loans subsequent to the Debt Refinancing. The increase in net debt repayments was offset by $1,243 million in proceeds from our IPO, which was used to repay amounts outstanding on our Term Loans. Additionally, we paid $180 million of debt issuance costs related to the Debt Refinancing.

Net cash used in financing activities during the year ended December 31, 2012 decreased $138 million compared to the year ended December 31, 2011, due to a change in restricted cash and cash equivalents that increased cash available for financing activities by $212 million, as well as an increase in borrowings of $56 million, primarily related to our consolidated VIEs. The change in restricted cash and cash equivalents was primarily due to a decrease of $174 million in our prefunded cash reserves, which was a result of using the reserves for capital expenditures. The increases in cash provided by financing activities were partially offset by an increase in our debt repayments of $128 million, which primarily related to an increase in non-recourse debt repayments related to our consolidated VIEs of $90 million.

Capital Expenditures

Our capital expenditures for property and equipment of $184 million and $167 million during the nine months ended September 30, 2014 and 2013, respectively, and $254 million, $433 million and $389 million made during the years ended December 31, 2013, 2012 and 2011 primarily consisted of expenditures related to the renovation of existing owned and leased properties and our corporate facilities. Our software capitalization costs of $45 million and $50 million during the nine months ended September 30, 2014 and 2013, respectively, and $78 million, $103 million and $93 million during the years ended December 31, 2013, 2012 and 2011 related to various systems initiatives for the benefit of our hotel owners and our overall corporate operations. As of September 30, 2014 and December 31, 2013, we had outstanding commitments under construction contracts of approximately $120 million and $121 million, respectively, for capital expenditures at certain owned and leased properties, including our consolidated VIEs. Our contracts contain clauses that allow us to cancel all or some portion of the work. If cancellation of a contract occurred, our commitment would be any costs incurred up to the cancellation date, in addition to any costs associated with the discharge of the contract.

Senior Secured Credit Facilities

Our Revolving Credit Facility provides for $1.0 billion in borrowings, including the ability to draw up to $150 million in the form of letters of credit. As of September 30, 2014, we had $47 million of letters of credit outstanding under our Revolving Credit Facility, and a borrowing capacity of $953 million. For further information on the Senior Secured Credit Facilities, refer to “Description of Certain Other Indebtedness” and Note 13: “Debt” in our audited consolidated financial statements included elsewhere in this prospectus.

Debt

As of September 30, 2014, our total indebtedness, excluding $219 million of our share of debt of our investments in affiliates, was approximately $12.1 billion, including $937 million of non-recourse debt. For further information on our total indebtedness and debt repayments, refer to Note 8: “Debt” in our unaudited condensed consolidated financial statements included elsewhere in this prospectus.

The obligations of the Senior Secured Credit Facilities are unconditionally and irrevocably guaranteed by us and all of our direct or indirect wholly owned material domestic subsidiaries, excluding our subsidiaries that are prohibited from providing guarantees as a result of the agreements governing our Timeshare Facility and/or our Securitized Timeshare Debt and our subsidiaries that secure our CMBS Loan and our Waldorf Astoria Loan. Additionally, none of our foreign subsidiaries or our non-wholly owned domestic subsidiaries guarantee the Senior Secured Credit Facilities.

If we are unable to generate sufficient cash flow from operations in the future to service our debt, we may be required to reduce capital expenditures, issue additional equity securities or draw on our Revolving Credit

Facility. Our ability to make scheduled principal payments and to pay interest on our debt depends on the future performance of our operations, which is subject to general conditions in or affecting the hotel and timeshare industries that are beyond our control.

Letters of Credit

We had a total of $47 million and $51 million in letters of credit outstanding as of September 30, 2014 and December 31, 2013, respectively, the majority of which were outstanding under our Revolving Credit Facility and related to our guarantees on debt and other obligations of third parties and self-insurance programs. The maturities of the letters of credit were within one year as of September 30, 2014.

Contractual Obligations

The following table summarizes our significant contractual obligations as of December 31, 2013:

	Payments Due by Period
	Total	Less Than 1 Year	1-3 Years	3-5 Years	More Than 5 Years
	(in millions)
Long-term debt(1)(2)	$14,685	$479	$1,087	$4,993	$8,126
Non-recourse debt(2)	714	39	524	54	97
Capital lease obligations
Recourse	148	8	22	12	106
Non-recourse	402	26	52	52	272
Operating leases	3,286	264	494	453	2,075
Purchase commitments	137	74	60	—	3

Total contractual obligations	$19,372	$890	$2,239	$5,564	$10,679

(1)	The initial maturity date of the $875 million variable-rate component of the CMBS Loan is November 1, 2015. We have assumed all extensions, which are solely at our option, were exercised.
(2)	Includes principal, as well as estimated interest payments. For our variable-rate debt we have assumed a constant 30-day LIBOR rate of 0.17 percent as of December 31, 2013.

The total amount of unrecognized tax benefits as of December 31, 2013 was $435 million. These amounts are excluded from the table above because they are uncertain and subject to the findings of the taxing authorities in the jurisdictions in which we are subject to tax. It is possible that the amount of the liability for unrecognized tax benefits could change during the next year. Refer to Note 19: “Income Taxes” in our audited consolidated financial statements included elsewhere in this prospectus for further discussion of our liability for unrecognized tax benefits.

In addition to the purchase commitments in the table above, in the normal course of business we enter into purchase commitments for which we are reimbursed by the owners of our managed and franchised hotels. These obligations have minimal or no effect on our net income and cash flow.

Off-Balance Sheet Arrangements

See Note 17: “Commitments and Contingencies” in our unaudited condensed consolidated financial statements included elsewhere in this prospectus for discussion of our off-balance sheet arrangements.

Critical Accounting Policies and Estimates

The preparation of our consolidated financial statements in accordance with U.S. GAAP requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the consolidated financial statements, the reported amounts of revenues and expenses during the reporting periods and the related disclosures in the consolidated financial statements and accompanying footnotes. We believe that of our significant accounting policies, which are described in Note 2: “Basis of Presentation and Summary of Significant Accounting Policies” in our audited consolidated financial statements included elsewhere in this prospectus, the following accounting policies are critical because they involve a higher degree of judgment, and the estimates required to be made were based on assumptions that are inherently uncertain. As a result, these accounting policies could materially affect our financial position, results of operations and related disclosures. On an ongoing basis, we evaluate these estimates and judgments based on historical experiences and various other factors that are believed to reflect the current circumstances. While we believe our estimates, assumptions and judgments are reasonable, they are based on information presently available. Actual results may differ significantly from these estimates due to changes in judgments, assumptions and conditions as a result of unforeseen events or otherwise, which could have a material effect on our financial position or results of operations.

Management has discussed the development and selection of these critical accounting policies and estimates with the audit committee of the board of directors.

Property and Equipment and Intangible Assets with Finite Lives

We evaluate the carrying value of our property and equipment and intangible assets with finite lives by comparing the expected undiscounted future cash flows to the net book value of the assets if we determine there are indicators of potential impairment. If it is determined that the expected undiscounted future cash flows are less than the net book value of the assets, the excess of the net book value over the estimated fair value is recorded in our consolidated statements of operations as impairment losses.

As part of the process described above, we exercise judgment to:

•	determine if there are indicators of impairment present. Factors we consider when making this determination include assessing the overall effect of trends in the hospitality industry and the general economy, historical experience, capital costs and other asset-specific information;

•	determine the projected undiscounted future cash flows when indicators of impairment are present. Judgment is required when developing projections of future revenues and expenses based on estimated growth rates over the expected useful life of the asset group. These estimated growth rates are based on historical operating results, as well as various internal projections and external sources; and

•	determine the asset fair value when required. In determining the fair value, we often use internally-developed discounted cash flow models. Assumptions used in the discounted cash flow models include estimating cash flows, which may require us to adjust for specific market conditions, as well as capitalization rates, which are based on location, property or asset type, market-specific dynamics and overall economic performance. The discount rate takes into account our weighted average cost of capital according to our capital structure and other market specific considerations.

We had $9,124 million of property and equipment, net and $2,041 million of intangible assets with finite lives as of September 30, 2014. Changes in estimates and assumptions used in our impairment testing of property and equipment and intangible assets with finite lives could result in future impairment losses, which could be material.

In conjunction with our regular assessment of impairment, we did not identify any property and equipment with indicators of impairment for which a 10 percent reduction in our estimate of undiscounted future cash flows would result in impairment losses. We did not identify any intangible assets with finite lives for which a 10 percent reduction in our estimates of undiscounted future cash flows, projected operating results or other significant assumptions would result in impairment losses.

Investments in Affiliates

We evaluate our investments in affiliates for impairment when there are indicators that the fair value of our investment may be less than our carrying value. We record an impairment loss when we determine there has been an “other-than-temporary” decline in the investment’s fair value. If an identified event or change in circumstances requires an evaluation to determine if the value of an investment may have an other-than-temporary decline, we assess the fair value of the investment based on the accepted valuation methods, which include discounted cash flows, estimates of sales proceeds and external appraisals. If an investment’s fair value is below its carrying value and the decline is considered to be other-than-temporary, we will recognize an impairment loss in equity in earnings (losses) from unconsolidated affiliates for equity method investments or impairment losses for cost method investments in our consolidated statements of operations.

Our investments in affiliates consist primarily of our interests in entities that own and/or operate hotels. As such, the factors we consider when determining if there are indicators of potential impairment are similar to property and equipment discussed above. If there are indicators of potential impairment, we estimate the fair value of our equity method and cost method investments by internally developed discounted cash flow models. The principal factors used in our discounted cash flow models that require judgment are the same as the items discussed in property and equipment above.

We had $174 million of investments in affiliates as of September 30, 2014. Changes in the estimates and assumptions used in our investments in affiliates impairment testing can result in additional impairment expense, which can materially change our consolidated financial statements.

In conjunction with our regular assessment of impairment, we did not identify any investments in affiliates with indicators of impairment for which a 10 percent change in our estimates of future cash flows or other significant assumptions would result in material impairment losses.

Goodwill

We review the carrying value of our goodwill by comparing the carrying value of our reporting units to their fair value. Our reporting units are the same as our operating segments as described in Note 24: “Business Segments” in our audited consolidated financial statements included elsewhere in this prospectus. We perform this evaluation annually or at an interim date if indicators of impairment exist. In any given year we may elect to perform a qualitative assessment to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying value. If we cannot determine qualitatively that the fair value is in excess of the carrying value, or we decide to bypass the qualitative assessment, we proceed to the two-step quantitative process. In the first step, we evaluate the fair value of our reporting units quantitatively. When determining fair value, we utilize discounted future cash flow models, as well as market conditions relative to the operations of our reporting units. Under the discounted cash flow approach, we utilize various assumptions that require judgment, including projections of revenues and expenses based on estimated long-term growth rates, and discount rates based on weighted average cost of capital. Our estimates of long-term growth and costs are based on historical data, as well as various internal projections and external sources. The weighted average cost of capital is estimated based on each reporting units’ cost of debt and equity and a selected capital structure. The selected capital structure for each reporting unit is based on consideration of capital structures of comparable publicly traded companies operating in the business of that reporting unit. If the carrying amount of a reporting unit exceeds its estimated fair value, then the second step must be performed. In the second step, we estimate the implied fair value of goodwill, which is determined by taking the fair value of the reporting unit and allocating it to all of its assets and liabilities, including any unrecognized intangible assets, as if the reporting unit had been acquired in a business combination.

We had $6,185 million of goodwill as of September 30, 2014. Changes in the estimates and assumptions used in our goodwill impairment testing could result in future impairment losses, which could be material. A change in our estimates and assumptions used in our most recent annual impairment valuation that would reduce the fair value of each reporting units by 10 percent would not result in an impairment of any of our reporting units.

Brands

We evaluate our brand intangible assets for impairment on an annual basis or at other times during the year if events or circumstances indicate that it is more likely than not that the fair value of the brand is below the carrying value. When determining fair value, we utilize discounted future cash flow models for hotels that we manage or franchise. Under the discounted cash flow approach, we utilize various assumptions that require judgment, including projections of revenues and expenses based on estimated long-term growth rates and discount rates based on weighted average cost of capital. Our estimates of long-term growth and costs are based on historical data, as well as various internal estimates. If a brand’s estimated current fair value is less than its respective carrying value, the excess of the carrying value over the estimated fair value is recorded in our consolidated statements of operations within impairment losses.

We had $4,987 million of brand intangible assets as of September 30, 2014. Changes in the estimates and assumptions used in our brands impairment testing, most notably revenue growth rates and discount rates, could result in future impairment losses, which could be material. A change in our estimates and assumptions used in our most recent annual impairment valuation that would reduce the fair value of each of our brands by 10 percent would not result in an impairment of any of the brand intangible assets.

Hilton HHonors

Hilton HHonors defers revenue received from participating hotels and program partners in an amount equal to the estimated cost per point of the future redemption obligation. We engage outside actuaries to assist in determining the fair value of the future award redemption obligation using statistical formulas that project future point redemptions based on factors that require judgment, including an estimate of “breakage” (points that will never be redeemed), an estimate of the points that will eventually be redeemed and the cost of the points to be redeemed. The cost of the points to be redeemed includes further estimates of available room nights, occupancy rates, room rates and any devaluation or appreciation of points based on changes in reward prices or changes in points earned per stay.

We had $1,043 million of guest loyalty liability as of September 30, 2014. Changes in the estimates used in developing our breakage rate could result in a material change to our guest loyalty liability. A 10 percent decrease to the breakage estimate used in determining future award redemption obligations would increase our guest loyalty liability by approximately $32 million.

Allowance for Loan Losses

The allowance for loan losses is related to the receivables generated by our financing of timeshare interval sales, which are secured by the underlying timeshare properties. We determine our timeshare financing receivables to be past due based on the contractual terms of the individual mortgage loans. We use a technique referred to as static pool analysis as the basis for determining our general reserve requirements on our timeshare financing receivables. The adequacy of the related allowance is determined by management through analysis of several factors requiring judgment, such as current economic conditions and industry trends, as well as the specific risk characteristics of the portfolio, including assumed default rates.

We had $93 million of allowance for loan losses as of September 30, 2014. Changes in the estimates used in developing our default rates could result in a material change to our allowance. A 10 percent increase to our default rates used in the allowance calculation would increase our allowance for loan losses by approximately $38 million.

Income Taxes

We recognize deferred tax assets and liabilities based on the differences between the financial statement carrying amounts and the tax basis of assets and liabilities using currently enacted tax rates. We regularly review our deferred tax assets to assess their potential realization and establish a valuation allowance for portions of such assets that we believe will not be ultimately realized. In performing this review, we make estimates and assumptions regarding projected future taxable income, the expected timing of reversals of existing temporary differences and the implementation of tax planning strategies. A change in these assumptions may increase or decrease our valuation allowance resulting in an increase or decrease in our effective tax rate, which could materially affect our consolidated financial statements.

We use a prescribed more-likely-than-not recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return if there is uncertainty in income taxes recognized in the financial statements. Assumptions and estimates are used to determine the more-likely-than-not designation. Changes to these assumptions and estimates can lead to an additional income tax expense (benefit), which can materially change our consolidated financial statements.

Legal Contingencies

We are subject to various legal proceedings and claims, the outcomes of which are subject to significant uncertainty. An estimated loss from a loss contingency should be accrued by a charge to income if it is probable and the amount of the loss can be reasonably estimated. Significant judgment is required when we evaluate, among other factors, the degree of probability of an unfavorable outcome and the ability to make a reasonable estimate of the amount of loss. Changes in these factors could materially affect our consolidated financial statements.

Consolidations

We use judgment when evaluating whether we have a controlling financial interest in our partnerships and other investments, including the assessment of the importance of rights and privileges of the partners based on voting rights, as well as financial interests that are not controllable through voting interests. If the entity is considered to be a VIE, we use judgment determining whether we are the primary beneficiary, and then consolidate those VIEs for which we have determined we are the primary beneficiary. If the entity in which we hold an interest does not meet the definition of a VIE, we evaluate whether we have a controlling financial interest through our voting interests in the entity. We consolidate entities when we own more than 50 percent of the voting shares of a company or have a controlling general partner interest of a partnership, assuming the absence of other factors determining control, including the ability of minority owners to participate in or block certain decisions. Changes to judgments used in evaluating our partnerships and other investments could materially affect our consolidated financial statements.

Share-based Compensation

During the nine months ended September 30, 2014, we granted restricted stock units, stock options and performance shares (based on (1) relative shareholder return and (2) Hilton’s EBITDA compound annual growth rate (“EBITDA CAGR”)). The process of estimating the fair value of stock-based compensation awards and recognizing the associated expense over the requisite service period involves significant management estimates and assumptions. Refer to Note 13: “Share-Based Compensation” in our unaudited condensed consolidated financial statements included elsewhere in this prospectus for additional discussion. Any changes to these estimates will affect the amount of compensation expense we recognize with respect to future grants.

We currently have issued awards with service conditions, as well as certain awards that have market or performance conditions. For awards with only service conditions, we have elected to use the straight-line method of expense recognition.

Vesting of shares with market conditions is based on our total shareholder return relative to the total shareholder returns of a specified group of peer companies at the end of a three-calendar-year performance period. The number of performance shares earned is determined based on our percentile ranking among these companies. Compensation expense is recognized on a straight-line basis over the performance period.

The performance-based awards vest based on satisfaction of certain performance targets. We use the best available estimate of the future achievement of the performance targets and currently expense the performance shares based on Hilton’s EBITDA CAGR at 100 percent over the performance period. We will continue to assess the achievement of the performance targets and may adjust the amount of share-based compensation expense we recognize related to the performance-based awards.

Quantitative and Qualitative Disclosures About Market Risk

We are exposed to market risk primarily from changes in interest rates and foreign currency exchange rates, which may affect future income, cash flows and the fair value of the Company, depending on changes to interest rates and/or foreign exchange rates. In certain situations, we may seek to reduce cash flow volatility associated with changes in interest rates and foreign currency exchange rates by entering into financial arrangements intended to provide a hedge against a portion of the risks associated with such volatility. We continue to have exposure to such risks to the extent they are not hedged. We enter into derivative financial arrangements to the extent they meet the objective described above, and we do not use derivatives for trading or speculative purposes.

Interest Rate Risk

We are exposed to interest rate risk on our variable-rate debt. Interest rates on our variable-rate debt discussed below are based on one-month and three-month LIBOR, so we are most vulnerable to changes in this rate.

Under the terms of the CMBS Loan and Waldorf Astoria Loan entered into in connection with the Debt Refinancing, we are required to hedge interest rate risk using derivative instruments. Under the CMBS Loan, we entered into an interest rate cap agreement in the notional amount of the variable-rate component, or $875 million, which caps one-month LIBOR at 6.0 percent for the initial term of the variable-rate component. Under the Waldorf Astoria Loan, we entered into an interest rate cap agreement in the notional amount of the loan, or $525 million, which caps one-month LIBOR at 4.0 percent for the first 24 months. Thereafter, we are required to renew the interest rate cap agreement annually. As of December 31, 2013, the fair value of these interest rate caps were immaterial to our consolidated balance sheet.

Additionally, on October 25, 2013, we entered into four interest rate swap agreements for a combined notional amount of $1.45 billion, with a term of five years, which swapped the floating three-month LIBOR on a portion of the Term Loans to a fixed rate of 1.87 percent. The carrying value and fair value of these four interest rate swaps was $10 million as of December 31, 2013.

The following table sets forth the contractual maturities and the total fair values as of December 31, 2013 for our financial instruments that are materially affected by interest rate risk:

	Maturities by Period						Carrying Value	Fair Value
	2014	2015	2016	2017	2018	Thereafter
	(in millions, excluding average interest rates)
Assets:
Fixed-rate timeshare financing receivables	$135	$116	$120	$122	$119	$382	$994	$996
Average interest rate(1)							11.97%

Liabilities:
Fixed-rate long-term debt(2)	$1	$—	$132	$53	$2,625	$1,500	$4,311	$4,575
Average interest rate(1)							4.96%
Fixed-rate non-recourse debt(3)	$33	$26	$28	$28	$28	$79	$222	$220
Average interest rate(1)							2.28%
Variable-rate long-term debt(4)	$—	$—	$—	$—	$1,400	$6,000	$7,400	$7,400
Average interest rate(1)							3.54%
Variable-rate non-recourse debt(5)	$—	$—	$450	$—	$—	$—	$450	$450
Average interest rate(1)							1.42%

(1)	Average interest rate as of December 31, 2013.
(2)	Excludes capital lease obligations with a carrying value of $73 million as of December 31, 2013.
(3)	Represents the Securitized Timeshare Debt.
(4)	The initial maturity date of the $875 million variable-rate component of this borrowing is November 1, 2015. We have assumed all extensions, which are solely at our option, were exercised.
(5)	Represents the Timeshare Facility.

Refer to Note 17: “Fair Value Measurements” in our audited consolidated financial statements included elsewhere in this prospectus for further discussion of the fair value measurements of our financial assets and liabilities.

Foreign Currency Exchange Rate Risk

We conduct business in various foreign currencies and are exposed to earnings and cash flow volatility associated with changes in foreign currency exchange rates. This exposure is primarily related to our international assets and liabilities, whose value could change materially in reference to our USD reporting currency. The most significant effect of changes to foreign currency values include certain intercompany loans not deemed to be permanently invested and to transactions for management and franchise fee revenues earned in foreign currencies.

Our most significant foreign currency exposure relates to fluctuations in the foreign exchange rate between USD and the British Pound Sterling and Euro. Historically, we used foreign exchange currency option agreements to hedge our exposure to changes in foreign exchange rates on certain of our foreign investments. As of September 30, 2014, we did not hold any derivative hedging instruments related to our foreign currency exposure.

BUSINESS

Overview

Hilton Worldwide is one of the largest and fastest growing hospitality companies in the world, with 4,265 hotels, resorts and timeshare properties comprising 705,196 rooms in 93 countries and territories. In the nearly 100 years since our founding, we have defined the hospitality industry and established a portfolio of 12 world-class brands. Our flagship full-service Hilton Hotels & Resorts brand is the most recognized hotel brand in the world. Our premier brand portfolio also includes our luxury and lifestyle hotel brands, Waldorf Astoria Hotels & Resorts, Conrad Hotels & Resorts and Canopy by Hilton, our full-service hotel brands, Curio–A Collection by Hilton, DoubleTree by Hilton and Embassy Suites Hotels, our focused-service hotel brands, Hilton Garden Inn, Hampton Hotels, Homewood Suites by Hilton and Home2 Suites by Hilton and our timeshare brand, Hilton Grand Vacations. We own or lease interests in 145 hotels, many of which are located in global gateway cities, including iconic properties such as the Waldorf Astoria New York, the Hilton Hawaiian Village and the London Hilton on Park Lane. More than 155,000 employees proudly serve in our properties and corporate offices around the world, and we have approximately 43 million members in our award-winning customer loyalty program, Hilton HHonors.

We operate our business through three segments: (1) management and franchise; (2) ownership; and (3) timeshare. These complementary business segments enable us to capitalize on our strong brands, global market presence and significant operational scale. Through our management and franchise segment, which consists of 4,120 properties with 645,866 rooms, we manage hotels, resorts and timeshare properties owned by third parties and we license our brands to franchisees. Our ownership segment consists of 145 hotels with 59,330 rooms that we own or lease. Through our timeshare segment, which consists of 44 properties comprising 6,794 units, we market and sell timeshare intervals, operate timeshare resorts and a timeshare membership club and provide consumer financing.

In addition to our current hotel portfolio, we are focused on the growth of our business through expanding our share of the global lodging industry through our development pipeline, which includes approximately 215,000 rooms scheduled to be opened in the future, all of which are in our management and franchise segment. As of September 30, 2014, approximately 109,000 rooms, representing over half of our development pipeline, were under construction. The expansion of our business is supported by strong lodging industry fundamentals in the current economic environment and long-term growth prospects based on increasing global travel and tourism.

Overall, we believe that our experience in the hotel industry and strong brands and commercial service offerings will continue to drive customer loyalty, including participation in our Hilton HHonors loyalty program, which has approximately 43 million members. Satisfied customers will continue to provide strong overall hotel performance for our hotel owners and us, and encourage further development of additional hotels under our brands and existing and new hotel owners, which further supports our growth and future financial performance. We believe that our existing portfolio and development pipeline, which will require minimal initial capital investment, put us in a strong position to further improve our business.

Our competitive strengths, together with execution of our strategies and strong fundamentals in the global lodging industry, have contributed to our strong top- and bottom-line operating performance in recent periods and continued industry-leading unit growth.

•	Our system-wide comparable RevPAR increased 5.2 percent on a currency neutral basis for the year ended December 31, 2013 compared to the year ended December 31, 2012 and increased 7.3 percent on a currency neutral basis for the nine months ended September 30, 2014 compared to the nine months ended September 30, 2013.

•	Adjusted EBITDA increased 13 percent for the year ended December 31, 2013 compared to the year ended December 31, 2012 and increased 14 percent for the nine months ended September 30, 2014 compared to the nine months ended September 30, 2013.

•	Net income attributable to Hilton stockholders and earnings per share each increased 18 percent for the year ended December 31, 2013 compared to the year ended December 31, 2012 and increased 32 percent and 24 percent, respectively, for the nine months ended September 30, 2014 compared to the nine months ended September 30, 2013.

•	Our capital light management and franchise segment experienced increases in Adjusted EBITDA of eight percent and 16 percent, respectively, for the year ended December 31, 2013 and the nine months ended September 30, 2014 compared to the prior periods; and our capital light timeshare segment experienced increases in Adjusted EBITDA of 18 percent and 13 percent, respectively, for the year ended December 31, 2013 and the nine months ended September 30, 2014 compared to the prior periods.

•	We have reduced our long-term debt by $2.3 billion through voluntary prepayments from December 12, 2013, the date of our IPO, through November 18, 2014.

•	We opened 34,000 new rooms during the year ended December 31, 2013, and increased the number of rooms in our system by over 25,000 rooms on a net basis, growing the number of rooms in our management and franchise segment in excess of four percent. During the nine months ended September 30, 2014, we opened nearly 30,000 rooms and achieved net unit growth of over 26,000 rooms.

•	We approved 72,000 new rooms for development during the year ended December 31, 2013 and another 55,000 new rooms during the nine months ended September 30, 2014.

•	Our industry-leading pipeline has grown at an average of 12 percent for each of the last three years, and as of September 30, 2014 included 1,269 hotels, consisting of approximately 215,000 rooms, of which more than half, or 119,000 rooms, were located outside of the United States. All of the rooms in our pipeline are within our capital light management and franchise segment.

•	As of September 30, 2014, we had approximately 109,000 rooms under construction, representing the largest number of rooms under construction in the industry based on STR data. We expect that our number one share of worldwide rooms under construction will allow us to continue to expand our share of worldwide rooms supply and build on our leading market position.

See “Summary—Summary Historical Financial Data” for the definition of Adjusted EBITDA and a reconciliation of net income attributable to Hilton stockholders to Adjusted EBITDA.

Our Competitive Strengths

We believe the following competitive strengths provide the foundation for our position as a leading global hospitality company.

•	World-Class Hospitality Brands. Our globally recognized, world-class brands have defined the hospitality industry. Our flagship Hilton Hotels & Resorts brand often serves as an introduction to our wider range of brands, including those in the luxury segment, upper midscale segment and everything in between, that are designed to accommodate any customer’s needs anywhere in the world. Our brands have achieved an average global RevPAR index premium of 15 percent for the twelve months ended September 30, 2014, based on STR data. This means that our brands achieve on average 15 percent more revenue per room than competitive properties in similar markets. The demonstrated strength of our brands makes us a preferred partner for hotel owners.

•

Leading Global Presence and Scale. We are one of the largest hospitality companies in the world with 4,265 properties and 705,196 rooms in 93 countries and territories. We have hotels in key gateway cities such as New York City, London, Dubai, Johannesburg, Tokyo, Shanghai and Sydney and 364 hotels located at or near airports around the world. Our global presence allows us to serve our loyal customers throughout the world and to introduce our award-winning brands to customers in new markets. These world-class brands facilitate system growth by providing hotel owners with a variety of options to address each market’s specific needs. In addition, the diversity of our operations reduces our exposure to business cycles, individual market disruptions and other risks. Our robust commercial services platform allows us to take advantage of our scale to more effectively deliver products and services that drive customer preference and enhance commercial performance on a global basis.

•	Large and Growing Loyal Customer Base. Serving our customers is our first priority. By continually adapting to customer preferences and providing our customers with superior experiences, we have improved our overall customer satisfaction ratings since 2007. We earned 34 first place awards in the J.D. Power North America Guest Satisfaction rankings since 1999, more than any multi-brand lodging company. Our hotels accommodated more than 136 million customer visits during the twelve months ended September 30, 2014, with members of our Hilton HHonors loyalty program contributing 51 percent of the 179 million resulting room nights. Hilton HHonors unites all our brands, encourages customer loyalty and allows us to provide tailored promotions, messaging and customer experiences. Membership in our Hilton HHonors program continues to increase, and as of September 30, 2014, there were approximately 43 million Hilton HHonors members, an 11 percent increase from September 30, 2013.

•	Significant Embedded Growth. All of our segments are expected to grow through improvement in same-store performance driven by strong anticipated industry fundamentals. PKF-HR predicts that lodging industry RevPAR in the U.S., where 76 percent of our system rooms are located, will grow 8.2 percent in 2014 and 6.7 percent in 2015. Our management and franchise segment also is expected to grow through new room additions, as upon completion, our industry-leading development pipeline would result in a 31 percent increase in our room count with minimal capital investment from us. In addition, our franchise revenues should grow over time as franchise agreements renew at our published license rates, which are higher than our current effective rates. For the nine months ended September 30, 2014, our weighted average effective license rate across our brands was 4.6 percent of room revenue and our weighted average published license rate was 5.4 percent as of September 30, 2014. We also expect our incentive management fees, which are linked to hotel profitability measures, to increase as a result of the expected improvements in industry fundamentals and new unit growth. In our ownership segment, we believe we will benefit from strong growth in bottom-line earnings as industry fundamentals continue to improve as a result of this segment’s operating leverage, and our large hotels with significant meeting space should benefit from recent improvements in group demand, which we expect will exhibit strong growth as the current stage of the lodging cycle advances. Finally, our timeshare business has over six years of projected interval supply at our current sales pace in the form of existing owned inventory and executed capital light projects, which should enable us to continue to grow our earnings from the segment with lower levels of capital investment from us.

•	Strong Cash Flow Generation. We generate significant cash flow from operating activities with an increasing percentage from our growing capital light management and franchise and timeshare segments. During the three-year period ended December 31, 2013, we generated an aggregate of $4.4 billion in cash flow from operating activities. Over this same period, we reduced our total indebtedness by $4.8 billion and during the nine months ended September 30, 2014, we further reduced our long-term debt by $700 million through voluntary prepayments. Additionally, in October 2014, we made a $100 million voluntary prepayment to further reduce our long-term debt. We believe that our focus on cash flow generation, the relatively low investment required to grow our management and franchise and timeshare segments, and our disciplined approach to capital allocation position us to maximize opportunities for profitability and growth while continuing to reduce our indebtedness over time.

•

Iconic Hotels with Significant Underlying Real Estate Value. Our diverse global portfolio of owned and leased hotels includes a number of renowned properties in key gateway cities such as New York City, London, San Francisco, Chicago, São Paolo, Sydney and Tokyo. The portfolio also includes iconic hotels with significant embedded asset value, including: the Waldorf Astoria New York, a landmark luxury hotel with 1,413 rooms encompassing an entire city block in the heart of midtown Manhattan near Grand Central Terminal; the Hilton Hawaiian Village, a full-service beach resort with 2,860 rooms that sits on approximately 22 oceanfront acres along Waikiki Beach on the island of Oahu;

and the London Hilton on Park Lane, a 453-room hotel overlooking Hyde Park in the exclusive Mayfair district of London. Our ten owned hotels with the highest Adjusted EBITDA contributed 56 percent of our ownership segment’s Adjusted EBITDA during the year ended December 31, 2013, which highlights the quality of our key flagship properties. In addition, we believe the iconic nature of many of these properties creates significant value for our entire system of properties by reinforcing the world-class nature of our brands. We continually focus on increasing the value and enhancing the market position of our owned and leased hotels and, over time, we believe we can unlock significant incremental value through opportunistically exiting assets or executing on adaptive reuse plans for all or a portion of certain hotels as retail, residential or timeshare uses. An example of this is the recent sale of a previously non-income producing parcel of land at the Hilton Hawaiian Village that had previously been used as a loading dock, along with corresponding entitlements, to a third party in connection with a planned timeshare development project that will not require any capital investment by us. Further, we have plans at the Hilton New York to redevelop the hotel’s retail platform to include over 10,000 square feet of street-level retail space, as well as to convert certain floors to timeshare units, which we expect will increase the value of the property. Additionally, in October 2014, we announced that we have entered into an agreement to sell the Waldorf Astoria New York for $1.95 billion and that we will enter into a management agreement with the buyer for a 100-year term.

•	Market-Leading and Innovative Timeshare Platform. Our timeshare business complements our other segments and provides an alternative hospitality product that serves an attractive customer base. Our timeshare customers are among our most loyal hotel customers, with estimated spend in our hotel system increasing approximately 40 percent after the purchase of their timeshare interests. Historically, we have concentrated our timeshare efforts in four key markets: Florida, Hawaii, New York City and Las Vegas, which has helped us to increase annual sales of timeshare intervals while yielding strong profit margins during a time when our competitors generally experienced declines in both sales and profit margins. As a result of this strong operating performance and the returns we were able to drive on our own timeshare developments, we began a transformation of our timeshare business to a capital light model in which third-party timeshare owners and developers provide capital for development while we act as sales and marketing agent and property manager. Through these transactions, we receive a sales and marketing commission and branding fees on sales of timeshare intervals, recurring fees to operate the homeowners’ associations and revenues from resort operations. We also earn recurring fees in connection with the points-based membership programs we operate that provide for exclusive exchange, leisure travel and reservation services, and through fees related to the servicing of consumer loans. We have increased the sales of intervals developed by third parties from zero in 2009 to 58 percent for the twelve months ended September 30, 2014, which has dramatically reduced the capital requirements of our timeshare segment while continuing to drive strong earnings and cash flows.

•	Performance-Driven Culture. We are an organization of people serving people, thus it is imperative that we attract and retain best-in-class talent to serve our various stakeholders. We have a performance-driven culture that begins with an intense alignment around our mission, vision, values and key strategic priorities. Our President and Chief Executive Officer, Christopher J. Nassetta, has nearly 30 years of experience in the hotel industry, previously serving as President and Chief Executive Officer of Host Hotels & Resorts, Inc., where he was named Institutional Investor’s 2007 REIT CEO of the Year. He and the balance of our executive management team have been instrumental in transforming our organization and installing a culture that develops leaders at all levels of the organization that are focused on delivering exceptional service to our customers every day. We rely on our over 155,000 employees to execute our strategy and continue to enhance our products and services to ensure that we remain at the forefront of performance and innovation in the lodging industry.

Our Business and Growth Strategy

The following are key elements of our strategy to become the preeminent global hospitality company—the first choice of guests, employees and owners alike:

•	Expand our Global Footprint. We intend to build on our leading position in the U.S. and expand our global footprint. In February 2006, we reacquired Hilton International Co., which had operated as a separate company since 1964, and in so doing, reacquired the international Hilton branding rights. Reuniting Hilton’s U.S. and international operations has provided us with the platform to grow our business and brands globally. As a result of the reacquisition and focus on global expansion, we currently rank number one in every major region of the world by rooms under construction, based on STR data. We aim to increase the relative contribution of our international operations by increasing the number of rooms in our system that are located outside of the U.S. As of September 30, 2014, 70 percent of our new rooms under construction are located outside of the U.S. We plan to continue to expand our global footprint by introducing the right brands with the right product positioning in targeted markets and allocating business development resources effectively to drive new unit growth in every region of the world.

•	Grow our Fee-Based Businesses. We intend to grow our higher margin, fee-based businesses. We expect to increase the contribution of our management and franchise segment, which already accounts for more than half of our aggregate segment Adjusted EBITDA, through new third-party hotel development and the conversion of existing hotels to our brands. Our industry-leading pipeline consisted of approximately 215,000 rooms as of September 30, 2014, all within our capital light management and franchise segment. Upon completion, this pipeline of new, third-party owned hotels would result in a 33 percent increase in our management and franchise segment’s room count with minimal capital investment from us. In addition, we aim to increase the average effective franchise fees we receive over time by renewing and entering into new franchise agreements at our current published franchise fee rates.

•	Continue to Increase the Capital Efficiency of our Timeshare Business. Traditionally, timeshare operators have funded 100 percent of the investment necessary to acquire land and construct timeshare properties. In 2010, we began sourcing timeshare intervals through sales and marketing agreements with third-party developers. These agreements enable us to generate fees from the sales and marketing of the timeshare intervals and club memberships and from the management of the timeshare properties without requiring us to fund acquisition and construction costs. Our supply of third-party developed timeshare intervals has increased to 106,000, or 81 percent of our total supply, as of September 30, 2014 and the percentage of sales of timeshare intervals developed by third parties has increased to 58 percent for the twelve months ended September 30, 2014. We continue to expand our capital light timeshare business through fee-for-service arrangements with third-party timeshare developers, including the sales and marketing and other timeshare related services agreement we announced in June 2014 for the development of a 37-story, 418-unit timeshare tower adjacent to the Hilton Hawaiian Village. We also recently signed a sales and marketing agreement with a third party for our first timeshare project in Maui, which will consist of over 20,000 intervals and is expected to begin sales in 2016. We will continue to seek opportunities to grow our timeshare business through this capital light model.

•	Optimize the Performance of our Owned and Leased Hotels. In addition to utilizing our commercial services platform to enhance the revenue performance of our owned and leased assets, we have focused on maximizing the cost efficiency of the portfolio by implementing labor management practices and systems and reducing fixed costs to drive profitability. Through our disciplined approach to asset management, we have developed and executed on strategic plans for each of our hotels to enhance the market position of each property. We expect to continue to enhance the performance of our hotels by improving operating efficiencies, and believe there is an opportunity to drive further improvements in operating margins and Adjusted EBITDA. Further, at certain of our hotels, we are developing plans for the adaptive reuse of all or a portion of the property to residential, retail or timeshare uses similar to our plans for the Hilton New York. Finally, we believe we can create value over time by opportunistically exiting assets and restructuring or exiting leases.

•	Strengthen and Enhance our Brands and Commercial Services Platform. We intend to enhance our world-class brands through superior brand management by continuing to develop products and services that drive increased RevPAR premiums. We will continue to refine our luxury brands to deliver modern products and service standards that are relevant to today’s luxury traveler. We will continue to position our full-service operating model and product standards to meet evolving customer needs and drive financial results that support incremental owner investment in our hotels. In our focused-service brands, we will continue to position for growth in the U.S., and tailor our products as appropriate to meet the needs of customers and developers outside the U.S. We will continue to innovate and enhance our commercial services platform to ensure we have the most formidable sales, pricing, marketing and distribution platform in the industry to drive premium commercial performance to our entire system of hotels. We also will continue to invest in our Hilton HHonors customer loyalty program to ensure it remains relevant to our customers and drives customer loyalty and value to our hotel owners.

Our Brand Portfolio

The goal of each of our brands is to deliver exceptional customer experiences and superior operating performance.

		September 30, 2014
Brand(1)	Segment	Countries/ Territories	Hotels	Rooms	Percentage of Total Rooms	Selected Competitors(2)

	Luxury	12	26	10,653	1.5%	Ritz Carlton, Four Seasons, Peninsula, St. Regis, Mandarin Oriental

	Luxury	18	24	8,094	1.2%	Park Hyatt, Sofitel, Intercontinental, JW Marriott, Fairmont

	Upper Upscale	82	556	199,768	28.3%	Marriott, Sheraton, Hyatt, Radisson Blu, Renaissance, Westin, Sofitel, Swissotel, Mövenpick

	Upper Upscale	1	2	1,811	0.3%	Autograph Collection, Luxury Collection, Ascend Collection

	Upscale	34	396	98,340	13.9%	Sheraton, Marriott, Crowne Plaza, Wyndham, Radisson, Mövenpick, Hotel Nikko, Holiday Inn, Renaissance

	Upper Upscale	6	218	51,970	7.4%	Renaissance, Sheraton, Hyatt, Residence Inn by Marriott

	Upscale	22	605	84,215	11.9%	Courtyard by Marriott, Holiday Inn, Hyatt Place, Novotel, Aloft, Four Points by Sheraton

	Upper Midscale	16	1,991	197,492	28.0%	Fairfield Inn by Marriott, Holiday Inn Express, Comfort Inn, Quality Inn, La Quinta Inns, Wyngate by Wyndham

	Upscale	3	354	39,487	5.6%	Residence Inn by Marriott, Hyatt House, Staybridge Suites, Candlewood Suites

	Upper Midscale	3	41	4,356	0.6%	Candlewood Suites, AmericInn, Towne Place Suites

	Timeshare	4	44	6,794	1.0%	Marriott Vacation Club, Starwood Vacation Ownership, Hyatt Residence, Wyndham Vacations Resorts

(1)	The table above excludes 8 unbranded hotels with 2,216 rooms, representing approximately 0.3 percent of total rooms.
(2)	The table excludes lesser known regional competitors.

Waldorf Astoria Hotels & Resorts: What began as an iconic hotel in New York City is today a portfolio of 26 luxury hotels and resorts. In landmark destinations around the world, Waldorf Astoria Hotels & Resorts reflect their locations, each providing the inspirational environments and personalized attention that are the source of unforgettable moments. Properties typically include elegant spa and wellness facilities, high-end restaurants, golf courses (at resort properties), 24-hour room service, fitness and business centers, meeting, wedding and banquet facilities and special event and concierge services.

Conrad Hotels & Resorts: Conrad is a global luxury brand of properties offering guests personalized experiences with sophisticated, locally inspired surroundings and an intuitive service model based on customization and control, as demonstrated by the Conrad Concierge mobile application that enables guest control of on-property amenities and services. Properties typically include convenient and relaxing spa and wellness facilities, enticing restaurants, comprehensive room service, fitness and business centers, multi-purpose meeting facilities and special event and concierge services.

Canopy by Hilton: On October 15, 2014, we introduced our newest brand: Canopy by Hilton. This brand represents a new hotel concept that redefines the lifestyle category, offering simple, guest-directed service, thoughtful local choices and comfortable spaces for a positive stay, as well as delivering the many benefits of our system, including the Hilton HHonors guest loyalty program. As of September 30, 2014, letters of intent were signed for 11 properties.

Hilton Hotels & Resorts: Hilton is our global flagship brand and ranks number one for global brand awareness in the hospitality industry, with 556 hotels and resorts in 82 countries and territories across six continents. The brand primarily serves business and leisure upper upscale travelers and meeting groups. Hilton hotels are full-service hotels that typically include meeting, wedding and banquet facilities and special event services, restaurants and lounges, food and beverage services, swimming pools, gift shops, retail facilities and other services.

Curio–A Collection by Hilton: Curio—A Collection by Hilton is created for travelers who seek local discovery and experiences, Curio consists of a carefully selected collection of hotels that retain their unique identity but are expected to deliver the many benefits of our system, including our Hilton HHonors guest loyalty program.

DoubleTree by Hilton: DoubleTree by Hilton is an upscale, full-service hotel designed to provide true comfort to today’s business and leisure travelers. DoubleTree is united by the brand’s CARE (“Creating a Rewarding Experience”) culture and a warm chocolate chip cookie served at check-in. DoubleTree’s diverse portfolio includes historic icons, small contemporary hotels, resorts and large urban hotels.

Embassy Suites Hotels: Embassy Suites are our upper upscale, all-suite hotels that feature two-room guest suites with a separate living room and dining/work area, a complimentary cooked-to-order breakfast and complimentary evening receptions every night. Embassy Suites’ bundled pricing ensures that guests receive value at a single price.

Hilton Garden Inn: Hilton Garden Inn is our award-winning, upscale hotel brand that strives to ensure today’s busy travelers have what they need to be productive on the road. From the Serta Perfect Sleeper bed, to complimentary Internet access, to a comfortable lobby pavilion, Hilton Garden Inn is the brand guests can count on to support them on their journeys.

Hampton Hotels: Hampton Inn hotels are our moderately priced, upper midscale hotels with limited food and beverage facilities. The Hampton brand also includes Hampton Inn & Suites hotels, which offer both traditional hotel room accommodations and apartment style suites within one property. Across our over 1,900 Hampton locations around the world, guests receive free hot breakfast and free high-speed Internet access, all for a great price and all supported by the Hampton satisfaction guarantee.

Homewood Suites by Hilton: Homewood Suites by Hilton are our upscale, extended-stay hotels that feature residential style accommodations including business centers, swimming pools, convenience stores and limited meeting facilities. The brand provides the touches, familiarity and comforts of home so that extended-stay travelers can feel at home on the road.

Home2 Suites by Hilton: Home2 Suites by Hilton are upper midscale hotels that provide a modern and savvy option to budget conscious extended-stay travelers. Offering innovative suites with contemporary design and cutting-edge technology, we strive to ensure that our guests are comfortable and productive, whether they are staying a few days or a few months. The hotel offers a complimentary continental breakfast, integrated laundry and exercise facility, recycling and sustainability initiatives and a pet-friendly policy.

Hilton Grand Vacations: HGV is our timeshare brand. Ownership of a deeded real estate interest with club membership points provides members with a lifetime of vacation advantages and the comfort and convenience of residential-style resort accommodations in select, renowned vacation destinations. Each club property provides a distinctive setting, while signature elements remain consistent, such as high-quality guest service, spacious units and extensive on-property amenities.

Our Customer Loyalty Program

Hilton HHonors is our award-winning guest loyalty program that supports our portfolio of 12 brands and our entire system of hotels and timeshare properties. The program generates significant repeat business by rewarding guests with points for each stay at any of our more than 4,000 hotels worldwide, which are then redeemable for free hotel nights and other rewards. Members also can earn points with over 140 partners, including airlines, rail and car rental companies, credit card providers and others. The program provides targeted marketing, promotions and customized guest experiences to approximately 43 million members. Our Hilton HHonors members represented 51 percent of our system-wide occupancy and contributed hotel-level revenues of over $13 billion during the twelve months ended September 30, 2014. Affiliation with our loyalty programs encourages members to allocate more of their travel spending to our hotels. The percentage of travel spending we capture from loyalty members increases as they move up the tiers of our program. The program is funded by contributions from eligible revenues generated by Hilton HHonors members and collected by us from hotels in our system. These funds are applied to reimburse hotels and partners for Hilton HHonors points redemptions and to pay for program administrative expenses and marketing initiatives that support the program.

Our Businesses

We operate our business across three segments: (1) management and franchise; (2) ownership; and (3) timeshare. For more information regarding our segments, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Note 24: “Business Segments” in our audited consolidated financial statements included elsewhere in this prospectus.

As of September 30, 2014, our system included the following properties and rooms, by type, brand and region:

	Owned / Leased(1)		Managed		Franchised		Total
	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms
Waldorf Astoria Hotels & Resorts
U.S.	2	1,602	11	5,324	—	—	13	6,926
Americas (excluding U.S.)	—	—	1	248	1	984	2	1,232
Europe	2	463	4	898	—	—	6	1,361
Middle East & Africa	—	—	3	703	—	—	3	703
Asia Pacific	—	—	2	431	—	—	2	431
Conrad Hotels & Resorts
U.S.	—	—	4	1,335	—	—	4	1,335
Americas (excluding U.S.)	—	—	—	—	1	294	1	294
Europe	1	191	2	705	1	256	4	1,152
Middle East & Africa	1	614	2	641	—	—	3	1,255
Asia Pacific	—	—	11	3,422	1	636	12	4,058
Hilton Hotels & Resorts
U.S.	23	21,110	42	24,959	175	52,826	240	98,895
Americas (excluding U.S.)	3	1,836	23	7,946	18	5,490	44	15,272
Europe	72	18,803	58	16,991	21	5,557	151	41,351
Middle East & Africa	6	2,276	44	13,991	1	410	51	16,677
Asia Pacific	8	3,952	54	20,640	8	2,981	70	27,573
Curio—A Collection by Hilton
U.S.	—	—	—	—	2	1,811	2	1,811
DoubleTree by Hilton
U.S.	11	4,268	28	8,245	248	60,507	287	73,020
Americas (excluding U.S.)	—	—	3	637	12	2,301	15	2,938
Europe	—	—	12	3,676	40	6,950	52	10,626
Middle East & Africa	—	—	7	1,464	4	488	11	1,952
Asia Pacific	—	—	29	8,839	2	965	31	9,804
Embassy Suites Hotels
U.S.	10	2,523	42	11,118	158	36,406	210	50,047
Americas (excluding U.S.)	—	—	3	653	5	1,270	8	1,923
Hilton Garden Inn
U.S.	2	290	5	635	530	72,512	537	73,437
Americas (excluding U.S.)	—	—	6	808	24	3,683	30	4,491
Europe	—	—	19	3,474	13	1,885	32	5,359
Middle East & Africa	—	—	1	180	—	—	1	180
Asia Pacific	—	—	5	748	—	—	5	748
Hampton Hotels
U.S.	1	130	50	6,238	1,846	178,690	1,897	185,058
Americas (excluding U.S.)	—	—	7	837	57	7,021	64	7,858
Europe	—	—	6	974	23	3,530	29	4,504
Asia Pacific	—	—	—	—	1	72	1	72
Homewood Suites by Hilton
U.S.	—	—	32	3,652	305	33,912	337	37,564
Americas (excluding U.S.)	—	—	2	224	15	1,699	17	1,923
Home2 Suites by Hilton
U.S.	—	—	—	—	39	4,132	39	4,132
Americas (excluding U.S.)	—	—	1	97	1	127	2	224
Other	3	1,272	5	944	—	—	8	2,216

Lodging	145	59,330	524	151,677	3,552	487,395	4,221	698,402
Hilton Grand Vacations	—	—	44	6,794	—	—	44	6,794

Total	145	59,330	568	158,471	3,552	487,395	4,265	705,196

(1)	Includes hotels owned or leased by entities in which we own a noncontrolling interest.

Management and Franchise

Through our management and franchise segment we manage hotels and timeshare properties and license our brands to franchisees. This segment generates its revenue primarily from fees charged to hotel owners and to homeowners’ associations at timeshare properties. We grow our management and franchise business by attracting owners to become a part of our system and participate in our brands and commercial services to support their hotel properties. These contracts require little or no capital investment to initiate on our part, and provide significant return on investment for us as fees are earned.

Hotel and Timeshare Management

Our core management services consist of operating hotels under management agreements for the benefit of third parties, who either own or lease the hotels and the associated personal property. Terms of our management agreements vary, but our fees generally consist of a base management fee based on a percentage of each hotel’s gross revenue, and we also may earn an incentive fee based on gross operating profits, cash flow or a combination thereof. In general, the owner pays all operating and other expenses and reimburses our out-of-pocket expenses. In turn, our managerial discretion typically is subject to approval by the owner in certain major areas, including the approval of annual operating and capital expenditure budgets. Additionally, the owners generally pay a monthly program fee based on a percentage of the total gross room revenue that covers the costs of advertising and marketing programs; internet, technology and reservation systems expenses; and quality assurance program costs. As of September 30, 2014, we managed 524 hotels with 151,677 rooms, excluding our owned and leased hotels.

The initial terms of our management agreements for full-service hotels typically are 20 years. In certain cases where we have entered into a franchise agreement as well as a management agreement, we classify these hotels as managed hotels in our portfolio. Extension options for our management agreements are negotiated and vary, but typically are more prevalent in full-service hotels. Typically these agreements contain one or two extension options that are either for 5 or 10 years and can be exercised at our or the other party’s option or by mutual agreement.

Some of our management agreements provide early termination rights to hotel owners upon certain events, including the failure to meet certain financial or performance criteria. Performance test measures typically are based upon the hotel’s performance individually and/or in comparison to specified competitive hotels. We often have a cure right by paying an amount equal to the performance shortfall over a specified period, although in some cases our cure rights are limited.

In addition to the third-party owned hotels we manage, we provide management services for 44 timeshare properties owned by homeowners’ associations and 145 owned, leased and joint venture hotels, from which we recognize management fee revenues.

Franchising

We franchise our brand names, trade and service marks and operating systems to hotel owners under franchise agreements. We do not directly participate in the day-to-day management or operation of franchised hotels and do not employ the individuals working at those locations. We conduct periodic inspections to ensure that brand standards are maintained and consult with franchisees concerning certain aspects of hotel operations. We approve the location for new construction of franchised hotels, as well as certain aspects of development. In some cases, we provide franchisees with product improvement plans that must be completed in accordance with brand standards to remain in our hotel system. As of September 30, 2014, there were 3,552 franchised hotels with 487,395 rooms.

Each franchisee pays us a franchise application fee. Franchisees also pay a royalty fee, generally based on a percentage of the hotel’s total gross room revenue (and a percentage of food and beverage revenue in some brands), as well as a monthly program fee based on a percentage of the total gross room revenue that covers the costs of advertising and marketing programs; internet, technology and reservation systems expenses; and quality assurance program costs. Franchisees also are responsible for various other fees and charges, including payments for participation in our Hilton HHonors reward program, training, consultation and procurement of certain goods and services.

Our franchise agreements typically have initial terms of approximately 20 years for new construction and approximately 10 to 20 years for properties that are converted from other brands. At the expiration of the initial term, we may relicense the hotel to the franchisee, at our or the hotel owner’s option or by mutual agreement, for an additional term ranging from 10 to 15 years. We have the right to terminate a franchise agreement upon specified events of default, including nonpayment of fees or noncompliance with brand standards. If a franchise agreement is terminated by us because of a franchisee’s default, the franchisee is contractually required to pay us liquidated damages.

Ownership

We are among the largest hotel owners in the world based upon the number of rooms at our owned, leased and joint venture hotels. Our diverse global portfolio of owned and leased properties includes a number of leading hotels in major gateway cities such as New York City, London, San Francisco, Chicago, São Paolo, Sydney and Tokyo. The portfolio includes iconic hotels with significant underlying real estate value, including The Waldorf Astoria New York, the Hilton Hawaiian Village and the London Hilton on Park Lane. Real estate investment was a critical component of the growth of our business in our early years. Our real estate holdings grew over time through new construction, purchases or leases of hotels, investments in joint ventures and the acquisition of other hotel companies. In recent years, we have expanded our hotel system less through real estate investment and more by increasing the number of management and franchise agreements we have with third-party hotel owners.

We have focused on maximizing the cost efficiency and profitability of the portfolio by, among other things, implementing new labor management practices and systems and reducing fixed costs. Through our disciplined approach to asset management, we have developed and executed on strategic plans for each of our hotels to enhance the market position of each property, and at many of our hotels we have renovated guest rooms and public spaces and added or enhanced meeting and retail space to improve profitability. At certain of our hotels, we are evaluating options for the adaptive reuse of all or a portion of the property to residential, retail or timeshare in order to deploy our real estate to its highest and best use.

Timeshare

Our timeshare segment generates revenue from three primary sources:

•	Timeshare Sales—We market and sell timeshare interests owned by Hilton and third parties. We also source timeshare intervals through sales and marketing agreements with third-party developers. This allows us to sell timeshare units on behalf of third-party developers in exchange for sales, marketing and branding fees on interval sales, and to earn fees from resort operations and the servicing of consumer loans while deploying little up-front capital related to the construction of the property.

•	Resort Operations—We manage the HGV Club, receiving enrollment fees, annual dues and transaction fees from member exchanges for other vacation products. We generate rental revenue from unit rentals of unsold inventory and inventory made available due to ownership exchanges under our HGV Club program. We also earn revenue from retail and spa outlets at our timeshare properties.

•	Financing—We provide consumer financing, which includes interest income generated from the origination of consumer loans to customers to finance their purchase of timeshare intervals and revenue from servicing the loans.

HGV’s primary product is a fee-simple timeshare interest deeded in perpetuity. This ownership interest is an interest in real estate equivalent to annual usage rights, generally for one week, at the timeshare resort where the timeshare interval was purchased. Each purchaser is automatically enrolled in the HGV Club, giving the purchaser an annual allotment of Club Points that allow the purchaser to exchange his or her annual usage rights for a number of options, including: a priority reservation period to stay at his or her home resort where his or her timeshare interval is deeded, stays at any resort in the HGV system, reservations for experiential travel such as cruises, conversion to Hilton HHonors points for stays at our hotels and other options, including stays at more than 5,000 resorts included in the RCI timeshare vacation exchange network. In addition, we operate the Hilton Club, which operates for owners of timeshare intervals at the Hilton New York, but whose members also enjoy exchange benefits with the HGV Club. As of September 30, 2014, HGV managed a global system of 44 resorts and the HGV Club and the Hilton Club had more than 225,000 members in total.

Hotel Properties

Owned or Controlled Hotels

As of September 30, 2014, we owned a majority or controlling financial interest in the following 52 hotels, representing 28,156 rooms.

Property	Location	Rooms	Ownership
Waldorf Astoria Hotels & Resorts
The Waldorf Astoria New York(1)(2)	New York, NY, USA	1,413	100%
Hilton Hotels & Resorts
Hilton Hawaiian Village Beach Resort & Spa(1)	Honolulu, HI, USA	2,860	100%
Hilton New York(1)	New York, NY, USA	1,985	100%
Hilton San Francisco Union Square(1)	San Francisco, CA, USA	1,915	100%
Hilton New Orleans Riverside(1)	New Orleans, LA, USA	1,622	100%
Hilton Chicago(1)	Chicago, IL, USA	1,544	100%
Hilton Waikoloa Village(1)	Waikoloa, HI, USA	1,241	100%
Caribe Hilton(1)	San Juan, Puerto Rico	915	100%
Hilton Chicago O’Hare Airport	Chicago, IL, USA	860	100%
Hilton Orlando Lake Buena Vista(1)	Orlando, FL, USA	814	100%
Hilton Boston Logan Airport(1)	Boston, MA, USA	599	100%
Hilton Sydney	Sydney, Australia	579	100%
Pointe Hilton Squaw Peak Resort(1)	Phoenix, AZ, USA	563	100%
Hilton Miami Airport(1)	Miami, FL, USA	508	100%
Hilton Atlanta Airport(1)	Atlanta, GA, USA	507	100%
Hilton São Paulo Morumbi	São Paulo, Brazil	503	100%
Hilton McLean Tysons Corner(1)	McLean, VA, USA	458	100%
Hilton Seattle Airport & Conference Center(1)	Seattle, WA, USA	396	100%
Hilton Oakland Airport	Oakland, CA, USA	359	100%
Hilton Paris Orly Airport	Paris, France	340	100%
Hilton Durban	Durban, South Africa	324	100%
Hilton New Orleans Airport(1)	Kenner, LA, USA	317	100%
Hilton Short Hills(1)	Short Hills, NJ, USA	304	100%
Hilton Amsterdam Airport Schiphol	Schiphol, Netherlands	277	100%
Hilton Blackpool	Blackpool, United Kingdom	274	100%
Hilton Rotterdam	Rotterdam, Netherlands	254	100%
Hilton Suites Chicago/Oak Brook(1)	Oakbrook Terrace, IL, USA	211	100%
Hilton Belfast	Belfast, United Kingdom	198	100%
Hilton London Islington	London, United Kingdom	190	100%
Hilton Edinburgh Grosvenor	Edinburgh, United Kingdom	184	100%
Hilton Coylumbridge	Coylumbridge, United Kingdom	175	100%

Property	Location	Rooms	Ownership
Hilton Bath City	Bath, United Kingdom	173	100%
Hilton Nuremberg	Nuremberg, Germany	152	100%
Hilton Milton Keynes	Milton Keynes, United Kingdom	138	100%
Hilton Templepatrick Hotel & Country Club	Templepatrick, United Kingdom	129	100%
Hilton Sheffield	Sheffield, United Kingdom	128	100%
DoubleTree by Hilton
DoubleTree Hotel Crystal City—National Airport(1)	Arlington, VA, USA	631	100%
DoubleTree Hotel San Jose(1)	San Jose, CA, USA	505	100%
DoubleTree Hotel Ontario Airport	Ontario, CA, USA	482	67%
DoubleTree Spokane—City Center	Spokane, WA, USA	375	10%
Fess Parker’s DoubleTree Resort Santa Barbara	Santa Barbara, CA, USA	360	50%
Embassy Suites Hotels
Embassy Suites Washington D.C.(1)	Washington, D.C., USA	318	100%
Embassy Suites Parsippany(1)	Parsippany, NJ, USA	274	100%
Embassy Suites Kansas City—Plaza(1)	Kansas City, MO, USA	266	100%
Embassy Suites Austin—Downtown/Town Lake	Austin, TX, USA	259	100%
Embassy Suites Atlanta—Perimeter Center(1)	Atlanta, GA, USA	241	100%
Embassy Suites San Rafael—Marin County(1)	San Rafael, CA, USA	235	100%
Embassy Suites Kansas City—Overland Park(1)	Overland Park, KS, USA	199	100%
Embassy Suites Phoenix—Airport at 24th Street	Phoenix, AZ, USA	182	100%
Hilton Garden Inn
Hilton Garden Inn LAX/El Segundo(1)	El Segundo, CA, USA	162	100%
Hilton Garden Inn Chicago/Oak Brook(1)	Oakbrook Terrace, IL, USA	128	100%
Hampton Hotels
Hampton Inn & Suites Memphis—Shady Grove(1)	Memphis, TN, USA	130	100%

(1)	Property that is included in PropCo group of entities that are unrestricted subsidiaries.
(2)	In October 2014, we entered into an agreement to sell this property and closing is scheduled for December 31, 2014, but the parties have the right to adjourn closing to March 31, 2015 or later.

Joint Venture Hotels

As of September 30, 2014, we had a minority or noncontrolling financial interest in and operated the following 17 properties, representing 8,398 rooms. We have a right of first refusal to purchase additional equity interests in certain of these joint ventures. We manage each of the partially owned hotels for the entity owning the hotel.

Property	Location	Rooms	Ownership
Waldorf Astoria Hotels & Resorts
The Waldorf Astoria Chicago	Chicago, IL, USA	189	15%
Conrad Hotels & Resorts
Conrad Cairo	Cairo, Egypt	614	10%
Conrad Dublin	Dublin, Ireland	191	25%
Hilton Hotels & Resorts
Hilton Orlando—Orange County Convention Center	Orlando, FL, USA	1,417	20%
Hilton San Diego Bayfront	San Diego, CA, USA	1,190	25%
Hilton Tokyo Bay	Urayasu-shi, Japan	817	24%
Hilton Berlin	Berlin, Germany	601	40%
Capital Hilton	Washington, D.C., USA	547	25%
Hilton Nagoya	Nagoya, Japan	448	24%
Hilton La Jolla Torrey Pines	La Jolla, CA, USA	394	25%
Hilton Mauritius Resort & Spa	Flic-en-Flac, Mauritius	193	20%
Hilton Imperial Dubrovnik	Dubrovnik, Croatia	147	18%
DoubleTree by Hilton
DoubleTree Las Vegas Airport	Las Vegas, NV, USA	190	50%
DoubleTree Hotel Missoula/Edgewater	Missoula, MT, USA	171	50%

Property	Location	Rooms	Ownership
Embassy Suites Hotels
Embassy Suites Alexandria—Old Town	Alexandria, VA, USA	288	50%
Embassy Suites Secaucus—Meadowlands	Secaucus, NJ, USA	261	50%
Other
Myrtle Beach Kingston Plantation (condo management company)	Myrtle Beach, SC, USA	740	50%

Leased Hotels

As of September 30, 2014, we leased the following 76 hotels, representing 22,776 rooms.

Property	Location	Rooms
Waldorf Astoria Hotels & Resorts
Waldorf Astoria Rome Cavalieri	Rome, Italy	370
Waldorf Astoria Amsterdam	Amsterdam, Netherlands	93
Hilton Hotels & Resorts
Hilton Tokyo(1)	(Shinjuku-ku) Tokyo, Japan	811
Hilton Ramses	Cairo, Egypt	771
Hilton London Kensington	London, United Kingdom	601
Hilton Vienna	Vienna, Austria	579
Hilton Tel Aviv	Tel Aviv, Israel	562
Hilton Osaka(1)	Osaka, Japan	522
Hilton Istanbul	Istanbul, Turkey	499
Hilton Salt Lake City	Salt Lake City, UT, USA	499
Hilton Munich Park	Munich, Germany	484
Hilton Munich City	Munich, Germany	480
London Hilton on Park Lane	London, United Kingdom	453
Hilton Diagonal Mar Barcelona	Barcelona, Spain	433
Hilton Mainz	Mainz, Germany	431
Hilton Trinidad & Conference Centre	Port of Spain, Trinidad	418
Hilton London Heathrow Airport	London, United Kingdom	398
Hilton Izmir	Izmir, Turkey	380
Hilton London Docklands Riverside	London, United Kingdom	378
Hilton Addis Ababa	Addis Ababa, Ethiopia	372
Hilton Vienna Danube	Vienna, Austria	367
Hilton Frankfurt	Frankfurt, Germany	342
Hilton Brighton Metropole	Brighton, United Kingdom	340
Hilton Sandton	Sandton, South Africa	329
Hilton Brisbane	Brisbane, Australia	319
Hilton Glasgow	Glasgow, United Kingdom	319
Hilton Milan	Milan, Italy	319
Hilton Ankara	Ankara, Turkey	310
Hilton Adana	Adana, Turkey	308
Hilton Waldorf	London, United Kingdom	298
Hilton Cologne	Cologne, Germany	296
Hilton Slussen	Stockholm, Sweden	289
Hilton Nairobi(1)	Nairobi, Kenya	287
Hilton Madrid Airport	Madrid, Spain	284
Hilton Parmelia Perth	Parmelia Perth, Australia	284
Hilton London Canary Wharf	London, United Kingdom	282
Hilton Amsterdam	Amsterdam, Netherlands	271

Property	Location	Rooms
Hilton Newcastle Gateshead	Newcastle Upon Tyne, United Kingdom	254
Hilton Vienna Plaza	Vienna, Austria	254
Hilton Bonn	Bonn, Germany	252
Hilton London Tower Bridge	London, United Kingdom	245
Hilton London Stansted Airport	Stansted, United Kingdom	239
Hilton Manchester Airport	Manchester, United Kingdom	230
Hilton Basel	Basel, Switzerland	220
Hilton Bracknell	Bracknell, United Kingdom	215
Hilton Antwerp	Antwerp, Belgium	210
Hilton Reading	Reading, United Kingdom	210
Hilton Leeds City	Leeds, United Kingdom	208
Hilton Watford	Watford, United Kingdom	200
Hilton Mersin	Mersin, Turkey	186
Hilton Warwick/Stratford-upon-Avon	Warwick, United Kingdom	181
Hilton Leicester	Leicester, United Kingdom	179
Hilton Innsbruck	Innsbruck, Austria	176
Hilton Nottingham	Nottingham, United Kingdom	176
Hilton Odawara Resort & Spa	Odawara City, Japan	172
Hilton St. Anne’s Manor, Bracknell	Wokingham, United Kingdom	170
Hilton Croydon	Croydon, United Kingdom	168
Hilton London Green Park	London, United Kingdom	163
Hilton Cobham	Cobham, United Kingdom	158
Hilton Paris La Defense	Paris, France	153
Hilton East Midlands	Derby, United Kingdom	152
Hilton Maidstone	Maidstone, United Kingdom	146
Hilton Avisford Park, Arundel	Arundel, United Kingdom	140
Hilton Northampton	Northampton, United Kingdom	139
Hilton London Hyde Park	London, United Kingdom	132
Hilton York	York, United Kingdom	131
Hilton Mainz City	Mainz, Germany	127
Hilton ParkSA Istanbul	Istanbul, Turkey	117
Hilton Puckrup Hall, Tewkesbury	Tewkesbury, United Kingdom	112
Hilton Glasgow Grosvenor	Glasgow, United Kingdom	97
DoubleTree by Hilton
DoubleTree Hotel Seattle Airport	Seattle, WA, USA	850
DoubleTree Hotel San Diego—Mission Valley	San Diego, CA, USA	300
DoubleTree Hotel Sonoma Wine Country	Rohnert Park, CA, USA	245
DoubleTree Hotel Durango	Durango, CO, USA	159
Other
Scandic Hotel Sergel Plaza	Stockholm, Sweden	403
The Trafalgar London	London, United Kingdom	129

(1)	We own a majority or controlling financial interest, but less than a 100 percent interest, in entities that lease these properties.

Corporate Headquarters and Regional Offices

Our corporate headquarters are located at 7930 Jones Branch Drive, McLean, Virginia 22102. These offices consist of approximately 169,024 square feet of leased space. The lease for this property initially expires on December 31, 2019, with options to renew and increase the rentable square feet. We also have corporate offices in Watford, England (Europe), Dubai (Middle East & Africa) and Singapore (Asia Pacific). Additionally, to

support our operations, we have our Hilton HHonors and other commercial services office in Addison, Texas, the Hilton Grand Vacations headquarters in Orlando, Florida and timeshare sales offices in Honolulu, Hawaii, Las Vegas, Nevada, New York City, New York, Orlando, Florida, Tumon Bay, Guam and Tokyo, Japan.

Other non-operating real estate holdings include a centralized operations center and a centralized data center, both located in Memphis, Tennessee; and a Hilton Reservations and Customer Care office in Carrollton, Texas.

We believe that our existing office properties are in good condition and are sufficient and suitable for the conduct of our business. In the event we need to expand our operations, we believe that suitable space will be available on commercially reasonable terms.

Competition

We encounter active and robust competition as a hotel, residential, resort and timeshare manager, franchisor and developer. Competition in the hotel and lodging industry generally is based on the attractiveness of the facility, location, level of service, quality of accommodations, amenities, food and beverage options and outlets, public spaces and other guest services, consistency of service, room rate, brand reputation and the ability to earn and redeem loyalty program points through a global system. Our properties and brands compete with other hotels, resorts, motels and inns in their respective geographic markets or customer segments, including facilities owned by local interests, individuals, national and international chains, institutions, investment and pension funds and real estate investment trusts (“REITs”). We believe that our position as a multi-branded owner, operator, manager and franchisor of hotels makes us one of the largest and most geographically diverse lodging companies in the world.

Our principal competitors include other branded and independent hotel operating companies, national and international hotel brands and ownership companies, including hotel REITs. While local and independent brand competitors vary, on a global scale our primary competitors are firms such as Accor S.A., Carlson Rezidor Group, Fairmont Raffles Hotels International, Hong Kong and Shanghai Hotels, Limited, Hyatt Hotels Corporation, Intercontinental Hotel Group, Marriott International, Mövenpick Hotels and Resorts, Starwood Hotels & Resorts Worldwide and Wyndham Worldwide Corporation.

In the timeshare business, we compete with other hotel and resort timeshare operators for sales of timeshare intervals based principally on location, quality of accommodations, price, financing terms, quality of service, terms of property use and opportunity for timeshare owners to exchange into time at other timeshare properties or other travel rewards. In addition, we compete based on brand name recognition and reputation, as well as with national and independent timeshare resale companies and owners reselling existing timeshare intervals, which could reduce demand or prices for sales of new timeshare intervals. Our competitors in the timeshare space include Hyatt Residence Club, Marriott Vacations Worldwide Corp., Starwood Vacation Ownership and Wyndham Vacation Resorts.

Seasonality

The hospitality industry is seasonal in nature. The periods during which our lodging properties experience higher revenues vary from property to property, depending principally upon location and the customer-base served. We generally expect our revenues to be lower in the first quarter of each year than in each of the three subsequent quarters, with the fourth quarter generally being the highest.

Cyclicality

The hospitality industry is cyclical and demand generally follows, on a lagged basis, key macroeconomic indicators. There is a history of increases and decreases in demand for hotel rooms, in occupancy levels and in room rates realized by owners of hotels through economic cycles. The combination of changes in economic conditions and in the supply of hotel rooms can result in significant volatility in results for owners and managers of hotel properties. The costs of running a hotel tend to be more fixed than variable. As a result, in an environment of declining revenues the rate of decline in earnings can be higher than the rate of decline in revenues. The vacation ownership business also is cyclical as the demand for vacation ownership units is affected by the availability and cost of financing for purchases of vacation ownership units, as well as general economic conditions and the relative health of the housing market.

Intellectual Property

In the highly competitive hospitality industry in which we operate, trademarks, service marks, trade names, logos and patents are very important to the success of our business. We have a significant number of trademarks, service marks, trade names, logos, patents and pending registrations and expend significant resources each year on surveillance, registration and protection of our trademarks, service marks, trade names, logos and patents, which we believe have become synonymous in the hospitality industry with a reputation for excellence in service and authentic hospitality.

Government Regulation

Our business is subject to various foreign and U.S. federal and state laws and regulations, including: laws and regulations that govern the offer and sale of franchises, many of which impose substantive requirements on franchise agreements and require that certain materials be registered before franchises can be offered or sold in a particular state; and extensive state and federal laws and regulations relating to our timeshare business, primarily relating to the sale and marketing of timeshare intervals.

In addition, a number of states regulate the activities of hospitality properties and restaurants, including safety and health standards, as well as the sale of liquor at such properties, by requiring licensing, registration, disclosure statements and compliance with specific standards of conduct. Operators of hospitality properties also are subject to laws governing their relationship with employees, including minimum wage requirements, overtime, working conditions and work permit requirements. Our franchisees are responsible for their own compliance with laws, including with respect to their employees, minimum wage requirements, overtime, working conditions and work permit requirements. Compliance with, or changes in, these laws could reduce the revenue and profitability of our properties and could otherwise adversely affect our operations.

We also manage and own hotels with casino gaming operations as part of or adjacent to the hotels. However, with the exception of casinos at certain of our properties in Puerto Rico and one property in Egypt, third parties manage and operate the casinos. We hold and maintain the casino gaming license and manage the casinos located in Puerto Rico and Egypt and employ third-party compliance consultants and service providers. As a result, our business operations at these facilities are subject to the licensing and regulatory control of the local regulatory agency responsible for gaming licenses and operations in those jurisdictions.

Finally, as an international owner, operator and franchisor of hospitality properties in 93 countries and territories, we also are subject to the local laws and regulations in each country in which we operate, including employment laws and practices, privacy laws, tax laws, which may provide for tax rates that exceed those of the U.S. and which may provide that our foreign earnings are subject to withholding requirements or other restrictions, unexpected changes in regulatory requirements or monetary policy and other potentially adverse tax consequences.

Environmental Matters

We are subject to certain requirements and potential liabilities under various foreign and U.S. federal, state and local environmental, health and safety laws and regulations and incur costs in complying with such requirements. These laws and regulations govern actions including air emissions, the use, storage and disposal of hazardous and toxic substances, and wastewater disposal. In addition to investigation and remediation liabilities that could arise under such laws, we may also face personal injury, property damage, fines or other claims by third parties concerning environmental compliance or contamination. In addition to our hotel accommodations, we operate a number of laundry facilities located in certain areas where we have multiple properties. We use and store hazardous and toxic substances, such as cleaning materials, pool chemicals, heating oil and fuel for back-up generators at some of our facilities, and we generate certain wastes in connection with our operations. Some of our properties include older buildings, and some may have, or may historically have had, dry-cleaning facilities and underground storage tanks for heating oil and back-up generators. We have from time to time been responsible for investigating and remediating contamination at some of our facilities, such as contamination that has been discovered when we have removed underground storage tanks, and we could be held responsible for any contamination resulting from the disposal of wastes that we generate, including at locations where such wastes have been sent for disposal. In some cases, we may be entitled to indemnification from the party that caused the contamination, or pursuant to our management or franchise agreements, but there can be no assurance that we would be able to recover all or any costs we incur in addressing such problems. From time to time, we may also be required to manage, abate, remove or contain mold, lead, asbestos-containing materials, radon gas or other hazardous conditions found in or on our properties. We have implemented an on-going operations and maintenance plan at each of our owned and operated properties that seeks to identify and remediate these conditions as appropriate. Although we have incurred, and expect that we will continue to incur, costs relating to the investigation, identification and remediation of hazardous materials known or discovered to exist at our properties, those costs have not had, and are not expected to have, a material adverse effect on our financial condition, results of operations or cash flow.

Insurance

We maintain insurance coverage for general liability, property including business interruption, terrorism, workers’ compensation and other risks with respect to our business for all of our owned hotels. Most of our insurance policies are written with self-insured retentions or deductibles that are common in the insurance market for similar risks. These policies provide coverage for claim amounts that exceed our self-insured retentions or deductibles. Our insurance provides coverage related to any claims or losses arising out of the design, development and operation of our hotels.

U.S. hotels that we manage are permitted to participate in our insurance programs by mutual agreement with our hotel owners or, if not participating, must purchase insurance programs consistent with our requirements. U.S. franchised hotels are not permitted to participate in our insurance programs but rather must purchase insurance programs consistent with our requirements. Non-U.S. managed and franchised hotels are required to participate in certain of our insurance programs. All other insurance programs purchased by hotel owners must meet our requirements. In addition, our management and franchise agreements typically include provisions requiring the owner of the hotel property to indemnify us against losses arising from the design, development and operation of our hotels.

History

Holdings was incorporated in Delaware in March 2010. In 1919, our founder Conrad Hilton purchased his first hotel in Cisco, Texas. Through our predecessors, we commenced operations in 1946 when our subsidiary Hilton Hotels Corporation, later renamed Hilton Worldwide, Inc., was incorporated in Delaware.

Employees

As of September 30, 2014, more than 155,000 people were employed at our managed, owned, leased, timeshare and corporate locations.

As of September 30, 2014, approximately 22 percent of our employees globally (or 30 percent of our employees in the U.S.) were covered by various collective bargaining agreements generally addressing pay rates, working hours, other terms and conditions of employment, certain employee benefits and orderly settlement of labor disputes.

Legal Proceedings

We are involved in various claims and lawsuits arising in the normal course of business, some of which include claims for substantial sums, including proceedings involving tort and other general liability claims, employee claims, consumer protection claims and claims related to our management of certain hotel properties. Most occurrences involving liability, claims of negligence and employees are covered by insurance with solvent insurance carriers. For those matters not covered by insurance, which include commercial matters, we recognize a liability when we believe the loss is probable and can be reasonably estimated. The ultimate results of claims and litigation cannot be predicted with certainty. We believe we have adequate reserves against such matters. We currently believe that the ultimate outcome of such lawsuits and proceedings will not, individually or in the aggregate, have a material adverse effect on our consolidated financial position, results of operations or liquidity. However, depending on the amount and timing, an unfavorable resolution of some or all of these matters could materially affect our future results of operations in a particular period.

MANAGEMENT

Directors and Executive Officers

The following table sets forth the names, ages and positions of Holdings’ directors and executive officers as of October 31, 2014.

Name	Age	Position
Christopher J. Nassetta	52	President, Chief Executive Officer and Director
Jonathan D. Gray	44	Chairman of the Board of Directors
Michael S. Chae	46	Director
Tyler S. Henritze	34	Director
Judith A. McHale	67	Director
John G. Schreiber	68	Director
Elizabeth A. Smith	51	Director
Douglas M. Steenland	63	Director
William J. Stein	52	Director
Kristin A. Campbell	53	Executive Vice President and General Counsel
Ian R. Carter	53	Executive Vice President and President, Development, Architecture and Construction
Jeffrey A. Diskin	53	Executive Vice President, Commercial Services
James E. Holthouser	55	Executive Vice President, Global Brands
Kevin J. Jacobs	41	Executive Vice President and Chief Financial Officer
Matthew W. Schuyler	49	Executive Vice President and Chief Human Resources Officer
Mark D. Wang	57	Executive Vice President and President, Hilton Grand Vacations

Christopher J. Nassetta joined Hilton Worldwide as President and Chief Executive Officer in December 2007 and has served as a director of Hilton Worldwide since that time. Previously, he was President and Chief Executive Officer of Host Hotels and Resorts, Inc., a position he held from May 2000 until October 2007. He joined Host in 1995 as Executive Vice President and was elected Chief Operating Officer in 1997. Before joining Host, Mr. Nassetta co-founded Bailey Capital Corporation, a real estate investment and advisory firm, in 1991. Prior to this, he spent seven years at The Oliver Carr Company, a commercial real estate company, where he ultimately served as Chief Development Officer. Mr. Nassetta is an Advisory Board member for the McIntire School of Commerce at the University of Virginia and is Vice Chairman of the Corporate Fund for The John F. Kennedy Center for the Performing Arts. He is on the boards of the International Youth Foundation and the Wolf Trap Foundation for the Performing Arts. He is also a member of the board of directors, nominating and corporate governance committee and compensation committee of CoStar Group, Inc. He is also a member and a past Chairman of The Real Estate Roundtable, a Vice Chairman and Executive Committee member of the World Travel & Tourism Council, a member of the Economic Club of Washington, a member of Federal City Council, a member of the Steering Committee of Partners for a New Beginning, and has served in various positions at the Arlington Free Clinic. Mr. Nassetta graduated from the McIntire School of Commerce at the University of Virginia with a degree in Finance.

Jonathan D. Gray is Chairman of our Board and has served as a director of Hilton Worldwide since 2007. Mr. Gray has served as Blackstone’s global head of real estate since January 2012 and a member of the board of directors of Blackstone since February 2012. He also sits on Blackstone’s management and executive committees. Prior to being named global head of real estate at Blackstone, Mr. Gray served as a senior managing director and co-head of real estate from January 2005 to December 2011. Since joining Blackstone in 1992, Mr. Gray has helped build the largest private equity real estate platform in the world with over $80 billion in investor capital under management as of September 30, 2014. Mr. Gray received a B.S. in Economics from the Wharton School, as well as a B.A. in English from the College of Arts and Sciences at the University of Pennsylvania, where he graduated magna cum laude and was elected to Phi Beta Kappa. He currently serves as a board member of Brixmor Property Group Inc., La Quinta Holdings Inc. and Trinity School and is Chairman of the Board of Harlem Village Academies. Mr. Gray and his wife, Mindy, recently established the Basser Research Center at the University of Pennsylvania School of Medicine, which focuses on the prevention and treatment of certain genetically caused breast and ovarian cancers.

Michael S. Chae has served as a director of Hilton Worldwide since 2007. Mr. Chae has been a senior managing director of Blackstone since January 2005 and serves as head of international private equity at Blackstone. Since joining Blackstone, Mr. Chae has been involved in numerous private equity investments for Blackstone globally. Before joining Blackstone, he worked at The Carlyle Group, L.P. and prior to that, with Dillon, Read & Co. He serves as a member of the Board of Trustees of the Lawrenceville School. Mr. Chae graduated from Harvard College, and received an M.Phil. from Cambridge University and a J.D. from Yale Law School.

Tyler S. Henritze has served as a director of Hilton Worldwide since 2013. Mr. Henritze has been a senior managing director in the real estate group at Blackstone since January 2013 and currently focuses on investment opportunities in the lodging sector. Prior to being named a senior managing director at Blackstone, Mr. Henritze served as a managing director from January 2011 to December 2012 and as principal from January 2009 to December 2010. Since joining Blackstone in 2004, Mr. Henritze has been involved in over $50 billion of real estate investments across all property types. He played a key role in acquisitions including Motel 6, Duke Realty Office Portfolio, Valad Property Group, Extended Stay Hotels, Equity Office Properties Trust, CarrAmerica Realty, La Quinta and Wyndham International. Before joining Blackstone, Mr. Henritze worked at Merrill Lynch in the real estate investment banking group and was involved in a variety of debt, equity and M&A transactions. Mr. Henritze received a B.S. in Commerce from The McIntire School at the University of Virginia, where he graduated with distinction. He is a member of the IREFAC Council of the American Hotel and Lodging Association and is active with City Year NY, serving on its investment community board.

Judith A. McHale has served as a director of Hilton Worldwide since 2013. Ms. McHale has served as President and Chief Executive Officer of Cane Investments, LLC since August 2011. From May 2009 to July 2011, Ms. McHale served as Under Secretary of State for Public Diplomacy and Public Affairs for the U.S. Department of State. From 2006 to March 2009, Ms. McHale served as a Managing Partner in the formation of GEF/Africa Growth Fund. Prior to that, Ms. McHale served as the President and Chief Executive Officer of Discovery Communications. Ms. McHale currently serves on the board of directors of Ralph Lauren Corporation and SeaWorld Entertainment, Inc. Ms. McHale graduated from the University of Nottingham in England and Fordham University School of Law.

John G. Schreiber has served as a director of Hilton Worldwide since 2007. Mr. Schreiber has served as the President of Centaur Capital Partners since April 1991 and a Partner and Co-Founder of Blackstone Real Estate Advisors (BREA) since October 1992. As Co-Chairman of the BREA Investment Committee, Mr. Schreiber has overseen all Blackstone real estate investments since 1992. During the past 20 years, Blackstone has invested over $40 billion of equity in a wide variety of real estate transactions. Previously, Mr. Schreiber served as Chairman and CEO of JMB Urban Development Co. and Executive Vice President of JMB Realty Corp. During his twenty-year career at JMB, Mr. Schreiber was responsible for over $10 billion of firm and client real estate investments and had overall responsibility for the firm’s shopping center development activities. Mr. Schreiber is a past board member of Urban Shopping Centers, Inc., Host Hotels & Resorts, Inc., The Rouse Company, AMLI Residential Properties Trust and General Growth Properties and he currently serves on the board of JMB Realty Corp., Brixmor Property Group Inc. and Blackstone Mortgage Trust Inc. and is a director/trustee to the mutual funds managed by T. Rowe Price Associates. Mr. Schreiber graduated from Loyola University of Chicago and received an M.B.A. from Harvard Business School.

Elizabeth A. Smith has served as a director of Hilton Worldwide since 2013. Ms. Smith has served as Chairman of the Board of Directors of Bloomin’ Brands, Inc. since January 2012 and has served as its Chief Executive Officer and a Director since November 2009. From September 2007 to October 2009, Ms. Smith was President of Avon Products, Inc., a global beauty products company, and was responsible for its worldwide product-to-market processes, infrastructure and systems, including Global Brand Marketing, Global Sales, Global Supply Chain and Global Information Technology. In January 2005, Ms. Smith joined Avon Products, Inc. as President, Global Brand, and was given the additional role of leading Avon North America in August 2005. From September 1990 to November 2004, Ms. Smith worked in various capacities at Kraft Foods Inc. and from November 2004 to December 2008, served as a director of Carter’s, Inc. Ms. Smith served as a member of the board of directors and audit committee member of Staples, Inc. from September 2008 to June 2014. Ms. Smith holds a bachelor’s degree, Phi Beta Kappa, from the University of Virginia and an M.B.A. from the Stanford Graduate School of Business.

Douglas M. Steenland has served as a director of Hilton Worldwide since 2009. Mr. Steenland worked for Northwest Airlines Corporation from September 1991 to October 2008, serving as Chief Executive Officer from April 2004 to October 2008 and as President from February 2001 to April 2004. During his tenure at Northwest Airlines, he also served as Executive Vice President, Chief Corporate Officer and Senior Vice President and General Counsel. Mr. Steenland was Chief Executive Officer of Northwest Airlines at the time it filed for Chapter 11 bankruptcy in 2005 following a period of rising fuel prices and other challenges and oversaw its emergence from bankruptcy in 2007. Mr. Steenland retired from Northwest Airlines upon its merger with Delta Air Lines, Inc. Prior to his time at Northwest Airlines, Mr. Steenland was a senior partner at a Washington, D.C. law firm that is now part of DLA Piper. Mr. Steenland is currently a director of American International Group, Inc., where he serves on the finance and risk management committee and the regulatory, compliance and public policy committee; Digital River, Inc., where he serves on the compensation committee; and Travelport Limited, where he serves on the compensation and audit committees. In the past five years, Mr. Steenland has also served as a director of Delta Airlines, Inc. and Northwest Airlines Corporation. Mr. Steenland received a B.A. from Calvin College and is a graduate from The George Washington University Law School.

William J. Stein has served as a director of Hilton Worldwide since 2007. Mr. Stein has been a senior managing director of Blackstone since January 2006 and serves as global head of asset management in Blackstone’s real estate group. Since joining Blackstone in 1997, Mr. Stein has been involved in the direct asset management and asset management oversight of Blackstone’s global real estate assets. Mr. Stein also serves as a director of Brixmor Property Group Inc. and La Quinta Holdings Inc. Before joining Blackstone, Mr. Stein was a Vice President at Heitman Real Estate Advisors and JMB Realty Corp. Mr. Stein received a B.B.A. from the University of Michigan and an M.B.A. from the University of Chicago.

Kristin A. Campbell joined Hilton Worldwide as Executive Vice President and General Counsel in June 2011. She is responsible for leading Hilton Worldwide’s global legal, compliance and government relations functions. Prior to Hilton Worldwide, Ms. Campbell was Senior Vice President, General Counsel and Corporate Secretary of Staples, Inc., an international office products company from May 2007 to June 2011. Before joining Staples, Inc. in 1993, Ms. Campbell worked at the law firms Goodwin Procter LLP and Rackemann, Sawyer & Brewster. Ms. Campbell graduated summa cum laude from Arizona State University and received a J.D. from Cornell University Law School.

Ian R. Carter has served as Executive Vice President and President, Development, Architecture and Construction for Hilton Worldwide since October 2012 and previously oversaw Operations since August 2009 for Hilton Worldwide. He previously served as Chief Executive Officer of Hilton International Co. prior to its re-acquisition by Hilton Worldwide in February 2006. Prior to joining Hilton International in January 2005, Mr. Carter served as Officer and President of Black & Decker Corporation, Middle East, Africa and Asia. Prior to Black & Decker, Mr. Carter spent more than a decade with General Electric Plastics, ultimately serving as President of General Electric Specialty Chemical. Mr. Carter serves as a non-Executive Director on the Board of Burberry Group plc, where he serves as chairman of the compensation committee, and is a Patron of Hospitality in Action and Chairman of the Hilton in the Community Foundation. He is also Chairman of the International Tourism Partnership. He serves on the board of advisors of Boston University School of Hospitality Administration, serves as a Commissioner of the California Travel and Tourism Commission and is a fellow of the Institute of Hospitality. Mr. Carter is a graduate of the University of West London, School of Business and Management, and received an honorary doctorate from the university.

Jeffrey A. Diskin has served as Executive Vice President of Commercial Services at Hilton Worldwide since November 2012 and oversees Customer Marketing, Revenue Management, E-Commerce and Online Service divisions globally, including our Hilton HHonors guest loyalty program, and beginning in September 2014, Global Sales and Reservations. From March 2009 to November 2012, Mr. Diskin was Senior Vice President of Global Customer Marketing, and prior to that role he was Senior Vice President, Brand Management. Mr. Diskin first joined Hilton in 1988 and has held numerous marketing and management positions since that time, including roles where he was responsible for developing the company’s customer marketing websites and online strategies to overseeing our Hilton and luxury brands. He was also President and Chief Operating Officer of the Hilton HHonors Worldwide subsidiary from March 1997 to June 2004. Before joining Hilton, Mr. Diskin worked for MPI, a subsidiary of United Airlines, specializing in loyalty program design and implementation. Mr. Diskin is Chairman of the Room Key board and on the board of GLAAD, and was previously a board director for Doubletree Hotel Systems, Inc., Hilton Inns, Inc. and Promus Hotels Inc. He was elected president of the Frequent Traveler Marketing Association, and has been a recipient of three annual Best in Show awards from Hospitality Sales and Marketing Association International.

James E. Holthouser has served as Hilton Worldwide’s Executive Vice President of Global Brands since November 2012. In this role, he serves as our global leader for brand management. Mr. Holthouser also oversees the Product Management group and the Global Brands Strategy group. The Product Management group is responsible for the development and management of products for Food & Beverage, Meetings & Events, Spa, Fitness and Sustainability. The Global Brands Strategy group is responsible for developing strategies for all brand and product groups across the enterprise. With more than 25 years of experience in the lodging, restaurant and gaming industries, Mr. Holthouser has held a series of senior management positions within Hilton Worldwide in the branding, franchising and marketing arenas. Most recently, he was Global Head of Full Service Brands and Global Head of Embassy Suites Hotels from June 2009 to November 2012, overseeing all aspects of brand management. From October 2005 to June 2009, Mr. Holthouser was Senior Vice President of Brand Management for Embassy Suites. From February 1999 to October 2005, Mr. Holthouser served as Senior Vice President of Brand Management for Homewood Suites by Hilton. His career with the Company began in 1989 in Market Research for Promus. Mr. Holthouser received his M.A. in Economics and Political Science from the University of Louisville and his international M.B.A. from the American Graduate School of International Management. He received undergraduate degrees from the University of Louisville in Political Science and Foreign Languages.

Kevin J. Jacobs serves as Executive Vice President and Chief Financial Officer of Hilton Worldwide and is responsible for the oversight of all of our global finance, information technology and real estate functions. He joined Hilton Worldwide as Senior Vice President, Corporate Strategy in June 2008, was elected Treasurer in May 2009, became Executive Vice President and Chief of Staff in September 2012 and assumed his current role in August 2013. Previously, from July 2007 to June 2008 he was Senior Vice President, Mergers & Acquisitions and Treasurer of Fairmont Raffles Hotels International. Prior to joining Fairmont Raffles, Mr. Jacobs spent seven years with Host Hotels and Resorts, Inc., most recently as Vice President, Corporate Finance & Investor Relations. Prior to joining Host, Mr. Jacobs held various roles in the Hospitality Consulting practice of PricewaterhouseCoopers LLP and the Hospitality Valuation Group at Cushman & Wakefield, Inc. Mr. Jacobs is a member of the Advisory Board of the Center for Hospitality Research at Cornell University and a member of the Hotel Development Council of the Urban Land Institute. He is a graduate of the Cornell University School of Hotel Administration.

Matthew W. Schuyler has served as our Executive Vice President and Chief Human Resources Officer since June 2009 and leads the Company’s global human resources organization. Mr. Schuyler was previously Chief Human Resources Officer at Capital One Financial Corporation from April 2002 to June 2009. Prior to Capital One, Mr. Schuyler served as Vice President of Human Resources with Cisco Systems, Inc. and as a Partner with PricewaterhouseCoopers in the Global Human Resources Group. He serves on the board of the Make-A-Wish Foundation of America, where he serves as chairman of the compensation committee, and is a member of the Penn State University Business School Board of Visitors and Penn State’s College of Information Sciences and Technology Advisory Board. Mr. Schuyler holds a B.S. from Penn State University and an M.B.A. from the University of Michigan.

Mark D. Wang has served as Executive Vice President, Hilton Worldwide and President, Hilton Grand Vacations since March 2008 and oversees our global timeshare operations. He also served as head of Hilton Worldwide Global Sales from November 2012 to September 2014 and was responsible for sales operations worldwide including hotel sales, distribution, reservations and customer care. Mr. Wang first joined Hilton in 1999 as Managing Director for Hawaii and Asia Pacific and has held a series of senior management positions within Hilton Grand Vacations. Before joining Hilton, Mr. Wang spent nearly 20 years in sales and marketing roles serving as President & Chief Operating Officer of Pahio Resorts, President of Aloha Resorts International and Founder of Grand Ownership Resorts. Mr. Wang serves on the Board of Directors of the American Resort Development Association.

There are no family relationships among any of our directors or executive officers.

Background and Experience of Directors

When considering whether the directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of our business and structure, the Board focused primarily on the information discussed in each of the board member’s biographical information set forth above. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business. In particular, the members of our Board of Directors considered the following important characteristics:

•	Mr. Nassetta—we considered his experience as an executive in the hospitality industry, his extensive financial background and experience with real estate investments. Furthermore, we also considered how his additional role as our President and Chief Executive Officer would bring management perspective to board deliberations and provide valuable information about the status of our day-to-day operations.

•	Mr. Gray—we considered his affiliation with Blackstone, his significant experience in working with companies controlled by private equity sponsors, particularly in the real estate and hospitality industry, his experience in working with the management of various other companies owned by Blackstone’s funds, his experience with real estate investing and his extensive financial background.

•	Mr. Chae—we considered his affiliation with Blackstone, his significant experience in working with companies controlled by private equity sponsors, his experience in working with the management of various other companies owned by Blackstone’s funds and his extensive financial background.

•	Mr. Henritze—we considered his affiliation with Blackstone, his significant experience in working with companies controlled by private equity sponsors, particularly in the real estate industry, his experience in working with the management of various other companies owned by Blackstone’s funds, his experience with real estate investing and his extensive financial background.

•	Ms. McHale—we considered her extensive business and management expertise, including her experience as a chief executive officer and director of several public companies, as well as her prior service as a high-ranking official in the U.S. Department of State.

•	Mr. Schreiber—we considered his affiliation with Blackstone, his significant experience in working with companies controlled by private equity sponsors, particularly in the real estate industry, his experience in working with the management of various other companies owned by Blackstone’s funds, his experience with real estate investing and his extensive financial background.

•	Ms. Smith—we considered her deep experience in strategy, brands, marketing and sales, as well as significant experience in corporate finance and financial reporting developed in her executive level roles where her responsibilities have included direct financial oversight of multinational companies with multiple business units.

•	Mr. Steenland—we considered his experience in managing large, complex, international institutions generally and his experience as a member of global public company boards and an executive in the travel and hospitality industries in particular.

•	Mr. Stein—we considered his tenure with Blackstone involving the direct asset management and asset management oversight of Blackstone’s global real estate assets, his extensive financial background and experience as an asset manager focusing on real estate and hospitality investments.

Director Independence and Independence Determinations

Under Holdings’ Corporate Governance Guidelines and NYSE rules, a director is not independent unless the Board affirmatively determines that he or she does not have a direct or indirect material relationship with us or any of our subsidiaries.

The Corporate Governance Guidelines of Holdings define independence in accordance with the independence definition in the current NYSE corporate governance rules for listed companies. The Corporate Governance Guidelines of Holdings require the Board to review the independence of all directors at least annually.

In the event a director has a relationship with the Company that is relevant to his or her independence and is not addressed by the objective tests set forth in the NYSE independence definition, the Board will determine, considering all relevant facts and circumstances, whether such relationship is material.

Our Board has affirmatively determined that each of Ms. McHale, Ms. Smith and Mr. Steenland is independent under the guidelines for director independence set forth in the Corporate Governance Guidelines and under all applicable NYSE guidelines, including with respect to committee membership. Our Board also has determined that each of Ms. McHale, Ms. Smith and Mr. Steenland is “independent” for purposes of Section 10A(m)(3) of the Exchange Act.

In making its independence determinations, the Board considered and reviewed all information known to it (including information identified through annual directors’ questionnaires).

Controlled Company Exception

Affiliates of Blackstone beneficially own more than 50 percent of the common stock and voting power of Holdings. As a result, (x) under the terms of Holdings stockholders’ agreement, affiliates of Blackstone are entitled to nominate at least five of the nine members of our Board of Directors (see “Certain Relationships and Related Party Transactions—Transactions with Related Persons—Stockholders’ Agreement”) and (y) Holdings is a “controlled company” within the meaning of the corporate governance standards of the NYSE. Under the NYSE corporate governance standards, a company of which more than 50 percent of the voting power is held by an individual, group or another company is a “controlled company” and may elect to utilize exemptions from certain corporate governance standards, including (1) the requirement that a majority of the Board of Directors consist of independent directors, (2) the requirement that Holdings has a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities, (3) the requirement that Holdings has a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities, and (4) the requirement for an annual performance evaluation of the nominating and corporate governance and compensation committees. Holdings is currently utilizing these exemptions and expects to continue to do so. In the event that Holdings ceases to be a “controlled company,” Holdings will be required to comply with these provisions within the transition periods specified in the corporate governance rules of the NYSE.

Committee Membership

Audit Committee

Ms. McHale, Ms. Smith and Mr. Steenland are members of the Audit Committee. All members of the Audit Committee have been determined to be “independent,” consistent with Holdings’ Audit Committee Charter, Corporate Governance Guidelines and the NYSE listing standards applicable to boards of directors in general and audit committees in particular. Our Board has also determined that each of the members of the Audit Committee is “financially literate” within the meaning of the listing standards of the NYSE. In addition, our Board has determined that Douglas M. Steenland qualifies as an audit committee financial expert as defined by applicable SEC regulations.

Compensation Committee

Ms. McHale is a member of the Compensation Committee who has been determined to be “independent” as defined by Holdings’ Corporate Governance Guidelines and the NYSE listing standards applicable to boards of directors in general and compensation committees in particular. The other members of the Compensation Committee, Messrs. Schreiber and Stein, have not been affirmatively determined by our Board of Directors to be independent.

Nominating and Corporate Governance Committee

Each of Ms. Smith and Mr. Steenland is a member of the Nominating and Corporate Governance Committee who has been determined to be “independent” as defined by Holdings’ Corporate Governance Guidelines and the NYSE listing standards. The other member of the Nominating and Corporate Governance Committee, Mr. Stein, has not been affirmatively determined by our Board of Directors to be independent.

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

Section Overview

Our executive compensation program is designed to attract and retain individuals with the skills and qualifications to manage and lead the Company effectively. The overarching goal of our program is to motivate our leaders to contribute to the achievement of our financial goals and to focus on long-term value creation for our stockholders.

Our named executive officers, or NEOs, for 2013 were:

Name	Position
Christopher J. Nassetta	President and Chief Executive Officer (CEO)
Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (CFO)
Ian R. Carter	Executive Vice President and President, Development, Architecture & Construction
Mark D. Wang	Executive Vice President, Global Sales and President, Hilton Grand Vacations (HGV)
Kristin A. Campbell	Executive Vice President and General Counsel
Thomas C. Kennedy	Former Executive Vice President and Chief Financial Officer(1)

(1)	Mr. Kennedy served as our Executive Vice President and Chief Financial Officer from September 15, 2008 until his resignation from these positions effective August 8, 2013. In connection with his resignation, we entered into a separation agreement with Mr. Kennedy in which he agreed to provide services to the Company following his resignation until the earlier of December 31, 2013 or the date he commenced employment with a new employer. The material terms of Mr. Kennedy’s separation agreement are described under “—Potential Payments upon Termination or Change in Control—Thomas C. Kennedy Separation Agreement.” On August 8, 2013, Kevin J. Jacobs, previously our Executive Vice President and Chief of Staff, became our Executive Vice President and Chief Financial Officer.

Executive Summary

Compensation Philosophy and Approach. At Hilton Worldwide, we expect our executive team to possess and demonstrate strong leadership and management capabilities. To reward and retain our leaders, including our NEOs, we have designed a total compensation approach that rewards both short-term and long-term success.

Compensation Objectives. Our compensation program for executives is designed to support the following objectives:

•	foster a strong relationship between stockholder value and executive compensation by having a significant portion of compensation composed of equity-based incentive awards;

•	provide annual and long-term incentive awards that emphasize performance-based compensation contingent upon achieving corporate and individual performance goals; and

•	provide competitive levels of compensation to attract, retain and motivate highly-qualified executives to continue to enhance long-term equity value.

Program Design. Our executive compensation program has three main components: (1) base salary; (2) annual cash incentive compensation; and (3) long-term incentive awards. Each component is designed to be consistent with the Company’s compensation philosophy.

To align pay with the interests of our stockholders, we strive to create competitive compensation packages that cultivate long-term value creation without taking unnecessary risks. We believe that a combination of both short-term and long-term compensation creates an optimal pay-for-performance environment. We motivate and reward NEOs for successfully executing our business strategy. The compensation program for our NEOs has been designed to emphasize variable pay over fixed pay, yet also create a positive work environment that rewards long-term achievements.

Pay for Performance. In structuring our executive compensation packages, the Compensation Committee of our Board of Directors (“Compensation Committee”), considers how each component of compensation promotes retention and motivates performance. We believe that, to attract and retain senior executives, we must provide them with a competitive level of compensation that rewards their continued service. We also believe that performance-based compensation plays the most significant role in aligning management’s interests with those of our stockholders. For this reason, performance-based compensation constitutes a substantial portion of the overall compensation for our senior executives. Our compensation packages are designed to promote the Company’s core values of hospitality, integrity, leadership, teamwork, ownership and “now” by employees working at our owned, leased, managed, timeshare and corporate locations whose performance and responsibilities directly affect the results of our operations.

We evaluate our executive compensation program annually, or more frequently as circumstances require, to maintain a competitive environment for talent and to ensure that our incentive programs are achieving their desired results. We do not adhere to rigid formulas or react to short-term changes in business performance in determining the amount and mix of compensation elements. We continue to emphasize pay-for-performance and long-term incentive compensation when designing our executive officers’ compensation.

Employment Agreements. As discussed in more detail below, we previously entered into employment agreements with Messrs. Nassetta, Kennedy and Carter to attract and retain these executives. These agreements generally had similar provisions that defined the nature of each NEO’s employment, compensation and benefits provided in connection with his initial employment (such as initial base salary and/or other personal benefits or perquisites), compensation and benefits upon termination and restrictive covenants relating to intellectual property, confidential information and competitive business activities. See “—Narrative to Summary Compensation Table and 2013 Grants of Plan-Based Awards—Employment Agreements.” In connection with the IPO, the Compensation Committee decided that employment agreements were no longer necessary to attract members of our executive team, and therefore, the Company and Messrs. Nassetta and Carter agreed to terminate these employment agreements.

Our Annual Compensation-Setting Process

Role of the Compensation Committee. The Compensation Committee is responsible for overseeing key aspects of the executive compensation program, including our CEO’s, other NEOs’ and other executive officers’ salaries, goals and payouts under the annual cash incentive plan, the size and structure of equity awards and any executive perquisites or other benefits. The Compensation Committee is responsible for reviewing, approving and, for certain roles such as the CEO and executive officers, recommending to the full Board for approval, the compensation programs for our executives. At the beginning of each performance cycle, the Compensation Committee approves financial goals designed to align executive pay with company performance and stockholder interests, provide competitive pay opportunities dependent on performance, retain talent, maximize stockholder value and mitigate material risk.

Role of Management. In setting executive compensation for 2013, our CEO and our Chief Human Resources Officer worked closely with the Compensation Committee in managing the executive compensation program and attended meetings of the Compensation Committee. Because of his daily involvement with the executive team, the CEO made recommendations to the Compensation Committee regarding compensation for the executive officers other than himself. All NEO compensation decisions are approved by the Compensation Committee.

Role of the Compensation Consultant. The Compensation Committee has the authority to engage its own advisors to assist in carrying out its responsibilities. In May 2012, after completing a thorough review process, the Compensation Committee selected Exequity, LLP (“Exequity”) as its independent compensation consultant to assist in providing analytical data and establishing and implementing our executive and Director compensation strategy. Following their selection, Exequity has advised us in selecting our current Peer Group (as described below), has provided us with compensation data for the Peer Group and has advised on best practices when developing executive pay programs and policies. Exequity reports to and is instructed in its duties by the Compensation Committee and carries out its responsibilities in coordination with the Human Resources department. Exequity performs no other services for the Company.

In 2013, management separately received benchmarking information with respect to executive officer compensation from Towers Watson. This benchmarking information serves as an alternative point of reference with respect to the compensation of the executive officers. While Towers Watson provides compensation consulting services to management, the Compensation Committee has separately engaged Exequity as its independent compensation consultant to avoid any conflicts of interest.

Use of Comparative Market Data. Our goal is to compensate our executive officers competitively in the market for executive talent. When determining final target pay levels, the Compensation Committee reviews and considers individual factors, such as the knowledge, experience and capabilities of each executive.

To gain a general understanding of current compensation practices, the Compensation Committee reviews pay of executives, serving in similar positions at peer companies with whom we compete for hiring and retaining executive talent. The external market data reviewed for 2013 included peer group proxy data, several broad industry-comparative compensation surveys that included many of the companies contained in the Peer Group as defined below, data provided by peer group companies that participate in Equilar’s Annual Top 25 Survey and compensation data provided by Towers Watson using our defined Peer Group.

Following the retention of Exequity in May 2012, the Compensation Committee, with the assistance of Exequity, selected a group of peer companies, which we refer to as our “Peer Group.” Exequity provided the Compensation Committee with annual (base salary and annual incentive) and long-term (equity and long-term cash incentive) compensation for the Peer Group.

The criteria used for selecting the Peer Group included the industry, annual revenue, EBITDA, market capitalization, brand recognition, global presence and number of employees. Other factors considered were performance measures such as revenue growth, net income growth, earnings per share growth, return on equity and total stockholder return.

The Peer Group for 2013 consisted of the following companies:

Avis Budget Group, Inc.	McDonald’s Corporation
Darden Restaurants, Inc.	MGM Resorts International
FedEx Corporation	Nike, Inc.
General Mills, Inc.	Starbucks Corporation
Hyatt Hotels Corporation	Starwood Hotels & Resorts Worldwide, Inc.
Host Hotels & Resorts, Inc.	United Continental Holdings, Inc.
Kellogg Company	The Walt Disney Company
Las Vegas Sands Corp.	Wyndham Worldwide Corporation
Marriott International, Inc.	Wynn Resorts, Limited

The Compensation Committee reviewed the Peer Group compensation data and determined not to make any changes to the NEOs’ 2013 compensation.

Compensation Components

There are three main components to our executive compensation program: base salary, annual cash incentive compensation and long-term incentive awards.

Base Salary

We believe it is important to provide a competitive fixed level of pay to attract and retain experienced and successful executives. In determining the amount of base salary that each NEO receives, we look to the executive’s current compensation, time in position, any change in the executive’s position or responsibilities, including complexity and scope and the relation of his or her position to those of other executives within the Company and in similar positions at peer companies. Base salaries are reviewed annually or at other times when appropriate and may be increased from time to time pursuant to such review. None of the NEOs’ 2013 base salaries were adjusted in fiscal 2013.

Annual Cash Incentive Compensation

Our annual cash incentive program rewards NEOs for their contributions toward specific annual, short-term financial and operational goals and is designed to motivate executive officers to focus on company-wide priorities and reward them for individual results and achievements with respect to their business units or function.

For the year ended December 31, 2013, our annual cash incentive compensation plan compensated and rewarded successful achievement of both short-term financial and non-financial goals that were closely aligned with the long-term goals of the Company. The 2013 annual incentive program was based on a combination of (1) financial performance and (2) individual performance.

The financial component of our NEOs’ annual bonus opportunity, other than for Mr. Wang, was based on the Company’s consolidated Adjusted EBITDA (calculated as set forth in Note 24: “Business Segments” in our audited consolidated financial statements included elsewhere in this prospectus). Due to Mr. Wang’s role as President of HGV, 50 percent of the financial component for his annual bonus opportunity was based on the Company’s consolidated Adjusted EBITDA and 50 percent of the financial component was based on our timeshare segment’s Adjusted EBITDA (calculated as set forth in Note 24: “Business Segments” in our audited consolidated financial statements included elsewhere in this prospectus). For all NEOs, the individual performance component was measured by objectives tied to the performance of the consolidated business unit(s) that the executive oversaw. The financial component composed 60 percent of the total award opportunity, and the individual performance component composed 40 percent of the total award opportunity.

Each NEO’s target annual bonus is expressed as a percentage of his or her base salary and ranges from 60 percent to 100 percent of base salary. The annual incentive target bonus opportunities and corresponding minimum and maximum bonus as a percentage of each executive’s base salary are approved annually by the Compensation Committee. The annual incentive target bonus opportunities were established in 2008, or, if later, the NEO’s commencement of employment, and have not been adjusted through fiscal 2013. For the year ended December 31, 2013, each NEO’s target and maximum bonus opportunity as a percentage of such executive’s base salary were as follows:

Name	Target	Maximum
Christopher J. Nassetta	100.0%	200.0%
Kevin J. Jacobs(1)	50.0%	75.0%
Ian R. Carter	60.0%	90.0%
Mark D. Wang	75.0%	112.5%
Kristin A. Campbell	75.0%	112.5%
Thomas C. Kennedy	75.0%	112.5%

(1)	Mr. Jacobs’ target bonus was established at the beginning of 2013 when he was serving as our Executive Vice President and Chief of Staff and prior to his promotion to Chief Financial Officer.

For the year ended December 31, 2013, the financial component of the bonus would be paid at 100 percent of target if the Company’s consolidated Adjusted EBITDA was $2,150 million (and with respect to the 30 percent of Mr. Wang’s total bonus opportunity subject to the performance of HGV, if our timeshare segment’s Adjusted EBITDA was $284 million). Participants were eligible to receive a threshold payout percentage, defined as 50 percent of the target bonus with respect to the financial component, if actual performance was 95 percent of target and were eligible to receive the maximum payout percentage, defined as 150 percent (200 percent with respect to Mr. Nassetta) of the target bonus with respect to the financial component, if actual performance met or exceeded 105 percent of target. For actual performance between the specified threshold, target and maximum levels, the resulting payout percentage would be adjusted on a linear basis.

For the year ended December 31, 2013, the Company’s actual consolidated Adjusted EBITDA achieved was $2,210 million, or 103 percent of target, resulting in a payout percentage of 128 percent of target (156 percent for Mr. Nassetta) with respect to the company-wide financial component. The actual timeshare segment’s Adjusted EBITDA achieved was $297 million, or 104 percent of target, resulting in a payout percentage of 143 percent of target with respect to 30 percent of Mr. Wang’s total bonus opportunity.

The remaining 40 percent portion of each NEO’s annual cash incentive award was determined based on individual performance based on the achievement of performance objectives tied to the consolidated business unit(s) that the executive oversaw.

In establishing the individual performance goals, Mr. Nassetta works with senior management to establish business priorities at the beginning of each performance year. These business priorities are used to create the individual performance objectives for our annual cash incentive program for each of the NEOs. The Compensation Committee then reviews and approves the individual performance objectives recommended for each NEO.

For the year ended December 31, 2013, the personal objectives of each NEO were generally focused on the core duties of his or her position. Each personal objective was given a specific weighting based on the scope, importance and overall time burden of the task. For the year ended December 31, 2013, the individual performance objectives (and the weightings assigned to each individual performance objective) for each of the NEOs were as follows:

•	For Mr. Nassetta, the Compensation Committee considered efforts related to the individual performance components of his direct reports. The individual performance components of his annual compensation award were based on a compilation of all of his direct reports, with all objectives equally weighted.

•	For Mr. Jacobs, the Compensation Committee considered efforts related to and responsibilities for business and strategic planning (7.5 percent); responsibilities as Chief of Staff (7.5 percent); maximization of profitability on the real estate portfolio (5 percent); pursuit of real estate value creation transactions (5 percent); execution of the capital expenditure program (5 percent); cost effectiveness for the real estate department (5 percent); and identification of corporate value enhancement initiatives (5 percent).

•	For Mr. Carter, the Compensation Committee considered efforts related to the Company’s development approvals achieved (8 percent); hotel construction starts (4 percent); hotel openings (4 percent); alignment of development resources with corporate growth and his management of deal processes (4 percent); execution of Hilton Grand Vacations’ and hotels’ capital expenditure programs (5 percent); achievement of growth through property deliveries (5 percent); cost effectiveness for the development and architecture groups (5 percent); and identification of corporate value enhancement initiatives (5 percent).

•	For Mr. Wang, the Compensation Committee considered efforts related to optimizing return on invested capital (5 percent); the increase in industry leading margins (5 percent); the maximization of synergy with Hilton Worldwide Holdings Inc. (4 percent); the improved timeshare synergy with the hotel portfolio (4 percent); the increased revenue, market share and EBITDA through sales (4 percent); the increased customer loyalty and focus on cost optimization through technology (4 percent); driving sales organizational alignment, integration and capabilities (4 percent); cost effectiveness for the sales and HGV groups (5 percent) and identification of corporate value enhancement initiatives (5 percent).

•	For Ms. Campbell, the Compensation Committee considered efforts related to legal compliance oversight (10 percent); legal services support to businesses that minimize risk and negative legal exposure (7.5 percent); operating in a cost efficient manner without negative legal exposure (7.5 percent); resolution of certain matters (5 percent); cost effectiveness for the legal department (5 percent); and identification of corporate value enhancement initiatives (5 percent).

•	For Mr. Kennedy, the individual performance component of his total award opportunity was paid at the maximum level of achievement pursuant to the terms of Mr. Kennedy’s separation agreement.

Following the completion of the year ended December 31, 2013, the Finance and Human Resources departments reviewed the achievement of financial and individual personal performance objectives (against the predetermined objectives) with the CEO. The CEO reviewed these results with the Compensation Committee, and presented recommended awards under the annual cash incentive plan for each of the NEOs, other than himself.

Actual annual cash incentive awards were calculated by multiplying each NEO’s actual base salary by his or her target bonus potential, which was then adjusted by an achievement factor based on the combined achievement of the financial component and the individual performance objectives. Each of the NEO’s earned annual cash incentive awards for the year ended December 31, 2013 as follows, which are included in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table”:

Name	2013 Year- End Base Salary ($)	Target Bonus as a Percentage of Base Salary (%)	Target Bonus Potential ($)	Combined Achievement Factor as a Percent of the Target Bonus (%)		2013 Amount Earned under Annual Cash Incentive Program* ($)
Christopher J. Nassetta	850,000	100%	850,000	151.8%		1,290,420
Kevin J. Jacobs(1)	500,000	50%	250,000	128.7%		321,688
Ian R. Carter	690,000	60%	414,000	122.1%		505,287
Mark D. Wang(2)	513,000	75%	384,750	125.9%		484,246
Kristin A. Campbell(3)	500,000	75%	375,000	123.1%		461,438
Thomas C. Kennedy	650,000	75%	487,500	136.8	%(4)	666,900	(4)

*	Amounts may not total due to rounding.
(1)	In addition to his award under the Company’s annual cash incentive program, the Compensation Committee determined it was appropriate to award Mr. Jacobs an additional bonus of $278,312 in recognition of his increased duties and responsibilities as Chief Financial Officer, his oversight of the Company’s real estate and information technology functions following his promotion on August 8, 2013 and his efforts on the Company’s debt refinancing and IPO. This additional discretionary bonus awarded to Mr. Jacobs is reported in the “Bonus” column of the “Summary Compensation Table.”
(2)	In addition to his award under the Company’s annual cash incentive program, the Compensation Committee determined that it was appropriate to award Mr. Wang an additional bonus of $15,754 in recognition of his increased duties and responsibilities overseeing Global Sales. This additional discretionary bonus awarded to Mr. Wang is reported in the “Bonus” column of the “Summary Compensation Table.”
(3)	In addition to her award under the Company’s annual cash incentive program, the Compensation Committee determined that it was appropriate to award Ms. Campbell an additional bonus of $38,562 in recognition of her efforts on the Company’s debt refinancing and IPO. This additional discretionary bonus awarded to Ms. Campbell is reported in the “Bonus” column of the “Summary Compensation Table.”
(4)	The portion of Mr. Kennedy’s bonus award related to individual performance objectives was paid at the maximum level of performance pursuant to the terms of his separation agreement and is reported in the “Bonus” column of the “Summary Compensation Table.” The portion of Mr. Kennedy’s bonus award related to Adjusted EBITDA was paid based on actual Company performance and is reported in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table.”

Long-Term Incentive Awards

Like the annual cash incentive compensation described above, long-term incentive awards are a key component of our executive compensation program.

Each NEO has been granted long-term incentive awards that provide our executives an incentive to remain in the Company’s service and align executives’ interests with those of our stockholders. We believe this helps motivate performance and attracts and fosters the retention of senior executives.

Because we have been privately held, the long-term incentive compensation awarded to our NEOs primarily consisted of the opportunity to make investments in the capital interests (called A-2 Units) of BH Hotels Holdco LLC (“BH Hotels”) as discussed below and the grant of awards under a “Tier I” long-term equity-based incentive program that generally provides for the payment of cash amounts to selected participants based on the value of BH Hotels equity over an extended period of time. In addition, our NEOs had the opportunity to receive Class B

Units in BH Hotels, which we sometimes refer to as “Tier II” awards. The principal terms of each of these grants are summarized immediately below and in “—Narrative to Summary Compensation Table” and “—2013 Grants of Plan-Based Awards—Equity Awards.”

Tier I Awards. In December 2010, we offered certain members of our senior management team, including the NEOs employed at that time, the opportunity to participate in an equity-based incentive plan. These “Tier I” awards provided participants the opportunity to share in a portion of BH Hotels’ equity value up to a specified amount based on the achievement of specified service and performance conditions. The maximum value available to be distributed in respect of all Tier I awards was approximately $230 million or 2.75 percent of the equity value of the Company (capped at a total equity value of $8.352 billion). The Tier I awards were generally payable in cash on the date that Blackstone ceased to own 50 percent or more of the Class A Units in BH Hotels (the “Acceleration Date”), so long as the participant was employed on that date. If, prior to the date on which a Tier I award became payable, a participant’s employment was terminated without cause or by the participant for good reason or as a result of disability or death, a portion of the award vested based on length of service (20 percent per year, with the vesting of a portion of the Tier I award payable to Mr. Nassetta measured from the date on which he commenced employment with the Company). The entire Tier I award was payable on the Acceleration Date or, if the Acceleration Date did not occur by April 2013, the program was structured to pay installments of a maximum aggregate value of $50 million per year (depending on the overall percentage of Tier I awards owned by participants) over three years, with the remaining value payable upon the Acceleration Date. Because none of our long-term incentive arrangements had resulted in any cash payments to our team between the end of 2007 and 2012, the Compensation Committee decided in the first quarter of 2012 to accelerate the installment payments. During the first quarter of 2012, the first installment payments for the Tier I awards were accelerated for our participating NEOs (other than Mr. Nassetta). In addition, during the fourth quarter of 2012, the second and third installment payments for the Tier I awards were accelerated and paid for our participating NEOs (other than Mr. Nassetta). With respect to Mr. Nassetta’s Tier I award, during the fourth quarter of 2012, our Compensation Committee determined to accelerate the payment of his remaining installment payments and Mr. Nassetta also received payment of an additional portion of such award as contemplated by the terms and conditions thereof. In connection with the IPO, we accelerated the vesting of all Tier I awards that remained outstanding at the time of the pricing of the offering and paid the remaining value in respect of such awards in cash. The amounts paid to each of the NEOs for their Tier I awards are reflected in the “2013 Option Exercises and Stock Vested” table below.

Tier II (Class B Units). The Tier II units (Class B Units) of BH Hotels were profits interests having economic characteristics similar to stock appreciation rights. Therefore, the Class B Units only had value to the extent there was an appreciation in the value of our business from and after the applicable date of grant. All of the Class B Units were exit-vesting units and vested on the date when Blackstone ceased to beneficially own more than 50 percent of the Class A Units, subject to the NEO’s continued employment with the Company on such date. In addition, if the executive’s employment terminated without cause, as a result of a constructive termination or as a result of disability or death (each as defined in the management subscription agreement for the Class B Units), then 20 percent of the Class B Units were deemed to have vested ratably in equal, annual installments over five years, beginning on April 8, 2011 (or June 27, 2011 with respect to Ms. Campbell). For example, if the executive was terminated without cause on April 8, 2014, then 80 percent of the executive’s Class B Units would have vested. If the NEO’s employment was terminated voluntarily by the NEO, other than as a result of a constructive termination, no unvested Class B Units would have vested and, if the executive was terminated for cause, all Class B Units, whether vested or unvested, would have been forfeited.

In March 2013, in connection with his promotion to Executive Vice President and Chief of Staff in 2012, Mr. Jacobs was awarded an additional 6,902,440 Class B Units in recognition of his additional role and responsibilities.

Class A Units. In addition to the Tier I awards and the Class B Units described above, Messrs. Nassetta, Kennedy, Wang and Carter also purchased for cash at fair market value Class A-2 Units in BH Hotels, and Mr. Nassetta received a grant of 5,000,000 restricted equity units in BH Hotels in connection with the commencement of his employment. On December 31, 2012, the restricted equity units vested and were converted into Class A-2 Units. The Class A-2 Units were equity interests, had economic characteristics that are similar to those of shares of common stock in a corporation and had no vesting schedule. As described below, the Class A-2 Units were exchanged for vested shares of Holdings’ common stock in connection with the IPO.

In connection with the IPO, our executive officers (including our NEOs) surrendered their (1) Class A-2 Units and vested Class B Units and received in exchange vested shares of Holdings’ common stock and (2) unvested Class B Units and received in exchange unvested shares of our restricted stock. The number of vested shares of common stock and shares of restricted stock delivered to these equity holders was determined in a manner intended to replicate the respective economic value associated with the Class A-2 Units and the Class B Units, as applicable, based upon the valuation derived from the IPO price. The shares of our restricted stock granted as a result of the IPO are subject to the following vesting: (1) 40 percent vested as of the pricing date on December 11, 2013, (2) 40 percent will vest on December 11, 2014, contingent upon continued employment through that date, and (3) 20 percent will vest on the date that Blackstone ceases to own 50 percent or more of the shares of the Company, contingent upon continued employment through that date. In addition, if the executive’s employment is terminated without cause, as a result of a constructive termination or as a result of disability or death, all remaining unvested shares of restricted stock will vest.

The following table sets forth the number of vested shares of Holdings’ common stock and unvested shares of our restricted stock that each of our NEOs received in exchange for their Class A-2 Units, vested Class B Units and unvested Class B Units.

Name	Common Stock Received in Exchange for Class A-2 Units (#)	Common Stock Received in Exchange for Vested Class B Units (#)	Unvested Restricted Stock Received in Exchange for Unvested Class B Units (#)
Christopher J. Nassetta(1)	993,856	2,701,580	4,052,371
Kevin J. Jacobs	—	345,201	517,802
Ian R. Carter	129,087	714,566	1,071,851
Mark D. Wang	64,544	287,667	431,502
Kristin A. Campbell	—	172,600	258,901
Thomas C. Kennedy(2)	—	—	—

(1)	For estate planning purposes, 24,400,000 Class B Units (or 2,033,800 shares of common stock) were transferred to a limited liability company. A revocable living trust, of which Mr. Nassetta is the trustee and a beneficiary, serves as the managing member of such limited liability company. 99 percent of the economic interests in the limited liability company are held by a family trust for the benefit of Mr. Nassetta’s children and the remaining 1 percent is held by the aforementioned living trust.
(2)	In connection with Mr. Kennedy’s separation, we agreed to pay for the cancellation of his Class B Units and repurchased his equity investment in Class A Units as further described below under “—Potential Payments upon Termination or Change in Control—Thomas C. Kennedy Separation Agreement.”

Perquisites and Other Benefits

Our executives, including the NEOs, are eligible for specified benefits, such as group health, dental and disability insurance and basic life insurance premiums. These benefits are intended to provide competitive and adequate protection in case of sickness, disability or death, and the NEOs participate in these plans on the same basis as all other employees.

We provide specified perquisites to our NEOs when determined to be necessary and appropriate, particularly in connection with enabling the executives and their families to transition from previous positions, which may require relocation. In addition, we provide certain NEOs with the opportunity for an annual physical examination service and pay for personal hotel costs when they stay at Company-branded hotels. We also provide Mr. Nassetta with a life insurance benefit for his family and the associated taxes. Until December 2013, when we canceled Mr. Carter’s Employment Agreement, we provided him with payment in lieu of pension, tuition reimbursement and tax preparation services. In addition, given our wide geographic footprint, Mr. Nassetta has use of the Company aircraft for both business and personal travel. The value of these perquisites and other personal benefits are reflected in the “All Other Compensation” column to the “Summary Compensation Table” and the accompanying footnote. We believe that these benefits are competitive in our industry and consistent with our overall compensation philosophy. The cost of these benefits is a small percentage of the overall compensation package, and the Compensation Committee believes that they allow the executives to work more efficiently.

Retirement Benefits

The Company maintains a tax-qualified 401(k) plan, under which the Company matches each participating employee’s contributions up to 3 percent dollar-for-dollar and $0.50 for every $1 for the next 2 percent contributed. In addition to the 401(k) plan, the Company also offers the NEOs and other senior management the opportunity to supplement their retirement and other tax-deferred savings through Hilton Worldwide’s Executive Deferred Compensation Plan (the “EDCP”). Those that are eligible to participate in the EDCP may elect to defer up to 100 percent of both their annual salary and bonus. The Company currently provides no contribution or match to the EDCP. Additional information about the EDCP is reflected in “—2013 Non-Qualified Deferred Compensation” below.

Pension Benefits

In addition to our 401(k) plan and EDCP, one of our NEOs, Mr. Carter, participated in two of our defined benefit pension plans, the Hilton U.K. Pension Plan (the “U.K. Pension Plan”) and the Hilton U.K. Hotels Employer-Finance Retirement Benefit Plan (the “Supplemental U.K. Pension Plan”) between 2005 and 2009. Mr. Carter’s benefit under the U.K. Pension Plan was closed to further accrual in 2009, and the Supplemental U.K. Pension Plan was frozen to all participants in 2009. See the “2013 Pension Benefits” table and accompanying narrative below for a description of these defined-benefit pension plans.

Severance Benefits

We studied the market and best practices, and the Compensation Committee believes that carefully structured severance benefits are necessary to attract and retain talent for long-term success. The Compensation Committee believes that our severance programs allow our executives to focus their attention and energy on making objective business decisions that are in the best interest of stockholders. In addition, the Compensation Committee believes that the interests of our stockholders are better protected and enhanced by providing greater certainty regarding executive pay obligations in the context of planning and negotiating any potential corporate transactions.

In December 2013, the Company approved the terms of a broad-based severance benefits plan (the “Severance Plan”), which replaced all senior executive severance arrangements.

Under the terms of the Severance Plan, if an eligible employee’s employment is terminated by us without “cause,” or if the eligible employee terminates his or her employment for “good reason” (each, a “qualifying termination”), then subject to the eligible employee’s execution and non-revocation of a release of claims against us, and continued compliance with restrictive covenants related to post-employment non-solicitation and non-compete covenants for one year following termination, and indefinite covenants covering confidentiality and non-disparagement, he or she will be eligible to receive a severance payment amount determined based on the employee’s position and then-current base salary and target bonus. Under the terms of the Severance Plan, our NEOs will be eligible to receive a severance payment amount equal to 2.99 times, in the case of Mr. Nassetta, and 2.0 times, in the case of our other NEOs, the sum of his or her annual base salary and annual target bonus at the time of termination, paid in a lump sum. In addition to cash severance payments, upon a qualifying termination, the NEO will also be entitled to continued medical, dental and, to the extent provided to the employee immediately prior to a qualifying termination, basic life insurance for up to one year following termination, and outplacement services, as needed, for one year following termination.

The NEOs will also be entitled to the same level of severance benefits upon a qualifying termination in connection with a change in control except that severance benefits may be reduced if doing so would result in the executive realizing a better after-tax result following the imposition of any applicable parachute-tax provisions in the Internal Revenue Code Section 4999.

In addition to the Severance Plan, any compensation and benefits to be made in connection with a separation are determined at the discretion of the Compensation Committee and may be based on the executive, his or her position, nature of the potential separation and such executive’s compliance with specified post-termination restrictive covenants. In connection with his resignation, the Compensation Committee determined that, in consideration for entering into a general release of claims and his serving as a Special Advisor, it was appropriate to enter into a separation agreement with Mr. Kennedy, which agreement is described under “—Potential Payments upon Termination or Change in Control” below.

Tax and Accounting Considerations

The Compensation Committee recognizes the tax and regulatory factors that can influence the structure of executive compensation programs. Section 162(m) of the Internal Revenue Code will limit the Company’s federal income tax deduction for compensation in excess of $1 million paid to NEOs except for the Chief Financial Officer. However, performance-based compensation can be excluded from the limitation as long as specified requirements are met.

We expect to be able to claim the benefit of a special exemption rule that applies to compensation paid (or compensation in respect of equity awards such as stock options or restricted stock granted) during a specified transition period following the IPO. This transition period may extend until the first annual stockholders meeting that occurs after the close of the third calendar year following the calendar year in which the IPO occurred, unless the transition period is terminated earlier under the Section 162(m) post-offering transition rules. At such time as we are subject to the deduction limitations of Section 162(m), we expect that the Compensation Committee will take the deductibility limitations of Section 162(m) into account in its compensation decisions; however, the Compensation Committee may, in its judgment, authorize compensation payments that are not exempt under Section 162(m) when it believes that such payments are appropriate to attract or retain talent.

The Compensation Committee intends to regularly consider the accounting implications of our future equity-based awards. The Compensation Committee is also cognizant of Section 409A of the Internal Revenue Code, the limitations of which in the case of the Company primarily relate to the deferral and payment of benefits under the Executive Deferred Compensation Plan. The Compensation Committee continues to consider the impact of the changes to Section 409A and in general, the evolving tax and regulatory landscape in which its compensation decisions are made.

Ownership Policy

We have adopted an executive stock ownership policy for our NEOs. Each of our NEOs is expected to own shares of Holdings’ common stock in the following amounts within five years from the later of February 19, 2014 and the date he or she first becomes subject to the stock ownership policy:

Chief Executive Officer	5 times base salary
All other executive officers	3 times base salary

Under this requirement, executives may not dispose of any shares of the Company they acquire, including, but not limited to, any shares of vested restricted stock, any shares underlying vested restricted stock units, net of taxes, or any shares acquired upon the exercise of any stock options, net of taxes and payment of any exercise price, in each case, received from grants made under the new Omnibus Incentive Plan until the ownership requirements are satisfied; provided, however, that this restriction does not apply to any shares of the Company received by executives in exchange for Class A or Class B Units in BH Hotels.

Clawback Policy

We have adopted a clawback policy for incentive compensation plans put into place following our IPO. Consistent with the Company’s core values, the Compensation Committee determined that it may be appropriate to recover annual and/or long-term incentive compensation in specified situations. If the Compensation Committee determines that incentive compensation of its current and former officers subject to reporting under Section 16 of the Exchange Act or any other employee designated by the Compensation Committee was overpaid, in whole or in part, as a result of a restatement of the reported financial results of the Company or any of its segments due to material non-compliance with financial reporting requirements (unless due to a change in accounting policy or applicable law) caused or contributed by such employee’s fraud, willful misconduct or gross negligence, the Compensation Committee will review the incentive compensation paid, granted, vested or accrued based on the prior inaccurate results. If the Compensation Committee determines to seek recovery for the overpayment, the Company has the right to demand that the employee pay the Company for, or forfeit, any overpayment paid or awarded during the three-year period preceding the date on which the Company is required to prepare any restatement of its financial statements. To the extent the employee refuses to pay the overpayment, the Company has the right to sue for repayment and enforce the employee’s obligation to make payment through the reduction or cancellation of outstanding and future incentive compensation.

2014 Compensation Decisions

NEO Compensation

As part of the Company’s annual compensation-setting process and in connection with Holdings’ transition from being privately held to publicly traded, at its regularly scheduled February 19, 2014 meeting, the Compensation Committee approved and authorized the base salaries of the NEOs, effective March 1, 2014, as follows: for Mr. Nassetta, $1,200,000, for Mr. Jacobs, $700,000, for Mr. Carter, $700,000, for Mr. Wang, $650,000 and for Ms. Campbell, $600,000. In addition, the Company granted nonqualified stock options (“options”), time-vesting restricted stock units (“RSUs”) and performance-vesting restricted stock units (“performance shares”) to each of the NEOs in the amounts set forth below.

Stock Options

The options vest ratably over three years from the date of grant, subject to the executive’s continued employment through the applicable vesting date and will terminate 10 years from the date of grant or earlier if the executive’s service terminates. The options have an exercise price per share equal to the closing price of Holdings’ common stock as reported on the NYSE on the date of grant. If the executive’s employment terminates for any reason other than as described below, all unvested options will be forfeited. Upon (1) termination of an executive’s employment without cause within 12 months following a change in control or termination due to the executive’s death or disability, all unvested options will immediately vest and become exercisable; and (2) termination for cause, all vested and unvested options terminate. Upon termination due to death or disability, all vested options will remain exercisable for one year thereafter. Upon termination of employment for any other reason all vested options will remain exercisable for 90 days thereafter; provided that, in each case, the options expire upon a violation of specified restrictive covenants.

On February 19, 2014, the Board granted options to the following executives in the following amounts. Mr. Nassetta was granted 158,311 options, Mr. Jacobs was granted 47,493, Mr. Carter was granted 47,493, Mr. Wang was granted 47,493 and Ms. Campbell was granted 39,577. The exercise price per share under each grant was $21.53.

Restricted Stock Units

The RSUs vest ratably over two years from the date of grant, subject to the executive’s continued employment through the applicable vesting date. If the executive’s employment terminates for any reason other than as described below, all unvested RSUs will be forfeited. Upon termination of an executive’s employment without cause within 12 months following a change in control, or termination due to the executive’s death or disability, all unvested RSUs will immediately vest. Unvested RSUs entitle the holder to be credited with dividend equivalent payments either in cash or, at the sole discretion of the Committee, in shares of Holdings’ common stock having a fair market value equal to the amount of such dividends, with such dividend equivalents payable following vesting (or forfeited to the extent the underlying RSUs are forfeited).

On February 19, 2014, the Board granted RSUs to the following executives in the following amounts: Mr. Nassetta was granted 55,736 RSUs, Mr. Jacobs was granted 16,720, Mr. Carter was granted 16,720, Mr. Wang was granted 16,720 and Ms. Campbell was granted 13,934.

Performance Shares

The amounts of performance shares that vest are based on a three-year performance period beginning on January 1, 2014 and ending on December 31, 2016. The performance shares are settled at the end of the performance period based on (1) the Company’s total shareholder return relative to the total shareholder returns of members of a peer company group (“relative shareholder return”) and (2) the Company’s EBITDA compound annual growth rate (“EBITDA CAGR”). The total number of performance shares that vest based on each performance measure (relative shareholder return and EBITDA CAGR) are based on an achievement factor which, in each case, ranges from a 0 percent payout for below threshold performance, to 50 percent for threshold performance, to 100 percent for target performance, and up to 200 percent for maximum performance (and, with respect to the relative shareholder return, an “above target” performance level with 150 percent payout). For actual performance between the specified threshold, target, above target and maximum levels, the resulting payout percentage will be adjusted on a linear basis. Of the total number of performance shares awarded, one half will vest subject to achievement under the relative shareholder return measure, and one half will vest subject to achievement under the EBITDA CAGR measure. In addition, if the Company’s total shareholder return is negative over the performance period, the achievement percentage under the relative shareholder return measure cannot exceed 100 percent.

If the executive’s employment terminates for any reason other than as described below, all unvested performance shares will be forfeited. Upon death or disability during the performance period, a portion of the performance shares will immediately vest at pro-rated target levels, with such pro-ration based on the number of days in the performance period that have elapsed. Upon a change in control during the performance period, the performance shares vest based on actual performance through that date, or, if performance is unable to be calculated, at target.

On February 19, 2014, the Board granted performance shares to the following executives in the following amounts, and such amounts assume that the target level of performance is achieved (with the actual number of shares to be earned based on the performance criteria described above): Mr. Nassetta was granted 167,208 performance shares, Mr. Jacobs was granted 50,162, Mr. Carter was granted 50,162, Mr. Wang was granted 50,162 and Ms. Campbell was granted 41,802.

Covenants and Clawback

Each of the foregoing executive grants of an option, an RSU or a performance share is subject to restrictive covenants related to post-employment non-solicitation and non-competition covenants for 12 months following any termination of employment, and indefinite covenants covering trade secrets, confidentiality and non-disparagement. Under the award agreements, if there is a restrictive covenant violation or the Company determines after termination that grounds for a termination for cause existed, the executive will be required to pay the Company an amount equal to the after-tax proceeds received upon the sale or disposition of the equity award and any shares issued in respect thereof. In addition, each of these executives’ equity-based awards is subject to the Company’s Clawback Policy.

Stock Award Granting Policy

The annual grant of stock-based awards is made under usual circumstances on the date of the first regularly scheduled Board meeting of the calendar year (typically held in February or March). In addition to annual awards, other grants may be awarded at other times (1) to attract new hires, to recognize employees for special achievements or for retention purposes; (2) to new employees as a result of the acquisition of another company; or (3) as may be desirable and prudent in other special circumstances. The exercise price of option grants and the fair market value of other equity-based awards is the closing market price of Holdings’ common stock on the date of grant. We monitor and periodically review our equity grant policies to ensure compliance with plan rules and applicable law. We do not have a program, plan or practice to time our equity grants in coordination with the release of material, non-public information.

Summary Compensation Table

The following table presents summary information regarding the total compensation awarded to, earned by, or paid to each of our NEOs for fiscal years indicated.

Name	Year	Salary(1) ($)	Bonus ($)		Stock Awards(2) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3) ($)	All Other Compensation(4) ($)	Total ($)
Christopher J. Nassetta	2013	850,000	—		—	—	1,290,420	—	121,622	2,262,042
(President & Chief Executive Officer)	2012	850,000	—		—	—	1,077,375	—	114,330	2,041,705

Kevin J. Jacobs(5)	2013	500,000	278,312		—	—	321,688	—	10,824	1,110,824
(Executive Vice President and Chief Financial Officer)

Ian R. Carter	2013	690,000	—		—	—	505,287	114,420	264,468	1,574,175
(Executive Vice President and President, Development, Architecture & Construction)	2012	690,000	—		—	—	493,488	82,700	239,452	1,505,640

Mark D. Wang	2013	513,000	15,754		—	—	484,246	—	11,204	1,024,204
(Executive Vice President, Global Sales and President, Hilton Grand Vacations)	2012	508,500	94,400		—	—	405,600	—	14,577	1,023,077

Kristin A. Campbell	2013	500,000	38,562		—	—	461,438	—	11,096	1,011,096
(Executive Vice President and General Counsel)	2012	500,000	72,387		—	—	427,613	—	12,742	1,012,742

Thomas C. Kennedy(5)	2013	625,000	292,500	(6)	—	—	374,400	—	173,526	1,465,426
(Former Executive Vice President and Chief Financial Officer)	2012	650,000	—		—	—	572,569	—	17,285	1,239,854

(1)	Amounts in this column reflect the salary earned during the fiscal year, whether paid or deferred under the Company’s employee benefit plans.
(2)	As described in “—Compensation Discussion and Analysis—Compensation Components—Long-Term Incentive Awards” above, in connection with the IPO, among other things, the Company accelerated the vesting of the outstanding Tier I awards and modified the terms of the outstanding Class B Units so that 40 percent vested on December 11, 2013, 40 percent will vest on December 11, 2014, contingent upon continued employment through that date, and 20 percent will vest on the date when Blackstone ceases to own 50 percent or more of the shares of Holdings, contingent upon continued employment through that date. The terms of these awards are summarized under “—Compensation Discussion and Analysis—Compensation Components—Long-Term Incentive Awards” above and under “—Narrative to Summary Compensation Table and 2013 Grants of Plan-Based Awards—Equity Awards” below. The NEOs surrendered their vested Class B Units in exchange for shares of Holdings’ common stock. There was no incremental fair value with respect to the awards modified in connection with the IPO. In March 2013, in connection with his promotion to Executive Vice President and Chief of Staff in 2012, Mr. Jacobs was awarded an additional 6,902,440 Class B Units in recognition of his additional role and responsibilities. Similar to the Class B Units granted prior to 2013, achievement of the performance condition was not deemed probable on the date the Class B Units were granted to Mr. Jacobs, and accordingly, no value is included in the table for this award. The grant date fair value of the Class B Units granted to Mr. Jacobs was $9,180,245, assuming achievement of the performance condition.
(3)

Amounts reported represent the aggregate increase in the actuarial present value of Mr. Carter’s accumulated benefit under the defined-present value of the retirement pension due based on assumptions described below. This value is the sum that would be payable should Mr. Carter choose to transfer his benefits from the U.K. Pension Plan in full as of December 31, 2013 and 2012. The key financial assumptions used in the calculation of the present value included discount rates of 5.4 percent and 4.5 percent for 2013 and 2012, respectively, CPI inflation of 2.20 percent and 1.15 percent for 2013 and 2012, respectively, and pension inflation of 1.6 percent and 1.2 percent for 2013 and 2012, respectively. The Company does not provide any of its executives with any above-market or preferential earnings on non-qualified deferred compensation.
(4)	All other compensation for 2013 includes:

Name	Company 401(k) Match ($)	Personal Use of Company Aircraft(a) ($)	Reimbursements for Taxes Incurred for Specified Perquisites(b) ($)	Severance Benefits(c) ($)	Other(d) ($)	Total ($)
Christopher J. Nassetta	10,200	7,623	50,438	—	53,361	121,622
Kevin J. Jacobs	10,200	—	—	—	624	10,824
Ian R. Carter	—	—	22,885	—	241,583	264,468
Mark D. Wang	10,200	—	—	—	1,004	11,204
Kristin A. Campbell	10,200	—	—	—	896	11,096
Thomas C. Kennedy	10,200	—	—	162,050	1,276	173,526

(a)	Amounts reported reflect the incremental costs associated with guests accompanying Mr. Nassetta on the Company aircraft during the year ended December 31, 2013. For purposes of the Summary Compensation Table, we value the incremental cost associated with these accompanying guests by using a method that takes into account the variable costs. Since the aircraft is used primarily for business travel, the calculation does not include the fixed costs that do not change based on usage, such as crew salaries, hangar storage costs and cost of maintenance not related to trips.
(b)	Reflects for Mr. Nassetta, $6,755 of employer-paid taxes owed with respect to personal use of the Company aircraft, $37,247 of employer-paid taxes owed with respect to Mr. Nassetta’s personal use of Company-branded hotels and $6,436 of employer-paid taxes owed in connection with his employer-paid executive life insurance policy.

Reflects for Mr. Carter, $22,885 of employer-paid taxes with respect to Mr. Carter’s education expenses.

(c)	Reflects amounts paid or accrued during the year ended December 31, 2013 pursuant to the terms of Mr. Kennedy’s separation agreement as follows: $87,500 for all accrued but unused vacation time through the Separation Date, $74,550 paid for reimbursement of legal fees incurred in connection with his separation agreement. In addition, in January 2014, pursuant to the terms of his separation agreement, Mr. Kennedy received a cash payment of $3,187,363 representing his Tier I award, a cash payment of $6,699,938 for the cancelation of his Class B Units and $664,668 that represents the gain on his Class A Units repurchased by the Company in 2013. Additional amounts and benefits to which Mr. Kennedy is entitled under his separation agreement, subject to his compliance with specified covenants, are described under “—Potential Payments upon Termination or Change in Control—Thomas C. Kennedy Separation Agreement.”
(d)	For Mr. Nassetta, this amount includes $43,550 employer-paid expenses incurred at Company-branded hotels while on personal travel and premiums for life insurance policies.

For Messrs. Jacobs, Wang and Kennedy and Ms. Campbell, this amount represents life insurance premiums paid by the Company.

For Mr. Carter, this amount includes a $207,000 payment for a retirement benefit pursuant to the terms of his employment agreement, $30,000 for tuition reimbursement pursuant to the terms of his employment agreement, tax preparation services, reimbursement for the cost of his executive physical and premiums for a life insurance policy. Mr. Carter no longer receives these benefits as a result of the cancellation of his employment agreement in December 2013.

(5)	Mr. Kennedy served as our Executive Vice President and Chief Financial Officer from September 2008 until his resignation effective August 8, 2013. Mr. Kennedy agreed to provide services to the Company following his resignation at his current base salary until the earlier of December 31, 2013 or the date he commenced employment with a new employer. In connection with his resignation, Mr. Kennedy forfeited all of his remaining Tier I award and all of his Class B Units. On August 8, 2013, Kevin J. Jacobs became our Executive Vice President and Chief Financial Officer.
(6)	Amount represents the individual performance component of Mr. Kennedy’s annual cash incentive award, which was paid at the maximum level of achievement pursuant to the terms of his separation agreement.

2013 Grants of Plan-Based Awards

The following table sets forth information concerning grants of plan-based awards to the NEOs during the fiscal year ended December 31, 2013.

		Estimated Possible Payouts under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units(#)(2)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Christopher J. Nassetta	—	14,167	850,000	1,700,000	—	—
Kevin J. Jacobs	—	6,250	250,000	375,000	—	—
	03/08/2013	—	—	—	6,902,440	—
Ian R. Carter	—	8,280	414,000	621,000	—	—
Mark D. Wang	—	7,695	384,750	577,125	—	—
Kristin A. Campbell	—	9,375	375,000	562,500	—	—
Thomas C. Kennedy(4)	—	9,750	487,500	731,250	—	—

(1)	Reflects the possible payouts of cash incentive compensation under the 2013 annual incentive program. Amounts reported in the “Threshold” column assume that there is no payout under the financial component of the annual cash incentive program and that the NEO only earns the minimum payout for the one individual performance objective that has been assigned the lowest weighting. The actual amounts paid are described in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table.”
(2)	Reflects the Class B Units granted during 2013 all of which were granted subject to vesting upon Blackstone owning less than 50 percent of the Company. In connection with the IPO, the terms of the Class B Units were modified and exchanged for vested shares of Holdings’ common stock and unvested shares of Holdings’ restricted stock. See “—Compensation Discussion and Analysis—Compensation Components—Long-Term Incentive Awards” and “—Narrative to Summary Compensation Table and 2013 Grants of Plan-Based Awards—Equity Awards.”
(3)	Represents the value of the Class B Units based upon the probable outcome of the performance conditions. See footnote (2) to the “Summary Compensation Table” above.
(4)	The portion of Mr. Kennedy’s bonus award related to individual performance objectives was paid at the maximum level of performance pursuant to the terms of his separation agreement and is reported in the “Bonus” column of the “Summary Compensation Table.” The portion of Mr. Kennedy’s bonus related to Adjusted EBITDA was paid based on actual Company performance and is reported in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table.”

Narrative to Summary Compensation Table and 2013 Grants of Plan-Based Awards

Employment Agreements

Upon their commencement of employment, some of our NEOs entered into employment agreements, each of which contained substantially similar terms. Each of the employment agreements provided for a five-year initial employment term that extended automatically for additional one-year periods unless either we or the executive elected not to extend the term. Under the employment agreements, each executive was eligible to receive a minimum base salary, as set forth in the applicable agreement, and annual cash incentive compensation based on the achievement of specified financial and individual goals as defined by the Compensation Committee each year. If these goals were achieved, each executive could have received a cash bonus based on a target percentage of his or her base salary as described below. Each NEO was also entitled to participate in all employee benefit plans, programs and arrangements made available to other executive officers generally.

Following are the material individual provisions of the NEOs’ employment agreements.

Mr. Nassetta’s Employment Agreement. Mr. Nassetta’s employment agreement dated as of January 4, 2011 provided that he was to serve as Hilton Worldwide’s President and Chief Executive Officer, and was eligible to receive a base salary of $850,000, subject to periodic adjustments as may be approved by the Board. Mr. Nassetta was also eligible to receive a target bonus of 100 percent of his annual base salary at the end of the fiscal year if targets established by the Board are achieved, 50 percent of his base salary if minimum performance objectives were achieved and 200 percent of his base salary if high performance objectives were achieved. Mr. Nassetta’s agreement also provided for the reasonable payment of premiums for his existing life insurance policy and provided that Mr. Nassetta could use the Company airplane for business and personal travel. In connection with the IPO, Mr. Nassetta agreed to terminate his employment agreement.

Mr. Carter’s Employment Agreement. Mr. Carter’s employment agreement dated as of January 1, 2010, provided that he was to serve as Hilton Worldwide’s President, Global Operations, or a commensurate role, and was eligible to receive a base salary of $690,000, subject to periodic adjustments as may be approved by our Board. Mr. Carter was also eligible to receive a target bonus of 60 percent of his base salary if targets established by the Board are achieved and 90 percent of his base salary if high performance objectives were achieved. Mr. Carter’s agreement did not provide a threshold award percentage if minimum performance objectives were achieved. In connection with the IPO, Mr. Carter agreed to terminate his employment agreement.

Mr. Kennedy’s Employment Agreement. Mr. Kennedy’s employment agreement dated as of September 15, 2008 provided that he was to serve as Hilton Worldwide’s Executive Vice President and Chief Financial Officer and was eligible to receive a base salary of $650,000, subject to periodic adjustments as approved by our Board. Mr. Kennedy was also eligible to receive a target bonus of 75 percent of his annual base salary at the end of the fiscal year if performance objectives and targets established by the Board were achieved. Mr. Kennedy resigned as Executive Vice President and Chief Financial Officer as of August 8, 2013 and continued his employment as a Special Advisor to the CEO through December 31, 2013. On September 24, 2013, we entered into a separation agreement with Mr. Kennedy. The material terms of the separation agreement are summarized below under “—Potential Payments upon Termination or Change in Control.”

Equity Awards

As a condition to receiving the Class B Units, each NEO was required to enter into a subscription agreement with BH Hotels to become a party to BH Hotels’ limited liability company agreement as well as an equity holders agreement. These agreements generally governed the NEOs’ rights with respect to their Class B Units.

The Class B Units were profits interests having economic characteristics similar to stock appreciation rights and represent the right to share in any increase in the equity value of BH Hotels. Therefore, the Class B Units only had value to the extent there was an appreciation in the value of our business from and after the applicable date of grant. All of the Class B Units were exit-vesting units and had the vesting terms described in “—Compensation Discussion and Analysis—Compensation Components—Long-Term Incentive Awards” above and in “—Potential Payments upon Termination or Change in Control” below.

The subscription agreements also contained restrictive covenants that are substantially similar to the restrictive covenants contained in the employment agreements with the NEOs, including an indefinite covenant on confidentiality of information and covenants related to non-competition and non-solicitation of employees and customers of the Company and its affiliates at all times during the executive’s employment, and for one year after any termination of his or her employment. If a termination occurred after Blackstone ceased to beneficially own 25 percent of the voting power of the Company, however, the non-competition lapsed.

As described above, in connection with the IPO:

•	we accelerated the vesting of all Tier I awards which remained outstanding at the time of the pricing of the offering and paid the remaining value in respect of such awards in cash;

•	we modified the vesting of Class B Units held by all Class B Unit holders, including our NEOs, such that (1) 40 percent vested as of December 11, 2013, (2) 40 percent will vest on December 11, 2014, contingent upon continued employment through that date, and (3) 20 percent will vest on the date that Blackstone ceases to own 50 percent or more of the shares of the Company, contingent upon continued employment through that date; and

•	our executive officers (including our NEOs) surrendered their Class A-2 Units and Class B Units and received in exchange a combination of vested shares of common stock and unvested shares of restricted common stock.

Holders of unvested shares of our restricted stock following the conversion are subject to an indefinite covenant on confidentiality of information and covenants related to non-competition and non-solicitation of employees and customers of the Company and its affiliates at all times during the executive’s employment, and, where the executive is entitled to receive severance upon termination, for one year after a termination of his or her employment. If a termination occurs after Blackstone ceased to beneficially own 25 percent of the voting power of the Company, however, the non-competition covenant lapses.

Outstanding Equity Awards at 2013 Fiscal Year-End

The following table sets forth information regarding outstanding equity awards made to our NEOs as of December 31, 2013.

		Stock Awards
	Grant Date(1)	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested(2)
Name		(#)		($)
Christopher J. Nassetta	12/03/2010	2,701,580	(3)(4)	60,110,155
	12/03/2010	1,350,791	(5)	30,055,100

Kevin J. Jacobs(6)	12/03/2010	115,067	(3)	2,560,241
	12/03/2010	57,534	(5)	1,280,132
	03/08/2013	230,134	(3)	5,120,482
	03/08/2013	115,067	(5)	2,560,241

Ian R. Carter	12/03/2010	714,566	(3)	15,899,094
	12/03/2010	357,285	(5)	7,949,591

Mark D. Wang	12/03/2010	287,667	(3)	6,400,591
	12/03/2010	143,835	(5)	3,200,329

Kristin A. Campbell	06/27/2011	172,600	(3)	3,840,350
	06/27/2011	86,301	(5)	1,920,197

Thomas C. Kennedy(7)	12/03/2010	—		—

(1)	Reflects the grant date of Class B Units that were exchanged for shares of Holdings’ common stock on December 11, 2013. See “—Compensation Discussion and Analysis—Compensation Components—Long-Term Incentive Awards” above.
(2)	Amounts reported are based on the closing market price of Holdings’ common stock as of December 31, 2013.
(3)

Reflects the number of time-vesting shares of our restricted stock received in exchange for the Class B Units and which are scheduled to vest on December 11, 2014, contingent upon continued employment through that date. In addition, if the executive’s employment is terminated without cause, as a result of a constructive termination or due to disability or death, all unvested shares of restricted stock will vest. See “—Compensation Discussion and Analysis—Compensation Components—Long-Term Incentive Awards,” “—Narrative to Summary Compensation Table and 2013 Grants of Plan-Based Awards—Equity Awards” and “—Potential Payments upon Termination or Change in Control.”
(4)	For estate planning purposes, 24,400,000 Class B Units (or 2,033,800 shares of common stock) were transferred to a limited liability company. A revocable living trust, of which Mr. Nassetta is the trustee and a beneficiary, serves as the managing member of such limited liability company. 99 percent of the economic interests in the limited liability company are held by a family trust for the benefit of Mr. Nassetta’s children and the remaining 1 percent is held by the aforementioned living trust.
(5)	Reflects the number of exit-vesting shares of our restricted stock received in exchange for the Class B Units and which are scheduled to vest on the date when Blackstone and its affiliates cease to own 50 percent or more of the shares of the Company, contingent upon continued employment through that date. In addition, if the executive’s employment is terminated without cause, as a result of a constructive termination or due to disability or death, all unvested shares of restricted stock will vest. See “—Compensation Discussion and Analysis—Compensation Components—Long-Term Incentive Awards,” “—Narrative to Summary Compensation Table and 2013 Grants of Plan-Based Awards—Equity Awards” and “—Potential Payments upon Termination or Change in Control.”
(6)	In March 2013, in connection with his promotion to Executive Vice President and Chief of Staff in 2012, Mr. Jacobs was awarded an additional 6,902,440 Class B Units in recognition of his additional role and responsibilities.
(7)	In connection with his resignation, Mr. Kennedy forfeited all of his Class B Units and his outstanding Tier I awards, and therefore, received no shares or restricted stock in connection with the IPO.

2013 Option Exercises and Stock Vested

The following table provides information regarding Tier I payments and Class B units that vested during 2013 for our NEOs.

	Stock Awards
	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Christopher J. Nassetta	—	72,740,067
Kevin J. Jacobs	—	7,700,861
Ian R. Carter	—	19,239,701
Mark D. Wang	—	7,745,442
Kristin A. Campbell	—	3,452,000
Thomas C. Kennedy	—	—

(1)	As described in “—Compensation Discussion and Analysis—Compensation Components—Long-Term Incentive Awards” above, in connection with the IPO, among other things, the Company accelerated the vesting of the outstanding Tier I awards and modified the vesting terms of the Class B Units. The terms of these awards are summarized under “—Compensation Discussion and Analysis—Compensation Components—Long-Term Incentive Awards” and “—Narrative to Summary Compensation Table and 2013 Grants of Plan-Based Awards—Equity Awards” above. In addition, as described in “—Compensation Discussion and Analysis—Compensation Components—Long-Term Incentive Awards,” in connection with the IPO, the NEOs surrendered their Class B Units that vested on December 11, 2013 in exchange for shares of Holdings’ common stock. The number of shares of Holdings’ common stock and the value each NEO received on vesting with respect to each of the awards modified in connection with the IPO is, therefore, as follows:

	Award	Number of Vested Class B Units (#)*	Number of Vested Shares of Common Stock (#)	Value Received on Vesting ($)
Mr. Nassetta	Vested Tier I Award	—	—	18,708,467
	Modified Class B Units	32,411,512	2,701,580	54,031,600

	Total			72,740,067

Mr. Jacobs	Vested Tier I Award	—	—	796,841
	Modified Class B Units	4,141,464	345,201	6,904,020

	Total			7,700,861

Mr. Carter	Vested Tier I Award	—	—	4,948,381
	Modified Class B Units	8,572,830	714,566	14,291,320

	Total			19,239,701

Mr. Wang	Vested Tier I Award	—	—	1,992,102
	Modified Class B Units	3,451,220	287,667	5,753,340

	Total			7,745,442

Ms. Campbell	Vested Tier I Award	—	—	—
	Modified Class B Units	2,070,732	172,600	3,452,000

	Total			3,452,000

*	The Tier I awards originally granted were represented as a percentage of the total dollar amount available to be awarded and were not expressed as a number of units. The amount of the Tier I award in the table reflects the cash value realized on vesting.

(2)	Reflects the sum of (a) the value of the shares of common stock received in exchange for the vested Class B Units based on the IPO price of $20.00 per share and (b) the value of the cash received upon the vesting of the Tier I awards.

2013 Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
Christopher J. Nassetta		—	—	—
Kevin J. Jacobs		—	—	—
Ian R. Carter	Hilton UK Pension Plan(2)	4	472,120	—
	Hilton UK Hotels Employer-Finance Retirement Benefit(3)	3	793,861	—
Mark D. Wang		—	—	—
Kristin A. Campbell		—	—	—
Thomas C. Kennedy		—	—	—

(1)	The present value is calculated by the Trustee of the U.K. Pension Plan and represents the present value of the retirement pension due based on assumptions described below. This value is the sum that would be payable should Mr. Carter choose to transfer his benefits from the U.K. Pension Plan in full as of December 31, 2013. The key financial assumptions used in the calculation of the present value included discount rates of 5.4 percent and 4.5 percent for 2013 and 2012, respectively, CPI inflation of 2.20 percent and 1.15 percent for 2013 and 2012, respectively, and pension inflation of 1.6 percent and 1.2 percent for 2013 and 2012, respectively.
(2)	The U.K. Pension Plan is a defined benefit pension plan in the U.K., for which benefit payments are payable monthly from retirement age (age 60 in accordance with the terms of the plan). The pension value is determined based on years of service, final salary of active membership (final salary in the final year of the membership in the plan minus applicable restrictions of earning offsets) in the plan and an accrual ratio. The funds are invested through a trustee, who has full investment discretion. For Mr. Carter, the U.K. Pension Plan has been frozen since 2009, and neither the Company nor Mr. Carter has contributed to the plan since that time. The purpose of the U.K. Pension Plan is to provide a retirement benefit based on U.K. market practice. The U.K. Pension Plan does not provide special policies such as granting extra years of credited service, however, it provides tax advantages such as tax relief on employee contributions and a tax-free cash payment at retirement.
(3)	The Supplemental U.K. Pension Plan is a supplement to the U.K. Pension Plan and provides an additional retirement benefit to top management of the Company in the U.K. Mr. Carter participated in the Supplemental U.K. Pension Plan from 2006 to 2009, after which the Company ceased contributing to the plan and the plan was frozen. The funds in the Supplemental U.K. Pension Plan have been invested based on Mr. Carter’s elected investment portfolio. The terms of the U.K. Pension Plan provide that the funds be paid in lump sum upon retirement, or age 60 in accordance with the terms of the plan. The annual amount the Company contributed was calculated based on a percentage of Mr. Carter’s base salary above the annual earnings cap under the U.K. Pension Plan. The Supplemental U.K. Pension Plan does not provide any special tax treatment, and payment under this plan is triggered upon Mr. Carter’s retirement.

2013 Non-Qualified Deferred Compensation

The Company offers to its executives, including all of the NEOs, the opportunity to participate in the EDCP. The table below provides information as of December 31, 2013, for those NEOs who chose to participate in the plan.

Name	Executive Contributions in Last FY(1)	Registrant Contributions in the Last FY	Aggregate Earnings in Last FY(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE(3)
Christopher J. Nassetta	—	—	$13,346	—	$189,199
Kevin Jacobs	—	—	—	—	—
Ian R. Carter	—	—	—	—	—
Mark D. Wang	$50,650	—	$132,216	—	$966,387
Kristin Campbell	—	—	—	—	—
Thomas C. Kennedy	—	—	—	—	—

(1)	The amount in this column is included in the “Salary” column for 2013 in the “Summary Compensation Table” above.
(2)	Amounts in this column are not reported as compensation for fiscal year 2013 in the “Summary Compensation Table” since they do not reflect above-market or preferential earnings.
(3)	Mr. Nassetta made no contributions during fiscal 2012 or fiscal 2013 and, therefore, no amounts in this column have previously been reported in the “Summary Compensation Table.” Of the total in this column listed for Mr. Wang, $93,308 was previously reported in the “Summary Compensation Table.”

Narrative to Non-Qualified Deferred Compensation Table

Pursuant to our EDCP, specified eligible employees, including our NEOs, may defer up to 100 percent of either or both their annual salary and bonus. Deferral elections are made by eligible employees in the calendar year preceding the year compensation is otherwise payable. Contributions to the EDCP consist solely of participants’ elective deferral contributions with no matching or other employer contributions. Eligible employees are permitted to make individual investment elections that will determine the rate of return on their deferral amounts under the elective nonqualified deferred compensation plan. Participants may change their investment elections at any time. Deferrals are only deemed to be invested in the investment options selected. Participants have no ownership interest in any of the funds as investment elections are used only as an index for crediting gains or losses to participants’ accounts. The investment options consist of a variety of well-known mutual funds including certain non-publicly traded mutual funds available through variable insurance products. Investment gains or losses in the funds are credited to the participants’ accounts daily, net of investment option related expenses. The EDCP does not provide any above-market returns or preferential earnings to participants, and the deferrals and their earnings are always 100 percent vested.

The table below shows the funds available under the EDCP, and their annual rate of return for the calendar year ended December 31, 2013:

Name of Investment Fund	1-Year Rate of Return % (as of 12/31/13)
MassMutual SAGIC	3.94%
PIMCO Total Return—Institutional Class	-1.92%
Vanguard Total Bond Market Index—Instl Shares	-2.33%
T. Rowe Price Retirement Income	9.16%
T. Rowe Price Retirement Income 2015	15.18%
T. Rowe Price Retirement Income 2020	18.05%
T. Rowe Price Retirement Income 2025	20.78%
T. Rowe Price Retirement Income 2030	23.09%
T. Rowe Price Retirement Income 2035	24.86%
T. Rowe Price Retirement Income 2040	25.93%
T. Rowe Price Retirement Income 2045	25.93%
T. Rowe Price Retirement Income 2050	25.90%
Oakmark Equity and Income—Class I Shares	24.25%
Dodge & Cox Stock	40.55%
Vanguard 500 Index—Signal Share Class	32.33%
T Rowe Price Growth Stock	39.20%
CRM Small/Mid Cap Value—Instl Class	33.87%
William Blair Small—Mid Cap Growth—Class	41.89%
T. Rowe Price International Stock	14.27%
MFS Emerging Markets Equity—A Shares	-5.42%
Oppenheimer Real Estate—A Shares	2.84%
Janus Global Technology—Class T Shares	35.21%
Gateway Fund—Class Y	8.65%

NEOs may elect to receive in-service distributions of such amounts at the time they make their deferral elections. In addition, upon a showing of financial hardship due to death, illness, accident or similar extraordinary or unforeseeable circumstances, an executive may be allowed to access funds in his or her deferred compensation account before he otherwise would have been eligible. The participant must make two payout elections, one in the case of termination and one in the case of retirement. Benefits can generally be received either as a lump sum payment or in installments over a period not to exceed 20 years in the case of retirement, five years in the case of termination and five years for in-service distributions. In the event of a change in control, 100 percent of the value of the eligible employee’s deferred compensation account will be distributed.

Potential Payments upon Termination or Change in Control

The following table describes the potential payments and benefits that would have been payable to our NEOs under existing plans assuming (1) a termination of employment and/or (2) a change in control (a “CIC”) occurred, in each case, on December 31, 2013. The amounts shown in the table do not include payments and benefits to the extent they are provided generally to all salaried employees upon termination of employment and do not discriminate in scope, terms or operation in favor of the NEOs. These include certain accrued rights (such as earned but unpaid salary or bonus), distributions of plan balances under our 401(k) savings plan and distributions of plan balances under the pension plans and the non-qualified deferred compensation plan.

For purposes of the table below, a “qualifying termination” means a termination of employment with the Company either by the Company without “cause” or by the executive for “good reason,” each as defined in the Severance Plan. An executive is not deemed to have experienced a qualifying termination as a result of (a) his or her death or disability, or (b) solely as a result of a change in control.

Because the disclosures in the table assume the occurrence of a termination or CIC as of a particular date and under a particular set of circumstances and therefore make a number of important assumptions, the actual amounts to be paid to each of our NEOs upon a termination or CIC may vary significantly from the amounts included herein. Factors that could affect these amounts include the timing during the year of any such event, the continued availability of benefit policies at similar prices and the type of termination event that occurs (as set forth in the first column in the table below).

Name	Cash Severance ($)(1)	Continuation of Benefits ($)(2)	Value of Accelerated Equity ($)(3)	Outplacement Services ($)(4)	Accrued but Unused Vacation ($)(5)	Total ($)
Christopher J. Nassetta
Qualifying Termination	5,083,000	21,874	90,165,255	50,000	130,769	95,450,898
CIC without Termination	—	—	30,055,100	—	—	30,055,100
Death or Disability(6)	850,000	—	90,165,255	—	130,769	91,146,024

Kevin J. Jacobs
Qualifying Termination	1,500,000	21,905	11,521,096	50,000	53,401	13,146,402
CIC without Termination	—	—	3,840,372	—	—	3,840,372
Death or Disability(6)	250,000	—	11,521,096	—	53,401	11,824,497

Ian R. Carter
Qualifying Termination	2,208,000	21,858	23,848,685	50,000	66,346	26,194,889
CIC without Termination	—	—	7,949,591	—	—	7,949,591
Death or Disability(6)	414,000	—	23,848,685	—	66,346	24,329,031

Mark D. Wang
Qualifying Termination	1,795,500	13,683	9,600,920	50,000	106,546	11,566,649
CIC without Termination	—	—	3,200,329	—	—	3,200,329
Death or Disability(6)	384,750	—	9,600,920	—	106,546	10,092,216

Kristin A. Campbell
Qualifying Termination	1,750,000	15,320	5,760,547	50,000	59,134	7,635,001
CIC without Termination	—	—	1,920,197	—	—	1,920,197
Death or Disability(6)	375,000	—	5,760,547	—	59,134	6,194,681

(1)	Under the Severance Plan, whether or not in connection with a change in control, each NEO would have been entitled to receive a cash severance amount consisting of an amount equal to two times (2.99 in the case of Mr. Nassetta) the sum of the executive’s (x) base salary and (y) target bonus, each as in effect at date of termination.

If the employment of the NEO was terminated for death or disability, such executive would have been entitled to receive a prorated bonus. Amounts reported under “Death or Disability” for each NEO reflect each NEO’s target annual bonus for the year ended December 31, 2013.

(2)	Under the Severance Plan, upon a qualifying termination, each NEO is entitled to continued healthcare coverage in an amount equal to the excess of the cost of the coverage over the amount that executive would have had to pay if the executive remained employed for 12 months following the date of termination. In addition, upon a qualifying termination, an NEO who received life insurance coverage prior to the qualifying termination is entitled to receive life insurance coverage for a period of 12 months following the termination, payable in a lump sum. Amounts reported assume 2014 rates.
(3)	If the NEO’s employment with the Company is terminated (x) by the Company without “cause,” (y) by the executive as a result of a “constructive termination” or (z) by the Company as a result of disability or death, then all unvested shares shall vest. If the NEO’s employment with the Company is terminated voluntarily by the executive (other than as a result of constructive termination), no unvested shares shall vest. In addition, upon a change in control in which Blackstone ceases to beneficially own more than 50 percent of Holdings’ common stock, the executive’s shares of restricted stock subject to exit-vesting will vest.

(4)	Under the Severance Plan, upon a qualifying termination, each NEO is entitled to outplacement services for a period of twelve months following the date of termination. Amounts in the table above assume that the cost to the Company for these outplacement services would be $50,000 for each NEO.
(5)	Amounts shown represent the following number of accrued but unused vacation days: Mr. Nassetta, 40 days; Mr. Jacobs, 28 days; Mr. Carter, 25 days; Mr. Wang, 54 days; and Ms. Campbell, 31 days.
(6)	In the event of death of an NEO, in addition to amounts reported in the table above, each NEO will receive benefits from third-party payors under our employer-paid premium life insurance plans. All of our executives are eligible for one times their regular annual eligible wages at death. In addition, the Company has provided Mr. Nassetta with additional executive life insurance with a $10,500,000 death benefit. Therefore, if such benefits were triggered for the NEOs on December 31, 2013 under our life insurance plans the legally designated beneficiary(ies) of each NEO would have received the following amounts: Mr. Nassetta ($12,795,000); Mr. Jacobs ($626,000); Mr. Carter ($1,514,000); Mr. Wang ($1,008,000); and Ms. Campbell ($900,000).

Thomas C. Kennedy Separation Agreement

On September 24, 2013, we entered into a separation agreement with Mr. Kennedy, our former Executive Vice President and Chief Financial Officer, with respect to Mr. Kennedy’s termination of employment with the Company. Pursuant to the separation agreement, beginning August 8, 2013, Mr. Kennedy agreed to continue his employment with the Company as a Special Advisor to the CEO until December 31, 2013 or until he commenced employment with a new employer, such date referred to as the Kennedy Separation Date. In consideration for Mr. Kennedy providing a general release of claims against the Company, we agreed to provide Mr. Kennedy with the following payments and benefits:

•	his current base salary and continuation of his current benefits through the Kennedy Separation Date;

•	his annual bonus in respect of the year ended December 31, 2013, assuming he remained employed with Hilton Worldwide through the applicable payment date and with any discretionary targets established for Mr. Kennedy fixed at the maximum payout value of $666,900;

•	$1,058,500 annually (representing approximately his current base salary and target annual incentive compensation) for a period of three years as soon as practicable following each of the first, second and third anniversaries of the Kennedy Separation Date;

•	a $2,275,000 lump-sum cash severance payment (representing approximately two times his current base salary and target annual incentive compensation) payable as soon as practicable following December 31, 2014;

•	$87,500 for all accrued but unused vacation through the Kennedy Separation Date;

•	up to $75,000 for the cost of reasonable legal fees incurred in connection with the separation agreement; and

•	a lump sum payment of $50,000 to be paid as soon as practicable following the Kennedy Separation Date representing twenty-four months of estimated before tax health care insurance premiums that Mr. Kennedy would incur for group health coverage for him and his family.

In addition, in connection with his separation, the Company agreed to pay Mr. Kennedy a cash payment of $3,187,363 representing his Tier I award and a cash payment of $6,699,938 for the cancellation of his Class B Units. The Company also agreed to repurchase Mr. Kennedy’s equity investment in Class A Units of $1,107,780 for an amount equal to $1,772,448.

The foregoing payments and benefits are contingent on Mr. Kennedy’s continued compliance with certain restrictive covenants, including an indefinite confidentiality of information covenant, a covenant related to non-competition for three years after the Kennedy Separation Date and a covenant related to non-solicitation of employees and customers of the Company and its affiliates for one year after the Kennedy Separation Date.

Compensation of Directors

Our employee directors and directors affiliated with Blackstone receive no additional compensation for serving on the Board of Directors or Committees thereof. Prior to the IPO, outside directors (other than the directors employed by Blackstone) received a quarterly cash retainer of $31,250 through August 31, 2013. From September 1, 2013 through our IPO date, such outside directors received a pro-rated cash retainer of $250,000. In connection with the IPO, effective December 11, 2013 each outside director (other than the directors employed by Blackstone) is entitled to annual compensation as follows:

•	Cash retainer of $80,000, payable quarterly;

•	Additional cash retainer payable quarterly for serving on Committees or as the chairperson of a Committee as follows:

•	Each member (other than the chairperson) of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee receives $7,500 annually for each Committee on which he or she serves; and

•	The chairperson of the Audit Committee receives an additional $25,000 annually and the chairperson of each of the Compensation Committee and the Nominating and Corporate Governance Committee receives an additional $20,000 annually; and

•	Equity award of $130,000 payable annually in restricted stock units, which vest over three years in equal annual installments from the date of grant.

Our directors are not paid any fees for attending meetings, however, our directors are reimbursed for reasonable travel and related expenses associated with attendance at Board or Committee meetings. In addition, our independent directors are reimbursed for reasonable personal hotel costs when they stay at Company-branded hotels.

We also have adopted a stock ownership policy for our non-employee directors. Each of our non-employee directors is required to own stock in an amount equal to five times his or her annual cash retainer, provided that a non-employee director who is employed by a stockholder of the Company that meets the ownership requirements for a non-employee director shall be exempt from such requirement. For purposes of this requirement, a director’s holdings include shares held directly or indirectly, individually or jointly, shares underlying vested options and shares held under a deferral or similar plan. Non-employee directors are expected to meet this ownership requirement within five years from the later of (x) the date on which we make our first broad-based equity incentive grants following the IPO and (y) the date he or she first becomes subject to the stock ownership policy.

Director Compensation for 2013

The table below sets forth information regarding non-employee director compensation for the fiscal year ended December 31, 2013.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)(1)	Total Number of Outstanding Equity Awards (#)(4)
Jonathan D. Gray	—	—		—	—
Michael S. Chae	—	—		—	—
Tyler S. Henritze	—	—		—	—
Judith A. McHale	54,096	130,000		184,096	6,500
John G. Schreiber	—	—		—	—
Elizabeth A. Smith	5,466	130,000		135,466	6,500
Douglas M. Steenland	158,984	130,000	18,323	307,307	6,500
William J. Stein	—	—		—	—

(1)	Includes amounts paid under our pre-IPO compensation program for outside directors.
(2)	Represents the grant date fair value of restricted stock granted during 2013. The assumptions used in the valuation are discussed in Note 21: “Share-Based Compensation” in our audited consolidated financial statements included elsewhere in this prospectus.
(3)	Reflects Company-paid expenses incurred at Company-branded hotels while on personal travel.
(4)	The amount of stock awards reflected in the table above represents the aggregate number of stock awards outstanding held by each non-employee director as of fiscal year end.

Compensation Committee Interlocks and Insider Participation

During the 2013 fiscal year, the members of the Compensation Committee were Messrs. Schreiber and Stein and Ms. McHale, none of whom was, during the fiscal year, an officer or employee of the Company and none of whom was formerly an officer of the Company. Messrs. Schreiber and Stein are affiliates of Blackstone. During 2013, none of our executive officers served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity whose executive officers served on our Compensation Committee or our Board. We are parties to certain transactions with Blackstone described in the “Certain Relationships and Related Party Transactions” section of this prospectus.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Holdings owns 100 percent of the limited liability company interests of the Issuer, which in turn owns 100 percent of the issued and outstanding common stock of the Co-Issuer.

The following table sets forth information regarding the beneficial ownership of shares of Holdings’ common stock as of November 10, 2014 by (1) each person known to us to beneficially own more than 5 percent of Holdings’ outstanding common stock, (2) each of our directors and named executive officers and (3) all of our directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC.

Name of beneficial owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock Outstanding
Principal Stockholder
Blackstone(1)	544,632,363	55.3%
Directors and Named Executive Officers:
Christopher J. Nassetta(2)	7,747,807	*
Jonathan D. Gray(3)	544,937	*
Michael S. Chae(3)	6,359	*
Tyler S. Henritze(3)	—	—
Judith A. McHale	—	—
John G. Schreiber(4)	—	—
Elizabeth A. Smith	—	—
Douglas M. Steenland	—	—
William J. Stein(3)	61,443	*
Kevin J. Jacobs	690,403	*
Ian R. Carter	1,815,504	*
Mark D. Wang	708,713	*
Kristin A. Campbell	431,501	*
Thomas C. Kennedy(5)	—	—
Directors and executive officers as a group (16 persons)	13,114,762	1.3%

*	Represents less than 1 percent.
(1)	Reflects 383,603,683 shares of common stock directly held by HLT Holdco III LLC, 94,650,659 shares of common stock directly held by HLT Holdco II LLC, 47,611,887 shares of common stock directly held by HLT BREP VI.TE.2 Holdco LLC, 1,674,976 shares of common stock directly held by HLT BREH VI Holdco LLC, 282,279 shares of common stock directly held by HLT BREH Intl II Holdco LLC, 16,472,893 shares of common stock directly held by HLT A23 Holdco LLC, and 98,556 shares of common stock directly held by HLT A23 BREH VI Holdco LLC (together, the “Blackstone Funds”). The sole member of HLT Holdco III LLC is HLT Holdco II LLC. The sole member of HLT Holdco II LLC is HLT Holdco LLC. The sole member of HLT Holdco LLC is BH Hotels Holdco LLC (“BH Hotels”). The managing members of BH Hotels are Blackstone Real Estate Partners VI L.P. and Blackstone Capital Partners V L.P. The general partner of Blackstone Capital Partners V L.P. is Blackstone Management Associates V L.L.C. The sole member of Blackstone Management Associates V L.L.C is BMA V L.L.C. The general partner of Blackstone Real Estate Partners VI L.P. is Blackstone Real Estate Associates VI L.P. The general partner of Blackstone Real Estate Associates VI L.P. is BREA VI L.L.C. The sole member of each of BREA VI L.L.C. and BMA V L.L.C. is Blackstone Holdings III L.P.

The sole member of HLT A23 Holdco LLC is Blackstone A23 Holdings LLC. The managing members of Blackstone A23 Holdings LLC are Blackstone Real Estate Partners VI L.P. and Blackstone Capital Partners V L.P. The sole member of HLT A23 BREH VI Holdco LLC is Blackstone Real Estate Holdings VI L.P.

The sole member of HLT BREH Intl II Holdco LLC is HLT BREH Intl II Holdings Holdco LLC. The controlling member of HLT BREH Intl II Holdings Holdco LLC is Blackstone Real Estate Holdings

International II-Q L.P. The general partner of Blackstone Real Estate Holdings International II-Q L.P. is Blackstone Real Estate International II-Q GP L.P. The general partner of Blackstone Real Estate International II-Q GP L.P. is Blackstone Real Estate International II-Q GP L.L.C. The sole member of Blackstone Real Estate International II-Q GP L.L.C. is Blackstone Holdings III L.P.

The sole member of HLT BREP VI.TE.2 Holdco LLC is Blackstone Real Estate Partners VI.TE.2 L.P. The general partner of Blackstone Real Estate Partners VI.TE.2 L.P. is Blackstone Real Estate Associates VI L.P. The general partner of Blackstone Real Estate Associates VI L.P. is BREA VI L.L.C. The sole member of BREA VI L.L.C. is Blackstone Holdings III L.P.

The sole member of HLT BREH VI Holdco LLC is HLT BREH VI Holdings Holdco LLC. The controlling member of HLT BREH VI Holdings Holdco LLC is Blackstone Real Estate Holdings VI L.P. The general partner of Blackstone Real Estate Holdings VI L.P. is BREP VI Side-by-Side GP L.L.C. The sole member of BREP VI Side-by-Side GP L.L.C. is Blackstone Holdings III L.P.

The general partner of Blackstone Holdings III L.P. is Blackstone Holdings III GP L.P. The general partner of Blackstone Holdings III GP L.P. is Blackstone Holdings III GP Management L.L.C. The sole member of Blackstone Holdings III GP Management L.L.C. is The Blackstone Group L.P. The general partner of The Blackstone Group L.P. is Blackstone Group Management L.L.C. Blackstone Group Management L.L.C. is wholly-owned by Blackstone’s senior managing directors and controlled by its founder, Stephen A. Schwarzman. Each of such Blackstone entities (other than each of the Blackstone Funds to the extent they directly hold securities reported herein) and Mr. Schwarzman may be deemed to beneficially own the shares beneficially owned by the Blackstone Funds directly or indirectly controlled by it or him, but each disclaims beneficial ownership of such shares. Also reflects 237,430 shares of common stock directly owned by Mr. Schwarzman. Such shares are expected to be transferred on Mr. Schwarzman’s behalf to a private foundation or other charitable organization on or after April 3, 2015. The address of each of Mr. Schwarzman and each of the entities listed in this footnote is c/o The Blackstone Group L.P., 345 Park Avenue, New York, New York 10154.

As of November 10, 2014, Blackstone entities have pledged, hypothecated or granted security interests in approximately 543.6 million shares of Holdings’ common stock pursuant to a margin loan agreement with customary default provisions. In the event of a default under the margin loan agreement, the secured parties may foreclose upon any and all shares of common stock pledged to them and may seek recourse against the borrower.

(2)	Includes 2,033,800 shares of common stock held by Harwood Road LLC, a limited liability company. A revocable living trust, of which Mr. Nassetta is the trustee and a beneficiary, serves as the managing member of Harwood Road LLC. Ninety nine percent of the economic interests in the limited liability company are held by a family trust for the benefit of Mr. Nassetta’s children and the remaining one percent is held by the aforementioned living trust.
(3)	Messrs. Gray, Chae, Henritze and Stein are each employees of Blackstone, but each disclaims beneficial ownership of the shares beneficially owned by Blackstone. Shares beneficially owned by Messrs. Gray, Chae and Stein are expected to be transferred on each of their respective behalf to a private foundation or other charitable organization on or after April 3, 2015.
(4)	Mr. Schreiber is a partner and co-founder of Blackstone Real Estate Advisors, which is affiliated with Blackstone. Mr. Schreiber disclaims beneficial ownership of the shares beneficially owned by Blackstone.
(5)	Mr. Kennedy served as our Executive Vice President and Chief Financial Officer until August 8, 2013.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Relationship with PropCo Entities

Entities comprising PropCo are unrestricted subsidiaries for purposes of the indenture governing the notes and, as such, are not subject to any of the restrictive covenants in the indenture and do not guarantee the notes or provide any other credit or collateral support for the notes. As of September 30, 2014, the PropCo entities owned 29 of our U.S. owned hotels. The properties held by our PropCo entities secure our $3.5 billion CMBS Loan, our $525 million Waldorf Astoria Loan and a $64 million mortgage note and are not included in the collateral securing our Senior Secured Credit Facilities. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Supplemental Financial Data for Unrestricted U.S. Real Estate Subsidiaries.”

Because our PropCo entities are not subject to the restrictive covenants under the indenture, they are not limited by the indenture in their ability to incur indebtedness or make payments of dividends or to make other distributions, loans or restricted payments to persons that are not restricted subsidiaries or guarantors of the notes. The Issuers and the guarantors of the notes are restricted under the terms of the indenture governing the notes from making investments in, or loans to, PropCo entities. See “Description of the Notes.”

We operate hotels under management agreements for the benefit of PropCo entities. Our fees consist of a base management fee equal to a percentage of each hotel’s gross revenue, and an incentive fee based on profits in excess of a return threshold established for each hotel. PropCo pays all operating and other expenses and reimburses our out-of-pocket expenses. In turn, our managerial discretion is subject to approval by PropCo in certain major areas, including the approval of annual operating and capital expenditure budgets. The term of each of our management agreements with PropCo is 30 years, subject to extension at our option for up to three periods of 10 years each. The PropCo management agreements contain early termination rights in favor of PropCo only upon an event of default by us. A network of intercompany loans and cash pooling exists between us and PropCo to facilitate the efficient operation of the PropCo hotels. As of September 30, 2014, we managed 29 hotels with approximately 21,261 rooms pursuant to management agreements with PropCo, and for the year ended December 31, 2013 and the nine months ended September 30, 2014, revenues derived under PropCo management agreements totaled $49 million.

We have entered into other agreements with PropCo that generally relate to the management and operation of hotels owned or leased by PropCo. These agreements typically have terms similar to those that would be expected to be obtained on an arm’s-length basis. These agreements include, among others:

•	information technology system agreements, under which we license or sublicense to PropCo certain proprietary or third party software and provide certain equipment needed to operate PropCo hotels, including with respect to, among other functions, the OnQ property management system, high speed internet service, energy management and credit card authorization;

•	reservations and customer care services contracts, under which we provide revenue management services to PropCo;

•	ResMax agreements, under which we provide call answering services to PropCo; and

•	consolidated revenue management support contracts, under which we supply property-level sales services to PropCo.

The PropCo hotels participate in a number of programs that we maintain for the benefit of all Hilton branded hotels, including our HHonors customer loyalty program, our EDGE eCommerce and demand generation program and our Hilton Supply Management procurement service. In addition, a number of PropCo hotels are party to leases or other arrangements with entities affiliated with our timeshare brand, HGV, to provide HGV with space for marketing offices, kiosks, tour desks and similar facilities as well as dedicated rooms for timeshare owners.

Transactions with Related Persons

Holdings’ board of directors recognizes the fact that transactions with related persons present a heightened risk of conflicts of interests and/or improper valuation (or the perception thereof). Holdings’ board of directors has adopted a written policy on transactions with related persons that is in conformity with the requirements for issuers having publicly-held common stock that is listed on the NYSE. Our related person policy requires that a “related person” (as defined as in Item 404(a) of Regulation S-K, which includes security holders who beneficially own more than 5 percent of our common stock, including our Sponsor) must promptly disclose to our general counsel any “related person transaction” (defined as any transaction that is anticipated would be reportable by us under Item 404(a) of Regulation S-K in which we were or are to be a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest) and all material facts with respect thereto. The general counsel will then promptly communicate that information to the board of directors. No related person transaction will be executed without the approval or ratification of the board of directors or a duly authorized committee of the board of directors. It is our policy that directors interested in a related person transaction will recuse themselves from any vote on a related person transaction in which they have an interest.

Stockholders’ Agreement

In connection with the IPO, we entered into a stockholders’ agreement with Blackstone. This agreement requires us to nominate a number of individuals designated by Blackstone for election as our directors at any meeting of our stockholders, each a “Sponsor Director,” such that, upon the election of each such individual and each other individual nominated by or at the direction of our Board or a duly-authorized committee of the Board, as a director of our company, the number of Sponsor Directors serving as directors of our company will be equal to: (1) if our pre-IPO owners and their affiliates together continue to beneficially own at least 50 percent of the shares of Holdings’ common stock entitled to vote generally in the election of our directors as of the record date for such meeting, the lowest whole number that is greater than 50 percent of the total number of directors comprising our Board of Directors; (2) if our pre-IPO owners and their affiliates together continue to beneficially own at least 40 percent (but less than 50 percent) of the shares of Holdings’ common stock entitled to vote generally in the election of our directors as of the record date for such meeting, the lowest whole number that is at least 40 percent of the total number of directors comprising our Board of Directors; (3) if our pre-IPO owners and their affiliates together continue to beneficially own at least 30 percent (but less than 40 percent) of the total shares of Holdings’ common stock entitled to vote generally in the election of our directors as of the record date for such meeting, the lowest whole number that is at least 30 percent of the total number of directors comprising our Board of Directors; (4) if our pre-IPO owners and their affiliates together continue to beneficially own at least 20 percent (but less than 30 percent) of the total shares of Holdings’ common stock entitled to vote generally in the election of our directors as of the record date for such meeting, the lowest whole number that is at least 20 percent of the total number of directors comprising our Board of Directors; and (5) if our pre-IPO owners and their affiliates together continue to beneficially own at least 5 percent (but less than 20 percent) of the total shares of Holdings’ common stock entitled to vote generally in the election of our directors as of the record date for such meeting, the lowest whole number that is at least 10 percent of the total number of directors comprising our Board of Directors. For so long as the stockholders’ agreement remains in effect, Sponsor Directors may be removed only with the consent of Blackstone. In the case of a vacancy on our Board created by the removal or resignation of a Sponsor Director, the stockholders’ agreement requires us to nominate an individual designated by our Sponsor for election to fill the vacancy.

The above-described provisions of the stockholders’ agreement will remain in effect until our Sponsor is no longer entitled to nominate a Sponsor Director pursuant to the stockholders’ agreement, unless our Sponsor requests that they terminate at an earlier date.

Registration Rights Agreement

In connection with the IPO, we entered into a registration rights agreement that provides Blackstone an unlimited number of “demand” registrations and customary “piggyback” registration rights. The registration rights agreement also provides that we will pay certain expenses relating to such registrations and indemnify the registration rights holders against certain liabilities which may arise under the Securities Act.

Indemnification Agreements

During 2013, we entered into indemnification agreements with our directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted by Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors or executive officers, we have been informed that in the opinion of the SEC such indemnification is against public policy and is therefore unenforceable.

There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

Management, Franchise and Timeshare Products and Services

Blackstone directly and indirectly owns hotels that we currently manage or franchise, or that we may manage or franchise in the future, and receive fees in connection with those management and franchise agreements. We recognized management and franchise fee revenue of $42 million, $29 million and $23 million, respectively, for the years ended December 31, 2013, 2012 and 2011 related to these hotels. We recognized reimbursements and reimbursable costs for these hotels, primarily related to payroll and marketing expenses, of $174 million, $135 million and $101 million for the years ended December 31, 2013, 2012 and 2011, respectively. As of December 31, 2013 and 2012, we had accounts receivable due from these hotels related to these management and franchise fees and reimbursements of $26 million and $28 million, respectively. In addition, in certain cases, we incur costs to acquire management and franchise contracts with hotels owned by Blackstone. We incurred acquisition costs of $15 million and $5 million for the years ended December 31, 2013 and 2011, respectively, related to these contracts. Contract acquisition costs for the year ended December 31, 2012 related to these contracts were less than $1 million.

We also may enter into arrangements with Blackstone which may involve, among other things, our sale of certain owned properties to Blackstone for their development into timeshare properties and our selling and marketing related timeshare intervals and providing management and other services to operate the homeowners’ associations, rental programs, resort recreational programs and retail outlets at these properties. In January 2014, we executed a Purchase and Sale Agreement with an affiliate of Blackstone for the sale of certain land and easement rights at our Hilton Hawaiian Village property in connection with a timeshare project. In April 2014, we completed the sale of such land and easement rights. In addition, Blackstone acquired the rights to the name, plans, designs, contracts and other documents related to the timeshare project. The total consideration received for this transaction was approximately $37 million. We also executed development management, sales and marketing and other agreements with Blackstone, for which we will receive fees in connection with services provided over the term of the respective agreements.

Products and Services

From time to time, we have purchased products and services from entities affiliated with or owned by Blackstone.

Entities affiliated with Travelport Limited (“Travelport”), in which certain affiliates of Blackstone have an interest, provide computerized reservations and ticketing and other services to travel agencies and others in the travel industry. We are party to a hotel reservations sales agreement with Travelport whereby we agree to pay specified fees per hotel booking and to purchase certain advertising services. Our payments for services from Travelport totaled $21 million, $23 million and $20 million for the fiscal years ended December 31, 2013, 2012 and 2011, respectively.

Equity Healthcare LLC (“Equity Healthcare”), which is owned by Blackstone, provides us certain negotiating, monitoring and other services in connection with our health benefit plans pursuant to an employer health program agreement we have entered into with Equity Healthcare. In consideration for Equity Healthcare’s services, we pay Equity Healthcare fees based on the number of participating employees in our health benefit plans. Our payments to Equity Healthcare totaled $0.6 million, $0.6 million and $0.3 million, respectively, for the fiscal years ended December 31, 2013, 2012 and 2011.

We regularly negotiate arrangements with third-party providers to secure competitive pricing and timely delivery of goods and services. In certain negotiated instances, these arrangements may permit hotels that we own, manage or franchise, as well as hotels controlled by Blackstone, to elect whether or not to contract with such third-party providers on the terms we negotiated.

Service Contract Guarantees

In 2010, in connection with the settlement of a lawsuit, we entered into a guarantee that requires us to pay any shortfalls under certain service contracts that our Sponsor entered into with the plaintiff. The initial maximum exposure under the guarantee was $75 million, which has subsequently been reduced to approximately $35 million as of September 30, 2014 as a result of the plaintiff’s receipt of payments from the counterparties of such service contracts.

Other Relationships

Blackstone Advisory Partners L.P., an affiliate of Blackstone, received aggregate compensation of approximately $10.0 million for acting as underwriter, initial purchaser or arranger in connection with the Debt Refinancing. We engaged Blackstone Advisory Partners to provide certain financial consulting services for a fee of $1.6 million and $1.425 million in connection with the public offerings of our common stock by certain stockholders in June and November 2014, respectively.

In connection with the pledge of shares of Holdings’ stock by affiliates of The Blackstone Group L.P. in connection with a margin loan agreement, as described in “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters”, on September 30, 2014 Holdings delivered letter agreements to the lenders under such margin loan agreement in which it has, among other things, agreed, subject to applicable law and stock exchange rules, not to take any actions that are intended to materially hinder or delay the exercise of any remedies by the lenders under the loan documents.

DESCRIPTION OF OTHER INDEBTEDNESS

The following description is a summary of the material terms of our material indebtedness other than the notes. In addition, as of September 30, 2014, our consolidated VIEs recorded non-recourse debt and capital lease obligations of $276 million.

Senior Secured Credit Facilities

On October 25, 2013, we entered into a credit agreement with Deutsche Bank AG New York Branch, as administrative agent, collateral agent, swing line lender and L/C issuer, Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC, Morgan Stanley Senior Funding, Inc. and Goldman Sachs Lending Partners LLC, as joint lead arrangers and joint bookrunners, Wells Fargo Securities, LLC, as joint bookrunner and the other agents and lenders from time to time party thereto.

The credit agreement provides for senior secured credit facilities (the “Senior Secured Credit Facilities”) consisting of:

•	a $7.6 billion senior secured term loan facility (the “Term Loans”), which will mature on October 25, 2020; and

•	a $1.0 billion senior secured revolving credit facility (the “Revolving Credit Facility”), $150 million of which is available in the form of letters of credit, which will mature on October 25, 2018.

Hilton Worldwide Finance LLC (the “borrower”) is the borrower under the Senior Secured Credit Facilities. The Revolving Credit Facility includes borrowing capacity available for letters of credit and for short-term borrowings referred to as the swing line borrowings. In addition, the Senior Secured Credit Facilities also provide the borrower with the option to raise incremental credit facilities (including an uncommitted incremental facility that provides the borrower the option to increase the amount available under the Term Loans and/or the Revolving Credit Facility by an aggregate of up to $1.5 billion, subject to additional increases upon satisfaction of certain leverage-based tests), refinance the loans with debt incurred outside the credit agreement and extend the maturity date of the Revolving Credit Facility and Term Loans, subject to certain limitations.

Interest Rate and Fees

Borrowings under the Term Loans bear interest, at the borrower’s option, at a rate equal to a margin over either (a) a base rate determined by reference to the highest of (1) the administrative agent’s prime lending rate, (2) the federal funds effective rate plus 1/2 of 1 percent and (3) the LIBOR rate for a one-month interest period plus 1.00 percent or (b) a LIBOR rate determined by reference to the Reuters LIBOR rate for the interest period relevant to such borrowing. The margin for the Term Loans is 2.00 percent, in the case of base rate loans, and 3.00 percent, in the case of LIBOR rate loans, subject to one step-down of 0.25 percent upon the achievement of a first lien net leverage ratio of less than or equal to 3.85 to 1.00 and subject to one step down of 0.25 percent following a qualifying initial public offering, subject to a base rate floor of 2.00 percent, and a LIBOR floor of 1.00 percent.

Borrowings under the Revolving Credit Facility bear interest, at the borrower’s option, at a rate equal to a margin over either (a) a base rate determined by reference to the highest of (1) the administrative agent’s prime lending rate, (2) the federal funds effective rate plus 1/2 of 1 percent and (3) the LIBOR rate for a one-month interest period plus 1.00 percent or (b) a LIBOR rate determined by reference to the Reuters LIBOR rate for the interest period relevant to such borrowing. The margins for the Revolving Credit Facility are 1.50 percent, in the case of base rate loans, and 2.50 percent, in the case of LIBOR rate loans, subject to two step-downs of 0.25 percent upon the achievement of a first lien net leverage ratio of less than or equal to 3.85 to 1.00 and 3.25 to 1.00, respectively, and subject to one step down of 0.25 percent following a qualifying initial public offering.

In addition to paying interest on outstanding principal under the Senior Secured Credit Facilities, the borrower is required to pay a commitment fee to the lenders under the Revolving Credit Facility in respect of the unutilized commitments thereunder. The commitment fee rate is 0.50 percent per annum subject to a step-down to 0.375 percent, upon achievement of a first lien net leverage ratio less than or equal to 3.85 to 1.00. The borrower is also required to pay customary letter of credit fees.

Prepayments

The Senior Secured Credit Facilities require us to prepay outstanding Term Loans, subject to certain exceptions, with:

•	50 percent (which percentage will be reduced to 25 percent and 0 percent, as applicable, subject to attaining certain first lien net leverage ratios) of annual excess cash flow, calculated in accordance with the credit agreement;

•	100 percent of the net cash proceeds (including insurance and condemnation proceeds) of all non-ordinary course asset sales or other dispositions of property by the borrower and its restricted subsidiaries, subject to de minimis thresholds, if those net cash proceeds are not reinvested in assets to be used in the borrower’s business or to make certain other permitted investments (a) within 12 months of the receipt of such net cash proceeds or (b) if the borrower commits to reinvest such net cash proceeds within 12 months of the receipt thereof, within 180 days of the date of such commitment (although in connection with any such prepayment, the borrower may also repay other first lien debt to the extent it is so required); and

•	100 percent of the net proceeds of any incurrence of debt by the borrower or any of its restricted subsidiaries, other than debt permitted to be incurred or issued under the Senior Secured Credit Facilities.

Notwithstanding any of the foregoing, each lender of Term Loans will have the right to reject its pro rata share of mandatory prepayments described above, in which case we may retain the amounts so rejected.

The foregoing mandatory prepayments will be applied pro rata to installments of Term Loans in direct order of maturity.

The borrower has the ability to voluntarily repay outstanding loans at any time without premium or penalty, other than customary “breakage” costs with respect to LIBOR loans.

Amortization

The borrower is required to repay the Term Loans on the last business day of each quarter in installments in an aggregate principal amount equal to 0.25 percent of the original principal amount of the Term Loans, with the remaining amount payable on the applicable maturity date with respect to such Term Loans. Given the application of prepayments on the Term Loans in order of priority required pursuant to the Term Loans, the borrower no longer has repayment obligations outstanding under the Term Loans.

Guarantees

The obligations under the Senior Secured Credit Facilities are unconditionally and irrevocably guaranteed by each of Hilton Worldwide Holdings Inc., the co-issuer of the notes, any subsidiary of Hilton Worldwide Holdings Inc. that directly or indirectly owns 100 percent of the issued and outstanding equity interests of the borrower, and, subject to certain exceptions, each of the borrower’s existing and future material domestic wholly owned subsidiaries (collectively referred to as the credit agreement guarantors). In addition, the Senior Secured Credit Facilities will be collateralized by first priority or equivalent security interests in (i) all the capital stock of, or other equity interests in, the borrower and each of the borrower’s and guarantors’ material direct or indirect wholly owned restricted domestic subsidiaries and 65 percent of the capital stock of, or other equity interests in, each of the borrower’s or any subsidiary guarantors’ direct wholly owned first-tier restricted foreign subsidiaries, and (ii) certain tangible and intangible assets of the borrower and those of the credit agreement guarantors (subject to certain exceptions and qualifications).

None of our foreign subsidiaries, our non-wholly owned domestic subsidiaries that are restricted subsidiaries, our subsidiaries that are prohibited from providing guarantees as a result of the agreements governing our revolving non-recourse timeshare notes credit facility and/or our notes backed by a portion of our timeshare financing receivables, or our unrestricted subsidiaries (which consist of our U.S. real estate subsidiaries that are included in PropCo) guarantee the Senior Secured Credit Facilities.

Certain Covenants and Events of Default

The Senior Secured Credit Facilities contain a number of significant affirmative and negative covenants and customary events of default. Such covenants, among other things, will limit or restrict, subject to certain exceptions, the ability of the borrower and its restricted subsidiaries to:

•	incur additional indebtedness, make guarantees and enter into hedging arrangements;

•	create liens on assets;

•	enter into sale and leaseback transactions;

•	engage in mergers or consolidations;

•	sell assets;

•	make fundamental changes;

•	pay dividends and distributions or repurchase our capital stock;

•	make investments, loans and advances, including acquisitions;

•	engage in certain transactions with affiliates;

•	make changes in the nature of their business; and

•	make prepayments of junior debt.

In addition, if, on the last day of any period of four consecutive quarters on or after September 30, 2014, the aggregate principal amount of revolving credit loans, swing line loans and/or letters of credit (excluding up to $50 million of letters of credit and certain other letters of credit that have been cash collateralized or back-stopped) that are issued and/or outstanding is greater than 25 percent of the Revolving Credit Facility, the new credit agreement will require the borrower to maintain a consolidated first lien net leverage ratio not to exceed 7.9 to 1.0.

During the period in which the borrower’s corporate issuer rating is equal to or higher than Baa3 (or the equivalent) according to Moody’s or BBB- (or the equivalent) according to S&P and no default has occurred and is continuing, the restrictions in the Senior Secured Credit Facilities regarding incurring additional indebtedness, dividends and distributions or repurchases of capital stock and transactions with affiliates will not apply to the borrower and its restricted subsidiaries during such period.

Our Senior Secured Credit Facilities also contain certain customary representations and warranties, affirmative covenants and events of default. If an event of default occurs, the lenders under the Senior Secured Credit Facilities will be entitled to take various actions, including the acceleration of amounts due under the Senior Secured Credit Facilities and all actions permitted to be taken by a secured creditor.

CMBS Loan

On October 25, 2013, JPMorgan Chase Bank, National Association, German American Capital Corporation, Bank of America, N.A., Morgan Stanley Mortgage Capital Holdings, LLC and GS Commercial Real Estate LP extended to certain entities included in PropCo, collectively referred to as the CMBS borrowers, a $3.5 billion commercial mortgage-backed securities loan (the “CMBS Loan”). The CMBS Loan is secured by 23 hotels owned by the CMBS borrowers, including the New York Hilton, Hilton Hawaiian Village, Hilton Waikoloa Village and Hilton New Orleans. The CMBS Loan has two components: (1) a fixed-rate component in the amount of $2.625 billion and (2) a floating rate component in the amount of $0.875 billion.

Term

The fixed rate component of the CMBS Loan has a term of five years.

The floating rate component has an initial term of two years with three extension options of 12 months each. The CMBS borrowers have the right to exercise any extension period so long as no event of default exists, and they purchase an extension of the applicable interest rate hedge agreements described below which caps one-month LIBOR for the principal amount of the CMBS Loan at the greater of 6.0 percent and the rate that, when added to the spread on the floating rate component of the CMBS Loan, results in a weighted average debt service coverage ratio together with the fixed rate component of at least 1.25:1.00. In addition, in order to exercise the final extension period, the CMBS borrowers must pay an increase in the spread applicable to the floating rate component of 0.25 percent.

Interest and Fees

The interest rate payable on the fixed rate component of the CMBS Loan is equal to 4.465 percent per annum.

The interest rate payable on the floating rate component is equal to the sum of (1) one-month LIBOR plus (2) 2.65 percent per annum. The CMBS borrowers were required to enter into, and pledge as security for the CMBS Loan, one or more interest rate hedge agreements in the notional amount of the floating rate component which cap one-month LIBOR at 6.0 percent for the initial term of the floating rate component.

In addition to paying interest on the CMBS Loan, we were also required to pay an origination fee of 1.00 percent of the CMBS Loan at closing.

Amortization

The CMBS Loan has no amortization payments.

Prepayments

The CMBS borrowers are permitted to voluntarily prepay all or any portion of the floating rate component without prepayment penalty or premium at any time. In addition, the CMBS borrowers are permitted to prepay (1) up to 50 percent of the fixed rate component, subject to payment of a yield maintenance premium to the extent repaid during the first 12 payment dates and (2) the remaining 50 percent of the fixed rate component, subject to payment of a yield maintenance premium to the extent repaid during the first 24 payment dates.

In addition to the above, any prepayments of the CMBS Loan, whether in whole in part, will also be subject to (1) the payment of actual LIBOR “breakage” costs incurred by the lenders and (2) the payment of all interest scheduled to accrue through to the end of the applicable interest period.

Mandatory prepayments are required in connection with certain casualties or condemnations of a property.

Once repaid, no further borrowings will be permitted under the CMBS Loan.

Guarantee

Certain obligations of the CMBS borrowers with respect to the CMBS Loan are guaranteed by the PropCo entities (the “CMBS guarantors”). Under the CMBS guarantee, (1) the CMBS guarantors have agreed to indemnify CMBS Loan lenders for losses with respect to customary “bad-boy” acts of the CMBS borrowers and their affiliates and (2) that the CMBS Loan will become fully recourse to such guarantors upon a voluntary or collusive involuntary bankruptcy of the CMBS borrowers. Notwithstanding the foregoing, the aggregate liability of the CMBS guarantors as a result of clause (1) and (2) above is capped at 10 percent of the then outstanding principal balance of the CMBS Loan.

The CMBS guarantors are subject to a net worth covenant requiring that they maintain a minimum ongoing net worth of $500.0 million (exclusive of the collateral securing the CMBS Loan). If the CMBS guarantors fail to meet the net worth requirement, the CMBS borrowers will be required to either provide a replacement guarantee, or cash collateral or a letter of credit in the amount of $175.0 million (subject to a reduction in certain instances).

Covenants and Other Matters

The CMBS Loan includes certain customary affirmative and negative covenants and events of default. Such covenants, among other things, will restrict, subject to certain exceptions, the ability of the CMBS borrowers to, among other things: incur additional debt; create liens on assets; transfer, pledge or assign certain equity interests; pay any dividends or make any distributions to its direct or indirect owners if an event of default exists or if the debt yield under the CMBS Loan (calculated based on the outstanding balance of the CMBS Loan) is below 8.25 percent for two consecutive quarters; make certain investments, loans and advances; consolidate, merge, sell or otherwise dispose of all or any part of its assets or to purchase, lease or otherwise acquire all or any substantial part of assets of any other person; enter into certain transactions with affiliates; engage in any business other than the ownership of the properties and business activities ancillary thereto; and amend or modify the CMBS borrowers’ articles or certificate of incorporation, by-laws and certain agreements. The CMBS Loan also includes affirmative covenants requiring the CMBS borrowers to, among other things, exist as “special purpose entities”, maintain, while a low debt yield trigger exists, certain reserve funds in respect of furniture, fixtures and equipment, taxes and insurance, and rents due under ground leases (unless such amounts have been paid or are being collected by the property manager), and comply with other customary obligations for commercial mortgage-backed securities loan financings.

In addition, revenues will be required to be deposited into certain segregated accounts, to be used by the property manager to make certain payments relating to the properties securing the CMBS Loan. So long as there is no event of default under the loan and the debt yield for the CMBS Loan (calculated based on the outstanding principal balance of the CMBS Loan) does not fall below 8.25 percent for two consecutive quarters, then any excess cash in those accounts would be available to the CMBS borrowers for any purpose, including the payment of dividends or distributions to their direct or indirect owners.

Waldorf Astoria Loan

On October 25, 2013, HSBC Bank USA, N.A., DekaBank Deutsche Girozentrale and certain lenders selected by them, as lead arrangers, extended to a subsidiary of ours (the “Waldorf borrower”) a mortgage loan secured by the Waldorf Astoria New York property (the “Waldorf Astoria Loan”) in an aggregate principal amount of $525 million. The Waldorf Astoria Loan is scheduled to mature on October 25, 2018, but is expected to be repaid prior to maturity in connection with the sale of the Waldorf Astoria New York. See “Prospectus Summary—Recent Developments.”

Interest and Fees

The interest rate payable on the Waldorf Astoria Loan is equal to the sum of one-month LIBOR plus 2.15 percent. The Waldorf borrower is required to enter into, and pledge as security for the Waldorf Astoria Loan, an interest rate hedge agreement in the notional amount of the Waldorf Astoria Loan which has the effect of capping one-month LIBOR at 4.0 percent for the first 24 months. Thereafter, the Waldorf borrower is required to renew the interest rate hedge agreement annual, except that each renewal will have the effect of capping one-month LIBOR at the greater of 4.0 percent and the rate that a results in a debt service coverage ratio that is at least 1.35:1.00.

In addition to paying interest on the Waldorf Astoria Loan, we were required to pay an upfront fee of 0.65 percent of the Waldorf Loan amount at closing of the loan.

Amortization

The Waldorf Astoria Loan has no amortization payments.

Prepayments

The Waldorf borrower is permitted to voluntarily prepay amounts outstanding under the Waldorf Astoria Loan, subject to (1) if the prepayment is during the first six months following the closing date for the Waldorf Astoria Loan, the payment of a spread maintenance amount (generally determined as the spread that would have been received through the end of the six months spread maintenance period) and (2) the payment of accrued interest and any customary “breakage” costs incurred by the lenders. Once repaid, no further borrowings will be permitted under the Waldorf Astoria Loan.

Mandatory prepayments will be required in connection with certain casualties or condemnations of the property.

Guarantee

Certain obligations of the Waldorf borrower with respect to the Waldorf Astoria Loan will be guaranteed by the PropCo entities (the “Waldorf guarantors”). Under the Waldorf guarantee, (1) the Waldorf guarantors will agree to indemnify Waldorf Astoria Loan lenders for losses with respect to customary “bad-boy” acts of the Waldorf borrower and their affiliates and (2) that the Waldorf Astoria Loan will become fully recourse to such guarantors upon a voluntary or collusive involuntary bankruptcy of the Waldorf borrower. Notwithstanding the foregoing, the aggregate liability of the Waldorf guarantors as a result of clause (1) and (2) above will be capped at 15 percent of the then outstanding principal balance of the Waldorf Astoria Loan.

Covenants and Other Matters

The Waldorf Astoria Loan includes certain customary affirmative and negative covenants and events of default. Such covenants, among other things, will restrict, subject to certain exceptions, the ability of the Waldorf borrower to, among other things: incur additional debt (other than certain trade payables); create liens on assets; transfer, pledge or assign certain equity interests; pay any dividends or make any distributions to its direct or indirect owners if an event of default exists or if the debt yield (calculated based on the outstanding amount of the Waldorf Astoria Loan) has been less than 7.5 percent for two consecutive quarters; and make material changes to the organizational documents of the Waldorf borrower that would have a material adverse effect on its ability to perform its obligations under the Waldorf Astoria Loan. The Waldorf Astoria Loan includes affirmative covenants requiring the Waldorf borrower to, among other things, exist as “special purpose entities”, maintain while a debt yield trigger period exists certain reserve funds in respect of taxes and insurance, ongoing capital expenditures and such other purposes as determined by the agent of the lenders (unless such amounts have been paid or are being collected by the property manager), and comply with other customary obligations for real estate financings.

In addition, revenues are required to be deposited into certain segregated accounts, to be used by the property management to make certain payments relating to the properties securing the Waldorf Astoria Loan. So long as there is no event of default under the loan and the debt yield for the loan (calculated based on the outstanding amount of the Waldorf Astoria Loan) does not fall below 7.5 percent for two consecutive quarters, then any excess cash in those accounts would be available to the Waldorf borrower for any purpose, including the payment of dividends or distributions to their direct or indirect owners.

Timeshare Facility

Hilton Grand Vacations Trust I LLC, our wholly owned subsidiary, is party to a loan agreement dated as of May 9, 2013 with Wells Fargo Bank, National Association, as paying agent, a commercial paper conduit lender, Deutsche Bank AG, New York Branch, and Bank of America, N.A., as committed lenders, and Deutsche Bank Securities Inc., as administrative agent, pursuant to which the lenders committed to lend up to $450 million in aggregate. In September 2014, we reduced our total borrowing capacity as permitted by the loan agreement from $450 million to $300 million. The loans are secured by timeshare loans secured by first mortgages or deeds of trust on timeshare interests in one or more residential units at timeshare resorts developed by Hilton Resorts Corporation, our wholly owned subsidiary (“HRC”), or a subsidiary of HRC. The timeshare loans are required to satisfy certain eligibility criteria. Borrowings under the loan agreement are subject to availability under a borrowing base. The advance rate is generally 90 percent of the outstanding principal amounts of the eligible timeshare loans.

Interest on the loans is payable at a variable interest rate which, in the case of a commercial paper conduit lender, is such lender’s cost of funds in the commercial paper market plus a usage fee or, in the case of any other lender (including a committed lender funding through its backstop funding commitments), one-month LIBOR or daily one-month LIBOR plus a usage fee. The usage fee is 1.25 percent per annum, increasing to 1.75 percent per annum after the end of the commitment term. Interest is payable monthly. The commitment term ends on May 9, 2015, subject to extension in accordance with the terms of the loan agreement. All loans will become due and payable 12 months after the end of the commitment term.

The borrower under the loan agreement is a special purpose bankruptcy-remote direct subsidiary of HRC which was established to purchase the timeshare loans on a periodic basis from HRC, and the loans are non-recourse obligations of the borrower. The borrower acquires the timeshare loans from HRC pursuant to a sale and contribution agreement, which contains customary representations, warranties and covenants from HRC. Grand Vacations Services LLC, our wholly owned subsidiary, acts as the servicer of the timeshare loans pursuant to a servicing agreement, which contains customary representations, warranties and covenants. The servicer is entitled to receive a monthly fee from the borrower for servicing the timeshare loans. HRC has provided a performance guaranty to the lenders ensuring the performance and obligations (including the payment obligations) of the servicer under the servicing agreement.

The loan agreement contains customary affirmative covenants, including, among other things, maintenance of existence, further assurances and filing financing statements, maintenance of books and records, audit rights, notice of certain events, payment of taxes and compliance with laws and regulations. The loan agreement also contains customary negative covenants that generally limit the borrower’s ability to incur any debt other than as contemplated by the loan agreement, create liens other than under the loan agreement, guarantee obligations of any other person subject to certain exceptions, enter into transactions with affiliates subject to certain exceptions, engage in asset sales, mergers, consolidations or dispositions, pay dividends or make other payments in respect of equity interests after the occurrence of certain events and make certain petitions in bankruptcy against the commercial paper conduit lenders.

The loan agreement also contains certain customary events of default, including a change of control, breach of certain HRC financial covenants and certain timeshare loan performance measures.

Securitized Timeshare Debt

On August 8, 2013, HGV Depositor LLC, our wholly owned subsidiary (the “Depositor”), offered $250 million in aggregate principal amount of 2.28 percent notes backed by timeshare loans (the “2013-A asset-backed notes”) issued by Hilton Grand Vacations Trust 2013-A, a Delaware statutory trust (the “2013-A Trust”), in a private transaction that was not subject to the registration requirements of the Securities Act. The 2013-A asset-backed notes were sold pursuant to a note purchase agreement dated August 1, 2013, by and among HRC, the Depositor, and Deutsche Bank Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial purchasers. The 2013-A asset-backed notes are backed by a pledge of assets of the 2013-A Trust, consisting primarily of a pool of timeshare loans secured by first mortgages or deeds of trust on timeshare interests in one or more residential units at timeshare resorts developed by HRC, or a subsidiary of HRC. The 2013-A asset-backed notes bear interest at a fixed rate of 2.28 percent per annum and have a stated maturity of January 25, 2026. The 2013-A asset-backed notes are non-recourse obligations of the 2013-A Trust and are payable solely from the pool of timeshare loans and related assets owned by the 2013-A Trust. A portion of the net proceeds from the 2013-A asset-backed notes were used to repay a portion of the Timeshare Facility.

On June 18, 2014, the Depositor offered $303.6 million in aggregate principal amount of 1.77 percent class A asset-backed notes and $46.4 million in aggregate principal amount of 2.07 percent class B asset-backed notes, in each case backed by timeshare loans (the “2014-A asset-backed notes”) issued by Hilton Grand Vacations Trust 2014-A, a Delaware statutory trust (the “2014-A Trust”), in a private transaction that was not subject to the registration requirements of the Securities Act. The 2014-A asset-backed notes were sold pursuant to a note purchase agreement dated June 10, 2014, by and among HRC, the Depositor, and Deutsche Bank Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial purchasers. The 2014-A asset-backed notes are backed by a pledge of assets of the 2014-A Trust, consisting primarily of a pool of timeshare loans secured by first mortgages or deeds of trust on timeshare interests in one or more residential units at timeshare resorts developed by HRC, or a subsidiary of HRC. The 2014-A asset-backed notes bear interest at a fixed rate of 1.77 percent per annum, in the case of the class A asset-backed notes, and 2.07 percent per annum, in the case of the class B asset-backed notes, and have a stated maturity of November 25, 2026. The 2014-A asset-backed notes are non-recourse obligations of the 2014-A Trust and are payable solely from the pool of timeshare loans and related assets owned by the 2014-A Trust. A portion of the net proceeds from the 2014-A asset-backed notes were used to repay a portion of the Timeshare Facility.

The 2013-A asset-backed notes and the 2014-A asset-backed notes were each issued pursuant to a separate indenture, which includes customary representations, warranties and covenants. The 2013-A Trust and the 2014-A Trust (the “Trusts”) were each established by the Depositor pursuant to a separate amended and restated trust agreement, which includes customary representations, warranties and covenants. The timeshare loans owned by the Trusts were acquired from HRC pursuant to purchase agreements, which contain customary representations, warranties and covenants from HRC, and are being serviced by Grand Vacations Services LLC, our wholly owned subsidiary (the “Servicer”), pursuant to separate servicing agreements, which contain customary representations, warranties and covenants. The Servicer performs certain servicing and administrative functions with respect to the timeshare loans and is entitled to receive monthly fees from the Trusts for servicing the timeshare loans. HRC has guaranteed the performance of the Servicer’s obligations under the servicing agreements pursuant to performance guaranties. HRC acts as the administrator of the 2013-A Trust and the 2014-A Trust under separate administration agreements, which include customary representations, warranties and covenants.

DESCRIPTION OF THE NOTES

General

Certain terms used in this description are defined under the subheading “Certain Definitions.” In this description, (1) the term “Issuer” refers to Hilton Worldwide Finance LLC, a Delaware limited liability company, and not to any of its Subsidiaries or Affiliates; (2) the term “Holdings” refers to Hilton Worldwide Holdings Inc., a Delaware corporation and the direct parent of the Issuer; (3) the term “Co-Issuer” refers to Hilton Worldwide Finance Corp., a Delaware corporation and a direct Subsidiary of the Issuer and not to any of its Subsidiaries or Affiliates; (4) the term “Issuers” refers, collectively, to the Issuer and the Co-Issuer; and (5) the terms “we,” “our” and “us” each refer to the Issuer and its consolidated Subsidiaries.

The Issuers issued $1,500 million aggregate principal amount of 5.625% senior notes due 2021 (the “Outstanding Notes”) under an indenture (the “Indenture”) among the Issuers, Holdings and Wilmington Trust, National Association, as trustee (the “Trustee”). The Outstanding Notes were issued in a private transaction that was not subject to the registration requirements of the Securities Act. The terms of the exchange notes to be issued in the exchange offer for such notes are substantially identical to the Outstanding Notes, except that the transfer restrictions, registration rights and additional interest provision relating to the Outstanding Notes will not apply to the exchange notes and the escrow and special mandatory redemption provisions are no longer applicable. In this section, we refer to the Outstanding Notes, together with the exchange notes offered hereby that are to be exchanged for the Outstanding Notes, as the “Notes”. Except as set forth herein, the terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.

The following description is only a summary of the material provisions of the Indenture. It does not purport to be complete and is qualified in its entirety by reference to the provisions of the Indenture, including the definitions therein of certain terms used below. We urge you to read the Indenture because it, and not this description, defines your rights as Holders of the Notes. You may request copies of the Indenture at our address set forth under “Prospectus Summary—Corporate Information.”

The Issuers are jointly and severally liable for all obligations under the Notes. The Co-Issuer is a wholly owned Subsidiary of the Issuer that has been incorporated in Delaware as a special purpose finance subsidiary to facilitate the offering of the Notes and other debt securities of the Issuer. We believe that some prospective purchasers of the Notes may be restricted in their ability to purchase debt securities of partnerships or limited liability companies, such as the Issuer, unless the securities are jointly issued by a corporation. The Co-Issuer does not have any substantial operations or assets and does not have any revenues. Accordingly, you should not expect the Co-Issuer to participate in servicing the principal and interest obligations on the Notes.

Brief Description of the Notes

The Notes:

•	are general, unsecured, senior obligations of the Issuers;

•	rank equally in right of payment with any existing and future Senior Indebtedness of the Issuers;

•	are effectively subordinated to any existing and future Secured Indebtedness of the Issuer, to the extent of the value of the collateral securing such Secured Indebtedness, including the Senior Secured Credit Facilities;

•	are senior in right of payment to any future obligations of the Issuers that are expressly subordinated in right of payment to the Notes; and

•	are structurally subordinated to all existing and future Indebtedness, claims of holders of Preferred Stock and other liabilities of the Issuer’s Subsidiaries that do not guarantee the Notes.

Guarantees

The Guarantors, as primary obligors and not merely as sureties, jointly and severally guarantee, fully and unconditionally, on an unsecured senior basis, the performance and full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of the Issuers under the Indenture and the Notes, whether for payment of principal of, premium, if any, or interest on the Notes or expenses, indemnification or otherwise, on the terms set forth in the Indenture by executing the Indenture.

The Guarantors guarantee the Notes and, in the future, subject to exceptions set forth under the caption “—Certain Covenants—Limitation on Guarantees of Indebtedness by Restricted Subsidiaries,” each direct and indirect U.S. Wholly Owned Subsidiary that is a Restricted Subsidiary of the Issuer that guarantees certain Indebtedness of the Issuer or any other Guarantor will guarantee the Notes, subject to certain exceptions and to release as provided below or elsewhere in this “Description of the Notes.” As of the date of this prospectus, none of our Foreign Subsidiaries, our non-Wholly Owned Subsidiaries that are Restricted Subsidiaries, our U.S. Wholly Owned Subsidiaries, substantially all of the assets of which consist of the Equity Interests of one or more Foreign Subsidiaries that are “controlled foreign corporations” within the meaning of Section 957 of the Code, our U.S. Wholly Owned Subsidiaries that are directly or indirectly owned by Foreign Subsidiaries or that conduct foreign operations, or our Unrestricted Subsidiaries guarantee the Notes, and no such Subsidiaries are expected to guarantee the Notes in the future.

Each of the Guarantees:

•	is a general, unsecured, senior obligation of each Guarantor;

•	ranks equally in right of payment with all existing and future senior Indebtedness of that Guarantor;

•	is effectively subordinated to any existing and future secured Indebtedness of that Guarantor that is secured to the extent of the value of the collateral securing such secured Indebtedness;

•	is senior in right of payment to any future Indebtedness of that Guarantor that is expressly subordinated in right of payment to the Guarantee of that Guarantor; and

•	is structurally subordinated to all existing and future Indebtedness, claims of holder of Preferred Stock and other liabilities of Subsidiaries of each Guarantor that do not Guarantee the Notes.

As of September 30, 2014, the Issuers and the Guarantors had total indebtedness of $6,830 million, none of which was subordinated and $5,300 million of senior secured indebtedness outstanding, consisting of borrowings under our senior secured credit facilities. In addition, the Issuer had $953 million of availability to incur secured indebtedness under our Revolving Credit Facility (after giving effect to $47 million of outstanding letters of credit).

Only our U.S. Wholly Owned Subsidiaries that are Restricted Subsidiaries of the Issuer that guarantee Certain Indebtedness of the Issuer or any Guarantor guarantee the Notes. None of our Foreign Subsidiaries or non-wholly owned domestic restricted subsidiaries are or will be required to guarantee the Notes. None of our U.S. Wholly Owned Subsidiaries substantially all of the assets of which consist of the Equity Interests in one or more Foreign Subsidiaries that are “controlled foreign corporations” within the meaning of Section 957 of the Code, and none of our U.S. Wholly Owned Subsidiaries directly or indirectly owned by Foreign Subsidiaries or that conduct foreign operations, are or will be required to guarantee the Notes. In addition, the PropCo entities and their Subsidiaries, which hold most of our U.S. owned real estate, are Unrestricted Subsidiaries and do not guarantee the Notes. The information in the following paragraph regarding non-U.S. revenues and assets does not include information about the Unrestricted Subsidiaries. See the discussion below and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Supplemental Financial Data for Unrestricted U.S. Real Estate Subsidiaries” section of the prospectus for information about the Unrestricted Subsidiaries.

The following table presents selected assets (liabilities) for our foreign operations as of September 30, 2014 and December 31, 2013:

	September 30, 2014	December 31, 2013
	(in millions)
Cash and cash equivalents	$259	$238
Restricted cash and cash equivalents	1	4
Accounts receivable, net	287	198
Other current assets	13	8
Property and equipment, net	729	737
Financing receivables, net	23	25
Investments in affiliates	57	58
Other non-current assets	113	84
Accounts payable, accrued expenses and other	(480)	(490)
Current maturities of long-term debt (including non-recourse debt and capital lease obligations of consolidated variable interest entities)	(26)	(19)
Long-term debt (including non-recourse debt and capital lease obligations of consolidated variable interest entities)	(314)	(337)
Other long-term liabilities	(167)	(187)

All of our Subsidiaries are “Restricted Subsidiaries” unless designated as Unrestricted Subsidiaries in accordance with the Indenture. As of the date of this prospectus, all of the Issuer’s Subsidiaries other than the PropCo entities and their Subsidiaries (collectively, the “Unrestricted U.S. Real Estate Subsidiaries”) are “Restricted Subsidiaries,” and PropCo entities and direct and indirect Subsidiaries of any PropCo entity are designated as Unrestricted Subsidiaries. In addition, under certain circumstances, we are permitted to designate certain of our other existing and future subsidiaries as “Unrestricted Subsidiaries.” Any Unrestricted Subsidiaries are not subject to any of the restrictive covenants in the Indenture and do not guarantee the Notes.

For the year ended December 31, 2013, our Unrestricted U.S. Real Estate Subsidiaries represented 19.3% of our total revenues, 44.8% of net income attributable to Hilton stockholders and 25.3% of our Adjusted EBITDA, and as of December 31, 2013, represented 32.6% of our total assets and 29.1% of our total liabilities. For the nine months ended September 30, 2014, our Unrestricted U.S. Real Estate Subsidiaries represented 19.3% of our total revenues, 21.4% of net income attributable to Hilton stockholders and 24.1% of our Adjusted EBITDA, and as of September 30, 2014, represented 33.3% of our total assets and 30.7% of our total liabilities. For more information see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Supplemental Financial Data for Unrestricted U.S. Real Estate Subsidiaries.”

In the event of a bankruptcy, liquidation, reorganization or similar proceeding of any of these non-guarantor Subsidiaries, the non-guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to the Issuer or a Guarantor. As a result, all of the existing and future liabilities of our non-guarantor Subsidiaries, including any claims of trade creditors, are effectively senior to the Notes. The Indenture does not limit the amount of liabilities that are not considered Indebtedness which may be incurred by the Issuers or its Restricted Subsidiaries, including the non-guarantor Restricted Subsidiaries.

The obligations of each Guarantor under its Guarantee are limited as necessary to prevent the Guarantee from constituting a fraudulent conveyance under applicable law. This provision may not, however, be effective to protect a Guarantee from being voided under fraudulent transfer law, or may reduce the applicable Guarantor’s obligation to an amount that effectively makes its Guarantee worthless. If a Guarantee were rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the Guarantor, and, depending on the amount of such indebtedness, a Guarantor’s liability on its Guarantee could be reduced to zero. See “Risk Factors—Risks Related to Our Indebtedness and the Notes—Federal and state statutes may allow courts, under specific circumstances, to void the notes and the guarantees, subordinate claims in respect of the notes and the guarantees and/or require holders of the notes to return payments received from us.”

Any Guarantor that makes a payment under its Guarantee is entitled upon payment in full of all guaranteed obligations under the Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

Each Subsidiary Guarantor may consolidate with, amalgamate or merge with or into or sell all or substantially all its assets to the Issuer or another Guarantor without limitation or any other Person upon the terms and conditions set forth in the Indenture. See “—Certain Covenants—Merger, Consolidation or Sale of All or Substantially All Assets.”

Each Guarantee by a Subsidiary Guarantor provides by its terms that it will be automatically and unconditionally released and discharged upon:

(1) (a) any sale, exchange, disposition or transfer (by merger, amalgamation, consolidation, dividend, distribution or otherwise) of (i) the Capital Stock of such Guarantor, after which the applicable Guarantor is no longer a Restricted Subsidiary or (ii) all or substantially all the assets of such Guarantor, in each case if such sale, exchange, disposition or transfer is made in compliance with the applicable provisions of the Indenture;

(b) the release or discharge of the guarantee by such Subsidiary Guarantor of Indebtedness under the Senior Secured Credit Facilities, or the release or discharge of such other guarantee that resulted in the creation of such Guarantee, except a discharge or release by or as a result of payment under such guarantee (it being understood that a release subject to a contingent reinstatement will constitute a release for the purposes of this provision, and that if any such Guarantee is so reinstated, such Guarantee shall also be reinstated to the extent that such Guarantor would then be required to provide a Guarantee pursuant to the covenant described under “—Certain Covenants—Limitation on Guarantees of Indebtedness by Restricted Subsidiaries”);

(c) the designation of any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in compliance with the applicable provisions of the Indenture;

(d) upon the merger or consolidation of any Guarantor with and into the Issuer or another Guarantor or upon the liquidation of such Guarantor following the transfer of all of its assets to the Issuer or another Guarantor; or

(e) the exercise by the Issuers of their legal defeasance option or covenant defeasance option as described under “—Legal Defeasance and Covenant Defeasance” or the discharge of the Issuers’ obligations under the Indenture in accordance with the terms of the Indenture; and

(2) such Guarantor delivering to the Trustee an Officer’s Certificate of such Guarantor or the Issuer and an Opinion of Counsel, each stating that all conditions precedent provided for in the Indenture relating to such transaction or release and discharge have been complied with.

The Guarantee by Holdings provides by its terms that it will be automatically and unconditionally released and discharged upon:

(1)(a) the release or discharge of the guarantee by Holdings of Indebtedness under the Senior Secured Credit Facilities (it being understood that a release subject to a contingent reinstatement will constitute a release for the purposes of this provision);

(b) the exercise by the Issuers of their legal defeasance option or covenant defeasance option as described under “—Legal Defeasance and Covenant Defeasance” or the discharge of the Issuers’ obligations under the Indenture in accordance with the terms of the Indenture; and

(2) Holdings delivering to the Trustee an Officer’s Certificate of Holdings or the Issuer and an Opinion of Counsel, each stating that all conditions precedent provided for in the Indenture relating to such release and discharge have been complied with.

Holdings is not subject to any restrictive covenants under the Indenture.

Principal, Maturity and Interest

The Issuers issued an aggregate principal amount of $1,500 million of Outstanding Notes in a private transaction that was not subject to the registration requirements of the Securities Act. The Notes will mature on October 15, 2021.

Subject to compliance with the covenants described below under the caption “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” the Issuers may issue additional Notes (“Additional Notes”) from time to time under the Indenture; provided that if any Additional Notes are not fungible with the Notes for U.S. federal income tax purposes, such Additional Notes will have a separate CUSIP number. All Notes including any Additional Notes subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture, including waivers, amendments, redemptions and offers to purchase. Unless the context requires otherwise, references to “Notes” for all purposes of the Indenture and this “Description of the Notes” include any Additional Notes that are actually issued.

The Notes will be issued in denominations of $2,000 and any integral multiples of $1,000 in excess of $2,000.

Interest on the Notes accrues at the rate of 5.625% per annum. Interest on the Notes is payable semiannually in arrears on each April 15 and October 15, commencing April 15, 2014 to the Holders of Notes of record on the immediately preceding April 1 and October 1, respectively. Interest on the Notes accrues from the most recent date to which interest has been paid or, if no interest has been paid, from and including the Issue Date. Interest on the Notes is computed on the basis of a 360-day year comprised of twelve 30-day months.

Payment of Principal, Premium and Interest

Cash payments of principal of, premium, if any, and interest on the Notes are payable at the office or agency of the Issuers maintained for such purpose or, at the option of the Issuers, cash payment of interest may be made through the paying agent by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders; provided, that (a) all cash payments of principal, premium, if any, and interest with respect to the Notes represented by one or more global notes registered in the name of or held by The Depository Trust Company (“DTC”) or its nominee are made through the paying agent by wire transfer of immediately available funds to the accounts specified by the registered Holder or Holders thereof and (b) all cash payments of principal, premium, if any, and interest with respect to certificated Notes may, at the option of the Issuers, be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if the applicable Holder elects payment by wire transfer by giving written notice to the Trustee or the paying agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion). Until otherwise designated by the Issuers, the Issuers’ office or agency will be the office of the Trustee maintained for such purpose.

Paying Agent and Registrar for the Notes

The Issuers will maintain one or more paying agents for the Notes. The initial paying agent for the Notes is the Trustee.

The Issuers will also maintain one or more registrars and a transfer agent. The initial registrar and transfer agent with respect to the Notes is the Trustee. The registrar will maintain a register reflecting ownership of the Notes outstanding from time to time. The paying agent will make payments on, and the transfer agent will facilitate transfer of, the Notes on behalf of the Issuers.

The Issuers may change the paying agent, the registrar or the transfer agent without prior notice to the Holders. The Issuer or any of its Subsidiaries may act as a paying agent, registrar or transfer agent.

If any Notes are listed on an exchange and the rules of such exchange so require, the Issuers will satisfy any requirement of such exchange as to paying agents, registrars and transfer agents and will comply with any notice requirements required under such exchange in connection with any change of paying agent, registrar or transfer agent.

Transfer and Exchange

A Holder may transfer or exchange Notes in accordance with the Indenture. The registrar and the Trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. Holders will be required to pay all taxes due on transfer. The Issuer is not required to transfer or exchange any Note selected for redemption or tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer or an Asset Sale Offer. Also, the Issuers are not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed. The registered Holder of a Note will be treated as the owner of the Note for all purposes.

Compliance with Trust Indenture Act

The Trust Indenture Act will become applicable to the Indenture upon the qualification of the Indenture under the Trust Indenture Act, which will occur at such time as the Notes have been registered under the Securities Act.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

The Issuers are not required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, the Issuers may be required to offer to purchase Notes as described under the caption “—Repurchase at the Option of Holders.” The Issuers, the Investors and their respective Affiliates may, at their discretion, at any time and from time to time purchase Notes in the open market or otherwise.

Optional Redemption

Except as set forth below, the Issuers are not entitled to redeem the Notes at their option prior to October 15, 2016. At any time prior to October 15, 2016, the Issuers may on one or more occasions redeem all or a part of the Notes, upon notice as described under “—Selection and Notice,” at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption (the “Redemption Date”), subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date.

On and after October 15, 2016, the Issuers may redeem the Notes, in whole or in part, upon notice as described under “—Selection and Notice,” at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest, if any, thereon to, but excluding, the applicable Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on October 15 of each of the years indicated below:

Year	Percentage
2016	102.813%
2017	101.406%
2018 and thereafter	100.000%

In addition, prior to October 15, 2016, the Issuers may, at their option, and on one or more occasions, redeem up to 40% of the aggregate principal amount of Notes issued under the Indenture at a redemption price equal to 105.625% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date, subject to the right of Holders of Notes of record on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds received by it from one or more Equity Offerings or a contribution to the Issuer’s common equity capital made with the net cash proceeds of an Equity Offering; provided, that (a) at least 50% of (A) the aggregate principal amount of Notes originally issued under the Indenture on the Issue Date and (B) the aggregate principal amount of any Additional Notes issued under the Indenture after the Issue Date remains outstanding immediately after the occurrence of each such redemption; and (b) each such redemption occurs within 180 days of the date of closing of each such Equity Offering.

Notwithstanding the foregoing, in connection with any tender offer for the Notes, if Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in such tender offer and the Issuers, or any third party making a such tender offer in lieu of the Issuers, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Issuer or such third party will have the right upon not less than 15 nor more than 60 days’ prior notice, given not more than 30 days following such purchase date, to redeem all Notes that remain outstanding following such purchase at a price equal to the price offered to each other Holder in such tender offer plus, to the extent not included in the tender offer payment, accrued and unpaid interest, if any, thereon, to, but excluding, the Redemption Date.

Notice of any redemption, whether in connection with an Equity Offering, other transaction or otherwise, may be given prior to the completion thereof, and any such redemption or notice may, at the Issuers’ discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering or other transaction. The Issuers, the Investors and their respective Affiliates may acquire the Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise.

Selection and Notice

If the Issuers are redeeming less than all of the Notes issued under the Indenture at any time, the Trustee will select the Notes to be redeemed (a) if the Notes are listed on an exchange, in compliance with the requirements of such exchange or (b) on a pro rata basis to the extent practicable, or, if the pro rata basis is not practicable for any reason by lot or by such other method as the Trustee shall deem fair and appropriate and otherwise in accordance with applicable procedures of DTC. No Notes of $2,000 or less can be redeemed in part.

Notices of redemption shall be delivered electronically or mailed by first-class mail, postage prepaid, at least 15 days but not more than 60 days before the redemption date to each Holder of Notes at such Holder’s registered address or otherwise in accordance with the procedures of DTC, except that redemption notices may be delivered more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. If any Note is to be redeemed in part only, any notice of redemption that relates to such Note shall state the portion of the principal amount thereof that has been or is to be redeemed.

With respect to Notes represented by certificated notes, the Issuers will issue a new Note in a principal amount equal to the unredeemed portion of the original Note in the name of the Holder upon cancellation of the original Note; provided, that new Notes will only be issued in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. Notes called for redemption become due on the date fixed for redemption, unless such redemption is conditioned on the happening of a future event. On and after the Redemption Date, interest ceases to accrue on Notes or portions of them called for redemption.

Repurchase at the Option of Holders

Change of Control Triggering Event

The Indenture provides that if a Change of Control Triggering Event occurs, unless the Issuers have previously or concurrently sent a redemption notice with respect to all the outstanding Notes as described under

“Optional Redemption,” the Issuers will make an offer to purchase all of the Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, subject to the right of Holders of the Notes of record on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control Triggering Event, the Issuers will send notice of such Change of Control Offer electronically or by first-class mail, with a copy to the Trustees, to each Holder of Notes to the address of such Holder appearing in the security register or otherwise in accordance with the procedures of DTC with the following information:
(1) that a Change of Control Offer is being made pursuant to the covenant entitled “Change of Control Triggering Event,” and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Issuers;

(2) the purchase price and the purchase date, which will be no earlier than 15 days nor later than 60 days from the date such notice is sent (the “Change of Control Payment Date”), except in the case of a conditional Change of Control Offer made in advance of a Change of Control Triggering Event as described below;

(3) that any Note not properly tendered will remain outstanding and continue to accrue interest;

(4) that unless the Issuers default in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6) that Holders will be entitled to withdraw their tendered Notes and their election to require the Issuer to purchase such Notes; provided that the paying agent receives, not later than the close of business on the second Business Day prior to the expiration date of the Change of Control Offer, a facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

(7) that Holders whose Notes are being purchased only in part will be issued new Notes and such new Notes will be equal in principal amount to the unpurchased portion of the Notes surrendered. The unpurchased portion of the Notes must be equal to at least $2,000 or any integral multiple of $1,000 in excess of $2,000;

(8) if such notice is delivered prior to the occurrence of a Change of Control Triggering Event, stating that the Change of Control Offer is conditional on the occurrence of such Change of Control Triggering Event; and

(9) the other instructions, as determined by the Issuers, consistent with the covenant described hereunder, that a Holder must follow.

The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuers will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

On the Change of Control Payment Date, the Issuers will, to the extent permitted by law:

(1) accept for payment all Notes issued by it or portions thereof properly tendered pursuant to the Change of Control Offer;

(2) deposit with the paying agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered; and

(3) deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officer’s Certificate to the Trustee stating that such Notes or portions thereof have been tendered to and purchased by the Issuers.

The Senior Secured Credit Facilities provide, and future credit agreements or other agreements relating to Indebtedness to which the Issuers become a party may provide, that certain change of control events with respect to the Issuers would constitute a default thereunder (including a Change of Control Triggering Event under the Indenture). If we experience a change of control that triggers a default under the Senior Secured Credit Facilities or any such future Indebtedness, we could seek a waiver of such default or seek to refinance the Senior Secured Credit Facilities. In the event we do not obtain such a waiver or do not refinance the Senior Secured Credit Facilities, such default could result in amounts outstanding under the Senior Secured Credit Facilities being declared due and payable.

Our ability to pay cash to the Holders of Notes following the occurrence of a Change of Control Triggering Event may be limited by our then-existing financial resources. Therefore, sufficient funds may not be available when necessary to make any required repurchases.

The Change of Control Triggering Event purchase feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of us and, thus, the removal of incumbent management. We have no present intention to engage in a transaction involving a Change of Control Triggering Event, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control Triggering Event under the Indenture, but that could increase the amount of Indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to incur additional Indebtedness are contained in the covenants described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “—Certain Covenants—Liens.” Such restrictions in the Indenture can be waived only with the consent of the Holders of a majority in principal amount of all the then outstanding Notes. Except for the limitations contained in such covenants, however, the Indenture does not contain any covenants or provisions that may afford Holders of the Notes protection in the event of a highly leveraged transaction.

The Issuers will not be required to make a Change of Control Offer following a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control Triggering Event, conditional upon such Change of Control Triggering Event, if a definitive agreement is in place for the Change of Control Triggering Event at the time of making of the Change of Control Offer.

The definition of “Change of Control Triggering Event” includes a disposition of all or substantially all of the assets of the Issuers and their Subsidiaries, taken as a whole, to certain Persons. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Issuers and their Subsidiaries, taken as a whole. As a result, it may be unclear as to whether a Change of Control Triggering Event has occurred and whether a Holder of Notes may require the Issuers to make an offer to repurchase the Notes as described above.

The provisions under the Indenture relating to the Issuers’ obligation to make an offer to repurchase the Notes as a result of a Change of Control Triggering Event may be waived or modified with the written consent of the Holders of a majority in principal amount of all the then outstanding Notes.

Asset Sales

The Indenture provides that the Issuer will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale, unless:

(1) the Issuer or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Issuer at the time of contractually agreeing to such Asset Sale) of the assets sold or otherwise disposed of; and

(2) except in the case of a Permitted Asset Swap, at least 75.0% of the consideration for such Asset Sale, together with all other Asset Sales since the Issue Date (on a cumulative basis), received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of Cash Equivalents; provided that the amount of:

(a) any liabilities (as shown on the Issuer’s or such Restricted Subsidiary’s most recent balance sheet or in the footnotes thereto or, if incurred or increased subsequent to the date of such balance sheet, such liabilities that would have been shown on the Issuer’s or such Restricted Subsidiary’s balance sheet or in the footnotes thereto if such incurrence or increase had taken place on or prior to the date of such balance sheet, as determined by the Issuer) of the Issuer or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the Notes, that are assumed by the transferee of any such assets pursuant to a written agreement which releases or indemnifies the Issuer or such Restricted Subsidiary from such liabilities;

(b) any securities, notes or other obligations or assets received by the Issuer or such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into Cash Equivalents (to the extent of the Cash Equivalents received) within 180 days (450 days in the case of any securities, notes or other obligations or assets received in respect of any Asset Sale of the Specified Real Property Assets) following the closing of such Asset Sale; and

(c) any Designated Non-cash Consideration received by the Issuer or such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed 5.0% of Total Assets at the time of the receipt of such Designated Non-cash Consideration, with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be Cash Equivalents for purposes of this provision and for no other purpose.

Within 450 days after the receipt of any Net Proceeds of any Asset Sale, the Issuer or such Restricted Subsidiary, at its option, may apply the Net Proceeds from such Asset Sale,

(1) to permanently reduce Indebtedness as follows:

(a) Obligations under the Senior Secured Credit Facilities, and to correspondingly reduce commitments with respect thereto;

(b) Obligations under Secured Indebtedness which is secured by a Lien that is permitted by the Indenture, and to correspondingly reduce commitments with respect thereto;

(c) Obligations under the Notes or any other Senior Indebtedness of the Issuer or any Restricted Subsidiary (and, in the case of other Senior Indebtedness, to correspondingly reduce any outstanding commitments with respect thereto, if applicable); provided that if the Issuer or any Restricted Subsidiary shall so repay any Senior Indebtedness other than the Notes, the Issuer will either

(A) reduce Obligations under the Notes on a pro rata basis by, at its option, (i) redeeming Notes as described under “—Optional Redemption” or (ii) purchasing Notes through open-market purchases, or (B) make an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase their Notes on a ratable basis with such other Senior Indebtedness for no less than 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, thereon up to the principal amount of Notes to be repurchased; or

(d) if the assets subject of such Asset Sale are the property or assets of a Restricted Subsidiary that is not a Guarantor, to permanently reduce Indebtedness of (i) a Restricted Subsidiary that is not a Guarantor, other than Indebtedness owed to the Issuer or any Restricted Subsidiary, or (ii) the Issuer or a Subsidiary Guarantor; or

(2) to make (a) an Investment in any one or more businesses, provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in the Issuer or any of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) capital expenditures or (c) acquisitions of other assets, in each of (a), (b) and (c), used or useful in a Similar Business; or

(3) to make an Investment in (a) any one or more businesses, provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in the Issuer or any of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) properties or (c) acquisitions of other assets that, in each of (a), (b) and (c), replace the businesses, properties and/or assets that are the subject of such Asset Sale;

provided, that a binding commitment entered into not later than such 450th day shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as the Issuer, or such Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within 180 days of such commitment (an “Acceptable Commitment”) and, in the event any Acceptable Commitment is later cancelled or terminated for any reason before the Net Proceeds are applied in connection therewith, the Issuer or such Restricted Subsidiary enters into another Acceptable Commitment (a “Second Commitment”) within 180 days of such cancellation or termination; provided further that if any Second Commitment is later cancelled or terminated for any reason before such Net Proceeds are applied, then such Net Proceeds shall constitute Excess Proceeds.

Any Net Proceeds from the Asset Sale that are not invested or applied as provided and within the time period set forth in the preceding paragraph will be deemed to constitute “Excess Proceeds. When the aggregate amount of Excess Proceeds exceeds $200.0 million, the Issuers shall make an offer (an “Asset Sale Offer”) to all Holders of the Notes and, if required by the terms of any Indebtedness that ranks pari passu with the Notes (“Pari Passu Indebtedness”), to the holders of such Pari Passu Indebtedness, to purchase the maximum aggregate principal amount of the Notes and such Pari Passu Indebtedness that is in an amount equal to at least $2,000, or an integral multiple of $1,000 thereafter, that may be purchased out of the Excess Proceeds at an offer price, in the case of the Notes, in cash in an amount equal to 100% of the principal amount thereof (or accreted value thereof, if less), plus accrued and unpaid interest, if any, to the date fixed for the closing of such offer, and in the case of any Pari Passu Indebtedness at the offer price required by the terms thereof but not to exceed 100% of the principal amount thereof, plus accrued and unpaid interest, if any, in accordance with the procedures set forth in the Indenture. The Issuers will commence an Asset Sale Offer with respect to Excess Proceeds within ten Business Days after the date that Excess Proceeds exceed $200.0 million by delivering the notice required pursuant to the terms of the Indenture, with a copy to the Trustee. The Issuers may satisfy the foregoing obligations with respect to any Net Proceeds from an Asset Sale by making an Asset Sale Offer with respect to such Net Proceeds prior to the expiration of the relevant 450 days (or such longer period provided above) or with respect to Excess Proceeds of $200.0 million or less.

To the extent that the aggregate amount of Notes and such Pari Passu Indebtedness, as the case may be, tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuers may use any remaining

Excess Proceeds for any purposes not otherwise prohibited under the Indenture. If the aggregate principal amount of Notes or the Pari Passu Indebtedness, as the case may be, surrendered by such holders thereof exceeds the amount of Excess Proceeds, the Issuers shall purchase the Notes and such Pari Passu Indebtedness, as the case may be, on a pro rata basis based on the accreted value or principal amount of the Notes or such Pari Passu Indebtedness, as the case may be, tendered with adjustments as necessary so that no Notes or Pari Passu Indebtedness, as the case may be, will be repurchased in part in an unauthorized denomination. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds that resulted in the Asset Sale Offer shall be reset to zero (regardless of whether there are any remaining Excess Proceeds upon such completion). Additionally, the Issuers may, at their option, make an Asset Sale Offer using the proceeds from any Asset Sale at any time after the consummation of such Asset Sale. Upon consummation or expiration of any Asset Sale Offer, any remaining Net Proceeds shall not be deemed Excess Proceeds and the Issuers may use such Net Proceeds for any purpose not otherwise prohibited under the Indenture.

Pending the final application of any Net Proceeds pursuant to this covenant, the holder of such Net Proceeds may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility, including under the Senior Secured Credit Facilities, or otherwise invest such Net Proceeds in any manner not prohibited by the Indenture.

The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuers will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

The provisions under the Indenture relative to the Issuers’ obligation to make an offer to repurchase the Notes as a result of an Asset Sale may be waived or modified with the written consent of the Holders of a majority in principal amount of all the then outstanding Notes.

Our future credit agreements or other similar agreements to which the Issuers become parties may contain restrictions on the Issuers’ ability to repurchase Notes. In the event an Asset Sale occurs at a time when the Issuers are prohibited from purchasing Notes, the Issuers could seek the consent of its lenders to the repurchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If the Issuers do not obtain such consent or repay such borrowings, the Issuers will remain prohibited from repurchasing Notes. In such a case, the Issuers’ failure to repurchase tendered Notes would constitute an Event of Default under the Indenture which would, in turn, likely constitute a default under such other agreements.

Certain Covenants

Set forth below are summaries of certain covenants contained in the Indenture that apply to the Issuers and the Issuers’ Restricted Subsidiaries. Holdings is not subject to any restrictive covenants under the Indenture.

If on any date (i) the Notes have an Investment Grade Rating from either of the Rating Agencies and (ii) no Default has occurred and is continuing under the Indenture, then, beginning on that day and continuing at all times thereafter regardless of any subsequent changes in the rating of the Notes, the covenants specifically listed under the following captions in this “Description of the Notes” section of this prospectus will no longer be applicable to the Notes:

(1) “—Repurchase at the Option of Holders—Asset Sales”;

(2) “—Limitation on Restricted Payments”;

(3) “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(4) clause (4) of the first paragraph of “—Merger, Consolidation or Sale of All or Substantially All Assets”;

(5) “—Transactions with Affiliates”;

(6) “—Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries”; and

(7) “—Limitation on Guarantees of Indebtedness by Restricted Subsidiaries.”

If the Issuer and its Restricted Subsidiaries are no longer subject to the Covenants listed above, the Notes will be entitled to substantially less covenant protection.

There can be no assurance that the Notes will ever achieve or maintain Investment Grade Rating.

Limitation on Restricted Payments

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(I) declare or pay any dividend or make any payment or distribution on account of the Issuer’s, or any of its Restricted Subsidiaries’ Equity Interests (in each case, solely in such Person’s capacity as holder of such Equity Interests), including any dividend, payment or distribution payable in connection with any merger, amalgamation or consolidation other than:

(a) dividends and distributions by the Issuer payable solely in Equity Interests (other than Disqualified Stock) of the Issuer or in options, warrants or other rights to purchase such Equity Interests; or

(b) dividends and distributions by a Restricted Subsidiary so long as, in the case of any dividend, payment or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly Owned Subsidiary, the Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend, payment or distribution in accordance with its Equity Interests in such class or series of securities;

(II) purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Issuer or any direct or indirect parent company of the Issuer, including any purchase, redemption, defeasance, acquisition or retirement in connection with any merger, amalgamation or consolidation;

(III) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness, other than:

(a) Indebtedness permitted under clauses (7), (8) and (9) of the second paragraph of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; or

(b) the purchase, repurchase or other acquisition of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition; or

(IV) make any Restricted Investment

(all such payments and other actions set forth in clauses (I) through (IV) above (other than any exceptions thereto) being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(1) no Default shall have occurred and be continuing or would occur as a consequence thereof;

(2) immediately after giving effect to such transaction on a pro forma basis, the Issuer could incur $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” (the “Fixed Charge Coverage Test”); and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries after the Issue Date (including Restricted Payments permitted by clauses (1), 6(c) and (9) of the next succeeding paragraph (to the extent not deducted in calculating Consolidated Net Income), but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the sum of (without duplication):

(a) 50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period and including the predecessor of the Issuer) beginning on July 1, 2013 to the end of the Issuer’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit; plus

(b) 100% of the aggregate net cash proceeds and the fair market value of marketable securities or other property received by the Issuer since immediately after the Issue Date (other than net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness or issue Disqualified Stock or Preferred Stock pursuant to clause (12)(a) of the second paragraph of “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”) from the issue or sale of:

(i) (A) Equity Interests of the Issuer, including Treasury Capital Stock (as defined below), but excluding cash proceeds and the fair market value of marketable securities or other property received from the sale of:

(x) Equity Interests to any future, present or former employees, directors, officers, managers or consultants (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Issuer, any direct or indirect parent company of the Issuer or any of the Issuer’s Subsidiaries after the Issue Date to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph; and

(y) Designated Preferred Stock; and

(B) to the extent such net cash proceeds are actually contributed to the Issuer, Equity Interests of any of the Issuer’s direct or indirect parent companies (excluding contributions of the proceeds from the sale of Designated Preferred Stock of any such companies or contributions to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph); or

(ii) Indebtedness of the Issuer or a Restricted Subsidiary that has been converted into or exchanged for such Equity Interests of the Issuer;

provided, that this clause (b) shall not include the proceeds from (W) Refunding Capital Stock (as defined below) applied in accordance with clause (2) of the next succeeding paragraph, (X) Equity Interests or convertible debt securities of the Issuer sold to a Restricted Subsidiary, (Y) Disqualified Stock or debt securities that have been converted into Disqualified Stock or (Z) Excluded Contributions; plus

(c) 100% of the aggregate amount of cash and the fair market value of marketable securities or other property contributed to the capital of the Issuer following the Issue Date (other than (i) net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness or issue Disqualified Stock or Preferred Stock pursuant to clause (12)(a) of the second paragraph of “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” (ii) contributions by a Restricted Subsidiary and (iii) any Excluded Contributions); plus

(d) 100% of the aggregate amount received in cash and the fair market value of marketable securities or other property received by the Issuer or any Restricted Subsidiary by means of:

(i) the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) of, or other returns on Investments from, Restricted Investments made by the Issuer or its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Issuer or its Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constitute Restricted Investments made by the Issuer or its Restricted Subsidiaries, in each case after the Issue Date; or

(ii) the sale (other than to the Issuer or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary or a dividend or distribution (other than an Excluded Contribution) from an Unrestricted Subsidiary (other than, in each case, to the extent the Investment in such Unrestricted Subsidiary was made by the Issuer or a Restricted Subsidiary pursuant to clause (7) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment), in each case, after the Issue Date; plus

(e) in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary or the merger, amalgamation or consolidation of an Unrestricted Subsidiary into the Issuer or a Restricted Subsidiary or the transfer of all or substantially all of the assets of an Unrestricted Subsidiary to the Issuer or a Restricted Subsidiary after the Issue Date, the fair market value (as determined by the Issuer in good faith) of the Investment in such Unrestricted Subsidiary (or the assets transferred) at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary or at the time of such merger, amalgamation, consolidation or transfer of assets, other than to the extent the Investment in such Unrestricted Subsidiary was made by the Issuer or a Restricted Subsidiary pursuant to clause (7) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment.

The foregoing provisions will not prohibit:

(1) the payment of any dividend or other distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or other distribution or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or other distribution or redemption payment would have complied with the provisions of the Indenture;

(2) (a) the redemption, repurchase, defeasance, retirement or other acquisition of any Equity Interests, including any accrued and unpaid dividends thereon (“Treasury Capital Stock”) or Subordinated Indebtedness of the Issuer or any Restricted Subsidiary or any Equity Interests of any direct or indirect parent company of the Issuer, in exchange for, or out of the proceeds of the substantially concurrent sale or issuance (other than to a Restricted Subsidiary) of, Equity Interests of the Issuer or any direct or indirect parent company of the Issuer to the extent contributed to the Issuer (in each case, other than any Disqualified Stock) (“Refunding Capital Stock”), (b) the declaration and payment of dividends on Treasury Capital Stock out of the proceeds of the substantially concurrent sale or issuance (other than to a Subsidiary of the Issuer or to an employee stock ownership plan or any trust established by the Issuer or any of its Subsidiaries) of Refunding Capital Stock, and (c) if, immediately prior to the retirement of Treasury Capital Stock, the declaration and payment of dividends thereon was permitted under clauses (6)(a) or (b) of this paragraph, the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent company of the Issuer) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Treasury Capital Stock immediately prior to such retirement;

(3) the prepayment, defeasance, redemption, repurchase, exchange or other acquisition or retirement (a) of Subordinated Indebtedness of the Issuers or a Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Issuers or a Guarantor or Disqualified Stock of the Issuers or a Guarantor or (b) Disqualified Stock of the Issuers or a Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Disqualified Stock of the Issuers or a Guarantor, that, in each case, is incurred or issued, as applicable, in compliance with “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” so long as:

(a) the principal amount (or accreted value, if applicable) of such new Indebtedness or the liquidation preference of such new Disqualified Stock does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on, the Subordinated Indebtedness or the liquidation preference of, plus any accrued and unpaid dividends on, the Disqualified Stock being so prepaid, defeased, redeemed, repurchased, exchanged, acquired or retired for value, plus the amount of any premium (including tender premium) required to be paid under the terms of the instrument governing the Subordinated Indebtedness or Disqualified Stock being so defeased, redeemed, repurchased, exchanged, acquired or retired, defeasance costs and any fees and expenses incurred in connection with the issuance of such new Indebtedness or Disqualified Stock;

(b) such new Indebtedness is subordinated to the Notes or the applicable Guarantee at least to the same extent as such Subordinated Indebtedness so defeased, redeemed, repurchased, exchanged, acquired or retired;

(c) such new Indebtedness or Disqualified Stock has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness or Disqualified Stock being so defeased, redeemed, repurchased, exchanged, acquired or retired (or, if earlier, the date that is 91 days after the maturity date of the Notes); and

(d) such new Indebtedness or Disqualified Stock has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness or Disqualified Stock being so defeased, redeemed, repurchased, exchanged, acquired or retired (or requires no or nominal payments in cash prior to the date that is 91 days after the maturity date of the Notes);

(4) a Restricted Payment to pay for the repurchase, redemption or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) of the Issuer or any direct or indirect parent company of the Issuer held by any future, present or former employee, director, officer, member of management or consultant (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Issuer, any of its Subsidiaries or any of its direct or indirect parent companies pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, or any stock subscription or shareholder agreement (including, for the avoidance of doubt, any principal and interest payable on any notes issued by the Issuer or any direct or indirect parent company of the Issuer in connection with such repurchase, retirement or other acquisition); provided, that the aggregate amount of Restricted Payments made under this clause (4) do not exceed in any calendar year an amount equal to $75.0 million (which shall increase to $150.0 million subsequent to the consummation of an underwritten public Equity Offering by the Issuer or any direct or indirect parent entity of the Issuer) (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $150.0 million in any calendar year (which shall increase to $400.0 million subsequent to the consummation of an underwritten public Equity Offering by the Issuer or any direct or indirect parent corporation of the Issuer)); provided, further, that such amount in any calendar year under this clause may be increased by an amount not to exceed:

(a) the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Issuer and, to the extent contributed to the Issuer, the cash proceeds from the sale of Equity Interests of any of the Issuer’s direct or indirect parent companies, in each case to any future, present or former employees, directors, officers, members of management, or consultants (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Issuer, any of its Subsidiaries or any of its direct or indirect parent companies that occurs after the Issue Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (3) of the preceding paragraph; plus

(b) the cash proceeds of key man life insurance policies received by the Issuer or its Restricted Subsidiaries (or any direct or indirect parent company to the extent contributed to the Issuer) after the Issue Date; less

(c) the amount of any Restricted Payments previously made with the cash proceeds described in clauses (a) and (b) of this clause (4);

and provided, further, that (i) cancellation of Indebtedness owing to the Issuer or any Restricted Subsidiary from any future, present or former employees, directors, officers, members of management or consultants of the Issuer (or their respective Controlled Investment Affiliates or Immediate Family Members), any of the Issuer’s direct or indirect parent companies or any of the Issuer’s Restricted Subsidiaries in connection with a repurchase of Equity Interests of the Issuer or any of its direct or indirect parent companies and (ii) the repurchase of Equity Interests deemed to occur upon the exercise of options, warrants or similar instruments if such Equity Interests represents all or a portion of the exercise price thereof or payments, in lieu of the issuance of fractional Equity Interests or withholding to pay other taxes payable in connection therewith, in the case of each of clauses (i) and (ii), will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the Indenture;

(5) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Issuer or any of its Restricted Subsidiaries or any class or series of Preferred Stock of any Restricted Subsidiary issued in accordance with the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” to the extent such dividends are included in the definition of “Fixed Charges”;

(6) (a) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by the Issuer or any of its Restricted Subsidiaries after the Issue Date;

(b) the declaration and payment of dividends to any direct or indirect parent company of the Issuer, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by such parent company after the Issue Date, provided that the amount of dividends paid pursuant to this clause (b) shall not exceed the aggregate amount of cash actually contributed to the Issuer from the sale of such Designated Preferred Stock; or

(c) the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of this paragraph;

provided, in the case of each of (a), (b) and (c) of this clause (6), that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding Capital Stock that is Preferred Stock, after giving effect to such issuance or declaration on a pro forma basis, the Issuer and its Restricted Subsidiaries on a consolidated basis would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00;

(7) Investments in Unrestricted Subsidiaries having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (7) that are at the time outstanding, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities (until such proceeds are converted to Cash Equivalents), not to exceed 3.0% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(8) payments made or expected to be made by the Issuer or any Restricted Subsidiary in respect of withholding or similar taxes payable upon exercise of Equity Interests by any future, present or former employee, director, officer, member of management or consultant (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Issuer or any Restricted Subsidiary or any direct or indirect parent company of the Issuer and any repurchases of Equity Interests deemed to occur upon exercise of stock options, warrants or other equity-based awards if such Equity Interests represent a portion of the exercise price of such options, warrants or awards;

(9) the declaration and payment of dividends on the Issuer’s common stock (or the payment of dividends to any direct or indirect parent company of the Issuer to fund a payment of dividends on such company’s common stock), following the first public offering of the Issuer’s common stock or the common stock of any direct or indirect parent company of the Issuer after the Issue Date, in an amount not to exceed a sum of (A) up to 6% per annum of amount of net cash proceeds received by or contributed to the Issuer in or from any such public offering, other than public offerings with respect to the Issuer’s common stock registered on Form S-4 or Form S-8 and other than any public sale constituting an Excluded Contribution; and (B) an aggregate amount per annum not to exceed (x) 3.5% of Market Capitalization, if, after giving pro forma effect to the payment of any such Restricted Payment, the Consolidated Total Debt Ratio is greater than 5.50 to 1.00 and (y) 4.75% of Market Capitalization, so long as, after giving pro forma effect to the payment of any such Restricted Payment, the Consolidated Total Debt Ratio shall be less than or equal to 5.50 to 1.00;

(10) Restricted Payments that are made (a) in an amount equal to the amount of Excluded Contributions previously received or (b) without duplication with clause (a), in an amount equal to the Net Proceeds from an Asset Sale in respect of property or assets acquired after the Issue Date, if the acquisition of such property or assets was financed with Excluded Contributions;

(11)(i) Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (11)(i) (in the case of Restricted Investments, at the time outstanding (without giving effect to the sale of an Investment to the extent the proceeds of such sale do not consist of, or have not be subsequently sold or transferred for, Cash Equivalents)) not to exceed 3.00% of Total Assets at such time; and (ii) any Restricted Payments, so long as, after giving pro forma effect to the payment of any such Restricted Payment, the Consolidated Total Debt Ratio shall be no greater than 4.0 to 1.00;

(12) distributions or payments of Securitization Fees;

(13) any Restricted Payment made in connection with the Transactions and the fees and expenses related thereto or used to fund amounts owed to Affiliates (including dividends to any direct or indirect parent company of the Issuer to permit payment by such parent company of such amounts), in each case to the extent permitted by the covenant described under “—Transactions with Affiliates”;

(14) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to the provisions similar to those described under the captions “—Repurchase at the Option of Holders—Change of Control Triggering Event” and “—Repurchase at the Option of Holders—Asset Sales”; provided, that if the Issuer shall have been required to make a Change of Control Offer or Asset Sale Offer, as applicable, to purchase the Notes on the terms provided in the Indenture applicable to Change of Control Offers or Asset Sale Offers, respectively, all Notes validly tendered by Holders of such Notes in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed, acquired or retired for value;

(15) the declaration and payment of dividends or distributions by the Issuer to, or the making of loans to, any direct or indirect parent company of the Issuer in amounts required for any direct or indirect parent company of the Issuer to pay, in each case without duplication:

(a) franchise, excise and similar taxes, and other fees and expenses, required to maintain their corporate existence;

(b) consolidated, combined or similar foreign, federal, state or local income or similar taxes of a tax group that includes the Issuer and/or its Subsidiaries and whose common parent is a direct or indirect parent of the Issuer, to the extent such income or similar taxes are attributable to the income of the Issuer and its Restricted Subsidiaries or, to the extent of any cash amounts actually received from its Unrestricted Subsidiaries for such purpose, to the income of such Unrestricted Subsidiaries; provided, that in each case the amount of such payments in respect of any fiscal year does not exceed the amount that the Issuer and/or its Restricted Subsidiaries (and, to the extent permitted above, its Unrestricted Subsidiaries), as applicable, would have been required to pay in respect of the relevant foreign, federal, state or local income or similar taxes for such fiscal year had the Issuer, its Restricted Subsidiaries and/or its Unrestricted Subsidiaries (to the extent described above), as applicable, (A) paid such taxes separately from any such parent company or (B) if the Issuer is treated as a disregarded entity or partnership for U.S. federal, state and/or local income tax purposes for such period, were the Issuer a taxpayer and parent of a consolidated group and had paid such taxes for the Issuer, its Restricted Subsidiaries and/or its Unrestricted Subsidiaries (to the extent described above);

(c) customary salary, bonus and other benefits payable to employees, directors, officers and managers of any direct or indirect parent company of the Issuer to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries;

(d) general corporate operating and overhead costs and expenses and, following the first public offering of the Issuer’s common stock or the common stock of any direct or indirect parent company of the Issuer, listing fees and other costs and expenses attributable to being a publicly traded company, of any direct or indirect parent company of the Issuer;

(e) fees and expenses other than to Affiliates of the Issuer related to any unsuccessful equity or debt offering of such parent entity;

(f) amounts payable pursuant to the Support and Services Agreement (including any amendment thereto or replacement thereof so long as any such amendment or replacement is not materially disadvantageous in the good faith judgment of the board of directors of the Issuer to the Holders when taken as a whole, as compared to the Support and Services Agreement as in effect immediately prior to such amendment or replacement), solely to the extent such amounts are not paid directly by the Issuer or its Subsidiaries;

(g) cash payments in lieu of issuing fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of the Issuer or any direct or indirect parent company of the Issuer;

(h) to finance Investments that would otherwise be permitted to be made pursuant to this covenant if made by the Issuer; provided, that (A) such Restricted Payment shall be made substantially concurrently with the closing of such Investment, (B) such direct or indirect parent company shall, immediately following the closing thereof, cause (1) all property acquired (whether assets or Equity Interests) to be contributed to the capital of the Issuer or one of its Restricted Subsidiaries or (2) the merger or amalgamation of the Person formed or acquired into the Issuer or one of its Restricted Subsidiaries (to the extent not prohibited by the covenant described under the caption “—Merger, Consolidation or Sale of All or Substantially All Assets” below) in order to consummate such Investment, (C) such direct or indirect parent company and its Affiliates (other than the Issuer or a Restricted Subsidiary) receives no consideration or other payment in connection with such transaction except to the extent the Issuer or a Restricted Subsidiary could have given such consideration or made such payment in compliance with the Indenture, (D) any property received by the Issuer shall not increase amounts available for Restricted Payments pursuant to clause (3) of the preceding paragraph and (E) such Investment shall be deemed to be made by the Issuer or such Restricted Subsidiary pursuant to another provision of this covenant (other than pursuant to clause (10) hereof) or pursuant to the definition of “Permitted Investments” (other than clause (9) thereof); and

(i) amounts that would be permitted to be paid by the Issuer under clauses (3), (4), (7), (8), (12), (13) and (16) of the covenant described under “—Transactions with Affiliates”; provided, that the amount of any dividend or distribution under this clause (15)(i) to permit such payment shall reduce, without duplication, Consolidated Net Income of the Issuer to the extent, if any, that such payment would have reduced Consolidated Net Income of the Issuer if such payment had been made directly by the Issuer and increase (or, without duplication of any reduction of Consolidated Net Income, decrease) EBITDA to the extent, if any, that Consolidated Net Income is reduced under this clause (15)(i) and such payment would have been added back to (or, to the extent excluded from Consolidated Net Income, would have been deducted from) EBITDA if such payment had been made directly by the Issuer, in each case, in the period such payment is made;

(16) the distribution, by dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Issuer or a Restricted Subsidiary by (A) any PropCo entity or its Subsidiaries (or a Restricted Subsidiary that owns any PropCo entity, provided that such Restricted Subsidiary owns no assets other than Capital Stock of PropCo entities or their Subsidiaries); and (B) Unrestricted Subsidiaries (other than Unrestricted Subsidiaries the primary assets of which are cash and/or Cash Equivalents); and

(17) Restricted Payments in an amount equal to the amount of net proceeds from a Timeshare Disposition (or Timeshare Disposition to the extent it is structured to constitute a Restricted Payment); provided that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of such Restricted Payment, after giving effect to any Timeshare Disposition and such Restricted Payment on a pro forma basis, the Issuer and its Restricted Subsidiaries on a consolidated basis would have had a Consolidated Total Debt Ratio of no more than 5.40 to 1.00;

provided, that at the time of, and after giving effect to, any Restricted Payment permitted under clause (11)(ii) above, no Event of Default shall have occurred and be continuing or would occur as a consequence thereof.

For purposes of determining compliance with this covenant, in the event that a proposed Restricted Payment (or a portion thereof) meets the criteria of clauses (1) through (17) above or is entitled to be made pursuant to the first paragraph of this covenant, the Issuer will be entitled to classify or later reclassify (based on circumstances existing on the date of such reclassification) such Restricted Payment (or a portion thereof) between such clauses (1) through (17) and such first paragraph in any manner that otherwise complies with this covenant.

As of the date of this prospectus, all of the Issuer’s Subsidiaries other than the PropCo entities and their Subsidiaries are Restricted Subsidiaries. The Issuer will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the penultimate sentence of the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Issuer and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the penultimate sentence of the definition of “Investments.” Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time, pursuant to this covenant or pursuant to the definition of “Permitted Investments,” and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the Indenture. For the avoidance of doubt, this covenant shall not restrict the making of any “AHYDO catch up payment” with respect to, and required by the terms of, any Indebtedness of the Issuer or any of its Restricted Subsidiaries permitted to be incurred under the terms of the Indenture.

Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock

The Issuer will not, and will not permit any of its Restricted Subsidiaries (including the Co-Issuer) to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “incur” and collectively, an “incurrence”) with respect to any Indebtedness (including Acquired Indebtedness) and the Issuer will not issue any shares of Disqualified Stock and will not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or any Restricted Subsidiary that is not a Guarantor to issue Preferred Stock; provided, that the Issuer may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any Restricted Subsidiary may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and any Restricted Subsidiary that is not a Guarantor may issue shares of Preferred Stock, if the Fixed Charge Coverage Ratio on a consolidated basis of the Issuer and its Restricted Subsidiaries’ for the most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period; provided that the then outstanding aggregate principal amount of Indebtedness (including Acquired Indebtedness), Disqualified Stock and Preferred Stock that may be incurred or issued, as applicable, pursuant to this paragraph (plus any Refinancing Indebtedness in respect thereof) by Restricted Subsidiaries that are not Guarantors shall not exceed 4.25% of Total Assets (determined on the date of such incurrence).

The foregoing limitations will not apply to:

(1) Indebtedness incurred pursuant to any Credit Facilities by the Issuer or any Restricted Subsidiary and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof); provided that immediately after giving effect to any such incurrence or issuance, the then outstanding aggregate principal amount of all Indebtedness incurred or issued under this clause (1) does not exceed $10,100 million;

(2) the incurrence by the Issuer and any Guarantor of Indebtedness represented by the Notes (including any guarantee thereof, but excluding any Additional Notes);

(3) Indebtedness of the Issuer and its Restricted Subsidiaries in existence on the Issue Date (other than Indebtedness described in clauses (1) and (2));

(4) Indebtedness consisting of Capitalized Lease Obligations and Purchase Money Obligations in an aggregate principal amount (together any Refinancing Indebtedness in respect thereof) not to exceed 5.0% of Total Assets (determined at the date of incurrence or issuance); so long as such Indebtedness exists at the date of such purchase, lease or improvement, or is created within 365 days thereafter (for the avoidance of doubt, the purchase date for any asset shall be the later of the date of completion of construction or installation and the beginning of the full productive use of such asset);

(5) Indebtedness incurred by the Issuer or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit, bank guarantees, banker’s acceptances, warehouse receipts, or similar instruments issued or created in the ordinary course of business, including letters of credit in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance; provided, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 Business Days following such drawing or incurrence;

(6) Indebtedness arising from (a) Permitted Intercompany Activities and (b) agreements of the Issuer or its Restricted Subsidiaries providing for indemnification, adjustment of purchase price, earnouts or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, that such Indebtedness is not reflected on the balance sheet of the Issuer, or any of its Restricted Subsidiaries (Contingent Obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (6));

(7) Indebtedness of the Issuer to a Restricted Subsidiary; provided, that any such Indebtedness owing to a Restricted Subsidiary that is not a Guarantor is subordinated in right of payment to the Notes (for the avoidance of doubt, any such Indebtedness owing to a Restricted Subsidiary that is not a Co-Issuer or Guarantor shall be deemed to be expressly subordinated in right of payment to the Notes unless the terms of such Indebtedness expressly provide otherwise); provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed, in each case, to be an incurrence of such Indebtedness (to the extent such Indebtedness is then outstanding) not permitted by this clause (7);

(8) Indebtedness of a Restricted Subsidiary to the Issuer or another Restricted Subsidiary; provided, that if a Subsidiary Guarantor incurs such Indebtedness to a Restricted Subsidiary that is not a Co-Issuer or a Guarantor, such Indebtedness is subordinated in right of payment to the Guarantee of the Notes of such Subsidiary Guarantor (for the avoidance of doubt, any such Indebtedness owing to a Restricted Subsidiary that is not a Guarantor shall be deemed to be expressly subordinated in right of payment to the Notes unless the terms of such Indebtedness expressly provide otherwise); provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed, in each case, to be an incurrence of such Indebtedness (to the extent such Indebtedness is then outstanding) not permitted by this clause (8);

(9) shares of Preferred Stock of a Restricted Subsidiary issued to the Issuer or another Restricted Subsidiary; provided, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Issuer or another of its Restricted Subsidiaries or any pledge of such Capital Stock constituting a Permitted Lien) shall be deemed in each case to be an issuance of such shares of Preferred Stock (to the extent such Preferred Stock is then outstanding) not permitted by this clause (9);

(10) Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting interest rate risk with respect to any Indebtedness permitted to be incurred under the Indenture, exchange rate risk or commodity pricing risk;

(11) obligations in respect of self-insurance and obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by the Issuer or any of its Restricted Subsidiaries or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business or consistent with past practice;

(12)(a) Indebtedness or Disqualified Stock of the Issuer and Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary in an aggregate principal amount or liquidation preference up to 200% of the net cash proceeds received by the Issuer since immediately after the Issue Date from the issue or sale of Equity Interests of the Issuer or cash contributed to the capital of the Issuer (in each case, other than Excluded Contributions, proceeds of Disqualified Stock or sales of Equity Interests to the Issuer or any of its Subsidiaries) as determined in accordance with clauses (3)(b) and (3)(c) of the first paragraph of “—Limitation on Restricted Payments” to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments pursuant to the second paragraph of “—Limitation on Restricted Payments” or to make Permitted Investments specified in clauses (8), (11), (13), (28) or (29) of the definition thereof, and

(b) Indebtedness or Disqualified Stock of the Issuer and Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary in an aggregate principal amount or liquidation preference, which, when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred pursuant to this clause (12)(b), does not at any time outstanding exceed the greater of (i) $800.0 million and (ii) 4.0% of Total Assets (in each case, determined on the date of such incurrence); it being understood that any Indebtedness, Disqualified Stock or Preferred Stock incurred pursuant to this clause (12)(b) shall cease to be deemed incurred or outstanding for purposes of this clause (12)(b) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which the Issuer or such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock under the first paragraph of this covenant without reliance on this clause (12)(b);

(13) the incurrence or issuance by the Issuer or any Restricted Subsidiary of Indebtedness, Disqualified Stock or Preferred Stock which serves to extend, replace, refund, refinance, renew or defease any Indebtedness, Disqualified Stock or Preferred Stock incurred or issued as permitted under the first paragraph of this covenant and clauses (2), (3), (4) and (12)(a) above, this clause (13) and clause (14) below or any Indebtedness, Disqualified Stock or Preferred Stock incurred or issued to so extend, replace, refund, refinance, renew or defease such Indebtedness, Disqualified Stock or Preferred Stock including additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay premiums (including tender premiums), defeasance costs, and accrued interest, fees and expenses in connection therewith (the “Refinancing Indebtedness”) prior to its respective maturity; provided, that such Refinancing Indebtedness:

(a) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being extended, replaced, refunded, refinanced, renewed or defeased (or requires no or nominal payments in cash prior to the date that is 91 days after the maturity date of the Notes);

(b) to the extent such Refinancing Indebtedness extends, replaces, refunds, refinances, renews or defeases (i) Indebtedness subordinated in right of payment to the Notes or any Guarantee thereof, such Refinancing Indebtedness is subordinated in right of payment to the Notes or the Guarantee thereof at least to the same extent as the Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased or (ii) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively; and

(c) shall not include:

(i) Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of the Issuer that is not the Co-Issuer or a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Issuer;

(ii) Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of the Issuer that is not the Co-Issuer or a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary Guarantor; or

(iii) Indebtedness or Disqualified Stock of the Issuer or Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary;

and, provided, further, that subclause (a) of this clause (13) will not apply to any extension, replacement, refunding, refinancing, renewal or defeasance of any Credit Facilities or Secured Indebtedness;

(14)(a) Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or a Restricted Subsidiary incurred or issued to finance an acquisition (or other purchase of assets) or (b) Indebtedness, Disqualified Stock or Preferred Stock of Persons that are acquired by the Issuer or any Restricted Subsidiary or merged into or consolidated with the Issuer or a Restricted Subsidiary in accordance with the terms of the Indenture; provided, that in the case of clauses (a) and (b), after giving effect to such acquisition, merger, amalgamation or consolidation, (1) the aggregate amount of such Indebtedness does not exceed $100.0 million at any time outstanding or (2) either (x) the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Test set forth in the first paragraph of this covenant or (y) the Fixed Charge Coverage Ratio for the Issuer and its Restricted Subsidiaries is equal to or greater than immediately prior to such acquisition, merger, amalgamation or consolidation;

(15) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business;

(16) Indebtedness of the Issuer or any of its Restricted Subsidiaries supported by a letter of credit issued pursuant to the Credit Facilities, in a principal amount not in excess of the stated amount of such letter of credit;

(17)(a) any guarantee by the Issuer or a Restricted Subsidiary of Indebtedness or other obligations of any Restricted Subsidiary so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of the Indenture,

(b) any guarantee by a Restricted Subsidiary of Indebtedness of the Issuer; provided, that such guarantee is incurred in accordance with the covenant described below under “—Limitation on Guarantees of Indebtedness by Restricted Subsidiaries,” or

(c) any incurrence by the Co-Issuer of Indebtedness as a co-issuer of Indebtedness of the Issuer that was permitted to be incurred by another provision of this covenant;

(18) (a) Indebtedness consisting of Indebtedness issued by the Issuer or any of its Restricted Subsidiaries to future, present or former employees, directors, officers, managers and consultants thereof, their respective Controlled Investment Affiliates or Immediate Family Members, in each case to finance the purchase or redemption of Equity Interests of the Issuer or any direct or indirect parent company of the Issuer to the extent described in clause (4) of the second paragraph under the caption “—Limitation on Restricted Payments” and

(b) Indebtedness representing deferred compensation to employees of the Issuer (or any direct or indirect parent thereof) or any of its Restricted Subsidiaries incurred in the ordinary course of business;

(19) to the extent constituting Indebtedness, customer deposits and advance payments (including progress premiums) received in the ordinary course of business from customers for goods purchased in the ordinary course of business;

(20)(a) Indebtedness owed on a short-term basis of no longer than 30 days to banks and other financial institutions incurred in the ordinary course of business of the Issuer and its Restricted Subsidiaries with such banks or financial institutions that arises in connection with ordinary banking arrangements to manage cash balances of the Issuer and its Restricted Subsidiaries and (b) Indebtedness in respect of Bank Products;

(21) Indebtedness incurred by a Restricted Subsidiary in connection with bankers’ acceptances, discounted bills of exchange or the discounting or factoring of receivables or payables for credit management purposes, in each case incurred or undertaken consistent with past practice or in the ordinary course of business on arm’s length commercial terms;

(22) Indebtedness of the Issuer or any of its Restricted Subsidiaries consisting of (a) the financing of insurance premiums or (b) take-or-pay obligations contained in supply arrangements, in each case incurred in the ordinary course of business;

(23) the incurrence of Indebtedness of Restricted Subsidiaries of the Issuer that are not Guarantors in an amount outstanding under this clause (23) not to exceed together with any other Indebtedness incurred under this clause (23) 2.0% of Total Assets (in each case, determined on the date of such incurrence); it being understood that any Indebtedness deemed incurred pursuant to this clause (23) shall cease to be deemed incurred or outstanding for purposes of this clause (23) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which the Issuer or such Restricted Subsidiaries could have incurred such Indebtedness under the first paragraph of this covenant without reliance on this clause (23);

(24) Indebtedness of the Issuer or any of its Restricted Subsidiaries undertaken in connection with cash management and related activities with respect to any Subsidiary or joint venture in the ordinary course of business; and

(25) Indebtedness of Foreign Subsidiaries of the Issuer in an amount not to exceed, at any one time outstanding and together with any other Indebtedness incurred under this clause (25), 10.0% of the total assets of the Foreign Subsidiaries on a consolidated basis as shown on the Issuer’s most recent balance sheet

(it being understood that any Indebtedness incurred pursuant to this clause (25) shall cease to be deemed incurred or outstanding for purposes of this clause (25) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which the Issuer or its Restricted Subsidiaries could have incurred such Indebtedness under the first paragraph of this covenant without reliance on this clause (25)).

For purposes of determining compliance with this covenant:

(1) in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or Preferred Stock described in clauses (1) through (25) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Issuer, in its sole discretion, may classify or reclassify such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or Preferred Stock in one of the above clauses or under the first paragraph of this covenant; provided, that all Indebtedness outstanding under the Senior Secured Credit Facilities on the Completion Date will be treated as incurred on the Completion Date under clause (1) of the second paragraph above; and

(2) the Issuer will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in the first and second paragraphs above.

Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, of the same class will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this covenant. Any Refinancing Indebtedness and any Indebtedness permitted to be incurred under the Indenture to refinance Indebtedness incurred pursuant to clauses (1) and (12)(b) above shall be deemed to include additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay premiums (including reasonable tender premiums), defeasance costs, fees and expenses in connection with such refinancing.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. Dollar Equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided, that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed (a) the principal amount of such Indebtedness being refinanced plus (b) the aggregate amount of fees, underwriting discounts, premiums (including tender premiums) and other costs and expenses (including original issue discount, upfront fees or similar fees) incurred in connection with such refinancing.

The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

The Indenture provides that the Issuer will not, and will not permit the Co-Issuer or any Subsidiary Guarantor to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is contractually subordinated or junior in right of payment to any Indebtedness of the Issuer, the Co-Issuer or such Guarantor, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the Notes or such Guarantor’s Guarantee to the extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Issuer, the Co-Issuer or such Guarantor, as the case may be.

The Indenture does not treat (1) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured or (2) Indebtedness as subordinated or junior to any other Indebtedness merely because it has a junior priority with respect to the same collateral or because it is guaranteed by other obligors.

Liens

The Issuer will not, and will not permit the Co-Issuer or any Subsidiary Guarantor to, directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) that secures Obligations under any Indebtedness or any related guarantee of Indebtedness, on any asset or property of the Issuer, the Co-Issuer or any Subsidiary Guarantor, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless:

(1) in the case of Liens securing Subordinated Indebtedness, the Notes and related Guarantees are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; and

(2) in all other cases, the Notes or the Guarantees are equally and ratably secured,

except that the foregoing shall not apply to or restrict Liens securing obligations in respect of the Notes and the related guarantees.

Any Lien created for the benefit of the Holders of the Notes pursuant to this covenant shall be deemed automatically and unconditionally released and discharged upon the release and discharge of each of the Liens described in clauses (1) and (2) above.

Merger, Consolidation or Sale of All or Substantially All Assets

The Issuer. The Issuer may not consolidate or merge with or into or wind up into (whether or not the Issuer is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1) the Issuer is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made, is a Person organized or existing under the laws of the jurisdiction of organization of the Issuer or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Person, as the case may be, being herein called the “Successor Company”); provided, that in the case where the surviving Person is not a corporation, a co-obligor of the Notes is a corporation;

(2) the Successor Company, if other than the Issuer, expressly assumes all the obligations of the Issuer under the Notes and the Registration Rights Agreement (if the exchange offer contemplated therein has not been consummated) pursuant to supplemental indentures or other documents or instruments;

(3) immediately after such transaction, no Default exists;

(4) immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four-quarter period,

(a) the Successor Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Test, or

(b) the Fixed Charge Coverage Ratio for the Successor Company and its Restricted Subsidiaries would be equal to or greater than the Fixed Charge Coverage Ratio for the Issuer and its Restricted Subsidiaries immediately prior to such transaction;

(5) each Guarantor, unless it is the other party to the transactions described above, in which case clause (1)(b) of the third succeeding paragraph shall apply, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under the Indenture, the Notes and the Registration Rights Agreement;

(6) the Co-Issuer, unless it is the party to the transactions described above, shall have by supplemental indenture confirmed that it continues to be a co-obligor of the Notes; and

(7) the Issuer or, if applicable, the Successor Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indenture.

The Successor Company will succeed to, and be substituted for, the Issuer under the Indenture, the Guarantees and the Notes, as applicable.

Notwithstanding the immediately preceding clauses (3) and (4):

(1) any Restricted Subsidiary may consolidate or amalgamate with or merge with or into or transfer all or part of its properties and assets to the Issuer or a Subsidiary Guarantor; and

(2) the Issuer may merge with an Affiliate of the Issuer solely for the purpose of reincorporating the Issuer in the United States, any state thereof, the District of Columbia or any territory thereof so long as the amount of Indebtedness of the Issuer and its Restricted Subsidiaries is not increased thereby.

For the avoidance of doubt, the PropCo entities and their Subsidiaries and the Timeshare Disposition (individually or in the aggregate) shall be deemed not to constitute all or substantially all of the Issuer’s properties or assets for the purposes of this “Merger, Consolidation or Sale of All or Substantially All Assets” covenant.

Co-Issuer. The Co-Issuer may not, directly or indirectly, consolidate or merge with or into or windup into (whether or not the Co-Issuer is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the Co-Issuer’s properties or assets, in one or more related transactions, to any Person, unless:

(1) (a) concurrently therewith, a corporate Wholly Owned Restricted Subsidiary of the Issuer organized and validly existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof (which may be the continuing Person as a result of such transaction) expressly assumes all the obligations of the Co-Issuer under the Notes and the Registration Rights Agreement (if the exchange offer contemplated therein has not been consummated) pursuant to supplemental indentures or other documents or instruments; or

(b) after giving effect thereto, at least one obligor on the Notes shall be a corporation organized and validly existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof;

(2) immediately after such transaction, no Default or Event of Default will have occurred and be continuing; and

(3) The Co-Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture, if any, comply with the Indenture.

Subsidiary Guarantors. Subject to certain limitations described in the Indenture governing release of a Guarantee upon the sale, disposition or transfer of a Subsidiary Guarantor, no Subsidiary Guarantor will, and the Issuer will not permit any Subsidiary Guarantor to, consolidate or merge with or into or wind up into (whether or not such Subsidiary Guarantor is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1)(a) such Guarantor is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than such Guarantor) or to which such sale, assignment,

transfer, lease, conveyance or other disposition will have been made is a Person organized or existing under the laws of the jurisdiction of organization of such Guarantor, as applicable, or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such surviving Guarantor or such Person, as the case may be, being herein called the “Successor Person”);

(b) the Successor Person, if other than such Guarantor, expressly assumes all the obligations of such Guarantor under the Indenture and such Guarantor’s related Guarantee pursuant to supplemental indentures or other documents or instruments;

(c) immediately after such transaction, no Default exists; and

(d) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indenture; or

(2) the transaction is made in compliance with the first paragraph of the covenant described under “—Repurchase at the Option of Holders—Asset Sales”; or

(3) in the case of assets comprised of Equity Interests of Subsidiaries that are not Guarantors, such Equity Interests are sold, assigned, transferred, leased, conveyed or otherwise disposed of to one or more Restricted Subsidiaries.

Subject to certain limitations described in the Indenture, the Successor Person will succeed to, and be substituted for, such Guarantor under the Indenture and such Guarantor’s Guarantee.

Notwithstanding the foregoing, any Subsidiary Guarantor may (1) merge or consolidate with or into, wind up into or transfer all or part of its properties and assets to another Subsidiary Guarantor or the Issuer, (2) merge with an Affiliate of the Issuer solely for the purpose of reincorporating the Subsidiary Guarantor in the United States, any state thereof, the District of Columbia or any territory thereof, (3) convert into a corporation, partnership, limited partnership, limited liability company or trust organized or existing under the laws of the jurisdiction of organization of such Subsidiary Guarantor or (4) liquidate or dissolve or change its legal form if the Issuer determines in good faith that such action is in the best interests of the Issuer, in each case, without regard to the requirements set forth in the preceding paragraph. Holdings may merge with an Affiliate of the Issuer solely for the purpose of reincorporating or reorganizing Holdings in the United States, any state thereof, the District of Columbia or any territory thereof.

Corporate Realignment. Notwithstanding anything in this “Merger, Consolidation or Sale of All or Substantially All Assets” covenant, the Issuers and the Guarantors may consummate the Corporate Realignment.

Transactions with Affiliates

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $50.0 million, unless:

(1) such Affiliate Transaction is on terms that are not materially less favorable to the Issuer or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis; and

(2) the Issuer delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $75.0 million, a resolution adopted by the majority of the board of directors of the Issuer approving such Affiliate Transaction and set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (1) above.

The foregoing provisions will not apply to the following:

(1) transactions between or among the Issuer or any of its Restricted Subsidiaries;

(2) Restricted Payments permitted by the provisions of the Indenture described above under the covenant “—Limitation on Restricted Payments” and the definition of “Permitted Investments”;

(3) the payment of management, consulting, monitoring, transaction, advisory and other fees, indemnities and expenses pursuant to the Support and Services Agreement (plus any unpaid management, consulting, monitoring, transaction, advisory and other fees, indemnities and expenses accrued in any prior year) and any termination fees (including any such cash lump sum or present value fee upon the consummation of a corporate event, including an initial public equity offering) pursuant to the Support and Services Agreement, or any amendment thereto or replacement thereof so long as any such amendment or replacement is not materially disadvantageous in the good faith judgment of the board of directors of the Issuer to the Holders when taken as a whole, as compared to the Support and Services Agreement as in effect immediately prior to such amendment or replacement;

(4) (A) employment agreements, employee benefit and incentive compensation plans and arrangements and (B) the payment of reasonable and customary fees and compensation paid to, and indemnities and reimbursements and employment and severance arrangements provided on behalf of or for the benefit of, current or former employees, directors, officers, managers or consultants of the Issuer, any of its direct or indirect parent companies or any of its Restricted Subsidiaries;

(5) transactions in which the Issuer or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable, when taken as a whole, to the Issuer or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis;

(6) any agreement or arrangement as in effect as of the Issue Date, or any amendment thereto (so long as any such amendment is not disadvantageous in any material respect in the good faith judgment of the Issuer to the Holders when taken as a whole as compared to the applicable agreement as in effect on the Issue Date);

(7) the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it (or any parent company of the Issuer) is a party as of the Issue Date and any similar agreements which it (or any parent company of the Issuer) may enter into thereafter; provided, that the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries (or such parent company) of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (7) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous in any material respect in the good faith judgment of the Issuer to the Holders when taken as a whole;

(8) the Transactions and the payment of all fees and expenses related to the Transactions, including Transaction Expenses;

(9) transactions with customers, clients, suppliers, contractors, joint venture partners or purchasers or sellers of goods or services that are Affiliates (including hotel management or franchise agreements entered into with any of the foregoing), in each case in the ordinary course of business or that are consistent with past practice and otherwise in compliance with the terms of the Indenture which are fair to the Issuer and its Restricted Subsidiaries, in the reasonable determination of the Issuer, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(10) the issuance or transfer of Equity Interests (other than Disqualified Stock) of the Issuer to any direct or indirect parent company of the Issuer or to any Permitted Holder or to any employee, director, officer, manager or consultant (or their respective Affiliates or Immediate Family Members) of the Issuer, any of its direct or indirect parent companies or any of its Restricted Subsidiaries;

(11) sales of accounts receivable, or participations therein, or Securitization Assets or related assets in connection with any Qualified Securitization Facility;

(12) payments by the Issuer or any of its Restricted Subsidiaries to any of the Investors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which payments are approved by the Issuer in good faith;

(13) payments and Indebtedness and Disqualified Stock (and cancellation of any thereof) of the Issuer and its Restricted Subsidiaries and Preferred Stock (and cancellation of any thereof) of any Restricted Subsidiary to any future, current or former employee, director, officer, manager or consultant (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Issuer, any of its Subsidiaries or any of its direct or indirect parent companies pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement that are, in each case, approved by the Issuer in good faith; and any employment agreements, stock option plans and other compensatory arrangements (and any successor plans thereto) and any supplemental executive retirement benefit plans or arrangements with any such employees, directors, officers, managers or consultants (or their respective Controlled Investment Affiliates or Immediate Family Members) that are, in each case, approved by the Issuer in good faith;

(14) (i) investments by Permitted Holders in securities of the Issuer or any of its Restricted Subsidiaries (and payment of reasonable out-of-pocket expenses incurred by such Permitted Holders in connection therewith) so long as the investment is being offered by the Issuer or such Restricted Subsidiary generally to other investors on the same or more favorable terms, and (ii) payments to Permitted Holders in respect of securities of the Issuer or any of its Restricted Subsidiaries contemplated in the foregoing subclause (i) or that were acquired from Persons other than the Issuer and its Restricted Subsidiaries, in each case, in accordance with the terms of such securities;

(15) payments to or from, and transactions with, any joint venture in the ordinary course of business or consistent with past practice (including, without limitation, any cash management activities related thereto);

(16) payments by the Issuer (and any direct or indirect parent company thereof) and its Subsidiaries pursuant to tax sharing agreements among the Issuer (and any such parent company) and its Subsidiaries, to the extent such payments are permitted under clause (15)(b) of the second paragraph under the caption “—Limitation on Restricted Payments”;

(17) any lease entered into between the Issuer or any Restricted Subsidiary, as lessee, and any Affiliate of the Issuer, as lessor, which is approved by the Issuer in good faith;

(18) intellectual property licenses in the ordinary course of business;

(19) all payments to Holdings otherwise permitted under the Indenture;

(20) the payment of reasonable out-of-pocket costs and expenses relating to registration rights and indemnities provided to stockholders of the Issuer or any direct or indirect parent thereof pursuant to the stockholders agreement or the registration rights agreement entered into on the Issue Date in connection therewith;

(21) the pledge of Equity Interests of any Unrestricted Subsidiary to lenders to support the Indebtedness of such Unrestricted Subsidiary owed to such lenders;

(22) Permitted Intercompany Activities, the Corporate Realignment and related transactions; and

(23) any transactions with (A) any PropCo entity or any of its Subsidiaries; or (B) a joint venture which would constitute an Affiliate Transaction solely because the Issuer or its Restricted Subsidiary owns an equity interest or otherwise controls such joint venture or similar entity.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

The Issuer will not, and will not permit any of its Restricted Subsidiaries that is not a Guarantor to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

(1) (a) pay dividends or make any other distributions to the Issuer or any of its Restricted Subsidiaries that is a Guarantor on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or

(b) pay any Indebtedness owed to the Issuer or any of its Restricted Subsidiaries that is a Guarantor;

(2) make loans or advances to the Issuer or any of its Restricted Subsidiaries that is a Guarantor; or

(3) sell, lease or transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries that is a Guarantor,

except (in each case) for such encumbrances or restrictions existing under or by reason of:

(a) contractual encumbrances or restrictions in effect on the Issue Date, including pursuant to Hedging Obligations and the related documentation, and contractual encumbrances or restrictions in effect on the Completion Date pursuant to the Senior Secured Credit Facilities;

(b) the Indenture, the Notes and the guarantees thereof;

(c) purchase money obligations for property acquired in the ordinary course of business and capital lease obligations that impose restrictions of the nature discussed in clause (3) above on the property so acquired;

(d) applicable law or any applicable rule, regulation or order;

(e) (i) in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary or the merger, amalgamation or consolidation of an Unrestricted Subsidiary into the Issuer or a Restricted Subsidiary or the transfer of all or substantially all of the assets of an Unrestricted Subsidiary to the Issuer or a Restricted Subsidiary, any agreement or other instrument of such Unrestricted Subsidiary (but, in any such case, not created in contemplation thereof) and (ii) any agreement or other instrument of a Person acquired by or merged or consolidated with or into the Issuer or any of its Restricted Subsidiaries in existence at the time of such acquisition or at the time it merges with or into the Issuer or any of its Restricted Subsidiaries or assumed in connection with the acquisition of assets from such Person (but, in any such case, not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person so acquired and its Subsidiaries, or the property or assets of the Person so acquired and its Subsidiaries or the property or assets so acquired;

(f) contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of the Issuer pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

(g) Secured Indebtedness otherwise permitted to be incurred pursuant to the covenants described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “—Liens” that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(h) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business or arising in connection with any Permitted Liens;

(i) other Indebtedness, Disqualified Stock or Preferred Stock of Restricted Subsidiaries that are not Guarantors permitted to be incurred subsequent to the Issue Date pursuant to the provisions of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(j) customary provisions in joint venture agreements and other similar agreements or arrangements relating to such joint venture;

(k) customary provisions contained in leases, sub-leases, licenses, sub-licenses or similar agreements, including with respect to intellectual property and other agreements, in each case, entered into in the ordinary course of business;

(l) restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase, sale or other agreement to which the Issuer or any of its Restricted Subsidiaries is a party entered into in the ordinary course of business; provided, that such agreement prohibits the encumbrance of solely the property or assets of the Issuer or such Restricted Subsidiary that are the subject to such agreement, the payment rights arising thereunder or the proceeds thereof and does not extend to any other asset or property of the Issuer or such Restricted Subsidiary or the assets or property of another Restricted Subsidiary;

(m) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of any Restricted Subsidiary;

(n) customary provisions restricting assignment of any agreement entered into in the ordinary course of business;

(o) restrictions arising in connection with cash or other deposits permitted under the covenant “—Liens”;

(p) any agreement or instrument (A) relating to any Indebtedness, Disqualified or preferred stock permitted to be incurred or issued subsequent to the Issue Date pursuant to the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” if the encumbrances and restrictions are not materially more disadvantageous, taken as a whole, to the Holders than is customary in comparable financings for similarly situated issuers (as determined in good faith by the Issuer) or is otherwise in effect on the Issue Date and (B) either (x) the Issuer determines that such encumbrance or restriction will not adversely affect the Issuer’s ability to make principal and interest payments on the Notes as and when they come due or (y) such encumbrances and restrictions apply only during the continuance of a default in respect of a payment or financial maintenance covenant relating to such Indebtedness;

(q) restrictions created in connection with any Qualified Securitization Facility that in the good faith determination of the Issuer are necessary or advisable to effect such Qualified Securitization Facility; and

(r) any encumbrances or restrictions of the type referred to in clauses (1), (2) and (3) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (p) above; provided, that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuer, not materially more restrictive with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Limitation on Guarantees of Indebtedness by Restricted Subsidiaries

The Issuer will not permit any of its Wholly Owned Subsidiaries that are Restricted Subsidiaries (and non-Wholly Owned Subsidiaries if such non-Wholly Owned Subsidiaries guarantee other capital markets debt securities of the Issuer, the Co-Issuer or any Subsidiary Guarantor), other than a Subsidiary Guarantor, the Co-Issuer, a Foreign Subsidiary or a Securitization Subsidiary, to guarantee the payment of any Indebtedness of the Issuer, the Co-Issuer or any other Subsidiary Guarantor unless:

(1) such Restricted Subsidiary within 60 days executes and delivers a supplemental indenture to the Indenture providing for a Guarantee by such Restricted Subsidiary, except that with respect to a guarantee of Indebtedness of the Issuer, the Co-Issuer or any Subsidiary Guarantor, if such Indebtedness is by its express terms subordinated in right of payment to the Notes or such Guarantor’s Guarantee, any such guarantee by such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Guarantee substantially to the same extent as such Indebtedness is subordinated to the Notes; and

(2) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other applicable rights against the Issuer or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee; provided that this covenant shall not be applicable to any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary. The Issuer may elect, in its sole discretion, to cause any Subsidiary that is not otherwise required to be a Guarantor to become a Guarantor, in which case such Subsidiary shall not be required to comply with the 60 day period described in clause (1) above.

Reports and Other Information

Notwithstanding that the Issuer may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Indenture requires the Issuer to file with the SEC from and after the Issue Date:

(1) within 90 days after the end of each fiscal year (or 120 days for the first fiscal year ending after the Issue Date), annual reports on Form 10-K, or any successor or comparable form (if the Issuer had been a reporting company under Section 15(d) of the Exchange Act), containing substantially all the information that would be required to be contained therein, or required in such successor or comparable form;

(2) within 45 days after the end of each of the first three fiscal quarters of each fiscal year (or 60 days for the first three fiscal quarters ending after the Issue Date), reports on Form 10-Q or any successor or comparable form (if the Issuer had been a reporting company under Section 15(d) of the Exchange Act), containing substantially all quarterly information that would be required to be contained in Form 10-Q, or any successor or comparable form;

(3) promptly after the occurrence of a material event which would have been required to be reported on a Form 8-K or any successor or comparable form (if the Issuer had been a reporting company under Section 15(d) of the Exchange Act), a current report relating to such event on Form 8-K or any successor or comparable form;

in each case, in a manner that complies in all material respects with the requirements specified in such form (except as described above or below and subject to exceptions consistent with the presentation of information in the Offering Memorandum); provided, however, that the Issuer shall not be so obligated to file such reports referred to in clauses (1), (2) and (3) above with the SEC (i) if the SEC does not permit such filing or (ii) prior to the consummation of an exchange offer or the effectiveness of a shelf registration statement as required by the Registration Rights Agreement, in which event the Issuer will make available such information to the Trustee, the Holders of the Notes and prospective purchasers of Notes, in each case within 15 days after the time the Issuer would be required to file such information with the SEC if it were subject to Section 15(d) of the Exchange Act; provided, further, that until such time as the consummation of an exchange offer or the effectiveness of a shelf registration statement as required by the Registration Rights Agreement, the Issuer shall not be required to (i) in the case of (x) clauses (1) and (2) provide any information beyond the financial information that would be required to be contained in an annual or quarterly report on Form 10-K or 10-Q, as applicable, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section and (y) clause (3) make available any information regarding director and management compensation or the occurrence of any of the events set forth in Items 1.04, 2.01, 2.05, 2.06, 3 (other than Item 3.03), 5.01, 5.02(e)—(f), 5.03-5.08, 6, 7, 8 or 9 of Form 8-K, (ii) make available any information regarding the occurrence of any of the events set forth in Items 1.01 or 1.02 of Form 8-K if the Issuer determines in its good faith judgment that the event that would otherwise be required to be disclosed is not material to the holders of the Notes or the business, assets, operations, financial positions or prospects of the Issuer and its Restricted Subsidiaries taken as a whole, (iii) comply with Regulation G under the Exchange Act or Item 10(e) of Regulation S-K with respect to any “non-GAAP” financial information contained therein (other than providing reconciliations of such non-GAAP information to extent included in the Offering Memorandum), (iv) comply with Regulation S-X or (v) provide any information that is not otherwise similar to information currently included in the Offering Memorandum. In addition, notwithstanding the foregoing, the Issuer will not be required to (i) comply with Sections 302, 906 and 404 of the Sarbanes-Oxley Act of 2002 or (ii) otherwise furnish any information, certificates or reports required by Items 307 or 308 of Regulation S-K prior to the consummation of an exchange offer or the effectiveness of a shelf registration statement. In addition, to the extent not satisfied by the foregoing, the Issuer will agree that, for so long as any Notes are outstanding, it will furnish to Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

The Indenture permits the Issuer to satisfy its obligations in this covenant with respect to financial information relating to the Issuer by furnishing financial information relating to Holdings (or any parent entity of Holdings) as long as Holdings (or any such parent entity of Holdings) provides a Guarantee of the Notes.

If with respect to any reporting period(s) covered in the applicable report, the Issuer’s Unrestricted Subsidiaries would, individually or in the aggregate, constitute a “significant subsidiary” (as such term is defined in Rule 1-02 of Regulation S-X promulgated pursuant to the Securities Act (as such regulation is in effect on the Issue Date)), then the applicable annual and quarterly financial information required by clauses (1) and (2) above shall include a supplemental section in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” presenting (in a manner consistent with the presentation of information in the Offering Memorandum) selected financial measures of such Unrestricted Subsidiaries in the aggregate (separate from the financial information of the Issuer and its Restricted Subsidiaries).

Notwithstanding the foregoing, such requirements shall be deemed satisfied prior to the commencement of the exchange offer or the effectiveness of the shelf registration statement by (1) the filing with the SEC of the exchange offer registration statement or shelf registration statement (or any other similar registration statement), and any amendments thereto, with such financial information that satisfies Regulation S-X of the Securities Act, subject to exceptions consistent with the presentation of financial information in the Offering Memorandum, to the extent filed within the time periods specified above, or (2) by posting on the Issuer’s website or providing to the Trustee for distribution to the Holders within 15 days of the time periods after the Issuer would have been required to file annual and interim reports with the SEC, the financial information (including the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section) that would be required to be included in such reports, subject to exceptions consistent with the presentation of financial information in the Offering Memorandum, to the extent filed or posted within the times specified above.

Notwithstanding anything herein to the contrary, the Issuer will not be deemed to have failed to comply with any of its obligations hereunder for purposes of clause (3) under “—Events of Default and Remedies” until 120 days after the receipt of the written notice delivered thereunder.

To the extent any information is not provided within the time periods specified in this section “—Reports and Other Information” and such information is subsequently provided, the Issuer will be deemed to have satisfied its obligations with respect thereto at such time and any Default with respect thereto shall be deemed to have been cured.

Limitation on Business Activities of the Co-Issuer

The Co-Issuer may not hold any assets, become liable for any obligations or engage in any business activities; provided that it may be a co-obligor with respect to the Notes or any other Indebtedness issued by the Issuer, and may engage in any activities related thereto or necessary in connection therewith. The Co-Issuer shall be a Wholly Owned Subsidiary of the Issuer at all times.

Events of Default and Remedies

The Indenture provides that each of the following is an “Event of Default”:

(1) default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes;

(2) default for 30 days or more in the payment when due of interest on or with respect to the Notes;

(3) failure by the Issuer, the Co-Issuer or any Guarantor for 60 days after receipt of written notice given by the Trustee or the Holders of not less than 25% in aggregate principal amount of the then outstanding Notes to comply with any of its obligations, covenants or agreements (other than a default referred to in clause (1) or (2) above) contained in the Indenture or the Notes;

(4) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Restricted Subsidiaries or the payment of which is guaranteed by the Issuer or any of its Restricted Subsidiaries, other than Indebtedness owed to the Issuer or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the Notes, if both:

(a) such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity; and

(b) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $225.0 million or more outstanding;

(5) failure by the Issuer, the Co-Issuer or any Significant Subsidiary (or any group of Restricted Subsidiaries that together (as of the latest audited consolidated financial statements of the Issuer for a fiscal quarter end provided as required under “—Reports and Other Information”) would constitute a Significant Subsidiary) to pay final judgments aggregating in excess of $225.0 million (net of amounts covered by insurance policies issued by reputable insurance companies), which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

(6) certain events of bankruptcy or insolvency with respect to the Issuer or any Significant Subsidiary (or any group of Restricted Subsidiaries that together (as of the latest audited consolidated financial statements of the Issuer for a fiscal quarter end provided as required under “—Reports and Other Information”) would constitute a Significant Subsidiary); and

(7) the Guarantee of Holdings or any Significant Subsidiary (or any group of Restricted Subsidiaries that together (as of the latest audited consolidated financial statements of the Issuer for a fiscal quarter end provided as required under “—Reports and Other Information”) would constitute a Significant Subsidiary) shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of Holdings or any Guarantor that is a Significant Subsidiary (or the responsible officers of any group of Restricted Subsidiaries that together (as of the latest audited consolidated financial statements of the Issuer for a fiscal quarter end) would constitute a Significant Subsidiary), as the case may be, denies in writing that it has any further liability under its Guarantee or gives written notice to such effect, other than by reason of the termination of the Indenture or the release of any such Guarantee in accordance with the Indenture.

If any Event of Default (other than of a type specified in clause (6) above) occurs and is continuing under the Indenture, the Trustee or the Holders of not less than 25% in aggregate principal amount of all the then outstanding Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately.

Upon the effectiveness of such declaration, such principal of and premium, if any, and interest will be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising under clause (6) of the first paragraph of this section, all outstanding Notes will become due and payable without further action or notice. The Indenture will provide that the Trustee may withhold from the Holders notice of any continuing Default, except a Default relating to the payment of principal, premium, if any, or interest, if it determines that withholding notice is in their interest. In addition, the Trustee will have no obligation to accelerate the Notes if in the judgment of the Trustee acceleration is not in the interests of the Holders of the Notes.

The Indenture provides that the Holders of a majority in aggregate principal amount of all the then outstanding Notes, by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences under the Indenture (except a continuing Default in the payment of interest on, premium, if any, or the principal of any Note held by a non-consenting Holder) and rescind any acceleration with respect to the Notes and its consequences (except if such rescission would conflict with any judgment of a court of competent jurisdiction).

In the event of any Event of Default specified in clause (4) of the first paragraph of this section, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 30 days after such Event of Default arose:

(1) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged;

(2) holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

(3) the default that is the basis for such Event of Default has been cured.

In case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of the Notes unless the Holders have offered to the Trustee indemnity or security reasonably satisfactory to the Trustee against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder of a Note may pursue any remedy with respect to the Indenture or the Notes unless:

(1) such Holder has previously given the Trustee written notice that an Event of Default is continuing;

(2) the Holders of at least 25% in the aggregate principal amount of the then outstanding Notes have requested in writing the Trustee to pursue the remedy;

(3) Holders of the Notes have offered the Trustee security or indemnity satisfactory to it against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5) the Holders of a majority in principal amount of the all the then outstanding Notes have not given the Trustee a direction inconsistent with such written request within such 60-day period.

Subject to certain restrictions contained in the Indenture, the Holders of a majority in principal amount of all the then outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Note or that would involve the Trustee in personal liability.

The Indenture provides that the Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required, within 20 Business Days, upon becoming aware of any Default, to deliver to the Trustee a statement specifying such Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No past, present or future director, officer, employee, incorporator, member, partner or stockholder of the Issuers or any Guarantor or any of their direct or indirect parent companies shall have any liability, for any obligations of the Issuers or the Guarantors under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

The obligations of the Issuers and the Guarantors under the Indenture, the Notes or the Guarantees, as the case may be, will terminate (other than certain obligations) and will be released upon payment in full of all of the Notes. The Issuers may, at their option and at any time, elect to have all of its obligations discharged with respect to the Notes and have each Guarantor’s obligation discharged with respect to its Guarantee (“Legal Defeasance”) and cure all then existing Events of Default except for:

(1) the rights of Holders of Notes to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due solely out of the trust created pursuant to the Indenture;

(2) the Issuers’ obligations with respect to Notes concerning issuing temporary Notes, registration of such Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuers’ obligations in connection therewith; and

(4) the Legal Defeasance provisions of the Indenture.

In addition, the Issuers may, at their option and at any time, elect to have their obligations and those of each Guarantor released with respect to substantially all of the restrictive covenants that are described in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with such obligations shall not constitute a Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including bankruptcy, receivership, rehabilitation and insolvency events pertaining to the Issuers) described under “—Events of Default and Remedies” will no longer constitute an Event of Default with respect to the Notes.

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Notes:

(1) the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, U.S. Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest due on such Notes on the stated maturity date or on the redemption date, as the case may be, of such principal, premium, if any, or interest on such Notes and the Issuer must specify whether such Notes are being defeased to maturity or to a particular redemption date;

provided, that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of the Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any deficit as of the date of redemption (any such amount, the “Applicable Premium Deficit”) only required to be deposited with the Trustee on or prior to the date of redemption. Any Applicable Premium Deficit shall be set forth in an Officer’s Certificate delivered to the Trustee simultaneously with the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit shall be applied toward such redemption;

(2) in the case of Legal Defeasance, the Issuers shall have delivered to the Trustee an Opinion of Counsel confirming that, subject to customary assumptions and exclusions,

(a) the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling, or

(b) since the issuance of the Notes, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Issuers shall have delivered to the Trustee an Opinion of Counsel confirming that, subject to customary assumptions and exclusions, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Event of Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

(5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Senior Secured Credit Facilities or any other material agreement or instrument (other than the Indenture) to which the Issuers or any Guarantor is a party or by which the Issuers or any Guarantor is bound (other than that resulting from any borrowing of funds to be applied to make the deposit required to effect such Legal Defeasance or Covenant Defeasance and any similar and simultaneous deposit relating to other Indebtedness, and, in each case, the granting of Liens in connection therewith);

(6) the Issuers shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuers with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuers or any Guarantor or others; and

(7) the Issuers shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect as to all Notes, when either:

(1) all Notes theretofore authenticated and delivered, except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or

(2) (a) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers, and the Issuers have or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of the Notes, cash in U.S. dollars, U.S. dollar-denominated Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption; provided, that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of the Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any Applicable Premium Deficit only required to be deposited with the Trustee on or prior to the date of redemption. Any Applicable Premium Deficit shall be set forth in an Officer’s Certificate delivered to the Trustee simultaneously with the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit shall be applied toward such redemption;

(b) no Event of Default (other than that resulting from borrowing funds to be applied to make such deposit or any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) with respect to the Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under the Senior Secured Credit Facilities or any other material agreement or instrument (other than the Indenture) to which the Issuers or any Guarantor is a party or by which the Issuers or any Guarantor is bound (other than resulting from any borrowing of funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

(c) the Issuers have paid or caused to be paid all sums payable by them under the Indenture; and

(d) the Issuers have delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, the Issuers must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the Indenture, any Guarantee and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of all the Notes then outstanding, including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes, and any existing Default or compliance with any provision of the Indenture or the Notes issued thereunder may be waived with the consent of the Holders of a majority in principal amount of all the then outstanding Notes, other than Notes beneficially owned by the Issuers or their Affiliates (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes).

The Indenture provides that, without the consent of each affected Holder of Notes, an amendment or waiver may not, with respect to any Notes held by a non-consenting Holder:

(1) reduce the principal amount of such Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed final maturity of any such Note or alter or waive the provisions with respect to the redemption of such Notes (other than provisions relating to (a) notice periods (to the extent consistent with applicable requirements of clearing and settlement systems) for redemption and conditions to redemption and (b) the covenants described above under the caption “—Repurchase at the Option of Holders”);

(3) reduce the rate of or change the time for payment of interest on any such Note;

(4) waive a Default in the payment of principal of or premium, if any, or interest on such Notes, except a rescission of acceleration of such Notes by the Holders of a majority in principal amount of all the then outstanding Notes, and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in the Indenture or any Guarantee which cannot be amended or modified without the consent of all affected Holders;

(5) make any such Note payable in money other than that stated therein;

(6) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest on such Notes;

(7) make any change in these amendment and waiver provisions;

(8) impair the right of any Holder to receive payment of principal of, or premium, if any, or interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(9) make any change to or modify the ranking of such Notes that would adversely affect the Holders; or

(10) except as expressly permitted by the Indenture, modify the Guarantees of any Significant Subsidiary, or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Issuer), would constitute a Significant Subsidiary, in any manner materially adverse to the Holders of such Notes.

Notwithstanding the foregoing, the Issuers, any Guarantor (with respect to a Guarantee or the Indenture to which it is a party) and the Trustee may amend or supplement the Indenture and any Guarantee or Notes without the consent of any Holder:

(1) to cure any ambiguity, omission, mistake, defect or inconsistency;

(2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3) to comply with the covenant relating to mergers, amalgamations, consolidations and sales of assets;

(4) to provide for the assumption of the Issuers’ or any Guarantor’s obligations to the Holders;

(5) to make any change that would provide any additional rights or benefits to the Holders or that does not materially adversely affect the legal rights under the Indenture of any such Holder;

(6) to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuers or any Guarantor;

(7) to provide for the issuance of Additional Notes in accordance with the terms of the Indenture;

(8) to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(9) to evidence and provide for the acceptance and appointment under the Indenture of a successor Trustee thereunder pursuant to the requirements thereof;

(10) to make any amendment to the provisions of the Indenture relating to the transfer or legending of the Notes or to provide for the issuance of exchange Notes or private exchange Notes, which are identical to exchange Notes except that they are not freely transferable;

(11) to add a Guarantor under the Indenture or to release a Guarantor in accordance with the terms of the Indenture;

(12) to conform the text of the Indenture, Guarantees or the Notes to any provision of the “Description of the Notes” section of the Offering Memorandum to the extent that such provision in the “Description of the Notes” section of the Offering Memorandum was intended to be a verbatim recitation of a provision of the Indenture, Guarantee or Notes as provided in an Officer’s Certificate;

(13) to make any amendment to the provisions of the Indenture relating to the transfer and legending of Notes as permitted by the Indenture, including, without limitation to facilitate the issuance and administration of the Notes; provided, however, that such amendment does not materially and adversely affect the rights of Holders to transfer Notes; or

(14) to effect the Corporate Realignment and related transactions.

The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Notices

Notices given by publication or electronic delivery will be deemed given on the first date on which publication is made and notices given by first-class mail, postage prepaid, will be deemed given five calendar days after mailing or transmitting.

Concerning the Trustee

The Indenture contains certain limitations on the rights of the Trustee thereunder, should it become a creditor of the Issuers, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee (if the Indenture has been qualified under the Trust Indenture Act) or resign.

The Indenture provides that the Holders of a majority in principal amount of all the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee is required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his own affairs. The Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of the Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Governing Law

The Indenture, the Notes and any Guarantee are governed by and construed in accordance with the laws of the State of New York.

Certain Definitions

Set forth below are certain defined terms used in the Indenture. For purposes of the Indenture, unless otherwise specifically indicated, the term “consolidated” with respect to any Person refers to such Person consolidated with its Restricted Subsidiaries.

“Acquired Indebtedness” means, with respect to any specified Person,

(1) Indebtedness of any other Person existing at the time such other Person is merged or consolidated with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging or consolidating with or into or becoming a Restricted Subsidiary of such specified Person, and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Interest” means all additional interest then owing pursuant to the Registration Rights Agreement.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Applicable Premium” means, with respect to any Note on any Redemption Date, the greater of:

(1) 1.0% of the principal amount of such Note, and

(2) the excess, if any, of (a) the present value at such Redemption Date of (i) the redemption price of such Note at October 15, 2016 (such redemption price being set forth in the table appearing above under the caption “Optional Redemption”), plus (ii) all required remaining scheduled interest payments due on such Note through October 15, 2016 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points over (b) the then outstanding principal amount of such Note.

“Asset Sale” means:

(1) the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions (including by way of a Sale and Lease-Back Transaction), of property or assets of the Issuer or any of its Restricted Subsidiaries (each referred to in this definition as a “disposition”); or

(2) the issuance or sale of Equity Interests of any Restricted Subsidiary (other than Preferred Stock of Restricted Subsidiaries issued in compliance with the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”), whether in a single transaction or a series of related transactions;

in each case, other than:

(a) any disposition of Cash Equivalents or Investment Grade Securities or obsolete or worn out property or equipment in the ordinary course of business or any disposition of inventory or goods (or other assets, including timeshare and residential assets) held for sale or no longer used or useful in the ordinary course of business;

(b) the disposition of all or substantially all of the assets of the Issuer in a manner permitted pursuant to the provisions described above under “—Certain Covenants—Merger, Consolidation or Sale of All or Substantially All Assets” or any disposition that constitutes a Change of Control Triggering Event pursuant to the Indenture;

(c) the making of any Restricted Payment that is permitted to be made, and is made, under the covenant described above under “—Certain Covenants—Limitation on Restricted Payments” or any Permitted Investment;

(d) any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of related transactions with an aggregate fair market value of less than $150.0 million;

(e) any disposition of property or assets or issuance of securities by a Restricted Subsidiary to the Issuer or the Co-Issuer, or by the Issuer, the Co-Issuer or a Restricted Subsidiary to a Restricted Subsidiary;

(f) to the extent allowable under Section 1031 of the Internal Revenue Code of 1986, as amended, or comparable law or regulation, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

(g) the lease, assignment, sub-lease, license or sub-license of any real or personal property in the ordinary course of business;

(h) any issuance or sale of Equity Interests in, or Indebtedness or other securities of, (A) any PropCo entity or its Subsidiaries (or a Restricted Subsidiary that owns any PropCo entity, provided that such Restricted Subsidiary owns no assets other than Capital Stock of PropCo entities or their Subsidiaries); and (B) an Unrestricted Subsidiary;

(i) foreclosures, condemnation, expropriation, forced dispositions or any similar action with respect to assets or the granting of Liens not prohibited by the Indenture;

(j) sales of accounts receivable, or participations therein, or Securitization Assets (other than royalties or other revenues (except accounts receivable)) or related assets, or any disposition of the Equity Interests in a Subsidiary, substantially all of the assets of which are Securitization Assets, in each case in connection with any Qualified Securitization Facility or the disposition of an account receivable in connection with the collection or compromise thereof in the ordinary course of business;

(k) any financing transaction with respect to property built or acquired by the Issuer or any Restricted Subsidiary after the Issue Date, including Sale and Lease-Back Transactions and asset securitizations permitted by the Indenture;

(l) the sale, discount or other disposition of inventory, accounts receivable or notes receivable in the ordinary course of business or the conversion of accounts receivable to notes receivable;

(m) the licensing or sub-licensing of intellectual property or other general intangibles in the ordinary course of business;

(n) any surrender or waiver of contract rights or the settlement, release or surrender of contract rights or other litigation claims in the ordinary course of business;

(o) the unwinding of any Hedging Obligations;

(p) sales, transfers and other dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(q) the abandonment of intellectual property rights in the ordinary course of business, which in the reasonable good faith determination of the Issuer are not material to the conduct of the business of the Issuer and its Restricted Subsidiaries taken as a whole;

(r) the issuance by a Restricted Subsidiary of Preferred Stock or Disqualified Stock that is permitted by the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(s) the granting of a Lien that is permitted under the covenant described above under “—Certain Covenants—Liens”;

(t) the issuance of directors’ qualifying shares and shares issued to foreign nationals as required by applicable law;

(u) any conversions of hotel properties into timeshare or residential properties and the sale or other disposition of assets created in such conversions;

(v) Permitted Intercompany Activities, the Corporate Realignment and related transactions;

(w) a Timeshare Disposition; provided, however, that if the net proceeds therefrom (determined in accordance with the definition of “Net Proceeds” as if a Timeshare Disposition were an Asset Sale) are not applied in accordance with clause (17) of the covenant described under “—Certain Covenants—Limitation on Restricted Payments” within the time period provided for the application of Net Proceeds in the second paragraph of the covenant described under “—Repurchase at the Option of Holders—Asset Sales” (without giving effect to any extensions of such period permitted thereunder in connection with binding commitments), such disposition shall be deemed an Asset Sale, and the Net Proceeds therefrom shall be applied in accordance with the covenant described under “—Repurchase at the Option of Holders—Asset Sales”; and

(x) transfers of property subject to Casualty Events upon receipt of the Net Proceeds of such Casualty Event; provided that any Cash Equivalents received by the Issuer or any of its Restricted Subsidiaries in respect of such Casualty Event shall be deemed to be Net Proceeds of an Asset Sale, and such Net Proceeds shall be applied in accordance with the covenant described under “—Repurchase at the Option of Holders—Asset Sales”.

In the event that a transaction (or a portion thereof) meets the criteria of a permitted Asset Sale and would also be a permitted Restricted Payment or Permitted Investment, the Issuer, in its sole discretion, will be entitled to divide and classify such transaction (or a portion thereof) as an Asset Sale and/or one or more the types of permitted Restricted Payments or Permitted Investments.

“Bank Products” means any facilities or services related to cash management, including treasury, depository, overdraft, credit or debit card, purchase card, electronic funds transfer and other cash management arrangements.

“Blackstone Funds” means, individually or collectively, Blackstone Capital Partners V, L.P., BCP V-S L.P., Blackstone Capital Partners V-AC L.P., BCP V Co-Investors L.P., Blackstone Family Investment Partnership V L.P., Blackstone Family Investment Partnership V-SMD L.P. and Blackstone Participation Partnership V L.P., each a Delaware limited partnership, Blackstone Real Estate Partners International II (AIV) L.P., Blackstone Real Estate Holdings International II-Q L.P. and Blackstone Family Real Estate Partnership International II-SMD L.P., each an English partnership, Blackstone Real Estate Partners VI L.P., Blackstone Real Estate Holdings VI L.P., Blackstone Real Estate Partners VI.TE.1 L.P., Blackstone Real Estate Partners VI.TE.2 L.P., Blackstone Real Estate Partners (AIV) VI L.P., Blackstone Real Estate Partners VI.F L.P., Blackstone Family Real Estate Partnership VI-SMD L.P. and Blackstone HLT Principal Transaction Partners L.P., each a Delaware limited partnership, and any other investment fund managed by an Affiliate of The Blackstone Group L.P., in each case, or any of their respective successors.

“Business Day” means each day which is not a Legal Holiday.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock or shares in the capital of such corporation;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP; provided that any obligations of the Issuer or its Restricted Subsidiaries either existing on the Issue Date or created prior to any recharacterization described below (i) that were not included on the consolidated balance sheet of the Issuer as capital lease obligations and (ii) that are subsequently recharacterized as capital lease obligations or indebtedness due to a change in accounting treatment or otherwise, shall for all purposes under the Indenture (including, without limitation, the calculation of Consolidated Net Income and EBITDA) not be treated as capital lease obligations, Capitalized Lease Obligations or Indebtedness.

“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a Person and its Restricted Subsidiaries during such period in respect of licensed or purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of a Person and its Restricted Subsidiaries.

“Captive Insurance Subsidiary” means (i) any Subsidiary established by the Issuer for the primary purpose of insuring the businesses or properties owned or operated by the Issuer or any of its Subsidiaries or (ii) any Subsidiary of any such insurance subsidiary established for the same primary purpose described in clause (i) above.

“Cash Equivalents” means:

(1) United States dollars;

(2)(a) Canadian dollars, pounds sterling, yen, euros or any national currency of any participating member state of the EMU; or

(b) in such local currencies held by the Issuer or any Restricted Subsidiary from time to time in the ordinary course of business;

(3) securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;

(4) certificates of deposit, time deposits and eurodollar time deposits with maturities of 24 months or less from the date of acquisition, demand deposits, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any domestic or foreign commercial bank having capital and surplus of not less than $250.0 million in the case of U.S. banks and $100.0 million (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks;

(5) repurchase obligations for underlying securities of the types described in clauses (3), (4), (7) and (8) entered into with any financial institution or recognized securities dealer meeting the qualifications specified in clause (4) above;

(6) commercial paper and variable or fixed rate notes rated at least P-2 by Moody’s or at least A-2 by S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 24 months after the date of creation thereof;

(7) marketable short-term money market and similar funds having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency);

(8) readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) with maturities of 24 months or less from the date of acquisition;

(9) readily marketable direct obligations issued by any foreign government or any political subdivision or public instrumentality thereof, in each case having an Investment Grade Rating from either Moody’s or S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) with maturities of 24 months or less from the date of acquisition;

(10) Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency);

(11) securities with maturities of 12 months or less from the date of acquisition backed by standby letters of credit issued by any financial institution or recognized securities dealer meeting the qualifications specified in clause (4) above;

(12) Indebtedness or Preferred Stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of 24 months or less from the date of acquisition; and

(13) investment funds investing at least 90% of their assets in securities of the types described in clauses (1) through (12) above.

In the case of Investments by any Foreign Subsidiary that is a Restricted Subsidiary or Investments made in a country outside the United States of America, Cash Equivalents shall also include (a) investments of the type and maturity described in clauses (1) through (8) and clauses (10), (11), (12) and (13) above of foreign obligors, which Investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (b) other short-term investments utilized by Foreign Subsidiaries that are Restricted Subsidiaries in accordance with normal investment practices for cash management in investments analogous to the foregoing investments in clauses (1) through (13) and in this paragraph.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above, provided that such amounts are converted into any currency listed in clauses (1) and (2) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

For the avoidance of doubt, any items identified as Cash Equivalents under this definition will be deemed to be Cash Equivalents for all purposed under the indenture regardless of the treatment of such items under GAAP.

“Casualty Event” means any event that gives rise to the receipt by the Issuer or any Restricted Subsidiary of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.

“Change of Control” means the occurrence of any of the following after the Issue Date:

(1) the sale, lease, transfer, conveyance or other disposition in one or a series of related transactions (other than by merger, consolidation or amalgamation), of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, to any Person other than any Permitted Holder or any Subsidiary Guarantor; or

(2) the Issuer becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by (A) any Person (other than any Permitted Holder) or (B) Persons (other than any Permitted Holders) that are together a group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any such group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of more than 50.0% of the total voting power of the Voting Stock of the Issuer directly or indirectly through any of its direct or indirect parent holding companies, in each case, other than in connection with any transaction or series of transactions in which the Issuer shall become the Wholly Owned Subsidiary of a Parent Company.

For the avoidance of doubt, PropCo entities and their Subsidiaries and the Timeshare Disposition (individually or in the aggregate) shall be deemed not to constitute all or substantially all of the Issuer’s properties or assets for the purposes of this definition.

“Change of Control Triggering Event” means the occurrence of a Change of Control, unless (A) a Ratings Improvement has occurred prior to the date of the completion of the transaction constituting the Change of Control or (B) pro forma for the Change of Control, the Consolidated Total Debt Ratio is less than 5.0 to 1.0.

“Co-Issuer” refers to Hilton Worldwide Finance Corp., a Delaware corporation and a direct Subsidiary of the Issuer and not to any of its Subsidiaries or Affiliates.

“Completion Date” means October 25, 2013.

“Consolidated Depreciation and Amortization Expense” means with respect to any Person for any period, the total amount of depreciation and amortization expense and capitalized fees related to any Qualified Securitization Facility of such Person, including the amortization of intangible assets, deferred financing costs, debt issuance costs, commissions, fees and expenses and Capitalized Software Expenditures of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(1) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (c) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations, and (e) net payments, if any made (less net payments, if any, received), pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (q) annual agency fees paid to the administrative agents and collateral agents under any Credit Facilities, (r) costs associated with obtaining Hedging Obligations, (s) any expense resulting from the discounting of any Indebtedness in connection with the application of recapitalization accounting or, if applicable, purchase accounting in connection with the Transactions or any acquisition, (t) penalties and interest relating to taxes, (u) any Additional Interest and any “additional interest” or “liquidated damages” with respect to other securities for failure to timely comply with registration rights obligations, (v) amortization or expensing of deferred financing fees, amendment and consent fees, debt issuance costs, commissions, fees and expenses and discounted liabilities, (w) any expensing of bridge, commitment and other financing fees and any other fees related to the Transactions or any acquisitions after the Issue Date, (x) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Qualified Securitization Facility and (y) any accretion of accrued interest on discounted liabilities and any prepayment premium or penalty); plus

(2) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

(3) interest income of such Person and its Restricted Subsidiaries for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, that, without duplication:

(1) any after-tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto), charges or expenses (including relating to any multi-year strategic initiatives), Transaction Expenses, restructuring and duplicative running costs, relocation costs, integration costs, facility consolidation and closing costs, severance costs and expenses, one-time compensation charges, costs relating to pre-opening and opening costs for facilities, signing, retention and completion bonuses, costs incurred in connection with any strategic initiatives, transition costs, costs incurred in connection with acquisitions and non-recurring product and intellectual property development, other business optimization expenses (including costs and expenses relating to business optimization programs and new systems design, retention charges, system establishment costs and implementation costs) and operating expenses attributable to the implementation of cost-savings initiatives, and curtailments or modifications to pension and post-retirement employee benefit plans shall be excluded;

(2) the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies during such period shall be excluded;

(3) any net after-tax effect of gains or losses on disposal, abandonment or discontinuance of disposed, abandoned or discontinued operations, as applicable, shall be excluded;

(4) any net after-tax effect of gains or losses (less all fees, expenses and charges relating thereto) attributable to asset dispositions (including, for the avoidance of doubt, bulk subscriber contract sales) or abandonments or the sale or other disposition of any Capital Stock of any Person other than in the ordinary course of business shall be excluded;

(5) the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting shall be excluded; provided, that Consolidated Net Income of such Person shall be increased by the amount of dividends or distributions or other payments (other than Excluded Contributions) that are actually paid in cash (or to the extent converted into cash) to such Person or a Restricted Subsidiary thereof in respect of such period;

(6) solely for the purpose of determining the amount available for Restricted Payments under clause (3)(a) of the first paragraph of “—Certain Covenants—Limitation on Restricted Payments,” the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders (other than restrictions in the Notes or the Indenture), unless such restriction with respect to the payment of dividends or similar distributions has been legally waived, provided that Consolidated Net Income of such Person will be increased by the amount of dividends or other distributions or other payments actually paid in Cash Equivalents (or to the extent converted into Cash Equivalents) to such Person or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein;

(7) effects of adjustments (including the effects of such adjustments pushed down to such Person and its Restricted Subsidiaries) in such Person’s consolidated financial statements pursuant to GAAP (including in the inventory (including any impact of changes to inventory valuation policy methods, including changes in capitalization of variances), property and equipment, software, goodwill, intangible assets, in-process research and development, deferred revenue and debt line items thereof) resulting from the application of recapitalization accounting or purchase accounting, as the case may be, in relation to the Transactions or any consummated acquisition or joint venture investment or the amortization or write-off or write-down of any amounts thereof, net of taxes, shall be excluded;

(8) any after-tax effect of income (loss) from the early extinguishment or conversion of (i) Indebtedness, (ii) Hedging Obligations or (iii) other derivative instruments shall be excluded;

(9) any impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets, investments in debt and equity securities and investments recorded using the equity method or as a result of a change in law or regulation, in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP shall be excluded;

(10) any equity-based or non-cash compensation charge or expense including any such charge or expense arising from grants of stock appreciation or similar rights, stock options, restricted stock, profits interests or other rights or equity- or equity-based incentive programs (“equity incentives”), any one-time cash charges associated with the equity incentives or other long-term incentive compensation plans (including under the Issuer’s Tier I Equity Sharing Award Agreements and/or deferred compensation arrangements), rollover, acceleration, or payout of Equity Interests by management, other employees or business partners of the Issuer or any of its direct or indirect parent companies, shall be excluded;

(11) any fees, expenses or charges incurred during such period, or any amortization thereof for such period, in connection with any acquisition, recapitalization, Investment, Asset Sale, disposition, incurrence or repayment of Indebtedness (including such fees, expenses or charges related to the offering and issuance of the Notes and other securities and the syndication and incurrence of any Credit Facilities), issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (including any amendment or other modification of the Notes and other securities and any Credit Facilities) and including, in each case, any such transaction consummated on or prior to the Issue Date and any such transaction undertaken but not completed, and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, in each case whether or not successful or consummated (including, for the avoidance of doubt the effects of expensing all transaction related expenses in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic No. 805, Business Combinations), shall be excluded;

(12) accruals and reserves that are established or adjusted within twelve months after the Issue Date that are so required to be established or adjusted as a result of the Transactions (or within twenty four months after the closing of any acquisition that are so required to be established as a result of such acquisition) in accordance with GAAP or changes as a result of modifications of accounting policies shall be excluded;

(13) any expenses, charges or losses to the extent covered by insurance or indemnity and actually reimbursed, or, so long as such Person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer or indemnifying party and only to the extent that such amount is in fact reimbursed within 365 days of the date of the insurable or indemnifiable event (net of any amount so added back in any prior period to the extent not so reimbursed within the applicable 365-day period), shall be excluded;

(14) any noncash compensation expense resulting from the application of Accounting Standards Codification Topic No. 718, Compensation—Stock Compensation, shall be excluded;

(15) the following items shall be excluded:

(a) any net unrealized gain or loss (after any offset) resulting in such period from Hedging Obligations and the application of Accounting Standards Codification Topic No. 815, Derivatives and Hedging,

(b) any net unrealized gain or loss (after any offset) resulting in such period from currency translation gains or losses including those related to currency remeasurements of Indebtedness (including any net loss or gain resulting from Hedging Obligations for currency exchange risk) and any other foreign currency translation gains and losses, to the extent such gain or losses are non-cash items,

(c) any adjustments resulting for the application of Accounting Standards Codification Topic No. 460, Guarantees, or any comparable regulation,

(d) effects of adjustments to accruals and reserves during a prior period relating to any change in the methodology of calculating reserves for returns, rebates and other chargebacks, and

(e) earn-out and contingent consideration obligations (including to the extent accounted for as bonuses or otherwise) and adjustments thereof and purchase price adjustments;

(16) reserves established for the benefit of landlords of leased hotel properties for the acquisition of capitalized assets and equipment at such properties shall be excluded; and

(17) if such Person is treated as a disregarded entity or partnership for U.S. federal, state and/or local income tax purposes for such period or any portion thereof, the amount of distributions actually made to any direct or indirect parent company of such Person in respect of such period in accordance with clause 15(b) under “—Certain Covenants—Limitation on Restricted Payments” shall be included in calculating Consolidated Net Income as though such amounts had been paid as taxes directly by such Person for such period.

In addition, to the extent not already included in the Consolidated Net Income of such Person and its Restricted Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall include the amount of proceeds received from business interruption insurance and reimbursements of any expenses and charges that are covered by indemnification or other reimbursement provisions in connection with any acquisition, Investment or any sale, conveyance, transfer or other disposition of assets permitted under the Indenture.

Notwithstanding the foregoing, for the purpose of the covenant described under “—Certain Covenants—Limitation on Restricted Payments” only (other than clause (3)(d) of the first paragraph thereof), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Issuer and its Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from the Issuer and its Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by the Issuer or any of its Restricted Subsidiaries, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under such covenant pursuant to clause (3)(d) thereof.

“Consolidated Secured Debt Ratio” as of any date of determination means, the ratio of (1) Consolidated Total Indebtedness of the Issuer and its Restricted Subsidiaries that is secured by Liens on the property of the Issuer and its Restricted Subsidiaries as of the end of the most recent fiscal quarter for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur minus Cash Equivalents included on the consolidated balance sheet of the Issuer as of the end of such most recent fiscal quarter to (2) EBITDA of the Issuer for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Consolidated Total Indebtedness, Cash Equivalents and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio.

“Consolidated Total Debt Ratio” as of any date of determination means, the ratio of (1) Consolidated Total Indebtedness of the Issuer and its Restricted Subsidiaries as of the end of the most recent fiscal quarter for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur minus Cash Equivalents included on the consolidated balance sheet of the Issuer as of the end of such most recent fiscal quarter to (2) EBITDA of the Issuer for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Consolidated Total Indebtedness, Cash Equivalents and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio.

“Consolidated Total Indebtedness” means, as at any date of determination, an amount equal to the sum of (1) the aggregate amount of all outstanding Indebtedness of the Issuer and its Restricted Subsidiaries on a consolidated basis consisting of Indebtedness for borrowed money, Obligations in respect of Capitalized Lease Obligations and debt obligations evidenced by promissory notes and similar instruments, as determined in accordance with GAAP (excluding for the avoidance of doubt all undrawn amounts under revolving credit facilities and letters of credit, and all obligations relating to Qualified Securitization Facilities) and (2) the aggregate amount of all outstanding Disqualified Stock of the Issuer and all Preferred Stock of its Restricted Subsidiaries on a consolidated basis, with the amount of such Disqualified Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and maximum fixed repurchase prices, in each case determined on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of repurchase or purchase accounting in connection with the Transactions or any acquisition); provided, that Consolidated Total Indebtedness shall not include Indebtedness in respect of (A) any letter of credit, except to the extent of unreimbursed amounts under standby letters of credit and (B) Hedging Obligations existing on the Issue Date or otherwise permitted by clause (10) of the second paragraph under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock or Preferred Stock, such fair market value shall be determined reasonably and in good faith by the Issuer. The U.S. dollar-equivalent principal amount of any Indebtedness denominated in a foreign currency will reflect the currency translation effects, determined in accordance with GAAP, of Hedging Obligations for currency exchange risks with respect to the applicable currency in effect on the date of determination of the U.S. dollar-equivalent principal amount of such Indebtedness.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,

(1) to purchase any such primary obligation or any property constituting direct or indirect security therefor;

(2) to advance or supply funds,

(a) for the purchase or payment of any such primary obligation; or

(b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Controlled Investment Affiliate” means, as to any Person, any other Person, other than any Investor, which directly or indirectly is in control of, is controlled by, or is under common control with such Person and is organized by such Person (or any Person controlling such Person) primarily for making direct or indirect equity or debt investments in the Issuer and/or other companies.

“Corporate Realignment” means a corporate realignment of the non-U.S. assets and operations of the Issuer and its subsidiaries, substantially on the terms described in the Offering Memorandum under “Summary—Corporate Realignment,” including but not limited to transfers of certain assets and liabilities to non-U.S. subsidiaries of the Issuer.

“Credit Agreement” means that certain Credit Agreement, dated as of the Completion Date, by and among the Issuer, Holdings, Deutsche Bank AG, New York Branch, as administrative agent, and the lenders and other parties party thereto.

“Credit Facilities” means, with respect to the Issuer or any of its Restricted Subsidiaries, one or more debt facilities, including the Senior Secured Credit Facilities, or other financing arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof, in whole or in part, and any indentures or credit facilities or commercial paper facilities that replace, refund, supplement or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding, supplemental or refinancing facility, arrangement or indenture that increases the amount permitted to be borrowed or issued thereunder or alters the maturity thereof (provided that such increase in borrowings or issuances is permitted under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”) or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, trustee, lender or group of lenders or other holders.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Designated Non-cash Consideration” means the fair market value of non-cash consideration received by the Issuer or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, executed by the principal financial officer of the Issuer, less the amount of Cash Equivalents received in connection with a subsequent sale, redemption or repurchase of or collection or payment on such Designated Non-cash Consideration.

“Designated Preferred Stock” means Preferred Stock of the Issuer or any direct or indirect parent company thereof (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Issuer or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate executed by the principal financial officer of the Issuer or the applicable parent company thereof, as the case may be, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (3) of the first paragraph of “—Certain Covenants—Limitation on Restricted Payments.”

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely as a result of a change of control or asset sale) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely as a result of a change of control or asset sale), in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the Notes or the date the Notes are no longer outstanding; provided, that if such Capital Stock is issued to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations; provided, further, that any Capital Stock held by any future, current or former employee, director, officer, manager or consultant (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Issuer, any of its Subsidiaries, any of its direct or indirect parent companies or any other entity in which the Issuer or a Restricted Subsidiary has an Investment and is designated in good faith as an “affiliate” by the board of directors of the Issuer (or the compensation committee thereof), in each case pursuant to any stock subscription or shareholders’ agreement, management equity plan or stock option plan or any other management or employee benefit plan or agreement shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or its Subsidiaries or in order to satisfy applicable statutory or regulatory obligations.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period

(1) increased (without duplication) by the following, in each case (other than with respect to clauses (h) and (k)) to the extent deducted (and not added back) in determining Consolidated Net Income for such period:

(a) (x) provision for taxes based on income or profits or capital, including, without limitation, federal, state, franchise and similar taxes (such as the Delaware franchise tax, the Pennsylvania capital tax, Texas margin tax and provincial capital taxes paid in Canada) and foreign withholding taxes (including any future taxes or other levies which replace or are intended to be in lieu of such taxes and any penalties and interest related to such taxes or arising from tax examinations), (y) if such Person is treated as a disregarded entity or partnership for U.S. federal, state and/or local income tax purposes for such period or any portion thereof, the amount of distributions actually made to any direct or indirect parent company of such Person in respect of such period in accordance with clause 15(b) under “—Certain Covenants—Limitation on Restricted Payments” and (z) the net tax expense associated with any adjustments made pursuant to clauses (1) through (17) of the definition of “Consolidated Net Income”; plus

(b) Fixed Charges of such Person for such period (including (x) net losses on Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, (y) bank fees and other financing fees and (z) costs of surety bonds in connection with financing activities, plus amounts excluded from Consolidated Interest Expense as set forth in clauses (1)(q) through (z) in the definition thereof); plus

(c) Consolidated Depreciation and Amortization Expense of such Person for such period; plus

(d) the amount of any restructuring charges or reserves, equity-based or non-cash compensation charges or expenses including any such charges or expenses arising from grants of stock appreciation or similar rights, stock options, restricted stock or other rights, retention charges (including charges or expenses in respect of incentive plans), start-up or initial costs for any project or new production line, division or new line of business or other business optimization expenses or reserves including, without limitation, costs or reserves associated with improvements to IT and accounting functions, integration and facilities opening costs or any one-time costs incurred in connection with acquisitions and Investments and costs related to the closure and/or consolidation of facilities; plus

(e) any other non-cash charges, including any write-offs or write-downs reducing Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, (A) the Issuer may elect not to add back such non-cash charge in the current period and (B) to the extent the Issuer elects to add back such non-cash charge, the cash payment in respect thereof in such future period shall be subtracted from EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period); plus

(f) the amount of any non-controlling interest or minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-Wholly Owned Subsidiary; plus

(g) the amount of management, monitoring, consulting, advisory fees and other fees (including termination fees) and indemnities and expenses paid or accrued in such period under the Support and Services Agreement (and related agreements or arrangements) or otherwise to the Investors to the extent otherwise permitted under “—Certain Covenants—Transactions with Affiliates”; plus

(h) the amount of “run-rate” cost savings, operating expense reductions and synergies projected by the Issuer in good faith to result from actions taken, committed to be taken or expected in good faith to be taken no later than twenty four (24) months after the end of such period (calculated on a pro forma basis as though such cost savings, operating expense reductions and synergies had been realized on the first day of such period for which EBITDA is being determined and as if such cost savings, operating expense reductions and synergies were realized during the entirety of such period), net of the amount of actual benefits realized during such period from such actions; provided, that such cost savings and synergies are reasonably identifiable and factually supportable (it is understood and agreed that “run-rate” means the full recurring benefit for a period that is associated with any action taken, committed to be taken or expected to be taken, net of the amount of actual benefits realized during such period from such actions); plus

(i) the amount of loss or discount on sale of receivables, Securitization Assets and related assets to any Securitization Subsidiary in connection with a Qualified Securitization Facility; plus

(j) any costs or expense incurred by the Issuer or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Issuer or net cash proceeds of an issuance of Equity Interest of the Issuer (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation set forth in clause (3) of the first paragraph under “—Certain Covenants—Limitation on Restricted Payments”; plus

(k) cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing EBITDA or Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of EBITDA pursuant to clause (2) below for any previous period and not added back; plus

(l) any net loss from disposed, abandoned or discontinued operations;

(2) decreased (without duplication) by the following, in each case to the extent included in determining Consolidated Net Income for such period:

(a) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced EBITDA in any prior period and any non-cash gains with respect to cash actually received in a prior period so long as such cash did not increase EBITDA in such prior period; plus

(b) any net income from disposed, abandoned or discontinued operations.

“EMU” means economic and monetary union as contemplated in the Treaty on European Union.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Equity Offering” means any public or private sale or issuance of common stock or Preferred Stock (excluding Disqualified Stock), of the Issuer or any of its direct or indirect parent companies other than:

(1) public offerings with respect to the Issuer’s or any direct or indirect parent company’s common stock registered on Form S-4 or Form S-8;

(2) issuances to any Subsidiary of the Issuer; and

(3) any such public or private sale or issuance that constitutes an Excluded Contribution.

“euro” means the single currency of participating member states of the EMU.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Contribution” means net cash proceeds, marketable securities or Qualified Proceeds received by the Issuer from

(1) contributions to its common equity capital;

(2) dividends, distributions, fees and other payments from (A) any PropCo entity and its Subsidiaries and (B) any joint ventures that are not Restricted Subsidiaries; and

(3) the sale (other than to a Subsidiary of the Issuer or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Issuer) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Issuer,

in each case designated as Excluded Contributions pursuant to an Officer’s Certificate executed by the principal financial officer of the Issuer within 180 days of the date such capital contributions are made, such dividends, distributions, fees or other payments are paid, or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in clause (3) of the first paragraph under “—Certain Covenants—Limitation on Restricted Payments.”

“fair market value” means, with respect to any asset or liability, the fair market value of such asset or liability as determined by the Issuer in good faith.

“Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Issuer or any Restricted Subsidiary incurs, assumes, guarantees, redeems, repays, retires or extinguishes any Indebtedness (other than Indebtedness incurred or repaid under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) or issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Fixed Charge Coverage Ratio Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, repayment, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period; provided, however, that the pro forma calculation of Fixed Charges for purposes of the first paragraph under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” (and for the purposes of other provisions of the Indenture that refer to such first paragraph) shall not give effect to any Indebtedness being incurred on such date (or expected to be incurred thereafter) pursuant to the second paragraph under “—Certain Covenants—Limitation on Incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock.”

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP) that have been made by the Issuer or any of its Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Fixed Charge Coverage Ratio Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (and the change in any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, amalgamation, consolidation or discontinued operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, amalgamation, consolidation or discontinued operation had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to an Investment, acquisition, disposition, merger, amalgamation, consolidation or discontinued operation (including the Transactions), the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer (and may include, for the avoidance of doubt, cost savings, synergies and operating expense reductions resulting from such Investment, acquisition, merger, amalgamation or consolidation (including the Transactions) which is being given pro forma effect that have been or are expected to be realized based on actions taken, committed to be taken or expected in good faith to be taken within 18 months). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Fixed Charge Coverage Ratio Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with

GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period except as set forth in the first paragraph of this definition. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate.

“Fixed Charges” means, with respect to any Person for any period, the sum of, without duplication:

(1) Consolidated Interest Expense of such Person for such period;

(2) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Preferred Stock during such period; and

(3) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Stock during such period.

“Foreign Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof or the District of Columbia, and any Restricted Subsidiary of such Foreign Subsidiary.

“GAAP” means (1) generally accepted accounting principles in the United States of America which are in effect on the Issue Date or (2) if elected by the Issuer by written notice to the Trustee in connection with the delivery of financial statements and information, the accounting standards and interpretations (“IFRS”) adopted by the International Accounting Standard Board, as in effect on the first date of the period for which the Issuer is making such election; provided, that (a) any such election once made shall be irrevocable, (b) all financial statements and reports required to be provided after such election pursuant to the Indenture shall be prepared on the basis of IFRS, (c) from and after such election, all ratios, computations and other determinations based on GAAP contained in the Indenture shall be computed in conformity with IFRS, (d) in connection with the delivery of financial statements (x) for any of its first three financial quarters of any financial year, it shall restate its consolidated interim financial statements for such interim financial period and the comparable period in the prior year to the extent previously prepared in accordance with GAAP as in effect on the Issue Date and (y) for delivery of audited annual financial information, it shall provide consolidated historical financial statements prepared in accordance with IFRS for the prior most recent fiscal year to the extent previously prepared in accordance with GAAP as in effect on the Issue Date.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantee” means the guarantee by any Guarantor of the Issuers’ Obligations under the Indenture and the Notes.

“Guarantor” means (i) Holdings and (ii) each Subsidiary of the Issuer, if any, that Guarantees the Notes in accordance with the terms of the Indenture. On the Issue Date, Holdings and each Restricted Subsidiary that guarantees any Indebtedness of the Issuer under the Senior Secured Credit Facilities will be a Guarantor.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer, modification or mitigation of interest rate, currency or commodity risks either generally or under specific contingencies.

“Holder” means the Person in whose name a Note is registered on the registrar’s books.

“Immediate Family Members” means with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, qualified domestic partner, sibling, mother- in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships) and any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.

“Indebtedness” means, with respect to any Person, without duplication:

(1) any indebtedness (including principal and premium) of such Person, whether or not contingent:

(a) in respect of borrowed money;

(b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof);

(c) representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except (i) any such balance that constitutes an obligation in respect of a commercial letter of credit, a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and is not paid after becoming due and payable; or

(d) representing the net obligations under any Hedging Obligations,

if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP; provided, that Indebtedness of any direct or indirect parent of the Issuer appearing upon the balance sheet of the Issuer solely by reason of push-down accounting under GAAP shall be excluded;

(2) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, the obligations of the type referred to in clause (1) of a third Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; and

(3) to the extent not otherwise included, the obligations of the type referred to in clause (1) of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person;

provided, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (a) Contingent Obligations incurred in the ordinary course of business, or (b) obligations under or in respect of Qualified Securitization Facilities, operating leases or Sale and Lease-Back Transactions (except any resulting Capitalized Lease Obligations); provided, further, that Indebtedness shall be calculated without giving effect to the effects of Financial Accounting Standards Board Accounting Standards Codification Topic No. 815 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under the Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Issuer, qualified to perform the task for which it has been engaged.

“Initial Purchasers” means the initial purchasers of the Notes on the Issue Date.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or if the applicable securities are not then rated by Moody’s or S&P an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means:

(1) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents);

(2) debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Issuer and its Subsidiaries;

(3) investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment or distribution; and

(4) corresponding instruments in countries other than the United States customarily utilized for high quality investments.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commission, travel and similar advances to employees, directors, officers, managers and consultants, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of the Issuer in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and the covenant described under “—Certain Covenants—Limitation on Restricted Payments”:

(1) “Investments” shall include the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer.

The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced by any dividend, distribution, interest payment, return of capital, repayment or other amount received in Cash Equivalents by the Issuer or a Restricted Subsidiary in respect of such Investment.

“Investors” means any of the Blackstone Funds and any of their Affiliates but not including, however, any of its or such Affiliates’ portfolio companies.

“Issue Date” means October 4, 2013.

“Issuer” means Hilton Worldwide Finance LLC, a Delaware limited liability company (and not any of its Subsidiaries), and its successors, and “Issuers” means, collectively, such entity and the Co-Issuer.

“Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York or at the place of payment. If a payment date is on a Legal Holiday, payment will be made on the next succeeding day that is not a Legal Holiday and no interest shall accrue for the intervening period.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided, that in no event shall an operating lease be deemed to constitute a Lien.

“Management Stockholders” means the employees and members of management (and their Controlled Investment Affiliates and Immediate Family Members) of the Issuer (or its parent entities) who are holders of Equity Interests of any direct or indirect parent companies of the Issuer on the Issue Date.

“Market Capitalization” means an amount equal to (i) the total number of issued and outstanding shares of common Equity Interests of Holdings on the date of the declaration of a Restricted Payment permitted pursuant to clause (9) of the second paragraph under “—Certain Covenants—Limitation on Restricted Payments” multiplied by (ii) the arithmetic mean of the closing prices per share of such common Equity Interests on the principal securities exchange on which such common Equity Interests are traded for the 30 consecutive trading days immediately preceding the date of declaration of such Restricted Payment.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Net Proceeds” means the aggregate Cash Equivalents proceeds received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale, including any Cash Equivalents received upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale, net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration, including legal, accounting and investment banking fees, payments made in order to obtain a necessary consent or required by applicable law, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, other fees and expenses, including title and recordation expenses, taxes paid or payable as a result thereof or any transactions occurring or deemed to occur to effectuate a payment under the Indenture (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of principal, premium, if any, and interest on Senior Indebtedness or amounts required to be applied to the repayment of Indebtedness secured by a Lien on such assets and required (other than required by clause (1) of the second paragraph of “—Repurchase at the Option of Holders—Asset Sales”) to be paid as a result of such transaction and any deduction of appropriate amounts to be provided by the Issuer or any of its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Issuer or any of its Restricted Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“Obligations” means any principal, interest (including any interest accruing on or subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), premium, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness; provided, that any of the foregoing (other than principal and interest) shall no longer constitute “Obligations” after payment in full of such principal and interest except to the extent such obligations are fully liquidated and non-contingent on or prior to such payment in full.

“Offering Memorandum” means the confidential offering memorandum, dated September 20, 2013, relating to the initial sale of the Notes.

“Officer” means the Chairman of the board of directors, the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Issuer or any other officer of the Issuer designated by any such individuals.

“Officer’s Certificate” means a certificate signed on behalf of a Person by an Officer of such Person that meets the requirements set forth in the Indenture.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer or the Trustee.

“Parent Company” means any Person so long as such Person directly or indirectly holds 100.0% of the total voting power of the Capital Stock of the Issuer, and at the time such Person acquired such voting power, no Person and no group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision), including any such group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) (other than any Permitted Holder), shall have beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), directly or indirectly, of 50.0% or more of the total voting power of the Voting Stock of such Person.

“Permitted Asset Swap” means the substantially concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and Cash Equivalents between the Issuer or any of its Restricted Subsidiaries and another Person; provided, that any Cash Equivalents received must be applied in accordance with the covenant described under “—Repurchase at the Option of Holders—Asset Sales.”

“Permitted Holders” means any of the Investors and Management Stockholders and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided, that in the case of such group and without giving effect to the existence of such group or any other group, such Investors and Management Stockholders, collectively, have beneficial ownership of more than 50.0% of the total voting power of the Voting Stock of the Issuer or any of its direct or indirect parent companies. Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of the Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

“Permitted Intercompany Activities” means any transactions between or among the Issuer and its Subsidiaries (for the avoidance of doubt, including Unrestricted Subsidiaries) that are entered into in the ordinary course of business of the Issuer and its Subsidiaries and, in the good faith judgment of the Issuer are necessary or advisable in connection with the ownership or operation of the business of the Issuer and its Subsidiaries, including, but not limited to, (i) payroll, cash management, purchasing, insurance and hedging arrangements; (ii) management, technology and licensing arrangements; and (iii) HHonors and similar customer loyalty and rewards programs.

“Permitted Investments” means:

(1) any Investment in the Issuer or any of its Restricted Subsidiaries;

(2) any Investment in Cash Equivalents or Investment Grade Securities;

(3) any Investment by the Issuer or any of its Restricted Subsidiaries in a Person (including, to the extent constituting an Investment, in assets of a Person that represent substantially all of its assets or a division, business unit or product line, including research and development and related assets in respect of any product) that is engaged directly or through entities that will be Restricted Subsidiaries in a Similar Business if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary; or

(b) such Person, in one transaction or a series of related transactions, is amalgamated, merged or consolidated with or into, or transfers or conveys substantially all of its assets (or such division, business unit or product line) to, or is liquidated into, the Issuer or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided, that such Investment was not acquired by such Person in contemplation of such acquisition, merger, amalgamation, consolidation or transfer;

(4) any Investment in securities or other assets, including earn-outs, not constituting Cash Equivalents or Investment Grade Securities and received in connection with an Asset Sale made pursuant to the first paragraph under “—Repurchase at the Option of Holders—Asset Sales” or any other disposition of assets not constituting an Asset Sale;

(5) any Investment existing on the Issue Date or made pursuant to binding commitments in effect on the Issue Date or an Investment consisting of any extension, modification or renewal of any such Investment or binding commitment existing on the Issue Date; provided, that the amount of any such Investment may be increased in such extension, modification or renewal only (a) as required by the terms of such Investment or binding commitment as in existence on the Issue Date (including as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities) or (b) as otherwise permitted under the Indenture;

(6) any Investment acquired by the Issuer or any of its Restricted Subsidiaries:

(a) consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business;

(b) in exchange for any other Investment or accounts receivable, endorsements for collection or deposit held by the Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable (including any trade creditor or customer); or

(c) in satisfaction of judgments against other Persons; or

(d) as a result of a foreclosure by the Issuer or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(7) Hedging Obligations permitted under clause (10) of the covenant described in “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(8) any Investment in a Similar Business taken together with all other Investments made pursuant to this clause (8) that are at that time outstanding not to exceed 4.0% of Total Assets (in each case, determined on the date such Investment is made, with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (8) is made in any Person that is not a Restricted Subsidiary of the Issuer at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (8);

(9) Investments the payment for which consists of Equity Interests (other than Disqualified Stock) of the Issuer, or any of its direct or indirect parent companies; provided, that such Equity Interests will not increase the amount available for Restricted Payments under clause (3) of the first paragraph under the covenant described in “—Certain Covenants—Limitations on Restricted Payments”;

(10) guarantees of Indebtedness permitted under the covenant described in “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” performance guarantees and Contingent Obligations incurred in the ordinary course of business or consistent with past practice and the creation of Liens on the assets of the Issuer or any Restricted Subsidiary in compliance with the covenant described under “—Certain Covenants—Liens”;

(11) any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with the provisions of the second paragraph of the covenant described under “—Certain Covenants—Transactions with Affiliates” (except transactions described in clauses (2), (5), (9) and (23) of such paragraph);

(12) Investments consisting of purchases or other acquisitions of inventory, supplies, material or equipment or the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(13) Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (13) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities), not to exceed 4.0% of Total Assets (in each case, determined on the date such Investment is made, with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (13) is made in any Person that is not a Restricted Subsidiary of the Issuer at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (13);

(14) Investments in or relating to a Securitization Subsidiary that, in the good faith determination of the Issuer are necessary or advisable to effect any Qualified Securitization Facility (including any contribution of replacement or substitute assets to such subsidiary) or any repurchase obligation in connection therewith;

(15) advances to, or guarantees of Indebtedness of, employees not in excess of $25.0 million outstanding in the aggregate;

(16) loans and advances to employees, directors, officers, managers and consultants (a) for business-related travel expenses, moving expenses and other similar expenses or payroll advances, in each case incurred in the ordinary course of business or consistent with past practices or (b) to fund such Person’s purchase of Equity Interests of the Issuer or any direct or indirect parent company thereof;

(17) advances, loans or extensions of trade credit in the ordinary course of business or consistent with past practice by the Issuer or any of its Restricted Subsidiaries;

(18) any Investment in any Subsidiary or any joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business or consistent with past practice;

(19) Investments consisting of purchases and acquisitions of assets or services in the ordinary course of business or consistent with past practice;

(20) Investments made in the ordinary course of business or consistent with past practice in connection with obtaining, maintaining or renewing client contacts;

(21) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers compensation, performance and similar deposits entered into as a result of the operations of the business in the ordinary course of business or consistent with past practice;

(22) repurchases of Notes;

(23) Investments in the ordinary course of business or consistent with past practice consisting of Uniform Commercial Code Article 3 endorsements for collection of deposit and Article 4 customary trade arrangements with customers consistent with past practices;

(24) Investments consisting of promissory notes issued by the Issuer or any Guarantor to future, present or former officers, directors and employees, members of management, or consultants of the Issuer or any of its Subsidiaries or their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of the Issuer or any direct or indirect parent thereof, to the extent the applicable Restricted Payment is a permitted by the covenant described under “—Certain Covenants—Limitation on Restricted Payments”;

(25) Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers arising in the ordinary course of business or consistent with past practice or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(26) Investments (i) by the Captive Insurance Subsidiary made in the ordinary course of its business or consistent with past practice, and (ii) in the Captive Insurance Subsidiary in the ordinary course of business or required under statutory or regulatory authority applicable to such Captive Insurance Subsidiary;

(27) Investments made in connection with Permitted Intercompany Activities and the Corporate Realignment and related transactions;

(28) Investments in joint ventures of the Issuer or any of its Restricted Subsidiaries existing on the Issue Date; and

(29) Investments in joint ventures of the Issuer or any of its Restricted Subsidiaries, taken together with all other Investments made pursuant to this clause (29) that are at that time outstanding, not to exceed 2.0% of Total Assets (in each case, determined on the date such Investment is made, with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value).

“Permitted Liens” means, with respect to any Person:

(1) pledges, deposits or security by such Person under workmen’s compensation laws, unemployment insurance, employers’ health tax, and other social security laws or similar legislation or other insurance related obligations (including, but not limited to, in respect of deductibles, self-insured retention amounts and premiums and adjustments thereto) or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

(2) Liens imposed by law, such as landlords’, carriers’, warehousemen’s, materialmen’s, repairmen’s and mechanics’ Liens, in each case for sums not yet overdue for a period of more than 45 days or, if more than 45 days overdue, that are unfiled and no other action has been taken to enforce such Lien or that are being contested in good faith by appropriate actions or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(3) Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or not yet payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate actions diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(4) Liens in favor of issuers of performance, surety, bid, indemnity, warranty, release, appeal or similar bonds or with respect to other regulatory requirements or letters of credit or bankers acceptances issued, and completion guarantees provided for, in each case, issued pursuant to the request of and for the account of such Person in the ordinary course of its business or consistent with past practice prior to the Issue Date;

(5) minor survey exceptions, minor encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights-of-way, servitudes, sewers, electric lines, drains, telegraph, telephone and cable television lines and other similar purposes, or zoning, building codes or other restrictions (including minor defects and irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental, to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially interfere with the ordinary conduct of the business of the Issuer or any of its Restricted Subsidiaries, taken as a whole, and exceptions on title policies insuring liens granted on Mortgaged Properties (as defined in the Senior Secured Credit Facilities);

(6) Liens securing Obligations relating to any Indebtedness permitted to be incurred pursuant to clause (4), (12), (13), (14), (23) or (25) of the second paragraph under “—Certain Covenants—Limitation on

Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided, that (a) Liens securing Obligations relating to any Indebtedness, Disqualified Stock or Preferred Stock to be incurred pursuant to clause (4) of the second paragraph under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” extend only to the assets so purchased, leased or improved; (b) Liens securing Obligations relating to any Indebtedness permitted to be incurred pursuant to clause (13) relate only to Obligations relating to Refinancing Indebtedness that (x) is secured by Liens on the same assets as the assets securing the Refinancing Indebtedness or (y) extends, replaces, refunds, refinances, renews or defeases Indebtedness incurred or Disqualified Stock or Preferred Stock issued under clauses (3), (4) or (12) of the second paragraph under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” (c) Liens securing Indebtedness permitted to be incurred pursuant to clause (14) shall only be permitted if such Liens are limited to all or part of the same property or assets, including Capital Stock (plus improvements, accessions, proceeds or dividends or distributions in respect thereof, or replacements of any thereof) acquired, or of any Person acquired or merged or consolidated with or into the Issuer or any Restricted Subsidiary, in any transaction to which such Indebtedness relates and (d) Liens securing Indebtedness permitted to be incurred pursuant to clauses (23) and (25) shall only be permitted if such Liens extend only to the assets of Restricted Subsidiaries of the Issuer that are not Guarantors;

(7) Liens existing on the Issue Date (excluding Liens securing the Credit Agreement), including Liens securing any Refinancing Indebtedness of any Indebtedness secured by such Liens;

(8) Liens on property or shares of stock or other assets of a Person at the time such Person becomes a Subsidiary; provided, that such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, that such Liens may not extend to any other property or other assets owned by the Issuer or any of its Restricted Subsidiaries;

(9) Liens on property or other assets at the time the Issuer or a Restricted Subsidiary acquired the property or such other assets, including any acquisition by means of a merger, amalgamation or consolidation with or into the Issuer or any of its Restricted Subsidiaries; provided, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition, amalgamation, merger or consolidation; provided, further, that the Liens may not extend to any other property owned by the Issuer or any of its Restricted Subsidiaries;

(10) Liens securing Obligations relating to any Indebtedness or other obligations of a Restricted Subsidiary owing to the Issuer or another Restricted Subsidiary permitted to be incurred in accordance with the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(11) Liens securing (x) Hedging Obligations and (y) obligations in respect of Bank Products;

(12) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s accounts payable or similar trade obligations in respect of bankers’ acceptances or documentary letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13) leases, sub-leases, licenses or sub-licenses granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Issuer or any of its Restricted Subsidiaries, taken as a whole, and do not secure any Indebtedness;

(14) Liens arising from Uniform Commercial Code (or equivalent statute) financing statement filings regarding operating leases or consignments entered into by the Issuer and its Restricted Subsidiaries in the ordinary course of business or purported Liens evidenced by the filing of precautionary Uniform Commercial Code financing statements or similar public filings;

(15) Liens in favor of the Issuer, the Co-Issuer or any Subsidiary Guarantor;

(16) Liens on equipment of the Issuer or any of its Restricted Subsidiaries granted in the ordinary course of business to the Issuer’s clients;

(17) Liens on accounts receivable, Securitization Assets and related assets incurred in connection with a Qualified Securitization Facility;

(18) Liens to secure any modification, refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6), (7), (8), (9), this clause (18) and clause (40) hereof; provided, that (a) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property) and proceeds and products thereof, and (b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (7), (8), (9), this clause (18) and clause (40) hereof at the time the original Lien became a Permitted Lien under the Indenture, and (ii) an amount necessary to pay any fees and expenses (including original issue discount, upfront fees or similar fees) and premiums (including tender premiums and accrued and unpaid interest), related to such modification, refinancing, refunding, extension, renewal or replacement;

(19) deposits made or other security provided in the ordinary course of business to secure liability to insurance carriers;

(20) Liens securing obligations in an aggregate principal amount outstanding which does not exceed 2.0% of Total Assets (in each case, determined as of the date of such incurrence);

(21) security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of that Person in the ordinary course of business;

(22) Liens securing judgments for the payment of money not constituting an Event of Default under clause (5) under the caption “—Events of Default and Remedies”;

(23) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(24) Liens (a) of a collection bank arising under Section 4-210 of the Uniform Commercial Code or any comparable or successor provision on items in the course of collection, (b) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, and (c) in favor of banking institutions arising as a matter of law or under general terms and conditions encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(25) Liens deemed to exist in connection with Investments in repurchase agreements permitted under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(26) Liens encumbering reasonable customary deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(27) Liens that are contractual rights of set-off or rights of pledge (a) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (b) relating to pooled deposit or sweep accounts of the Issuer or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Issuer and its Restricted Subsidiaries or (c) relating to purchase orders and other agreements entered into with customers of the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

(28) Liens securing obligations owed by the Issuer or any Restricted Subsidiary to any lender under the Senior Secured Credit Facilities or any Affiliate of such a lender in respect of any overdraft and related liabilities arising from treasury, depository and cash management services or any automated clearing house transfers of funds;

(29) any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(30) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale or purchase of goods entered into by the Issuer or any Restricted Subsidiary in the ordinary course of business;

(31) Liens solely on any cash earnest money deposits made by the Issuer or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted by the Indenture;

(32) ground leases in respect of real property on which facilities owned or leased by the Issuer or any of its Subsidiaries are located;

(33) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(34) Liens on Capital Stock of an Unrestricted Subsidiary that secure Indebtedness or other obligations of such Unrestricted Subsidiary;

(35) Liens on the assets of non-guarantor Restricted Subsidiaries securing Indebtedness of such Subsidiaries that were permitted by the terms of the Indenture to be incurred;

(36) Liens on cash advances in favor of the seller of any property to be acquired in an Investment permitted under the Indenture to be applied against the purchase price for such Investment;

(37) any interest or title of a lessor, sub-lessor, licensor or sub-licensor or secured by a lessor’s, sub-lessor’s, licensor’s or sub-licensor’s interest under leases or licenses entered into by the Issuer or any of the Restricted Subsidiaries in the ordinary course of business;

(38) (A) deposits of cash with the owner or lessor of premises leased and operated by the Issuer or any of its Subsidiaries in the ordinary course of business of the Issuer and such Subsidiary to secure the performance of the Issuer’s or such Subsidiary’s obligations under the terms of the lease for such premises and (B) Liens with respect to property or assets of the Issuer and its Restricted Subsidiaries (including accounts receivable or other revenue streams and other rights to payment and any other assets related thereto) in connection with a property manager’s obligations in respect of hotel collection accounts, operating accounts and reserve accounts;

(39) prior to the Escrow Redemption Date (as defined in the Indenture), Liens on escrow property securing the Notes (and the guarantees thereof);

(40) Liens securing Indebtedness (including Liens securing any Obligations in respect thereof) permitted to be incurred pursuant to the covenant under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” (including, without limitation, Indebtedness incurred under one or more Credit Facilities) so long as after giving effect to such incurrence and such Liens the Consolidated Secured Debt Ratio of the Issuer and its Restricted Subsidiaries shall be equal to or less than 5.20 to 1.00 for the Issuer’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such Lien is incurred; and

(41) Liens securing obligations in respect of (x) Indebtedness and other Obligations permitted to be incurred under Credit Facilities, including any letter of credit facility relating thereto, that was permitted by the terms of the Indenture to be incurred pursuant to clause (1) of the second paragraph under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and (y) obligations of the Issuer or any Subsidiary in respect of any Bank Products or Hedging Obligation provided by any lender party to any Credit Facility or any Affiliate of such lender (or any Person that was a lender or an Affiliate of a lender at the time the applicable agreements pursuant to which such Bank Products are provided were entered into).

For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on such Indebtedness.

“Person” means any individual, corporation, limited liability company, partnership (including a limited partnership), joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

“PropCo” means the entities which, as of October 25, 2013, own the following hotels located in the U.S. (or Capital Stock of entities that own such hotels): (i) Pointe Hilton Squaw Peak Resort (Phoenix, AZ); (ii) DoubleTree Hotel San Jose (San Jose, CA); (iii) Hilton Garden Inn LAX/El Segundo (El Segundo, CA); (iv) Hilton San Francisco Union Square (San Francisco, CA); (v) Embassy Suites Washington D.C. (Washington, D.C.); (vi) Hilton Miami Airport (Miami, FL); (vii) Hilton Orlando Lake Buena Vista (Orlando, FL); (viii) Hilton Atlanta Airport (Atlanta, GA); (ix) Hilton Hawaiian Village Beach Resort & Spa (Honolulu, HI); (x) Hilton Waikoloa Village (Waikoloa, HI); (xi) Hilton Chicago (Chicago, IL); (xii) Hilton Garden Inn Chicago/Oak Brook (Oakbrook Terrace, IL); (xiii) Hilton Suites Chicago/Oak Brook (Oakbrook Terrace, IL); (xiv) Hilton New Orleans Airport (Kenner, LA); (xv) Hilton New Orleans Riverside (New Orleans, LA); (xvi) Hilton Boston Logan Airport (Boston, MA); (xvii) Hilton Short Hills (Short Hills, NJ); (xviii) Hilton New York (New York, NY); (xix) The Waldorf Astoria New York (New York, NY); (xx) Caribe Hilton (San Juan, PR); (xxi) Hampton Inn & Suites Memphis—Shady Grove (Memphis, TN); (xxii) DoubleTree Hotel Crystal City—National Airport (Arlington, VA); (xxiii) Hilton McLean Tysons Corner (McLean, VA); and (xxiv) Hilton Seattle Airport & Conference Center (Seattle, WA).

“Purchase Money Obligations” means any Indebtedness incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets, and whether acquired through the direct acquisition of such property or assets, or otherwise (including through the purchase of Capital Stock of any Person owning such property or assets).

“Qualified Proceeds” means the fair market value of assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business.

“Qualified Securitization Facility” means (A) any timeshare loan backed notes (such as notes issued by Hilton Grand Vacations Trust 2013-A pursuant to the indenture, dated as of August 8, 2013, between Hilton Grand Vacations Trust 2013-A, as issuer, and Wells Fargo Bank, National Association, as indenture trustee) and similar facilities; (B) any revolving non-recourse timeshare notes credit facility (such as the receivables loan agreement, dated May 9, 2013, among Hilton Grand Vacations Trust I LLC, Wells Fargo Bank, National Association, as paying agent, a commercial paper conduit lender, Deutsche Bank AG, New York Branch and Bank of America, N.A., as committed lenders and Deutsche Bank Securities Inc., as administrative agent) and similar facilities; and (C) any other Securitization Facility (a) constituting a securitization financing facility that meets the following conditions: (i) the board of directors or management of the Issuer shall have determined in good faith that such Securitization Facility is in the aggregate economically fair and reasonable to the Issuer and (ii) all sales and/or contributions of Securitization Assets and related assets to the applicable Securitization Subsidiary are made at fair market value (as determined in good faith by the Issuer) or (b) constituting a receivables or payables financing or factoring facility.

“Rating Agencies” means Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuers which shall be substituted for Moody’s or S&P or both, as the case may be.

“Rating Categories” means:

(1)	with respect to S&P, any of the following categories: AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories); and

(2)	with respect to Moody’s, any of the following categories: Aaa, Aa, A, Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories).

“Ratings Improvement” means, with respect to a Change of Control, the obtaining of a rating of the Notes, taking into account the applicable transaction, representing an increase in the rating of the Notes by either Moody’s or S&P by one or more gradations (including gradations within Rating Categories as well as between Rating Categories, but not including ratings outlook changes) over such rating as of the Issue Date. In determining whether the rating of the Notes has increased by one or more gradations, gradations within Ratings Categories, namely + or - for S&P, and 1, 2, and 3 for Moody’s, will be taken into account; for example, in the case of S&P, a rating change either from BB to BB+ or from B+ to BB- will constitute an increase of one gradation.

“Registration Rights Agreement” means a registration rights agreement with respect to the Notes dated as of the Issue Date, among the Issuers and the Initial Purchasers, as such agreement may be amended, modified or supplemented from time to time and, with respect to any Additional Notes, one or more registration rights agreements among the Issuers and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Issuer to the purchasers of Additional Notes to register such Additional Notes under the Securities Act.

“Related Business Assets” means assets (other than Cash Equivalents) used or useful in a Similar Business or any securities of a Person received by the Issuer or a Restricted Subsidiary in exchange for assets transferred by the Issuer or a Restricted Subsidiary; provided that any such securities shall not be deemed to be Related Business Assets, unless (i) upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary or (ii) such securities are received in respect of a transfer of the Specified Real Property Assets.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of the Issuer (including the Co-Issuer and any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided, that upon an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.”

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Sale and Lease-Back Transaction” means any arrangement providing for the leasing by the Issuer or any of its Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by the Issuer or such Restricted Subsidiary to a third Person in contemplation of such leasing.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness of the Issuers or any of its Restricted Subsidiaries secured by a Lien.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Securitization Assets” means the accounts receivable, royalty or other revenue streams and other rights to payment and any other assets related thereto subject to a Qualified Securitization Facility and the proceeds thereof.

“Securitization Facility” means any of one or more receivables or securitization financing facilities as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the Obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the Issuer or any of its Restricted Subsidiaries (other than a Securitization

Subsidiary) pursuant to which the Issuer or any of its Restricted Subsidiaries sells or grants a security interest in its accounts receivable or Securitization Assets or assets related thereto to either (a) a Person that is not a Restricted Subsidiary or (b) a Securitization Subsidiary that in turn sells its accounts receivable to a Person that is not a Restricted Subsidiary.

“Securitization Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Securitization Subsidiary in connection with, any Qualified Securitization Facility.

“Securitization Subsidiary” means any Subsidiary formed for the purpose of, and that solely engages only in one or more Qualified Securitization Facilities and other activities reasonably related thereto.

“Senior Indebtedness” means:

(1) all Indebtedness of the Issuers or any Guarantor outstanding under the Senior Secured Credit Facilities and the Notes and related Guarantees (including interest accruing on or after the filing of any petition in bankruptcy or similar proceeding or for reorganization of the Issuers or any Guarantor (at the rate provided for in the documentation with respect thereto, regardless of whether or not a claim for post-filing interest is allowed in such proceedings)), and any and all other fees, expense reimbursement obligations, indemnification amounts, penalties, and other amounts (whether existing on the Issue Date or thereafter created or incurred) and all obligations of the Issuers or any Guarantor to reimburse any bank or other Person in respect of amounts paid under letters of credit, acceptances or other similar instruments;

(2) all (x) Hedging Obligations (and guarantees thereof) and (y) obligations in respect of Bank Products (and guarantees thereof) owing to a lender under the Senior Secured Credit Facilities or any Affiliate of such lender (or any Person that was a lender or an Affiliate of such lender at the time the applicable agreement giving rise to such Hedging Obligation was entered into); provided, that such Hedging Obligations and obligations in respect of Bank Products, as the case may be, are permitted to be incurred under the terms of the Indenture;

(3) any other Indebtedness of the Issuers or any Guarantor permitted to be incurred under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the Notes or any related Guarantee; and

(4) all Obligations with respect to the items listed in the preceding clauses (1), (2) and (3); provided that Senior Indebtedness shall not include:

(a) any obligation of such Person to the Issuers or any of the Issuers’ Subsidiaries;

(b) any liability for federal, state, local or other taxes owed or owing by such Person;

(c) any accounts payable or other liability to trade creditors arising in the ordinary course of business;

(d) any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person; or

(e) that portion of any Indebtedness which at the time of incurrence is incurred in violation of the Indenture.

“Senior Secured Credit Facilities” means the revolving credit facility and other credit facilities under the Credit Agreement, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings, refinancings or replacements thereof and any one or more indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund, supplement or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under the caption “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” above) or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, trustee, lender or group of lenders or holders.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

“Similar Business” means (1) any business conducted or proposed to be conducted by the Issuer or any of its Restricted Subsidiaries on the Issue Date, and any reasonable extension thereof, or (2) any business or other activities that are reasonably similar, ancillary, incidental, complementary or related to, or a reasonable extension, development or expansion of, the businesses in which the Issuer and its Restricted Subsidiaries are engaged or propose to be engaged on the Issue Date.

“Specified Real Property Assets” means any real property or assets of the Issuer or its Restricted Subsidiaries with an aggregate book value not to exceed 7.5% of Total Assets of the Issuer and its Restricted Subsidiaries.

“Subordinated Indebtedness” means, with respect to the Notes,

(1) any Indebtedness of the Issuers which is by its terms subordinated in right of payment to the Notes, and

(2) any Indebtedness of any Guarantor which is by its terms subordinated in right of payment to the Guarantee of such entity of the Notes.

“Subsidiary” means, with respect to any Person:

(1) any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50.0% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; and

(2) any partnership, joint venture, limited liability company or similar entity of which:

(a) more than 50.0% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise; and

(b) such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

For the avoidance of doubt, any entity that is owned at a 50.0% or less level (as described above) shall not be a “Subsidiary” for any purpose under the Indenture, regardless of whether such entity is consolidated on the Issuer’s or any Restricted Subsidiary’s financial statements.

“Subsidiary Guarantor” means each Guarantor other than Holdings.

“Support and Services Agreement” means the management services or similar agreements between certain of the management companies associated with one or more of the Investors or their advisors, if applicable, and the Issuer (and/or its direct or indirect parent companies), as in effect from time to time; provided that any management, monitoring, consulting and advisory fees payable in advance by the Issuer (and/or its direct or indirect parent companies) and its Restricted Subsidiaries shall not exceed an amount equal to (x) with respect to the period from the Closing Date to December 31, 2013, 2.0% of EBITDA for such period and (y) with respect to any fiscal year thereafter, 2.0% of EBITDA for such fiscal year.

“Timeshare Disposition” means any future direct or indirect sale, transfer or other disposition of all or a portion of the timeshare business of the Issuer and its Restricted Subsidiaries, or all or substantially all of the assets thereof (for the avoidance of doubt, including a sale, transfer or other disposition of Capital Stock of any Person owning such assets, so long as substantially all of the assets of such Person consists of such assets).

“Total Assets” means the total assets of the Issuer and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, as shown on the most recent balance sheet of the Issuer or such other Person.

“Transaction Expenses” means any fees or expenses incurred or paid by the Blackstone Funds, Holdings, the Issuer or any of its (or their) Subsidiaries in connection with the Transactions (including expenses in connection with hedging transactions related to the Senior Secured Credit Facilities and any original issue discount or upfront fees), the Support and Services Agreement (to the extent accrued on or prior to the closing of the Senior Secured Credit Facilities), the Indenture, the Loan Documents (as defined in the Senior Secured Credit Facilities) and the transactions contemplated hereby and thereby.

“Transactions” means the issuance of the Notes and the guarantees thereof on the Issue Date, the borrowings under the Senior Secured Credit Facilities on or prior to the Completion Date, the repayment and refinancing of certain Indebtedness on the Completion Date as described in the Offering Memorandum, and the payment of Transaction Expenses.

“Treasury Rate” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to October 15, 2016; provided, that if the period from the Redemption Date to such date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).

“Uniform Commercial Code” means the Uniform Commercial Code or any successor provision thereof as the same may from time to time be in effect in the State of New York.

“Unrestricted Subsidiary” means:

(1) any PropCo entity or any Subsidiary of the Issuer which at the time of determination is an Unrestricted Subsidiary (as designated by the Issuer, as provided below); and

(2) any Subsidiary of a PropCo entity or any other Unrestricted Subsidiary.

The Issuer may designate any Subsidiary of the Issuer other than the Co-Issuer (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Issuer or any Subsidiary of the Issuer (other than solely any Subsidiary of the Subsidiary to be so designated); provided, that:

(1) any Unrestricted Subsidiary must be an entity of which the Equity Interests entitled to cast at least a majority of the votes that may be cast by all Equity Interests having ordinary voting power for the election of directors or Persons performing a similar function are owned, directly or indirectly, by the Issuer;

(2) such designation complies with the covenants described under “—Certain Covenants—Limitation on Restricted Payments”; and

(3) each of (a) the Subsidiary to be so designated and (b) its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuer or any Restricted Subsidiary, in each case, except any Permitted Intercompany Activities.

The Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, that, immediately after giving effect to such designation, no Default shall have occurred and be continuing and either:

(1) the Issuer could incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Test; or

(2) the Fixed Charge Coverage Ratio for the Issuer and its Restricted Subsidiaries would be equal to or greater than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation.

Any such designation by the Issuer shall be notified by the Issuer to the Trustee by promptly filing with the Trustee a copy of the resolution of the board of directors of the Issuer or any committee thereof giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Dollar Equivalent” means with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the “Exchange Rates” column under the heading “Currency Trading” on the date two business days prior to such determination.

“U.S. Government Securities” means securities that are:

(1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Securities or a specific payment of principal of or interest on any such U.S. Government Securities held by such custodian for the account of the holder of such depository receipt; provided, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Securities or the specific payment of principal of or interest on the U.S. Government Securities evidenced by such depository receipt.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:

(1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment; by

(2) the sum of all such payments.

provided, that for purposes of determining the Weighted Average Life to Maturity of any Indebtedness that is being extended, replaced, refunded, refinanced, renewed or defeased (the “Applicable Indebtedness”), the effects of any amortization or prepayments made on such Applicable Indebtedness prior to the date of the applicable extension, replacement, refunding, refinancing, renewal or defeasance shall be disregarded.

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Equity Interests of which (other than directors’ qualifying shares and shares issued to foreign nationals as required by applicable law) shall at the time be owned by such Person and/or by one or more Wholly Owned Subsidiaries of such Person.

THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

The Issuers and the guarantors of the outstanding notes and the initial purchasers entered into a registration rights agreement pursuant to which each of the Issuers and the guarantors of the outstanding notes have agreed that it will, at its expense, for the benefit of the holders of outstanding notes, (i) file one or more registration statements on an appropriate registration form with respect to a registered offer to exchange the outstanding notes for new notes, guaranteed by the guarantors on a full and unconditional, joint and several senior unsecured basis, with terms substantially identical in all material respects to the outstanding notes and (ii) use its commercially reasonable efforts to cause the registration statement to be declared effective under the Securities Act. As of the date of this prospectus, $1,500,000,000 aggregate principal amount of the 5.625% Senior Notes due 2021 is outstanding, and the outstanding notes were issued on October 4, 2013.

Under the circumstances set forth below, the Issuers and the guarantors will use their commercially reasonable best efforts to cause the SEC to declare effective a shelf registration statement with respect to the resale of the outstanding notes within the time periods specified in the registration rights agreement and keep such registration statement effective for up to one year after the effective date of the shelf registration statement. These circumstances include:

•	if any change in law or in currently prevailing interpretations of the Staff of the SEC do not permit us to effect an exchange offer;

•	if an exchange offer is not consummated within the registration period contemplated by the registration rights agreement;

•	if, in certain circumstances, certain holders of unregistered exchange notes so request; or

•	if in the case of any holder that participates in an exchange offer, such holder does not receive exchange notes on the date of the exchange that may be sold without restriction under state and federal securities laws (other than due solely to the status of such holder as an affiliate of ours within the meaning of the Securities Act).

Under the registration rights agreement, if (A) we have neither (i) exchanged exchange notes for all notes validly tendered in accordance with the terms of an exchange offer nor (ii) had a shelf registration statement declared effective under the Securities Act, in either case on or prior to the 450th day after October 4, 2013, or (B) if applicable, a shelf registration statement has been declared effective and such shelf registration statement ceases to be effective at any time during the effectiveness period (subject to certain exceptions) (each such event referred to in clauses (A) and (B), a “Registration Default”), then additional interest (“Additional Interest”) shall accrue on the principal amount of the notes then outstanding at a rate of 0.25% per annum during the 90-day period immediately following the occurrence of any Registration Default (which rate will be increased by an additional 0.25% per annum for each subsequent 90-day period that such Additional Interest continues to accrue; provided that the rate at which such Additional Interest accrues may in no event exceed 1.00% per annum) (any such Additional Interest to be calculated by us) commencing on (x) the 451st day after October 4, 2013 (in the case of clause (A) above), or (y) the day such shelf registration statement ceases to be effective (in the case of clause (B) above); provided, however, that upon the exchange of exchange notes for all notes tendered (in the case of clause (A) above), or upon the effectiveness of a shelf registration statement that had ceased to remain effective (in the case of clause (B) above) or if the notes otherwise no longer constitute transfer restricted securities (as such term is defined in the registration rights agreement), Additional Interest on such notes as a result of such clause (or the relevant sub-clause thereof), as the case may be, shall cease to accrue.

If you wish to exchange your outstanding notes for exchange notes in the exchange offer, you will be required to make the following written representations:

•	you are not an affiliate of the Issuers or any guarantor within the meaning of Rule 405 of the Securities Act;

•	you have no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of the exchange notes in violation of the Securities Act;

•	you are not engaged in, and do not intend to engage in, a distribution of the exchange notes; and

•	you are acquiring the exchange notes in the ordinary course of your business.

Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where the broker-dealer acquired the outstanding notes as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. Please see “Plan of Distribution.”

Resale of Exchange Notes

Based on interpretations by the SEC set forth in no-action letters issued to third parties, we believe that you may resell or otherwise transfer exchange notes issued in the exchange offer without complying with the registration and prospectus delivery provisions of the Securities Act, if:

•	you are not an affiliate of the Issuers or any guarantor within the meaning of Rule 405 under the Securities Act;

•	you do not have an arrangement or understanding with any person to participate in a distribution of the exchange notes;

•	you are not engaged in, and do not intend to engage in, a distribution of the exchange notes; and

•	you are acquiring the exchange notes in the ordinary course of your business.

If you are an affiliate of the Issuers or any guarantor, or are engaging in, or intend to engage in, or have any arrangement or understanding with any person to participate in, a distribution of the exchange notes, or are not acquiring the exchange notes in the ordinary course of your business:

•	you cannot rely on the position of the SEC set forth in Morgan Stanley & Co. Inc. (available June 5, 1991) and Exxon Capital Holdings Corp. (available May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling (available July 2, 1993), or similar no-action letters; and

•	in the absence of an exception from the position stated immediately above, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes.

This prospectus may be used for an offer to resell, resale or other transfer of exchange notes only as specifically set forth in this prospectus. With regard to broker-dealers, only broker-dealers that acquired the outstanding notes as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. Please read “Plan of Distribution” for more details regarding the transfer of exchange notes.

Terms of the Exchange Offer

On the terms and subject to the conditions set forth in this prospectus and in the accompanying letters of transmittal, the Issuers will accept for exchange in the exchange offer any outstanding notes that are validly tendered and not validly withdrawn prior to the expiration date. Outstanding notes may only be tendered in a principal amount of $2,000 and in integral multiples of $1,000 in excess thereof. The Issuers will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding notes surrendered in the exchange offer.

The form and terms of the exchange notes will be identical in all material respects to the form and terms of the outstanding notes except the exchange notes will be registered under the Securities Act, will not bear legends restricting their transfer and will not provide for any additional interest upon failure by the Issuers and the guarantors to fulfill their obligations under the registration rights agreement to complete the exchange offer, or file, and cause to be effective, a shelf registration statement, if required thereby, within the specified time period. The exchange notes will evidence the same debt as the outstanding notes. The exchange notes will be issued under and entitled to the benefits of the same indenture that governs the terms of the outstanding notes. For a description of the indenture, see “Description of the Notes.”

The exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered for exchange.

This prospectus and the letter of transmittal are being sent to all registered holders of outstanding notes. There will be no fixed record date for determining registered holders of outstanding notes entitled to participate in the exchange offer. The Issuers and the guarantors intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC. Outstanding notes that are not tendered for exchange in the exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits such holders have under the indenture and the registration rights agreement except the Issuers and the guarantors will not have any further obligation to you to provide for the registration of the outstanding notes under the registration rights agreement.

The Issuers will be deemed to have accepted for exchange properly tendered outstanding notes when the Issuers have given written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from the Issuers and delivering exchange notes to holders. Subject to the terms of the registration rights agreement, the Issuers expressly reserve the right to amend or terminate the exchange offer and to refuse to accept the occurrence of any of the conditions specified below under “—Conditions to the Exchange Offer.”

If you tender your outstanding notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes. We will pay all charges and expenses, other than certain applicable taxes described below in connection with the exchange offer. It is important that you read “—Fees and Expenses” below for more details regarding fees and expenses incurred in the exchange offer.

Expiration Date; Extensions, Amendments

As used in this prospectus, the term “expiration date” means 5:00 p.m., New York City time, on                     , 2014, which is the 21st business day after the date of this prospectus. However, if the Issuers, in their sole discretion, extend the period of time for which the exchange offer is open, the term “expiration date” will mean the latest time and date to which the Issuers shall have extended the expiration of the exchange offer.

To extend the period of time during which the exchange offer is open, the Issuers will notify the exchange agent of any extension by written notice, followed by notification by press release or other public announcement to the registered holders of the outstanding notes no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. The Issuers are generally required to extend the offering period for any material change, including the waiver of a material condition, so that at least five business days remain in the exchange offer after the change.

The Issuers reserve the right, in their sole discretion:

•	to delay accepting for exchange any outstanding notes (if the Issuers amend or extend the exchange offer);

•	to extend the exchange offer or to terminate the exchange offer if any of the conditions set forth below under “—Conditions to the Exchange Offer” have not been satisfied, by giving written notice of such delay, extension or termination to the exchange agent; and

•	subject to the terms of the registration rights agreement, to amend the terms of the exchange offer in any manner.

Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by notice to the registered holders of the outstanding notes. If the Issuers amend the exchange offer in a manner that it determines to constitute a material change, the Issuers will promptly disclose the amendment in a manner reasonably calculated to inform the holders of applicable outstanding notes of that amendment.

Conditions to the Exchange Offer

Despite any other term of the exchange offer, the Issuers will not be required to accept for exchange, or to issue exchange notes in exchange for, any outstanding notes and the Issuers may terminate or amend the exchange offer as provided in this prospectus prior to the expiration date if in their reasonable judgment:

•	the exchange offer or the making of any exchange by a holder violates any applicable law or interpretation of the SEC; or

•	any action or proceeding has been instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer that, in their judgment, would reasonably be expected to impair their ability to proceed with the exchange offer.

In addition, the Issuers will not be obligated to accept for exchange the outstanding notes of any holder that has not made to the Issuers:

•	the representations described under “—Purpose and Effect of the Exchange Offer,” “—Procedures for Tendering Outstanding Notes” and “Plan of Distribution;” or

•	any other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to make available to the Issuers an appropriate form for registration of the exchange notes under the Securities Act.

The Issuers expressly reserve the right at any time or at various times to extend the period of time during which the exchange offer is open. Consequently, the Issuers may delay acceptance of any outstanding notes by giving written notice of such extension to their holders. The Issuers will return any outstanding notes that the Issuers do not accept for exchange for any reason without expense to their tendering holder promptly after the expiration or termination of the exchange offer.

The Issuers expressly reserve the right to amend or terminate the exchange offer and to reject for exchange any outstanding notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified above. In addition, the Issuers are generally required to extend the offering period for any material change, including the waiver of a material condition, so that at least five business days remain in the exchange offer after the change. The Issuers will give written notice of any extension, amendment, non-acceptance or termination to the holders of the outstanding notes as promptly as practicable. In the case of any extension, such notice will be issued no later than 9:00 a.m. New York City time, on the next business day after the previously scheduled expiration date.

These conditions are for sole benefit of the Issuers and the Issuers may assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any or at various times prior to the expiration date in their sole discretion. If the Issuers fail at any time to exercise any of the foregoing rights, this failure will not constitute a waiver of such right. Each such right will be deemed an ongoing right that the Issuers may assert at any time or at various times prior to the expiration date.

In addition, the Issuers will not accept for exchange any outstanding notes tendered, and will not issue exchange notes in exchange for any such outstanding notes, if at such time any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939 (the “TIA”).

Procedures for Tendering Outstanding Notes

To tender your outstanding notes in the exchange offer, you must comply with either of the following:

•	complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal, have the signature(s) on the letter of transmittal guaranteed if required by the letter of transmittal and mail or deliver such letter of transmittal or facsimile thereof to the exchange agent at the address set forth below under “—Exchange Agent” prior to the expiration date; or

•	comply with DTC’s Automated Tender Offer Program procedures described below.

In addition, either:

•	the exchange agent must receive certificates for outstanding notes along with the letter of transmittal prior to the expiration date;

•	the exchange agent must receive a timely confirmation of book-entry transfer of outstanding notes into the exchange agent’s account at DTC according to the procedures for book-entry transfer described below or a properly transmitted agent’s message prior to the expiration date; or

•	you must comply with the guaranteed delivery procedures described below.

Your tender, if not withdrawn prior to the expiration date, constitutes an agreement between the Issuers and you upon the terms and subject to the conditions described in this prospectus and in the letter of transmittal.

The method of delivery of outstanding notes, letters of transmittal, and all other required documents to the exchange agent is at your election and risk. We recommend that instead of delivery by mail, you use an overnight or hand delivery service, properly insured. In all cases, you should allow sufficient time to assure timely delivery to the exchange agent before the expiration date. You should not send letters of transmittal or certificates representing outstanding notes to us. You may request that your broker, dealer, commercial bank, trust company or nominee effect the above transactions for you.

If you are a beneficial owner whose outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company, or other nominee and you wish to tender your notes, you should promptly contact the registered holder and instruct the registered holder to tender on your behalf. If you wish to tender the outstanding notes yourself, you must, prior to completing and executing the letter of transmittal and delivering your outstanding notes, either:

•	make appropriate arrangements to register ownership of the outstanding notes in your name; or

•	obtain a properly completed bond power from the registered holder of outstanding notes.

The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.

Signatures on the letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc., a commercial bank or trust company having an office or correspondent in the United States or another “eligible guarantor institution” within the meaning of Rule 17A(d)-15 under the Exchange Act unless the outstanding notes surrendered for exchange are tendered:

•	by a registered holder of the outstanding notes who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” in the letter of transmittal; or

•	for the account of an eligible guarantor institution.

If the letter of transmittal is signed by a person other than the registered holder of any outstanding notes listed on the outstanding notes, such outstanding notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder’s name appears on the outstanding notes and an eligible guarantor institution must guarantee the signature on the bond power.

If the letter of transmittal or any certificates representing outstanding notes, or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, those persons should also indicate when signing and, unless waived by the Issuers, they should also submit evidence satisfactory to the Issuers of their authority to so act.

The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC’s system may use DTC’s Automated Tender Offer Program to tender. Participants in the program may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange agent, electronically transmit their acceptance of the exchange by causing DTC to transfer the outstanding notes to the exchange agent in accordance with DTC’s Automated Tender Offer Program procedures for transfer. DTC will then send an agent’s message to the exchange agent. The term “agent’s message” means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, which states that:

•	DTC has received an express acknowledgment from a participant in its Automated Tender Offer Program that is tendering outstanding notes that are the subject of the book-entry confirmation;

•	the participant has received and agrees to be bound by the terms of the letter of transmittal, or in the case of an agent’s message relating to guaranteed delivery, that such participant has received and agrees to be bound by the notice of guaranteed delivery; and

•	the Issuers may enforce that agreement against such participant.

Acceptance of Exchange Notes

In all cases, the Issuers will promptly issue exchange notes for outstanding notes that they have accepted for exchange under the exchange offer only after the exchange agent timely receives:

•	outstanding notes or a timely book-entry confirmation of such outstanding notes into the exchange agent’s account at the book-entry transfer facility; and

•	a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent’s message.

By tendering outstanding notes pursuant to the exchange offer, you will represent to the Issuers that, among other things:

•	you are not an affiliate of the Issuers or the guarantors within the meaning of Rule 405 under the Securities Act;

•	you do not have an arrangement or understanding with any person or entity to participate in a distribution of the exchange notes; and

•	you are acquiring the exchange notes in the ordinary course of your business.

In addition, each broker-dealer that is to receive exchange notes for its own account in exchange for outstanding notes must represent that such outstanding notes were acquired by that broker-dealer as a result of market-making activities or other trading activities and must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. See “Plan of Distribution.”

The Issuers will interpret the terms and conditions of the exchange offer, including the letters of transmittal and the instructions to the letters of transmittal, and will resolve all questions as to the validity, form, eligibility, including time of receipt, and acceptance of outstanding notes tendered for exchange. Determinations of the Issuers in this regard will be final and binding on all parties. The Issuers reserve the absolute right to reject any and all tenders of any particular outstanding notes not properly tendered or to not accept any particular outstanding notes if the acceptance might, in their or their counsel’s judgment, be unlawful. The Issuers also reserve the absolute right to waive any defects or irregularities as to any particular outstanding notes prior to the expiration date.

Unless waived, any defects or irregularities in connection with tenders of outstanding notes for exchange must be cured within such reasonable period of time as the Issuers determine. Neither the Issuers, the exchange agent, nor any other person will be under any duty to give notification of any defect or irregularity with respect to any tender of outstanding notes for exchange, nor will any of them incur any liability for any failure to give notification. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the irregularities have not been cured or waived will be returned by the exchange agent to the tendering holder, unless otherwise provided in the letter of transmittal, promptly after the expiration date.

Book-Entry Delivery Procedures

Promptly after the date of this prospectus, the exchange agent will establish an account with respect to the outstanding notes at DTC, as book-entry transfer facilities, for purposes of the exchange offer. Any financial institution that is a participant in the book-entry transfer facility’s system may make book-entry delivery of the outstanding notes by causing the book-entry transfer facility to transfer those outstanding notes into the exchange agent’s account at the facility in accordance with the facility’s procedures for such transfer. To be timely, book-entry delivery of outstanding notes requires receipt of a confirmation of a book-entry transfer, a “book-entry confirmation,” prior to the expiration date. In addition, although delivery of outstanding notes may be effected through book-entry transfer into the exchange agent’s account at the book-entry transfer facility, the letter of transmittal or a manually signed facsimile thereof, together with any required signature guarantees and any other required documents, or an “agent’s message,” as defined below, in connection with a book-entry transfer, must, in any case, be delivered or transmitted to and received by the exchange agent at its address set forth on the cover page of the letter of transmittal prior to the expiration date to receive exchange notes for tendered outstanding notes, or the guaranteed delivery procedure described below must be complied with. Tender will not be deemed made until such documents are received by the exchange agent. Delivery of documents to the book-entry transfer facility does not constitute delivery to the exchange agent.

Holders of outstanding notes who are unable to deliver confirmation of the book-entry tender of their outstanding notes into the exchange agent’s account at the book-entry transfer facility or all other documents required by the letter of transmittal to the exchange agent on or prior to the expiration date must tender their outstanding notes according to the guaranteed delivery procedures described below.

Guaranteed Delivery Procedures

If you wish to tender your outstanding notes but your outstanding notes are not immediately available or you cannot deliver your outstanding notes, the letter of transmittal or any other required documents to the exchange agent or comply with the applicable procedures under DTC’s Automatic Tender Offer Program, prior to the expiration date, you may still tender if:

•	the tender is made through an eligible guarantor institution;

•

prior to the expiration date, the exchange agent receives from such eligible guarantor institution either a properly completed and duly executed notice of guaranteed delivery, by facsimile transmission, mail, or hand delivery or a properly transmitted agent’s message and notice of guaranteed delivery, that (1) sets forth your name and address, the certificate number(s) of such outstanding notes and the principal amount of outstanding notes tendered; (2) states that the tender is being made thereby; and (3) guarantees that, within three NYSE trading days after the expiration date, the letter of transmittal, or facsimile thereof, together with the outstanding notes or a book-entry confirmation, and any other documents required by the letter of transmittal, will be deposited by the eligible guarantor institution with the exchange agent; and

•	the exchange agent receives the properly completed and executed letter of transmittal or facsimile thereof, as well as certificate(s) representing all tendered outstanding notes in proper form for transfer or a book-entry confirmation of transfer of the outstanding notes into the exchange agent’s account at DTC, and all other documents required by the letter of transmittal within three NYSE trading days after the expiration date.

Upon request, the exchange agent will send to you a notice of guaranteed delivery if you wish to tender your outstanding notes according to the guaranteed delivery procedures.

Withdrawal Rights

Except as otherwise provided in this prospectus, you may withdraw your tender of outstanding notes at any time prior to 5:00 p.m., New York City time, on the expiration date.

For a withdrawal to be effective:

•	the exchange agent must receive a written notice, which may be by telegram, telex, facsimile or letter, of withdrawal at its address set forth below under “—Exchange Agent;” or

•	you must comply with the appropriate procedures of DTC’s Automated Tender Offer Program system.

Any notice of withdrawal must:

•	specify the name of the person who tendered the outstanding notes to be withdrawn;

•	identify the outstanding notes to be withdrawn, including the certificate numbers and principal amount of the outstanding notes; and

•	where certificates for outstanding notes have been transmitted, specify the name in which such outstanding notes were registered, if different from that of the withdrawing holder.

If certificates for outstanding notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, you must also submit:

•	the serial numbers of the particular certificates to be withdrawn; and

•	a signed notice of withdrawal with signatures guaranteed by an eligible institution unless you are an eligible guarantor institution.

If outstanding notes have been tendered pursuant to the procedures for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn outstanding notes and otherwise comply with the procedures of the facility. The Issuers will determine all questions as to the validity, form, and eligibility, including time of receipt of notices of withdrawal and their determination will be final and binding on all parties. Any outstanding notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any outstanding notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder, without cost to the holder, or, in the case of book-entry transfer, the outstanding notes will be credited to an account at the book-entry transfer facility, promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn outstanding notes may be retendered by following the procedures described under “—Procedures for Tendering Outstanding Notes” above at any time on or prior to the expiration date.

Exchange Agent

Wilmington Trust, National Association has been appointed as the exchange agent for the exchange offer. Wilmington Trust, National Association also acts as trustee under the indenture governing the notes. You should direct all executed letters of transmittal and all questions and requests for assistance, requests for additional copies of this prospectus or of the letters of transmittal, and requests for notices of guaranteed delivery to the exchange agent addressed as follows:

By Mail or Overnight Courier:	By Facsimile:	By Hand Delivery:
Wilmington Trust, National Association	(302) 636-4145	Wilmington Trust, National Association
c/o Wilmington Trust Company	Attn: Workflow Management	c/o Wilmington Trust Company
Corporate Capital Markets		Corporate Capital Markets
Rodney Square North		Rodney Square North
1100 North Market Street		1100 North Market Street
Wilmington, Delaware 19890-1626		Wilmington, Delaware 19890-1626
Attn: Workflow Management—5th Floor		Attn: Workflow Management—5th Floor

To Confirm by Email:
DTC2@wilmingtontrust.com
Attn: Workflow Management

If you deliver the letter of transmittal to an address other than the one set forth above or transmit instructions via facsimile other than the one set forth above, that delivery or those instructions will not be effective.

Fees and Expenses

The registration rights agreement provides that we will bear all expenses in connection with the performance of our obligations relating to the registration of the exchange notes and the conduct of the exchange offer. These expenses include registration and filing fees, accounting and legal fees and printing costs, among others. We will pay the exchange agent reasonable and customary fees for its services and reasonable out-of-pocket expenses. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for customary mailing and handling expenses incurred by them in forwarding this prospectus and related documents to their clients that are holders of outstanding notes and for handling or tendering for such clients.

We have not retained any dealer-manager in connection with the exchange offer and will not pay any fee or commission to any broker, dealer, nominee or other person, other than the exchange agent, for soliciting tenders of outstanding unregistered notes pursuant to the exchange offer.

Accounting Treatment

We will record the exchange notes in our accounting records at the same carrying value as the outstanding notes, which is the aggregate principal amount as reflected in our accounting records on the date of exchanges, as the terms of the exchange notes are substantially identical to the terms of the outstanding notes. Accordingly, we will not recognize any gain or loss for accounting purposes upon the consummation of this exchange offer. We will capitalize the expenses relating to the exchange offer.

Transfer Taxes

The Issuers and the guarantors will pay all transfer taxes, if any, applicable to the exchanges of outstanding notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

•	certificates representing outstanding notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of outstanding notes tendered;

•	tendered outstanding notes are registered in the name of any person other than the person signing the letter of transmittal; or

•	a transfer tax is imposed for any reason other than the exchange of outstanding notes under the exchange offer.

If satisfactory evidence of payment of such taxes is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed to that tendering holder.

Holders who tender their outstanding notes for exchange will not be required to pay any transfer taxes. However, holders who instruct the Issuers to register exchange notes in the name of, or request that outstanding notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be required to pay any applicable transfer tax.

Consequences of Failure to Exchange

If you do not exchange your outstanding notes for exchange notes under the exchange offer, your outstanding notes will remain subject to the restrictions on transfer of such outstanding notes:

•	as set forth in the legend printed on the outstanding notes as a consequence of the issuances of the outstanding notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws; and

•	as otherwise set forth in the offering memorandum distributed in connection with the private offering of the outstanding notes.

In general, you may not offer or sell your outstanding notes unless they are registered under the Securities Act or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act.

Other

Participating in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

We may in the future seek to acquire untendered outstanding notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any outstanding notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered outstanding notes.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The exchange of outstanding notes for exchange notes in the exchange offer will not constitute a taxable event to holders for U.S. federal income tax purposes. Consequently, you will not recognize gain or loss upon receipt of an exchange note, the holding period of the exchange note will include the holding period of the outstanding note exchanged therefor and the basis of the exchange note will be the same as the basis of the outstanding note immediately before the exchange.

In any event, persons considering the exchange of outstanding notes for exchange notes should consult their own tax advisors concerning the U.S. federal income tax consequences in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the acquisition and holding of the notes by employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) or provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

In considering an investment in the notes of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of notes (including an exchange of outstanding notes for exchange notes) by an ERISA Plan with respect to which an Issuer or a guarantor is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs,” that may apply to the acquisition and holding of the notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any ERISA Plan involved in the transaction and provided further that the ERISA Plan pays no more than adequate consideration in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Because of the foregoing, the notes should not be acquired or held by any person investing “plan assets” of any Plan, unless such acquisition and holding (and the exchange of outstanding notes for exchange notes) will not constitute a non-exempt prohibited transaction under ERISA and the Code or a similar violation of any applicable Similar Laws.

Representation

Accordingly, by acceptance of a note (including an exchange of outstanding notes for exchange notes), each purchaser and subsequent transferee of a note will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to purchase or hold the notes or any interest therein constitutes assets of any Plan or (ii) the purchase and holding of the notes or any interest therein by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering acquiring or holding the notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the acquisition and holding of the notes.

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account pursuant to an exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities. To the extent any such broker-dealer participates in the exchange offer, we have agreed that for a period of up to 90 days, we will make this prospectus, as amended or supplemented, available to such broker-dealer for use in connection with any such resale, and will deliver as many additional copies of this prospectus and each amendment or supplement to this prospectus and any documents incorporated by reference in this prospectus as such broker-dealer may reasonably request. In addition, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own accounts pursuant to an exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to an exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit of any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the outstanding notes) and will indemnify you (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity and enforceability of the exchange notes will be passed upon for us by Simpson Thacher & Bartlett LLP, New York, New York. In rendering its opinion, Simpson Thacher & Bartlett LLP will rely upon the opinion of Dentons US LLP as to all matters governed by the laws of the states of Arizona, California, Kansas, Massachusetts, Missouri and Texas, the opinion of Hill, Ward & Henderson, P.A. as to all matters governed by the laws of the state of Florida, the opinion of Jones Walker LLP as to all matters governed by the laws of the state of Louisiana, the opinion of Snell & Wilmer L.L.P. as to all matters governed by the laws of the state of Nevada and the opinion of Bass, Berry & Sims PLC as to all matters governed by the laws of the state of Tennessee. An investment vehicle comprised of selected partners of Simpson Thacher & Bartlett LLP, members of their families, related persons and others owns an interest representing less than 1 percent of the capital commitments of funds affiliated with The Blackstone Group L.P.

EXPERTS

The consolidated financial statements of Hilton Worldwide Holdings Inc. at December 31, 2013 and 2012, and for each of the three years in the period ended December 31, 2013, appearing in this prospectus and the registration statement of which this prospectus forms a part have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We and our guarantor subsidiaries have filed with the SEC a registration statement on Form S-4 under the Securities Act with respect to the exchange notes. This prospectus, filed as part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us, our guarantors and the exchange notes, we refer you to the registration statement and to its exhibits and schedules. Statements in this prospectus about the contents of any contract, agreement or other document are not necessarily complete and in each instance we refer you to the copy of such contract, agreement or document filed as an exhibit to the registration statement. Anyone may inspect the registration statement and its exhibits and schedules without charge at the public reference facilities the SEC maintains at 100 F Street, N.E., Washington, D.C. 20549. You may obtain copies of all or any part of these materials from the SEC upon the payment of certain fees prescribed by the SEC. You may obtain further information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also inspect these reports and other information without charge at a website maintained by the SEC. The address of this site is http://www.sec.gov.

So long as we are subject to the periodic reporting requirements of the Exchange Act, we are required to furnish the information required to be filed with the SEC to the trustee and the holders of the outstanding notes. We have agreed that, even if we are not required under the Exchange Act to furnish such information to the SEC, we will nonetheless continue to furnish information that would be required to be furnished by us by Section 13 or 15(d) of the Exchange Act.

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders of

Hilton Worldwide Holdings Inc.

We have audited the accompanying consolidated balance sheets of Hilton Worldwide Holdings Inc. as of December 31, 2013 and 2012, and the related consolidated statements of operations, comprehensive income, stockholders’ equity, and cash flows for each of the three years in the period ended December 31, 2013. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Hilton Worldwide Holdings Inc. at December 31, 2013 and 2012, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2013, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

February 27, 2014

Except for Note 29, as to which the date is

September 10, 2014

HILTON WORLDWIDE HOLDINGS INC.

CONSOLIDATED BALANCE SHEETS

(in millions, except share data)

	December 31,
	2013	2012
ASSETS
Current Assets:
Cash and cash equivalents	$594	$755
Restricted cash and cash equivalents	266	550
Accounts receivable, net of allowance for doubtful accounts of $32 and $39	731	719
Inventories	396	415
Deferred income tax assets	23	76
Current portion of financing receivables, net	94	119
Current portion of securitized financing receivables, net	27	—
Prepaid expenses	148	153
Other	104	40

Total current assets (variable interest entities—$97 and $49)	2,383	2,827

Property, Investments and Other Assets:
Property and equipment, net	9,058	9,197
Financing receivables, net	635	815
Securitized financing receivables, net	194	—
Investments in affiliates	260	291
Goodwill	6,220	6,197
Brands	5,013	5,029
Management and franchise contracts, net	1,452	1,600
Other intangible assets, net	751	744
Deferred income tax assets	193	104
Other	403	262

Total property, investments and other assets (variable interest entities—$408 and $168)	24,179	24,239

TOTAL ASSETS	$26,562	$27,066

LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable, accrued expenses and other	$2,079	$1,922
Current maturities of long-term debt	4	392
Current maturities of non-recourse debt	48	15
Income taxes payable	11	20

Total current liabilities (variable interest entities—$86 and $51)	2,142	2,349
Long-term debt	11,751	15,183
Non-recourse debt	920	405
Deferred revenues	674	82
Deferred income tax liabilities	5,053	4,948
Liability for guest loyalty program	597	503
Other	1,149	1,441

Total liabilities (variable interest entities—$583 and $485)	22,286	24,911

Commitments and contingencies—see Note 25

Equity:
Preferred stock, $0.01 par value; 3,000,000,000 authorized shares, none issued or outstanding as of December 31, 2013; none authorized, issued or outstanding as of December 31, 2012	—	—
Common stock, $0.01 par value; 30,000,000,000 authorized shares and 984,615,364 issued and outstanding as of December 31, 2013; 9,205,128,000 authorized shares and 920,512,800 issued and outstanding as of December 31, 2012(1)	10	1
Additional paid-in capital	9,948	8,452
Accumulated deficit	(5,331)	(5,746)
Accumulated other comprehensive loss	(264)	(406)

Total Hilton stockholders’ equity	4,363	2,301
Noncontrolling interests	(87)	(146)

Total equity	4,276	2,155

TOTAL LIABILITIES AND EQUITY	$26,562	$27,066

(1)	Common stock shares issued and outstanding as of December 31, 2012 have been adjusted for a 9,205,128-for-1 stock split, which occurred on December 17, 2013.

See notes to consolidated financial statements.

HILTON WORLDWIDE HOLDINGS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share data)

	Year Ended December 31,
	2013	2012	2011
Revenues
Owned and leased hotels	$4,046	$3,979	$3,898
Management and franchise fees and other	1,175	1,088	1,014
Timeshare	1,109	1,085	944

	6,330	6,152	5,856
Other revenues from managed and franchised properties	3,405	3,124	2,927

Total revenues	9,735	9,276	8,783

Expenses
Owned and leased hotels	3,147	3,230	3,213
Timeshare	730	758	668
Depreciation and amortization	603	550	564
Impairment losses	—	54	20
General, administrative and other	748	460	416

	5,228	5,052	4,881
Other expenses from managed and franchised properties	3,405	3,124	2,927

Total expenses	8,633	8,176	7,808

Operating income	1,102	1,100	975

Interest income	9	15	11
Interest expense	(620)	(569)	(643)
Equity in earnings (losses) from unconsolidated affiliates	16	(11)	(145)
Gain (loss) on foreign currency transactions	(45)	23	(21)
Gain on debt extinguishment	229	—	—
Other gain, net	7	15	19

Income before income taxes	698	573	196

Income tax benefit (expense)	(238)	(214)	59

Net income	460	359	255
Net income attributable to noncontrolling interests	(45)	(7)	(2)

Net income attributable to Hilton stockholders	$415	$352	$253

Earnings per share:
Basic and diluted	$0.45	$0.38	$0.27

See notes to consolidated financial statements.

HILTON WORLDWIDE HOLDINGS INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(in millions)

	Year Ended December 31,
	2013	2012	2011
Net income	$460	$359	$255

Other comprehensive income (loss), net of tax benefit (expense):
Currency translation adjustment, net of tax of $39, $102, and $(2)	94	138	(82)
Pension liability adjustment:
Net actuarial gain (loss), net of tax of $(31), $20, and $10	48	(35)	(21)
Prior service credit (cost), net of tax of $(3), $4, and $(2)	6	(8)	3
Amortization of net gain, net of tax of $(3), $(1), and $(2)	6	2	5

Total pension liability adjustment	60	(41)	(13)
Cash flow hedge adjustment, net of tax of $(4), $—, and $(1)	6	—	1

Total other comprehensive income (loss)	160	97	(94)

Comprehensive income	620	456	161
Comprehensive loss (income) attributable to noncontrolling interests	(63)	(21)	1

Comprehensive income attributable to Hilton stockholders	$557	$435	$162

See notes to consolidated financial statements.

HILTON WORLDWIDE HOLDINGS INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

	Year Ended December 31,
	2013	2012	2011
Operating Activities:
Net income	$460	$359	$255
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	603	550	564
Impairment losses	—	54	20
Equity in losses (earnings) from unconsolidated affiliates	(16)	11	145
Loss (gain) on foreign currency transactions	45	(23)	21
Gain on debt extinguishment	(229)	—	—
Other gain, net	(7)	(15)	(19)
Share-based compensation	262	50	19
Amortization of deferred financing costs and other	25	(5)	6
Distributions from unconsolidated affiliates	27	31	13
Deferred income taxes	65	73	(187)
Changes in operating assets and liabilities:
Accounts receivable, net	(16)	(82)	(43)
Inventories	19	137	119
Prepaid expenses	4	(15)	(7)
Other current assets	(65)	51	(29)
Accounts payable, accrued expenses and other	132	71	151
Income taxes payable	(8)	3	—
Change in restricted cash and cash equivalents	91	(79)	(14)
Change in timeshare financing receivables	(15)	(68)	(53)
Change in deferred revenues	592	(8)	—
Change in liability for guest loyalty program	139	6	128
Change in other liabilities	14	(48)	83
Other	(21)	57	(5)

Net cash provided by operating activities	2,101	1,110	1,167

Investing Activities:
Capital expenditures for property and equipment	(254)	(433)	(389)
Acquisitions	(30)	—	(12)
Payments received on other financing receivables	5	8	7
Issuance of other financing receivables	(10)	(4)	—
Investments in affiliates	(4)	(3)	(11)
Distributions from unconsolidated affiliates	33	8	23
Proceeds from asset dispositions	—	—	65
Contract acquisition costs	(44)	(31)	(53)
Software capitalization costs	(78)	(103)	(93)

Net cash used in investing activities	(382)	(558)	(463)

Financing Activities:
Net proceeds from issuance of common stock	1,243	—	—
Borrowings	14,088	96	40
Repayment of debt	(17,203)	(854)	(726)
Debt issuance costs	(180)	—	—
Change in restricted cash and cash equivalents	193	187	(25)
Distributions to noncontrolling interests	(4)	(4)	(3)
Acquisition of noncontrolling interests	—	(1)	—

Net cash used in financing activities	(1,863)	(576)	(714)

Effect of exchange rate changes on cash and cash equivalents	(17)	(2)	(5)
Net decrease in cash and cash equivalents	(161)	(26)	(15)
Cash and cash equivalents, beginning of period	755	781	796

Cash and cash equivalents, end of period	$594	$755	$781

For supplemental disclosures, see Note 27: “Supplemental Disclosures of Cash Flow Information.”

See notes to consolidated financial statements.

HILTON WORLDWIDE HOLDINGS INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(in millions)

	Equity Attributable to Hilton Stockholders
	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Noncontrolling Interests	Total
	Shares(1)	Amount
Balance as of December 31, 2010	921	$1	$8,454	$(6,351)	$(398)	$(162)	$1,544
Net income	—	—	—	253	—	2	255
Other comprehensive income (loss), net of tax:
Currency translation adjustment	—	—	—	—	(79)	(3)	(82)
Pension liability adjustment	—	—	—	—	(13)	—	(13)
Cash flow hedge adjustment	—	—	—	—	1	—	1

Other comprehensive loss	—	—	—	—	(91)	(3)	(94)
Distributions	—	—	—	—	—	(3)	(3)

Balance as of December 31, 2011	921	1	8,454	(6,098)	(489)	(166)	1,702
Share-based compensation	—	—	2	—	—	—	2
Acquisition of noncontrolling interest	—	—	(4)	—	—	3	(1)
Net income	—	—	—	352	—	7	359
Other comprehensive income (loss), net of tax:
Currency translation adjustment	—	—	—	—	124	14	138
Pension liability adjustment	—	—	—	—	(41)	—	(41)

Other comprehensive income	—	—	—	—	83	14	97
Distributions	—	—	—	—	—	(4)	(4)

Balance as of December 31, 2012	921	1	8,452	(5,746)	(406)	(146)	2,155
Issuance of common stock	64	9	1,234	—	—	—	1,243
Share-based compensation	—	—	262	—	—	—	262
Net income	—	—	—	415	—	45	460
Other comprehensive income (loss), net of tax:
Currency translation adjustment	—	—	—	—	76	18	94
Pension liability adjustment	—	—	—	—	60	—	60
Cash flow hedge adjustment	—	—	—	—	6	—	6

Other comprehensive income	—	—	—	—	142	18	160
Distributions	—	—	—	—	—	(4)	(4)

Balance as of December 31, 2013	985	$10	$9,948	$(5,331)	$(264)	$(87)	$4,276

(1)	Common stock shares outstanding have been adjusted for a stock split which occurred on December 17, 2013.

See notes to consolidated financial statements.

HILTON WORLDWIDE HOLDINGS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1: Organization

Hilton Worldwide Holdings Inc. (“Hilton” together with its subsidiaries, “we,” “us,” “our” or the “Company”) was incorporated in Delaware on March 18, 2010 to hold, directly or indirectly, all of the equity of Hilton Worldwide, Inc. (“HWI”). The accompanying financial statements present the consolidated financial position of Hilton, which includes consolidation of HWI. Hilton is one of the largest hospitality companies in the world based upon the number of hotel rooms and timeshare units under our 10 distinct brands. We are engaged in owning, leasing, managing, developing and franchising hotels, resorts and timeshare properties. As of December 31, 2013, we owned, leased, managed or franchised 4,073 hotel and resort properties, totaling 672,083 rooms in 91 countries and territories, as well as 42 timeshare properties comprising 6,547 units.

On October 24, 2007, HWI became a wholly owned subsidiary of BH Hotels Holdco, LLC (“BH Hotels”), an affiliate of The Blackstone Group L.P. (“Blackstone” or “our Sponsor”), following the completion of a merger (the “Merger”). BH Hotels and its subsidiaries subsequently formed Hilton Global Holdings, LLC (“HGH” or our “Parent”), which owned 100 percent of our stock. On December 17, 2013, we completed a 9,205,128-for-1 stock split on issued and outstanding shares, which is reflected in all share and per share data presented in the consolidated financial statements and accompanying notes, and an initial public offering (the “IPO”) in which we sold 64,102,564 newly issued shares of common stock and a selling stockholder of the Company sold 71,184,153 shares of existing common stock at a public offering price of $20.00 per share. As of December 31, 2013, our Sponsor beneficially owned approximately 76.4 percent of our common stock. The common stock is listed on the New York Stock Exchange under the symbol “HLT” and began trading publicly on December 12, 2013.

Note 2: Basis of Presentation and Summary of Significant Accounting Policies

Basis of Presentation

Principles of Consolidation

The consolidated financial statements include the accounts of Hilton, our wholly owned subsidiaries and entities in which we have a controlling financial interest, including variable interest entities (“VIEs”) where we are the primary beneficiary. Entities in which we have a controlling financial interest generally comprise majority owned real estate ownership and management enterprises.

The determination of a controlling financial interest is based upon the terms of the governing agreements of the respective entities, including the evaluation of rights held by other ownership interests. If the entity is considered to be a VIE, we determine whether we are the primary beneficiary, and then consolidate those VIEs for which we have determined we are the primary beneficiary. If the entity in which we hold an interest does not meet the definition of a VIE, we evaluate whether we have a controlling financial interest through our voting interests in the entity. We consolidate entities when we own more than 50 percent of the voting shares of a company or have a controlling general partner interest of a partnership, assuming the absence of other factors determining control, including the ability of noncontrolling owners to participate in or block certain decisions. As of December 31, 2013, we consolidated six non-wholly owned entities in which we own more than 50 percent of the voting shares of the entities or we have determined we are the primary beneficiary of VIEs.

All material intercompany transactions and balances have been eliminated in consolidation. References in these financial statements to net income attributable to Hilton stockholders and Hilton stockholders’ equity do not include noncontrolling interests, which represent the outside ownership interests of our six consolidated, non-wholly owned entities and are reported separately.

Use of Estimates

The preparation of financial statements in conformity with United States of America (“U.S.”) generally accepted accounting principles (“GAAP”) requires management to make estimates and assumptions that affect the amounts reported and, accordingly, ultimate results could differ from those estimates.

Reclassifications

Certain prior year amounts have been reclassified to conform to current presentation.

Summary of Significant Accounting Policies

Revenue Recognition

Revenues are primarily derived from the following sources and are generally recognized as services are rendered and when collectibility is reasonably assured. Amounts received in advance of revenue recognition are deferred as liabilities.

•	Owned and leased hotel revenues primarily consist of room rentals and food and beverage sales from owned, leased and consolidated non-wholly owned hotel properties. Revenues are recorded when rooms are occupied or goods and services have been delivered or rendered.

•	Management fees represent fees earned from hotels and timeshare properties that we manage, usually under long-term contracts with the property owner. Management fees from hotels usually include a base fee, which is generally a percentage of hotel revenues, and an incentive fee, which is typically based on a fixed or variable percentage of hotel profits and in some cases may be subject to a stated return threshold to the owner, normally over a one-calendar year period. Additionally, we receive one-time upfront fees upon execution of certain management contracts. We recognize base fees as revenue when earned in accordance with the terms of the management agreement. For incentive fees, we recognize those amounts that would be due if the contract was terminated at the financial statement date. One-time, upfront fees are recognized when all conditions have been substantially performed or satisfied by us. Management fees from timeshare properties are generally a fixed percent as stated in the management agreement and are recognized as the services are performed.

•	Franchise fees represent fees earned in connection with the licensing of one of our hotel brands, usually under long-term contracts with the hotel owner. We charge a monthly franchise royalty fee, generally based on a percentage of room revenue, as well as application and initiation fees for new hotels entering the system. Royalty fees for our full-service brands may also include a percentage of gross food and beverage revenues and other revenues, where applicable. We recognize franchise fee revenue as the fees are earned, which is when all material services or conditions have been performed or satisfied.

•	Other revenues include revenues generated by the incidental support of hotel operations for owned, leased, managed and franchised hotels and other rental income. This includes any revenues received for vendor rebate arrangements we participate in as a manager of hotel and timeshare properties.

•

Timeshare revenues consist of revenues generated from our Hilton Grand Vacations timeshare business. Timeshare revenues are principally generated from the sale and financing of timeshare intervals. Revenue from a deeded timeshare sale is recognized when the customer has executed a binding sales contract, a minimum ten percent down payment has been received, certain minimum sales thresholds for a timeshare project have been attained, the purchaser’s period to cancel for a refund has expired and the related receivable is deemed to be collectible. We defer revenue recognition for sales that do not meet these criteria. During periods of construction, revenue from timeshare sales is recognized under the percentage-of-completion method. One of our timeshare products is accounted for as a long-term lease with a reversionary interest, rather than the sale of a deeded interest in real estate. In this case, sales revenue is recognized on a straight-line basis over the term of the lease. Revenue from the financing of timeshare sales is recognized on the accrual method as earned based on the outstanding principal, interest rate and terms stated in each individual financing agreement. See “Financing Receivables” section below for further discussion of the policies applicable to our timeshare financing receivables. Additionally, we receive sales commissions from certain third-party developers that we assist in selling their timeshare inventory. We recognize revenue from commissions on these sales as intervals are sold and we fulfill the service requirements under the respective sales agreements with the developers. We also generate revenues from enrollment and other fees, rentals of timeshare units, food and beverage sales and other ancillary services at our timeshare properties that are recognized when units are rented or goods and services are delivered or rendered.

•	Other revenues from managed and franchised properties represent payroll and related costs, certain other operating costs of the managed and franchised properties’ operations, marketing expenses and other expenses associated with our brands and shared services that are contractually reimbursed to us by the property owners or paid from fees collected in advance from these properties. The corresponding expenses are presented as other expenses from managed and franchised properties in our consolidated statements of operations, resulting in no effect on operating income (loss) or net income (loss).

We are required to collect certain taxes and fees from customers on behalf of government agencies and remit these back to the applicable governmental agencies on a periodic basis. We have a legal obligation to act as a collection agent. We do not retain these taxes and fees and, therefore, they are not included in revenues. We record a liability when the amounts are collected and relieve the liability when payments are made to the applicable taxing authority or other appropriate governmental agency.

Cash and Cash Equivalents

Cash and cash equivalents include all highly liquid investments with original maturities, when purchased, of three months or less.

Restricted Cash and Cash Equivalents

Restricted cash and cash equivalents include cash balances established as security for certain guarantees, lender reserves, ground rent and property tax escrows, reserves statutorily required to be held by our captive insurance subsidiary and advance deposits received on timeshare sales that are held in escrow until the contract is closed. For purposes of our consolidated statements of cash flows, changes in restricted cash and cash equivalents caused by changes in lender reserves due to restrictions under our loan agreements are shown as financing activities. The remaining changes in restricted cash and cash equivalents are the result of our normal operations, and, as such, are reflected in operating activities.

Allowance for Doubtful Accounts

An allowance for doubtful accounts is provided on accounts receivable when losses are probable based on historical collection activity and current business conditions.

Inventories

Inventories comprise unsold timeshare intervals at our timeshare properties, as well as hotel inventories consisting of operating supplies that have a period of consumption of one year or less, guest room items and food and beverage items.

Timeshare inventory is carried at the lower of cost or market, based on the relative sales value or net realizable value. Capital expenditures associated with our non-lease timeshare products are reflected as inventory until the timeshare intervals are sold. Consistent with industry practice, timeshare inventory is classified as a current asset despite an operating cycle that exceeds 12 months. The majority of sales and marketing costs incurred to sell timeshare intervals are expensed when incurred. Certain direct and incremental selling and marketing costs are deferred on a contract until revenue from the interval sale has been recognized.

In accordance with the accounting standards for costs and the initial rental operations of real estate projects, we use the relative sales value method of costing our timeshare sales and relieving inventory. In addition, we continually assess our timeshare inventory and, if necessary, impose pricing adjustments to accelerate sales pace. It is possible that any future changes in our development and sales strategies could have a material effect on the carrying value of certain projects and inventory. We monitor our projects and inventory on an ongoing basis and complete an evaluation each reporting period to ensure that the inventory is stated at the lower of cost or market.

Hotel inventories are generally valued at the lower of cost (using “first-in, first-out”, or FIFO) or market.

Property and Equipment

Property and equipment are recorded at cost and interest applicable to major construction or development projects is capitalized. Costs of improvements that extend the economic life or improve service potential are also capitalized. Capitalized costs are depreciated over their estimated useful lives. Costs for normal repairs and maintenance are expensed as incurred.

Depreciation is recorded using the straight-line method over the assets’ estimated useful lives, which are generally as follows: buildings and improvements (8 to 40 years), furniture and equipment (3 to 8 years) and computer equipment and acquired software (3 years). Leasehold improvements are depreciated over the shorter of the estimated useful life, based on the lives estimates above, or the lease term.

We evaluate the carrying value of our property and equipment if there are indicators of potential impairment. We perform an analysis to determine the recoverability of the asset’s carrying value by comparing the expected undiscounted future cash flows to the net book value of the asset. If it is determined that the expected undiscounted future cash flows are less than the net book value of the asset, the excess of the net book value over the estimated fair value is recorded in our consolidated statements of operations within impairment losses. Fair value is generally estimated using valuation techniques that consider the discounted cash flows of the asset using discount and capitalization rates deemed reasonable for the type of asset, as well as prevailing market conditions, appraisals, recent similar transactions in the market and, if appropriate and available, current estimated net sales proceeds from pending offers.

If sufficient information exists to reasonably estimate the fair value of a conditional asset retirement obligation, including environmental remediation liabilities, we recognize the fair value of the obligation when the obligation is incurred, which is generally upon acquisition, construction or development and/or through the normal operation of the asset.

Financing Receivables

We define financing receivables as financing arrangements that represent a contractual right to receive money either on demand or on fixed or determinable dates, which are recognized as an asset in our consolidated balance sheets. We record all financing receivables at amortized cost in current and long-term financing receivables. We recognize interest income as earned and provide an allowance for cancellations and defaults. We have divided our financing receivables into two portfolio segments based on the level of aggregation at which we develop and document a systematic methodology to determine the allowance for credit losses. Based on their initial measurement, risk characteristics and our method for monitoring and assessing credit risk, we have determined the classes of financing receivables to correspond to our identified portfolio segments as follows:

•

Timeshare financing receivables comprise loans related to our financing of timeshare interval sales and secured by the underlying timeshare properties. We determine our timeshare financing receivables to be past due based on the contractual terms of the individual mortgage loans. We recognize interest income on our timeshare financing receivables as earned. The interest rate charged on the notes correlates to the risk profile of the borrower at the time of purchase and the percentage of the purchase that is financed, among other factors. We record an estimate of uncollectibility as a reduction of sales revenue at the time revenue is recognized on a timeshare interval sale. We evaluate this portfolio collectively, since we hold a large group of homogeneous timeshare financing receivables, which are individually immaterial. We monitor the credit quality of our receivables on an ongoing basis. There are no significant concentrations of credit risk with any individual counterparty or groups of counterparties. With the exception of the financing provided to customers of our timeshare business, we do not normally require collateral or other security to support credit sales. We use a technique referred to as static pool analysis as the basis for determining our general reserve requirements on our timeshare financing receivables. The adequacy of the related allowance is determined by management through analysis of several factors, such as current economic conditions and industry trends, as well as the specific risk characteristics of the portfolio including assumed default rates, aging and historical write-offs of these receivables. The allowance is maintained at a level deemed adequate by management based on a periodic analysis of the mortgage portfolio. Once a note is 90 days past due or is determined to be uncollectible prior to 90 days past due, we cease accruing interest and reverse the accrued interest recognized up to that point. We apply payments we receive for loans, including those in non-accrual status, to amounts due in the following order: servicing fees, late charges, interest and principal. We resume interest accrual for loans for which we had previously ceased accruing interest once the loan is less than 90 days past due. We fully reserve for a timeshare financing receivable in the month following the date that the loan is 120 days past due and, subsequently, we write off the uncollectible note against the reserve once the foreclosure process is complete and we receive the deed for the foreclosed unit.

•	Other financing receivables primarily comprise individual loans and other types of unsecured financing arrangements provided to hotel owners. We individually assess all financing receivables in this portfolio for collectibility and impairment. We measure loan impairment based on the present value of expected future cash flows discounted at the loan’s effective interest rate. For impaired loans, we establish a specific impairment reserve for the difference between the recorded investment in the loan and the present value of the expected future cash flows. We do not recognize interest income on unsecured financing to hotel owners for notes that are greater than 90 days past due and only resume interest recognition if the financing receivable becomes current. We fully reserve unsecured financing to hotel owners when we determine that the receivables are uncollectible and when all commercially reasonable means of recovering the receivable balances have been exhausted.

Investments in Affiliates

We hold investments in affiliates that primarily own or lease hotels under one of our nine distinct hotel brands. If the entity does not meet the definition of a VIE, we evaluate our voting interest or general partnership interest to determine if we have a controlling financial interest in the entity. Investments in affiliates over which we exercise significant influence, but lack a controlling financial interest, are accounted for using the equity method. We account for investments using the equity method when we own more than a minimal investment, but have no more than a 50 percent voting interest or do not otherwise control the investment. Investments in affiliates over which we are not able to exercise significant influence are accounted for under the cost method.

Our proportionate share of earnings (losses) from our equity method investments is presented as equity in earnings (losses) from unconsolidated affiliates in our consolidated statements of operations. Distributions from investments in unconsolidated entities are presented as an operating activity in our consolidated statements of cash flows when such distributions are a return on investment. Distributions from unconsolidated affiliates are recorded as an investing activity in our consolidated statements of cash flows when such distributions are a return of investment.

We assess the recoverability of our equity method and cost method investments if there are indicators of potential impairment. If an identified event or change in circumstances requires an evaluation to determine if an investment may have an other-than-temporary impairment, we assess the fair value of the investment based on accepted valuation methodologies, which include discounted cash flows, estimates of sales proceeds and external appraisals. If an investment’s fair value is below its carrying value and the decline is considered to be other-than-temporary, we will recognize an impairment loss in equity in earnings (losses) from unconsolidated affiliates for equity method investments or impairment losses for cost method investments in our consolidated statements of operations.

Goodwill

Goodwill represents the future economic benefits arising from other assets acquired in a business combination that are not individually identified and separately recognized. We do not amortize goodwill, but rather evaluate goodwill for potential impairment on an annual basis or at other times during the year if events or circumstances indicate that it is more likely than not that the fair value of a reporting unit is below the carrying amount.

We review the carrying value of our goodwill by comparing the carrying value of our reporting units to their fair value. Our reporting units are the same as our operating segments as described in Note 24: “Business Segments”. We perform this evaluation annually or at an interim date if indicators of impairment exist. In any year we may elect to perform a qualitative assessment to determine whether it is more likely than not that the fair value of a reporting unit is in excess of its carrying value. If we cannot determine qualitatively that the fair value is in excess of the carrying value, or we decide to bypass the qualitative assessment, we proceed to the two-step quantitative process. In the first step, we determine the fair value of each of our reporting units. The valuation is based on internal projections of expected future cash flows and operating plans, as well as market conditions relative to the operations of our reporting units. If the estimated fair value of the reporting unit exceeds its carrying amount, goodwill of the reporting unit is not impaired and the second step of the impairment test is not necessary. However, if the carrying amount of a reporting unit exceeds its estimated fair value, then the second step must be performed. In the second step, we estimate the implied fair value of goodwill, which is determined by taking the fair value of the reporting unit and allocating it to all of its assets and liabilities (including any unrecognized intangible assets) as if the reporting unit had been acquired in a business combination. If the carrying amount of the reporting unit’s goodwill exceeds the implied fair value of that goodwill, an impairment loss is recognized in an amount equal to that excess.

Brands

We own, operate and franchise hotels under our portfolio of brands. There are no legal, regulatory, contractual, competitive, economic or other factors that limit the useful lives of these brands and, accordingly, the useful lives of these brands are considered to be indefinite. Our hotel brand portfolio includes Waldorf Astoria Hotels & Resorts, Conrad Hotels & Resorts, Hilton Hotels & Resorts, DoubleTree by Hilton (including DoubleTree Suites by Hilton), Embassy Suites Hotels, Hilton Garden Inn, Hampton Inn (including Hampton Inn & Suites and, outside of the U.S., Hampton by Hilton), Homewood Suites by Hilton and Home2 Suites by Hilton. In addition, we also develop and operate timeshare properties under our Hilton Grand Vacations brand.

At the time of the Merger, our brands were assigned a fair value based on a common valuation technique known as the relief from royalty approach. Home2 Suites by Hilton was launched post-Merger and, as such, it was not assigned a fair value. We evaluate our brands for impairment on an annual basis or at other times during the year if events or circumstances indicate that it is more likely than not that the fair value of the brand is below the carrying value. If a brand’s estimated current fair value is less than its respective carrying value, the excess of the carrying value over the estimated fair value is recorded in our consolidated statements of operations within impairment losses.

Intangible Assets with Finite Useful Lives

We have certain finite lived intangible assets that were initially recorded at their fair value at the time of the Merger. These intangible assets consist of management agreements, franchise contracts, leases, certain proprietary technologies and our guest loyalty program, Hilton HHonors. Additionally, we capitalize management and franchise contract acquisition costs as finite-lived intangible assets. Intangible assets with finite useful lives are amortized using the straight-line method over their respective estimated useful lives.

We capitalize costs incurred to develop internal-use computer software. Internal and external costs incurred in connection with development of upgrades or enhancements that result in additional functionality are also capitalized. These capitalized costs are amortized on a straight-line basis over the estimated useful life of the software. These capitalized costs are recorded in other intangible assets in our consolidated balance sheets.

We review all finite lived intangible assets for impairment when circumstances indicate that their carrying amounts may not be recoverable. If the carrying value of an asset group is not recoverable, we recognize an impairment loss for the excess of carrying value over the fair value in our consolidated statements of operations.

Hilton HHonors

Hilton HHonors is a guest loyalty program provided to hotels. Most of our owned, leased, managed and franchised hotels and timeshare properties participate in the Hilton HHonors program. Hilton HHonors members earn points based on their spending at our participating hotel and timeshare properties and through participation in affiliated partner programs. When points are earned by Hilton HHonors members, the property or affiliated partner pays Hilton HHonors based on an estimated cost per point for the costs of operating the program, which include marketing, promotion, communication, administration and the estimated cost of award redemptions. Hilton HHonors member points are accumulated and may be redeemed for certificates that entitle the holder to the right to stay at participating properties, as well as other opportunities with third parties, including, but not limited to, airlines, car rentals, cruises, vacation packages, shopping and dining. We provide Hilton HHonors as a marketing program to participating hotels, with the objective of operating the program on a break-even basis to us.

Hilton HHonors defers revenue received from participating hotels and program partners in an amount equal to the estimated cost per point of the future redemption obligation. We engage outside actuaries to assist in determining the fair value of the future award redemption obligation using statistical formulas that project future point redemptions based on factors that include historical experience, an estimate of “breakage” (points that will never be redeemed), an estimate of the points that will eventually be redeemed and the cost of reimbursing hotels and other third parties in respect to other redemption opportunities available to members. Revenue is recognized by participating hotels and resorts only when points that have been redeemed for hotel stay certificates are used by members or their designees at the respective properties. Additionally, when members of the Hilton HHonors loyalty program redeem award certificates at our owned and leased hotels, we recognize room rental revenue.

Fair Value Measurements—Valuation Hierarchy

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants on the measurement date (an exit price). We use the three-level valuation hierarchy for classification of fair value measurements. The valuation hierarchy is based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date. Inputs refer broadly to the assumptions that market participants would use in pricing an asset or liability. Inputs may be observable or unobservable. Observable inputs are inputs that reflect the assumptions market participants would use in pricing the asset or liability developed based on market data obtained from independent sources. Unobservable inputs are inputs that reflect our own assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The three-tier hierarchy of inputs is summarized below:

•	Level 1 - Valuation is based upon quoted prices (unadjusted) for identical assets or liabilities in active markets.

•	Level 2 - Valuation is based upon quoted prices for similar assets and liabilities in active markets, or other inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the instrument.

•	Level 3 - Valuation is based upon other unobservable inputs that are significant to the fair value measurement.

The classification of assets and liabilities within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement in its entirety.

Derivative Instruments

We use derivative instruments as part of our overall strategy to manage our exposure to market risks associated with fluctuations in interest rates and foreign currency exchange rates. We regularly monitor the financial stability and credit standing of the counterparties to our derivative instruments. Under the terms of our loan agreements, we are required to maintain derivative financial instruments to manage interest rates. We do not enter into derivative financial instruments for trading or speculative purposes.

We record all derivatives at fair value. On the date the derivative contract is entered, we designate the derivative as one of the following: a hedge of a forecasted transaction or the variability of cash flows to be paid (cash flow hedge), a hedge of the fair value of a recognized asset or liability (fair value hedge), a hedge of our foreign currency exposure (net investment hedge) or an undesignated hedge instrument. Changes in the fair value of a derivative that is qualified, designated and highly effective as a cash flow hedge or net investment hedge are recorded in other comprehensive income (loss) in the consolidated statements of comprehensive income (loss) until they are reclassified into earnings in the same period or periods during which the hedged transaction affects earnings. Changes in the fair value of a derivative that is qualified, designated and highly effective as a fair value hedge, along with the gain or loss on the hedged asset or liability that is attributable to the hedged risk, are recorded in current period earnings. Changes in the fair value of undesignated derivative instruments and the ineffective portion of designated derivative instruments are reported in current period earnings. Cash flows from designated derivative financial instruments are classified within the same category as the item being hedged in the consolidated statements of cash flows. Cash flows from undesignated derivative financial instruments are included as an investing activity in the consolidated statements of cash flows.

If we determine that we qualify for and will designate a derivative as a hedging instrument, at the designation date we formally document all relationships between hedging activities, including the risk management objective and strategy for undertaking various hedge transactions. This process includes matching all derivatives that are designated as cash flow hedges to specific forecasted transactions, linking all derivatives designated as fair value hedges to specific assets and liabilities in our consolidated balance sheets, and determining the foreign currency exposure of net investment of the foreign operation for a net investment hedge.

On a quarterly basis, we assess the effectiveness of our designated hedges in offsetting the variability in the cash flows or fair values of the hedged assets or obligations via use of the Hypothetical Derivative Method. This method compares the cumulative change in fair value of each hedging instrument to the cumulative change in fair value of a hypothetical hedging instrument, which has terms that identically match the critical terms of the respective hedged transactions. Thus, the hypothetical hedging instrument is presumed to perfectly offset the hedged cash flows. Ineffectiveness results when the cumulative change in the fair value of the hedging instrument exceeds the cumulative change in the fair value of the hypothetical hedging instrument. We discontinue hedge accounting prospectively, when the derivative is not highly effective as a hedge, the underlying hedged transaction is no longer probable, or the hedging instrument expires, is sold, terminated or exercised.

Currency Translation

The United States Dollar (“USD”) is our reporting currency and is the functional currency of our consolidated and unconsolidated entities operating in the U.S. The functional currency for our consolidated and unconsolidated entities operating outside of the U.S. is the currency of the primary economic environment in which the respective entity operates. Assets and liabilities measured in foreign currencies are translated into USD at the prevailing exchange rates in effect as of the financial statement date and the related gains and losses, net of applicable deferred income taxes, are reflected in equity. Income and expense accounts are translated at the average exchange rate for the period. Gains and losses from foreign exchange rate changes related to intercompany receivables and payables denominated in a currency other than an entity’s functional currency that are not of a long-term investment nature are reported as a component of gain (loss) on foreign currency transactions in our consolidated statements of operations.

Self-Insurance

We are self-insured for various levels of general liability, auto liability, workers’ compensation and employee health insurance coverage at our owned properties. Additionally, the majority of employees at managed hotels, of which we are the employer, participate in our workers’ compensation and employee health insurance coverage. Also, a number of our managed hotels participate in our general liability, auto liability, excess liability and property insurance programs. We purchase insurance coverage for claim amounts that exceed our self-insured retentions. Our insurance reserves are accrued based on estimates of the ultimate cost of claims that occurred during the covered period, which includes claims incurred but not reported. These estimates are prepared with the assistance of outside actuaries and consultants. The ultimate cost of claims for a covered period may differ from our original estimates. Our provision for insured events for the years ended December 31, 2013, 2012 and 2011 was $38 million, $27 million and $33 million, respectively. Our insured claims and adjustments paid for the years ended December 31, 2013, 2012 and 2011 were $36 million, $37 million and $33 million, respectively.

Share-based Compensation

We recognize the cost of services received in a share-based payment transaction with an employee as services are received and recognize either a corresponding increase in equity or a liability, depending on whether the instruments granted satisfy the equity or liability classification criteria.

The measurement objective for these equity awards is the estimated fair value at the grant date of the equity instruments that we are obligated to issue when employees have rendered the requisite service and satisfied any other conditions necessary to earn the right to benefit from the instruments. The compensation cost for an award classified as an equity instrument is recognized ratably over the requisite service period, including an estimate of forfeitures. The requisite service period is the period during which an employee is required to provide service in exchange for an award.

Liability awards under a share-based payment arrangement are measured based on the award’s fair value, and the fair value is remeasured at each reporting date until the date of settlement. Compensation cost for each period until settlement is based on the change (or a portion of the change, depending on the percentage of the requisite service that has been rendered at the reporting date) in the fair value of the instrument for each reporting period, including an estimate of forfeitures.

Compensation cost for awards with performance conditions is recognized over the requisite service period if it is probable that the performance condition will be satisfied. If such performance conditions are not considered probable until they occur, no compensation expense for these awards is recognized.

Income Taxes

We account for income taxes using the asset and liability method. The objectives of accounting for income taxes are to recognize the amount of taxes payable or refundable for the current year, to recognize the deferred tax assets and liabilities that relate to tax consequences in future years, which result from differences between the respective tax basis of assets and liabilities and their financial reporting amounts, and tax loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which the respective temporary differences or operating loss or tax credit carry forwards are expected to be recovered or settled. The realization of deferred tax assets and tax loss and tax credit carry forwards is contingent upon the generation of future taxable income and other restrictions that may exist under the tax laws of the jurisdiction in which a deferred tax asset exists. Valuation allowances are provided to reduce such deferred tax assets to amounts more likely than not to be ultimately realized.

We use a prescribed recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken in a tax return. For all income tax positions, we first determine whether it is “more-likely-than-not” that a tax position will be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits of the position. If it is determined that a position meets the more-likely-than-not recognition threshold, the benefit recognized in the financial statements is measured as the largest amount of benefit that is greater than 50 percent likely of being realized upon settlement.

Recently Issued Accounting Pronouncements

In July 2013, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2013-11 (“ASU 2013-11”), Income Taxes (Topic 740): Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists. This ASU provides guidance on the financial statement presentation of an unrecognized tax benefit when a net operating loss carryforward, a similar tax loss or a tax credit carryforward exists in the applicable jurisdiction to settle any additional income taxes that would result from disallowance of the tax position. The provisions of ASU 2013-11 are effective, prospectively, for reporting periods beginning after December 15, 2013. The adoption of ASU 2013-11 is not expected to materially affect our consolidated financial statements.

In March 2013, the FASB issued ASU No. 2013-05 (“ASU 2013-05”), Foreign Currency Matters (Topic 830): Parent’s Accounting for the Cumulative Translation Adjustment upon Derecognition of Certain Subsidiaries or Groups of Assets within a Foreign Entity or of an Investment in a Foreign Entity. The ASU clarifies when a cumulative translation adjustment should be released to net income when a parent either sells a part or all of its investment in a foreign entity or no longer holds a controlling financial interest in a subsidiary or group of assets that is a nonprofit activity or a business (other than a sale of in substance real estate) within a foreign entity. The provisions of ASU 2013-05 are effective for reporting periods beginning after December 15, 2013. The adoption of ASU 2013-05 is not expected to materially affect our consolidated financial statements.

In February 2013, the FASB issued ASU No. 2013-02 (“ASU 2013-02”), Comprehensive Income (Topic 220): Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income. This ASU amends existing guidance by requiring companies to report the effect of significant reclassifications out of accumulated other comprehensive income on the respective line items in net income if the amount being reclassified is required to be reclassified in its entirety to net income in the same reporting period. For amounts which are not required to be reclassified in their entirety to net income in the same reporting period, companies are required to cross reference other disclosures that provide information about those amounts. The provisions of ASU 2013-02 were effective, prospectively, for reporting periods beginning after December 15, 2012. The adoption of this ASU resulted in additional disclosures within Note 23: “Accumulated Other Comprehensive Loss.”

In July 2012, the FASB issued ASU No. 2012-02 (“ASU 2012-02”), Intangibles—Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment. This ASU permits an entity to first assess qualitative factors to determine whether it is more likely than not that the fair value of an indefinite-lived intangible asset is less than its carrying amount as a basis for determining whether it is necessary to perform the quantitative impairment test. This ASU was effective for annual and interim indefinite-lived intangible asset impairment tests performed for fiscal years beginning after September 14, 2012. The adoption of ASU 2012-02 did not have a material effect on our consolidated financial statements.

Note 3: Acquisitions

In conjunction with business combinations, we record the assets acquired, liabilities assumed and noncontrolling interests at fair value as of the acquisition date, including any contingent consideration. Furthermore, acquisition-related costs, such as due diligence, legal and accounting fees, are expensed in the period incurred and are not capitalized or applied in determining the fair value of the acquired assets.

Hilton Bradford

In October 2013, we purchased the land and building associated with the Hilton Bradford, which we previously leased under a capital lease, for a cash payment of British Pound Sterling (“GBP”) 9 million, or approximately $15 million. As a result of the acquisition, we released our capital lease obligation of $17 million and recognized a gain of $2 million that was included in other gain, net in our consolidated statement of operations for the year ended December 31, 2013.

Land Parcel Acquisition

In April 2013, we acquired a parcel of land for $28 million, which we previously leased under a long-term ground lease.

Odawara Hilton Co., LTD

In December 2012, we purchased the remaining 53.5 percent ownership interest in Odawara Hilton Co., LTD (“OHC”), which leased the Hilton Odawara that we managed, for a cash payment of Japanese Yen (“JPY”) 155 million, or approximately $1 million. Prior to the acquisition, we had a 46.5 percent ownership interest in OHC, with the remaining interest held by nine stockholders each of whom had no more than a 10 percent ownership interest. We were considered to be the primary beneficiary of this VIE and, as such, OHC was consolidated in our consolidated financial statements. Upon completion of the acquisition of the remaining interests, we wholly own OHC. The equity transaction resulted in a decrease of approximately $4 million to additional paid-in capital.

In conjunction with this acquisition and predicated upon the fact that it would occur, in December 2012, OHC executed a binding purchase agreement with the owner of the Hilton Odawara to purchase the building and the surrounding land. However, the closing of the sale, which will include the exchange of cash and the acquisition of the title by Hilton, will not occur until December 2015. As a result of this purchase agreement and other factors, the Hilton Odawara lease, which was previously accounted for as an operating lease, was recorded as a capital lease asset and obligation of $15 million as of December 31, 2012.

Oakbrook Suites and Garden Inn, LLC

In August 2011, we purchased the remaining 50 percent ownership interest in Oakbrook Suites and Garden Inn, LLC (“Oakbrook LLC”), which owned the Hilton Suites Oakbrook and the Hilton Garden Inn Oakbrook Terrace, for a cash payment of $12 million. Prior to the acquisition, we had a 50 percent ownership interest in Oakbrook LLC, which was accounted for using the equity method. Upon completion of the acquisition of the remaining interests, we wholly owned Oakbrook LLC, and it was consolidated in our consolidated financial statements. The fair value of the net assets acquired was $24 million. Our cash paid for the acquisition, along with the carrying value of our investment in Oakbrook LLC, was allocated to the net assets acquired, which consisted primarily of land, buildings and furniture and equipment.

Note 4: Disposals

Conrad Istanbul

In December 2013, we completed the sale of our 25 percent equity interest in a joint venture entity that owns the Conrad Istanbul for $17 million. As a result of the sale, we reclassified a currency translation adjustment of $14 million, which was previously included in accumulated other comprehensive loss, to earnings and included this in our calculation of the loss on sale of our equity interest. In total, we recognized a pre-tax loss on the sale of $1 million that was included in other gain, net in our consolidated statement of operations for the year ended December 31, 2013.

India Joint Venture

In December 2011, we completed the sale of our 26 percent interest in a hotel development joint venture located in India for GBP 15 million, or approximately $23 million. As a result of the sale, we reclassified the currency translation adjustment of $8 million, which was previously recognized in accumulated other comprehensive loss, to earnings within our consolidated statement of operations for the year ended December 31, 2011. Further, we recognized a related pre-tax loss on the sale of $10 million that was included in other gain, net in our consolidated statement of operations for the year ended December 31, 2011.

Beverly Hills Office Building

In January 2011, we completed the sale of our former corporate headquarters office building in Beverly Hills, California for approximately $65 million and recognized a pre-tax gain of $16 million that was included in other gain, net in our consolidated statement of operations for the year ended December 31, 2011.

Note 5: Inventories

Inventories were as follows:

	December 31,
	2013	2012
	(in millions)
Timeshare	$371	$389
Hotel	25	26

	$396	$415

Note 6: Property and Equipment

Property and equipment were as follows:

	December 31,
	2013	2012
	(in millions)
Land	$4,098	$4,090
Buildings and leasehold improvements	5,511	5,450
Furniture and equipment	1,172	1,111
Construction-in-progress	67	88

	10,848	10,739
Accumulated depreciation and amortization	(1,790)	(1,542)

	$9,058	$9,197

Depreciation and amortization expense on property and equipment, including amortization of assets recorded under capital leases, was $318 million, $290 million and $323 million during the years ended December 31, 2013, 2012 and 2011, respectively.

As of December 31, 2013 and 2012, property and equipment included approximately $130 million and $157 million, respectively, of capital lease assets primarily consisting of buildings and leasehold improvements, net of $59 million and $71 million, respectively, of accumulated depreciation and amortization.

No impairment losses were recognized on property and equipment for the year ended December 31, 2013. The following table details the impairment losses recognized on our assets included in property and equipment, by property type, for the years ended December 31, 2012 and 2011:

	Year Ended December 31,
	2012	2011
	(in millions)
Owned and leased hotels	$42	$17
Timeshare properties	—	3
Corporate office facilities	11	—

	$53	$20

Note 7: Financing Receivables

Financing receivables were as follows:

	December 31, 2013
	Securitized Timeshare	Unsecuritized Timeshare	Other	Total
	(in millions)
Financing receivables	$205	$654	$49	$908
Less: allowance	(11)	(67)	(1)	(79)

	194	587	48	829

Current portion of financing receivables	29	106	—	135
Less: allowance	(2)	(12)	—	(14)

	27	94	—	121

Total financing receivables	$221	$681	$48	$950

	December 31, 2012
	Unsecuritized Timeshare	Other	Total
	(in millions)
Financing receivables	$853	$44	$897
Less: allowance	(81)	(1)	(82)

	772	43	815

Current portion of financing receivables	131	—	131
Less: allowance	(12)	—	(12)

	119	—	119

Total financing receivables	$891	$43	$934

Timeshare Financing Receivables

In August 2013, we completed a securitization of approximately $255 million of gross timeshare financing receivables and issued $250 million in aggregate principal amount of 2.28 percent notes with maturities of January 2026 (“Securitized Timeshare Debt”). The securitization transaction did not qualify as a sale for accounting purposes and, accordingly, no gain or loss was recognized and the proceeds were presented as debt. See Note 13: “Debt” for additional details.

In May 2013, we entered into a revolving non-recourse timeshare financing receivables credit facility (“Timeshare Facility”) that is secured by certain of our timeshare financing receivables. As of December 31, 2013, we had $492 million of gross timeshare financing receivables secured under our Timeshare Facility. See Note 13: “Debt” for additional details.

As of December 31, 2013, we had 53,123 timeshare notes outstanding, including those which are collateral for our Securitized Timeshare Debt, with interest rates ranging from zero to 20.50 percent, an average interest rate of 11.97 percent, a weighted average remaining term of 7.5 years and maturities through 2025. As of December 31, 2013 and 2012, we had ceased accruing interest on timeshare notes with aggregate principal balances of $32 million and $30 million, respectively.

The changes in our allowance for uncollectible timeshare financing receivables were as follows:

(in millions)
Balance as of December 31, 2010	$101
Write-offs	(36)
Provision for uncollectibles on sales	32

Balance as of December 31, 2011	97
Write-offs	(33)
Provision for uncollectibles on sales	29

Balance as of December 31, 2012	93
Write-offs	(25)
Provision for uncollectibles on sales	24

Balance as of December 31, 2013	$92

Our timeshare financing receivables as of December 31, 2013 mature as follows:

	Securitized Timeshare	Unsecuritized Timeshare
Year	(in millions)
2014	$29	$106
2015	29	87
2016	30	90
2017	30	92
2018	30	89
Thereafter	86	296

	234	760
Less: allowance	(13)	(79)

	$221	$681

The following table details an aged analysis of our gross timeshare financing receivables balance:

	December 31,
	2013	2012
	(in millions)
Current	$948	$940
30 - 89 days past due	14	14
90 - 119 days past due	4	4
120 days and greater past due	28	26

	$994	$984

Note 8: Investments in Affiliates

Investments in affiliates were as follows:

	December 31,
	2013	2012
	(in millions)
Equity investments	$245	$276
Other investments	15	15

	$260	$291

We maintain investments in affiliates accounted for under the equity method, which are primarily investments in entities that owned or leased 30 and 32 hotels as of December 31, 2013 and 2012, respectively.

Our investments in affiliates accounted for under the equity method totaled $245 million and $276 million, representing approximately one percent of total assets as of December 31, 2013 and 2012. We are a partner in joint ventures with Felcor Hotels, LLC and affiliates that own 13 hotels in which our ownership interest ranges from 10 percent to 50 percent, as well as a management company in which we have a 50 percent interest. The total carrying amount of our investments with Felcor Hotels, LLC and affiliates was $99 million and $104 million as of December 31, 2013 and 2012, respectively. During the year ended December 31, 2013, we sold a joint venture investment with Felcor with a carrying value of $3 million. We are also partners in other significant joint ventures with the following ownership interests and carrying amounts: a 25 percent ownership interest in Ashford HHC Partners III, LP, which owns two hotels and had a carrying amount of $20 million and $37 million as of December 31, 2013 and 2012, respectively; and a 40 percent interest in Domhotel GmbH, Berlin, which owns one hotel and had a carrying amount of $38 million and $35 million as of December 31, 2013 and 2012, respectively. We also have investments in 14 other joint ventures in which our ownership interest ranges from 10 percent to 50 percent.

The equity investments had total debt of approximately $1.1 billion as of December 31, 2013 and 2012. Substantially all of the debt is secured solely by the affiliates’ assets or is guaranteed by other partners without recourse to us. We were the creditor on $17 million and $20 million of total debt from unconsolidated affiliates as of December 31, 2013 and 2012, respectively, which was included in financing receivables, net in our consolidated balance sheets.

We identified certain indicators of impairment in 2012 and 2011 relative to the carrying value of certain of our investments and, as a result, determined that we had impairments on these investments during the years ended December 31, 2012 and 2011. We recorded $19 million and $141 million of impairment losses on certain equity method investments during the years ended December 31, 2012 and 2011, respectively, which were included in equity in earnings (losses) from unconsolidated affiliates in our consolidated statements of operations. Additionally in 2012, we recorded a $1 million impairment loss on one of our other investments, which was included in impairment losses in our consolidated statement of operations for the year ended December 31, 2012.

In connection with the Merger, we recorded our equity method investments at their estimated fair value, which resulted in an increase to our historical basis in those entities, primarily as a result of an increase in the fair value of the real estate assets of the investee entities. The basis difference is being amortized as a component of equity in earnings (losses) from unconsolidated affiliates over a period of approximately 40 years and is also adjusted for impairment losses. The unamortized basis was $119 million and $120 million, as of December 31, 2013 and 2012, respectively. We estimate our future amortization expense to be approximately $3 million per year for the remaining amortization period.

Note 9: Consolidated Variable Interest Entities

As of December 31, 2013, 2012 and 2011, we consolidated four, three and four VIEs, respectively. During the years ended December 31, 2013, 2012 and 2011, we did not provide any financial or other support to any VIEs that we were not previously contractually required to provide, nor do we intend to provide such support in the future.

Two of our VIEs lease hotels from unconsolidated affiliates in Japan. We hold a significant ownership interest in these VIEs and have the power to direct the activities that most significantly affect their economic performance. Our consolidated balance sheets included the assets and liabilities of these entities, which primarily comprised $42 million and $29 million of cash and cash equivalents, $26 million and $66 million of property and equipment, net and $284 million and $408 million of non-recourse debt as of December 31, 2013 and 2012, respectively. The assets of these entities are only available to settle the obligations of these entities. Interest expense related to the non-recourse debt of these two consolidated VIEs was $28 million during the year ended December 31, 2013 and $33 million during the years ended December 31, 2012 and 2011, and was included in interest expense in our consolidated statements of operations.

In February 2013, Osaka Hilton Co., Ltd., one of our consolidated VIEs in Japan, signed a Memorandum of Understanding to restructure the terms of their capital lease. The terms of the restructuring call for a reduction in future rent expense under the lease, as well as a commitment to fund capital improvements to the hotel. As of December 31, 2013, we no longer have a commitment to fund these capital improvements. The effect of the capital lease restructuring was recognized during the year ended December 31, 2013, resulting in a reduction in property and equipment, net of $44 million and a reduction in non-recourse debt of $48 million.

In 2012, we acquired the remaining ownership interest in OHC, which was previously one of our consolidated VIEs located in Japan. See Note 3: “Acquisitions” for further discussion of this transaction.

In 2011, two of our consolidated VIEs located in Japan restructured their lease agreements which were accounted for as capital leases. We recognized a gain associated with one of the lease restructurings of $13 million during the year ended December 31, 2011, resulting from the difference between the fair value of the new lease terms and the carrying value of the former lease. This gain was recognized in other gain, net, in our consolidated statement of operations for the year ended December 31, 2011. Additionally, $7 million of the gain was recognized as being attributable to noncontrolling interests based on their ownership interest in the VIE, and was included in net income attributable to noncontrolling interests in our consolidated statement of operations for the year ended December 31, 2011.

In August 2013, we formed a VIE to issue our Securitized Timeshare Debt. We are the primary beneficiary of this VIE as we have the power to direct the activities that most significantly affect the VIE’s economic performance, the obligation to absorb losses and the right to receive benefits that are significant to the VIE. As of December 31, 2013, our consolidated balance sheet included the assets and liabilities of this entity, which primarily comprised $8 million of restricted cash and cash equivalents, $221 million of securitized financing receivables, net and $222 million of non-recourse debt. Our consolidated statement of operations included interest income of $17 million, included in timeshare revenue, and interest expense of $3 million, included in interest expense, for the year ended December 31, 2013, related to this VIE. See Note 7: “Financing Receivables” and Note 13: “Debt” for additional details of the timeshare securitization transaction.

We have an additional VIE that owns one hotel that was immaterial to our consolidated financial statements.

Note 10 : Goodwill

As part of the purchase accounting for the Merger, we recorded $10.5 billion of goodwill representing the excess purchase price over the fair value of the other identified assets and liabilities. During the year ended December 31, 2008, we recognized approximately $4.3 billion of impairment charges relating to our goodwill, including impairment losses of $795 million on our goodwill assigned to our timeshare reporting unit, which had no remaining goodwill assigned to that reporting unit as of December 31, 2013, 2012 and 2011. In the fourth quarter of each year, we performed our annual assessment for impairment and concluded that there was no impairment of our goodwill for the years ended December 31, 2013, 2012 and 2011. Changes to our goodwill during the years ended December 31, 2013, 2012 and 2011 were due to foreign currency translations. Our goodwill balances, by reporting unit, were as follows:

	Ownership	Management and Franchise	Total
	(in millions)
Goodwill	$4,555	$5,147	$9,702
Accumulated impairment losses	(3,527)	—	(3,527)

Balance as of December 31, 2011	1,028	5,147	6,175

Foreign currency translation	4	18	22

Goodwill	4,559	5,165	9,724
Accumulated impairment losses	(3,527)	—	(3,527)

Balance as of December 31, 2012	1,032	5,165	6,197

Foreign currency translation	4	19	23

Goodwill	4,563	5,184	9,747
Accumulated impairment losses	(3,527)	—	(3,527)

Balance as of December 31, 2013	$1,036	$5,184	$6,220

Note 11 : Other Intangible Assets

Other intangible assets were as follows:

	December 31, 2013
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
	(in millions)
Amortizing Intangible Assets:
Management and franchise agreements	$2,573	$(1,121)	$1,452
Leases	436	(132)	304
Other(1)	727	(280)	447

	$3,736	$(1,533)	$2,203

Non-amortizing Intangible Assets:
Brands	$5,013	$—	$5,013

	December 31, 2012
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
	(in millions)
Amortizing Intangible Assets:
Management and franchise agreements	$2,542	$(942)	$1,600
Leases	408	(107)	301
Other(1)	646	(203)	443

	$3,596	$(1,252)	$2,344

Non-amortizing Intangible Assets:
Brands	$5,029	$—	$5,029

(1)

Includes capitalized software with a net balance of $218 million and $191 million as of December 31, 2013 and 2012, respectively, and the Hilton HHonors intangible with a net balance of $215 million and $236 million as of December 31, 2013 and 2012, respectively. We recorded amortization expense on capitalized software of $52 million, $30 million and $15 million for the years ended December 31, 2013, 2012 and 2011, respectively, and amortization expense on the Hilton HHonors intangible of $22 million for the years ended December 31, 2013, 2012 and 2011.

Our amortizing intangible assets related to management and franchise agreements, leases, proprietary technologies, capitalized software and Hilton HHonors have finite lives and, accordingly, we recorded amortization expense of $285 million, $260 million and $241 million for the years ended December 31, 2013, 2012 and 2011, respectively. Changes to our brands intangible asset during the years ended December 31, 2013 and 2012 were due to foreign currency translations.

During the years ended December 31, 2013, 2012 and 2011, we recorded no impairment relating to our other intangible assets.

We estimate our future amortization expense for our amortizing intangible assets to be as follows:

Year	(in millions)
2014	$315
2015	307
2016	285
2017	239
2018	229
Thereafter	828

$2,203

Note 12 : Accounts Payable, Accrued Expenses and Other

Accounts payable, accrued expenses and other were as follows:

	December 31,
	2013	2012
	(in millions)
Accrued employee compensation and benefits	$547	$530
Accounts payable	319	286
Liability for guest loyalty program, current	366	321
Deposit liabilities	195	169
Deferred revenues, current	48	61
Self-insurance reserves, current	52	47
Other accrued expenses	552	508

	$2,079	$1,922

Deferred revenues and deposit liabilities are related to our timeshare business and hotel operations. Other accrued expenses consist of taxes, rent, interest and other accrued balances.

Note 13: Debt

Long-term Debt

Long-term debt balances, including obligations for capital leases, and associated interest rates were as follows:

	December 31,
	2013	2012
	(in millions)
Senior secured term loan facility with a rate of 3.75%, due 2020	$6,000	$—
Senior notes with a rate of 5.625%, due 2021	1,500	—
Commercial mortgage-backed securities loan with an average rate of 4.05%, due 2018(1)	3,500	—
Mortgage loan with a rate of 2.32%, due 2018	525	—
Senior mortgage loans with a rate of 2.51%, due 2015(2)	—	7,271
Secured mezzanine loans with an average rate of 4.12%, due 2015(2)	—	7,697
Secured mezzanine loans with a rate of 4.71%, due 2015(2)	—	240
Mortgage notes with an average rate of 6.13%, due 2014 to 2016	133	134
Other unsecured notes with a rate of 7.50%, due 2017(3)	53	149
Capital lease obligations with an average rate of 5.88%, due 2015 to 2093	73	83
Contingently convertible notes with a rate of 3.38%, due 2023(4)	—	1

	11,784	15,575
Less: current maturities of long-term debt	(4)	(392)
Less: unamortized discount on senior secured term loan facility	(29)	—

	$11,751	$15,183

(1)	The initial maturity date of the $875 million variable-rate component of this borrowing is November 1, 2015. We have assumed all extensions, which are solely at our option, were exercised.
(2)	The rates are as of December 31, 2012, since the senior mortgage and secured mezzanine loans were paid in full on October 25, 2013.
(3)	The balance as of December 31, 2012, included $96 million of our 8 percent unsecured notes due 2031 that were paid in full on November 25, 2013.
(4)	The balance was less than $1 million as of December 31, 2013.

Debt Refinancing

In October 2013, we entered into the following borrowing arrangements:

•	a senior secured credit facility (the “Senior Secured Credit Facility”) consisting of a $1.0 billion senior secured revolving credit facility (the “Revolving Credit Facility”) and a $7.6 billion senior secured term loan facility (the “Term Loans”);

•	$1.5 billion of 5.625% senior notes due in 2021 (the “Senior Notes”);

•	a $3.5 billion commercial mortgage-backed securities loan secured by 23 of our U.S. owned real estate assets (the “CMBS Loan”); and

•	a $525 million mortgage loan secured by our Waldorf Astoria New York property (the “Waldorf Astoria Loan”).

On October 25, 2013, we used the cash proceeds from the transactions above and available cash to repay in full all $13.4 billion in borrowings outstanding, including accrued interest, under our senior mortgage loans and secured mezzanine loans (together, the “Secured Debt”).

In addition, on October 25, 2013, we issued a notice of redemption to holders of all of the outstanding $96 million aggregate principal amount of our unsecured notes due 2031. These bonds were redeemed in full on November 25, 2013 at a redemption price equal to 100 percent of the principal amount and accrued and unpaid interest on the principal amount, to, but not including November 25, 2013. We refer to the transactions discussed above as the “Debt Refinancing.”

Upon completion of the Debt Refinancing, we recognized a $229 million gain on extinguishment of debt in our consolidated statement of operations as follows:

(in millions)
Release of interest accrued under the interest method	$201
Release of unamortized yield adjustments related to prior debt modifications	43
Release of unamortized debt issuance costs	(15)

$229

We also incurred $189 million of debt issuance costs across the respective arrangements, which will be amortized over the terms of each underlying debt agreement. As of December 31, 2013, the net balance of these debt issuance costs included in our consolidated balance sheet was $168 million.

Senior Secured Credit Facility

On October 25, 2013, we entered into our Senior Secured Credit Facility. Our Revolving Credit Facility, which matures on October 25, 2018, has a capacity of $1.0 billion and allows for up to $150 million to be drawn in the form of letters of credit. As of December 31, 2013, we had $43 million of letters of credit outstanding and $957 million of available borrowings under the Revolving Credit Facility. We are currently required to pay a commitment fee of 0.50 percent per annum under the Revolving Credit Facility in respect of the unused commitments thereunder. The commitment fee can be reduced upon achievement of certain leverage ratios.

The Term Loans, which mature on October 25, 2020, were issued with an original issue discount of 0.50 percent and required quarterly principal payments equal to 0.25 percent of the original principal amount. The Term Loans bear interest at variable rates, at our option, which is payable monthly or quarterly depending upon the variable rate that is chosen.

The obligations of the Senior Secured Credit Facility are unconditionally and irrevocably guaranteed by us and all of our direct or indirect wholly owned material domestic subsidiaries, excluding our subsidiaries that are prohibited from providing guarantees as a result of the agreements governing our Timeshare Facility and/or our Securitized Timeshare Debt and our subsidiaries that secure our CMBS Loan and our Waldorf Astoria Loan. Additionally, none of our foreign subsidiaries or our non-wholly owned domestic subsidiaries guarantee the Senior Secured Credit Facility.

In December 2013, we used the net proceeds of approximately $1,243 million received by us from our IPO and available cash to repay approximately $1,250 million of the Term Loans. Additionally, we have made voluntary prepayments of $350 million on our Term Loans since the date of the Debt Refinancing. As a result of the voluntary prepayments, the quarterly principal payments are no longer required for the remainder of the term of the loan. Additionally, with these repayments on the Term Loans, we paid down one tranche and released the debt issuance costs and unamortized original issue discount allocated to that tranche totaling $23 million, which was included in interest expense in our consolidated statement of operations for the year ended December 31, 2013.

Senior Notes

On October 4, 2013, we issued $1.5 billion aggregate principal of 5.625% Senior Notes due 2021. Interest on the Senior Notes is payable semi-annually in cash in arrears on April 15 and October 15 of each year, beginning on April 15, 2014. The Senior Notes are guaranteed on a senior unsecured basis by us and certain of our wholly owned subsidiaries.

CMBS Loan

On October 25, 2013, we entered into the $3.5 billion CMBS Loan, which is secured by 23 of our U.S. owned hotels. The CMBS loan has a fixed-rate component in the amount of $2.625 billion bearing interest at 4.47 percent with a term of five years and a $875 million variable-rate component based on one-month LIBOR plus 265 basis points that has an initial term of two years with three one-year extensions solely at our option, for which the rate would increase by 25 basis points during the final extension period. Interest for both components is payable monthly. Under this loan, we are required to deposit with the lender certain cash reserves for restricted uses. As of December 31, 2013, our consolidated balance sheet included $29 million of restricted cash and cash equivalents related to the CMBS Loan.

Waldorf Astoria Loan

On October 25, 2013, we entered into the $525 million Waldorf Astoria Loan, secured by our Waldorf Astoria New York property. The Waldorf Astoria Loan matures on October 25, 2018 and bears interest at a variable-rate based on one-month LIBOR plus 215 basis points that is payable monthly.

Secured Debt

The Secured Debt, which we repaid in full during our Debt Refinancing, totaled $15.2 billion as of December 31, 2012. Interest under the Secured Debt was payable monthly and included both variable and fixed components. The Secured Debt was secured by substantially all of our consolidated assets in which we held an ownership interest and contained significant restrictions on the incurrence of any additional indebtedness by us, including the prohibition of any additional indebtedness for borrowed money evidenced by bonds, debentures, notes or other similar instruments, except for permission to borrow up to $400 million against our timeshare financing receivables pursuant to the Timeshare Facility; see further discussion below. Additionally, under the terms of our Secured Debt, we were restricted from declaring dividends.

We were required to deposit with the lender certain cash reserves that could, upon our request, be used for, among other things, debt service, capital expenditures and general corporate purposes. As of December 31, 2013, we did not have cash reserves on deposit with the lender, as we used the balance previously deposited to repay a portion of our Secured Debt, as permitted by the lender. As of December 31, 2012, the cash reserves on deposit with the lender totaled $147 million and were included in restricted cash and cash equivalents in our consolidated balance sheet as a current asset because we had the ability to access the cash within the 12 months following that date, subject to necessary lender notification.

As a result of our Debt Refinancing, we repaid our outstanding Secured Debt, including accrued interest though the next debt service period, on October 25, 2013, totaling $13.4 billion.

Non-recourse Debt

Non-recourse debt, including obligations for capital leases, and associated interest rates were as follows:

	December 31,
	2013	2012
	(in millions)
Capital lease obligations of consolidated VIEs with a rate of 6.34%, due 2018 to 2026	$255	$373
Non-recourse debt of consolidated VIEs with an average rate of 3.30%, due 2015 to 2018(1)	41	47
Timeshare Facility with a rate of 1.42%, due 2016	450	—
Securitized Timeshare Debt with a rate of 2.28%, due 2026	222	—

	968	420
Less: current maturities of non-recourse debt	(48)	(15)

	$920	$405

(1)	Excludes the non-recourse debt of our VIE that issued the Securitized Timeshare Debt, as this is presented separately.

Timeshare Facility

In May 2013, we entered into a receivables loan agreement that is secured by certain of our timeshare financing receivables. See Note 7: “Financing Receivables” for further discussion. Under the terms of the loan agreement we were permitted to borrow up to a maximum amount of approximately $400 million based on the amount and credit quality characteristics of the timeshare financing receivables securing the loan. In August 2013, we repaid $250 million of the outstanding $400 million using proceeds from the Securitized Timeshare Debt issuance. Further, in October 2013, we amended the Timeshare Facility to increase the maximum borrowings to $450 million.

The Timeshare Facility is a non-recourse obligation and is payable solely from the timeshare financing receivables securing the loan and any deposit payments received from customers on the pledged receivables. The loan agreement allows for us to borrow up to the maximum amount until May 2015, and all amounts borrowed must be repaid by May 2016. Interest on the loan, at a variable rate, is payable monthly.

We are required to deposit payments received from customers on the pledged timeshare financing receivables into a depository account maintained by a third party. On a monthly basis, the depository account will first be utilized to make required interest and other payments due under the receivables loan agreement. After payment of all amounts due under the receivables loan agreement, any remaining amounts will be remitted to us for use in our operations. The balance in the depository account, totaling $12 million as of December 31, 2013, was included in restricted cash and cash equivalents in our consolidated balance sheet.

Securitized Timeshare Debt

In August 2013, we completed a securitization of approximately $255 million of gross timeshare financing receivables and issued notes secured by such timeshare receivables with an aggregate principal amount of $250 million. The Securitized Timeshare Debt is backed by a pledge of assets, consisting primarily of a pool of timeshare financing receivables secured by first mortgages or deeds of trust on timeshare interests. See Note 7: “Financing Receivables” for further discussion. The Securitized Timeshare Debt bears interest at a fixed rate of 2.28 percent per annum and has a stated maturity of January 2026. The Securitized Timeshare Debt is a non-recourse obligation and is payable solely from the pool of timeshare financing receivables pledged as collateral to the Securitized Timeshare Debt and related assets. The net proceeds from the Securitized Timeshare Debt were used to repay a portion of the Timeshare Facility.

We are required to deposit payments received from customers on the securitized timeshare financing receivables into a depository account maintained by a third party. On a monthly basis, the depository account will first be utilized to make required principal, interest and other payments due with respect to the Securitized Timeshare Debt. After payment of all amounts due with respect to the Securitized Timeshare Debt, any remaining amounts will be remitted to us for use in our operations. The balance in the depository account, totaling $8 million as of December 31, 2013, was included in restricted cash and cash equivalents in our consolidated balance sheet.

Debt Maturities

The contractual maturities of our long-term debt and non-recourse debt as of December 31, 2013 were as follows:

Year	(in millions)
2014	$52
2015	69
2016	622
2017	96
2018(1)	4,068
Thereafter	7,845

$12,752

(1)	The CMBS Loan has three one-year extensions solely at our option that effectively extend maturity to November 1, 2018. We have assumed all extensions for purposes of calculating maturity dates.

Note 14 : Deferred Revenues

Deferred revenues were as follows:

	December 31,
	2013	2012
	(in millions)
Hilton HHonors points sales	$597	$—
Other	77	82

	$674	$82

Hilton HHonors Points Sales

In October 2013, we sold Hilton HHonors points to American Express Travel Related Services Company, Inc. (“Amex”), and Citibank, N.A. (“Citi”), for $400 million and $250 million, respectively, in cash. Amex and Citi and their respective designees (collectively, the “co-branded card issuers”) may use the points in connection with Hilton HHonors co-branded credit cards and for promotions, rewards and incentive programs or certain other activities as they may establish or engage in from time to time. Upon receipt of the cash, we recognized deferred revenues of $650 million in our consolidated balance sheet, which is reduced as the co-branded card issuers use the points for these activities.

Other

Other deferred revenues is primarily related to our timeshare business and hotel operations.

Note 15 : Other Liabilities

Other long-term liabilities were as follows:

	December 31,
	2013	2012
	(in millions)
Program surplus	$314	$263
Pension obligations	138	262
Other long-term tax liabilities	344	340
Deferred employee compensation and benefits	147	129
Self-insurance reserves	81	80
Guarantee liability	51	57
Other	74	310

	$1,149	$1,441

Program surplus represents obligations to operate our marketing, sales and brand programs on behalf of our hotel owners. Guarantee liability is related to obligations under our outstanding performance guarantees. Our obligations related to the self-insurance claims are expected to be satisfied, on average, over the next three years.

Note 16: Derivative Instruments and Hedging Activities

During the years ended December 31, 2013, 2012 and 2011, derivatives were used to hedge the interest rate risk associated with variable-rate debt. Under the terms of the CMBS Loan and Waldorf Astoria Loan entered into in connection with the Debt Refinancing, we are required to hedge interest rate risk using derivative instruments. Additionally, under the terms of the Secured Debt, we were required to hedge interest rate risk using derivative instruments with an aggregate notional amount equal to the principal amount of the Secured Debt.

Cash Flow Hedges

Term Loans Interest Rate Swaps

In October 2013, we entered into four interest rate swap agreements with an aggregate notional amount of $1.45 billion that expire in October 2018. These agreements swap three-month LIBOR to a fixed-rate of 1.87 percent. We have elected to designate these interest rate swaps as cash flow hedges for accounting purposes.

Secured Debt Interest Rate Caps

During the year ended December 31, 2011, we held eleven interest rate caps with an aggregate notional amount of $16.2 billion, of which eight interest rate caps with an aggregate notional amount of $14.6 billion were designated as effective hedging instruments, which expired in November 2011.

Non-designated Hedges

CMBS Interest Rate Caps

In October 2013, we entered into an interest rate cap agreement for a notional amount of $875 million for the variable-rate component of the CMBS Loan that expires in November 2015. This agreement caps one-month LIBOR at 6.0 percent. We did not elect to designate this interest rate cap as a hedging instrument.

Waldorf Astoria Interest Rate Cap

In October 2013, we entered into an interest rate cap agreement for a notional amount of $525 million that expires in November 2015. This agreement caps one-month LIBOR at 4.0 percent. We did not elect to designate this interest rate cap as a hedging instrument.

Secured Debt Interest Rate Caps

During the year ended December 31, 2013, we held ten interest rate caps with an aggregate notional amount of $15.2 billion, which were executed in August 2012 and matured in November 2013. We did not elect to designate any of these ten interest rate caps as effective hedging instruments for accounting purposes.

During the year ended December 31, 2012, we held ten interest rate caps with an aggregate notional amount of $15.9 billion, which were executed in October 2011 and matured in November 2012. We did not elect to designate any of these ten interest rate caps as effective hedges for accounting purposes.

As of December 31, 2011, we held ten interest rate caps with an aggregate notional amount of $15.9 billion. We did not elect to designate any of these ten interest rate caps as effective hedges for accounting purposes. The caps were executed in October 2011 to replace our previous portfolio maturing in November 2011, which included eight interest rate caps designated as effective hedging instruments and three interest rate caps with an aggregate notional amount of $1.6 billion, which we did not elect to designate as effective hedges.

Fair Value of Derivative Instruments

The effects of our derivative instruments on our consolidated balance sheets were as follows:

	December 31, 2013		December 31, 2012
	Balance Sheet Classification	Fair Value	Balance Sheet Classification	Fair Value
		(in millions)		(in millions)
Cash Flow Hedges
Interest rate swaps	Other assets	$10	N/A	$—

Non-designated Hedges
Interest rate caps(1)	Other assets	—	Other assets	—

(1)	The fair values of our interest rate caps were immaterial as of December 31, 2013 and 2012.

Earnings Effect of Derivative Instruments

The effects of our derivative instruments on our consolidated statements of operations and consolidated statements of comprehensive income (loss) before any effect for income taxes were as follows:

	Classification of Gain (Loss) Recognized	Amount of Gain (Loss) Recognized in Income
		2013	2012	2011
		(in millions)
Cash Flow Hedges
Interest rate swaps(1)	Other comprehensive income (loss)	$10	$—	$—
Interest rate caps(2)	Other gain, net	—	—	(2)

Non-designated Hedges
Interest rate caps(3)	Other gain, net	—	(1)	(1)

(1)	There were no amounts recognized in earnings related to hedge ineffectiveness or amounts excluded from hedge effectiveness testing during the year ended December 31, 2013.
(2)	Relates to hedge ineffectiveness on the eight designated Secured Debt interest rate caps that were outstanding during the year ended December 31, 2011. No amounts were excluded from hedge effectiveness testing.
(3)	An immaterial loss was recorded during the year ended December 31, 2013.

Note 17: Fair Value Measurements

The carrying amounts and estimated fair values of our financial assets and liabilities, which included related current portions, were as follows:

	December 31, 2013
		Hierarchy Level
	Carrying Amount	Level 1	Level 2	Level 3
	(in millions)
Assets:
Cash equivalents	$309	$—	$309	$—
Restricted cash equivalents	107	—	107	—
Timeshare financing receivables	994	—	—	996
Interest rate swaps	10	—	10	—
Liabilities:
Long-term debt(1)(3)	11,682	57	1,560	10,358
Non-recourse debt(2)(3)	672	—	—	670

	December 31, 2012
		Hierarchy Level
	Carrying Amount	Level 1	Level 2	Level 3
	(in millions)
Assets:
Cash equivalents	$561	$—	$561	$—
Restricted cash equivalents	322	—	322	—
Timeshare financing receivables	984	—	—	987
Liabilities:
Long-term debt(1)(3)	15,492	152	—	15,716

(1)	Excludes capital lease obligations with a carrying value of $73 million and $83 million as of December 31, 2013 and 2012, respectively.
(2)	Represents the Securitized Timeshare Debt and the Timeshare Facility.
(3)	Includes current maturities.

We believe the carrying amounts of our current financial assets and liabilities and other financing receivables approximated fair value as of December 31, 2013 and 2012. Our estimates of the fair values were determined using available market information and appropriate valuation methods. Considerable judgment is necessary to interpret market data and develop the estimated fair value. Proper classification of fair value measurements within the valuation hierarchy is considered each reporting period. The use of different market assumptions or estimation methods may have a material effect on the estimated fair value amounts.

Cash equivalents and restricted cash equivalents primarily comprise short-term interest-bearing money market funds with maturities of less than 90 days, time deposits and commercial paper. The estimated fair values were based on available market pricing information of similar financial instruments.

The estimated fair value of our timeshare financing receivables were based on the expected future cash flows discounted at risk-adjusted rates. The primary sensitivity in these estimates is based on the selection of appropriate discount rates. Fluctuations in these assumptions will result in different estimates of fair value. An increase in the discount rate would result in a decrease in the fair value.

We measure our interest rate swaps at fair value which were estimated using an income approach. The primary inputs into our fair value estimate include interest rates and yield curves based on observable market inputs of similar instruments.

The estimated fair value of our Level 1 long-term debt was based on prices in active debt markets. The estimated fair value of our Level 2 long-term debt was based on bid prices in a non-active debt market. The estimated fair values of our Level 3 fixed-rate long-term debt were estimated based on the expected future cash flows discounted at risk-adjusted rates. The primary sensitivity in these estimates is based on the selection of appropriate discount rates. Fluctuations in these assumptions will result in different estimates of fair value. An increase in the discount rate would result in a decrease in the fair value. The estimated fair values of our Level 3 fixed-rate non-recourse debt were primarily based on indicative quotes received for similar issuances.

As of December 31, 2013, the carrying amounts of certain of our Level 3 variable-rate long-term debt and non-recourse debt approximated fair value as the interest rates under the loan agreements approximated current market rates. As of December 31, 2012, the estimated fair value of our Level 3 variable-rate long-term debt was based on estimates of market spreads when quoted market values did not exist, on the current rates offered to us for debt of the same maturities or quoted market prices for the same or similar issues. In determining the current market rate for the fixed rate debt, a market spread was added to the quoted yields on federal government treasury securities with similar maturity dates. The primary sensitivity in these estimates is based on the selection of appropriate market spreads. Fluctuations in these assumptions will result in different estimates of fair value. An increase in the market spread would result in a decrease in the fair value.

No financial or nonfinancial assets were measured at fair value on a nonrecurring basis as of December 31, 2013. The estimated fair values of our financial and nonfinancial assets that were measured at fair value on a nonrecurring basis as a result of impairment losses were as follows:

	Year Ended December 31,
	2012		2011
	Fair Value(1)	Impairment Losses	Fair Value(1)	Impairment Losses
	(in millions)
Property and equipment, net	$24	$53	$5	$20
Investments in affiliates	29	20	205	141

(1)	Fair value measurements using significant unobservable inputs (Level 3).

During the years ended December 31, 2012 and 2011, property and equipment, net with a carrying value of $77 million and $25 million before impairment, respectively, was reduced to its estimated fair value, resulting in impairment losses of $53 million and $20 million, respectively. Using estimates of undiscounted net cash flows, we concluded that the carrying values of the assets were not fully recoverable. We estimated the fair value of the assets using discounted cash flow analyses, with estimated stabilized growth rates ranging from 2 percent to 3 percent, a discounted cash flow term of 10 years, terminal capitalization rates ranging from 8 percent to 9 percent and discount rates ranging from 9 percent to 12 percent. The discount and terminal capitalization rates used for the fair value of the assets reflect the risk profile of the individual markets where the assets are located, and are not necessarily indicative of our hotel portfolio as a whole.

During the years ended December 31, 2012 and 2011, investments in affiliates with a carrying value of $49 million and $346 million before impairment, respectively, were reduced to their estimated fair value, resulting in impairment losses of $20 million and $141 million, respectively, related to our investments in entities that own or lease hotels. We estimated the fair value of the investments using discounted cash flow analyses, with estimated stabilized growth rates ranging from 3 percent to 7 percent, a discounted cash flow term of 10 years, terminal capitalization rates ranging from 8 percent to 12 percent and discount rates ranging from 10 percent to 22 percent. The discount and terminal capitalization rates used for the fair value of our investments reflect the risk profile of the individual markets where the assets subject to our investment are located, and are not necessarily indicative of our investment portfolio as a whole.

Note 18 : Leases

We lease hotel properties, land, equipment and corporate office space under operating and capital leases. As of December 31, 2013 and 2012, we leased 70 hotels and 71 hotels, respectively, under operating leases and five hotels and seven hotels, respectively, under capital leases. As of December 31, 2013 and 2012, two of these capital leases were liabilities of VIEs that we consolidated and were non-recourse to us. Our leases expire at various dates from 2014 through 2196, with varying renewal options, and the majority expire before 2026.

Our operating leases may require minimum rent payments, contingent rent payments based on a percentage of revenue or income or rent payments equal to the greater of a minimum rent or contingent rent. In addition, we may be required to pay some, or all, of the capital costs for property and equipment in the hotel during the term of the lease.

The future minimum rent payments, under non-cancelable leases, due in each of the next five years and thereafter as of December 31, 2013, were as follows:

	Operating Leases	Capital Leases	Non-Recourse Capital Leases
Year	(in millions)
2014	$264	$8	$26
2015	251	16	26
2016	243	6	26
2017	230	6	26
2018	223	6	26
Thereafter	2,075	106	272

Total minimum rent payments	$3,286	148	402

Less: amount representing interest		(75)	(147)

Present value of net minimum rent payments		$73	$255

Amortization of assets recorded under capital leases is recorded in depreciation and amortization in our consolidated statements of operations and is recognized over the lease term.

Rent expense for all operating leases was as follows:

	Year Ended December 31,
	2013	2012	2011
	(in millions)
Minimum rentals	$271	$286	$264
Contingent rentals	148	161	175

	$419	$447	$439

During the year ended December 31, 2013, we purchased the land and building associated with the Hilton Bradford, which we previously leased under a capital lease. As a result of the acquisition, we released our capital lease obligation of $17 million as of the acquisition date. For further discussion, see Note 3: “Acquisitions.”

During the year ended December 31, 2012, we acquired the remaining ownership interest in one of our consolidated VIEs located in Japan, as well as restructured the lease agreement for the Hilton Odawara. In conjunction with the lease restructuring, we executed a binding purchase agreement with the owner to purchase the building and surrounding land at the end of the extended lease term. The Hilton Odawara lease, which was previously accounted for as an operating lease, was recorded as a capital lease asset and obligation of $15 million as of December 31, 2012. See Note 3: “Acquisitions” for discussion regarding the acquisition of the VIE.

Note 19: Income Taxes

Our tax provision (benefit) includes federal, state and foreign income taxes payable. The domestic and foreign components of income before income taxes were as follows:

	Year Ended December 31,
	2013	2012	2011
		(in millions)
U.S. income before tax	$502	$435	$48
Foreign income before tax	196	138	148

Income before income taxes	$698	$573	$196

The components of our provision (benefit) for income taxes were as follows:

	Year Ended December 31,
	2013	2012	2011
		(in millions)
Current:
Federal	$94	$71	$50
State	15	13	8
Foreign	64	57	70

Total current	173	141	128

Deferred:
Federal	160	63	(190)
State	4	2	(8)
Foreign	(99)	8	11

Total deferred	65	73	(187)

Total provision (benefit) for income taxes	$238	$214	$(59)

During 2013, based on our consideration of all available positive and negative evidence, we determined that it was more likely than not we would be able to realize the benefit of various foreign deferred tax assets and state net operating losses. Accordingly, as of December 31, 2013, we released valuation allowances of $109 million and $12 million, respectively, against our deferred tax assets related to our foreign deferred tax assets and state net operating losses.

During 2011, based on our consideration of all then-available positive and negative evidence, we believed that it was more likely than not we would be able to realize the benefit of our U.S. federal foreign tax credits. Accordingly, as of December 31, 2011, we released valuation allowances of $182 million against our deferred tax assets related to our U.S. foreign tax credits.

Reconciliations of our tax provision at the U.S. statutory rate to the provision (benefit) for income taxes were as follows:

	Year Ended December 31,
	2013	2012	2011
		(in millions)
Statutory U.S. federal income tax provision	$244	$201	$69
State income taxes, net of U.S. federal tax benefit	31	10	6
Foreign income tax expense	74	18	50
Foreign losses not subject to U.S. tax	(24)	(24)	(26)
Tax credits	(67)	(67)	(58)
Change in deferred tax asset valuation allowance	(121)	56	(160)
Change in basis difference in foreign subsidiaries	24	18	20
Provision for uncertain tax positions	(19)	(2)	35
Non-deductible equity based compensation	94	—	—
Other, net	2	4	5

Provision (benefit) for income taxes	$238	$214	$(59)

Deferred income taxes represent the tax effect of the differences between the book and tax bases of assets and liabilities plus carryforward items. The composition of net deferred tax balances were as follows:

	December 31,
	2013	2012
	(in millions)
Deferred income tax assets—current	$23	$76
Deferred income tax assets—non-current	193	104
Deferred income tax liabilities—current(1)	—	(1)
Deferred income tax liabilities—non-current	(5,053)	(4,948)

Net deferred taxes	$(4,837)	$(4,769)

(1)	Included in the accounts payable, accrued expenses and other in our consolidated balance sheet.

The tax effects of the temporary differences and carryforwards that give rise to our net deferred tax asset (liability) were as follows:

	December 31,
	2013	2012
	(in millions)
Deferred tax assets:
Foreign tax credits	$20	$227
Net operating loss carryforwards	573	570
Compensation	187	245
Deferred transaction costs	15	25
Investments	56	—
Other reserves	90	198
Capital lease obligations	133	188
Self-insurance reserves	51	44
System funds	42	23
Other tax credits	3	48
Other	105	72

Total gross deferred tax assets	1,275	1,640
Less: valuation allowance	(503)	(769)

Deferred tax assets	$772	$871

Deferred tax liabilities:
Property and equipment	$(2,075)	$(2,025)
Brands	(1,910)	(1,916)
Amortizable intangible	(616)	(659)
Unrealized foreign currency gains	(279)	(301)
Investments	—	(70)
Investment in foreign subsidiaries	(81)	(93)
Deferred income	(648)	(576)

Deferred tax liabilities	(5,609)	(5,640)

Net deferred taxes	$(4,837)	$(4,769)

As of December 31, 2013, we had state and foreign net operating loss carryforwards of $806 million and $2.0 billion, respectively, which resulted in deferred tax assets of $40 million for state jurisdictions and $533 million for foreign jurisdictions. Approximately $59 million of our deferred tax assets as of December 31, 2013 related to net operating loss carryforwards that will expire between 2014 and 2033 with $1 million of that amount expiring in 2014. Approximately $514 million of our deferred tax assets as of December 31, 2013 resulted from net operating loss carryforwards that are not subject to expiration. We believe that it is more likely than not that the benefit from certain state and foreign net operating loss carryforwards will not be realized. In recognition of this assessment, we provided a valuation allowance of $3 million and $440 million as of December 31, 2013 on the deferred tax assets relating to these state and foreign net operating loss carryforwards, respectively. Our valuation allowance decreased $266 million during the year ended December 31, 2013.

We classify reserves for tax uncertainties within current income taxes payable and other long-term liabilities in our consolidated balance sheets. Reconciliations of the beginning and ending amount of unrecognized tax benefits were as follows:

	Year Ended December 31,
	2013	2012	2011
		(in millions)
Balance at beginning of year	$469	$436	$405
Additions for tax positions related to the prior year	1	71	60
Additions for tax positions related to the current year	5	5	5
Reductions for tax positions for prior years	(2)	(23)	(6)
Settlements	(35)	(14)	(27)
Lapse of statute of limitations	(2)	(6)	(2)
Currency translation adjustment	(1)	—	1

Balance at end of year	$435	$469	$436

The changes to our unrecognized tax benefits during the years ended December 31, 2013 and 2012 were primarily the result of items identified, resolved, and settled as part of our ongoing U.S. federal audit. We recognize interest and penalties accrued related to uncertain tax positions in income tax expense. We accrued approximately $4 million, $8 million, and $6 million during the years ended December 31, 2013, 2012 and 2011, respectively. As of December 31, 2013 and 2012, we had accrued approximately $45 million and $42 million, respectively, for the payment of interest and penalties. Included in the balance of uncertain tax positions as of December 31, 2013 and 2012 were $340 million and $374 million, respectively, associated with positions that if favorably resolved would provide a benefit to our effective tax rate. As a result of the expected resolution of examination issues with federal, state, and foreign tax authorities, we believe it is reasonably possible that during the next 12 months the amount of unrecognized tax benefits will decrease up to $15 million.

We file income tax returns, including returns for our subsidiaries, with federal, state and foreign jurisdictions. We are under regular and recurring audit by the Internal Revenue Service (“IRS”) on open tax positions. The timing of the resolution of tax audits is highly uncertain, as are the amounts, if any, that may ultimately be paid upon such resolution. Changes may result from the conclusion of ongoing audits, appeals or litigation in state, local, federal and foreign tax jurisdictions or from the resolution of various proceedings between the U.S. and foreign tax authorities. We are no longer subject to U.S. federal income tax examination for years through 2004. As of December 31, 2013, we remain subject to federal examinations from 2005-2012, state examinations from 1999-2012 and foreign examinations of our income tax returns for the years 1996 through 2012. During 2009, the IRS commenced its audit of our predecessor’s consolidated U.S. income tax returns for the 2006 through October 2007 tax years. In 2013, we received Notices of Proposed Adjustment from the IRS for such years primarily relating to assertions by the IRS that: (1) certain foreign currency-denominated, intercompany loans from our foreign subsidiaries to certain U.S. subsidiaries should be recharacterized as equity for U.S. federal income tax purposes and constitute deemed dividends from such foreign subsidiaries to our U.S. subsidiaries; (2) in calculating the amount of U.S. taxable income resulting from our Hilton HHonors guest loyalty program, we should not reduce gross income by the estimated costs of future redemptions, but rather such costs would be deductible at the time the points are redeemed; and (3) certain foreign-currency denominated loans issued by one of our Luxembourg subsidiaries whose functional currency is the U.S. dollar, should instead be treated as issued by one of our Belgian subsidiaries whose functional currency is the Euro, and thus foreign currency gains and losses with respect to such loans should have been measured in Euros, instead of U.S. dollars. In total, the proposed adjustments sought by the IRS would result in additional U.S. federal tax owed of approximately $696 million, excluding interest and penalties and potential state income taxes. The portion of this amount related to our Hilton HHonors guest loyalty program would result in a decrease to our future tax liability when the points are redeemed. We disagree with the IRS’s position on each of these assertions and intend to vigorously contest them. We plan to pursue all available administrative remedies, and if we are not able to resolve these matters administratively, we plan to pursue judicial remedies. Accordingly, as of December 31, 2013, no accrual has been made for these amounts.

State income tax returns are generally subject to examination for a period of three to five years after filing of the respective return; however, the state impact of any federal tax return changes remains subject to examination by various states for a period generally of up to one year after formal notification to the states. The statute of limitations for the foreign jurisdictions generally ranges from three to ten years after filing the respective tax return.

On September 13, 2013, Treasury and the IRS issued final regulations regarding the deduction and capitalization of expenditures related to tangible property. The final regulations under Internal Revenue Code Sections 162, 167 and 263(a) apply to amounts paid to acquire, produce or improve tangible property, as well as dispositions of such property, and are generally effective for tax years beginning on or after January 1, 2014. We have evaluated these regulations and determined they will not have a material effect on our consolidated results of operations, cash flows or financial position.

Note 20: Employee Benefit Plans

We sponsor multiple domestic and international employee benefit plans. Benefits are based upon years of service and compensation.

We have a noncontributory retirement plan in the U.S. (the “Domestic Plan”), which covers certain employees not earning union benefits. This plan was frozen for participant benefit accruals in 1996; therefore, the projected benefit obligation is equal to the accumulated benefit obligation. Plan assets will be used to pay benefits due to employees for service through December 31, 1996. As employees have not accrued additional benefits since that time, we do not utilize salary or pension inflation assumptions in calculating our benefit obligation for the Domestic Plan. The annual measurement date for the Domestic Plan is December 31.

We also have multiple employee benefit plans that cover many of our international employees. These include a plan that covers workers in the United Kingdom (the “U.K. Plan”) which was frozen to further accruals on November 30, 2013, and a number of smaller plans that cover workers in various countries around the world (the “International Plans”). The annual measurement date for all of these plans is December 31.

We are required to recognize the funded status (the difference between the fair value of plan assets and the projected benefit obligations) of our pension plans in our consolidated balance sheets with a corresponding adjustment to accumulated other comprehensive loss, net of tax.

The following table presents the projected benefit obligation, fair value of plan assets, the funded status and the accumulated benefit obligation for the Domestic Plan, the U.K. Plan and the International Plans:

	Domestic Plan		U.K. Plan		International Plans
	2013	2012	2013	2012	2013	2012
			(in millions)
Change in Projected Benefit Obligation:
Benefit obligation at beginning of year	$491	$449	$365	$312	$125	$119
Service cost	—	—	5	5	3	4
Interest cost	18	21	16	16	4	5
Employee contributions	—	—	2	2	—	—
Actuarial loss (gain)	(51)	43	(3)	28	(6)	9
Settlements and curtailments	—	—	—	—	(2)	—
Effect of foreign exchange rates	—	—	8	14	(4)	(2)
Benefits paid	(45)	(22)	(13)	(12)	(8)	(10)
Other(1)	11	—	—	—	—	—

Benefit obligation at end of year	$424	$491	$380	$365	$112	$125

Change in Plan Assets:
Fair value of plan assets at beginning of year	$273	$249	$363	$318	$85	$83
Actual return on plan assets, net of expenses	32	31	20	34	9	4
Employer contribution	40	15	5	7	6	10
Employee contributions	—	—	2	2	—	—
Effect of foreign exchange rates	—	—	8	14	(4)	(2)
Benefits paid	(45)	(22)	(13)	(12)	(7)	(10)
Settlements	—	—	—	—	(2)	—
Other(1)	20	—	—	—	—	—

Fair value of plan assets at end of year	320	273	385	363	87	85

Funded status at end of year (overfunded/(underfunded))	(104)	(218)	5	(2)	(25)	(40)

Accumulated benefit obligation	$424	$491	$380	$365	$112	$125

(1)	Includes projected benefit obligations of $11 million and plan assets of $20 million related to certain employees of former Hilton affiliates that were assumed during the year ended December 31, 2013.

Amounts recognized in the consolidated balance sheets consisted of:

	Domestic Plan		U.K. Plan		International Plans
	2013	2012	2013	2012	2013	2012
	(in millions)
Non-current asset	$2	$—	$8	$—	$5	$3
Current liability	—	—	—	—	(1)	(1)
Non-current liability	(106)	(218)	(3)	(2)	(29)	(42)

Net amount recognized	$(104)	$(218)	$5	$(2)	$(25)	$(40)

Amounts recognized in accumulated other comprehensive loss consisted of:

	Domestic Plan			U.K. Plan			International Plans
	2013	2012	2011	2013	2012	2011	2013	2012	2011
	(in millions)
Net actuarial loss (gain)	$(67)	$29	$8	$—	$17	$21	$(12)	$9	$2
Prior service cost (credit)	(12)	(4)	(4)	3	16	3	—	—	(4)
Amortization of net loss (gain)	(3)	1	(4)	(4)	(3)	(1)	(2)	(1)	(2)

Net amount recognized	$(82)	$26	$—	$(1)	$30	$23	$(14)	$8	$(4)

The estimated unrecognized net losses and prior service cost (credit) that will be amortized into net periodic pension cost over the next fiscal year were as follows:

	Domestic Plan			U.K. Plan			International Plans
	2013	2012	2011	2013	2012	2011	2013	2012	2011
	(in millions)
Unrecognized net losses	$1	$4	$6	$1	$4	$3	$1	$1	$1
Unrecognized prior service cost (credit)	4	4	4	—	(3)	(16)	—	—	—

Amount unrecognized	$5	$8	$10	$1	$1	$(13)	$1	$1	$1

The net periodic pension cost was as follows:

	Domestic Plan			U.K. Plan			International Plans
	2013	2012	2011	2013	2012	2011	2013	2012	2011
	(in millions)
Service cost	$4	$—	$—	$5	$5	$4	$4	$4	$4
Interest cost	17	21	23	17	16	17	4	5	5
Expected return on plan assets	(18)	(17)	(17)	(23)	(21)	(21)	(4)	(4)	(4)
Amortization of prior service cost (credit)	4	4	4	(3)	(16)	(3)	—	—	—
Amortization of net loss (gain)	3	(1)	4	4	3	1	1	1	1

Net periodic pension cost (credit)	10	7	14	—	(13)	(2)	5	6	6
Settlement losses	—	—	—	—	—	—	—	—	1

Net pension cost (credit)	$10	$7	$14	$—	$(13)	$(2)	$5	$6	$7

The weighted-average assumptions used to determine benefit obligations were as follows:

	Domestic Plan		U.K. Plan		International Plans
	2013	2012	2013	2012	2013	2012
Discount rate	4.7%	3.9%	4.7%	4.7%	4.3%	3.8%
Salary inflation	N/A	N/A	1.9%	1.9%	2.3%	2.2%
Pension inflation	N/A	N/A	3.0%	2.8%	1.9%	2.0%

The weighted-average assumptions used to determine net periodic pension cost (credit) were as follows:

	Domestic Plan			U.K. Plan			International Plans
	2013	2012	2011	2013	2012	2011	2013	2012	2011
Discount rate	3.9%	4.9%	5.4%	4.7%	5.0%	5.7%	3.8%	4.6%	5.0%
Expected return on plan assets	7.5%	6.8%	6.8%	6.5%	6.5%	6.5%	6.3%	6.2%	6.2%
Salary inflation	N/A	N/A	N/A	1.9%	1.7%	2.6%	2.2%	2.8%	3.3%
Pension inflation	N/A	N/A	N/A	2.8%	2.9%	3.0%	2.0%	1.8%	1.8%

The investment objectives for the various plans are preservation of capital, current income and long-term growth of capital. All plan assets are managed by outside investment managers and do not include investments in Company stock. Asset allocations are reviewed periodically.

Expected long-term returns on plan assets are determined using historical performance for debt and equity securities held by our plans, actual performance of plan assets and current and expected market conditions. Expected returns are formulated based on the target asset allocation. The target asset allocation for the Domestic Plan as a percentage of total plan assets as of December 31, 2013 and 2012 was 60 percent and 50 percent, respectively, in funds that invest in equity securities, and 40 percent and 50 percent, respectively, in funds that invest in debt securities. The U.K. Plan and International Plans target asset allocation as a percentage of total plan assets as of December 31, 2013 was 65 percent in funds that invest in equity and debt securities and 35 percent in bond funds. As of December 31, 2012, the U.K. Plan and International Plans target asset allocations as a percentage of total plan assets was 36 percent in funds that invest in equity securities, 50 percent in funds that invest in debt securities, and 14 percent in property funds.

The following table presents the fair value hierarchy of total plan assets measured at fair value by asset category. The fair value of Level 2 assets were based on available market pricing information of similar financial instruments.

	December 31, 2013
	Domestic Plan			U.K. Plan			International Plans
	Level 1	Level 2	Level 3	Level 1	Level 2	Level 3	Level 1	Level 2	Level 3
	(in millions)
Cash and cash equivalents	$—	$—	$—	$—	$—	$—	$10	$—	$—
Equity funds	70	—	—	—	—	—	5	9	—
Debt securities	10	97	—	—	—	—	—	—	—
Bond funds	—	—	—	—	—	—	—	16	—
Real estate funds	—	—	—	—	—	—	—	1	—
Common collective trusts	—	143	—	—	385	—	—	45	—
Other	—	—	—	—	—	—	—	1	—

Total	$80	$240	$—	$—	$385	$—	$15	$72	$—

	December 31, 2012
	Domestic Plan			U.K. Plan			International Plans
	Level 1	Level 2	Level 3	Level 1	Level 2	Level 3	Level 1	Level 2	Level 3
	(in millions)
Cash and cash equivalents	$—	$—	$—	$—	$—	$—	$12	$—	$—
Equity funds	54	—	—	—	—	—	4	9	—
Debt securities	16	103	—	—	—	—	—	—	—
Bond funds	—	—	—	—	—	—	—	15	—
Common collective trusts	—	100	—	—	363	—	—	44	—
Other	—	—	—	—	—	—	—	1	—

Total	$70	$203	$—	$—	$363	$—	$16	$69	$—

We expect to contribute approximately $9 million, $1 million and $6 million to the Domestic Plan, the U.K. Plan and the International Plans, respectively, in 2014.

As of December 31, 2013, the benefits expected to be paid in the next five years and in the aggregate for the five years thereafter were as follows:

	Domestic Plan	U.K. Plan	International Plans
	(in millions)
Year
2014	$87	$14	$11
2015	26	14	9
2016	25	14	9
2017	25	14	8
2018	25	15	8
2019 - 2023	125	76	43

	$313	$147	$88

Domestic Plan

As of January 1, 2007, the frozen Domestic Plan and plans maintained for certain domestic hotels currently or formerly managed by us were merged into a multiple employer plan. As of December 31, 2013, the multiple employer plan had combined assets of $342 million and a projected benefit obligation of $446 million.

A class action lawsuit was filed in 1998 against Hilton and the Domestic Plan claiming that the Domestic Plan did not calculate benefit obligations in accordance with the terms of the plan nor were vesting rules followed in accordance with the plan. In May 2009, the U.S. District Court for the District of Columbia (the “District Court”) found in favor of the plaintiff in a summary judgment and required that we and the plaintiff enter into mediation to reach agreement on the amounts necessary for recognition of service and benefits for plan participants and in August 2011, the District Court issued a final order with respect to this lawsuit. We recorded an increase to our minimum additional pension obligation of $109 million as of December 31, 2012 to reflect the expected increase in benefit obligation relating to this case. The additional obligation will be recognized as additional pension expense, which will be amortized over the average remaining life expectancy of the plan participants as determined by our actuaries, with the unamortized portion of the obligation having been recognized in accumulated other comprehensive loss as an adjustment of the pension liability. As of December 31, 2013, the remaining unpaid projected benefit obligation related to this case was $86 million.

In November 2013, the District Court issued final administrative orders in regard to the lawsuit, which allowed Hilton to adopt an amendment to the Domestic Plan required by the Court. The adoption of the amendment required us to make a contribution of $31 million in November 2013, prior to the amendment to comply with minimum legal funding obligations of the Domestic Plan. We expect to commence benefit payments under the new plan document in early 2014, in accordance with the requirements of the court order. In February 2012, the District Court ordered us to post bond of $76 million under the litigation to support potential future plan contributions. We funded an account, which is classified as restricted cash and cash equivalents, with this amount to support this requirement, and expect that the bond will be released upon the commencement of benefit payments being made under the amended plan document in 2014.

U.K. Plan

In March 2012, we, along with the trustees of the U.K. Plan, adopted an agreement to freeze the defined benefit plan for enrollment to new employees effective immediately, and to freeze the accrual of benefits to existing employees, which was implemented on November 30, 2013. A defined contribution plan has been put in place for the affected employees. We recognized an acceleration of prior service credit of $13 million related to the adoption of this agreement during the year ended December 31, 2012.

In May 2011, we, along with the trustees for the U.K. Plan, reached a tentative agreement on the funded status and security for the U.K. Plan. This agreement extended our GBP 15 million guarantee (equivalent to $25 million as of December 31, 2013) to March 2014 and included a one-time voluntary cash contribution of GBP 5 million (equivalent to approximately $8 million) by us to the plan, which was funded during the year ended December 31, 2011.

Other Benefit Plans

We also have plans covering qualifying employees and non-officer directors (the “Supplemental Plans”). Benefits for the Supplemental Plans are based upon years of service and compensation. Since December 31, 1996, employees and non-officer directors have not accrued additional benefits under the Supplemental Plans. These plans are self-funded by us and, therefore, have no plan assets isolated to pay benefits due to employees. As of December 31, 2013 and 2012, these plans had benefit obligations of $14 million and $13 million, respectively, which were fully accrued in our consolidated balance sheets. Expense incurred under the Supplemental Plans for the years ended December 31, 2013, 2012 and 2011 was not significant.

We have various employee defined contribution investment plans whereby we contribute matching percentages of employee contributions. The aggregate expense under these plans totaled $20 million for the year ended December 31, 2013 and $18 million for each of the years ended December 31, 2012 and 2011.

Multi-Employer Pension Plans

Certain employees are covered by union sponsored multi-employer pension plans pursuant to agreements between us and various unions. Our participation in these plans is outlined in the table below:

	EIN/ Pension Plan Number	Pension Protection Act Zone Status		Contributions

Pension Fund		2013	2012	2013	2012	2011
				(in millions)
New York Hotel Trades Council & Hotel Association of New York City, Inc. Pension Fund	13-1764242	Pending	Yellow	$14	$13	$13
Other plans				12	11	9

Total contributions				$26	$24	$22

Eligible employees at our owned hotels in New York City participate in the New York Hotel Trades Council and Hotel Association of New York City, Inc. Pension Fund (“New York Pension Fund”). Our contributions are based on a percentage of all union employee wages as dictated by the collective bargaining agreement that expires on June 30, 2019. Our contributions exceeded 5 percent of the total contributions to the New York Pension Fund in 2012, as indicated in the New York Pension Fund’s Annual Return/Report of Employee Benefit Plan on IRS Form 5500 for the year ended December 31, 2012. The New York Pension Fund has implemented a funding improvement plan, and we have not paid a surcharge.

Note 21: Share-Based Compensation

Promote Plan

Prior to December 11, 2013, certain members of our senior management team participated in an executive compensation plan (“the Promote plan”). The Promote plan provided for the grant of a Tier I liability award, or an alternative cash payment in lieu thereof, and a Tier II equity award. The Tier I liability award provided the participants the right to share in 2.75 percent of the equity value of Hilton up to $8.352 billion (or $230 million) based on the achievement of certain service and performance conditions. The majority of these payments were to be made in three installments for most plan participants. The Tier II equity awards allowed participants to share in Hilton’s equity growth above $8.352 billion and were also subject to service and performance conditions. As the vesting of a portion of the Tier I liability awards and all of the Tier II equity awards were previously subject to the achievement of a performance condition in the form of a liquidity event that was not probable, no expense was recognized related to these awards prior to their modification on December 11, 2013.

On December 11, 2013, in connection with our IPO, the Tier I liability awards of $52 million that remained outstanding became fully vested and were paid within 30 days. Additionally, the Tier II equity awards that remained outstanding were exchanged for restricted shares of common stock of equivalent economic value that vest as follows:

•	40 percent of each award vested on December 11, 2013, the pricing date of our IPO;

•	40 percent of each award will vest on December 11, 2014, the first anniversary of the pricing date of our IPO, contingent upon continued employment through that date; and

•	20 percent of each award will vest on the date that our Sponsor and its affiliates cease to own 50 percent or more of the shares of the Company, contingent upon continued employment through that date.

The following is a summary of the Tier II equity award activity during the year ended December 31, 2013:

Tier II Units
Balance as of December 31, 2012	229,047,118
Granted	8,628,050
Forfeited	(13,810,744)
Exchanged for restricted shares of common stock	(223,864,424)

Balance as of December 31, 2013	—

The following table sets forth the number of Tier II equity units surrendered for shares of common stock on December 11, 2013:

	Tier II Units	Shares of Common Stock
Tier II awards exchanged for vested shares of common stock	89,545,770	7,463,839
Tier II awards exchanged for unvested shares of common stock	134,318,654	11,195,791

Total Tier II awards exchanged for vested shares and unvested restricted shares of common stock	223,864,424	18,659,630

The grant date fair value was determined to be $20.00 per share based on the price of the common stock sold in our IPO. The fair value of the vested shares was immediately recognized in December 2013. The fair value of the unvested shares subject only to service conditions is recognized on a straight-line basis over the requisite service period for the entire award.

As a result of the modification, we recorded incremental share-based compensation expense of $306 million during the year ended December 31, 2013.

Cash Retention Award Offer

In November 2012, we offered certain members of our senior management team the opportunity to participate in a new cash retention award in exchange for cancellation of their participation in the Promote plan. There were 13 participants who accepted the cash retention award offer. The cash retention award was paid in two installments in December 2012 and December 2013, respectively.

Payments on Share-Based Compensation Plans

Total payments under the Promote plan, including cash retention awards, during the years ended December 31, 2013 and 2012 were $65 million and $95 million, respectively. No payments were made during the year ended December 31, 2011.

A number of participants in the Promote plan terminated their employment with us during the year ended December 31, 2012. We made separation payments related to the participants’ vested portion of the Promote plan totaling $6 million during the year ended December 31, 2012. One participant terminated their employment with us during the year ended December 31, 2013, but none of the separation payments were considered to be attributable to the participants’ vested portion of the Promote plan.

Summary of Share-Based Compensation Expense and Related Activity

Total compensation expense related to the Promote plan, including cash retention awards, and restricted shares of our common stock awarded in exchange for the Tier II equity awards was $313 million, $50 million and $19 million for the years ended December 31, 2013, 2012 and 2011, respectively. As of December 31, 2013, there was $95 million of unrecognized compensation expense related to the unvested restricted shares of common stock resulting from the Promote plan conversion, $23 million of which is expected to be recognized through December 2014 and $72 million of which is subject to the achievement of a performance condition, which is currently not considered to be probable of being met.

As of December 31, 2013, there was $4 million of liability awards outstanding. The liability awards were recorded at an estimated fair value of $18 million as of December 31, 2012, $13 million of which was included in accounts payable, accrued expenses and other in our consolidated balance sheet.

2013 Omnibus Incentive Plan

We reserved 80,000,000 shares of common stock for issuance under our new 2013 Omnibus Incentive Plan. The 2013 Omnibus Incentive Plan is administered by the compensation committee of the Board of Directors and enables us to grant equity incentive awards to eligible employees, officers, directors, consultants or advisors in the form of stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based and performance compensation awards. If an award under the 2013 Omnibus Incentive Plan terminates, lapses or is settled without the payment of the full number of shares subject to the award, the undelivered shares may be granted again under the 2013 Omnibus Incentive Plan.

On December 11, 2013, we granted 19,500 restricted stock units (“RSUs”) to three independent directors under the 2013 Omnibus Incentive Plan (the “2013 Director Grant”) as part of our regular annual compensation of our independent directors. The 2013 Director Grant vests in three equal installments on the first, second and third anniversaries of the grant date. The grant date fair value was $20.00 per RSU based on the price of common shares sold in our IPO on the grant date. The fair value of the RSUs will be recognized on a straight-line basis over the requisite service period for the entire award. Less than $1 million of compensation expense was recognized during the year ended December 31, 2013 related to the 2013 Director Grant. As of December 31, 2013, unrecognized compensation expense for the 2013 Director Grant was less than $1 million.

As of December 31, 2013, there were 79,980,500 shares of common stock available for future issuance under the 2013 Omnibus Incentive Plan.

Note 22 : Earnings Per Share

For periods prior to the IPO, we used the number of shares from our 9,205,128-for-1 stock split to compute earnings per share (“EPS”). The following table presents the calculation of basic and diluted EPS for the periods presented:

	December 31,
	2013	2012	2011
	(in millions, except per share amounts)
Basic EPS:
Numerator:
Net income attributable to Hilton stockholders	$415	$352	$253
Denominator:
Weighted average shares outstanding	923	921	921

Basic EPS	$0.45	$0.38	$0.27

Diluted EPS:
Numerator:
Net income attributable to Hilton stockholders	$415	$352	$253
Denominator:
Weighted average shares outstanding(1)	923	921	921

Diluted EPS	$0.45	$0.38	$0.27

(1)	Includes the 19,500 RSUs granted on December 11, 2013 under the 2013 Director Grant.

Note 23: Accumulated Other Comprehensive Loss

The components of accumulated other comprehensive loss, net of taxes, were as follows:

	Currency Translation Adjustment(1)	Pension Liability Adjustment	Cash Flow Hedge Adjustment	Total
	(in millions)
Balance as of December 31, 2010	$ (257)	$ (140)	$ (1)	$ (398)
Other comprehensive loss before reclassifications	(79)	(21)	—	(100)
Amounts reclassified from accumulated other comprehensive loss	—	8	1	9

Net current period other comprehensive income (loss)	(79)	(13)	1	(91)

Balance as of December 31, 2011	(336)	(153)	—	(489)
Other comprehensive income (loss) before reclassifications	124	(35)	—	89
Amounts reclassified from accumulated other comprehensive loss	—	(6)	—	(6)

Net current period other comprehensive income (loss)	124	(41)	—	83

Balance as of December 31, 2012	(212)	(194)	—	(406)
Other comprehensive income before reclassifications	67	54	6	127
Amounts reclassified from accumulated other comprehensive loss	9	6	—	15

Net current period other comprehensive income	76	60	6	142

Balance as of December 31, 2013	$ (136)	$ (134)	$ 6	$ (264)

(1)	Includes net investment hedges.

The following table presents additional information about reclassifications out of accumulated other comprehensive loss for the year ended December 31, 2013:

(in millions)
Currency translation adjustment:
Sale and liquidation of foreign assets(1)	$(15)
Gains on net investment hedges(2)	1
Tax benefit(3)	5

Total currency translation adjustment reclassifications for the period, net of taxes	(9)

Pension liability adjustment:
Amortization of prior service cost(4)	(1)
Amortization of net loss(4)	(8)
Tax benefit(3)	3

Total pension liability adjustment reclassifications for the period, net of taxes	(6)

Total reclassifications for the period, net of tax	$(15)

(1)	Reclassified out of accumulated other comprehensive loss to other gain, net in the consolidated statement of operations. Amounts in parentheses indicate a loss in our consolidated statement of operations.
(2)	Reclassified out of accumulated other comprehensive loss to gain (loss) on foreign currency transactions in our consolidated statement of operations.
(3)	Reclassified out of accumulated other comprehensive loss to income tax benefit (expense) in our consolidated statement of operations.
(4)	Reclassified out of accumulated other comprehensive loss to general, administrative and other in the consolidated statement of operations. These amounts were included in the computation of net periodic pension cost. See Note 20: “Employee Benefit Plans” for additional information. Amounts in parentheses indicate a loss in our consolidated statement of operations.

Note 24: Business Segments

We are a diversified hospitality company with operations organized in three distinct operating segments: ownership, management and franchise and timeshare. Each segment is managed separately because of its distinct economic characteristics.

The ownership segment includes all hotels that we wholly own or lease, as well as consolidated non-wholly owned entities and consolidated VIEs. As of December 31, 2013, this segment included 118 wholly owned and leased hotels and resorts, three non-wholly owned hotel properties and three hotels of consolidated VIEs. While we do not include equity in earnings (losses) from unconsolidated affiliates in our measures of segment revenues, we manage these investments in our ownership segment.

Our unconsolidated affiliates are primarily investments in entities that owned or leased 30 hotels and one condominium management company as of December 31, 2013.

The management and franchise segment includes all of the hotels we manage for third-party owners, as well as all franchised hotels operated or managed by someone other than us under one of our proprietary brand names of our brand portfolio. As of December 31, 2013, this segment included 498 managed hotels and 3,420 franchised hotels. This segment also earns fees for managing properties in our ownership segment.

The timeshare segment includes the development of vacation ownership clubs and resorts, marketing and selling of timeshare intervals, providing timeshare customer financing and resort operations. This segment also provides assistance to third-party developers in selling their timeshare inventory. As of December 31, 2013, this segment included 42 timeshare properties.

Corporate and other represents revenues and related operating expenses generated by the incidental support of hotel operations for owned, leased, managed and franchised hotels and other rental income, as well as corporate assets and related expenditures.

The performance of our operating segments is evaluated primarily on Adjusted earnings before interest expense, taxes, depreciation and amortization (“EBITDA”), which should not be considered an alternative to net income (loss) or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. EBITDA, presented herein, is a non-GAAP financial measure that reflects net income attributable to Hilton stockholders, excluding interest expense, a provision for income taxes and depreciation and amortization. We define Adjusted EBITDA as EBITDA, further adjusted to exclude certain items, including, but not limited to gains, losses and expenses in connection with: (i) asset dispositions for both consolidated and unconsolidated investments; (ii) foreign currency transactions; (iii) debt restructurings/retirements; (iv) non-cash impairment losses; (v) furniture fixtures, and equipment (“FF&E”) replacement reserves required under certain lease agreements; (vi) reorganization costs; (vii) share-based and certain other compensation expenses prior to and in connection with our IPO; (viii) severance, relocation and other expenses; and (ix) other items.

The following table presents revenues and Adjusted EBITDA for our reportable segments, reconciled to consolidated amounts:

	Year Ended December 31,
	2013	2012	2011
	(in millions)
Revenues:
Ownership(1)(4)	$4,075	$4,006	$3,926
Management and franchise(2)	1,271	1,180	1,095
Timeshare	1,109	1,085	944

Segment revenues	6,455	6,271	5,965
Other revenues from managed and franchised properties	3,405	3,124	2,927
Other revenues(3)	69	66	58
Intersegment fees elimination(1)(2)(3)(4)	(194)	(185)	(167)

Total revenues	$9,735	$9,276	$8,783

Adjusted EBITDA:
Ownership(1)(2)(3)(4)(5)	$926	$793	$725
Management and franchise(2)	1,271	1,180	1,095
Timeshare(1)(2)	297	252	207
Corporate and other(3)(4)	(284)	(269)	(274)

Adjusted EBITDA	$2,210	$1,956	$1,753

(1)	Includes charges to timeshare operations for rental fees and fees for other amenities, which are eliminated in our consolidated financial statements. These charges totaled $26 million, $24 million and $27 million for the years ended December 31, 2013, 2012 and 2011, respectively. While the net effect is zero, our measures of segment revenues and Adjusted EBITDA include these fees as a benefit to the ownership segment and a cost to timeshare Adjusted EBITDA.
(2)	Includes management, royalty and intellectual property fees of $100 million, $96 million and $88 million for the years ended December 31, 2013, 2012 and 2011, respectively. These fees are charged to consolidated owned and leased properties and are eliminated in our consolidated financial statements. Also includes a licensing fee of $56 million, $52 million and $43 million for the years ended December 31, 2013, 2012 and 2011, respectively, which is charged to our timeshare segment by our management and franchise segment and is eliminated in our consolidated financial statements. While the net effect is zero, our measures of segment revenues and Adjusted EBITDA include these fees as a benefit to the management and franchise segment and a cost to ownership Adjusted EBITDA and timeshare Adjusted EBITDA.
(3)	Includes charges to consolidated owned and leased properties for services provided by our wholly owned laundry business of $9 million, $10 million and $9 million for the years ended December 31, 2013, 2012 and 2011, respectively. These charges are eliminated in our consolidated financial statements.
(4)	Includes various other intercompany charges of $3 million for the years ended December 31, 2013 and 2012.
(5)	Includes unconsolidated affiliate Adjusted EBITDA.

The table below provides a reconciliation of Adjusted EBITDA to EBITDA and EBITDA to net income attributable to Hilton stockholders:

	Year Ended December 31,
	2013	2012	2011
	(in millions)
Adjusted EBITDA	$2,210	$1,956	$1,753
Net income attributable to noncontrolling interests	(45)	(7)	(2)
Gain (loss) on foreign currency transactions	(45)	23	(21)
FF&E replacement reserve	(46)	(68)	(57)
Share-based compensation expense	(313)	(50)	(19)
Impairment losses	—	(54)	(20)
Impairment losses included in equity in earnings (losses) from unconsolidated affiliates	—	(19)	(141)
Gain on debt extinguishment	229	—	—
Other gain, net	7	15	19
Other adjustment items(1)	(76)	(64)	(51)

EBITDA	1,921	1,732	1,461

Interest expense	(620)	(569)	(643)
Interest expense included in equity in earnings (losses) from unconsolidated affiliates	(13)	(13)	(12)
Income tax benefit (expense)	(238)	(214)	59
Depreciation and amortization	(603)	(550)	(564)
Depreciation and amortization included in equity in earnings (losses) from unconsolidated affiliates	(32)	(34)	(48)

Net income attributable to Hilton stockholders	$415	$352	$253

(1)	Represents adjustments for legal expenses, severance and other items.

The following table presents assets for our reportable segments, reconciled to consolidated amounts:

	December 31,
	2013	2012
	(in millions)
Assets:
Ownership	$11,936	$12,476
Management and franchise	11,016	11,650
Timeshare	1,871	1,911
Corporate and other	1,739	1,029

	$26,562	$27,066

The following table presents capital expenditures for property and equipment for our reportable segments, reconciled to consolidated amounts:

	Year Ended December 31,
	2013	2012	2011
	(in millions)
Capital expenditures for property and equipment:
Ownership	$240	$396	$368
Timeshare	8	28	12
Corporate and other	6	9	9

	$254	$433	$389

Revenues by country were as follows:

	Year Ended December 31,
	2013	2012	2011
	(in millions)
U.S.	$7,262	$6,743	$6,293
All other	2,473	2,533	2,490

	$9,735	$9,276	$8,783

Other than the U.S., there were no countries that individually represented more than 10 percent of total revenues for the years ended December 31, 2013, 2012 and 2011.

Property and equipment, net by country were as follows:

	December 31,
	2013	2012
	(in millions)
U.S.	$8,204	$8,252
All other	854	945

	$9,058	$9,197

Other than the U.S. there were no countries that individually represented over 10 percent of total property and equipment, net as of December 31, 2013 and 2012.

Note 25: Commitments and Contingencies

As of December 31, 2013, we had outstanding guarantees of $27 million, with remaining terms ranging from ten months to nine years, for debt and other obligations of third parties. We have two letters of credit, one supported by restricted cash and cash equivalents and the other under the Revolving Credit Facility, for a total of $27 million that have been pledged as collateral for two of these guarantees. Although we believe it is unlikely that material payments will be required under these guarantees or letters of credit, there can be no assurance that this will be the case.

We have also provided performance guarantees to certain owners of hotels that we operate under management contracts. Most of these guarantees allow us to terminate the contract, rather than fund shortfalls, if specified performance levels are not achieved. However, in limited cases, we are obligated to fund performance shortfalls. As of December 31, 2013, we had six contracts containing performance guarantees, with expirations ranging from 2018 to 2030, and possible cash outlays totaling approximately $150 million. Our obligations under these guarantees in future periods is dependent on the operating performance levels of these hotels over the remaining terms of the performance guarantees. We do not have any letters of credit pledged as collateral against these guarantees. As of December 31, 2013 and 2012, we recorded current liabilities of approximately $9 million and $30 million, respectively, and non-current liabilities of approximately $51 million and $57 million, respectively, in our consolidated balance sheets for obligations under our outstanding performance guarantees that are related to certain VIEs for which we are not the primary beneficiary.

As of December 31, 2013, we had outstanding commitments under third-party contracts of approximately $121 million for capital expenditures at certain owned and leased properties, including our consolidated VIEs. Our contracts contain clauses that allow us to cancel all or some portion of the work. If cancellation of a contract occurred, our commitment would be any costs incurred up to the cancellation date, in addition to any costs associated with the discharge of the contract.

We have entered into an agreement with a developer in Las Vegas, Nevada, whereby we have agreed to purchase residential units from the developer that we will convert to timeshare units to be marketed and sold under our Hilton Grand Vacations brand. Subject to certain conditions, we are required to purchase approximately $92 million of inventory ratably over a maximum period of four years, which is equivalent to purchases of approximately $6 million per quarter. We began purchasing inventory during the quarter ended March 31, 2013, and during the year ended December 31, 2013, we purchased $35 million of inventory under this agreement. As of December 31, 2013, our contractual obligations for the years ending December 31, 2014, 2015 and 2016, respectively, were $24 million, $24 million and $9 million.

During 2010, an affiliate of our Sponsor settled a $75 million liability on our behalf in conjunction with a lawsuit settlement by entering into service contracts with the plaintiff. We recorded the portion settled by this affiliate as a capital contribution. Additionally, as part of the settlement, we entered into a guarantee with the plaintiff to pay any shortfall that this affiliate does not fund related to those service contracts up to the value of the settlement amount made by the affiliate. The remaining potential exposure under this guarantee as of December 31, 2013 was approximately $48 million. We have not accrued a liability for this guarantee as we believe the likelihood of any material funding to be remote.

We are involved in other litigation arising from the normal course of business, some of which includes claims for substantial sums. Accruals are recorded when the outcome is probable and can be reasonably estimated in accordance with applicable accounting requirements regarding accounting for contingencies. While the ultimate results of claims and litigation cannot be predicted with certainty, we expect that the ultimate resolution of all pending or threatened claims and litigation as of December 31, 2013 will not have a material effect on our consolidated results of operations, financial position or cash flows.

Note 26 : Related Party Transactions

Investment in Affiliates

We hold investments in affiliates that own or lease properties that we manage or franchise. We recognized management and franchise fee revenue of $31 million, $29 million and $32 million for the years ended December 31, 2013, 2012 and 2011, respectively, related to our agreements for these properties. We recognized reimbursements and reimbursable costs for these hotels, primarily related to payroll and marketing expenses, of $174 million, $172 million and $148 million in other revenues and expenses from managed and franchised properties in our consolidated statements of operations for the years ended December 31, 2013, 2012 and 2011, respectively. As of December 31, 2013 and 2012, we had accounts receivable due from these properties related to these management and franchise fees and reimbursements of $21 million. Additionally, in certain cases we incur costs to acquire management contracts with our unconsolidated affiliates or provide loans or guarantees on behalf of these entities. We incurred immaterial contract acquisition costs for the year ended December 31, 2013, no contract acquisition costs for the year ended December 31, 2012 and $18 million for the year ended December 31, 2011 related to such contracts. As of December 31, 2013 and 2012, we had unamortized acquisition costs of $18 million recorded in management and franchise contracts, net in our consolidated balance sheets. As of December 31, 2013 and 2012, we had other financing receivables, net related to these properties of $15 million and $17 million, respectively. We recorded interest income on these other financing receivables of $3 million for the years ended December 31, 2013, 2012 and 2011. We generally own between 10 percent and 50 percent of these equity method investments. See Note 2: “Basis of Presentation and Summary of Significant Accounting Policies,” for further discussion.

The Blackstone Group

Blackstone directly and indirectly owns hotels that we manage or franchise and for which we receive fees in connection with the management and franchise agreements. We recognized management and franchise fee revenue of $42 million, $29 million and $23 million for the years ended December 31, 2013, 2012 and 2011, respectively, related to our agreements for these hotels. We recognized reimbursements and reimbursable costs for these hotels, primarily related to payroll and marketing expenses, of $174 million, $135 million and $101 million in other revenues and expenses from managed and franchised properties in our consolidated statements of operations for the years ended December 31, 2013, 2012 and 2011, respectively. As of December 31, 2013 and 2012, we had accounts receivable due from these hotels related to these management and franchise fees and reimbursements of $26 million and $28 million, respectively. Additionally, in certain cases, we incur costs to acquire management and franchise contracts with hotels owned by Blackstone. We incurred contract acquisition costs of $15 million and $5 million for the years ended December 31, 2013 and 2011 related to these contracts. Contract acquisition costs for the year ended December 31, 2012 related to these contracts were less than $1 million. As of December 31, 2013 and 2012, we had unamortized acquisition costs of $20 million and $6 million, respectively, recorded in management and franchise contracts, net in our consolidated balance sheets. As of December 31, 2013 and 2012, we had $14 million and $5 million, respectively, accrued in accounts payable, accrued expenses and other in our consolidated balance sheet related to contract acquisition costs for these hotels. Our maximum exposure to loss related to these hotels is limited to the amounts discussed above; therefore, our involvement with these hotels does not expose us to additional variability or risk of loss.

On January 14, 2014, we executed a Purchase and Sale Agreement with an affiliate of Blackstone for the sale of certain land and easement rights at the Hilton Hawaiian Village in connection with a timeshare project, for a total purchase price of approximately $25 million. See Note 30: “Subsequent Events” for additional details.

We also purchase products and services from entities affiliated with or owned by Blackstone. The fees paid for these products and services were $24 million, $26 million and $23 million during the years ended December 31, 2013, 2012 and 2011, respectively.

Note 27 : Supplemental Disclosures of Cash Flow Information

Interest paid during the years ended December 31, 2013, 2012 and 2011, was $535 million, $486 million and $470 million, respectively.

Income taxes, net of refunds, paid during the years ended December 31, 2013, 2012 and 2011 were $233 million, $103 million and $114 million, respectively.

In connection with our IPO in 2013, we incurred net underwriting discounts and commissions of $27 million and other offering expenses of $12 million, which are included in net proceeds from issuance of common stock in our consolidated statement of cash flows.

The following non-cash investing and financing activities were excluded from the consolidated statements of cash flows:

•	In 2013, one of our consolidated VIEs restructured the terms of its capital lease resulting in a reduction in our capital lease asset and obligation of $44 million and $48 million, respectively. See Note 9: “Consolidated Variable Interest Entities” for further discussion.

•	In 2013, we incurred $189 million of debt issuance costs related to the Debt Refinancing, of which $9 million had not been paid as of December 31, 2013 and were included in accounts payable, accrued expenses and other in our consolidated balance sheet. See Note 13: “Debt” for further discussion.

•	In 2012, we executed a capital lease in conjunction with the acquisition of OHC, for which we recorded a capital lease asset and obligation of $15 million as of December 31, 2012. See Note 3: “Acquisitions” for further discussion.

•	In 2011, two of our consolidated VIEs restructured their debt resulting in a reduction of our capital lease assets and obligations of $76 million and $73 million, respectively, as of December 31, 2011. See Note 9: “Consolidated Variable Interest Entities” for further discussion.

Note 28 : Selected Quarterly Financial Information (unaudited)

The following table sets forth the historical unaudited quarterly financial data for the periods indicated. The information for each of these periods has been prepared on the same basis as the audited consolidated financial statements and, in our opinion, reflects all adjustments necessary to present fairly our financial results. Operating results for previous periods do not necessarily indicate results that may be achieved in any future period.

	2013
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Year
	(in millions, except per share data)
Revenues	$2,263	$2,380	$2,449	$2,643	$9,735
Operating income	252	404	357	89	1,102
Net income	38	157	203	62	460
Net income attributable to Hilton stockholders	34	155	200	26	415
Basic and diluted earnings per share	$0.03	$0.17	$0.22	$0.03	$0.45

	2012
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Year
	(in millions, except per share data)
Revenues	$2,131	$2,390	$2,417	$2,338	$9,276
Operating income	194	298	345	263	1,100
Net income	47	69	179	64	359
Net income attributable to Hilton stockholders	48	66	177	61	352
Basic and diluted earnings per share	$0.05	$0.07	$0.19	$0.07	$0.38

Note 29: Condensed Consolidating Guarantor Financial Information

In October 2013, Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. (the “Subsidiary Issuers”), entities formed in August 2013 which are 100% owned by Hilton Worldwide Holdings Inc. (the “Parent”), issued the Senior Notes. The obligations of the Subsidiary Issuers are guaranteed jointly and severally on a senior unsecured basis by the Parent, and certain of the Parent’s 100% owned domestic restricted subsidiaries (the “Guarantors”). The indenture that governs the Senior Notes provides that any subsidiary of the Company that provides a guarantee of the Senior Secured Credit Facility will guarantee the Senior Notes. None of our foreign subsidiaries or U.S. subsidiaries owned by foreign subsidiaries or conducting foreign operations, our non-wholly owned subsidiaries, our subsidiaries that secure the CMBS Loan and Waldorf Astoria Loan or certain of our special purpose subsidiaries formed in connection with our Timeshare Facility and Securitized Timeshare Debt guarantee the Senior Notes (collectively, the “Non-Guarantors”).

The guarantees are full and unconditional, subject to certain customary release provisions. The indenture that governs the Senior Notes provides that any Guarantor may be released from its guarantee so long as: (a) the subsidiary is sold or sells all of its assets; (b) the subsidiary is released from its guaranty under the Senior Secured Credit Facility; (c) the subsidiary is declared “unrestricted” for covenant purposes; or (d) the requirements for legal defeasance or covenant defeasance or to discharge the indenture have been satisfied.

The following schedules present the condensed consolidated financial information as of December 31, 2013 and 2012, and the years ended December 31, 2013, 2012 and 2011, for the Parent, Subsidiary Issuers, Guarantors and Non-Guarantors.

	December 31, 2013
	Parent	Subsidiary Issuers	Guarantors	Non- Guarantors	Eliminations	Total
	(in millions)
ASSETS
Current Assets:
Cash and cash equivalents	$—	$—	$329	$265	$—	$594
Restricted cash and cash equivalents	—	—	194	72	—	266
Accounts receivable, net	—	—	426	305	—	731
Inventories	—	—	370	26	—	396
Deferred income tax assets	—	—	6	17	—	23
Current portion of financing receivables, net	—	—	38	56	—	94
Current portion of securitized financing receivables, net	—	—	—	27	—	27
Prepaid expenses	—	—	15	133	—	148
Other	—	—	101	26	(23)	104

Total current assets	—	—	1,479	927	(23)	2,383

Property, Investments and Other Assets:
Property and equipment, net	—	—	341	8,717	—	9,058
Financing receivables, net	—	—	199	436	—	635
Securitized financing receivables, net	—	—	—	194	—	194
Investments in affiliates	—	—	210	50	—	260
Investments in subsidiaries	4,528	11,942	5,253	—	(21,723)	—
Goodwill	—	—	3,847	2,373	—	6,220
Brands	—	—	4,405	608	—	5,013
Management and franchise contracts, net	—	—	1,143	309	—	1,452
Other intangible assets, net	—	—	511	240	—	751
Deferred income tax assets	21	—	—	193	(21)	193
Other	—	121	133	149	—	403

Total property, investments and other assets	4,549	12,063	16,042	13,269	(21,744)	24,179

TOTAL ASSETS	$4,549	$12,063	$17,521	$14,196	$(21,767)	$26,562

LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable, accrued expenses and other	$—	$60	$1,335	$684	$—	$2,079
Current maturities of long-term debt	—	—	—	4	—	4
Current maturities of non-recourse debt	—	—	—	48	—	48
Income taxes payable	—	—	3	31	(23)	11

Total current liabilities	—	60	1,338	767	(23)	2,142
Long-term debt	—	7,470	54	4,227	—	11,751
Non-recourse debt	—	—	—	920	—	920
Deferred revenues	—	—	674	—	—	674
Deferred income tax liabilities	—	5	2,298	2,771	(21)	5,053
Liability for guest loyalty program	—	—	597	—	—	597
Other	186	—	618	345	—	1,149

Total liabilities	186	7,535	5,579	9,030	(44)	22,286
Equity:
Total Hilton stockholders’ equity	4,363	4,528	11,942	5,253	(21,723)	4,363
Noncontrolling interests	—	—	—	(87)	—	(87)

Total equity	4,363	4,528	11,942	5,166	(21,723)	4,276

TOTAL LIABILITIES AND EQUITY	$4,549	$12,063	$17,521	$14,196	$(21,767)	$26,562

	December 31, 2012
	Parent	Subsidiary Issuers	Guarantors	Non- Guarantors	Eliminations	Total
	(in millions)
ASSETS
Current Assets:
Cash and cash equivalents	$—	$—	$542	$213	$—	$755
Restricted cash and cash equivalents	—	—	496	54	—	550
Accounts receivable, net	—	—	414	305	—	719
Intercompany interest receivable(1)	98	—	—	—	(98)	—
Inventories	—	—	395	20	—	415
Deferred income tax assets	—	—	64	12	—	76
Current portion of financing receivables, net	—	—	119	—	—	119
Prepaid expenses	—	—	22	131	—	153
Other	—	—	51	12	(23)	40

Total current assets	98	—	2,103	747	(121)	2,827

Property, Investments and Other Assets:
Property and equipment, net	—	—	359	8,838	—	9,197
Financing receivables, net	—	—	806	9	—	815
Intercompany notes receivable(1)	3,787	—	—	—	(3,787)	—
Investments in affiliates	—	—	244	47	—	291
Investments in subsidiaries	—	—	9,364	—	(9,364)	—
Goodwill	—	—	3,847	2,350	—	6,197
Brands	—	—	4,405	624	—	5,029
Management and franchise contracts, net	—	—	1,285	315	—	1,600
Other intangible assets, net	—	—	512	232	—	744
Deferred income tax assets	—	—	—	104	—	104
Other	—	—	159	103	—	262

Total property, investments and other assets	3,787	—	20,981	12,622	(13,151)	24,239

TOTAL ASSETS	$3,885	$—	$23,084	$13,369	$(13,272)	$27,066

LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable, accrued expenses and other	$—	$—	$1,253	$669	$—	$1,922
Intercompany interest payable(1)	—	—	98	—	(98)	—
Current maturities of long-term debt	—	—	357	35	—	392
Current maturities of non-recourse debt	—	—	—	15	—	15
Income taxes payable	—	—	—	43	(23)	20

Total current liabilities	—	—	1,708	762	(121)	2,349
Long-term debt	—	—	15,001	182	—	15,183
Non-recourse debt	—	—	—	405	—	405
Intercompany notes payable(1)	—	—	3,787	—	(3,787)	—
Investments in subsidiaries	1,389	—	—	—	(1,389)	—
Deferred revenues	—	—	82	—	—	82
Deferred income tax liabilities	8	—	2,495	2,445	—	4,948
Liability for guest loyalty program	—	—	503	—	—	503
Other	187	—	897	357	—	1,441

Total liabilities	1,584	—	24,473	4,151	(5,297)	24,911
Equity:
Total Hilton stockholders’ equity	2,301	—	(1,389)	9,364	(7,975)	2,301
Noncontrolling interests	—	—	—	(146)	—	(146)

Total equity	2,301	—	(1,389)	9,218	(7,975)	2,155

TOTAL LIABILITIES AND EQUITY	$3,885	$—	$23,084	$13,369	$(13,272)	$27,066

(1)	Prior to June 30, 2013, a Guarantor had intercompany notes payable to the Parent (the “Notes Payable to Parent”). Interest under the Notes Payable to Parent was accrued and added to the principal balance through the date of maturity. On June 30, 2013, the Parent made a non-cash contribution of the Notes Payable to Parent, including the accrued interest, to the Guarantor, resulting in an increase to the Guarantor’s equity.

	Year Ended December 31, 2013
	Parent	Subsidiary Issuers	Guarantors	Non- Guarantor	Eliminations	Total
	(in millions)
Revenues
Owned and leased hotels	$—	$—	$190	$3,882	$(26)	$4,046
Management and franchise fees and other	—	—	587	733	(145)	1,175
Timeshare	—	—	1,052	57	—	1,109

	—	—	1,829	4,672	(171)	6,330
Other revenues from managed and franchised properties	—	—	3,869	351	(815)	3,405

Total revenues	—	—	5,698	5,023	(986)	9,735

Expenses
Owned and leased hotels	—	—	148	3,058	(59)	3,147
Timeshare	—	—	797	12	(79)	730
Depreciation and amortization	—	—	277	326	—	603
General, administrative and other	—	—	620	161	(33)	748

	—	—	1,842	3,557	(171)	5,228
Other expenses from managed and franchised properties	—	—	3,869	351	(815)	3,405

Total expenses	—	—	5,711	3,908	(986)	8,633

Operating income (loss)	—	—	(13)	1,115	—	1,102
Interest income	217	—	7	2	(217)	9
Interest expense	—	(105)	(642)	(90)	217	(620)
Equity in earnings from unconsolidated affiliates	—	—	13	3	—	16
Gain (loss) on foreign currency transactions	—	—	35	(80)	—	(45)
Gain on debt extinguishment	—	—	229	—	—	229
Other gain, net	—	—	2	5	—	7

Income (loss) before income taxes and equity in earnings from subsidiaries	217	(105)	(369)	955	—	698
Income tax benefit (expense)	(84)	40	48	(242)	—	(238)

Income (loss) before equity in earnings from subsidiaries	133	(65)	(321)	713	—	460
Equity in earnings from subsidiaries	282	347	668	—	(1,297)	—

Net income	415	282	347	713	(1,297)	460
Net income attributable to noncontrolling interests	—	—	—	(45)	—	(45)

Net income attributable to Hilton stockholders	$415	$282	$347	$668	$(1,297)	$415

Comprehensive income	$557	$288	$417	$797	$(1,439)	$620
Comprehensive income attributable to noncontrolling interests	—	—	—	(63)	—	(63)

Comprehensive income attributable to Hilton stockholders	$557	$288	$417	$734	$(1,439)	$557

	Year Ended December 31, 2012
	Parent	Subsidiary Issuers	Guarantors	Non- Guarantor	Eliminations	Total
	(in millions)
Revenues
Owned and leased hotels	$—	$—	$181	$3,821	$(23)	$3,979
Management and franchise fees and other	—	—	459	762	(133)	1,088
Timeshare	—	—	1,081	4	—	1,085

	—	—	1,721	4,587	(156)	6,152
Other revenues from managed and franchised properties	—	—	3,643	295	(814)	3,124

Total revenues	—	—	5,364	4,882	(970)	9,276

Expenses
Owned and leased hotels	—	—	142	3,141	(53)	3,230
Timeshare	—	—	827	4	(73)	758
Depreciation and amortization	—	—	251	299	—	550
Impairment losses	—	—	13	41	—	54
General, administrative and other	—	—	342	148	(30)	460

	—	—	1,575	3,633	(156)	5,052
Other expenses from managed and franchised properties	—	—	3,643	295	(814)	3,124

Total expenses	—	—	5,218	3,928	(970)	8,176

Operating income	—	—	146	954	—	1,100
Interest income	403	—	7	8	(403)	15
Interest expense	—	—	(916)	(56)	403	(569)
Equity in earnings (losses) from unconsolidated affiliates	—	—	(12)	1	—	(11)
Gain on foreign currency transactions	—	—	12	11	—	23
Other gain, net	—	—	6	9	—	15

Income (loss) before income taxes and equity in earnings from subsidiaries	403	—	(757)	927	—	573
Income tax benefit (expense)	(155)	—	312	(371)	—	(214)

Income (loss) before equity in earnings from subsidiaries	248	—	(445)	556	—	359
Equity in earnings from subsidiaries	104	—	549	—	(653)	—

Net income	352	—	104	556	(653)	359
Net income attributable to noncontrolling interests	—	—	—	(7)	—	(7)

Net income attributable to Hilton stockholders	$352	$—	$104	$549	$(653)	$352

Comprehensive income	$435	$—	$126	$631	$(736)	$456
Comprehensive income attributable to noncontrolling interests	—	—	—	(21)	—	(21)

Comprehensive income attributable to Hilton stockholders	$435	$—	$126	$610	$(736)	$435

	Year Ended December 31, 2011
	Parent	Subsidiary Issuers	Guarantors	Non- Guarantor	Eliminations	Total
	(in millions)
Revenues
Owned and leased hotels	$—	$—	$171	$3,751	$(24)	$3,898
Management and franchise fees and other	—	—	383	756	(125)	1,014
Timeshare	—	—	940	4	—	944

	—	—	1,494	4,511	(149)	5,856
Other revenues from managed and franchised properties	—	—	3,521	196	(790)	2,927

Total revenues	—	—	5,015	4,707	(939)	8,783

Expenses
Owned and leased hotels	—	—	140	3,124	(51)	3,213
Timeshare	—	—	731	4	(67)	668
Depreciation and amortization	—	—	246	318	—	564
Impairment losses	—	—	8	12	—	20
General, administrative and other	—	—	301	146	(31)	416

	—	—	1,426	3,604	(149)	4,881
Other expenses from managed and franchised properties	—	—	3,521	196	(790)	2,927

Total expenses	—	—	4,947	3,800	(939)	7,808

Operating income	—	—	68	907	—	975
Interest income	359	—	7	4	(359)	11
Interest expense	—	—	(948)	(54)	359	(643)
Equity in losses from unconsolidated affiliates	—	—	(133)	(12)	—	(145)
Gain (loss) on foreign currency transactions	—	—	(26)	5	—	(21)
Other gain, net	—	—	14	5	—	19

Income (loss) before income taxes and equity in earnings from subsidiaries	359	—	(1,018)	855	—	196
Income tax benefit (expense)	(137)	—	397	(201)	—	59

Income (loss) before equity in earnings from subsidiaries	222	—	(621)	654	—	255
Equity in earnings from subsidiaries	31	—	652	—	(683)	—

Net income	253	—	31	654	(683)	255
Net income attributable to noncontrolling interests	—	—	—	(2)	—	(2)

Net income attributable to Hilton stockholders	$253	$—	$31	$652	$(683)	$253

Comprehensive income	$162	$—	$30	$561	$(592)	$161
Comprehensive loss attributable to noncontrolling interests	—	—	—	1	—	1

Comprehensive income attributable to Hilton stockholders	$162	$—	$30	$562	$(592)	$162

	Year Ended December 31, 2013
	Parent	Subsidiary Issuers	Guarantors	Non- Guarantors	Eliminations	Total
	(in millions)
Operating Activities:
Net cash provided by operating activities	$—	$—	$1,574	$630	$(103)	$2,101

Investing Activities:
Capital expenditures for property and equipment	—	—	(23)	(231)	—	(254)
Acquisitions	—	—	—	(30)	—	(30)
Payments received on other financing receivables	—	—	4	1	—	5
Issuance of other financing receivables	—	—	(6)	(4)	—	(10)
Investments in affiliates	—	—	(4)	—	—	(4)
Distributions from unconsolidated affiliates	—	—	33	—	—	33
Contract acquisition costs	—	—	(14)	(30)	—	(44)
Software capitalization costs	—	—	(78)	—	—	(78)

Net cash used in investing activities	—	—	(88)	(294)	—	(382)

Financing Activities:
Net proceeds from issuance of common stock	1,243	—	—	—	—	1,243
Borrowings	—	9,062	—	5,026	—	14,088
Repayment of debt	—	(1,600)	(15,245)	(358)	—	(17,203)
Debt issuance costs	—	(123)	—	(57)	—	(180)
Change in restricted cash and cash equivalents	—	—	222	(29)	—	193
Intercompany transfers	(1,243)	(7,339)	13,324	(4,742)	—	—
Dividends paid to Guarantors	—	—	—	(103)	103	—
Distributions to noncontrolling interests	—	—	—	(4)	—	(4)

Net cash used in financing activities	—	—	(1,699)	(267)	103	(1,863)

Effect of exchange rate changes on cash and cash equivalents	—	—	—	(17)	—	(17)
Net increase (decrease) in cash and cash equivalents	—	—	(213)	52	—	(161)
Cash and cash equivalents, beginning of period	—	—	542	213	—	755

Cash and cash equivalents, end of period	$—	$—	$329	$265	$—	$594

	Year Ended December 31, 2012
	Parent	Subsidiary Issuers	Guarantors	Non- Guarantors	Eliminations	Total
	(in millions)
Operating Activities:
Net cash provided by operating activities	$—	$—	$271	$853	$(14)	$1,110

Investing Activities:
Capital expenditures for property and equipment	—	—	(57)	(376)	—	(433)
Payments received on other financing receivables	—	—	5	3	—	8
Issuance of other financing receivables	—	—	(1)	(3)	—	(4)
Investments in affiliates	—	—	(3)	—	—	(3)
Distributions from unconsolidated affiliates	—	—	8	—	—	8
Contract acquisition costs	—	—	(28)	(3)	—	(31)
Software capitalization costs	—	—	(103)	—	—	(103)

Net cash used in investing activities	—	—	(179)	(379)	—	(558)

Financing Activities:
Borrowings	—	—	—	96	—	96
Repayment of debt	—	—	(735)	(119)	—	(854)
Change in restricted cash and cash equivalents	—	—	193	(6)	—	187
Intercompany transfers	—	—	449	(463)	14	—
Distributions to noncontrolling interests	—	—	—	(4)	—	(4)
Acquisition of noncontrolling interests	—	—	—	(1)	—	(1)

Net cash used in financing activities	—	—	(93)	(497)	14	(576)

Effect of exchange rate changes on cash and cash equivalents	—	—	—	(2)	—	(2)
Net decrease in cash and cash equivalents	—	—	(1)	(25)	—	(26)
Cash and cash equivalents, beginning of period	—	—	543	238	—	781

Cash and cash equivalents, end of period	$—	$—	$542	$213	$—	$755

	Year Ended December 31, 2011
	Parent	Subsidiary Issuers	Guarantors	Non- Guarantors	Eliminations	Total
	(in millions)
Operating Activities:
Net cash provided by operating activities	$—	$—	$359	$812	$(4)	$1,167

Investing Activities:
Capital expenditures for property and equipment	—	—	(43)	(346)	—	(389)
Acquisitions	—	—	—	(12)	—	(12)
Payments received on other financing receivables	—	—	6	1	—	7
Investments in affiliates	—	—	(11)	—	—	(11)
Distributions from unconsolidated affiliates	—	—	—	23	—	23
Proceeds from asset dispositions	—	—	65	—	—	65
Contract acquisition costs	—	—	(23)	(30)	—	(53)
Software capitalization costs	—	—	(93)	—	—	(93)

Net cash used in investing activities	—	—	(99)	(364)	—	(463)

Financing Activities:
Borrowings	—	—	24	16	—	40
Repayment of debt	—	—	(697)	(29)	—	(726)
Change in restricted cash and cash equivalents	—	—	(19)	(6)	—	(25)
Intercompany transfers	—	—	422	(426)	4	—
Distributions to noncontrolling interests	—	—	—	(3)	—	(3)

Net cash used in financing activities	—	—	(270)	(448)	4	(714)

Effect of exchange rate changes on cash and cash equivalents	—	—	—	(5)	—	(5)
Net decrease in cash and cash equivalents	—	—	(10)	(5)	—	(15)
Cash and cash equivalents, beginning of period	—	—	553	243	—	796

Cash and cash equivalents, end of period	$—	$—	$543	$238	$—	$781

Note 30: Subsequent Events

HGV Grand Islander

In January 2014, we executed a Purchase and Sale Agreement (“PSA”) with an affiliate of Blackstone for the sale of certain land and easement rights at the Hilton Hawaiian Village in connection with a timeshare project, for a total purchase price of approximately $25 million. Additionally, the PSA provides for Blackstone to purchase from us the name, plans, contracts and other documents related to the timeshare project through reimbursement of certain costs already incurred by us and those incurred through the closing date. Blackstone will then develop and construct the timeshare property for which we expect to provide services through a sales and marketing agreement. The closing date is expected to occur in March 2014, subject to the satisfaction of the conditions of the agreement.

Share-based Compensation

In February 2014, our board of directors approved a share-based payment award consisting of restricted stock units under our 2013 Omnibus Incentive Plan that will vest over one to two years based on service conditions to certain non-executive employees that had participated in an existing cash-based, long-term incentive plan. As this replacement award is in lieu of a cash payment that would have been made under the cash-based plan, the amount accrued as of December 31, 2013 will be reversed and is expected to result in a reduction of compensation expense of approximately $25 million during the first quarter of 2014. We expect the compensation expense incurred during 2014 resulting from the new share-based compensation awards to offset the reduction of compensation expense from the reversal of the replaced long- term incentive plan accrual, and the awards will not result in a material change to compensation expense in future years.

HILTON WORLDWIDE HOLDINGS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions, except share data)

	September 30, 2014	December 31, 2013
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$543	$594
Restricted cash and cash equivalents	288	266
Accounts receivable, net of allowance for doubtful accounts of $28 and $32	862	731
Inventories	350	396
Deferred income tax assets	23	23
Current portion of financing receivables, net	56	94
Current portion of securitized financing receivables, net	64	27
Prepaid expenses	172	148
Other	56	104

Total current assets (variable interest entities - $206 and $97)	2,414	2,383

Property, Investments and Other Assets:
Property and equipment, net	9,124	9,058
Financing receivables, net	381	635
Securitized financing receivables, net	433	194
Investments in affiliates	174	260
Goodwill	6,185	6,220
Brands	4,987	5,013
Management and franchise contracts, net	1,346	1,452
Other intangible assets, net	695	751
Deferred income tax assets	195	193
Other	390	403

Total property, investments and other assets (variable interest entities - $664 and $408)	23,910	24,179

TOTAL ASSETS	$26,324	$26,562

LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable, accrued expenses and other	$2,003	$2,079
Current maturities of long-term debt	3	4
Current maturities of non-recourse debt	124	48
Income taxes payable	10	11

Total current liabilities (variable interest entities - $234 and $86)	2,140	2,142

Long-term debt	11,124	11,751
Non-recourse debt	813	920
Deferred revenues	544	674
Deferred income tax liabilities	5,137	5,053
Liability for guest loyalty program	637	597
Other	1,179	1,149

Total liabilities (variable interest entities - $922 and $583)	21,574	22,286

Commitments and contingencies - see Note 17

Equity:
Preferred stock, $0.01 par value; 3,000,000,000 authorized shares, none issued or outstanding as of September 30, 2014 and December 31, 2013	—	—
Common stock, $0.01 par value; 30,000,000,000 authorized shares, 984,617,365 issued and outstanding as of September 30, 2014 and 984,615,364 issued and outstanding as of December 31, 2013	10	10
Additional paid-in capital	10,000	9,948
Accumulated deficit	(4,816)	(5,331)
Accumulated other comprehensive loss	(404)	(264)

Total Hilton stockholders’ equity	4,790	4,363
Noncontrolling interests	(40)	(87)

Total equity	4,750	4,276

TOTAL LIABILITIES AND EQUITY	$26,324	$26,562

See notes to condensed consolidated financial statements.

HILTON WORLDWIDE HOLDINGS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share data)

(Unaudited)

	Nine Months Ended September 30,

	2014	2013
Revenues
Owned and leased hotels	$3,141	$2,982
Management and franchise fees and other	1,030	868
Timeshare	850	809

	5,021	4,659
Other revenues from managed and franchised properties	2,653	2,433

Total revenues	7,674	7,092

Expenses
Owned and leased hotels	2,420	2,327
Timeshare	564	545
Depreciation and amortization	470	455
General, administrative and other	349	319

	3,803	3,646
Other expenses from managed and franchised properties	2,653	2,433

Total expenses	6,456	6,079

Operating income	1,218	1,013
Interest income	8	5
Interest expense	(467)	(401)
Equity in earnings from unconsolidated affiliates	16	11
Gain (loss) on foreign currency transactions	41	(43)
Other gain, net	38	5

Income before income taxes	854	590
Income tax expense	(331)	(192)

Net income	523	398
Net income attributable to noncontrolling interests	(8)	(9)

Net income attributable to Hilton stockholders	$515	$389

Earnings per share
Basic and diluted	$0.52	$0.42

See notes to condensed consolidated financial statements.

HILTON WORLDWIDE HOLDINGS INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(In millions)

(Unaudited)

	Nine Months Ended September 30,

	2014	2013
Net income	$523	$398
Other comprehensive income (loss), net of tax benefit (expense):
Currency translation adjustment, net of tax of $7 and $24	(131)	(7)
Pension liability adjustment, net of tax of $(3) and $6	3	10
Cash flow hedge adjustment, net of tax of $2 and $—	(4)	—

Total other comprehensive income (loss)	(132)	3

Comprehensive income	391	401
Comprehensive income attributable to noncontrolling interests	(10)	(23)

Comprehensive income attributable to Hilton stockholders	$381	$378

See notes to condensed consolidated financial statements.

HILTON WORLDWIDE HOLDINGS INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Nine Months Ended September 30,
	2014	2013
Operating Activities
Net income	$523	$398
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	470	455
Equity in earnings from unconsolidated affiliates	(16)	(11)
Loss (gain) on foreign currency transactions	(41)	43
Other gain, net	(38)	(5)
Share-based compensation	57	5
Distributions from unconsolidated affiliates	20	18
Deferred income taxes	(62)	66
Change in restricted cash and cash equivalents	(3)	(66)
Working capital changes and other	(11)	121

Net cash provided by operating activities	899	1,024

Investing Activities
Capital expenditures for property and equipment	(184)	(167)
Acquisitions	—	(30)
Payments received on other financing receivables	18	3
Issuance of other financing receivables	(1)	(8)
Investments in affiliates	(6)	(4)
Distributions from unconsolidated affiliates	32	16
Proceeds from asset dispositions	40	—
Contract acquisition costs	(54)	(12)
Software capitalization costs	(45)	(50)

Net cash used in investing activities	(200)	(252)

Financing Activities
Borrowings	350	702
Repayment of debt	(1,075)	(1,602)
Debt issuance costs	(9)	—
Change in restricted cash and cash equivalents	(19)	114
Capital contribution	13	—
Distributions to noncontrolling interests	(3)	(3)

Net cash used in financing activities	(743)	(789)

Effect of exchange rate changes on cash and cash equivalents	(7)	(14)
Net decrease in cash and cash equivalents	(51)	(31)
Cash and cash equivalents, beginning of period	594	755

Cash and cash equivalents, end of period	$543	$724

Supplemental Disclosures
Cash paid during the year:
Interest	$353	$395
Income taxes, net of refunds	284	84
Non-cash investing activities:
Acquisition of property and equipment	$144	$—
Acquisition of other intangible assets	1	—
Disposition of equity investments	(59)	—
Capital lease restructuring	11	(44)
Non-cash financing activities:
Assumption of long-term debt	$64	$—
Capital lease restructuring	11	(48)

See notes to condensed consolidated financial statements.

HILTON WORLDWIDE HOLDINGS INC.

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(In millions)

(Unaudited)

	Equity Attributable to Hilton Stockholders					Noncontrolling Interests	Total
	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss
	Shares	Amount
Balance as of December 31, 2013	985	$10	$9,948	$(5,331)	$(264)	$(87)	$4,276
Net income	—	—	—	515	—	8	523
Other comprehensive income (loss), net of tax:
Currency translation adjustment	—	—	—	—	(133)	2	(131)
Pension liability adjustment	—	—	—	—	3	—	3
Cash flow hedge adjustment	—	—	—	—	(4)	—	(4)

Other comprehensive income (loss)	—	—	—	—	(134)	2	(132)
Share-based compensation	—	—	73	—	—	—	73
Capital contribution	—	—	13	—	—	—	13
Distributions	—	—	—	—	—	(3)	(3)
Equity contributions to consolidated variable interest entities	—	—	(34)	—	(6)	40	—

Balance as of September 30, 2014	985	$10	$10,000	$(4,816)	$(404)	$(40)	$4,750

	Equity Attributable to Hilton Stockholders					Noncontrolling Interests	Total
	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss
	Shares(1)	Amount
Balance as of December 31, 2012	921	$1	$8,452	$(5,746)	$(406)	$(146)	$2,155
Net income	—	—	—	389	—	9	398
Other comprehensive income (loss), net of tax:
Currency translation adjustment	—	—	—	—	(21)	14	(7)
Pension liability adjustment	—	—	—	—	10	—	10

Other comprehensive income (loss)	—	—	—	—	(11)	14	3
Distributions	—	—	—	—	—	(3)	(3)

Balance as of September 30, 2013	921	$1	$8,452	$(5,357)	$(417)	$(126)	$2,553

(1)	Shares of common stock outstanding have been adjusted for a stock split which occurred in December 2013.

See notes to condensed consolidated financial statements.

HILTON WORLDWIDE HOLDINGS INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Note 1: Organization and Basis of Presentation

Organization

Hilton Worldwide Holdings Inc. (“Hilton” together with its subsidiaries, “we,” “us,” “our” or the “Company”), a Delaware corporation, is one of the largest hospitality companies in the world based upon the number of hotel rooms and timeshare units under our 12 distinct brands. We are engaged in owning, leasing, managing, developing and franchising hotels, resorts and timeshare properties. As of September 30, 2014, we owned, leased, managed or franchised 4,221 hotel and resort properties, totaling 698,402 rooms in 93 countries and territories, as well as 44 timeshare properties comprising 6,794 units.

In December 2013, we completed a 9,205,128-for-1 stock split on issued and outstanding shares, which is reflected in all share and per share data presented in our condensed consolidated financial statements and accompanying notes.

Basis of Presentation and Use of Estimates

The accompanying condensed consolidated financial statements for the nine months ended September 30, 2014 and 2013 have been prepared in accordance with United States of America (“U.S.”) generally accepted accounting principles (“GAAP”) and are unaudited. We have condensed or omitted certain information and footnote disclosures normally included in financial statements presented in accordance with U.S. GAAP. Although we believe the disclosures made are adequate to prevent the information presented from being misleading, these financial statements should be read in conjunction with the consolidated financial statements and notes thereto in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported and, accordingly, ultimate results could differ from those estimates. Interim results are not necessarily indicative of full year performance.

In our opinion, the accompanying condensed consolidated financial statements reflect all adjustments, including normal recurring items, considered necessary for a fair presentation of the interim periods. All material intercompany transactions have been eliminated in consolidation.

Note 2: Recently Issued Accounting Pronouncements

Adopted Accounting Standards

In July 2013, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2013-11 (“ASU 2013-11”), Income Taxes (Topic 740): Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists. This ASU provides guidance on the financial statement presentation of an unrecognized tax benefit when a net operating loss carryforward, a similar tax loss or a tax credit carryforward exists in the applicable jurisdiction to settle any additional income taxes that would result from disallowance of the tax position. The provisions of ASU 2013-11 were effective, prospectively, for reporting periods beginning after December 15, 2013. The adoption of this ASU resulted in the reclassification of $108 million of unrecognized tax benefits against deferred income tax assets.

In March 2013, the FASB issued ASU No. 2013-05 (“ASU 2013-05”), Foreign Currency Matters (Topic 830): Parent’s Accounting for the Cumulative Translation Adjustment upon Derecognition of Certain Subsidiaries or Groups of Assets within a Foreign Entity or of an Investment in a Foreign Entity. This ASU

clarifies when a cumulative translation adjustment should be released to net income when a parent either sells a part or all of its investment in a foreign entity or no longer holds a controlling financial interest in a subsidiary or group of assets that is a nonprofit activity or a business (other than a sale of in substance real estate) within a foreign entity. The provisions of ASU 2013-05 were effective, prospectively, for reporting periods beginning after December 15, 2013. The adoption did not have a material effect on our condensed consolidated financial statements.

Accounting Standards Not Yet Adopted

In August 2014, the FASB issued ASU No. 2014-15 (“ASU 2014-15”), Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern. This ASU requires management to assess and evaluate whether conditions or events exist, considered in the aggregate, that raise substantial doubt about the entity’s ability to continue as a going concern within one year after the financial statements issue date. The provisions of ASU 2014-15 are effective for annual periods beginning after December 15, 2016 and for annual and interim periods thereafter; early adoption is permitted. The adoption of ASU 2014-15 is not expected to have a material effect on our consolidated financial statements.

In May 2014, the FASB issued ASU No. 2014-09 (“ASU 2014-09”), Revenue from Contracts with Customers (Topic 606). This ASU supersedes the revenue recognition requirements in “Revenue Recognition (Topic 605),” and requires entities to recognize revenue in a way that depicts the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to in exchange for those goods or services. The provisions of ASU 2014-09 are effective for annual periods beginning after December 15, 2016, including interim periods within that reporting period and are to be applied retrospectively; early application is not permitted. We are currently evaluating the effect that this ASU will have on our consolidated financial statements.

In April 2014, the FASB issued ASU No. 2014-08 (“ASU 2014-08”), Presentation of Financial Statements (Topic 205) and Property, Plant and Equipment (Topic 360): Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity. This ASU amends guidance on reporting discontinued operations only if the disposal of a component of an entity or group of components of an entity represents a strategic shift that has (or will have) a major effect on an entity’s operations and financial results. The provisions of ASU 2014-08 should be applied prospectively for all disposals of components of an entity and for all businesses that, on acquisition, are classified as held for sale that occurred within annual periods beginning on or after December 15, 2014, and interim periods within. We have elected, as permitted by the standard, to early adopt ASU 2014-08 effective for components disposed of or held for sale on or after October 1, 2014. The adoption is not expected to have a material effect on our consolidated financial statements.

Note 3: Acquisitions

Equity Investments Exchange

We had a portfolio of 11 hotels we owned through noncontrolling interests in equity investments with one other partner. In July 2014, we entered into an agreement to exchange with our partner our ownership interest in six of these hotels for the remaining interest in the other five hotels. As a result of this exchange, we have a 100 percent ownership interest in five of the 11 hotels and no longer have any ownership interest in the remaining six hotels. The following is a listing of all 11 hotels involved in this exchange, including pre-exchange and post-exchange ownership percentages:

Property	Pre-Exchange Ownership %	Post-Exchange Ownership %
Embassy Suites Atlanta—Perimeter Center	50%	100%
Embassy Suites Kansas City—Overland Park	50%	100%
Embassy Suites Kansas City—Plaza	50%	100%
Embassy Suites Parsippany	50%	100%
Embassy Suites San Rafael—Marin County	50%	100%
Embassy Suites Austin—Central	50%	—%
Embassy Suites Chicago—Lombard/Oak Brook	50%	—%
Embassy Suites Raleigh—Crabtree	50%	—%
Embassy Suites San Antonio—International Airport	50%	—%
Embassy Suites San Antonio—NW I-10	50%	—%
DoubleTree Guest Suites Austin	10%	—%

This transaction was accounted for as a business combination achieved in stages, resulting in a remeasurement gain based upon the fair values of the equity investments. The carrying values of these equity investments immediately before the exchange were $59 million and the fair values of these equity investments immediately before the exchange were $83 million, resulting in a pre-tax gain of $24 million recognized in other gain, net in our condensed consolidated statements of operations for the nine months ended September 30, 2014. We also incurred transaction-related costs of $1 million recognized in other gain, net in our condensed consolidated statements of operations for the nine months ended September 30, 2014. Following the exchange, we consolidated the five hotels we owned 100 percent.

The fair value of the assets and liabilities acquired as a result of the exchange were as follows:

(in millions)
Cash and cash equivalents	$2
Property and equipment	144
Other intangible assets	1
Long-term debt	(64)

Net assets acquired	$83

See Note 10: “Fair Value Measurements” for additional details on the fair value techniques and inputs used for the remeasurement of the assets and liabilities.

The results of operations from the five wholly owned hotels included in the condensed consolidated statements of operations for the nine months ended September 30, 2014 following the exchange were not material.

Land Parcel

During the nine months ended September 30, 2013, we acquired a parcel of land for $28 million, which we previously leased under a long-term ground lease.

Note 4: Property and Equipment

Property and equipment were as follows:

	September 30, 2014	December 31, 2013
	(in millions)
Land	$4,115	$4,098
Buildings and leasehold improvements	5,706	5,511
Furniture and equipment	1,203	1,172
Construction-in-progress	97	67

	11,121	10,848
Accumulated depreciation and amortization	(1,997)	(1,790)

	$9,124	$9,058

Depreciation and amortization expense on property and equipment, including amortization of assets recorded under capital leases, was $235 million and $243 million during the nine months ended September 30, 2014 and 2013, respectively.

As of September 30, 2014 and December 31, 2013, property and equipment included approximately $150 million and $130 million, respectively, of capital lease assets primarily consisting of buildings and leasehold improvements, net of $64 million and $59 million, respectively, of accumulated depreciation and amortization.

During the nine months ended September 30, 2014, we completed the sale of two hotels for approximately $9 million and a vacant parcel of land for approximately $6 million. As a result of these sales, we recognized a pre-tax gain of $13 million, including the reclassification of a currency translation adjustment of $3 million, which was previously recognized in accumulated other comprehensive loss. The gain was included in other gain, net in our condensed consolidated statement of operations. Additionally, we completed the sale of certain land and easement rights to a related party in connection with a timeshare project during the nine months ended September 30, 2014. As a result, the related party acquired the rights to the name, plans, designs, contracts and other documents related to the timeshare project. The total consideration received for this transaction was approximately $37 million. We recognized $13 million, net of tax, as a capital contribution within additional paid-in capital, representing the excess of the fair value of the consideration received over the carrying value of the assets sold.

Note 5: Financing Receivables

Financing receivables were as follows:

	September 30, 2014
	Securitized Timeshare	Unsecuritized Timeshare	Other	Total
	(in millions)
Financing receivables	$459	$412	$24	$895
Less: allowance	(26)	(54)	(1)	(81)

	433	358	23	814

Current portion of financing receivables	68	63	2	133
Less: allowance	(4)	(9)	—	(13)

	64	54	2	120

Total financing receivables	$497	$412	$25	$934

	December 31, 2013
	Securitized Timeshare	Unsecuritized Timeshare	Other	Total
	(in millions)
Financing receivables	$205	$654	$49	$908
Less: allowance	(11)	(67)	(1)	(79)

	194	587	48	829

Current portion of financing receivables	29	106	—	135
Less: allowance	(2)	(12)	—	(14)

	27	94	—	121

Total financing receivables	$221	$681	$48	$950

Timeshare Financing Receivables

As of September 30, 2014, we had 51,923 timeshare financing receivables with interest rates ranging from zero percent to 20.50 percent, a weighted average interest rate of 12.16 percent, a weighted average remaining term of 7.4 years and maturities through 2025. As of September 30, 2014 and December 31, 2013, we had ceased accruing interest on timeshare financing receivables with aggregate principal balances of $31 million and $32 million, respectively.

In June 2014, we completed a securitization of approximately $357 million of gross timeshare financing receivables and issued approximately $304 million of 1.77 percent notes and approximately $46 million of 2.07 percent notes, which have a stated maturity date in November 2026. The securitization transaction did not qualify as a sale for accounting purposes and, accordingly, no gain or loss was recognized. In August 2013, we completed a securitization of approximately $255 million of gross timeshare financing receivables and issued $250 million of 2.28 percent notes that have a stated maturity date in January 2026. The proceeds from both transactions are presented as debt (collectively, the “Securitized Timeshare Debt”). See Note 8: “Debt” for additional details.

In May 2013, we entered into a revolving non-recourse timeshare financing receivables credit facility (“Timeshare Facility”) that is secured by certain of our timeshare financing receivables. As of September 30, 2014 and December 31, 2013, we had $164 million and $492 million, respectively, of gross timeshare financing receivables secured under our Timeshare Facility.

The changes in our allowance for uncollectible timeshare financing receivables were as follows:

	Nine Months Ended September 30,
	2014	2013
	(in millions)
Beginning balance	$92	$93
Write-offs	(24)	(19)
Provision for uncollectibles on sales	25	20

Ending balance	$93	$94

Our timeshare financing receivables as of September 30, 2014 mature as follows:

	Securitized Timeshare	Unsecuritized Timeshare
Year	(in millions)
2014 (remaining)	$17	$27
2015	68	48
2016	71	51
2017	73	52
2018	72	52
Thereafter	226	245

	527	475
Less: allowance	(30)	(63)

	$497	$412

The following table details an aged analysis of our gross timeshare financing receivables balance:

	September 30, 2014	December 31, 2013
	(in millions)
Current	$958	$948
30 - 89 days past due	13	14
90 - 119 days past due	3	4
120 days and greater past due	28	28

	$1,002	$994

Note 6: Investments in Affiliates

Investments in affiliates were as follows:

	September 30, 2014	December 31, 2013
	(in millions)
Equity investments	$157	$245
Other investments	17	15

	$174	$260

We maintain investments in affiliates accounted for under the equity method, which are primarily investments in entities that owned or leased 16 and 30 hotels as of September 30, 2014 and December 31, 2013, respectively. These entities had total debt of approximately $0.9 billion and $1.1 billion as of September 30, 2014 and December 31, 2013, respectively. Substantially all of the debt is secured solely by the affiliates’ assets or is guaranteed by other partners without recourse to us. We were the creditor on $2 million and $17 million of debt from unconsolidated affiliates as of September 30, 2014 and December 31, 2013, respectively, which was included in financing receivables, net in our condensed consolidated balance sheets.

In July 2014, we exchanged our noncontrolling ownership interest in six hotels, held as part of a portfolio that owned 11 hotels previously classified in investments in affiliates and accounted for under the equity method, for the remaining interest in the other five hotels, the acquisition of which we accounted for as a business combination. See Note 3: “Acquisitions” for additional details.

Note 7: Consolidated Variable Interest Entities

As of September 30, 2014 and December 31, 2013, we consolidated five and four variable interest entities (“VIEs”), respectively. During the nine months ended September 30, 2014 and 2013, we did not provide any financial or other support to any VIEs that we were not previously contractually required to provide, nor do we intend to provide such support in the future.

Two of these VIEs lease hotels from unconsolidated affiliates in Japan. We hold a significant ownership interest in these VIEs and have the power to direct the activities that most significantly affect their economic performance. Our condensed consolidated balance sheets included the assets and liabilities of these entities, which primarily comprised $32 million and $42 million of cash and cash equivalents, $45 million and $26 million of property and equipment, net, and $264 million and $284 million of non-recourse debt as of September 30, 2014 and December 31, 2013, respectively. The assets of these entities are only available to settle the obligations of these entities. Interest expense related to the non-recourse debt of these two consolidated VIEs was $13 million and $20 million during the nine months ended September 30, 2014 and 2013, respectively, and was included in interest expense in our condensed consolidated statements of operations.

In September 2014, we acquired an additional ownership interest in one of our consolidated VIEs in Japan. The effect of this acquisition was recognized during the nine months ended September 30, 2014, resulting in a decrease in additional paid-in capital of $6 million, a decrease in accumulated other comprehensive loss of $1 million and an increase in noncontrolling interests of $5 million. Additionally, we identified an immaterial error as of and for the years ended December 31, 2013, 2012 and 2011 with respect to accounting for the acquisition of additional ownership interests in our consolidated VIEs in Japan. The cumulative effect of the correction of these transactions resulted in a decrease in additional paid-in capital of $28 million, an increase in accumulated other comprehensive loss of $7 million and an increase in noncontrolling interests of $35 million, and had no net effect on total assets, total liabilities or total equity in any period. The correction has been reflected in our condensed consolidated balance sheet as of September 30, 2014 and within equity contributions to consolidated variable interest entities in our condensed consolidated statement of stockholders’ equity for the nine months ended September 30, 2014, and did not affect our condensed consolidated statements of operations, condensed consolidated statements of comprehensive income (loss) or condensed consolidated statements of cash flows for the nine months ended September 30, 2014.

In February 2013, one of our consolidated VIEs in Japan signed a Memorandum of Understanding to restructure the terms of its capital lease. The effect of the capital lease restructuring was recognized during the nine months ended September 30, 2013, resulting in a reduction in property and equipment, net of $44 million and a reduction in non-recourse debt of $48 million.

In June 2014 and August 2013, we formed VIEs associated with each of our securitization transactions to issue our Securitized Timeshare Debt. We are the primary beneficiaries of these VIEs as we have the power to direct the activities that most significantly affect their economic performance, the obligation to absorb their losses and the right to receive benefits that are significant to them. As of September 30, 2014 and December 31, 2013, our condensed consolidated balance sheets included the assets and liabilities of these entities, which primarily comprised $20 million and $8 million of restricted cash and cash equivalents, $497 million and $221 million of securitized financing receivables, net and $511 million and $222 million of non-recourse debt, respectively. Our condensed consolidated statements of operations included interest income related to these VIEs of $36 million and $9 million for the nine months ended September 30, 2014 and 2013, respectively, included in timeshare revenue, as well as interest expense related to these VIEs of $7 million and $1 million for the nine months ended September 30, 2014 and 2013, respectively, included in interest expense. See Note 5: “Financing Receivables” and Note 8: “Debt” for additional details.

We have an additional consolidated VIE that owns one hotel that was immaterial to our condensed consolidated financial statements.

Note 8: Debt

Long-term Debt

Long-term debt balances, including obligations for capital leases, and associated interest rates were as follows:

	September 30, 2014	December 31, 2013
	(in millions)
Senior secured term loan facility with a rate of 3.50%, due 2020	$5,300	$6,000
Senior notes with a rate of 5.625%, due 2021	1,500	1,500
Commercial mortgage-backed securities loan with an average rate of 4.05%, due 2018(1)	3,500	3,500
Mortgage loan with a rate of 2.30%, due 2018	525	525
Mortgage notes with an average rate of 5.17%, due 2016 to 2017	196	133
Other unsecured notes with a rate of 7.50%, due 2017	54	53
Capital lease obligations with an average rate of 6.06%, due 2015 to 2097	76	73

	11,151	11,784
Less: current maturities of long-term debt	(3)	(4)
Less: unamortized discount on senior secured term loan facility	(24)	(29)

	$11,124	$11,751

(1)	The initial maturity date of the variable-rate component of this borrowing is November 1, 2015. We assumed all extensions, which are solely at our option, were exercised.

During the nine months ended September 30, 2014, we made voluntary prepayments of $700 million on our senior secured term loan facility (the “Term Loans”).

As of September 30, 2014, we had $47 million of letters of credit outstanding under our $1.0 billion senior secured revolving credit facility (the “Revolving Credit Facility”), and a borrowing capacity of $953 million.

Under our commercial mortgage-backed securities loan secured by 23 of our U.S. owned real estate assets (the “CMBS Loan”), we are required to deposit with the lender certain cash reserves for restricted uses. As of September 30, 2014 and December 31, 2013, our condensed consolidated balance sheets included $47 million and $29 million, respectively, of restricted cash and cash equivalents related to the CMBS Loan.

Non-recourse Debt

Non-recourse debt, including obligations for capital leases, and associated interest rates were as follows:

	September 30, 2014	December 31, 2013
	(in millions)
Capital lease obligations of consolidated VIEs with a rate of 6.34%, due 2018 to 2026	$239	$255
Non-recourse debt of consolidated VIEs with an average rate of 3.46%, due 2015 to 2018(1)	37	41
Timeshare Facility with a rate of 1.40%, due 2016	150	450
Securitized Timeshare Debt with an average rate of 1.98%, due 2026	511	222

	937	968
Less: current maturities of non-recourse debt	(124)	(48)

	$813	$920

(1)	Excludes the non-recourse debt of our VIEs that issued the Securitized Timeshare Debt, as this is presented separately.

In September 2014, we reduced our total borrowing capacity, as permitted by the loan agreement, under the Timeshare Facility from $450 million to $300 million.

In June 2014, we issued approximately $304 million of 1.77 percent notes and $46 million of 2.07 percent notes due November 2026, which are secured by a pledge of certain assets, consisting primarily of a pool of our timeshare financing receivables that are secured by a first mortgage or first deed of trust on a timeshare interest. We are required to make monthly payments of principal and interest under the notes. A majority of the proceeds from the asset-backed notes were used to reduce the outstanding balance on our Timeshare Facility.

We are required to deposit payments received from customers on the pledged timeshare financing receivables and securitized timeshare financing receivables related to the Timeshare Facility and Securitized Timeshare Debt, respectively, into a depository account maintained by a third party. On a monthly basis, the depository account will first be utilized to make any required principal, interest and other payments due with respect to the Timeshare Facility and Securitized Timeshare Debt. After payment of all amounts due under the respective agreements, any remaining amounts will be remitted to us for use in our operations. The balance in the depository account, totaling $24 million and $20 million as of September 30, 2014 and December 31, 2013, respectively, was included in restricted cash and cash equivalents in our condensed consolidated balance sheets.

Debt Maturities

The contractual maturities of our long-term debt and non-recourse debt as of September 30, 2014 were as follows:

Year	(in millions)
2014 (remaining)	$34
2015	136
2016	433
2017	164
2018(1)	4,097
Thereafter	7,224

$12,088

(1)	The CMBS Loan has three one-year extensions, solely at our option, that effectively extend maturity to November 1, 2018. We assumed all extensions for purposes of calculating maturity dates.

Note 9: Derivative Instruments and Hedging Activities

During the nine months ended September 30, 2014 and 2013, derivatives were used to hedge the interest rate risk associated with variable-rate debt. Certain of our loan agreements require us to hedge interest rate risk using derivative instruments.

Cash Flow Hedges

As of September 30, 2014, we held four interest rate swaps with an aggregate notional amount of $1.45 billion, which swap three-month LIBOR on the Term Loans to a fixed rate of 1.87 percent and expire in October 2018. We elected to designate these interest rate swaps as cash flow hedges for accounting purposes.

Non-designated Hedges

As of September 30, 2014, we held one interest rate cap in the notional amount of $875 million, for the variable-rate component of the CMBS Loan, that expires in November 2015 and caps one-month LIBOR at 6.0 percent. We also held one interest rate cap in the notional amount of $525 million that expires in November 2015 and caps one-month LIBOR on a mortgage loan secured by one property at 4.0 percent. We did not elect to designate either of these interest rate caps as hedging instruments.

As of September 30, 2013, we held ten interest rate caps with an aggregate notional amount of $15.2 billion, which matured in November 2013. We did not elect to designate any of these ten interest rate caps as effective hedging instruments.

Fair Value of Derivative Instruments

The effects of our derivative instruments on our condensed consolidated balance sheets were as follows:

	September 30, 2014		December 31, 2013
	Balance Sheet Classification	Fair Value	Balance Sheet Classification	Fair Value
		(in millions)		(in millions)
Cash Flow Hedges:
Interest rate swaps	Other assets	$4	Other assets	$10

Non-designated Hedges:
Interest rate caps	Other assets	—	Other assets	—

Earnings Effect of Derivative Instruments

The effects of our derivative instruments on our condensed consolidated statements of operations and condensed consolidated statements of comprehensive income (loss) before any effect for income taxes were as follows:

		Nine Months Ended September 30,
	Classification of Loss Recognized	2014	2013
		(in millions)
Cash Flow Hedges:
Interest rate swaps(1)	Other comprehensive loss	$(6)	N/A
Non-designated Hedges:
Interest rate caps	Other gain, net	—	—

(1)	There were no amounts recognized in earnings related to hedge ineffectiveness or amounts excluded from hedge effectiveness testing during the nine months ended September 30, 2014.

Note 10: Fair Value Measurements

The carrying amounts and estimated fair values of our financial assets and liabilities, including related current portions, were as follows:

	September 30, 2014
		Hierarchy Level
	Carrying Amount	Level 1	Level 2	Level 3
	(in millions)
Assets:
Cash equivalents	$290	$—	$290	$—
Restricted cash equivalents	97	—	97	—
Timeshare financing receivables	1,002	—	—	1,004
Interest rate swaps	4	—	4	—

Liabilities:
Long-term debt(1)(2)	11,051	1,606	—	9,592
Non-recourse debt(3)	661	—	—	657

	December 31, 2013
		Hierarchy Level
	Carrying Amount	Level 1	Level 2	Level 3
	(in millions)
Assets:
Cash equivalents	$309	$—	$309	$—
Restricted cash equivalents	107	—	107	—
Timeshare financing receivables	994	—	—	996
Interest rate swaps	10	—	10	—

Liabilities:
Long-term debt(1)	11,682	57	1,560	10,358
Non-recourse debt(3)	672	—	—	670

(1)	Excludes capital lease obligations with a carrying value of $76 million and $73 million as of September 30, 2014 and December 31, 2013, respectively.
(2)	As of September 30, 2014, the classification of certain long-term debt with a carrying value of $1,500 million changed from Level 2 to Level 1 upon the availability of active market pricing data.
(3)	Excludes capital lease obligations of consolidated VIEs with a carrying value of $239 million and $255 million as of September 30, 2014 and December 31, 2013, respectively, and non-recourse debt of consolidated VIEs with a carrying value of $37 million and $41 million as of September 30, 2014 and December 31, 2013, respectively.

We believe the carrying amounts of our current financial assets and liabilities and other financing receivables approximated fair value as of September 30, 2014 and December 31, 2013. Our estimates of the fair values were determined using available market information and appropriate valuation methods. Considerable judgment is necessary to interpret market data and develop the estimated fair values. Proper classification of fair value measurements within the valuation hierarchy is considered each reporting period. The use of different market assumptions or estimation methods may have a material effect on the estimated fair value amounts.

Cash equivalents and restricted cash equivalents primarily consisted of short-term interest-bearing money market funds with maturities of less than 90 days, time deposits and commercial paper. The estimated fair values were based on available market pricing information of similar financial instruments.

The estimated fair values of our timeshare financing receivables were based on the expected future cash flows discounted at risk-adjusted rates. The primary sensitivity in these calculations is based on the selection of appropriate discount rates. Fluctuations in these assumptions will result in different estimates of fair value. An increase in the discount rates would result in a decrease in the fair values.

We measure our interest rate swaps at fair value, which were estimated using an income approach. The primary inputs into our fair value estimate include interest rates and yield curves based on observable market inputs of similar instruments.

The estimated fair values of our Level 1 long-term debt were based on prices in active debt markets. The estimated fair values of our Level 2 long-term debt were based on bid prices in a non-active debt market. The estimated fair values of our Level 3 fixed-rate long-term debt were estimated based on the expected future cash flows discounted at risk-adjusted rates. The primary sensitivity in these estimates is based on the selection of appropriate discount rates. Fluctuations in these assumptions will result in different estimates of fair value. An increase in the discount rates would result in a decrease in the fair values. The carrying amounts of our Level 3 variable-rate long-term debt and non-recourse debt approximated fair value as the interest rates under the loan agreements approximated current market rates. The estimated fair values of our Level 3 fixed-rate non-recourse debt were primarily based on indicative quotes received for similar issuances.

As a result of our acquisition of the remaining ownership interest in certain equity method investments, which occurred during the nine months ended September 30, 2014, we measured financial and nonfinancial assets and liabilities at fair value on a nonrecurring basis (see Note 3: “Acquisitions”), as follows:

Fair Value(1)
(in millions)
Property and equipment	$144
Long-term debt	64

(1)	Fair value measurements using significant unobservable inputs (Level 3).

We estimated the fair value of the property and equipment using discounted cash flow analyses, with an estimated stabilized growth rate of 2 percent to 3 percent, discounted cash flow terms ranging from 11 years to 13 years, a terminal capitalization rate of 10 percent to 11 percent and a discount rate of 9 percent to 11 percent. The discount and terminal capitalization rates used for the fair value of the assets reflect the risk profile of the individual markets where the assets are located, and are not necessarily indicative of our hotel portfolio as a whole.

The fair value of the long-term debt assumed approximated the carrying amount as the interest rate under the loan agreement approximated current market rates.

Note 11: Income Taxes

At the end of each quarter we estimate the effective tax rate expected to be applied for the full year. The effective income tax rate is determined by the level and composition of pre-tax income or loss, which is subject to federal, foreign, state and local income taxes and reflects income tax expense or benefit resulting from our significant operations outside of the U.S. The lower effective tax rate, as compared to our statutory tax rate, for the nine months ended September 30, 2013, was largely affected by net decreases in unrecognized tax benefits.

Our total unrecognized tax benefits as of September 30, 2014 and December 31, 2013 were $378 million and $435 million, respectively. We had accrued balances of approximately $18 million and $45 million for the payment of interest and penalties as of September 30, 2014 and December 31, 2013, respectively. We recognize interest and penalties accrued related to unrecognized tax benefits in income tax expense. The net decrease to unrecognized tax benefits of $57 million and accrued interest and penalties of $27 million relates to a reduction to uncertain tax positions for calendar years 2006 and 2007 that were effectively settled during the nine months ended September 30, 2014 in connection with the receipt of a Revenue Agent Report from the Internal Revenue Service (“IRS”).

As a result of the expected resolution of examination issues with federal, state and foreign tax authorities, we believe it is reasonably possible that during the next 12 months the amount of unrecognized tax benefits will decrease up to $1 million. Included in the balance of unrecognized tax benefits as of September 30, 2014 and December 31, 2013 were $342 million and $340 million, respectively, associated with positions that, if favorably resolved, would provide a benefit to our effective tax rate.

We file income tax returns, including returns for our subsidiaries, with federal, state and foreign jurisdictions. We are under regular and recurring audit by the IRS and other taxing authorities on open tax positions. The timing of the resolution of tax audits is highly uncertain, as are the amounts, if any, that may ultimately be paid upon such resolution. Changes may result from the conclusion of ongoing audits, appeals or litigation in state, local, federal and foreign tax jurisdictions or from the resolution of various proceedings between the U.S. and foreign tax authorities. We are no longer subject to U.S. federal income tax examination for years through 2004. As of September 30, 2014, we remain subject to federal examinations from 2005-2013, state examinations from 1999-2013 and foreign examinations of our income tax returns for the years 1996 through 2013. With respect to 2005 through October 2007 tax years, the IRS has completed its examination and the disputed assessments proposed by the IRS exam team have now been submitted to the IRS Appeals Office for review, during which we will have the opportunity to defend our position. State income tax returns are generally subject to examination for a period of three to five years after filing the respective return; however, the state effect of any federal tax return changes remains subject to examination by various states for a period generally of up to one year after formal notification to the states. The statute of limitations for the foreign jurisdictions generally ranges from three to ten years after filing the respective tax return.

Note 12: Employee Benefit Plans

We sponsor multiple domestic and international employee benefit plans. Benefits are based upon years of service and compensation.

We have a noncontributory retirement plan in the U.S. (the “Domestic Plan”), which covers certain employees not earning union benefits. This plan was frozen for participant benefit accruals in 1996. We also have multiple employee benefit plans that cover many of our international employees. These include a plan that covers workers in the United Kingdom (the “U.K. Plan”), which was frozen to further accruals in November 2013, and a number of smaller plans that cover workers in various other countries around the world (the “International Plans”).

The components of net periodic pension cost (credit) for the Domestic Plan, U.K. Plan and International Plans were as follows:

	Nine Months Ended September 30,
	2014			2013
	Domestic Plan	U.K. Plan	International Plans	Domestic Plan	U.K. Plan	International Plans
	(in millions)
Service cost	$5	$1	$2	$3	$4	$2
Interest cost	13	13	3	13	12	3
Expected return on plan assets	(14)	(19)	(3)	(14)	(17)	(3)
Amortization of prior service cost (credit)	3	—	—	3	(2)	—
Amortization of net loss	1	1	—	2	3	1
Settlement losses	2	—	—	—	—	2

Net periodic pension cost (credit)	$10	$(4)	$2	$7	$—	$5

We have an outstanding bond of $76 million under a class action lawsuit against Hilton and the Domestic Plan to support potential future plan contributions from us. We funded an account, which is classified as restricted cash and cash equivalents in our condensed consolidated balance sheets, to support this requirement. If the U.S. District Court for the District of Columbia approves of our compliance with the requirements of the ruling from the class action lawsuit, then the bond may be released in 2014.

Note 13: Share-Based Compensation

2013 Omnibus Incentive Plan

In February 2014, we issued time-vesting restricted stock units (“RSUs”), nonqualified stock options (“options”) and performance-vesting restricted stock units (“performance shares”) under the 2013 Omnibus Incentive Plan.

We recorded share-based compensation expense for awards granted under the 2013 Omnibus Incentive Plan of $60 million during the nine months ended September 30, 2014, which includes amounts reimbursed by hotel owners. As of September 30, 2014, unrecognized compensation costs for unvested awards was approximately $122 million, which is expected to be recognized over a weighted-average period of 2.0 years on a straight-line basis.

As of September 30, 2014, there were 72,595,341 shares of common stock available for future issuance under the 2013 Omnibus Incentive Plan.

Restricted Stock Units

During the nine months ended September 30, 2014, we issued 7,066,153 RSUs with a grant-date fair value of $21.53. The RSUs vest in annual installments over two or three years from the date of grant, subject to the individual’s continued employment through the applicable vesting date. Vested RSUs generally will be settled for our common stock, with the exception of certain awards that will be settled in cash.

Stock Options

During the nine months ended September 30, 2014, we issued 1,003,591 options with an exercise price of $21.53. As of September 30, 2014, no options were exercisable. The options vest over three years in equal annual installments from the date of grant, subject to the individual’s continued employment through the applicable vesting date, and will terminate 10 years from the date of grant or earlier if the individual’s service terminates. The exercise price is equal to the closing price of the Company’s common stock on the date of grant. The grant date fair value of each of these option grants was $7.58, which was determined using the Black-Scholes-Merton option-pricing model.

Performance Shares

During the nine months ended September 30, 2014, we issued 1,078,908 performance shares. The performance shares are settled at the end of the three-year performance period with 50 percent of the shares subject to achievement based on a measure of (1) the Company’s total shareholder return relative to the total shareholder returns of members of a peer company group (“relative shareholder return”) and the other 50 percent of the shares subject to achievement based on (2) the Company’s earnings before interest expense, taxes and depreciation and amortization (“EBITDA”) compound annual growth rate (“EBITDA CAGR”). The total number of performance shares that vest based on each performance measure (relative shareholder return and EBITDA CAGR) is based on an achievement factor that in each case, ranges from a zero to 200 percent payout.

The grant date fair value of each of the performance shares based on relative shareholder return was $23.56, which was determined using a Monte Carlo simulation valuation model. The grant-date fair value of each of the performance shares based on our EBITDA CAGR was $21.53. For these shares, we determined that the performance condition is probable of achievement and during the nine months ended September 30, 2014, we recognized compensation expense over the vesting period at the target amount of 100 percent. As of September 30, 2014, 1,060,464 performance shares were outstanding with a remaining life of 2.3 years.

Promote Plan

Prior to December 2013, certain members of our senior management team participated in an executive compensation plan (the “Promote plan”). Equity awards under the Promote plan were exchanged for restricted shares of common stock in connection with our initial public offering and vest as follows: (1) 40 percent vested immediately; (2) 40 percent of each award will vest on December 11, 2014, contingent upon employment through that date; and (3) 20 percent of each award will vest on the date that The Blackstone Group L.P. and its affiliates (“Blackstone” or “our Sponsor”) cease to own 50 percent or more of the shares of the Company, contingent on employment through that date.

In March 2014, the vesting conditions of these restricted shares of common stock for certain participants were modified such that the remaining 60 percent of each participant’s award vested in June 2014. As a result of this modification, we recorded incremental compensation expense of $7 million during the nine months ended September 30, 2014. During the nine months ended September 30, 2014, total compensation expense under the

Promote plan was $25 million, and unrecognized compensation expense as of September 30, 2014 was $72 million, including $4 million that is expected to be recognized through December 2014 and $68 million that is subject to the achievement of a performance condition. No expense was recognized for the portion of the awards that are subject to the achievement of a performance condition in the form of a liquidity event, since such an event was not probable as of September 30, 2014.

We recorded compensation expense related to the Promote plan of $5 million during the nine months ended September 30, 2013.

Cash-based Long-term Incentive Plan

In February 2014, we terminated a cash-based, long-term incentive plan and reversed the associated accruals resulting in a reduction of compensation expense of approximately $25 million for the nine months ended September 30, 2014.

Note 14: Earnings Per Share

The following table presents the calculation of basic and diluted earnings per share (“EPS”):

	Nine Months Ended September 30,
	2014	2013
	(in millions, except per share amounts)
Basic EPS:
Numerator:
Net income attributable to Hilton stockholders	$515	$389
Denominator:
Weighted average shares outstanding	985	921

Basic EPS	$0.52	$0.42

Diluted EPS:
Numerator:
Net income attributable to Hilton stockholders	$515	$389
Denominator:
Weighted average shares outstanding	986	921

Diluted EPS	$0.52	$0.42

Approximately 1 million share-based awards were excluded from the computation of diluted EPS for the nine months ended September 30, 2014 because their effect would have been anti-dilutive under the treasury stock method.

Note 15: Accumulated Other Comprehensive Loss

The components of accumulated other comprehensive loss, net of taxes, were as follows:

	Currency Translation Adjustment(1)	Pension Liability Adjustment	Cash Flow Hedge Adjustment	Total
	(in millions)
Balance as of December 31, 2013	$(136)	$(134)	$6	$(264)
Other comprehensive loss before reclassifications	(129)	—	(4)	(133)
Amounts reclassified from accumulated other comprehensive loss	(4)	3	—	(1)

Net current period other comprehensive income (loss)	(133)	3	(4)	(134)
Equity contribution to consolidated variable interest entities	(6)	—	—	(6)

Balance as of September 30, 2014	$(275)	$(131)	$2	$(404)

	Currency Translation Adjustment(1)	Pension Liability Adjustment	Total
	(in millions)
Balance as of December 31, 2012	$(212)	$(194)	$(406)
Other comprehensive income (loss) before reclassifications	(21)	6	(15)
Amounts reclassified from accumulated other comprehensive loss	—	4	4

Net current period other comprehensive income (loss)	(21)	10	(11)

Balance as of September 30, 2013	$(233)	$(184)	$(417)

(1)	Includes net investment hedges.

The following table presents additional information about reclassifications out of accumulated other comprehensive loss:

	Nine Months Ended September 30,
	2014	2013
	(in millions)
Currency translation adjustment:
Sale and liquidation of foreign assets(1)	$3	$(1)
Gains on net investment hedges(2)	1	1
Tax benefit(3)(4)	—	—

Total currency translation adjustment reclassifications for the period, net of taxes	4	—

Pension liability adjustment:
Amortization of prior service cost(5)	(3)	(1)
Amortization of net loss(5)	(2)	(6)
Tax benefit(3)	2	3

Total pension liability adjustment reclassifications for the period, net of taxes	(3)	(4)

Total reclassifications for the period, net of tax	$1	$(4)

(1)	Reclassified out of accumulated other comprehensive loss to other gain, net in our condensed consolidated statements of operations. Amounts in parentheses indicate a loss in our condensed consolidated statements of operations.
(2)	Reclassified out of accumulated other comprehensive loss to gain (loss) on foreign currency transactions in our condensed consolidated statements of operations.
(3)	Reclassified out of accumulated other comprehensive loss to income tax expense in our condensed consolidated statements of operations.

(4)	The respective tax benefit was less than $1 million for the nine months ended September 30, 2014 and 2013.
(5)	Reclassified out of accumulated other comprehensive loss to general, administrative and other in the condensed consolidated statements of operations. These amounts were included in the computation of net periodic pension cost (credit). See Note 12: “Employee Benefit Plans” for additional information. Amounts in parentheses indicate a loss in our condensed consolidated statements of operations.

Note 16: Business Segments

We are a diversified hospitality company with operations organized in three distinct operating segments: ownership, management and franchise and timeshare. Each segment is managed separately because of its distinct economic characteristics.

The ownership segment includes all hotels that we wholly own or lease, as well as consolidated non-wholly owned entities and consolidated VIEs. As of September 30, 2014, this segment included 122 wholly owned and leased hotels and resorts, three non-wholly owned hotel properties and three hotels of consolidated VIEs. While we do not include equity in earnings (losses) from unconsolidated affiliates in our measures of segment revenues, we manage these investments in our ownership segment. Our unconsolidated affiliates are primarily investments in entities that owned or leased 16 hotels and one condominium management company as of September 30, 2014.

The management and franchise segment includes all of the hotels we manage for third-party owners, as well as all franchised hotels operated or managed by someone other than us under one of our proprietary brand names of our brand portfolio. As of September 30, 2014, this segment included 524 managed hotels and 3,552 franchised hotels. This segment also earns fees for managing properties in our ownership and timeshare segments.

The timeshare segment includes the development of vacation ownership clubs and resorts, marketing and selling of timeshare intervals, providing timeshare customer financing and resort operations. This segment also provides assistance to third-party developers in selling their timeshare inventory. As of September 30, 2014, this segment included 44 timeshare properties.

Corporate and other represents revenues and related operating expenses generated by the incidental support of hotel operations for owned, leased, managed and franchised hotels and other rental income, as well as corporate assets and related expenditures.

The performance of our operating segments is evaluated primarily based on Adjusted EBITDA. We define Adjusted EBITDA as EBITDA, further adjusted to exclude certain items, including, but not limited to, gains, losses and expenses in connection with: (i) asset dispositions for both consolidated and unconsolidated investments; (ii) foreign currency transactions; (iii) debt restructurings/retirements; (iv) non-cash impairment losses; (v) furniture, fixtures and equipment (“FF&E”) replacement reserves required under certain lease agreements; (vi) reorganization costs; (vii) share-based and certain other compensation expenses prior to and in connection with our initial public offering; (viii) severance, relocation and other expenses; and (ix) other items.

The following table presents revenues and Adjusted EBITDA for our reportable segments, reconciled to consolidated amounts:

	Nine Months Ended September 30,
	2014	2013
	(in millions)
Revenues
Ownership(1)(2)	$3,165	$3,003
Management and franchise(3)	1,085	938
Timeshare	850	809

Segment revenues	5,100	4,750
Other revenues from managed and franchised properties	2,653	2,433
Other revenues(4)	70	48
Intersegment fees elimination(1)(2)(3)(4)	(149)	(139)

Total revenues	$7,674	$7,092

Adjusted EBITDA
Ownership(1)(2)(3)(4)(5)	$730	$672
Management and franchise(3)	1,085	938
Timeshare(1)(3)	232	205
Corporate and other(2)(4)	(207)	(208)

Adjusted EBITDA	$1,840	$1,607

(1)	Includes charges to timeshare operations for rental fees and fees for other amenities, which were eliminated in our condensed consolidated financial statements. These charges totaled $21 million and $19 million for the nine months ended September 30, 2014 and 2013, respectively. While the net effect is zero, our measures of segment revenues and Adjusted EBITDA include these fees as a benefit to the ownership segment and a cost to timeshare Adjusted EBITDA.
(2)	Includes other intercompany charges of $3 million and $2 million for the nine months ended September 30, 2014 and 2013, respectively.
(3)	Includes management, royalty and intellectual property fees of $86 million and $71 million for the nine months ended September 30, 2014 and 2013, respectively. These fees are charged to consolidated owned and leased properties and were eliminated in our condensed consolidated financial statements. Also includes a licensing fee of $33 million and $40 million for the nine months ended September 30, 2014 and 2013, respectively, which is charged to our timeshare segment by our management and franchise segment and was eliminated in our condensed consolidated financial statements. While the net effect is zero, our measures of segment revenues and Adjusted EBITDA include these fees as a benefit to the management and franchise segment and a cost to ownership Adjusted EBITDA and timeshare Adjusted EBITDA.
(4)	Includes charges to consolidated owned and leased properties for services provided by our wholly owned laundry business of $6 million and $7 million for the nine months ended September 30, 2014 and 2013, respectively. These charges were eliminated in our condensed consolidated financial statements.
(5)	Includes unconsolidated affiliate Adjusted EBITDA.

The following table provides a reconciliation of Adjusted EBITDA to EBITDA and EBITDA to net income attributable to Hilton stockholders:

	Nine Months Ended September 30,
	2014	2013
	(in millions)
Adjusted EBITDA	$1,840	$1,607
Net income attributable to noncontrolling interests	(8)	(9)
Gain (loss) on foreign currency transactions	41	(43)
FF&E replacement reserve	(32)	(29)
Share-based compensation expense	(25)	(5)
Other gain, net	38	5
Other adjustment items	(41)	(56)

EBITDA	1,813	1,470
Interest expense	(467)	(401)
Interest expense included in equity in earnings from unconsolidated affiliates	(8)	(10)
Income tax expense	(331)	(192)
Depreciation and amortization	(470)	(455)
Depreciation and amortization included in equity in earnings from unconsolidated affiliates	(22)	(23)

Net income attributable to Hilton stockholders	$515	$389

The following table presents assets for our reportable segments, reconciled to consolidated amounts:

	September 30, 2014	December 31, 2013
	(in millions)
Assets:
Ownership	$11,769	$11,936
Management and franchise	10,626	11,016
Timeshare	1,757	1,871
Corporate and other	2,172	1,739

	$26,324	$26,562

The following table presents capital expenditures for property and equipment for our reportable segments, reconciled to consolidated amounts:

	Nine Months Ended September 30,
	2014	2013
	(in millions)
Capital expenditures for property and equipment:
Ownership	$173	$158
Timeshare	5	4
Corporate and other	6	5

	$184	$167

Note 17: Commitments and Contingencies

As of September 30, 2014, we had outstanding guarantees of $27 million, with remaining terms ranging from four months to nine years, for debt and other obligations of third parties. We have two letters of credit for a total of $27 million that have been pledged as collateral for two of these guarantees. Although we believe it is unlikely that material payments will be required under these guarantees or letters of credit, there can be no assurance that this will be the case.

We have also provided performance guarantees to certain owners of hotels that we operate under management contracts. Most of these guarantees allow us to terminate the contract, rather than fund shortfalls, if specified performance levels are not achieved. However, in limited cases, we are obligated to fund performance shortfalls. As of September 30, 2014, we had six contracts containing performance guarantees, with expirations ranging from 2018 to 2030, and possible cash outlays totaling approximately $140 million. Our obligations under these guarantees in future periods are dependent on the operating performance levels of these hotels over the remaining terms of the performance guarantees. We do not have any letters of credit pledged as collateral against these guarantees. As of September 30, 2014 and December 31, 2013, we recorded current liabilities of approximately $8 million and $9 million, respectively, and non-current liabilities of approximately $41 million and $51 million, respectively, in our condensed consolidated balance sheets for obligations under our outstanding performance guarantees that are related to certain VIEs for which we are not the primary beneficiary.

As of September 30, 2014, we had outstanding commitments under third-party contracts of approximately $120 million for capital expenditures at certain owned and leased properties, including our consolidated VIEs. Our contracts contain clauses that allow us to cancel all or some portion of the work. If cancellation of a contract occurred, our commitment would be any costs incurred up to the cancellation date, in addition to any costs associated with the discharge of the contract.

We have entered into an agreement with a developer in Las Vegas, Nevada, whereby we have agreed to purchase residential units from the developer that we will convert to timeshare units to be marketed and sold under our Hilton Grand Vacations brand. Subject to certain conditions, we are required to purchase approximately $92 million of inventory ratably over a maximum period of four years, which is equivalent to purchases of approximately $6 million per quarter. We began purchasing inventory during the quarter ended March 31, 2013, and as of September 30, 2014, we had purchased $58 million of inventory under this agreement. As of September 30, 2014, our contractual obligations pursuant to this agreement for the remainder of 2014 and the years ended December 31, 2015 and 2016 were $6 million, $24 million and $4 million, respectively.

During 2010, an affiliate of our Sponsor settled a $75 million liability on our behalf in conjunction with a lawsuit settlement by entering into service contracts with the plaintiff. We recorded the portion settled by this affiliate as a capital contribution. Additionally, as part of the settlement, we entered into a guarantee with the plaintiff to pay any shortfall that this affiliate does not fund related to those service contracts up to the value of the settlement amount made by the affiliate. The remaining potential exposure under this guarantee as of September 30, 2014 was approximately $35 million. We have not accrued a liability for this guarantee as we believe the likelihood of any material funding to be remote.

We are involved in other litigation arising from the normal course of business, some of which includes claims for substantial sums. Accruals are recorded when the outcome is probable and can be reasonably estimated in accordance with applicable accounting requirements regarding accounting for contingencies. While the ultimate results of claims and litigation cannot be predicted with certainty, we expect that the ultimate resolution of all pending or threatened claims and litigation as of September 30, 2014 will not have a material effect on our condensed consolidated results of operations, financial position or cash flows.

Note 18: Condensed Consolidating Guarantor Financial Information

In October 2013, Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. (the “Subsidiary Issuers”), entities formed in August 2013 which are 100% owned by Hilton Worldwide Holdings Inc. (the “Parent”), issued $1.5 billion of 5.625% senior notes due in 2021 (the “Senior Notes”). The obligations of the Subsidiary Issuers are guaranteed jointly and severally on a senior unsecured basis by the Parent, and certain of the Parent’s 100% owned domestic restricted subsidiaries (the “Guarantors”). The indenture that governs the Senior Notes provides that any subsidiary of the Company that provides a guarantee of the Senior Secured Credit Facility will guarantee the Senior Notes. None of our foreign subsidiaries or U.S. subsidiaries owned by foreign subsidiaries or conducting foreign operations, our non-wholly owned subsidiaries, our subsidiaries that secure the CMBS Loan and $589 million in mortgage loans, or certain of our special purpose subsidiaries formed in connection with our Timeshare Facility and Securitized Timeshare Debt guarantee the Senior Notes (collectively, the “Non-Guarantors”).

The guarantees are full and unconditional, subject to certain customary release provisions. The indenture that governs the Senior Notes provides that any Guarantor may be released from its guarantee so long as: (a) the subsidiary is sold or sells all of its assets; (b) the subsidiary is released from its guaranty under the Senior Secured Credit Facility; (c) the subsidiary is declared “unrestricted” for covenant purposes; or (d) the requirements for legal defeasance or covenant defeasance or to discharge the indenture have been satisfied.

The following schedules present the condensed consolidated financial information as of September 30, 2014 and December 31, 2013 and for the nine months ended September 30, 2014 and 2013, for the Parent, Subsidiary Issuers, Guarantors and Non-Guarantors.

	September 30, 2014
	Parent	Subsidiary Issuers	Guarantors	Non- Guarantors	Eliminations	Total
	(in millions)
ASSETS
Current Assets:
Cash and cash equivalents	$—	$—	$235	$308	$—	$543
Restricted cash and cash equivalents	—	—	196	92	—	288
Accounts receivable, net	—	—	478	384	—	862
Inventories	—	—	326	24	—	350
Deferred income tax assets	—	—	5	18	—	23
Current portion of financing receivables, net	—	—	37	19	—	56
Current portion of securitized financing receivables, net	—	—	—	64	—	64
Prepaid expenses	—	—	34	138	—	172
Other	—	—	29	27	—	56

Total current assets	—	—	1,340	1,074	—	2,414

Property, Investments and Other Assets:
Property and equipment, net	—	—	323	8,801	—	9,124
Financing receivables, net	—	—	235	146	—	381
Securitized financing receivables, net	—	—	—	433	—	433
Investments in affiliates	—	—	123	51	—	174
Investments in subsidiaries	4,961	11,708	5,240	—	(21,909)	—
Goodwill	—	—	3,847	2,338	—	6,185
Brands	—	—	4,405	582	—	4,987
Management and franchise contracts, net	—	—	1,039	307	—	1,346
Other intangible assets, net	—	—	475	220	—	695
Deferred income tax assets	22	—	—	195	(22)	195
Other	—	95	124	171	—	390

Total property, investments and other assets	4,983	11,803	15,811	13,244	(21,931)	23,910

TOTAL ASSETS	$4,983	$11,803	$17,151	$14,318	$(21,931)	$26,324

LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable, accrued expenses and other	$—	$64	$1,246	$693	$—	$2,003
Current maturities of long-term debt	—	—	—	3	—	3
Current maturities of non-recourse debt	—	—	—	124	—	124
Income taxes payable	—	—	—	10	—	10

Total current liabilities	—	64	1,246	830	—	2,140
Long-term debt	—	6,776	54	4,294	—	11,124
Non-recourse debt	—	—	—	813	—	813
Deferred revenues	—	—	540	4	—	544
Deferred income tax liabilities	—	2	2,211	2,946	(22)	5,137
Liability for guest loyalty program	—	—	637	—	—	637
Other	193	—	755	231	—	1,179

Total liabilities	193	6,842	5,443	9,118	(22)	21,574
Equity:
Total Hilton stockholders’ equity	4,790	4,961	11,708	5,240	(21,909)	4,790
Noncontrolling interests	—	—	—	(40)	—	(40)

Total equity	4,790	4,961	11,708	5,200	(21,909)	4,750

TOTAL LIABILITIES AND EQUITY	$4,983	$11,803	$17,151	$14,318	$(21,931)	$26,324

	December 31, 2013
	Parent	Subsidiary Issuers	Guarantors	Non- Guarantors	Eliminations	Total
	(in millions)
ASSETS
Current Assets:
Cash and cash equivalents	$—	$—	$329	$265	$—	$594
Restricted cash and cash equivalents	—	—	194	72	—	266
Accounts receivable, net	—	—	426	305	—	731
Inventories	—	—	370	26	—	396
Deferred income tax assets	—	—	6	17	—	23
Current portion of financing receivables, net	—	—	38	56	—	94
Current portion of securitized financing receivables, net	—	—	—	27	—	27
Prepaid expenses	—	—	15	133	—	148
Other	—	—	101	26	(23)	104

Total current assets	—	—	1,479	927	(23)	2,383

Property, Investments and Other Assets:
Property and equipment, net	—	—	341	8,717	—	9,058
Financing receivables, net	—	—	199	436	—	635
Securitized financing receivables, net	—	—	—	194	—	194
Investments in affiliates	—	—	210	50	—	260
Investments in subsidiaries	4,528	11,942	5,253	—	(21,723)	—
Goodwill	—	—	3,847	2,373	—	6,220
Brands	—	—	4,405	608	—	5,013
Management and franchise contracts, net	—	—	1,143	309	—	1,452
Other intangible assets, net	—	—	511	240	—	751
Deferred income tax assets	21	—	—	193	(21)	193
Other	—	121	133	149	—	403

Total property, investments and other assets	4,549	12,063	16,042	13,269	(21,744)	24,179

TOTAL ASSETS	$4,549	$12,063	$17,521	$14,196	$(21,767)	$26,562

LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable, accrued expenses and other	$—	$60	$1,335	$684	$—	$2,079
Current maturities of long-term debt	—	—	—	4	—	4
Current maturities of non-recourse debt	—	—	—	48	—	48
Income taxes payable	—	—	3	31	(23)	11

Total current liabilities	—	60	1,338	767	(23)	2,142
Long-term debt	—	7,470	54	4,227	—	11,751
Non-recourse debt	—	—	—	920	—	920
Deferred revenues	—	—	674	—	—	674
Deferred income tax liabilities	—	5	2,298	2,771	(21)	5,053
Liability for guest loyalty program	—	—	597	—	—	597
Other	186	—	618	345	—	1,149

Total liabilities	186	7,535	5,579	9,030	(44)	22,286
Equity:
Total Hilton stockholders’ equity	4,363	4,528	11,942	5,253	(21,723)	4,363
Noncontrolling interests	—	—	—	(87)	—	(87)

Total equity	4,363	4,528	11,942	5,166	(21,723)	4,276

TOTAL LIABILITIES AND EQUITY	$4,549	$12,063	$17,521	$14,196	$(21,767)	$26,562

	Nine Months Ended September 30, 2014
	Parent	Subsidiary Issuers	Guarantors	Non- Guarantors	Eliminations	Total
	(in millions)
Revenues
Owned and leased hotels	$—	$—	$163	$2,999	$(21)	$3,141
Management and franchise fees and other	—	—	575	546	(91)	1,030
Timeshare	—	—	777	73	—	850

	—	—	1,515	3,618	(112)	5,021
Other revenues from managed and franchised properties	—	—	2,991	300	(638)	2,653

Total revenues	—	—	4,506	3,918	(750)	7,674

Expenses
Owned and leased hotels	—	—	116	2,359	(55)	2,420
Timeshare	—	—	590	14	(40)	564
Depreciation and amortization	—	—	227	243	—	470
General, administrative and other	—	—	275	91	(17)	349

	—	—	1,208	2,707	(112)	3,803
Other expenses from managed and franchised properties	—	—	2,991	300	(638)	2,653

Total expenses	—	—	4,199	3,007	(750)	6,456

Operating income	—	—	307	911	—	1,218

Interest income	—	—	6	2	—	8
Interest expense	—	(255)	(42)	(170)	—	(467)
Equity in earnings from unconsolidated affiliates	—	—	13	3	—	16
Gain (loss) on foreign currency transactions	—	—	248	(207)	—	41
Other gain, net	—	—	6	32	—	38

Income (loss) before income taxes and equity in earnings from subsidiaries	—	(255)	538	571	—	854

Income tax benefit (expense)	(5)	98	(213)	(211)	—	(331)

Income (loss) before equity in earnings from subsidiaries	(5)	(157)	325	360	—	523

Equity in earnings from subsidiaries	520	677	352	—	(1,549)	—

Net income	515	520	677	360	(1,549)	523
Net income attributable to noncontrolling interests	—	—	—	(8)	—	(8)

Net income attributable to Hilton stockholders	$515	$520	$677	$352	$(1,549)	$515

Comprehensive income	$381	$516	$697	$212	$(1,415)	$391
Comprehensive income attributable to noncontrolling interests	—	—	—	(10)	—	(10)

Comprehensive income attributable to Hilton stockholders	$381	$516	$697	$202	$(1,415)	$381

	Nine Months Ended September 30, 2013
	Parent	Subsidiary Issuers	Guarantors	Non- Guarantors	Eliminations	Total
	(in millions)
Revenues
Owned and leased hotels	$—	$—	$146	$2,855	$(19)	$2,982
Management and franchise fees and other	—	—	425	546	(103)	868
Timeshare	—	—	779	30	—	809

	—	—	1,350	3,431	(122)	4,659
Other revenues from managed and franchised properties	—	—	2,792	247	(606)	2,433

Total revenues	—	—	4,142	3,678	(728)	7,092

Expenses
Owned and leased hotels	—	—	110	2,258	(41)	2,327
Timeshare	—	—	594	8	(57)	545
Depreciation and amortization	—	—	208	247	—	455
General, administrative and other	—	—	229	114	(24)	319

	—	—	1,141	2,627	(122)	3,646
Other expenses from managed and franchised properties	—	—	2,792	247	(606)	2,433

Total expenses	—	—	3,933	2,874	(728)	6,079

Operating income	—	—	209	804	—	1,013
Interest income	217	—	3	2	(217)	5
Interest expense	—	—	(575)	(43)	217	(401)
Equity in earnings from unconsolidated affiliates	—	—	9	2	—	11
Gain (loss) on foreign currency transactions	—	—	4	(47)	—	(43)
Other gain, net	—	—	—	5	—	5

Income (loss) before income taxes and equity in earnings from subsidiaries	217	—	(350)	723	—	590
Income tax benefit (expense)	(84)	—	141	(249)	—	(192)

Income (loss) before equity in earnings from subsidiaries	133	—	(209)	474	—	398
Equity in earnings from subsidiaries	256	—	465	—	(721)	—

Net income	389	—	256	474	(721)	398
Net income attributable to noncontrolling interests	—	—	—	(9)	—	(9)

Net income attributable to Hilton stockholders	$389	$—	$256	$465	$(721)	$389

Comprehensive income	$378	$—	$261	$472	$(710)	$401
Comprehensive income attributable to noncontrolling interests	—	—	—	(23)	—	(23)

Comprehensive income attributable to Hilton stockholders	$378	$—	$261	$449	$(710)	$378

	Nine Months Ended September 30, 2014
	Parent	Subsidiary Issuers	Guarantors	Non- Guarantors	Eliminations	Total
	(in millions)
Operating Activities:
Net cash provided by operating activities	$—	$—	$576	$530	$(207)	$899

Investing Activities:
Capital expenditures for property and equipment	—	—	(13)	(171)	—	(184)
Payments received on other financing receivables	—	—	16	2	—	18
Issuance of other financing receivables	—	—	—	(1)	—	(1)
Investments in affiliates	—	—	(6)	—	—	(6)
Distributions from unconsolidated affiliates	—	—	30	2	—	32
Proceeds from asset dispositions	—	—	6	34	—	40
Contract acquisition costs	—	—	(13)	(41)	—	(54)
Software capitalization costs	—	—	(45)	—	—	(45)

Net cash used in investing activities	—	—	(25)	(175)	—	(200)

Financing Activities:
Borrowings	—	—	—	350	—	350
Repayment of debt	—	(700)	—	(375)	—	(1,075)
Debt issuance costs	—	(6)	—	(3)	—	(9)
Change in restricted cash and cash equivalents	—	—	—	(19)	—	(19)
Intercompany transfers	—	706	(645)	(61)	—	—
Dividends paid to Guarantors	—	—	—	(207)	207	—
Capital contribution	—	—	—	13	—	13
Distributions to noncontrolling interests	—	—	—	(3)	—	(3)

Net cash used in financing activities	—	—	(645)	(305)	207	(743)

Effect of exchange rate changes on cash and cash equivalents	—	—	—	(7)	—	(7)
Net increase (decrease) in cash and cash equivalents	—	—	(94)	43	—	(51)
Cash and cash equivalents, beginning of period	—	—	329	265	—	594

Cash and cash equivalents, end of period	$—	$—	$235	$308	$—	$543

	Nine Months Ended September 30, 2013
	Parent	Subsidiary Issuers	Guarantors	Non- Guarantors	Eliminations	Total
	(in millions)
Operating Activities:
Net cash provided by operating activities	$—	$—	$592	$432	$—	$1,024

Investing Activities:
Capital expenditures for property and equipment	—	—	(15)	(152)	—	(167)
Acquisitions	—	—	—	(30)	—	(30)
Payments received on other financing receivables	—	—	3	—	—	3
Issuance of other financing receivables	—	—	(6)	(2)	—	(8)
Investments in affiliates	—	—	(4)	—	—	(4)
Distributions from unconsolidated affiliates	—	—	16	—	—	16
Contract acquisition costs	—	—	(2)	(10)	—	(12)
Software capitalization costs	—	—	(50)	—	—	(50)

Net cash used in investing activities	—	—	(58)	(194)	—	(252)

Financing Activities:
Borrowings	—	—	—	702	—	702
Repayment of debt	—	—	(1,279)	(323)	—	(1,602)
Change in restricted cash and cash equivalents	—	—	140	(26)	—	114
Intercompany transfers	—	—	566	(566)	—	—
Distributions to noncontrolling interests	—	—	—	(3)	—	(3)

Net cash used in financing activities	—	—	(573)	(216)	—	(789)

Effect of exchange rate changes on cash and cash equivalents	—	—	—	(14)	—	(14)
Net increase (decrease) in cash and cash equivalents	—	—	(39)	8	—	(31)
Cash and cash equivalents, beginning of period	—	—	542	213	—	755

Cash and cash equivalents, end of period	$—	$—	$503	$221	$—	$724

Note 19: Subsequent Events

Sale of the Waldorf Astoria New York

In October 2014, we entered into a purchase and sale agreement to sell the Waldorf Astoria New York hotel for $1.95 billion, which is payable in cash at closing and is subject to customary pro rations and adjustments. At closing, we will enter into a management agreement with a 100-year term with the buyer, pursuant to which we will continue to operate the hotel under our “Waldorf Astoria Hotels & Resorts” brand. The buyer has provided a $100 million cash deposit, which is being held in escrow as earnest money and the completion of the transaction is subject to customary closing conditions. Subject to specified terms and conditions, the closing is scheduled for December 31, 2014, but the parties have the right to adjourn closing to March 31, 2015, subject to certain additional limited adjournments. At closing, we expect that our existing approximately $525 million mortgage loan secured by the Waldorf Astoria New York will be repaid in full from other sources of liquidity.

Debt Repayment

In October 2014, we made a voluntary prepayment of $100 million on our Term Loans.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

(a) The following entities are incorporated under the laws of the State of Arizona: DT Real Estate, Inc., DTM Atlanta/Legacy, Inc., DTM Coconut Grove, Inc., DTM Largo, Inc., DTM Maryland, Inc., DTM Walnut Creek, Inc., DTR FCH Holdings, Inc., DTR PAH Holding, Inc., DTR San Antonio, Inc. and DTR TM Holdings, Inc. (collectively, the “Arizona Corporations”).

Arizona Revised Statutes

Section 10-851 of the Arizona Revised Statutes, as amended (the “Arizona Revised Statutes”), authorizes a corporation to indemnify a director made a party to a proceeding in such capacity, provided that the individual’s conduct was in good faith and, when serving in an official capacity with the corporation, the individual reasonably believed that the conduct was in best interests of the corporation, or in all other cases, that the conduct was at least not opposed to its best interests. In the case of any criminal proceedings, indemnification is allowed if the individual had no reasonable cause to believe the conduct was unlawful. A corporation may also indemnify a director for conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation pursuant to section 10-202, subsection B, paragraph 2. Section 10-851 of the Arizona Revised Statutes also provides that a corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation to procure a judgment in its favor in which the director was adjudged liable to the corporation or in connection with any other proceeding charging improper financial benefit to the director in which the director was adjudged liable on the basis that financial benefit was improperly received by the director. Indemnification permitted under Section 10-851 in connection with a proceeding by or in the right of the corporation to procure a judgment in its favor is limited to reasonable expenses incurred in connection with the proceeding.

Unless otherwise limited by its articles of incorporation, Section 10-852 of the Arizona Revised Statutes requires a corporation to indemnify (i) a director who was the prevailing party, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director is or was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding, and (ii) an outside director, provided the proceeding is not one by or in the right of the corporation to procure a judgment in its favor in which the director was adjudged liable to the corporation, or one charging improper financial benefit to the director, whether or not involving action in the director’s official capacity, in which the director was adjudged liable on the basis that financial benefit was improperly received by the director. Section 10-856 of the Arizona Revised Statutes provides that a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because the individual is or was an officer of the corporation to the same extent as a director.

Organizational Documents of the Arizona Corporations

None of the articles of incorporation of the Arizona Corporations, except the articles of incorporation of DTR TM Holdings, Inc., contain any provisions on indemnification of directors and officers of the corporation.

The articles of incorporation of DTR TM Holdings, Inc. provide that no present or former director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for breach of his or her fiduciary duties as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under the Arizona Revised Statues. If the Arizona Revised Statutes are amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation will be eliminated or limited to the fullest extent permitted by the Arizona Revised Statutes as in effect after such amendment.

The corporation indemnifies any person who was or is a party or is threatened to be made a party to, or testifies in, any threatened, pending or completed action, claim, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other entity, against all claims, losses, liabilities, expenses (including attorneys’ fees and disbursements), damages, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the fullest extent permitted under the Arizona Revised Statutes. The articles of incorporation also provides that the corporation may adopt bylaws or enter into agreements with any such person for the purpose of providing for such indemnification.

To the extent that a director or officer of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the immediately preceding paragraph, or in defense of any claim, issue or matter therein, the articles of incorporation provides for indemnification of such person against expenses (including attorney’s fees and disbursements) actually and reasonably incurred by such person in connection therewith.

Expenses (including attorneys’ fees and disbursements) incurred by an officer or director in defending or testifying in a civil, criminal, administrative or investigative action, claim, suit or proceeding by reason of the fact that such person is or was an officer or director of the corporation (or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan, trust or enterprise) shall be paid by the corporation in advance of the final disposition of such action, claim, suit or proceeding within ten business days of the corporation’s receipt of a request for advancement of such expenses from such director or officer and, to the extent required by law, upon receipt of an undertaking by or on behalf of any such director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the corporation against such expenses as authorized by the relevant sections of the Arizona Revised Statutes. The articles of incorporation provide that the corporation may adopt bylaws or enter into agreement with such persons for the purpose of providing such advances.

The indemnification permitted under the articles of incorporation continue as to a person who has ceased to be a director or officer and inures to the benefit of the heirs, executors and administrators of such person. For the purposes of the indemnification provided in the articles of incorporation, Section 10-850 of the Arizona Revised Statutes is interpreted as follows: “employee benefit plan” is deemed to include such an employee benefit plan, including without limitation, any plan of the corporation which is governed by the Employee Retirement Income Security Act of 1974, as amended from time to time; the corporation is deemed to have requested a person to serve an employee benefit plan where the performance by such person of his or her duties to the corporation also impose duties on, or otherwise involve services, by such person to the plan or participants or beneficiaries of the plan; and excise taxes assessed on a person with respect to an employee benefit plan pursuant to Employee Retirement Income Security Act of 1974, as amended from time to time, are deemed to be “fines.”

The bylaws each of the Arizona Corporations provide that the corporation may indemnify any and all of its directors and officers or former directors and officers against expenses incurred by them, including legal fees, or judgments or penalties rendered or levied against any such person in a legal action brought against any such person for actions or omissions alleged to have been committed by any such person while acting within the scope of his or her employment as a director or officer of the corporation. The board of directors of the corporation must determine in good faith that such person did not act, fail to act, or refuse to act willfully or with gross negligence or with fraudulent or criminal intent in regard to the matter involved in the action.

(b) Destination Resorts LLC, Doubletree Hotel Systems LLC, Doubletree Hotels LLC, DT Management LLC and DTM Santa Clara LLC are limited liability companies organized under the laws of the State of Arizona (collectively, the “Arizona Limited Liability Companies”).

Arizona Revised Statutes

Section 29-610 of the Arizona Limited Liability Company Act, as amended (the “Arizona Limited Liability Company Act”), permits a domestic limited liability company to indemnify a member, manager, employee, officer or agent or any other person.

Section 29-651 of the Arizona Limited Liability Company Act provides that a member, manager, employee, officer or agent of a limited liability company is not liable, solely by reason of being a member, manager, employee, officer or agent, for the debts, obligations and liabilities of the limited liability company whether arising in contract or tort, under a judgment, decree or order of a court, or otherwise.

Organizational Documents of the Arizona Limited Liability Companies

The operating agreements of each of the Arizona Limited Liability Companies provide that the limited liability company shall indemnify its members, their affiliates and subsidiaries, and all officers, directors, partners, employees, and agents of the foregoing to the full extent permitted by law from and against all losses, claims, demands, costs, damages, liabilities, joint and several, expenses of any nature (including attorneys’ fees and disbursements), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which the indemnitee may be involved, or threatened to be involved as a party or otherwise, arising from, or in connection with, the performance of any action by such indemnitee for, on behalf of, or otherwise in connection with, the limited liability company.

(c) The following entities are incorporated under the laws of the State of California: HIC Gaming California, Inc., HIC San Pablo Limited, Inc. and Hilton San Diego Corporation (collectively, the “California Corporations”).

California Corporation Code

Section 204(a)(10) and (11) of the California Corporations Code provides that a corporation may set forth in its articles of incorporation provisions (I) eliminating or limiting the personal liability of a director for monetary damages in an action brought by or in the right of the corporation for breach of a director’s duties to the corporation and its shareholders, as set forth in Section 309 of the California Corporations Code, so long as (A) such a provision may not eliminate or limit the liability of directors (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) for acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) for any transaction from which a director derived an improper personal benefit, (iv) for acts or omissions that show a reckless disregard for the director’s duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director’s duties, of a risk of serious injury to the corporation or its shareholders, (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the corporation or its shareholders, (vi) under Section 310 of the California Corporations Code, or (vii) under Section 316 of the California Corporations Code, (B) no such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when the provision becomes effective, and (C) no such provision shall eliminate or limit the liability of an officer for any act or omission as an officer, notwithstanding that the officer is also a director or that his or her actions, if negligent or improper, have been ratified by the directors and (II) authorizing, whether by by-law, agreement or otherwise, the indemnification of agents (as defined in Section 317 of the California Corporations Code) in excess of that expressly permitted by Section 317 for those agents of the corporation for breach of duty to the corporation and its stockholders, provided, however that the provision may not provide for indemnification of any agent for any acts or omissions or transactions from which a director may not be relieved of liability as set forth in the exception to paragraph (10) or as to circumstances in which indemnity is expressly prohibited by Section 317.

Section 317(b) of the California Corporations Code provides that a corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that the person is or was an agent of the corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of the corporation or that the person had reasonable cause to believe that the person’s conduct was unlawful.

Section 317(c) of the California Corporations Code provides that a corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was an agent of the corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action if the person acted in good faith, in a manner the person believed to be in the best interests of the corporation and its shareholders.

Organizational Documents of the California Corporations

Pursuant to Section 204(a)(10) of the California Corporations Code, the articles of both HIC Gaming California, Inc. and HIC San Pablo Limited, Inc. provide that the liability of directors of the corporations for monetary damages will be eliminated to the fullest extent permissible under California law. Furthermore, the articles provide that the corporations are authorized to provide indemnification of agents for breach of duty to the corporations and their shareholders through bylaw provisions, agreements with agents, vote of shareholders or disinterested directors, or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject only to the applicable limits set forth in Section 204 of the California Corporations Code.

The bylaws of the California Corporations provide that the corporation shall indemnify any current or former director or officer of the corporation and may, at the discretion of the Board of Directors, indemnify any current or former employee or agent of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding brought by or in the right of the corporation or otherwise, to which he was or is a party or is threatened to be made a party by reason of his current or former position with the corporation or by reason of the fact that he is or was serving, at the request of the corporation , as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

(d) HIC San Pablo, L.P. is a limited partnership formed under the laws of the State of California (the “California Limited Partnership”).

California Uniform Limited Partnership Act

Section 15904.06(c) (Operative January 1, 2008) of the 2008 California Revised Limited Partnership Act addresses the rights of a general partner with respect to its management and conduct of partnership activities. The 2008 California Revised Limited Partnership Act provides that a limited partnership shall reimburse a general partner for payments made, and indemnify a general partner for liabilities incurred by, the general partner in the ordinary course of the activities of the partnership or for the preservation of its activities or property.

(e) The following entities are incorporated under the laws of the State of Delaware: Embassy Suites (Isla Verde), Inc., EPAM Corporation, HIC First Corporation, HIC Holdings Corporation, HIC Hotels U.S.A. Corporation, HIC Racing Corporation, HIC Second Corporation, Hilton Hawaii Corporation, Hilton International

Holding Corporation, Hilton Resorts Corporation, Hilton Resorts Marketing Corp., Hilton Spring Corporation, Hilton Worldwide Finance Corp., Hilton Worldwide Holdings Inc., Hilton Worldwide, Inc., HLT ESP International Franchisor Corporation, HLT ESP International Management Corporation, HLT Lifestyle International Franchisor Corporation, HLT Lifestyle International Management Corporation, Hotels Statler Company, Inc., HPP Hotels USA, Inc., Promus Hotel Services, Inc., Promus Hotels Minneapolis, Inc., Promus/Kingston Development Corporation and Tex Holdings, Inc. (collectively, the “Delaware Corporations”).

Delaware General Corporation Law

Section 145(a) of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

Section 145(b) of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

Section 145(c) of the Delaware General Corporation Law provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 145(a) and (b), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 145(d) of the Delaware General Corporation Law provides that any indemnification under Section 145(a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 145(a) and (b). Such determination shall be made, with respect to a person who is a director or officer of the corporation at the time of such determination (1) by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum; or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

Section 145(e) of the Delaware General Corporation Law provides that expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

Section 145(f) of the Delaware General Corporation Law provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to the certificate of incorporation or the bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

Section 145(g) of the Delaware General Corporation Law provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

Section 174 of the Delaware General Corporation Law provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions at any time within six years of such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

Organizational Documents of Delaware Corporations

The articles of incorporation of HIC First Corporation, HIC Second Corporation and HIC Holdings Corporation provide that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (as used in this paragraph, a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than such law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in the articles of incorporation, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors of the corporation. The right to indemnification conferred by the articles of incorporation includes the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified. The corporation may, by action of its board of directors, provide indemnification to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers.

The articles of incorporation of Hilton Resorts Corporation provide that the corporation shall, to the fullest extent permitted by the provisions of Section 145 of the Delaware General Corporation Law, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by such section, and the indemnification provided for in the articles of incorporation shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

The articles of incorporation of Hilton Spring Corporation, Hilton Worldwide Finance Corp., HLT ESP International Franchisor Corporation, HLT ESP International Management Corporation, HLT Lifestyle International Franchisor Corporation and HLT Lifestyle International Management Corporation provide that the corporation shall indemnify and hold harmless any person who was or is a party or is threatened to be made a party to, or testifies in, any threatened, pending or completed action, claim, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, against all claims, losses, liabilities, expenses (including attorneys’ fees and disbursements), damages, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the fullest extent permitted under the Delaware General Corporation Law, and the corporation may adopt bylaws or enter into agreements with any such person for the purpose of providing for such indemnification. To the extent that a director or officer of the corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees and disbursements) actually and reasonably incurred by such person in connection therewith. Expenses (including attorneys’ fees and disbursements) incurred by an officer or director in defending or testifying in a civil, criminal, administrative or investigative action, claim, suit or proceeding by reason of the fact that such person is or was an officer or director of the corporation (or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise) shall be paid by the corporation in advance of the final disposition of such action, claim, suit or proceeding within ten business days of the corporation’s receipt of a request for advancement of such expenses from such director or officer and, to the extent required by law, upon receipt of an undertaking by or on behalf of any such director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the corporation against such expenses as authorized by the relevant sections of the Delaware General Corporation Law, and the corporation may adopt Bylaws or enter into agreements with such persons for the purpose of providing for such advances.

The articles of incorporation of Hilton Worldwide, Inc. provide that the corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law, Agent (as defined below) against costs, charges and expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by Agent in connection with such action, suit or proceeding, and any appeal therefrom, if Agent acted in good faith and in a manner Agent reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful. The termination of any action, suit or proceeding (whether by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent) shall not, of itself, create a presumption that the Agent did not act in good faith and in a manner which the Agent reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, that the Agent had reasonable cause to believe that the Agent’s conduct was unlawful. “Agent” means any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding or investigation, whether civil, criminal or administrative, and whether external or internal to the corporation (other than a judicial action or suit brought by or in the right of the corporation) by reason of the fact that he or she is or was or has agreed to be a director, officer or employee of the corporation, or that, being or having been such a director, officer or employee, he or she is or was serving at the request of the corporation as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise.

The articles of incorporation of Hilton Worldwide, Inc. further provide that the corporation shall also indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed judicial action or suit brought by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was an Agent, against costs, charges and expenses actually and reasonably incurred by an Agent in connection with the defense or settlement of such action or suit and any appeal therefrom if the Agent acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of the Agent’s duty to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such costs, charges and expenses which the Delaware Court of Chancery or other such court shall deem proper.

The articles of incorporation of Hilton Worldwide, Inc. further provide that any indemnification under the above paragraph (unless ordered by a court) shall be paid by the corporation unless a determination is reasonably and promptly made (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders, that such person acted in bad faith and in a manner that such person did not believe to be in or not opposed to the best interests of the corporation, or, with respect to any criminal proceeding, that such person believed or had reasonable cause to believe that his conduct was unlawful. Notwithstanding the other provisions of the indemnification section of the articles of incorporation, to the extent that an Agent has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, the settlement of an action without admission of liability, or the defense of any claim, issue or matter therein, or on appeal from any such proceeding, action, claim or matter, such Agent shall be indemnified against all costs, charges and expenses incurred in connection therewith.

Except as limited by the articles of incorporation of Hilton Worldwide Inc., costs, charges, and expenses incurred by an Agent in any action, suit, proceeding or investigation or any appeal therefrom shall be paid by the corporation in advance of the final disposition of such matter, if the Agent shall undertake to repay such amount in the event that it is ultimately determined, as provided herein, that such person is not entitled to indemnification. Notwithstanding the foregoing, no advance shall be made by the corporation if a determination is reasonably and promptly made by the board of directors by a majority vote of a quorum of disinterested directors, or (if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs) by independent legal counsel in a written opinion, that, based upon the facts known to the board of directors or counsel at the time such determination is made, the Agent acted in bad faith and in a manner that such person did not believe to be in or not opposed to the best interests of the corporation, or, with respect to any criminal proceeding, that such person believed or had reasonable cause to believe his conduct was unlawful. In no event shall any advance be made in instances where the board of directors or independent legal counsel reasonably determines that the Agent deliberately breached such person’s duty to the corporation or its stockholders.

The articles of incorporation of Hilton Hawaii Corporation provide that each director and officer of the corporation and any person serving at its request as director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor shall be indemnified by the corporation against all expenses that may be reasonably incurred or paid by him in connection with any claim, or actual and threatened action, suit or proceeding in which he may be involved by reason of his being or having been such a director or officer or by reason of any action or omission or alleged action or omission by him in any such capacity and against any amount or amounts which may be paid by him (other than to the corporation) in reasonable settlement of any claim, action, suit or proceeding where it is in the interest of the corporation that such settlement be made.

The articles of incorporation of Hotels Statler Company, Inc. provide that the corporation shall indemnify any and all directors or officers or former directors or officers or any person who may have served at its request as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor against expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been directors or officers or a director or officer of the corporation or of such other corporation, except in relation to matters as to which any such director, officer or person shall be adjudged in such action suit or proceeding to be liable for negligence or misconduct in the performance of duty.

The articles of incorporation of HPP Hotels USA, Inc. provide that, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, the corporation shall indemnify any and all persons whom it shall have power to indemnify under that section from and against any and all of the expenses, liabilities and other matters referred to or covered in Section 145.

The articles of incorporation of HIC Racing Corporation provide that the corporation shall, to the full extent permitted by Section 145 of the Delaware General Corporation Law, indemnify all persons whom it may indemnify pursuant thereto.

The bylaws of HIC Racing Corporation, Hilton Spring Corporation, Hilton Worldwide Finance Corp. and Promus Hotels Minneapolis, Inc. provide that, to the fullest extent permitted by the Delaware General Corporation Law, the corporation shall indemnify any current or former director or officer of the corporation and may, at the discretion of the board of directors, indemnify any current or former employee or agent of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding brought by or in the right of the corporation or otherwise, to which he was or is a party or is threatened to be made a party by reason of his current or former position with the corporation or by reason of the fact that he is or was serving, at the request of the corporation, as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

The bylaws of HIC First Corporation and HIC Second Corporation provide that the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action or suit by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding.

The bylaws of Hilton New Jersey Service Corp., Hilton Resorts Marketing Corp., Tex Holdings, Inc. and HIC Hotels U.S.A. Corporation provide that the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer (or an employee or agent in the case of HIC Hotels U.S.A. Corporation) of the corporation, or is or was serving at the request of the corporation as a director or officer (or an employee or agent in the case of HIC Hotels U.S.A. Corporation) of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The bylaws of Hilton New Jersey Service Corp., Hilton Resorts Marketing Corp., Tex Holdings, Inc. and HIC Hotels U.S.A. Corporation further provide that the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer (or an employee or agent in the case of HIC Hotels U.S.A. Corporation) of the corporation, or is or was serving at the request of the corporation as a director or officer (or an employee or agent in the case of HIC Hotels U.S.A. Corporation) of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, provided that no such indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Delaware Court of Chancery or such other court shall deem proper.

The bylaws of Hilton Resorts Corporation and HPP Hotels USA, Inc. provide that the corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding or investigation, whether civil, criminal or administrative, and whether external or internal to the corporation (other than a judicial action or suit brought by or in the right of the corporation) by reason of the fact that he or she is or was or has agreed to be a director, officer, employee, agent or fiduciary of the corporation, or that, being or having been such a director, officer, employee, agent or fiduciary, he or she is or was serving at the request of the corporation as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise, against costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such indemnified person in connection with such action, suit or proceeding, and any appeal therefrom, if such indemnified person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful.

The bylaws of Hilton Resorts Corporation and HPP Hotels USA, Inc. further provide that the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit brought by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a or has agreed to be a director, officer, employee, agent or fiduciary of the corporation, or that, being or having been such a director, officer, employee, agent or fiduciary, he or she is or was serving at the request of the corporation as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise against costs, charges and expenses (including attorneys’ fees) actually and reasonably incurred by such indemnified person in connection with the defense or settlement of such action or suit and any appeal therefrom if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of such person’s duty to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such costs, charges and expenses which the Delaware Court of Chancery or other such court shall deem proper.

The bylaws of Hilton Worldwide, Inc. provide that the corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or such person’s testator or intestate is or was a director or officer of the corporation or serves or served, at the request of the corporation, any other corporation, partnership, limited liability company, joint venture, trust, association or other unincorporated organization or other entity or employee benefit plan, as a director or officer against expenses, including attorneys’ fees, incurred by any such person in defending any such action, suit or proceeding.

The bylaws of EPAM Corporation and Promus Hotel Services, Inc. provide that the corporation shall indemnify every person who was or is a party or is or was threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director or officer of the corporation (or an employee in the case of EPAM Corporation), or while a director or officer of the corporation (or an employee in the case of EPAM Corporation), is or was serving at the request of the corporation as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including counsel fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding, to the full extent permitted by applicable law.

The bylaws of Promus/Kingston Development Corporation provide that the corporation shall indemnify, in the manner and to the full extent permitted by law, any person (or the estate of any person) who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, and, in the manner provided by law, any such expenses may be paid by the corporation in advance of the final disposition of such action, suit or proceeding.

The bylaws of Hilton International Holding Corporation provide that the corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law, any person (a “Covered Person” as used in this paragraph) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the corporation or, while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in the bylaws, the corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized in the specific case by the board of directors of the corporation.

The bylaws of Hilton Worldwide Holdings Inc. (“Holdings”) provide that Holdings shall indemnify and hold harmless to the fullest extent permitted by Delaware law each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or an officer of the corporation or, while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, employee, agent or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, agent or trustee or in any other capacity while serving as a director, officer, employee, agent or trustee, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in the corporation’s bylaws with respect to proceedings to enforce rights to indemnification or advancement of expenses or with respect to any compulsory counterclaim brought by such indemnitee, the corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the board of directors.

The bylaws of Holdings further provide that an indemnitee shall also have the right to be paid by Holdings the expenses (including attorney’s fees) incurred in appearing at, participating in or defending any such proceeding in advance of its final disposition or in connection with a proceeding brought to establish or enforce a right to indemnification or advancement of expenses under the bylaws; provided, however, that, if (x) the Delaware General Corporation Law requires or (y) in the case of an advance made in a proceeding brought to establish or enforce a right to indemnification or advancement, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made solely upon delivery to Holdings of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined after final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to indemnification under the bylaws or otherwise. The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of our amended and restated certificate of incorporation, our amended and restated bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

The provision of indemnification to or the advancement of expenses and costs to any indemnitee under the bylaws of Holdings, or the entitlement of any indemnitee to indemnification or advancement of expenses and costs under the bylaws, shall not limit or restrict in any way the power of Holdings to indemnify or advance expenses and costs to such indemnitee in any other way permitted by law or be deemed exclusive of, or invalidate, any right to which any indemnitee seeking indemnification or advancement of expenses and costs may be entitled under any law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such indemnitee’s capacity as an officer, director, employee or agent of Holdings and as to action in any other capacity.

Holdings maintains standard policies of insurance that provide coverage (i) to its directors and officers against losses arising from claims made by reason of breach of duty or other wrongful act and (ii) to Holdings with respect to indemnification payments that Holdings may make to such directors and officers.

Holdings is a party to indemnification agreements with its directors and executive officers. These agreements require Holdings to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors or executive officers, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and is therefore unenforceable.

(f) 90210 Biltmore Management, LLC, 90210 Desert Resorts Management Co., LLC, 90210 Grand Wailea Management Co., LLC, 90210 LLC, 90210 Management Company, LLC, Andiamo’s O’Hare, LLC, Blue Bonnet Security, LLC, Compris Hotel LLC, Conrad Franchise LLC, Conrad International Manage (CIS) LLC, Conrad Management LLC, Doubletree DTWC LLC, Doubletree Franchise LLC, Doubletree LLC, Doubletree Management LLC, DTWC Spokane City Center SPE, LLC, EJP LLC, Embassy Development LLC, Embassy Equity Development LLC, Embassy Suites Franchise LLC, Embassy Syracuse Development LLC, Grand Vacations Realty, LLC, Grand Vacations Services LLC, Grand Vacations Title, LLC, Hampton Inns Franchise LLC, Hampton Inns LLC, Hampton Inns Management LLC, HHC BC Orlando, LLC, HHC One Park Boulevard, LLC, Hilton Beverage LLC, Hilton Chicago Beverage I LLC, Hilton Chicago Beverage II LLC, Hilton Chicago Beverage III LLC, Hilton Chicago Beverage IV LLC, Hilton Corporate Director LLC, Hilton El Con Management LLC, Hilton El Con Operator LLC, Hilton Electronic Distribution Systems, LLC, Hilton Energy Investments, LLC, Hilton Franchise Holding LLC, Hilton Franchise LLC, Hilton Garden Inns Franchise LLC, Hilton Garden Inns Management LLC, Hilton Grand Vacations Club, LLC, Hilton Grand Vacations Company, LLC, Hilton Grand Vacations Financing, LLC, Hilton HHonors Worldwide, L.L.C., Hilton Illinois Holdings LLC, Hilton Inns LLC, Hilton Kingsland 1, LLC, Hilton Management LLC, Hilton New Jersey Service Corp., Hilton OPB, LLC, Hilton Orlando Partners II, LLC, Hilton Orlando Partners III, LLC, Hilton Recreation LLC, Hilton Supply Management LLC, Hilton Systems Solutions, LLC, Hilton Systems, LLC, Hilton Worldwide Finance LLC, HLT Audubon LLC, HLT CA Hilton LLC, HLT Conrad Domestic LLC, HLT Conrad GP LLC, HLT Domestic JV Holdings LLC, HLT Domestic Owner LLC, HLT ESP Franchise LLC, HLT ESP International Franchise LLC, HLT ESP International Manage LLC, HLT ESP Manage LLC, HLT Franchise II Borrower LLC, HLT HQ SPE LLC, HLT HSM Holding LLC, HLT HSS Holding LLC, HLT JV Acquisition LLC, HLT JV I Borrower LLC, HLT Lifestyle Franchise LLC, HLT Lifestyle International Franchise LLC, HLT Lifestyle International Manage LLC, HLT Lifestyle Manage LLC, HLT Memphis Data LLC, HLT O’Hare LLC, HLT Operate DTWC LLC, HLT Owned II Holding LLC, HLT Owned II-A Borrower LLC, HLT Palmer LLC, HLT Timeshare Borrower I LLC, HLT Timeshare Borrower II LLC, Homewood Suites Franchise LLC, Homewood Suites Management LLC, HRC Islander LLC, HTGV, LLC, Innvision, LLC, Lockwood Palmer House, LLC, MeriTex, LLC, Potter’s Bar Palmer House, LLC, Promus Hotels Florida LLC, Promus Hotels LLC, Promus Hotels Parent LLC, Suite Life LLC, Promus Operating LLC, Samantha Hotel LLC, WA Collection International, LLC, Waldorf Astoria Franchise LLC and Waldorf=Astoria Management LLC are limited liability companies organized under the laws of the State of Delaware (collectively, the “Delaware Limited Liability Companies”).

Delaware Limited Liability Company Act

Section 18-108 of the Delaware Limited Liability Company Act empowers a Delaware limited liability company to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Organizational Documents of Delaware Limited Liability Companies

The limited liability company agreements of 90210 Biltmore Management, LLC, 90210 Desert Resorts Management Co., LLC and 90210 Grand Wailea Management Co., LLC provide that to the extent permitted by law, the company shall indemnify, defend and hold harmless the member and such officers, employees and agents of the company as the member identifies in writing as being entitled to indemnification from and against any and all debts, losses, claims, damages, costs, demands, fines, judgments, contracts (implied and expressed, written and unwritten), penalties, obligations, payments, liabilities of every type and nature (whether known or unknown, fixed or contingent), including, without limitation, those arising out of any lawsuit, action or proceeding, together with any reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees, out-of-pocket expenses and other reasonable costs and expenses incurred in investigating, preparing or defending any pending or threatened lawsuit, acting or proceeding) incurred in connection with the foregoing suffered or sustained by such indemnified person by reason of any act, omission or alleged act or omission by such indemnified person arising out of such person’s activities taken primarily on behalf of the company, or at the request or with the approval of the company, or primarily in furtherance of the interests of the company, provided that the acts, omissions or alleged acts or omissions upon which such actual or threatened actions, proceedings or claims are based did not constitute willful misconduct or gross negligence.

The limited liability company agreements of 90210 LLC, Andiamo’s O’Hare, LLC, Blue Bonnet Security, LLC, Compris Hotel LLC, Conrad Franchise LLC, Conrad International Manage (CIS) LLC, Conrad Management LLC, Doubletree DTWC LLC, Doubletree Franchise LLC, Doubletree LLC, Doubletree Management LLC, DTWC Spokane City Center SPE, LLC, Embassy Equity Development LLC, Embassy Suites Franchise LLC, Embassy Syracuse Development LLC, Hampton Inns Franchise LLC, Hampton Inns LLC, Hampton Inns Management LLC, HHC One Park Boulevard, LLC, Hilton Chicago Beverage I LLC, Hilton Chicago Beverage II LLC, Hilton Chicago Beverage III LLC, Hilton Chicago Beverage IV LLC, Hilton Corporate Director LLC, Hilton El Con Management LLC, Hilton El Con Operator LLC, Hilton Electronic Distribution Systems, LLC, Hilton Energy Investments, LLC, Hilton Franchise Holding LLC, Hilton Franchise LLC, Hilton Garden Inns Franchise LLC, Hilton Garden Inns Management LLC, Hilton Grand Vacations Financing, LLC, Hilton HHonors Worldwide, L.L.C., Hilton Illinois Holdings LLC, Hilton Inns LLC, Hilton Kingsland 1, LLC, Hilton Management LLC, Hilton OPB, LLC, Hilton Orlando Partners II, LLC, Hilton Orlando Partners III, LLC, Hilton Recreation LLC, Hilton Supply Management LLC, Hilton Systems, LLC, Hilton Worldwide Finance, LLC, HLT Audubon LLC, HLT CA Hilton LLC, HLT Conrad Domestic LLC, HLT Conrad GP LLC, HLT Domestic JV Holdings LLC, HLT Domestic Owner LLC, HLT ESP Franchise LLC, HLT ESP International Franchise LLC, HLT ESP International Manage LLC, HLT ESP Manage LLC, HLT Franchise II Borrower LLC, HLT HQ SPE LLC, HLT HSM Holding LLC, HLT HSS Holding LLC, HLT JV Acquisition LLC, HLT JV I Borrower LLC, HLT Lifestyle Franchise LLC, HLT Lifestyle International Franchise LLC, HLT Lifestyle International Manage LLC, HLT Lifestyle Manage LLC, HLT Memphis Data LLC, HLT O’Hare LLC, HLT Operate DTWC LLC, HLT Owned II Holding LLC, HLT Owned II-A Borrower LLC, HLT Palmer LLC, HLT Timeshare Borrower I LLC, HLT Timeshare Borrower II LLC, Homewood Suites Franchise LLC, Homewood Suites Management LLC, HRC Islander LLC, HTGV, LLC, Innvision, LLC, MeriTex, LLC, Promus Hotels Florida LLC, Promus Hotels LLC, Promus Hotels Parent LLC, Promus Operating LLC, Samantha Hotel LLC, WA Collection International, LLC, Waldorf Astoria Franchise LLC and Waldorf=Astoria Management LLC provide that the company shall indemnify and hold harmless the members, their affiliates and subsidiaries, and all officers, directors, partners, employees, and agents of any of the foregoing to the full extent permitted by law from and against any and all losses, claims, demands, costs, damages, liabilities, joint and several, expenses of any nature (including attorneys’ fees and disbursements), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which the indemnified person may be involved, or threatened to be involved as a party or otherwise, arising from, or in connection with, the performance of any action by such indemnified person for, on behalf of, or otherwise in connection with, the company.

The limited liability company agreement of 90210 Management Company, LLC provides that the company shall indemnify the officers, directors, employees, agents and controlling persons, on request by the indemnified party, and hold each of them harmless to the full extent permitted by law from and against all losses, costs, damages, liabilities, and expenses (including reasonable costs of suit and attorney’s fees), any indemnified person may incur as an officer or member of the company or as a controlling person of such member, in performing the obligations of an officer or member with respect to the company, as the case may be, including any matter arising out of or resulting from the indemnified person’s own simple, partial, or concurrent negligence, except for any such loss, cost, liability, damage or expense primarily attributable to the indemnified person’s reckless disregard of fiduciary duties, gross negligence, willful misconduct, or fraud.

The limited liability company agreements of EJP LLC, Embassy Development LLC and Suite Life LLC provide that the company shall, to the fullest extent permitted by applicable law, indemnify and hold harmless each member and officer, in each case in his, her or its capacity as such, any affiliate of a member or officer and any entity of which an officer is an officer, director, shareholder, partner, member, employee, trustee, executor, representative or agent, or any affiliate, officer, director, shareholder, partner, member, manager, employee, representative or agent of any of the foregoing (any of the foregoing, a “Covered Person” as used in this paragraph) from and against any and all liabilities, obligations, losses, damages, fines, taxes and interest and penalties thereon (other than taxes based on fees or other compensation received by such Covered Person from the company), claims, demands, actions, suits, proceedings (whether civil, criminal, administrative, investigative or otherwise), costs, expenses and disbursements (including reasonable and documented legal and accounting fees and expenses, costs of investigation and sums paid in settlement) of any kind or nature whatsoever which may be imposed on, incurred by or asserted at any time against such Covered Person in connection with the business or affairs of the company or its controlled affiliates or the activities of such Covered Person on behalf of the company; provided, that indemnification thereunder and the advancement of expenses thereunder shall be recoverable only from the assets of the company and not from assets of the member.

The limited liability company agreements of Grand Vacations Realty, LLC, Grand Vacations Title, LLC, Hilton Grand Vacations Club, LLC and Hilton Grand Vacations Company, LLC provide that the company shall indemnify any person who was or is a party defendant or is threatened to be made a party defendant, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the company) by reason of the fact that he is or was a member of the company, manager, employee or agent of the company or is or was serving at the request of the company, again expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit, or proceeding if the members determine that he acted in good faith and in a manager he reasonably believed to be in or not opposed to the best interest of the company and with respect to any criminal action proceeding, has no reason to believe his/her conduct was unlawful.

The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of “nolo contendere” or its equivalent, shall not in itself create a presumption that the person did or did not act in good faith and in a manner which he reasonably believed to be in the best interest of the company, and with respect to any criminal action or proceeding, had reasonable cause to believe that his/her conduct was lawful.

The limited liability company agreements of Grand Vacations Services LLC and Hilton Beverage LLC provide that to the fullest extent permitted by applicable law, the company shall indemnify and hold harmless each member, director and officer, in each case in his or its capacity as such, any affiliate of a member, manager, or officer, and any person of which a director or officer is an officer, director, shareholder, partner, member, employee, trustee, executor, representative or agent, or any affiliate, officer, director, shareholder, partner, member, manager, employee, representative, or agent of any of the foregoing from and against any and all liabilities, obligations, losses, damages, fines, taxes and interest and penalties thereon (other than taxes based on fees or other compensation received by such indemnified person from the company), claims, demands, actions, suits, proceedings (whether civil, criminal, administrative, investigative or otherwise), costs, expenses and disbursements (including reasonable and documented legal and accounting fees and expenses, costs of investigation and sums paid in settlement) of any kind or nature whatsoever which may be imposed on, incurred by or asserted at any time against such indemnified person in connection with the business or affairs of the company or its controlled affiliates or the activities of such indemnified person on behalf of the company.

The limited liability company agreement of HHC BC Orlando, LLC states that the company shall indemnify the member and any officer, manager, employee, representative, agent, or affiliate of the company and any officer, director, manager, general partner, employee, representative, agent, or affiliate of the member against any loss, damage or claim incurred by reason of any act or omission performed or omitted by such indemnified person in good faith on behalf of the company and in a manner reasonably believed to be within the scope of the authority conferred on such person, except that such person will be liable for any such loss damage or claim incurred by reason of such person’s gross negligence or willful misconduct.

The limited liability company agreements of Hilton Systems Solutions, LLC, Lockwood Palmer House, LLC and Potter’s Bar Palmer House, LLC state that the company shall indemnify and hold harmless all officers of the company (and the members of the management committee in the case of Lockwood Palmer House, LLC and Potter’s Bar Palmer House, LLC) to the full extent permitted by law from and against any and all losses, claims, demands, costs, damages, liabilities, joint and several, expenses of any nature (including attorneys’ fees and disbursements), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which the indemnified person may be involved or threatened to be involved as a party or otherwise, relating to the performance or nonperformance of any act concerning the activities of the company, if (i) the indemnified person acted in a manner it believed to be in, or not contrary to, the best interests of the company, and (ii) the indemnified person’s conduct did not constitute gross negligence or willful misconduct.

(g) The following entity is incorporated under the laws of the State of Florida: Florida Conrad International Corp. (the “Florida Corporation”).

Florida Business Corporation Act

Section 607.0831 of the Florida Business Corporation Act, as amended (the “Florida Business Corporation Act”), provides, among other things, that a director is not personally liable for monetary damages to a corporation or any other person for any statement, vote, decision, or failure to act, regarding corporate management or policy, by the director, unless the director breached or failed to perform his or her duties as a director and such breach or failure constitutes (a) a violation of criminal law, unless the director had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (b) a transaction from which the director derived an improper personal benefit; (c) a circumstance under which the liability provisions of Section 607.0834 of the Florida Business Corporation Act (relating to the liability of the directors for unlawful distributions) are applicable; (d) willful misconduct or a conscious disregard for the best interest of the corporation in the case of a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder; or (e) recklessness or an act or omission in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety or property, in a proceeding by or in the right of someone other than such corporation or a shareholder.

Section 607.0850(1) of the Florida Business Corporation Act provides that a Florida corporation shall have the power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 607.0850(2) of the Florida Business Corporation Act provides that a Florida corporation shall have the power to indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under that subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Section 607.0850 of the Florida Business Corporation Act further provides that: (i) to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any proceeding referred to in subsection (1) or subsection (2), or in defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith; and (ii) the corporation shall have the power to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 607.0850.

The Florida Business Corporation Act requires that a director, officer or employee be indemnified for actual and reasonable expenses (including attorneys’ fees) to the extent that he or she has been successful on the merits or otherwise in the defense of any proceeding. Florida law also allows expenses of defending a proceeding to be advanced by a corporation before the final disposition of the proceedings, provided that the officer, director or employee undertakes to repay such advance if it is ultimately determined that indemnification is not permitted.

The Florida Business Corporation Act states that the indemnification and advancement of expenses provided pursuant to Section 607.0850 is not exclusive and that indemnification may be provided by a corporation pursuant to other means, including agreements or bylaw provisions. Florida law prohibits indemnification or advancement of expenses, however, if a judgment or other final adjudication establishes that the actions of a director, officer, employee or agent constitute (i) a violation of criminal law, unless he or she had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (ii) a transaction from which such person derived an improper personal benefit; (iii) willful misconduct or conscious disregard for the best interests of the corporation in the case of a derivative action or a proceeding by or in the right of a shareholder, or (iv) in the case of a director, a circumstance under which the liability provisions of Section 607.0834 of the Florida Business Corporation Act (relating to the liability of directors for improper distributions) are applicable.

Organizational Documents of the Florida Corporation

The articles of incorporation of the Florida Corporation provide that the corporation shall, to the fullest extent permitted by the provisions of the Florida Business Corporation Act, indemnify any and all persons it shall have power to indemnify under said provisions from and against any and all of the expenses, liabilities or other matters referred to in or covered by said provisions. The indemnification provided for in the articles of incorporation applies both as to action of the indemnitee in his or her official capacity and as to action in another capacity while holding such office. The corporation’s indemnification obligation continues as to a person who has ceased to be an officer, director, employee or agent of the corporation and inures to the benefit of such indemnitee’s heirs, executors and administrators.

The bylaws of the Florida Corporation provide that the corporation shall indemnify to the maximum extent permitted by law any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

The bylaws also provide that the corporation shall indemnify to the maximum extent permitted by law any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit. The indemnitee must have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification may be made in respect of any claim, issue or matter as to which such person is adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court deems proper.

Any indemnification under the foregoing two paragraphs (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the foregoing two paragraphs. Such determination must be made (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the stockholders. The corporation must cause such determination to be made if so requested by any person indemnifiable under the bylaws of the corporation.

Expenses (including attorneys’ fees) incurred by any officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding must be paid by the corporation in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation under the bylaws of the corporation. The corporation’s indemnification obligation, unless otherwise provided when authorized or ratified, continues as to a person who has ceased to be an officer or director of the corporation and inures to the benefit of such indemnitee’s heirs, executors, and administrators.

The corporation shall be required to indemnify a person in connection with an action, suit or proceeding (or part thereof) initiated by such person only if the action, suit or proceeding (or part thereof) was authorized by the board of directors of the corporation.

(h) Hilton-OCCC Hotel, LLC and Hilton-OCCC Mezz Lender, LLC are limited liability companies organized under the laws of the State of Florida (collectively, the “Florida Limited Liability Companies”).

Florida Limited Liability Company Act and Florida Revised Limited Liability Company Act

The Florida Limited Liability Companies, having been formed prior to January 1, 2014, are currently subject to the Florida Limited Liability Company Act (in its current application, the “Florida Existing Limited Liability Company Act”, codified as Chapter 608 of the Florida Statutes). Effective January 1, 2015, the Florida Limited Liability Companies will become subject to the Florida Revised Limited Liability Company Act (the “Florida Revised Limited Liability Company Act”, codified as Chapter 605 of the Florida Statutes).

Section 608.4229 of the Florida Existing Limited Liability Company Act provides that subject to such standards and restrictions, if any, as are set forth in its articles of organization or operating agreement, a limited liability company may, and shall have the power to, but shall not be required to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, provided that no judgment or other final adjudication establishes that the actions or omissions to act of the member, manager, managing member, officer, employee or agent were material to the cause of action so adjudicated and constitute any of the following: (1) a violation of criminal law (unless the member, manager, managing member, officer, employee or agent had no reasonable cause to believe such conduct was unlawful), (2) a transaction from which the member, manager, managing member, officer, employee or agent derived an improper personal benefit, (3) a circumstance under which the liability provisions of section 608.426 of the Florida Existing Limited Liability Company Act regarding conflicts of interest are applicable (in the case of a manager or managing member) or (4) willful misconduct or a conscious disregard for the best interests of the limited liability company in a proceeding by or in the right of the limited liability company to procure a judgment in its favor or in a proceeding by or in the right of a member.

Section 605.04091 of the Florida Revised Limited Liability Company Act specifies that each manager of a manager-managed limited liability company and each member of a member-managed limited liability company owes fiduciary duties of loyalty and care to the limited liability company and its members, and must exercise its duties and rights consistently with the obligation of good faith and fair dealing. Section 605.0408 of the Florida Revised Limited Liability Company Act provides that a limited liability company may indemnify and hold harmless a person with respect to a claim or demand against the person and a debt, obligation, or other liability incurred by the person by reason of the person’s former or present capacity as a member or manager if the claim, demand, debt, obligation or other liability does not arise from the person’s breach of the provisions of the Florida Revised Limited Liability Company Act governing limitations on distributions, management of the company, delegation of rights and powers to manage, selection and terms of managers in a manager-managed company, voting or agency rights of members and managers, or the standards of conduct expressed in Section 605.04091 (described above). Section 605.0408 of the Florida Revised Limited Liability Company Act furthermore permits a limited liability company to reimburse a member of a member-managed company or a manager of a manager-managed company for any payment made in the course of their activities on behalf of the company, if the member or manager complied with the requirements of that section and with the provisions of the Florida Revised Limited Liability Company Act governing management of the company, delegation of rights and powers to manage, selection and terms of managers in a manager-managed company, voting and agency rights of members and managers, and the standards of conduct expressed in Section 605.04091 (described above). In the ordinary course of its activities and affairs, a limited liability company may advance reasonable expenses, including attorney fees and costs, incurred by a person in connection with a demand or claim against that person by reason of his or her former or present capacity as a member or manager, so long as the person promises to repay the company if he or she is ultimately determined not to be entitled to indemnification.

Under the Florida Revised Limited Liability Company Act, a limited liability company may, in its limited liability company (operating) agreement, generally alter the indemnification limitations imposed by Section 605.0408, except that a limited liability company agreement may not provide for any indemnification for a member or manager for (1) conduct involving bad faith, willful or intentional misconduct, or a knowing violation of law, (2) a transaction from which the member or manager derived an improper personal benefit, (3) a circumstance under which the liability provisions of Section 605.0406 (liability for improper distributions by limited liability company) are applicable, or (4) a breach of duties or obligations under Section 605.04091 (standards of conduct for members and managers), taking into account a variation of such duties and obligations provided for in the limited liability company agreement to the extent permitted. Likewise, a limited liability company may not in its limited liability company agreement relieve or exonerate a person from liability for conduct involving bad faith, willful or intentional misconduct, or a knowing violation of law.

Section 605.0408 of the Florida Revised Limited Liability Company Act provides that a limited liability company may purchase and maintain insurance on behalf of a member or manager against liability asserted against or incurred by the member or manager in that capacity or arising from that status even in those situations in which the limited liability company agreement could not eliminate or limit that person’s liability to the company or could not provide for indemnification for the conduct giving rise to the liability, as described in the preceding paragraph.

Organizational Documents of the Florida Limited Liability Companies

The limited liability company agreement of Hilton-OCCC Mezz Lender, LLC provides that the limited liability company shall indemnify its members, their affiliates and subsidiaries, and all officers, directors, partners, employees, and agents of the foregoing to the full extent permitted by law from and against all losses, claims, demands, costs, damages, liabilities, joint and several, expenses of any nature (including attorneys’ fees and disbursements), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which the indemnitee may be involved, or threatened to be involved as a party or otherwise, arising from, or in connection with, the performance of any action by such indemnitee for, on behalf of, or otherwise in connection with, the limited liability company.

(i) The following entities are incorporated under the laws of the State of Kansas: Embassy Suites Club No. 1, Inc. and Hotel Clubs of Corporate Woods, Inc. (collectively, the “Kansas Corporations”).

Kansas General Corporation Code

The Kansas General Corporation Code, as amended (the “Kansas General Corporation Code”), Chapter 17, Articles 60 to 74 of the Kansas Statutes Annotated, provides in K.S.A. 17-6305(a) that a corporation shall have power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, including attorney fees, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

The Kansas General Corporation Code provides in K.S.A. 17-6305(b) that a corporation shall have power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, including attorney fees, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

The Kansas General Corporation Code provides in K.S.A. 17-6305(c) that to the extent that a present or former director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of K.S.A. 17-6305, or in defense of any claim, issue or matter therein, such director, officer, employee or agent shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith, including attorney fees.

The Kansas General Corporation Code provides in K.S.A. 17-6305(d) that any indemnification under subsections (a) and (b) of K.S.A. 17-6305, unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because such director, officer, employee or agent has met the applicable standard of conduct set forth in subsections (a) and (b) of K.S.A. 17-6305. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination: (1) by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum; (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum; (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or (4) by the stockholders.

The Kansas General Corporation Code provides in K.S.A. 17-6305(e) that expenses, including attorney fees, incurred by a director or officer in defending a civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it is ultimately determined that the director or officer is not entitled to be indemnified by the corporation as authorized in K.S.A. 17-6305. Such expenses, including attorney fees, incurred by former directors and officers or incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

The Kansas General Corporation Code provides in K.S.A. 17-6305(f) that the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of K.S.A. 17-6305 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in a person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the articles of incorporation or a bylaw shall not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

The Kansas General Corporation Code provides in K.S.A. 17-6305(g) that a corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of K.S.A. 17-6305.

Organizational Documents of the Kansas Corporations

The articles of incorporation of Hotel Clubs of Corporate Woods, Inc. provide that the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding. He or she must have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

The corporation shall indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit. He or she must have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless and only to the extent that the court in which such action or suit is brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense which the court shall deem proper.

Any indemnification under the foregoing two paragraphs (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the foregoing two paragraphs. Such determination shall be made (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.

The board of directors of the corporation may authorize the corporation to pay expenses incurred in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount unless it is ultimately determined that he or she is entitled to be indemnified by the corporation as authorized under the articles of incorporation of the corporation.

The corporation’s indemnification obligation under the articles of incorporation applies to both as to action of the indemnitee as to such person’s official capacity and as to action in another capacity while holding such office. The corporation’s indemnification obligation continues as to a person who has ceased to be an officer or director of the corporation and inures to the benefit of such indemnitee’s heirs, executors, and administrators.

The bylaws of Hotel Clubs of Corporate Woods, Inc. provide that the corporation shall indemnify and advance expenses to each person who is or was a director or officer of the Corporation, or is or was serving at the request of the corporation as a director or officer of any other corporation, limited liability company, partnership, joint venture, trust or employee benefit plan (“Other Enterprise”), to the full extent permitted by Kansas laws.

The corporation shall indemnify each person who has been or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or appellate, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of any Other Enterprise, against all liabilities and expenses, including, without limitation, judgments, fines, amounts paid in settlement (provided that such settlement and all amounts paid in connection therewith are approved in advance by the corporation using the determination procedures described below, which approval shall not be unreasonably withheld or delayed), attorneys’ fees, ERISA excise taxes or penalties, and other expenses actually and reasonably incurred by such person in connection with such action, suit or proceeding (including without limitation, the investigation, defense, settlement or appeal of such action, suit or proceeding). Such person must have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. However, the corporation shall not be required to indemnify or advance expenses to any such person or persons seeking indemnification or advancement of expenses in connection with an action, suit or proceeding initiated by such person or persons

(including, without limitation, any cross-claim or counterclaim initiated by such person or persons) unless the initiation of such action, suit or proceeding was authorized by the board of directors of the corporation.

The corporation shall indemnify each person who has been or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding by or in the right of the corporation to procure judgment in its favor by reason of the fact that such person is or was a director or officer of the corporation or is or was serving at the corporation’s request as a director or officer of any Other Enterprise against all expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action, suit or proceeding (including, without limitation, the investigation, defense, settlement or appeal of such action, suit or proceeding) if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification may be made under this paragraph in respect of any claim, issue or matter as to which such person is adjudged to be liable to the corporation unless and only to the extent that the court in which the action, suit or proceeding was brought determines upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court deems proper.

Notwithstanding the other requirements of the bylaws, to the extent a person who is or was serving as a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of any Other Enterprise, is successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the foregoing two paragraphs (including the dismissal of any such action, suit or proceeding without prejudice), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Prior to indemnifying a person pursuant to the bylaws, unless ordered by a court and except as otherwise provided in the foregoing paragraph, the corporation shall determine that such person has met the applicable standard of conduct entitling such person to indemnification. Such determination is made (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (ii) if such quorum is not obtainable, or even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders. Such determination shall be final and binding upon the corporation. However, if such determination is adverse to the person or persons to be indemnified under the bylaws, such person or persons have the right to maintain an action in any court of competent jurisdiction against the corporation to determine whether or not such person has met the requisite standard of conduct and is entitled to such indemnification under the bylaws. If such court action is successful and the person or persons are determined to be entitled to such indemnification, such person or persons shall be reimbursed by the corporation for all fees and expenses (including attorneys’ fees) actually and reasonably incurred in connection with any such action (including, without limitation, the investigation, defense, settlement or appeal of such action).

Expenses (including attorneys’ fees) actually and reasonably incurred by a person who may be entitled to indemnification under the bylaws in defending an action, suit or proceeding, whether civil, criminal, administrative, investigative or appellate, shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to indemnification by the corporation. Notwithstanding the foregoing, no advance shall be made by the corporation if a determination is made, according to the procedures set forth in the foregoing paragraph, that, based upon the facts known to the board of directors, independent legal counsel or stockholders at the time such determination is made, such person acted in bad faith and in a manner that such person did not believe to be in or not opposed to the best interests of the corporation, or, with respect to any criminal proceeding, that such person believed or had reasonable cause to believe such person’s conduct was unlawful. In no even shall any advancement of expenses be made in instances where the board of directors, independent legal counsel or stockholders reasonably determines that such person intentionally breached such person’s duty to the corporation or its stockholders.

The corporation’s indemnification obligation continues as to a person who has ceased to be an officer or director of the corporation and inures to the benefit of such indemnitee’s heirs, executors and administrators.

(j) The following entity is incorporated under the laws of the State of Louisiana: Embassy Suites Club No. Three, Inc. (the “Louisiana Corporation”).

Business Corporation Law of the State of Louisiana

Section 83 of the Louisiana Business Corporation Law, as amended, gives Louisiana corporations broad powers to indemnify their present and former directors, officers, agents and employees and those of affiliated corporations against expenses incurred in the defense of any lawsuit to which they are, or might be, made parties by reason of being, or having been, such directors, officers, agents or employees; subject to specific conditions and exclusions, gives a director, officer, agent or employee who successfully defends an action the right to be so indemnified, and in some cases permits even those who unsuccessfully defend actions to be so indemnified; and authorizes Louisiana corporations to buy liability insurance on behalf of any current or former director, officer, agent or employee. Such indemnification is not exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, authorization of shareholders or otherwise.

Organizational Documents of the Louisiana Corporation

The bylaws of Embassy Suites Club No. Three, Inc. provide that the corporation shall indemnify, in the manner and to the full extent permitted by law, any person (or the estate of any person) who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Where required by law, the indemnification provided for in the bylaws shall be made only as authorized in the specific case upon a determination, in the manner provided by law, that indemnification of the director or officer is proper in the circumstances.

To the full extent permitted by law, the indemnification provided under the bylaws shall include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, and, in the manner provided by law, any such expenses may be paid by the corporation in advance of the final disposition of such action, suit or proceeding. The corporation’s indemnification duty is in addition to any other rights to which an indemnitee may be entitled under any bylaw, agreement, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

(k) International Rivercenter Lessee, L.L.C. is a limited liability company organized under the laws of the State of Louisiana (the “Louisiana Limited Liability Company”).

Limited Liability Company Law of the State of Louisiana

Section 1315 of the Louisiana Limited Liability Company Act provides for indemnification of a member or members, or a manager or managers, for judgments, settlements, penalties, fines, or expenses incurred because he is or was a member or manager.

Organizational Documents of the Louisiana Limited Liability Company

The limited liability company agreement of International Rivercenter Lessee, L.L.C. provides that the limited liability company shall indemnify its members, their affiliates and subsidiaries, and all officers, directors, partners, employees, and agents of the foregoing to the full extent permitted by law from and against all losses, claims, demands, costs, damages, liabilities, joint and several, expenses of any nature (including attorneys’ fees and disbursements), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which the indemnitee may be involved, or threatened to be involved as a party or otherwise, arising from, or in connection with, the performance of any action by such indemnitee for, on behalf of, or otherwise in connection with, the limited liability company.

(l) The following entity is incorporated under the laws of the State of Massachusetts: DTM Cambridge, Inc. (the “Massachusetts Corporation”).

Massachusetts Business Corporation Act

Section 8.51 of Chapter 156D of the Massachusetts General Laws, as amended (the “Massachusetts General Laws”) provides that a corporation may indemnify a director against liability if (1)(i) he conducted himself in good faith; and (ii) he reasonably believed that his conduct was in the best interest of the corporation or that his conduct was at least not opposed to the best interests of the corporation; and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; or (2) he engaged in conduct for which he shall not be liable under a provision of the corporation’s articles of organization authorized by Section 2.02(b)(4) of Chapter 156D of the Massachusetts General Laws. Section 8.52 of Chapter 156D of the Massachusetts General Laws provides that a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.

Section 8.56 of Chapter 156D of the Massachusetts General Laws provides that a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because he is an officer of the corporation (1) to the same extent as a director; and (2) if he is an officer but not a director, to such further extent as may be provided by the articles of organization, the bylaws, a resolution of the board of directors, or contract except for liability arising out of acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law. Section 8.56 also provides that an officer of a corporation who is not a director is entitled to mandatory indemnification under Section 8.52, and that the officer may apply to a court for indemnification or an advance for expenses, in each case to the same extent to which a director may be entitled to indemnification or advance under those provisions. Section 8.57 of the Massachusetts General Laws also affords a Massachusetts corporation the power to obtain insurance on behalf of its directors and officers against liabilities incurred by them in these capacities.

Organizational Documents of the Massachusetts Corporation

The bylaws of DTM Cambridge, Inc. provide that the corporation may indemnify any and all of its directors and officers or former directors and officers against expenses incurred by them, including legal fees, or judgments or penalties rendered or levied against any such person in a legal action brought against any such person for actions or omissions alleged to have been committed by any such person while acting within the scope of his or her employment as a director or officer of the corporation. The board of directors must determine in good faith that such person did not act, fail to act, or refuse to act willfully or with gross negligence or with fraudulent or criminal intent in regard to the matter involved in the action.

(m) Chesterfield Village Hotel, LLC is a limited liability company organized under the laws of the State of Missouri (the “Missouri Limited Liability Company”).

Missouri Limited Liability Company Act

The Missouri Limited Liability Company Act (the “Missouri Limited Liability Company Act”), Sections 347.010 to 347.187 of the Revised Statutes of Missouri, provides in Section 347.057, RSMo., that a person who is a member, manager, or both, of a limited liability company is not liable, solely by reason of being a member or manager, or both, under a judgment, decree or order of a court, or in any other manner, for a debt, obligation or liability of the limited liability company, whether arising in contract, tort or otherwise or for the acts or omissions of any other member, manager, agent or employee of the limited liability company.

The Missouri Limited Liability Company Act provides in Section 347.088.1, RSMo., that except as otherwise provided in the operating agreement an authorized person shall discharge his or her duty under the Missouri Limited Liability Company Act and the operating agreement in good faith, with the care a corporate officer of like position would exercise under similar circumstances, in the manner a reasonable person would believe to be in the best interest of the limited liability company, and shall not be liable for any such action so taken or any failure to take such action, if he or she performs such duties in compliance with such subsection.

The Missouri Limited Liability Company Act provides in Section 347.088.2, RSMo., that to the extent that, at law or equity, a member or manager or other person has duties, including fiduciary duties, and liabilities relating to those duties to the limited liability company or to another member, manager, or other person that is party to or otherwise bound by an operating agreement: (1) any such member, manager, or other person acting under the operating agreement shall not be liable to the limited liability company or to any such other member, manager, or other person for the member’s, manager’s, or other person’s good faith reliance on the provisions of the operating agreement; and (2) the member’s, manager’s or other person’s duties and liabilities may be expanded or restricted by provision in the operating agreement.

Organizational Documents of the Missouri Limited Liability Company

The limited liability company agreement of the Missouri Limited Liability Company provides that the limited liability company shall indemnify its members, their affiliates and subsidiaries, and all officers, directors, partners, employees, and agents of the foregoing to the full extent permitted by law from and against all losses, claims, demands, costs, damages, liabilities, joint and several, expenses of any nature (including attorneys’ fees and disbursements), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which the indemnitee may be involved, or threatened to be involved as a party or otherwise, arising from, or in connection with, the performance of any action by such indemnitee for, on behalf of, or otherwise in connection with, the limited liability company.

(n) The following entities are incorporated under the laws of the State of Nevada: Conrad International (Egypt) Resorts Corporation, Conrad International (Indonesia) Corporation, Conrad International Investment (Jakarta) Corporation and HPP International Corporation (collectively, the “Nevada Corporations”).

Nevada Revised Statutes

Under the Nevada General Corporation Law, as amended (the “Nevada General Corporation Law”), unless a corporation’s articles of incorporation provide for greater individual liability, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that: (a) The director’s or officer’s act or failure to act constituted a breach of his or her fiduciary duties as a director or officer; and (b) The breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

To the extent that an indemnitee is successful on the merits in defense of a suit or proceeding brought against him or her by reason of the fact that he or she is or was a director, officer, employee or agent of the registrant, the registrant shall indemnify him or her against expense (including attorneys’ fees) actually and reasonably incurred in connection with the defense.

If unsuccessful in defense of a third-party civil suit or a criminal suit, or if such a suit is settled, an indemnitee may be indemnified under Nevada law against expenses, including amounts paid in settlement and attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if he or she is not liable pursuant to NRS 78.138 or if he or she acted in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the registrant, and, with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.

If unsuccessful in defense of a suit brought by or in the right of the registrant, or if such a suit is settled, an indemnitee may be indemnified under Nevada law against expenses including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if he or she is not liable pursuant to NRS 78.138 or if he or she acted in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the registrant except that if the indemnitee is adjudged to be liable to the registrant, he or she cannot be made whole even for expenses unless a court determines that he or she is fairly and reasonably entitled to indemnification for such expense.

Also under Nevada law, expense incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the registrant in advance of the final disposition of the suit, action, or proceeding upon receipt of an undertaking by or on behalf of the officer or director to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by the registrant.

Organizational Documents of the Nevada Corporations

The articles of incorporation of Conrad International (Egypt) Resorts Corporation, Conrad International (Indonesia) Corporation, Conrad International Investment (Jakarta) Corporation and HPP International Corporation provide that the corporation shall indemnify to the fullest extent permitted by the Nevada General Corporation Law all persons whom it has power to indemnify under the Nevada General Corporation Law from and against all expenses, liabilities or other matters covered thereby. The corporation’s indemnification duty is in addition to any other rights to which an indemnitee may be entitled under any bylaw, agreement, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. The corporation’s duty to indemnify continues as to a person who has ceased to be an officer or director of the corporation and inures to the benefit of such indemnitee’s heirs, executors, and administrators.

The bylaws of Conrad International (Egypt) Resorts Corporation, Conrad International (Indonesia) Corporation and Conrad International Investment (Jakarta) Corporation provide that the corporation may indemnify against actually and reasonably incurred expenses. The indemnitee must be a party to or threatened to be made a party to action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of his or her current or former position with the corporation or by reason of the fact that he or she is or was serving, at the request of the corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnitee must have acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation, and, with respect to a criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Under the bylaws of the entities referred to in the preceding paragraph, the corporation may also indemnify against actually and reasonably incurred expenses of directors, officers, agents and employees who were or are a party to or threatened to be made a party to action or suit by or in the right of the corporation by reason of his or her current or former position with the corporation or by reason of the fact that he or she is or was serving, at the request of the corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnitee must have acted in good faith and in a manner which he reasonably believed to be in the best interests of the corporation. The corporation may not indemnify in respect of any claim as to which such person has been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless and only to the extent that the court in which such action or suit is brought determines that such person is fairly and reasonably entitled to indemnity for such expenses in view of all the circumstances of the case.

Any indemnification under the bylaws of the entities discussed in the preceding two paragraphs, unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that the indemnification is proper under the circumstances because the director or officer met the applicable standard of conduct. Such determination must be made by the (i) stockholders; (ii) board of directors by majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding; (iii) if such quorum of disinterested directors so orders, by independent legal counsel in a written opinion; or (iv) if such quorum of disinterested directors cannot be obtained, by independent legal counsel in a written opinion. The board of directors of the corporation may authorize the corporation to pay expenses incurred in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount unless it is ultimately determined that he or she is entitled to be indemnified by the corporation. The corporation’s indemnification obligation under the bylaws continues as to a person who has ceased to be an officer or director of the corporation and inures to the benefit of such indemnitee’s heirs, executors, and administrators.

(o) Bally’s Grand Property Sub I, LLC, Conrad International (Belgium) LLC, Hilton Grand Vacations Management, LLC, Hilton Holdings, LLC, Hilton Hospitality, LLC and Hilton Illinois, LLC are limited liability companies organized under the laws of the State of Nevada (collectively, the “Nevada Limited Liability Companies”).

Nevada Revised Statutes

Under Section 86.411 of Nevada’s Limited Liability Company Act, a limited liability company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the company, by reason of the fact that he is or was a manager, member, employee or agent of the company, or is or was serving at the request of the company as a manager, member, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorney’s fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In a proceeding other than by the company, the termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the limited liability company, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

Under Section 86.421 of Nevada’s Limited Liability Company Act, a limited liability company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the company to procure a judgment in its favor by reason of the fact that the person is or was a manager, member, employee or agent of the company, or is or was serving at the request of the company as a manager, member, employee or agent of another limited-liability company, corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person acted in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the company. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the company or for amounts paid in settlement to the company, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Pursuant to Section 86.431 of Nevada’s Limited Liability Company Act, to the extent that a manager, member, employee or agent of a limited liability company has been successful on the merits or otherwise in defense of any action, suit or proceeding or in defense of any claim, issue or matter therein, the company shall indemnify him against expenses, including attorney’s fees, actually and reasonably incurred by him in connection with the defense.

Organizational Documents of the Nevada Limited Liability Companies

The Articles of Organization of Hilton Illinois, LLC and Bally’s Grand Property Sub I, LLC provide that the limited liability company may indemnify any member, manager, officer, employee or agent of the limited liability company to the fullest extent allowed by law.

The Operating Agreements of Hilton Illinois, LLC and Bally’s Grand Property Sub I, LLC provide that the Managing Member shall be entitled to indemnification as set forth in the Articles of Organization.

The Limited Liability Company Agreements of Conrad International (Belgium) LLC, Hilton Holdings, LLC, and Hilton Hospitality, LLC provide that the limited liability company shall indemnify the members of the limited liability company, their affiliates and subsidiaries, and all the officers, directors, partners, employees and agents of any of the foregoing to the full extent permitted by law against any and all losses, claims, demands, costs, damages, liabilities, joint and several, expenses of any nature (including attorney’s fines and disbursements), judgments, fines, settlements and other amounts arising from any action, suit or proceeding, whether civil, criminal, administrative or investigative, in which the indemnitee may be involved, or threatened to be involved, arising from or in connection with the performance of any action by such indemnitee on behalf of or otherwise in connection with the limited liability company.

The Limited Liability Company Agreements of Hilton Holdings, LLC and Hilton Hospitality, LLC further provide that the limited liability company shall pay the expenses of the managers and members of the limited liability company incurred in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the managers or member to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the limited liability company.

The Limited Liability Company Agreement of Hilton Grand Vacations Management, LLC provides that the limited liability company shall indemnify any person who was or is a party defendant or is threatened to be made a party defendant, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the company) by reason of the fact that he is or was a Member, Manager, employee or agent of the Company, or is or was serving at the request of the company, against expenses (including attorney’s fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with such action, suit, or proceeding if the Members determine that he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the company, and with respect to any criminal action proceeding, has no reasonable cause to believe his/her conduct was unlawful.

(p) Peacock Alley Service Company, LLC and Washington Hilton, L.L.C. are limited liability companies organized under the laws of the State of New York (collectively, the “New York Limited Liability Companies”).

New York Limited Liability Company Law

Section 420 of the New York Limited Liability Company Law provides that a limited liability company may indemnify and hold harmless, and advance expenses to, any member, manager or other person, or any testator or intestate of such member, manager or other person, from and against any and all claims and demands whatsoever; provided, however, that no indemnification may be made to or on behalf of any member, manager or other person if a judgment or other final adjudication adverse to such member, manager or other person establishes (a) that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated or (b) that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

Organizational Documents of the New York Limited Liability Companies

The limited liability company agreement of Peacock Alley Service Company, LLC indemnifies any person who was or is a party defendant or is threatened to be made a party defendant to any pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the company) by reason of the fact that he is or was a member of the company, manager, employee or agent of the company, or is or was serving at the request of the company, against expenses (including attorney’s fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the members determine that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the company, and with respect to any criminal action proceeding, has no reasonable cause to believe his or her conduct was unlawful.

The limited liability company agreement of Washington Hilton, L.L.C. provides that the company shall indemnify and hold harmless the member, its affiliates and subsidiaries, and all officers, directors, partners, employees, and agents of any of the foregoing to the full extent permitted by law from and against any and all losses, claims, demands, costs, damages, liabilities, joint and several, expenses of any nature (including attorneys’ fees and disbursements), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which the indemnitee may be involved, or threatened to be involved as a party or otherwise, arising from, or in connection with, the performance of any action by such indemnitee for, on behalf of, or otherwise in connection with, the company.

(q) The following entity is incorporated under the laws of the State of Tennessee: Embassy Memphis Corporation (the “Tennessee Corporation”).

Tennessee Business Corporation Act

The Tennessee Business Corporation Act, as amended (the “Tennessee Business Corporation Act”), provides that a corporation may indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if: (a) the individual conducted himself or herself in good faith; (b) the individual reasonably believed (i) in the case of conduct in the individual’s official capacity with the corporation, that the individual’s conduct was in its best interest; and (ii) in all other cases, that the individual’s conduct was at least not opposed to its best interests, and (c) in the case of any criminal proceeding, the individual had no reasonable cause to believe the individual’s conduct was unlawful. Under the Tennessee Business Corporation Act, a corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of the final disposition of the proceeding if: (1) the director furnishes the corporation a written affirmation of the director’s good faith belief that the director has met the standard of conduct described in the preceding sentence; (2) the director furnishes the corporation a written undertaking, executed personally or on the director’s behalf, to repay the advance if it is ultimately determined that the director is not entitled to indemnification; and (3) a determination is made that the facts then known to those making the determination would not preclude indemnification under the Tennessee Business Corporation Act. Unless a corporation’s charter provides otherwise, the corporation may indemnify and advance expenses to an officer, employee or agent of the corporation who is not a director to the same extent as to a director. A corporation may not indemnify a director under the statute (x) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (y) in connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in the director’s official capacity, in which the director was adjudged liable on the basis that personal benefit was improperly received by the director. Unless limited by its charter, a corporation must indemnify a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she is or was a director or officer of the corporation against reasonable expenses incurred by him or her in connection with the proceeding. Notwithstanding the foregoing, unless a corporation’s charter provides otherwise, a court of competent jurisdiction, upon application, may order that a director or officer be indemnified for reasonable expense if, in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to indemnification, whether or not the standard of conduct set forth above was met. A corporation may also purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of the corporation against liabilities asserted against or incurred by the individual in such capacity or arising from the individual’s status as a director, officer, employee or agent, whether or not the corporation would have the power to indemnify the individual against the same liability under the statute.

Organizational Documents of the Tennessee Corporation

The bylaws of the Tennessee Corporation provide that the corporation shall indemnify every person who was or is a party or is or was threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the corporation or, while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including counsel fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, to the full extent permitted by applicable law.

Expenses incurred by a person who is or was a director or officer of the corporation in appearing at, participating in or defending any such action, suit or proceeding shall be paid by the corporation at reasonable intervals in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation as authorized by the bylaws.

If a claim under the bylaws is not paid in full by the corporation within ninety days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Tennessee Business Corporation Act or other applicable law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation.

Neither the failure of the corporation (including its board of directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the Tennessee Business Corporation Act or other applicable law, nor an actual determination by the corporation (including its board of directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(r) Embassy Suites Club No. Two, Inc. and SALC, Inc. are corporations incorporated under the laws of the State of Texas (collectively, the “Texas Corporations”).

Texas Business Organizations Code

The provisions of Chapter 8 of the Texas Business Organizations Code, as amended (the “Texas Business Organizations Code”), on indemnification are equally applicable to all Texas business organizations or enterprises.

Under the provisions of Chapter 8 of the Texas Business Organizations Code, a corporation may indemnify its directors, officers, employees and agents and maintain liability insurance for those persons. Section 8.101 of the Texas Business Organizations Code provides that a corporation may indemnify a governing person, or delegate, who was, is or is threatened to be made a named defendant or respondent in a proceeding if it is determined that the person: (i) conducted himself in good faith, (ii) reasonably believed that (a) in the case of conduct in his official capacity that his conduct was in the corporation’s best interest and (b) in all other cases, that his conduct was at least not opposed to the corporation’s best interest, and (iii) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. However, if the person is found liable to the corporation, or if the person is found liable on the basis that he received an improper personal benefit, indemnification under Texas law is limited to the reimbursement of reasonable expenses actually incurred by the person in connection with the proceedings and does not include a judgment, a penalty, a fine, and an excise or similar tax, and no indemnification will be available if the person is found liable for willful or intentional misconduct, breach of the person’s duty of loyalty, or an act or omission not committed in good faith that constitutes a breach of a duty owed by the person to the corporation. Under Texas law, indemnification by the corporation is mandatory if the person is wholly successful on the merits or otherwise, in the defense of the proceeding.

Sections 8.101 and 8.102 of the Texas Business Organizations Code provide that any governing person, former governing person or delegate of a Texas enterprise may be indemnified against judgments and reasonable expenses actually incurred by the person in connection with a proceeding, in which he was, is, or is threatened to be made a respondent in a proceeding if it is determined, in accordance with Section 8.103 of the Texas Business Organizations Code, that: (i) he acted in good faith, (ii) he reasonably believed (a) in the case of conduct in the person’s official capacity, that the person’s conduct was in the enterprise’s best interests or (b) in any other case, that the person’s conduct was not opposed to the enterprise’s best interests, and (iii) in the case of a criminal proceeding, he did not have a reasonable cause to believe that his conduct was unlawful. Section 8.103 of the Texas Business Organizations Code provides that the determination as to whether indemnification should be paid must be made by disinterested members of the governing authority of the enterprise, special legal counsel selected by the governing authority, or the owners or members of the enterprise. If the person is wholly successful in the defense of the proceeding, on the merits or otherwise, or a court determines that the person is entitled to indemnification, such indemnification is mandatory in accordance with Section 8.051 of the Texas Business Organizations Code. In connection with any proceeding in which the person is (x) found liable because the person improperly received a personal benefit or (y) found liable to the enterprise, indemnification is limited to reasonable expenses actually incurred by the person in connection with the proceeding and will not include a judgment, penalty, fine, or an excise or similar tax. Indemnification may not be made in relation to a proceeding in which the person has been found liable for willful or intentional misconduct in the performance of the person’s duty to the enterprise, breach of the person’s duty of loyalty owed to the enterprise or an act or omission not committed in good faith that constitutes a breach of a duty owed by the person to the enterprise. To limit indemnification, liability must be established by an order and all appeals of the order must be exhausted or foreclosed by law.

Organizational Documents of the Texas Corporations

The articles of incorporation of Embassy Suites Club No. Two, Inc. provide that the corporation shall indemnify any director, officer or employee or former director, officer or employee of the corporation or any person who may have served at the corporation’s request as a director, officer or employee of another corporation in which the corporation owns shares of stock, or of which the corporation is a creditor, against expenses actually and necessarily incurred by him or her in any action, suit or proceeding, whether civil or criminal in nature, in which he or she is made party by reason of being or having been such a director, officer or employee (whether or not a director, officer or employee at the time such costs or expenses were incurred by or imposed upon him or her), except in relation to the matters as to which he or she shall be adjudged in such action, suit or proceeding to be liable for gross negligence or willful misconduct. The corporation may also reimburse to any director, officer or employee the reasonable costs of settlement of any such action, suit or proceeding, if it shall be found by a majority of the committee of the directors not involved in the matter in controversy, whether or not a quorum, that it was to the interest of the corporation that such settlement be made and that such director, officer or employee was not guilty of gross negligence or willful misconduct.

The bylaws of Embassy Suites Club No. Two, Inc. provide that the corporation shall indemnify to the extent provided in the next paragraph (i) any director or officer of the corporation, (ii) any former director or officer of the corporation, and (iii) any person who may have served at the corporation’s request as a director or officer of another corporation in which the corporation owns or has owned stock or of which it is or has been a creditor.

The indemnification shall be against expenses actually and necessarily incurred by such person, and any amount paid in satisfaction of judgments in connection with any action, suit or proceeding (whether civil or criminal) in which he or she is made a party by reason of being or having been a director or officer (whether or not such at the time the costs or expenses are incurred by or imposed on him or her) except in relation to matters as to which he or she shall be adjudged in such action, suit or proceeding to be liable for gross negligence or willful misconduct in the performance of duty.

The corporation may reimburse to any such person the reasonable costs of settlement of any such action, suit or proceeding, if it is found by a majority of the board of directors not involved in the matter (whether or not a quorum) that (i) it was in the interests of the corporation to make such settlement and (ii) such person was not guilty of gross negligence or willful misconduct.

The bylaws of SALC, Inc. provide that the corporation shall indemnify any persons the corporation is permitted or required to indemnify under Section 8.101 of the Texas Business Organizations Code to the fullest extent permitted or required therein promptly upon request for indemnity under the bylaws. Such obligation to indemnify and to make such determinations may be specifically enforced by resort to any court of competent jurisdiction. The corporation shall also pay or reimburse the reasonable expenses of such persons covered under the bylaws in advance of the final disposition of any proceeding to the fullest extent permitted by Section 8.101 of the Texas Business Organizations Code and subject to the conditions thereof.

Item 21. Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibit No.	Description

3.1*	Certificate of Formation of Hilton Worldwide Finance LLC

3.2*	Limited Liability Company Agreement of Hilton Worldwide Finance LLC

3.3*	Certificate of Incorporation of Hilton Worldwide Finance Corp.

3.4*	Bylaws of Hilton Worldwide Finance Corp.

3.5*	Articles of Organization of Destination Resorts LLC, as amended

3.6*	Operating Agreement of Destination Resorts LLC

3.7*	Articles of Organization of Doubletree Hotel Systems LLC, as amended

3.8*	Operating Agreement of Doubletree Hotel Systems LLC

3.9*	Articles of Organization of Doubletree Hotels LLC, as amended

3.10*	Operating Agreement of Doubletree Hotels LLC

3.11*	Articles of Organization of DT Management LLC, as amended

3.12*	Operating Agreement of DT Management LLC

3.13*	Articles of Incorporation of DT Real Estate, Inc., as amended

3.14*	Bylaws of DT Real Estate, Inc.

3.15*	Articles of Incorporation of DTM Atlanta/Legacy, Inc., as amended

3.16*	Bylaws of DTM Atlanta/Legacy, Inc.

3.17*	Articles of Incorporation of DTM Coconut Grove, Inc.

3.18*	Bylaws of DTM Coconut Grove, Inc.

3.19*	Articles of Incorporation of DTM Largo, Inc., as amended

3.20*	Bylaws of DTM Largo, Inc.

3.21*	Articles of Incorporation of DTM Maryland, Inc., as amended

3.22*	Bylaws of DTM Maryland, Inc.

3.23*	Articles of Organization of DTM Santa Clara LLC, as amended

3.24*	Operating Agreement of DTM Santa Clara LLC

Exhibit No.	Description

3.25*	Articles of Incorporation of DTM Walnut Creek, Inc.

3.26*	Bylaws of DTM Walnut Creek, Inc.

3.27*	Articles of Incorporation of DTR FCH Holdings, Inc., as amended

3.28*	Amended and Restated Bylaws of DTR FCH Holdings, Inc.

3.29*	Articles of Incorporation of DTR PAH Holding, Inc.

3.30*	Bylaws of DTR PAH Holding, Inc.

3.31*	Articles of Incorporation of DTR San Antonio, Inc.

3.32*	Bylaws of DTR San Antonio, Inc.

3.33*	Amended and Restated Articles of Incorporation of DTR TM Holdings, Inc.

3.34*	Amended and Restated Bylaws of DTR TM Holdings, Inc.

3.35*	Articles of Incorporation of HIC Gaming California, Inc., as amended

3.36*	Amended and Restated Bylaws of HIC Gaming California, Inc.

3.37*	Articles of Incorporation of HIC San Pablo Limited, Inc., as amended

3.38*	Amended and Restated Bylaws of HIC San Pablo Limited, Inc.

3.39*	Certificate of Limited Partnership of HIC San Pablo, L.P., as amended

3.40*	Amended and Restated Limited Partnership Agreement of HIC San Pablo, L.P.

3.41*	Articles of Incorporation of Hilton San Diego Corporation, as amended

3.42*	Amended and Restated Bylaws of Hilton San Diego Corporation

3.43*	Certificate of Formation of 90210 Biltmore Management, LLC, as amended

3.44*	Operating Agreement of 90210 Biltmore Management, LLC

3.45*	Certificate of Formation of 90210 Desert Resorts Management Co., LLC, as amended

3.46*	Limited Liability Company Operating Agreement of 90210 Desert Resorts Management Co., LLC

3.47*	Certificate of Formation of 90210 Grand Wailea Management Co., LLC, as amended

3.48*	Operating Agreement of 90210 Grand Wailea Management Co., LLC

3.49*	Certificate of Formation of 90210 LLC

3.50*	Limited Liability Company Agreement of 90210 LLC

3.51*	Certificate of Formation of 90210 Management Company, LLC, as amended

3.52*	Limited Liability Company Agreement of 90210 Management Company, LLC, as amended

3.53*	Certificate of Formation of Andiamo’s O’Hare, LLC

3.54*	Amended and Restated Limited Liability Company Agreement of Andiamo’s O’Hare, LLC

3.55*	Certificate of Formation of Blue Bonnet Security, LLC

3.56*	Amended and Restated Limited Liability Company Agreement of Blue Bonnet Security, LLC

3.57*	Certificate of Formation of Compris Hotel LLC

3.58*	Limited Liability Company Agreement of Compris Hotel LLC

Exhibit No.	Description

3.59*	Certificate of Formation of Conrad Franchise LLC

3.60*	Second Amended and Restated Limited Liability Company Agreement of Conrad Franchise LLC

3.61*	Certificate of Formation of Conrad International Manage (CIS) LLC

3.62*	Amended and Restated Limited Liability Company Agreement of Conrad International Manage (CIS) LLC

3.63*	Certificate of Formation of Conrad Management LLC

3.64*	Second Amended and Restated Limited Liability Company Agreement of Conrad Management LLC

3.65*	Certificate of Formation of Doubletree DTWC LLC

3.66*	Limited Liability Company Agreement of Doubletree DTWC LLC

3.67*	Certificate of Formation of Doubletree Franchise LLC

3.68*	Second and Restated Limited Liability Company Agreement of Doubletree Franchise LLC

3.69*	Certificate of Formation of Doubletree LLC

3.70*	Limited Liability Company Agreement of Doubletree LLC

3.71*	Certificate of Formation of Doubletree Management LLC

3.72*	Second Amended and Restated Limited Liability Company Agreement of Doubletree Management LLC

3.73*	Certificate of Formation of DTWC Spokane City Center SPE, LLC

3.74*	Amended and Restated Limited Liability Company Agreement of DTWC Spokane City Center SPE, LLC

3.75*	Certificate of Formation of EJP LLC

3.76*	Limited Liability Company Agreement of EJP LLC

3.77*	Certificate of Formation of Embassy Development LLC

3.78*	Limited Liability Company Agreement of Embassy Development LLC

3.79*	Certificate of Formation of Embassy Equity Development LLC

3.80*	Limited Liability Company Agreement of Embassy Equity Development LLC

3.81*	Certificate of Incorporation of Embassy Suites (Isla Verde), Inc.

3.82*	Bylaws of Embassy Suites (Isla Verde), Inc.

3.83*	Certificate of Formation of Embassy Suites Franchise LLC

3.84*	Second Amended and Restated Limited Liability Company Agreement of Embassy Suites Franchise LLC

3.85*	Certificate of Formation of Embassy Syracuse Development LLC

3.86*	Limited Liability Company Agreement of Embassy Syracuse Development LLC

3.87*	Certificate of Incorporation of EPAM Corporation, as amended

3.88*	Bylaws of EPAM Corporation

3.89*	Certificate of Formation of Grand Vacations Realty, LLC, as amended

Exhibit No.	Description

3.90*	Second Amended and Restated Limited Liability Company Agreement of Grand Vacations Realty, LLC

3.91*	Certificate of Formation of Grand Vacations Services LLC

3.92*	Limited Liability Company Agreement of Grand Vacations Services LLC

3.93*	Certificate of Formation of Grand Vacations Title, LLC

3.94*	Second Amended and Restated Limited Liability Company Agreement of Grand Vacations Title, LLC

3.95*	Certificate of Formation of Hampton Inns Franchise LLC

3.96*	Second Amended and Restated Limited Liability Company Agreement of Hampton Inns Franchise LLC

3.97*	Certificate of Formation of Hampton Inns LLC

3.98*	Limited Liability Company Agreement of Hampton Inns LLC

3.99*	Certificate of Formation of Hampton Inns Management LLC

3.100*	Second Amended and Restated Limited Liability Company Agreement of Hampton Inns Management LLC

3.101*	Certificate of Formation of HHC BC Orlando, LLC

3.102*	Limited Liability Company Agreement of HHC BC Orlando, LLC

3.103*	Certificate of Formation of HHC One Park Boulevard, LLC, as amended

3.104*	Amended and Restated Limited Liability Company Agreement of HHC One Park Boulevard, LLC

3.105*	Certificate of Incorporation of HIC First Corporation, as amended

3.106*	Bylaws of HIC First Corporation

3.107*	Certificate of Incorporation of HIC Holdings Corporation, as amended

3.108*	Bylaws of HIC Holdings Corporation, as amended and restated

3.109*	Certificate of Incorporation of HIC Hotels U.S.A. Corporation, as amended

3.110*	Bylaws of HIC Hotels U.S.A. Corporation

3.111*	Certificate of Incorporation of HIC Racing Corporation, as amended

3.112*	Amended and Restated Bylaws of HIC Racing Corporation

3.113*	Certificate of Incorporation of HIC Second Corporation, as amended

3.114*	Bylaws of HIC Second Corporation

3.115*	Certificate of Formation of Hilton Beverage LLC

3.116*	Limited Liability Company Agreement of Hilton Beverage LLC

3.117*	Certificate of Formation of Hilton Chicago Beverage I LLC

3.118*	Limited Liability Company Agreement of Hilton Chicago Beverage I LLC

3.119*	Certificate of Formation of Hilton Chicago Beverage II LLC

3.120*	Limited Liability Company Agreement of Hilton Chicago Beverage II LLC

3.121*	Certificate of Formation of Hilton Chicago Beverage III LLC

Exhibit No.	Description

3.122*	Limited Liability Company Agreement of Hilton Chicago Beverage III LLC

3.123*	Certificate of Formation of Hilton Chicago Beverage IV LLC

3.124*	Limited Liability Company Agreement of Hilton Chicago Beverage IV LLC

3.125*	Certificate of Formation of Hilton Corporate Director LLC

3.126*	Amended and Restated Limited Liability Company Agreement of Hilton Corporate Director LLC

3.127*	Certificate of Formation of Hilton El Con Management LLC, as amended

3.128*	Amended and Restated Limited Liability Company Agreement of Hilton El Con Management LLC

3.129*	Certificate of Formation of Hilton El Con Operator LLC, as amended

3.130*	Limited Liability Company Agreement of Hilton El Con Operator LLC

3.131*	Certificate of Formation of Hilton Electronic Distribution Systems, LLC

3.132*	Amended and Restated Limited Liability Company Agreement of Hilton Electronic Distribution Systems, LLC

3.133*	Certificate of Formation of Hilton Energy Investments, LLC

3.134*	Amended and Restated Limited Liability Company Agreement of Hilton Energy Investments, LLC

3.135*	Certificate of Formation of Hilton Franchise Holding LLC

3.136*	Second Amended and Restated Limited Liability Company Agreement of Hilton Franchise Holding LLC

3.137*	Certificate of Formation of Hilton Franchise LLC

3.138*	Second Amended and Restated Limited Liability Company Agreement of Hilton Franchise LLC

3.139*	Certificate of Formation of Hilton Garden Inns Franchise LLC

3.140*	Second Amended and Restated Limited Liability Company Agreement of Hilton Garden Inns Franchise LLC

3.141*	Certificate of Formation of Hilton Garden Inns Management LLC

3.142*	Second Amended and Restated Limited Liability Company Agreement of Hilton Garden Inns Management LLC

3.143*	Certificate of Formation of Hilton Grand Vacations Club, LLC

3.144*	Second Amended and Restated Limited Liability Company Agreement of Hilton Grand Vacations Club, LLC

3.145*	Certificate of Formation of Hilton Grand Vacations Company, LLC, as amended

3.146*	Second Amended and Restated Limited Liability Company Agreement of Hilton Grand Vacations Company, LLC

3.147*	Certificate of Formation of Hilton Grand Vacations Financing, LLC

3.148*	Amended and Restated Limited Liability Company Agreement of Hilton Grand Vacations Financing, LLC

3.149*	Certificate of Incorporation of Hilton Hawaii Corporation, as amended

3.150*	Bylaws of Hilton Hawaii Corporation

Exhibit No.	Description

3.151*	Certificate of Formation of Hilton HHonors Worldwide, L.L.C.

3.152*	Third Amended and Restated Limited Liability Company Agreement of Hilton HHonors Worldwide, L.L.C.

3.153*	Certificate of Formation of Hilton Illinois Holdings LLC

3.154*	Limited Liability Company Agreement of Hilton Illinois Holdings LLC

3.155*	Certificate of Formation of Hilton Inns LLC

3.156*	Limited Liability Company Agreement of Hilton Inns LLC

3.157*	Certificate of Incorporation of Hilton International Holding Corporation

3.158*	Bylaws of Hilton International Holding Corporation

3.159*	Certificate of Formation of Hilton Kingsland 1, LLC

3.160*	Amended and Restated Limited Liability Company Agreement of Hilton Kingsland 1, LLC

3.161*	Certificate of Formation of Hilton Management LLC

3.162*	Second Amended and Restated Limited Liability Company Agreement of Hilton Management LLC

3.163*	Certificate of Incorporation of Hilton New Jersey Service Corp., as amended

3.164*	Bylaws of Hilton New Jersey Service Corp.

3.165*	Certificate of Formation of Hilton OPB, LLC, as amended

3.166*	Amended and Restated Limited Liability Company Agreement of Hilton OPB, LLC

3.167*	Certificate of Formation of Hilton Orlando Partners II, LLC

3.168*	Second Amended and Restated Limited Liability Company Agreement of Hilton Orlando Partners II, LLC

3.169*	Certificate of Formation of Hilton Orlando Partners III, LLC

3.170*	Second Amended and Restated Limited Liability Company Agreement of Hilton Orlando Partners III, LLC

3.171*	Certificate of Formation of Hilton Recreation LLC

3.172*	Limited Liability Company Agreement of Hilton Recreation LLC

3.173*	Certificate of Incorporation of Hilton Resorts Corporation

3.174*	Bylaws of Hilton Resorts Corporation

3.175*	Certificate of Incorporation of Hilton Resorts Marketing Corp., as amended

3.176*	Bylaws of Hilton Resorts Marketing Corp.

3.177*	Amended and Restated Certificate of Incorporation of Hilton Spring Corporation

3.178*	Amended and Restated Bylaws of Hilton Spring Corporation

3.179*	Certificate of Formation of Hilton Supply Management LLC

3.180*	Limited Liability Company Agreement of Hilton Supply Management LLC

3.181*	Certificate of Formation of Hilton Systems Solutions, LLC

3.182*	Limited Liability Company Operating Agreement of Hilton Systems Solutions, LLC

Exhibit No.	Description

3.183*	Certificate of Formation of Hilton Systems, LLC

3.184*	Limited Liability Company Agreement of Hilton Systems, LLC

3.185	Certificate of Incorporation of Hilton Worldwide Holdings Inc. (incorporated by reference to Exhibit 3.1 to Hilton Worldwide Holdings Inc.’s Current Report on Form 8-K (No. 1-36243) filed on December 17, 2013)

3.186	Bylaws of Hilton Worldwide Holdings Inc. (incorporated by reference to Exhibit 3.2 to Hilton Worldwide Holdings Inc.’s Current Report on Form 8-K (No. 1-36243) filed on December 17, 2013)

3.187*	Amended and Restated Certificate of Incorporation of Hilton Worldwide, Inc., as amended

3.188*	Amended and Restated Bylaws of Hilton Worldwide, Inc.

3.189*	Certificate of Formation of HLT Audubon LLC

3.190*	Second Amended and Restated Limited Liability Company Agreement of HLT Audubon LLC

3.191*	Certificate of Formation of HLT CA Hilton LLC

3.192*	Second Amended and Restated Limited Liability Company Agreement of HLT CA Hilton LLC

3.193*	Certificate of Formation of HLT Conrad Domestic LLC

3.194*	Second Amended and Restated Limited Liability Company Agreement of HLT Conrad Domestic LLC

3.195*	Certificate of Formation of HLT Conrad GP LLC

3.196*	Limited Liability Company Agreement of HLT Conrad GP LLC

3.197*	Certificate of Formation of HLT Domestic JV Holdings LLC

3.198*	Limited Liability Company Agreement of HLT Domestic JV Holdings LLC

3.199*	Certificate of Formation of HLT Domestic Owner LLC

3.200*	Second Amended and Restated Limited Liability Company Agreement of HLT Domestic Owner LLC

3.201*	Certificate of Formation of HLT ESP Franchise LLC

3.202*	Amended and Restated Limited Liability Company Agreement of HLT ESP Franchise LLC

3.203*	Certificate of Formation of HLT ESP International Franchise LLC

3.204*	Amended and Restated Limited Liability Company Agreement of HLT ESP International Franchise LLC

3.205*	Amended and Restated Certificate of Incorporation of HLT ESP International Franchisor Corporation

3.206*	Bylaws of HLT ESP International Franchisor Corporation

3.207*	Certificate of Formation of HLT ESP International Manage LLC

3.208*	Amended and Restated Limited Liability Company Agreement of HLT ESP International Manage LLC

3.209*	Amended and Restated Certificate of Incorporation of HLT ESP International Management Corporation

3.210*	Bylaws of HLT ESP International Management Corporation

Exhibit No.	Description

3.211*	Certificate of Formation of HLT ESP Manage LLC

3.212*	Amended and Restated Limited Liability Company Agreement of HLT ESP Manage LLC

3.213*	Certificate of Formation of HLT Franchise II Borrower LLC

3.214*	Amended and Restated Limited Liability Company Agreement of HLT Franchise II Borrower LLC

3.215*	Certificate of Formation of HLT HQ SPE LLC

3.216*	Second Amended and Restated Limited Liability Company Agreement of HLT HQ SPE LLC

3.217*	Certificate of Formation of HLT HSM Holding LLC

3.218*	Second Amended and Restated Limited Liability Company Agreement of HLT HSM Holding LLC

3.219*	Certificate of Formation of HLT HSS Holding LLC

3.220*	Second Amended and Restated Limited Liability Company Agreement of HLT HSS Holding LLC

3.221*	Certificate of Formation of HLT JV Acquisition LLC

3.222*	Second Amended and Restated Limited Liability Company Agreement of HLT JV Acquisition LLC

3.223*	Certificate of Formation of HLT JV I Borrower LLC

3.224*	Amended and Restated Limited Liability Company Agreement of HLT JV I Borrower LLC

3.225*	Certificate of Formation of HLT Lifestyle Franchise LLC

3.226*	Amended and Restated Limited Liability Company Agreement of HLT Lifestyle Franchise LLC

3.227*	Certificate of Formation of HLT Lifestyle International Franchise LLC

3.228*	Amended and Restated Limited Liability Company Agreement of HLT Lifestyle International Franchise LLC

3.229*	Amended and Restated Certificate of Incorporation of HLT Lifestyle International Franchisor Corporation

3.230*	Bylaws of HLT Lifestyle International Franchisor Corporation

3.231*	Certificate of Formation of HLT Lifestyle International Manage LLC

3.232*	Amended and Restated Limited Liability Company Agreement of HLT Lifestyle International Manage LLC

3.233*	Amended and Restated Certificate of Incorporation of HLT Lifestyle International Management Corporation

3.234*	Bylaws of HLT Lifestyle International Management Corporation

3.235*	Certificate of Formation of HLT Lifestyle Manage LLC

3.236*	Amended and Restated Limited Liability Company Agreement of HLT Lifestyle Manage LLC

3.237*	Certificate of Formation of HLT Memphis Data LLC

3.238*	Second Amended and Restated Limited Liability Company Agreement of HLT Memphis Data LLC

3.239*	Certificate of Formation of HLT O’Hare LLC

Exhibit No.	Description

3.240*	Second Amended and Restated Limited Liability Company Agreement of HLT O’Hare LLC

3.241*	Certificate of Formation of HLT Operate DTWC LLC

3.242*	Amended and Restated Limited Liability Company Agreement of HLT Operate DTWC LLC

3.243*	Certificate of Formation of HLT Owned II Holding LLC

3.244*	Limited Liability Company Agreement of HLT Owned II Holding LLC

3.245*	Certificate of Formation of HLT Owned II-A Borrower LLC

3.246*	Amended and Restated Limited Liability Company Agreement of HLT Owned II-A Borrower LLC

3.247*	Certificate of Formation of HLT Palmer LLC

3.248*	Second Amended and Restated Limited Liability Company Agreement of HLT Palmer LLC

3.249*	Certificate of Formation of HLT Timeshare Borrower I LLC

3.250*	Amended and Restated Limited Liability Company Agreement of HLT Timeshare Borrower I LLC

3.251*	Certificate of Formation of HLT Timeshare Borrower II LLC

3.252*	Amended and Restated Limited Liability Company Agreement of HLT Timeshare Borrower II LLC

3.253*	Certificate of Formation of Homewood Suites Franchise LLC

3.254*	Second Amended and Restated Limited Liability Company Agreement of Homewood Suites Franchise LLC

3.255*	Certificate of Formation of Homewood Suites Management LLC

3.256*	Second Amended and Restated Limited Liability Company Agreement of Homewood Suites Management LLC

3.257*	Certificate of Incorporation of Hotels Statler Company, Inc.

3.258*	Bylaws of Hotels Statler Company, Inc.

3.259*	Certificate of Incorporation of HPP Hotels USA, Inc., as amended

3.260*	Bylaws of HPP Hotels USA, Inc.

3.261*	Certificate of Formation of HRC Islander LLC, as amended

3.262*	Second Amended and Restated Limited Liability Company Agreement of HRC Islander LLC

3.263*	Certificate of Formation of HTGV, LLC

3.264*	Amended and Restated Limited Liability Company Agreement of HTGV, LLC

3.265*	Certificate of Formation of Innvision, LLC

3.266*	Amended and Restated Limited Liability Company Agreement of Innvision, LLC

3.267*	Certificate of Formation of Lockwood Palmer House, LLC, as amended

3.268*	Limited Liability Company Operating Agreement of Lockwood Palmer House, LLC

3.269*	Certificate of Formation of MeriTex, LLC

3.270*	Second Amended and Restated Limited Liability Company Agreement of MeriTex, LLC

Exhibit No.	Description

3.271*	Certificate of Formation of Potter’s Bar Palmer House, LLC, as amended

3.272*	Limited Liability Company Operating Agreement of Potter’s Bar Palmer House, LLC

3.273*	Certificate of Incorporation of Promus Hotel Services, Inc.

3.274*	Bylaws of Promus Hotel Services, Inc.

3.275*	Certificate of Formation of Promus Hotels Florida LLC

3.276*	Limited Liability Company Agreement of Promus Hotels Florida LLC

3.277*	Certificate of Formation of Promus Hotels LLC

3.278*	Limited Liability Company Agreement of Promus Hotels LLC

3.279*	Certificate of Incorporation of Promus Hotels Minneapolis, Inc.

3.280*	Amended and Restated Bylaws of Promus Hotels Minneapolis, Inc.

3.281*	Certificate of Formation of Promus Hotels Parent LLC

3.282*	Limited Liability Company Agreement of Promus Hotels Parent LLC

3.283*	Certificate of Formation of Promus Operating LLC

3.284*	Limited Liability Company Agreement of Promus Operating LLC

3.285*	Certificate of Incorporation of Promus/Kingston Development Corporation

3.286*	Bylaws of Promus/Kingston Development Corporation

3.287*	Certificate of Formation of Samantha Hotel LLC

3.288*	Limited Liability Company Agreement of Samantha Hotel LLC

3.289*	Certificate of Formation of Suite Life LLC

3.290*	Limited Liability Company Agreement of Suite Life LLC

3.291*	Certificate of Incorporation of Tex Holdings, Inc.

3.292*	Bylaws of Tex Holdings, Inc.

3.293*	Certificate of Formation of WA Collection International, LLC

3.294*	Amended and Restated Limited Liability Company Agreement of WA Collection International, LLC

3.295*	Certificate of Formation of Waldorf Astoria Franchise LLC

3.296*	Second Amended and Restated Limited Liability Company Agreement of Waldorf Astoria Franchise LLC

3.297*	Certificate of Formation of Waldorf=Astoria Management LLC

3.298*	Second Amended and Restated Limited Liability Company Agreement of Waldorf=Astoria Management LLC

3.299*	Articles of Incorporation of Florida Conrad International Corp.

3.300*	Bylaws of Florida Conrad International Corp., as amended

3.301*	Articles of Organization of Hilton-OCCC Hotel, LLC

3.302*	Limited Liability Company Agreement of Hilton-OCCC Hotel, LLC

3.303*	Articles of Organization of Hilton-OCCC Mezz Lender, LLC, as amended

Exhibit No.	Description

3.304*	Amended and Restated Limited Liability Company Agreement of Hilton-OCCC Mezz Lender, LLC

3.305*	Articles of Incorporation of Embassy Suites Club No. 1, Inc., as amended

3.306*	Bylaws of Embassy Suites Club No. 1, Inc.

3.307*	Articles of Incorporation of Hotel Clubs of Corporate Woods, Inc.

3.308*	Amended and Restated Bylaws of Hotel Clubs of Corporate Woods, Inc.

3.309*	Articles of Incorporation of Embassy Suites Club No. Three, Inc.

3.310*	Amended and Restated Bylaws of Embassy Suites Club No. Three, Inc.

3.311*	Articles of Organization of International Rivercenter Lessee, L.L.C.

3.312*	Amended and Restated Limited Liability Company Agreement of International Rivercenter Lessee, L.L.C.

3.313*	Articles of Organization of DTM Cambridge, Inc.

3.314*	Bylaws of DTM Cambridge, Inc.

3.315*	Articles of Organization of Chesterfield Village Hotel, LLC

3.316*	Amended and Restated Limited Liability Company Agreement of Chesterfield Village Hotel, LLC

3.317*	Articles of Conversion and Organization of Bally’s Grand Property Sub I, LLC

3.318*	Operating Agreement of Bally’s Grand Property Sub I, LLC

3.319*	Articles of Organization of Conrad International (Belgium) LLC

3.320*	Limited Liability Company Agreement of Conrad International (Belgium) LLC

3.321*	Articles of Incorporation of Conrad International (Egypt) Resorts Corporation

3.322*	Bylaws of Conrad International (Egypt) Resorts Corporation

3.323*	Articles of Incorporation of Conrad International (Indonesia) Corporation, as amended

3.324*	Bylaws of Conrad International (Indonesia) Corporation

3.325*	Articles of Incorporation of Conrad International Investment (Jakarta) Corporation

3.326*	Bylaws of Conrad International Investment (Jakarta) Corporation

3.327*	Articles of Organization of Hilton Grand Vacations Management, LLC, as amended

3.328*	Second Amended and Restated Limited Liability Company (Operating) Agreement of Hilton Grand Vacations Management, LLC

3.329*	Articles of Organization of Hilton Holdings, LLC

3.330*	Amended and Restated Limited Liability Company (Operating) Agreement of Hilton Holdings, LLC

3.331*	Articles of Organization of Hilton Hospitality, LLC

3.332*	Amended and Restated Limited Liability Company (Operating) Agreement of Hilton Hospitality, LLC

3.333*	Articles of Conversion and Organization of Hilton Illinois, LLC

3.334*	Operating Agreement of Hilton Illinois, LLC

Exhibit No.	Description

3.335*	Articles of Incorporation of HPP International Corporation, as amended

3.336*	Bylaws of HPP International Corporation, as amended

3.337*	Articles of Organization of Peacock Alley Service Company, LLC, as amended

3.338*	Limited Liability Company Operating Agreement of Peacock Alley Service Company, LLC

3.339*	Certificate of Conversion of Washington Hilton, L.L.C., as amended

3.340*	Amended and Restated Limited Liability Company Agreement of Washington Hilton, L.L.C.

3.341*	Charter of Embassy Memphis Corporation

3.342*	Bylaws of Embassy Memphis Corporation

3.343*	Articles of Incorporation of Embassy Suites Club No. Two, Inc.

3.344*	Bylaws of Embassy Suites Club No. Two, Inc.

3.345**	Articles of Incorporation of SALC, Inc.

3.346**	Bylaws of SALC, Inc.

4.1	Indenture, dated as of October 4, 2013, among Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. as issuers, Hilton Worldwide Holdings Inc., as guarantor and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.1 to Hilton Worldwide Holdings Inc.’s Registration Statement on Form S-1 (No. 333-191110)).

4.2	First Supplemental Indenture, dated as of October 25, 2013, among the subsidiary guarantors party thereto and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.2 to Hilton Worldwide Holdings Inc.’s Registration Statement on Form S-1 (No. 333-191110)).

4.3*	Second Supplemental Indenture, dated as of September 8, 2014, between Hilton International Holding Corporation and Wilmington Trust, National Association, as trustee.

4.4	Form of 5.625% Senior Note due 2021 (included in Exhibit 4.1).

4.5	Registration Rights Agreement, dated as of October 4, 2013, among Hilton Worldwide Finance LLC, Hilton Worldwide Finance Corp., Hilton Worldwide Holdings Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated as representative of the several initial purchasers (incorporated by reference to Exhibit 10.10 to Hilton Worldwide Holdings Inc.’s Registration Statement on Form S-1 (No. 333-191110)).

4.6	Joinder Agreement, dated as of October 25, 2013, among the subsidiary guarantors party thereto and Merrill Lynch, Pierce, Fenner & Smith Incorporated as representative of the several initial purchasers (incorporated by reference to Exhibit 10.11 to Hilton Worldwide Holdings Inc.’s Registration Statement on Form S-1 (No. 333-191110)).

5.1*	Opinion of Simpson Thacher & Bartlett LLP.

5.2*	Opinion of Dentons US LLP.

5.3*	Opinion of Hill, Ward & Henderson, P.A.

5.4*	Opinion of Jones Walker LLP

5.5*	Opinion of Snell & Wilmer L.L.P.

5.6*	Opinion of Bass, Berry & Sims PLC.

5.7**	Opinion of Simpson Thacher & Bartlett LLP.

5.8**	Opinion of Dentons US LLP.

10.1	Credit Agreement, dated as of October 25, 2013, among Hilton Worldwide Holdings Inc., as parent, Hilton Worldwide Finance LLC, as borrower, the other guarantors from time to time party thereto, Deutsche Bank AG New York Branch, as administrative agent, collateral agent, swing line lender and L/C issuer, and the other lenders from time to time party thereto (incorporated by reference to Exhibit 10.1 to Hilton Worldwide Holdings Inc.’s Registration Statement on Form S-1 (No. 333-191110)).

Exhibit No.	Description

10.2	Security Agreement, dated as of October 25, 2013, among the grantors identified therein and Deutsche Bank AG New York Branch, as collateral agent (incorporated by reference to Exhibit 10.2 to Hilton Worldwide Holdings Inc.’s Registration Statement on Form S-1 (No. 333-191110)).

10.3	Loan Agreement, dated as of October 25, 2013, among the subsidiaries party thereto, collectively, as borrower and JPMorgan Chase Bank, National Association, German American Capital Corporation, Bank of America, N.A., GS Commercial Real Estate LP and Morgan Stanley Mortgage Capital Holdings LLC, collectively, as lender (incorporated by reference to Exhibit 10.3 to Hilton Worldwide Holdings Inc.’s Registration Statement on Form S-1 (No. 333-191110)).

10.4	Guaranty Agreement, dated as of October 25, 2013, among the guarantors named therein and JPMorgan Chase Bank, National Association, German American Capital Corporation, Bank of America, N.A., GS Commercial Real Estate LP and Morgan Stanley Mortgage Capital Holdings LLC, collectively, as lender (incorporated by reference to Exhibit 10.4 to Hilton Worldwide Holdings Inc.’s Registration Statement on Form S-1 (No. 333-191110)).

10.5	Loan Agreement, dated as of October 25, 2013, among HLT NY Waldorf LLC, as borrower, HSBC Bank USA, National Association, as agent, the lenders named therein, HSBC Bank USA, National Association and DekaBank Deutsche Girozentrale, as lead arrangers and HSBC Bank USA, National Association, as syndication agent (incorporated by reference to Exhibit 10.5 to Hilton Worldwide Holdings Inc.’s Registration Statement on Form S-1 (No. 333-191110)).

10.6	Guaranty of Recourse Carveouts, dated as of October 25, 2013, among the guarantors named therein and HSBC Bank USA, National Association, as agent and lender and any other co-lenders from time to time party thereto (incorporated by reference to Exhibit 10.6 to Hilton Worldwide Holdings Inc.’s Registration Statement on Form S-1 (No. 333-191110)).

10.7	Receivables Loan Agreement, dated as of May 9, 2013, among Hilton Grand Vacations Trust I LLC, as borrower, Wells Fargo Bank, National Association, as paying agent and securities intermediary, the persons from time to time party thereto as conduit lenders, the financial institutions from time to time party thereto as committed lenders, the financial institutions from time to time party thereto as managing agents, and Deutsche Bank Securities, Inc., as administrative agent and structuring agent (incorporated by reference to Exhibit 10.7 to Hilton Worldwide Holdings Inc.’s Registration Statement on Form S-1 (No. 333-191110)).

10.8	Amendment No. 1 to Receivables Loan Agreement, effective as of July 25, 2013, among Hilton Grand Vacations Trust I LLC, as borrower, Wells Fargo Bank, National Association, as paying agent and securities intermediary, Deutsche Bank AG, New York Branch, as a committed lender and a managing agent, Montage Funding, LLC, as a conduit lender, Deutsche Bank Securities, Inc., as administrative agent, and Bank of America, N.A., as assignee (incorporated by reference to Exhibit 10.8 to Hilton Worldwide Holdings Inc.’s Registration Statement on Form S-1 (No. 333-191110)).

10.9	Omnibus Amendment No. 2 to Receivables Loan Agreement, Amendment No. 1 to Sale and Contribution Agreement and Consent to Custody Agreement, effective as of October 25, 2013, among Hilton Grand Vacations Trust I LLC, as borrower, Grand Vacations Services, LLC, as servicer, Hilton Resorts Corporation, as seller, Wells Fargo Bank, National Association, as custodian, the financial institutions signatory thereto, as managing agents, and Deutsche Bank Securities, Inc., as administrative agent (incorporated by reference to Exhibit 10.9 to Hilton Worldwide Holdings Inc.’s Registration Statement on Form S-1 (No. 333-191110)).

10.10	Stockholders Agreement, dated as of December 17, 2013, by and among Hilton Worldwide Holdings Inc. and certain of its stockholders (incorporated by reference to Exhibit 10.1 to Hilton Worldwide Holdings Inc.’s Current Report on Form 8-K (File No. 1-36243) filed on December 17, 2013).

Exhibit No.	Description

10.11	Registration Rights Agreement, dated as of December 17, 2013, among Hilton Worldwide Holdings Inc. and certain of its stockholders (incorporated by reference to Exhibit 10.1 to Hilton Worldwide Holdings Inc.’s Current Report on Form 8-K (File No. 1-36243) filed on December 17, 2013).

10.12†	2013 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.15 to Hilton Worldwide Holdings Inc.’s Registration Statement on Form S-1 (No. 333-191110)).

10.13†	Form of Restricted Stock Grant and Acknowledgment (incorporated by reference to Exhibit 10.16 to Hilton Worldwide Holdings Inc.’s Registration Statement on Form S-1 (No. 333-191110)).

10.14†	Form of Director Restricted Stock Unit Award Agreement (incorporated by reference to Exhibit 10.17 to Hilton Worldwide Holdings Inc.’s Registration Statement on Form S-1 (No. 333-191110)).

10.15†	Form of Performance Share Agreement (incorporated by reference to Exhibit 10.1 to Hilton Worldwide Holdings Inc.’s Quarterly Report on Form 10-Q (File No. 1-36243) filed on May 9, 2014).

10.16†	Form of Restricted Stock Unit Agreement (incorporated by reference to Exhibit 10.2 to Hilton Worldwide Holdings Inc.’s Quarterly Report on Form 10-Q (File No. 1-36243) filed on May 9, 2014).

10.17†	Form of Nonqualified Stock Option Agreement (incorporated by reference to Exhibit 10.3 to Hilton Worldwide Holdings Inc.’s Quarterly Report on Form 10-Q (File No. 1-36243) filed on May 9, 2014).

10.18†	Severance Plan (incorporated by reference to Exhibit 10.18 to Hilton Worldwide Holdings Inc.’s Registration Statement on Form S-1 (No. 333-191110)).

10.19†	Form of Director and Officer Indemnification Agreement (incorporated by reference to Exhibit 10.19 to Hilton Worldwide Holdings Inc.’s Registration Statement on Form S-1 (No. 333-191110)).

10.20†	Separation Agreement and Release dated as of September 24, 2013, between Hilton Worldwide, Inc. and Thomas C. Kennedy (incorporated by reference to Exhibit 10.24 to Hilton Worldwide Holdings Inc.’s Registration Statement on Form S-1 (No. 333-191110)).

10.21†	2005 Executive Deferred Compensation Plan (as Amended and Restated Effective as of January 1, 2005) (incorporated by reference to Exhibit 10.20 to Hilton Worldwide Holdings Inc.’s Annual Report on Form 10-K (File No. 1-36243) filed on February 27, 2014).

12*	Computation of Ratio of Earnings to Fixed Charges.

21*	Subsidiaries of Hilton Worldwide Finance LLC.

23.1**	Consent of Ernst & Young LLP.

23.2*	Consent of Simpson Thacher & Bartlett LLP (included as part of Exhibit 5.1).

23.3*	Consent of Dentons US LLP (included as part of Exhibit 5.2).

23.4*	Consent of Hill, Ward & Henderson, P.A. (included as part of Exhibit 5.3).

23.5*	Consent of Jones Walker LLP (included as part of Exhibit 5.4).

23.6*	Consent of Snell & Wilmer L.L.P. (included as part of Exhibit 5.5).

23.7*	Consent of Bass, Berry & Sims PLC (included as part of Exhibit 5.6).

23.8**	Consent of Simpson Thacher & Bartlett LLP (included as part of Exhibit 5.7).

23.9**	Consent of Dentons US LLP (included as part of Exhibit 5.8).

24*	Power of Attorney (included in signature pages to this Registration Statement).

Exhibit No.	Description

25.1*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Wilmington Trust, National Association as trustee under the Indenture, dated as of October 4, 2013 (as amended by the First Supplemental Indenture, dated as of October 25, 2013, and the Second Supplemental Indenture, dated as of September 8, 2014), among Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp., as issuers, the guarantors named therein and Wilmington Trust, National Association, as trustee.

99.1*	Form of Letter of Transmittal.

99.2*	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.

99.3*	Form of Letter to Clients.

99.4*	Form of Notice of Guaranteed Delivery.

101.INS	XBRL Instance Document

101.SCH	XBRL Taxonomy Extension Schema Document.

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document.

101.DEF	XBRL Taxonomy Extension Definitions Linkbase Document.

101.LAB	XBRL Taxonomy Extension Label Linkbase Document.

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document.

*	Previously filed.
**	Filed herewith.
†	Management contract or compensatory plan or arrangement.

Item 22. Undertakings.

(a) Each of the undersigned registrants hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) that, for the purpose of determining liability under the Securities Act to any purchaser, if the registrants are subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

(5) that, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities, each of the undersigned registrants undertakes that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Each of the undersigned registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(c) Each of the undersigned registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or controlling persons of each of the registrants pursuant to the foregoing provisions, or otherwise, each of the registrants has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person of the registrants in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

HILTON WORLDWIDE FINANCE LLC

By:	HILTON WORLDWIDE HOLDINGS INC., its Sole Member

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

/s/ Kristin A. Campbell Kristin A. Campbell	Director

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

HILTON WORLDWIDE FINANCE CORP.

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President, Treasurer and Director (Principal Accounting Officer)

/s/ Kristin A. Campbell Kristin A. Campbell	Director

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

DESTINATION RESORTS LLC

By:	HILTON HOLDINGS, LLC, its Sole Member

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President, Treasurer and Director (Principal Accounting Officer)

/s/ Kristin A. Campbell Kristin A. Campbell	Director

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

DOUBLETREE HOTEL SYSTEMS LLC

By:	DOUBLETREE HOTELS LLC, its Sole Member

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President, Treasurer and Director (Principal Accounting Officer)

/s/ Kristin A. Campbell Kristin A. Campbell	Director

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

DOUBLETREE HOTELS LLC

By:	DOUBLETREE LLC, its Sole Member

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

DT MANAGEMENT LLC

By:	DOUBLETREE HOTELS LLC, its Sole Member

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

DT REAL ESTATE, INC.

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* Justin Ray Hensley	Director

* W. Steven Standefer	Director

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

DTM ATLANTA/LEGACY, INC.

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* Joseph Berger	Director

* Keith Clampet	Director

* W. Steven Standefer	Director

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

DTM COCONUT GROVE, INC.

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* Justin Ray Hensley	Director

* W. Steven Standefer	Director

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

DTM LARGO, INC.

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* Justin Ray Hensley	Director

* W. Steven Standefer	Director

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

DTM MARYLAND, INC.

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* Justin Ray Hensley	Director

* W. Steven Standefer	Director

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

DTM SANTA CLARA LLC

By:	DT MANAGEMENT LLC, its Sole Member

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

DTM WALNUT CREEK, INC.

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President, Treasurer and Director (Principal Accounting Officer)

* W. Steven Standefer	Director

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

DTR FCH HOLDINGS, INC.

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* Justin Ray Hensley	Director

* W. Steven Standefer	Director

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

DTR PAH HOLDING, INC.

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* Justin Ray Hensley	Director

* W. Steven Standefer	Director

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

DTR SAN ANTONIO, INC.

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* W. Steven Standefer	Director

* By:	/s/ Kristin A. Campbell
Name: Kristin A. Campbell
Title: Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

DTR TM HOLDINGS, INC.

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

/s/ Kristin A. Campbell Kristin A. Campbell	Director

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

HIC GAMING CALIFORNIA, INC.

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* Justin Ray Hensley	Director

* W. Steven Standefer	Director

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

HIC SAN PABLO LIMITED, INC.

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* Joseph Berger	Director

* W. Steven Standefer	Director

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

HIC SAN PABLO, L.P.

By:	HIC GAMING CALIFORNIA, INC., its General Partner

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* Justin Ray Hensley	Director

* W. Steven Standefer	Director

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

HILTON SAN DIEGO CORPORATION

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* W. Steven Standefer	Director

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

90210 BILTMORE MANAGEMENT, LLC

By:	90210 MANAGEMENT COMPANY, LLC, its Sole Member

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

90210 DESERT RESORTS MANAGEMENT CO., LLC

By:	90210 MANAGEMENT COMPANY, LLC, its Sole Member

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

90210 GRAND WAILEA MANAGEMENT CO., LLC

By:	90210 MANAGEMENT COMPANY, LLC, its Sole Member

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

90210 LLC

By:	HILTON WORLDWIDE, INC., its Sole Member

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

90210 MANAGEMENT COMPANY, LLC

By:	HILTON ILLINOIS HOLDINGS LLC, its Sole Member

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

ANDIAMO’S O’HARE, LLC

By:	HILTON ILLINOIS, LLC, its Sole Member

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

BLUE BONNET SECURITY, LLC

By:	HILTON WORLDWIDE, INC., its Sole Member

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

COMPRIS HOTEL LLC

By:	DOUBLETREE HOTEL SYSTEMS LLC, its Sole Member

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

CONRAD FRANCHISE LLC

By:	HILTON FRANCHISE HOLDING LLC, its Sole Member

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Paula A. Kuykendall	Senior Vice President (Principal Accounting Officer)

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

CONRAD INTERNATIONAL MANAGE (CIS) LLC

By:	HPP INTERNATIONAL CORPORATION, its Sole Member

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

CONRAD MANAGEMENT LLC

By:	HILTON WORLDWIDE, INC., its Sole Member

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

DOUBLETREE DTWC LLC

By:	DOUBLETREE LLC, its Sole Member

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President (Principal Accounting Officer)

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

DOUBLETREE FRANCHISE LLC

By:	HILTON FRANCHISE HOLDING LLC, its Sole Member

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Paula A. Kuykendall	Senior Vice President (Principal Accounting Officer)

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

DOUBLETREE LLC

By:	PROMUS HOTELS PARENT LLC, its Sole Member

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

DOUBLETREE MANAGEMENT LLC

By:	HILTON WORLDWIDE, INC., its Sole Member

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

DTWC SPOKANE CITY CENTER SPE, LLC

By:	DOUBLETREE DTWC LLC, its Sole Member

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

EJP LLC By: PROMUS HOTELS LLC, its Sole Member

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

EMBASSY DEVELOPMENT LLC By: PROMUS HOTELS LLC, its Sole Member

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

EMBASSY EQUITY DEVELOPMENT LLC

By:	PROMUS HOTELS LLC, its Sole Member

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

EMBASSY SUITES (ISLA VERDE), INC.

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)

* Paula A. Kuykendall	Senior Vice President (Principal Accounting Officer)

* Joseph Berger	Director

* W. Steven Standefer	Director

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

EMBASSY SUITES FRANCHISE LLC

By:	HILTON FRANCHISE HOLDING LLC, its Sole Member

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Paula A. Kuykendall	Senior Vice President (Principal Accounting Officer)

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

EMBASSY SYRACUSE DEVELOPMENT LLC

By:	EMBASSY EQUITY DEVELOPMENT LLC, its Sole Member

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

EPAM CORPORATION

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* Justin Ray Hensley	Director

* W. Steven Standefer	Director

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Orlando, Florida, on November 19, 2014.

GRAND VACATIONS REALTY, LLC

By:	*
	Name:	Mark D. Wang
	Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney have been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Mark D. Wang	President and Member of the Management Committee (Principal Executive Officer)

* Kevin J. Jacobs	Senior Vice President and Treasurer (Principal Financial Officer)

* Robert Shaw	Vice President (Principal Accounting Officer)

* Kim Robert Kreiger	Member of the Management Committee

/s/ Michael Brown Michael Brown	Member of the Management Committee

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Orlando, Florida, on November 19, 2014.

GRAND VACATIONS SERVICES LLC

By:	HILTON RESORTS CORPORATION, its Sole Member

By:	*
	Name:	Mark D. Wang
	Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney have been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Mark D. Wang	President and Member of the Management Committee (Principal Executive Officer)

* Kevin J. Jacobs	Treasurer (Principal Financial Officer)

* Robert Shaw	Vice President (Principal Accounting Officer)

* Kim Robert Kreiger	Member of the Management Committee

/s/ Michael Brown Michael Brown	Member of the Management Committee

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Orlando, Florida, on November 19, 2014.

GRAND VACATIONS TITLE, LLC

By:	*
	Name:	Mark D. Wang
	Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney have been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Mark D. Wang	President and Member of the Management Committee (Principal Executive Officer)

* Kevin J. Jacobs	Senior Vice President and Treasurer (Principal Financial Officer)

* Robert Shaw	Vice President (Principal Accounting Officer)

* Kim Robert Kreiger	Member of the Management Committee

/s/ Michael Brown Michael Brown	Member of the Management Committee

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

HAMPTON INNS FRANCHISE LLC

By:	HILTON FRANCHISE HOLDING LLC, its Sole Member

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Paula A. Kuykendall	Senior Vice President (Principal Accounting Officer)

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

HAMPTON INNS LLC

By:	PROMUS HOTELS LLC, its Sole Member

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

HAMPTON INNS MANAGEMENT LLC

By:	HILTON WORLDWIDE, INC., its Sole Member

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

HHC BC ORLANDO, LLC

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

HHC ONE PARK BOULEVARD, LLC

By:	HILTON OPB, LLC, its Sole Member

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

HIC FIRST CORPORATION

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* Stuart Beasley	Director

* Simon R. Vincent	Director

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

HIC HOLDINGS CORPORATION

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* Justin Ray Hensley	Director

* Paula A. Kuykendall	Director

* W. Steven Standefer	Director

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

HIC HOTELS U.S.A. CORPORATION

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* Ian Russell Carter	Director

* W. Steven Standefer	Director

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

HIC RACING CORPORATION

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* W. Steven Standefer	Director

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

HIC SECOND CORPORATION

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* Stuart Beasley	Director

* Simon R. Vincent	Director

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

HILTON BEVERAGE LLC

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* Joseph Berger	Director

* Keith Clampet	Director

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

HILTON CHICAGO BEVERAGE I LLC

By:	HILTON WORLDWIDE, INC., its Sole Member

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

HILTON CHICAGO BEVERAGE II LLC

By:	HILTON WORLDWIDE, INC., its Sole Member

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

HILTON CHICAGO BEVERAGE III LLC

By:	HILTON WORLDWIDE, INC., its Sole Member

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

HILTON CHICAGO BEVERAGE IV LLC

By:	HILTON WORLDWIDE, INC., its Sole Member

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

HILTON CORPORATE DIRECTOR LLC

By:	HILTON WORLDWIDE, INC., its Sole Member

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

HILTON EL CON MANAGEMENT LLC

By:	HPP INTERNATIONAL CORPORATION, its Sole Member

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

HILTON EL CON OPERATOR LLC

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

HILTON ELECTRONIC DISTRIBUTION SYSTEMS, LLC

By:	HILTON WORLDWIDE, INC., its Sole Member

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

HILTON ENERGY INVESTMENTS, LLC

By:	HILTON WORLDWIDE, INC., its Sole Member

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

HILTON FRANCHISE HOLDING LLC

By:	HILTON WORLDWIDE, INC., its Sole Member

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Paula A. Kuykendall	Senior Vice President (Principal Accounting Officer)

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

HILTON FRANCHISE LLC

By:	HILTON FRANCHISE HOLDING LLC, its Sole Member

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Paula A. Kuykendall	Senior Vice President (Principal Accounting Officer)

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

HILTON GARDEN INNS FRANCHISE LLC

By:	HILTON FRANCHISE HOLDING LLC, its Sole Member

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Paula A. Kuykendall	Senior Vice President (Principal Accounting Officer)

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

HILTON GARDEN INNS MANAGEMENT LLC

By:	HILTON WORLDWIDE, INC., its Sole Member

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Orlando, Florida, on November 19, 2014.

HILTON GRAND VACATIONS CLUB, LLC

By:	*
	Name:	Mark D. Wang
	Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney have been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Mark D. Wang	President and Member of the Management Committee (Principal Executive Officer)

* Kevin J. Jacobs	Senior Vice President and Treasurer (Principal Financial Officer)

* Robert Shaw	Vice President (Principal Accounting Officer)

* Kim Robert Kreiger	Member of the Management Committee

/s/ Michael Brown Michael Brown	Member of the Management Committee

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Orlando, Florida, on November 19, 2014.

HILTON GRAND VACATIONS COMPANY, LLC

By:	*
	Name:	Mark D. Wang
	Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney have been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Mark D. Wang	President and Member of the Management Committee (Principal Executive Officer)

* Kevin J. Jacobs	Senior Vice President and Treasurer (Principal Financial Officer)

* Robert Shaw	Vice President (Principal Accounting Officer)

* Kim Robert Kreiger	Member of the Management Committee

/s/ Michael Brown Michael Brown	Member of the Management Committee

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Orlando, Florida, on November 19, 2014.

HILTON GRAND VACATIONS FINANCING, LLC

By:	HILTON GRAND VACATIONS MANAGEMENT, LLC, its Member

By:	*
	Name:	Mark D. Wang
	Title:	President

By:	HILTON RESORTS CORPORATION, its Member

By:	*
	Name:	Mark D. Wang
	Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney have been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Mark D. Wang	President and Member of the Management Committee (Principal Executive Officer)

* Sean Dell’Orto	Senior Vice President (Principal Financial Officer)

* Robert Shaw	Vice President (Principal Accounting Officer)

* Kim Robert Kreiger	Member of the Management Committee

/s/ Michael Brown Michael Brown	Member of the Management Committee

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

HILTON HAWAII CORPORATION

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* Joseph Berger	Director

* W. Steven Standefer	Director

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

HILTON HHONORS WORLDWIDE, L.L.C.

By:	HLT FRANCHISE II BORROWER LLC, its Member

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

By:	HLT FRANCHISE V BORROWER LLC, its Member

By:	/s/ Mark D. Wang
	Name:	Mark D. Wang
	Title:	President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

HILTON ILLINOIS HOLDINGS LLC

By:	HILTON HOLDINGS, LLC, its Sole Member

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

HILTON INNS LLC

By:	90210 LLC, its Sole Member

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

HILTON INTERNATIONAL HOLDING CORPORATION

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President, Treasurer and Director (Principal Accounting Officer)

/s/ Kristin A. Campbell Kristin A. Campbell	Director

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

HILTON KINGSLAND 1, LLC

By:	HLT TIMESHARE BORROWER II LLC, its Sole Member

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

HILTON MANAGEMENT LLC

By:	HILTON WORLDWIDE, INC., its Sole Member

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

HILTON NEW JERSEY SERVICE CORP.

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* Joseph Berger	Director

* W. Steven Standefer	Director

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

HILTON OPB, LLC

By:	HILTON WORLDWIDE, INC., its Sole Member

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

HILTON ORLANDO PARTNERS II, LLC

By:	HLT JV I BORROWER LLC, its Sole Member

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

HILTON ORLANDO PARTNERS III, LLC

By:	HLT JV I BORROWER LLC, its Sole Member

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

HILTON RECREATION LLC

By:	HILTON HOLDINGS, LLC, its Sole Member

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Orlando, Florida, on November 19, 2014.

HILTON RESORTS CORPORATION

By:	*
	Name:	Mark D. Wang
	Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney have been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Mark D. Wang	President and Member of the Management Committee (Principal Executive Officer)

* Kevin J. Jacobs	Senior Vice President and Treasurer (Principal Financial Officer)

* Robert Shaw	Vice President (Principal Accounting Officer)

* Kim Robert Kreiger	Member of the Management Committee

/s/ Michael Brown Michael Brown	Member of the Management Committee

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

HILTON RESORTS MARKETING CORP.

By:	*
	Name:	Mark D. Wang
	Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney have been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Mark D. Wang	President and Member of the Management Committee (Principal Executive Officer)

* Kevin J. Jacobs	Senior Vice President and Treasurer (Principal Financial Officer)

* Robert Shaw	Vice President (Principal Accounting Officer)

* Kim Robert Kreiger	Member of the Management Committee

/s/ Michael Brown Michael Brown	Member of the Management Committee

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

HILTON SPRING CORPORATION

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* Paula A. Kuykendall	Director

* Frederick A. Schacknies	Director

* W. Steven Standefer	Director

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

HILTON SUPPLY MANAGEMENT LLC

By:	HLT HSM HOLDING LLC, its Sole Member

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

HILTON SYSTEMS SOLUTIONS, LLC

By:	HLT HSS HOLDING LLC, its Sole Member

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

HILTON SYSTEMS, LLC

By:	HILTON WORLDWIDE, INC., its Sole Member

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

HILTON WORLDWIDE HOLDINGS INC.

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Jonathan D. Gray	Chairman of the Board of Directors

* Michael S. Chae	Director

* Tyler S. Henritze	Director

* Judith A. McHale	Director

* John G. Schreiber	Director

* Elizabeth A. Smith	Director

* Douglas M. Steenland	Director

* William. J. Stein	Director

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

Signature	Title

* Paula A. Kuykendall	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

HILTON WORLDWIDE, INC.

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)

* Paula A. Kuykendall	Senior Vice President (Principal Accounting Officer)

/s/ Kristin A. Campbell Kristin A. Campbell	Director

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

HLT AUDUBON LLC

By:	HILTON WORLDWIDE, INC., its Sole Member

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

HLT CA HILTON LLC

By:	HILTON WORLDWIDE, INC., its Sole Member

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

HLT CONRAD DOMESTIC LLC

By:	HPP INTERNATIONAL CORPORATION, its Sole Member

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

HLT CONRAD GP LLC

By:	HILTON WORLDWIDE, INC., its Sole Member

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

HLT DOMESTIC JV HOLDINGS LLC

By:	HILTON WORLDWIDE, INC., its Sole Member

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

/s/ Kristin A. Campbell Kristin A. Campbell	Director

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

HLT DOMESTIC OWNER LLC

By:	HILTON WORLDWIDE, INC., its Sole Member

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

HLT ESP FRANCHISE LLC

By:	HILTON FRANCHISE HOLDING LLC, its Sole Member

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Paula A. Kuykendall	Senior Vice President and Treasurer (Principal Accounting Officer)

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

HLT ESP INTERNATIONAL FRANCHISE LLC

By:	HPP INTERNATIONAL CORPORATION, its Sole Member

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

HLT ESP INTERNATIONAL FRANCHISOR CORPORATION

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President, Treasurer and Director (Principal Accounting Officer)

/s/ Kristin A. Campbell Kristin A. Campbell	Director

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

HLT ESP INTERNATIONAL MANAGE LLC

By:	HPP INTERNATIONAL CORPORATION, its Sole Member

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

HLT ESP INTERNATIONAL MANAGEMENT CORPORATION

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President, Treasurer and Director (Principal Accounting Officer)

/s/ Kristin A. Campbell Kristin A. Campbell	Director

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

HLT ESP MANAGE LLC

By:	HILTON WORLDWIDE, INC., its Sole Member

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

HLT FRANCHISE II BORROWER LLC

By:	HLT FRANCHISE MEZZ II-A LLC, its Sole Member

By:	/s/ W. Steven Standefer
	Name:	W. Steven Standefer
	Title:	Senior Vice President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

HLT HQ SPE LLC

By:	HILTON WORLDWIDE, INC., its Sole Member

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

HLT HSM HOLDING LLC

By:	HILTON WORLDWIDE, INC., its Sole Member

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

HLT HSS HOLDING LLC

By:	HILTON WORLDWIDE, INC., its Sole Member

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

HLT JV ACQUISITION LLC

By:	HILTON WORLDWIDE, INC., its Sole Member

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

HLT JV I BORROWER LLC

By:	HLT JV MEZZ I-A LLC, its Sole Member

By:	/s/ W. Steven Standefer
	Name:	W. Steven Standefer
	Title:	Senior Vice President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

HLT LIFESTYLE FRANCHISE LLC

By:	HILTON FRANCHISE HOLDING LLC, its Sole Member

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

HLT LIFESTYLE INTERNATIONAL FRANCHISE LLC

By:	HPP INTERNATIONAL CORPORATION, its Sole Member

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

HLT LIFESTYLE INTERNATIONAL FRANCHISOR CORPORATION

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President, Treasurer and Director (Principal Accounting Officer)

/s/ Kristin A. Campbell Kristin A. Campbell	Director

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

HLT LIFESTYLE INTERNATIONAL MANAGE LLC

By:	HPP INTERNATIONAL CORPORATION, its Sole Member

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

HLT LIFESTYLE INTERNATIONAL MANAGEMENT CORPORATION

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President, Treasurer and Director (Principal Accounting Officer)

/s/ Kristin A. Campbell Kristin A. Campbell	Director

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

HLT LIFESTYLE MANAGE LLC

By:	HILTON WORLDWIDE, INC., its Sole Member

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

HLT MEMPHIS DATA LLC

By:	HILTON WORLDWIDE, INC., its Sole Member

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

HLT O’HARE LLC

By:	HILTON WORLDWIDE, INC., its Sole Member

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

HLT OPERATE DTWC LLC

By:	HLT OPERATING MEZZ I-A LLC, its Sole Member

By:	*
	Name:	Sean Dell’Orto
	Title:	Senior Vice President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

HLT OWNED II HOLDING LLC

By:	HILTON WORLDWIDE, INC., its Sole Member

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

HLT OWNED II-A BORROWER LLC

By:	HLT OWNED II HOLDING LLC, its Sole Member

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

HLT PALMER LLC

By:	HLT OWNED II-A BORROWER LLC, its Sole Member

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

/s/ Kristin A. Campbell Kristin A. Campbell	Director

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

HLT TIMESHARE BORROWER I LLC

By:	HLT TIMESHARE MEZZ I-A LLC, its Sole Member

By:	/s/ W. Steven Standefer
	Name:	W. Steven Standefer
	Title:	Senior Vice President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

HLT TIMESHARE BORROWER II LLC

By:	HLT TIMESHARE MEZZ II-A LLC, its Sole Member

By:	/s/ W. Steven Standefer
	Name:	W. Steven Standefer
	Title:	Senior Vice President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

HOMEWOOD SUITES FRANCHISE LLC

By:	HILTON FRANCHISE HOLDING LLC, its Sole Member

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Paula Kuykendall	Senior Vice President (Principal Accounting Officer)

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

HOMEWOOD SUITES MANAGEMENT LLC

By:	HILTON WORLDWIDE, INC., its Sole Member

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

HOTELS STATLER COMPANY, INC.

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* Joseph Berger	Director

* Theodore R. Ratcliffe	Director

* W. Steven Standefer	Director

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

HPP HOTELS USA, INC.

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* Joseph Berger	Director

* W. Steven Standefer	Director

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Orlando, Florida, on November 19, 2014.

HRC ISLANDER LLC

By:	HILTON RESORTS CORPORATION, its Sole Member

By:	*
	Name:	Mark D. Wang
	Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney have been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Mark D. Wang	President and Member of the Management Committee (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Treasurer (Principal Financial Officer)

* Robert Shaw	Vice President (Principal Accounting Officer)

* Kim Robert Kreiger	Member of the Management Committee

/s/ Michael Brown Michael Brown	Member of the Management Committee

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

HTGV, LLC

By:	HILTON WORLDWIDE, INC., its Sole Member

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

INNVISION, LLC

By:	HILTON WORLDWIDE, INC., its Sole Member

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

LOCKWOOD PALMER HOUSE, LLC

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* Joseph Berger	Member of the Management Committee

* W. Steven Standefer	Member of the Management Committee

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

MERITEX, LLC

By:	TEX HOLDINGS, INC., its Sole Member

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

POTTER’S BAR PALMER HOUSE, LLC

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* Joseph Berger	Member of Management Committee

* W. Steven Standefer	Member of Management Committee

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

PROMUS HOTEL SERVICES, INC.

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* Joseph Berger	Director

* Keith Clampet	Director

* W. Steven Standefer	Director

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

PROMUS HOTELS FLORIDA LLC

By:	PROMUS HOTELS LLC, its Sole Member

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

PROMUS HOTELS LLC

By:	PROMUS OPERATING LLC, its Sole Member

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

PROMUS HOTELS MINNEAPOLIS, INC.

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* Joseph Berger	Director

* Keith Clampet	Director

* W. Steven Standefer	Director

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

PROMUS HOTELS PARENT LLC

By:	HILTON WORLDWIDE, INC., its Sole Member

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

PROMUS OPERATING LLC

By:	PROMUS HOTELS PARENT LLC, its Sole Member

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

PROMUS/KINGSTON DEVELOPMENT CORPORATION

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* Joseph Berger	Director

* W. Steven Standefer	Director

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

SAMANTHA HOTEL LLC

By:	DOUBLETREE LLC, its Sole Member

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

SUITE LIFE LLC

By: EJP LLC, its Sole Member

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

TEX HOLDINGS, INC.

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* Joseph Berger	Director

* W. Steven Standefer	Director

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

WA COLLECTION INTERNATIONAL, LLC

By:	HPP INTERNATIONAL CORPORATION, its Sole Member

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

WALDORF ASTORIA FRANCHISE LLC

By:	HILTON FRANCHISE HOLDING LLC, its Sole Member

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Paula A. Kuykendall	Senior Vice President (Principal Accounting Officer)

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

WALDORF=ASTORIA MANAGEMENT LLC

By:	HILTON WORLDWIDE, INC., its Sole Member

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

FLORIDA CONRAD INTERNATIONAL CORP.

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* Justin Ray Hensley	Director

* W. Steven Standefer	Director

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

HILTON-OCCC HOTEL, LLC

By:	HILTON WORLDWIDE, INC., its Sole Member

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

HILTON-OCCC MEZZ LENDER, LLC

By:	HILTON WORLDWIDE, INC., its Sole Member

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

EMBASSY SUITES CLUB NO. 1, INC.

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* Joseph Berger	Director

* Keith Clampet	Director

* W. Steven Standefer	Director

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

HOTEL CLUBS OF CORPORATE WOODS, INC.

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* Joseph Berger	Director

* W. Steven Standefer	Director

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

EMBASSY SUITES CLUB NO. THREE, INC.

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* Joseph Berger	Director

* Keith Clampet	Director

* W. Steven Standefer	Director

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

INTERNATIONAL RIVERCENTER LESSEE, L.L.C.

By:	HLT JV ACQUISITION LLC, its Sole Member

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

DTM CAMBRIDGE, INC.

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* Joseph Berger	Director

* W. Steven Standefer	Director

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

CHESTERFIELD VILLAGE HOTEL, LLC

By:	PROMUS HOTELS LLC, its Sole Member

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

BALLY’S GRAND PROPERTY SUB I, LLC

By:	HILTON ILLINOIS HOLDINGS LLC, its Sole Member

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President, Chief Executive Officer and Director (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

CONRAD INTERNATIONAL (BELGIUM) LLC

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President, Chief Financial Officer and Manager (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

/s/ Kristin A. Campbell Kristin A. Campbell	Manager

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

CONRAD INTERNATIONAL (EGYPT) RESORTS CORPORATION

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* Joseph Berger	Director

* Keith Clampet	Director

* W. Steven Standefer	Director

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

CONRAD INTERNATIONAL (INDONESIA) CORPORATION

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* Joseph Berger	Director

* Keith Clampet	Director

* W. Steven Standefer	Director

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

CONRAD INTERNATIONAL INVESTMENT (JAKARTA) CORPORATION

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* Joseph Berger	Director

* Keith Clampet	Director

* W. Steven Standefer	Director

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

HILTON GRAND VACATIONS MANAGEMENT, LLC

By:	*
	Name:	Mark D. Wang
	Title:	President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney have been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Mark D. Wang	President and Member of the Management Committee (Principal Executive Officer)

* Kevin J. Jacobs	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

* Robert Shaw	Vice President (Principal Accounting Officer)

* Kim Robert Kreiger	Member of the Management Committee

/s/ Michael Brown Michael Brown	Member of the Management Committee

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

HILTON HOLDINGS LLC

By:	HILTON WORLDWIDE, INC., its Sole Member

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

HILTON HOSPITALITY LLC

By:	90210 LLC, its Member

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

By:	HAMPTON INNS LLC, its Member

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

By:	PROMUS HOTELS LLC, its Member

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

By:	DOUBLETREE HOTELS LLC, its Member

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

HILTON ILLINOIS, LLC

By:	Hilton Worldwide, Inc., its Sole Member

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* Joseph Berger	Director

* W. Steven Standefer	Director

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

HPP INTERNATIONAL CORPORATION

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* Joseph Berger	Director

* W. Steven Standefer	Director

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

PEACOCK ALLEY SERVICE COMPANY, LLC

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President, Chief Financial Officer and Member of Management Committee (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* Joseph Berger	Member of Management Committee

* W. Steven Standefer	Member of Management Committee

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

WASHINGTON HILTON, L.L.C.

By:	HILTON WORLDWIDE, INC., its Sole Member

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* Simon R. Vincent	Director

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

EMBASSY MEMPHIS CORPORATION

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* Joseph Berger	Director

* Keith Clampet	Director

* W. Steven Standefer	Director

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

EMBASSY SUITES CLUB NO. TWO, INC.

By:	*
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

* Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

* Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

* Joseph Berger	Director

* Keith Clampet	Director

* W. Steven Standefer	Director

* By:	/s/ Kristin A. Campbell
	Name:	Kristin A. Campbell
	Title:	Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia, on November 19, 2014.

SALC, INC.

By:	/s/ Christopher J. Nassetta
	Name:	Christopher J. Nassetta
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Christopher J. Nassetta, Kevin J. Jacobs and Kristin A. Campbell and each of them, any of whom may act without joinder of the other, the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments, including post-effective amendments to this Registration Statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney have been signed by the following persons in the capacities indicated on the 19th day of November, 2014.

Signature	Title

/s/ Christopher J. Nassetta Christopher J. Nassetta	President and Chief Executive Officer (Principal Executive Officer)

/s/ Kevin J. Jacobs Kevin J. Jacobs	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Sean Dell’Orto Sean Dell’Orto	Senior Vice President and Treasurer (Principal Accounting Officer)

/s/ Joseph Palmieri Joseph Palmieri	Director

EXHIBIT INDEX

Exhibit No.	Description

3.1*	Certificate of Formation of Hilton Worldwide Finance LLC

3.2*	Limited Liability Company Agreement of Hilton Worldwide Finance LLC

3.3*	Certificate of Incorporation of Hilton Worldwide Finance Corp.

3.4*	Bylaws of Hilton Worldwide Finance Corp.

3.5*	Articles of Organization of Destination Resorts LLC, as amended

3.6*	Operating Agreement of Destination Resorts LLC

3.7*	Articles of Organization of Doubletree Hotel Systems LLC, as amended

3.8*	Operating Agreement of Doubletree Hotel Systems LLC

3.9*	Articles of Organization of Doubletree Hotels LLC, as amended

3.10*	Operating Agreement of Doubletree Hotels LLC

3.11*	Articles of Organization of DT Management LLC, as amended

3.12*	Operating Agreement of DT Management LLC

3.13*	Articles of Incorporation of DT Real Estate, Inc., as amended

3.14*	Bylaws of DT Real Estate, Inc.

3.15*	Articles of Incorporation of DTM Atlanta/Legacy, Inc., as amended

3.16*	Bylaws of DTM Atlanta/Legacy, Inc.

3.17*	Articles of Incorporation of DTM Coconut Grove, Inc.

3.18*	Bylaws of DTM Coconut Grove, Inc.

3.19*	Articles of Incorporation of DTM Largo, Inc., as amended

3.20*	Bylaws of DTM Largo, Inc.

3.21*	Articles of Incorporation of DTM Maryland, Inc., as amended

3.22*	Bylaws of DTM Maryland, Inc.

3.23*	Articles of Organization of DTM Santa Clara LLC, as amended

3.24*	Operating Agreement of DTM Santa Clara LLC

3.25*	Articles of Incorporation of DTM Walnut Creek, Inc.

3.26*	Bylaws of DTM Walnut Creek, Inc.

3.27*	Articles of Incorporation of DTR FCH Holdings, Inc., as amended

3.28*	Amended and Restated Bylaws of DTR FCH Holdings, Inc.

3.29*	Articles of Incorporation of DTR PAH Holding, Inc.

3.30*	Bylaws of DTR PAH Holding, Inc.

3.31*	Articles of Incorporation of DTR San Antonio, Inc.

3.32*	Bylaws of DTR San Antonio, Inc.

3.33*	Amended and Restated Articles of Incorporation of DTR TM Holdings, Inc.

3.34*	Amended and Restated Bylaws of DTR TM Holdings, Inc.

Exhibit No.	Description

3.35*	Articles of Incorporation of HIC Gaming California, Inc., as amended

3.36*	Amended and Restated Bylaws of HIC Gaming California, Inc.

3.37*	Articles of Incorporation of HIC San Pablo Limited, Inc., as amended

3.38*	Amended and Restated Bylaws of HIC San Pablo Limited, Inc.

3.39*	Certificate of Limited Partnership of HIC San Pablo, L.P., as amended

3.40*	Amended and Restated Limited Partnership Agreement of HIC San Pablo, L.P.

3.41*	Articles of Incorporation of Hilton San Diego Corporation, as amended

3.42*	Amended and Restated Bylaws of Hilton San Diego Corporation

3.43*	Certificate of Formation of 90210 Biltmore Management, LLC, as amended

3.44*	Operating Agreement of 90210 Biltmore Management, LLC

3.45*	Certificate of Formation of 90210 Desert Resorts Management Co., LLC, as amended

3.46*	Limited Liability Company Operating Agreement of 90210 Desert Resorts Management Co., LLC

3.47*	Certificate of Formation of 90210 Grand Wailea Management Co., LLC, as amended

3.48*	Operating Agreement of 90210 Grand Wailea Management Co., LLC

3.49*	Certificate of Formation of 90210 LLC

3.50*	Limited Liability Company Agreement of 90210 LLC

3.51*	Certificate of Formation of 90210 Management Company, LLC, as amended

3.52*	Limited Liability Company Agreement of 90210 Management Company, LLC, as amended

3.53*	Certificate of Formation of Andiamo’s O’Hare, LLC

3.54*	Amended and Restated Limited Liability Company Agreement of Andiamo’s O’Hare, LLC

3.55*	Certificate of Formation of Blue Bonnet Security, LLC

3.56*	Amended and Restated Limited Liability Company Agreement of Blue Bonnet Security, LLC

3.57*	Certificate of Formation of Compris Hotel LLC

3.58*	Limited Liability Company Agreement of Compris Hotel LLC

3.59*	Certificate of Formation of Conrad Franchise LLC

3.60*	Second Amended and Restated Limited Liability Company Agreement of Conrad Franchise LLC

3.61*	Certificate of Formation of Conrad International Manage (CIS) LLC

3.62*	Amended and Restated Limited Liability Company Agreement of Conrad International Manage (CIS) LLC

3.63*	Certificate of Formation of Conrad Management LLC

3.64*	Second Amended and Restated Limited Liability Company Agreement of Conrad Management LLC

3.65*	Certificate of Formation of Doubletree DTWC LLC

3.66*	Limited Liability Company Agreement of Doubletree DTWC LLC

3.67*	Certificate of Formation of Doubletree Franchise LLC

3.68*	Second and Restated Limited Liability Company Agreement of Doubletree Franchise LLC

Exhibit No.	Description

3.69*	Certificate of Formation of Doubletree LLC

3.70*	Limited Liability Company Agreement of Doubletree LLC

3.71*	Certificate of Formation of Doubletree Management LLC

3.72*	Second Amended and Restated Limited Liability Company Agreement of Doubletree Management LLC

3.73*	Certificate of Formation of DTWC Spokane City Center SPE, LLC

3.74*	Amended and Restated Limited Liability Company Agreement of DTWC Spokane City Center SPE, LLC

3.75*	Certificate of Formation of EJP LLC

3.76*	Limited Liability Company Agreement of EJP LLC

3.77*	Certificate of Formation of Embassy Development LLC

3.78*	Limited Liability Company Agreement of Embassy Development LLC

3.79*	Certificate of Formation of Embassy Equity Development LLC

3.80*	Limited Liability Company Agreement of Embassy Equity Development LLC

3.81*	Certificate of Incorporation of Embassy Suites (Isla Verde), Inc.

3.82*	Bylaws of Embassy Suites (Isla Verde), Inc.

3.83*	Certificate of Formation of Embassy Suites Franchise LLC

3.84*	Second Amended and Restated Limited Liability Company Agreement of Embassy Suites Franchise LLC

3.85*	Certificate of Formation of Embassy Syracuse Development LLC

3.86*	Limited Liability Company Agreement of Embassy Syracuse Development LLC

3.87*	Certificate of Incorporation of EPAM Corporation, as amended

3.88*	Bylaws of EPAM Corporation

3.89*	Certificate of Formation of Grand Vacations Realty, LLC, as amended

3.90*	Second Amended and Restated Limited Liability Company Agreement of Grand Vacations Realty, LLC

3.91*	Certificate of Formation of Grand Vacations Services LLC

3.92*	Limited Liability Company Agreement of Grand Vacations Services LLC

3.93*	Certificate of Formation of Grand Vacations Title, LLC

3.94*	Second Amended and Restated Limited Liability Company Agreement of Grand Vacations Title, LLC

3.95*	Certificate of Formation of Hampton Inns Franchise LLC

3.96*	Second Amended and Restated Limited Liability Company Agreement of Hampton Inns Franchise LLC

3.97*	Certificate of Formation of Hampton Inns LLC

3.98*	Limited Liability Company Agreement of Hampton Inns LLC

3.99*	Certificate of Formation of Hampton Inns Management LLC

3.100*	Second Amended and Restated Limited Liability Company Agreement of Hampton Inns Management LLC

Exhibit No.	Description

3.101*	Certificate of Formation of HHC BC Orlando, LLC

3.102*	Limited Liability Company Agreement of HHC BC Orlando, LLC

3.103*	Certificate of Formation of HHC One Park Boulevard, LLC, as amended

3.104*	Amended and Restated Limited Liability Company Agreement of HHC One Park Boulevard, LLC

3.105*	Certificate of Incorporation of HIC First Corporation, as amended

3.106*	Bylaws of HIC First Corporation

3.107*	Certificate of Incorporation of HIC Holdings Corporation, as amended

3.108*	Bylaws of HIC Holdings Corporation, as amended and restated

3.109*	Certificate of Incorporation of HIC Hotels U.S.A. Corporation, as amended

3.110*	Bylaws of HIC Hotels U.S.A. Corporation

3.111*	Certificate of Incorporation of HIC Racing Corporation, as amended

3.112*	Amended and Restated Bylaws of HIC Racing Corporation

3.113*	Certificate of Incorporation of HIC Second Corporation, as amended

3.114*	Bylaws of HIC Second Corporation

3.115*	Certificate of Formation of Hilton Beverage LLC

3.116*	Limited Liability Company Agreement of Hilton Beverage LLC

3.117*	Certificate of Formation of Hilton Chicago Beverage I LLC

3.118*	Limited Liability Company Agreement of Hilton Chicago Beverage I LLC

3.119*	Certificate of Formation of Hilton Chicago Beverage II LLC

3.120*	Limited Liability Company Agreement of Hilton Chicago Beverage II LLC

3.121*	Certificate of Formation of Hilton Chicago Beverage III LLC

3.122*	Limited Liability Company Agreement of Hilton Chicago Beverage III LLC

3.123*	Certificate of Formation of Hilton Chicago Beverage IV LLC

3.124*	Limited Liability Company Agreement of Hilton Chicago Beverage IV LLC

3.125*	Certificate of Formation of Hilton Corporate Director LLC

3.126*	Amended and Restated Limited Liability Company Agreement of Hilton Corporate Director LLC

3.127*	Certificate of Formation of Hilton El Con Management LLC, as amended

3.128*	Amended and Restated Limited Liability Company Agreement of Hilton El Con Management LLC

3.129*	Certificate of Formation of Hilton El Con Operator LLC, as amended

3.130*	Limited Liability Company Agreement of Hilton El Con Operator LLC

3.131*	Certificate of Formation of Hilton Electronic Distribution Systems, LLC

3.132*	Amended and Restated Limited Liability Company Agreement of Hilton Electronic Distribution Systems, LLC

3.133*	Certificate of Formation of Hilton Energy Investments, LLC

3.134*	Amended and Restated Limited Liability Company Agreement of Hilton Energy Investments, LLC

Exhibit No.	Description

3.135*	Certificate of Formation of Hilton Franchise Holding LLC

3.136*	Second Amended and Restated Limited Liability Company Agreement of Hilton Franchise Holding LLC

3.137*	Certificate of Formation of Hilton Franchise LLC

3.138*	Second Amended and Restated Limited Liability Company Agreement of Hilton Franchise LLC

3.139*	Certificate of Formation of Hilton Garden Inns Franchise LLC

3.140*	Second Amended and Restated Limited Liability Company Agreement of Hilton Garden Inns Franchise LLC

3.141*	Certificate of Formation of Hilton Garden Inns Management LLC

3.142*	Second Amended and Restated Limited Liability Company Agreement of Hilton Garden Inns Management LLC

3.143*	Certificate of Formation of Hilton Grand Vacations Club, LLC

3.144*	Second Amended and Restated Limited Liability Company Agreement of Hilton Grand Vacations Club, LLC

3.145*	Certificate of Formation of Hilton Grand Vacations Company, LLC, as amended

3.146*	Second Amended and Restated Limited Liability Company Agreement of Hilton Grand Vacations Company, LLC

3.147*	Certificate of Formation of Hilton Grand Vacations Financing, LLC

3.148*	Amended and Restated Limited Liability Company Agreement of Hilton Grand Vacations Financing, LLC

3.149*	Certificate of Incorporation of Hilton Hawaii Corporation, as amended

3.150*	Bylaws of Hilton Hawaii Corporation

3.151*	Certificate of Formation of Hilton HHonors Worldwide, L.L.C.

3.152*	Third Amended and Restated Limited Liability Company Agreement of Hilton HHonors Worldwide, L.L.C.

3.153*	Certificate of Formation of Hilton Illinois Holdings LLC

3.154*	Limited Liability Company Agreement of Hilton Illinois Holdings LLC

3.155*	Certificate of Formation of Hilton Inns LLC

3.156*	Limited Liability Company Agreement of Hilton Inns LLC

3.157*	Certificate of Incorporation of Hilton International Holding Corporation

3.158*	Bylaws of Hilton International Holding Corporation

3.159*	Certificate of Formation of Hilton Kingsland 1, LLC

3.160*	Amended and Restated Limited Liability Company Agreement of Hilton Kingsland 1, LLC

3.161*	Certificate of Formation of Hilton Management LLC

3.162*	Second Amended and Restated Limited Liability Company Agreement of Hilton Management LLC

3.163*	Certificate of Incorporation of Hilton New Jersey Service Corp., as amended

3.164*	Bylaws of Hilton New Jersey Service Corp.

Exhibit No.	Description

3.165*	Certificate of Formation of Hilton OPB, LLC, as amended

3.166*	Amended and Restated Limited Liability Company Agreement of Hilton OPB, LLC

3.167*	Certificate of Formation of Hilton Orlando Partners II, LLC

3.168*	Second Amended and Restated Limited Liability Company Agreement of Hilton Orlando Partners II, LLC

3.169*	Certificate of Formation of Hilton Orlando Partners III, LLC

3.170*	Second Amended and Restated Limited Liability Company Agreement of Hilton Orlando Partners III, LLC

3.171*	Certificate of Formation of Hilton Recreation LLC

3.172*	Limited Liability Company Agreement of Hilton Recreation LLC

3.173*	Certificate of Incorporation of Hilton Resorts Corporation

3.174*	Bylaws of Hilton Resorts Corporation

3.175*	Certificate of Incorporation of Hilton Resorts Marketing Corp., as amended

3.176*	Bylaws of Hilton Resorts Marketing Corp.

3.177*	Amended and Restated Certificate of Incorporation of Hilton Spring Corporation

3.178*	Amended and Restated Bylaws of Hilton Spring Corporation

3.179*	Certificate of Formation of Hilton Supply Management LLC

3.180*	Limited Liability Company Agreement of Hilton Supply Management LLC

3.181*	Certificate of Formation of Hilton Systems Solutions, LLC

3.182*	Limited Liability Company Operating Agreement of Hilton Systems Solutions, LLC

3.183*	Certificate of Formation of Hilton Systems, LLC

3.184*	Limited Liability Company Agreement of Hilton Systems, LLC

3.185	Certificate of Incorporation of Hilton Worldwide Holdings Inc. (incorporated by reference to Exhibit 3.1 to Hilton Worldwide Holdings Inc.’s Current Report on Form 8-K (No. 1-36243) filed on December 17, 2013)

3.186	Bylaws of Hilton Worldwide Holdings Inc. (incorporated by reference to Exhibit 3.2 to Hilton Worldwide Holdings Inc.’s Current Report on Form 8-K (No. 1-36243) filed on December 17, 2013)

3.187*	Amended and Restated Certificate of Incorporation of Hilton Worldwide, Inc., as amended

3.188*	Amended and Restated Bylaws of Hilton Worldwide, Inc.

3.189*	Certificate of Formation of HLT Audubon LLC

3.190*	Second Amended and Restated Limited Liability Company Agreement of HLT Audubon LLC

3.191*	Certificate of Formation of HLT CA Hilton LLC

3.192*	Second Amended and Restated Limited Liability Company Agreement of HLT CA Hilton LLC

3.193*	Certificate of Formation of HLT Conrad Domestic LLC

3.194*	Second Amended and Restated Limited Liability Company Agreement of HLT Conrad Domestic LLC

3.195*	Certificate of Formation of HLT Conrad GP LLC

Exhibit No.	Description

3.196*	Limited Liability Company Agreement of HLT Conrad GP LLC

3.197*	Certificate of Formation of HLT Domestic JV Holdings LLC

3.198*	Limited Liability Company Agreement of HLT Domestic JV Holdings LLC

3.199*	Certificate of Formation of HLT Domestic Owner LLC

3.200*	Second Amended and Restated Limited Liability Company Agreement of HLT Domestic Owner LLC

3.201*	Certificate of Formation of HLT ESP Franchise LLC

3.202*	Amended and Restated Limited Liability Company Agreement of HLT ESP Franchise LLC

3.203*	Certificate of Formation of HLT ESP International Franchise LLC

3.204*	Amended and Restated Limited Liability Company Agreement of HLT ESP International Franchise LLC

3.205*	Amended and Restated Certificate of Incorporation of HLT ESP International Franchisor Corporation

3.206*	Bylaws of HLT ESP International Franchisor Corporation

3.207*	Certificate of Formation of HLT ESP International Manage LLC

3.208*	Amended and Restated Limited Liability Company Agreement of HLT ESP International Manage LLC

3.209*	Amended and Restated Certificate of Incorporation of HLT ESP International Management Corporation

3.210*	Bylaws of HLT ESP International Management Corporation

3.211*	Certificate of Formation of HLT ESP Manage LLC

3.212*	Amended and Restated Limited Liability Company Agreement of HLT ESP Manage LLC

3.213*	Certificate of Formation of HLT Franchise II Borrower LLC

3.214*	Amended and Restated Limited Liability Company Agreement of HLT Franchise II Borrower LLC

3.215*	Certificate of Formation of HLT HQ SPE LLC

3.216*	Second Amended and Restated Limited Liability Company Agreement of HLT HQ SPE LLC

3.217*	Certificate of Formation of HLT HSM Holding LLC

3.218*	Second Amended and Restated Limited Liability Company Agreement of HLT HSM Holding LLC

3.219*	Certificate of Formation of HLT HSS Holding LLC

3.220*	Second Amended and Restated Limited Liability Company Agreement of HLT HSS Holding LLC

3.221*	Certificate of Formation of HLT JV Acquisition LLC

3.222*	Second Amended and Restated Limited Liability Company Agreement of HLT JV Acquisition LLC

3.223*	Certificate of Formation of HLT JV I Borrower LLC

3.224*	Amended and Restated Limited Liability Company Agreement of HLT JV I Borrower LLC

3.225*	Certificate of Formation of HLT Lifestyle Franchise LLC

Exhibit No.	Description

3.226*	Amended and Restated Limited Liability Company Agreement of HLT Lifestyle Franchise LLC

3.227*	Certificate of Formation of HLT Lifestyle International Franchise LLC

3.228*	Amended and Restated Limited Liability Company Agreement of HLT Lifestyle International Franchise LLC

3.229*	Amended and Restated Certificate of Incorporation of HLT Lifestyle International Franchisor Corporation

3.230*	Bylaws of HLT Lifestyle International Franchisor Corporation

3.231*	Certificate of Formation of HLT Lifestyle International Manage LLC

3.232*	Amended and Restated Limited Liability Company Agreement of HLT Lifestyle International Manage LLC

3.233*	Amended and Restated Certificate of Incorporation of HLT Lifestyle International Management Corporation

3.234*	Bylaws of HLT Lifestyle International Management Corporation

3.235*	Certificate of Formation of HLT Lifestyle Manage LLC

3.236*	Amended and Restated Limited Liability Company Agreement of HLT Lifestyle Manage LLC

3.237*	Certificate of Formation of HLT Memphis Data LLC

3.238*	Second Amended and Restated Limited Liability Company Agreement of HLT Memphis Data LLC

3.239*	Certificate of Formation of HLT O’Hare LLC

3.240*	Second Amended and Restated Limited Liability Company Agreement of HLT O’Hare LLC

3.241*	Certificate of Formation of HLT Operate DTWC LLC

3.242*	Amended and Restated Limited Liability Company Agreement of HLT Operate DTWC LLC

3.243*	Certificate of Formation of HLT Owned II Holding LLC

3.244*	Limited Liability Company Agreement of HLT Owned II Holding LLC

3.245*	Certificate of Formation of HLT Owned II-A Borrower LLC

3.246*	Amended and Restated Limited Liability Company Agreement of HLT Owned II-A Borrower LLC

3.247*	Certificate of Formation of HLT Palmer LLC

3.248*	Second Amended and Restated Limited Liability Company Agreement of HLT Palmer LLC

3.249*	Certificate of Formation of HLT Timeshare Borrower I LLC

3.250*	Amended and Restated Limited Liability Company Agreement of HLT Timeshare Borrower I LLC

3.251*	Certificate of Formation of HLT Timeshare Borrower II LLC

3.252*	Amended and Restated Limited Liability Company Agreement of HLT Timeshare Borrower II LLC

3.253*	Certificate of Formation of Homewood Suites Franchise LLC

3.254*	Second Amended and Restated Limited Liability Company Agreement of Homewood Suites Franchise LLC

3.255*	Certificate of Formation of Homewood Suites Management LLC

Exhibit No.	Description

3.256*	Second Amended and Restated Limited Liability Company Agreement of Homewood Suites Management LLC

3.257*	Certificate of Incorporation of Hotels Statler Company, Inc.

3.258*	Bylaws of Hotels Statler Company, Inc.

3.259*	Certificate of Incorporation of HPP Hotels USA, Inc., as amended

3.260*	Bylaws of HPP Hotels USA, Inc.

3.261*	Certificate of Formation of HRC Islander LLC, as amended

3.262*	Second Amended and Restated Limited Liability Company Agreement of HRC Islander LLC

3.263*	Certificate of Formation of HTGV, LLC

3.264*	Amended and Restated Limited Liability Company Agreement of HTGV, LLC

3.265*	Certificate of Formation of Innvision, LLC

3.266*	Amended and Restated Limited Liability Company Agreement of Innvision, LLC

3.267*	Certificate of Formation of Lockwood Palmer House, LLC, as amended

3.268*	Limited Liability Company Operating Agreement of Lockwood Palmer House, LLC

3.269*	Certificate of Formation of MeriTex, LLC

3.270*	Second Amended and Restated Limited Liability Company Agreement of MeriTex, LLC

3.271*	Certificate of Formation of Potter’s Bar Palmer House, LLC, as amended

3.272*	Limited Liability Company Operating Agreement of Potter’s Bar Palmer House, LLC

3.273*	Certificate of Incorporation of Promus Hotel Services, Inc.

3.274*	Bylaws of Promus Hotel Services, Inc.

3.275*	Certificate of Formation of Promus Hotels Florida LLC

3.276*	Limited Liability Company Agreement of Promus Hotels Florida LLC

3.277*	Certificate of Formation of Promus Hotels LLC

3.278*	Limited Liability Company Agreement of Promus Hotels LLC

3.279*	Certificate of Incorporation of Promus Hotels Minneapolis, Inc.

3.280*	Amended and Restated Bylaws of Promus Hotels Minneapolis, Inc.

3.281*	Certificate of Formation of Promus Hotels Parent LLC

3.282*	Limited Liability Company Agreement of Promus Hotels Parent LLC

3.283*	Certificate of Formation of Promus Operating LLC

3.284*	Limited Liability Company Agreement of Promus Operating LLC

3.285*	Certificate of Incorporation of Promus/Kingston Development Corporation

3.286*	Bylaws of Promus/Kingston Development Corporation

3.287*	Certificate of Formation of Samantha Hotel LLC

3.288*	Limited Liability Company Agreement of Samantha Hotel LLC

3.289*	Certificate of Formation of Suite Life LLC

3.290*	Limited Liability Company Agreement of Suite Life LLC

Exhibit No.	Description

3.291*	Certificate of Incorporation of Tex Holdings, Inc.

3.292*	Bylaws of Tex Holdings, Inc.

3.293*	Certificate of Formation of WA Collection International, LLC

3.294*	Amended and Restated Limited Liability Company Agreement of WA Collection International, LLC

3.295*	Certificate of Formation of Waldorf Astoria Franchise LLC

3.296*	Second Amended and Restated Limited Liability Company Agreement of Waldorf Astoria Franchise LLC

3.297*	Certificate of Formation of Waldorf=Astoria Management LLC

3.298*	Second Amended and Restated Limited Liability Company Agreement of Waldorf=Astoria Management LLC

3.299*	Articles of Incorporation of Florida Conrad International Corp.

3.300*	Bylaws of Florida Conrad International Corp., as amended

3.301*	Articles of Organization of Hilton-OCCC Hotel, LLC

3.302*	Limited Liability Company Agreement of Hilton-OCCC Hotel, LLC

3.303*	Articles of Organization of Hilton-OCCC Mezz Lender, LLC, as amended

3.304*	Amended and Restated Limited Liability Company Agreement of Hilton-OCCC Mezz Lender, LLC

3.305*	Articles of Incorporation of Embassy Suites Club No. 1, Inc., as amended

3.306*	Bylaws of Embassy Suites Club No. 1, Inc.

3.307*	Articles of Incorporation of Hotel Clubs of Corporate Woods, Inc.

3.308*	Amended and Restated Bylaws of Hotel Clubs of Corporate Woods, Inc.

3.309*	Articles of Incorporation of Embassy Suites Club No. Three, Inc.

3.310*	Amended and Restated Bylaws of Embassy Suites Club No. Three, Inc.

3.311*	Articles of Organization of International Rivercenter Lessee, L.L.C.

3.312*	Amended and Restated Limited Liability Company Agreement of International Rivercenter Lessee, L.L.C.

3.313*	Articles of Organization of DTM Cambridge, Inc.

3.314*	Bylaws of DTM Cambridge, Inc.

3.315*	Articles of Organization of Chesterfield Village Hotel, LLC

3.316*	Amended and Restated Limited Liability Company Agreement of Chesterfield Village Hotel, LLC

3.317*	Articles of Conversion and Organization of Bally’s Grand Property Sub I, LLC

3.318*	Operating Agreement of Bally’s Grand Property Sub I, LLC

3.319*	Articles of Organization of Conrad International (Belgium) LLC

3.320*	Limited Liability Company Agreement of Conrad International (Belgium) LLC

3.321*	Articles of Incorporation of Conrad International (Egypt) Resorts Corporation

3.322*	Bylaws of Conrad International (Egypt) Resorts Corporation

Exhibit No.	Description

3.323*	Articles of Incorporation of Conrad International (Indonesia) Corporation, as amended

3.324*	Bylaws of Conrad International (Indonesia) Corporation

3.325*	Articles of Incorporation of Conrad International Investment (Jakarta) Corporation

3.326*	Bylaws of Conrad International Investment (Jakarta) Corporation

3.327*	Articles of Organization of Hilton Grand Vacations Management, LLC, as amended

3.328*	Second Amended and Restated Limited Liability Company (Operating) Agreement of Hilton Grand Vacations Management, LLC

3.329*	Articles of Organization of Hilton Holdings, LLC

3.330*	Amended and Restated Limited Liability Company (Operating) Agreement of Hilton Holdings, LLC

3.331*	Articles of Organization of Hilton Hospitality, LLC

3.332*	Amended and Restated Limited Liability Company (Operating) Agreement of Hilton Hospitality, LLC

3.333*	Articles of Conversion and Organization of Hilton Illinois, LLC

3.334*	Operating Agreement of Hilton Illinois, LLC

3.335*	Articles of Incorporation of HPP International Corporation, as amended

3.336*	Bylaws of HPP International Corporation, as amended

3.337*	Articles of Organization of Peacock Alley Service Company, LLC, as amended

3.338*	Limited Liability Company Operating Agreement of Peacock Alley Service Company, LLC

3.339*	Certificate of Conversion of Washington Hilton, L.L.C., as amended

3.340*	Amended and Restated Limited Liability Company Agreement of Washington Hilton, L.L.C.

3.341*	Charter of Embassy Memphis Corporation

3.342*	Bylaws of Embassy Memphis Corporation

3.343*	Articles of Incorporation of Embassy Suites Club No. Two, Inc.

3.344*	Bylaws of Embassy Suites Club No. Two, Inc.

3.345**	Articles of Incorporation of SALC, Inc.

3.346**	Bylaws of SALC, Inc.

4.1	Indenture, dated as of October 4, 2013, among Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp. as issuers, Hilton Worldwide Holdings Inc., as guarantor and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.1 to Hilton Worldwide Holdings Inc.’s Registration Statement on Form S-1 (No. 333-191110)).

4.2	First Supplemental Indenture, dated as of October 25, 2013, among the subsidiary guarantors party thereto and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.2 to Hilton Worldwide Holdings Inc.’s Registration Statement on Form S-1 (No. 333-191110)).

4.3*	Second Supplemental Indenture, dated as of September 8, 2014, between Hilton International Holding Corporation and Wilmington Trust, National Association, as trustee.

4.4	Form of 5.625% Senior Note due 2021 (included in Exhibit 4.1).

Exhibit No.	Description

4.5	Registration Rights Agreement, dated as of October 4, 2013, among Hilton Worldwide Finance LLC, Hilton Worldwide Finance Corp., Hilton Worldwide Holdings Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated as representative of the several initial purchasers (incorporated by reference to Exhibit 10.10 to Hilton Worldwide Holdings Inc.’s Registration Statement on Form S-1 (No. 333-191110)).

4.6	Joinder Agreement, dated as of October 25, 2013, among the subsidiary guarantors party thereto and Merrill Lynch, Pierce, Fenner & Smith Incorporated as representative of the several initial purchasers (incorporated by reference to Exhibit 10.11 to Hilton Worldwide Holdings Inc.’s Registration Statement on Form S-1 (No. 333-191110)).

5.1*	Opinion of Simpson Thacher & Bartlett LLP.

5.2*	Opinion of Dentons US LLP.

5.3*	Opinion of Hill, Ward & Henderson, P.A.

5.4*	Opinion of Jones Walker LLP

5.5*	Opinion of Snell & Wilmer L.L.P.

5.6*	Opinion of Bass, Berry & Sims PLC.

5.7**	Opinion of Simpson Thacher & Bartlett LLP.

5.8**	Opinion of Dentons US LLP.

10.1	Credit Agreement, dated as of October 25, 2013, among Hilton Worldwide Holdings Inc., as parent, Hilton Worldwide Finance LLC, as borrower, the other guarantors from time to time party thereto, Deutsche Bank AG New York Branch, as administrative agent, collateral agent, swing line lender and L/C issuer, and the other lenders from time to time party thereto (incorporated by reference to Exhibit 10.1 to Hilton Worldwide Holdings Inc.’s Registration Statement on Form S-1 (No. 333-191110)).

10.2	Security Agreement, dated as of October 25, 2013, among the grantors identified therein and Deutsche Bank AG New York Branch, as collateral agent (incorporated by reference to Exhibit 10.2 to Hilton Worldwide Holdings Inc.’s Registration Statement on Form S-1 (No. 333-191110)).

10.3	Loan Agreement, dated as of October 25, 2013, among the subsidiaries party thereto, collectively, as borrower and JPMorgan Chase Bank, National Association, German American Capital Corporation, Bank of America, N.A., GS Commercial Real Estate LP and Morgan Stanley Mortgage Capital Holdings LLC, collectively, as lender (incorporated by reference to Exhibit 10.3 to Hilton Worldwide Holdings Inc.’s Registration Statement on Form S-1 (No. 333-191110)).

10.4	Guaranty Agreement, dated as of October 25, 2013, among the guarantors named therein and JPMorgan Chase Bank, National Association, German American Capital Corporation, Bank of America, N.A., GS Commercial Real Estate LP and Morgan Stanley Mortgage Capital Holdings LLC, collectively, as lender (incorporated by reference to Exhibit 10.4 to Hilton Worldwide Holdings Inc.’s Registration Statement on Form S-1 (No. 333-191110)).

10.5	Loan Agreement, dated as of October 25, 2013, among HLT NY Waldorf LLC, as borrower, HSBC Bank USA, National Association, as agent, the lenders named therein, HSBC Bank USA, National Association and DekaBank Deutsche Girozentrale, as lead arrangers and HSBC Bank USA, National Association, as syndication agent (incorporated by reference to Exhibit 10.5 to Hilton Worldwide Holdings Inc.’s Registration Statement on Form S-1 (No. 333-191110)).

10.6	Guaranty of Recourse Carveouts, dated as of October 25, 2013, among the guarantors named therein and HSBC Bank USA, National Association, as agent and lender and any other co-lenders from time to time party thereto (incorporated by reference to Exhibit 10.6 to Hilton Worldwide Holdings Inc.’s Registration Statement on Form S-1 (No. 333-191110)).

Exhibit No.	Description

10.7	Receivables Loan Agreement, dated as of May 9, 2013, among Hilton Grand Vacations Trust I LLC, as borrower, Wells Fargo Bank, National Association, as paying agent and securities intermediary, the persons from time to time party thereto as conduit lenders, the financial institutions from time to time party thereto as committed lenders, the financial institutions from time to time party thereto as managing agents, and Deutsche Bank Securities, Inc., as administrative agent and structuring agent (incorporated by reference to Exhibit 10.7 to Hilton Worldwide Holdings Inc.’s Registration Statement on Form S-1 (No. 333-191110)).

10.8	Amendment No. 1 to Receivables Loan Agreement, effective as of July 25, 2013, among Hilton Grand Vacations Trust I LLC, as borrower, Wells Fargo Bank, National Association, as paying agent and securities intermediary, Deutsche Bank AG, New York Branch, as a committed lender and a managing agent, Montage Funding, LLC, as a conduit lender, Deutsche Bank Securities, Inc., as administrative agent, and Bank of America, N.A., as assignee (incorporated by reference to Exhibit 10.8 to Hilton Worldwide Holdings Inc.’s Registration Statement on Form S-1 (No. 333-191110)).

10.9	Omnibus Amendment No. 2 to Receivables Loan Agreement, Amendment No. 1 to Sale and Contribution Agreement and Consent to Custody Agreement, effective as of October 25, 2013, among Hilton Grand Vacations Trust I LLC, as borrower, Grand Vacations Services, LLC, as servicer, Hilton Resorts Corporation, as seller, Wells Fargo Bank, National Association, as custodian, the financial institutions signatory thereto, as managing agents, and Deutsche Bank Securities, Inc., as administrative agent (incorporated by reference to Exhibit 10.9 to Hilton Worldwide Holdings Inc.’s Registration Statement on Form S-1 (No. 333-191110)).

10.10	Stockholders Agreement, dated as of December 17, 2013, by and among Hilton Worldwide Holdings Inc. and certain of its stockholders (incorporated by reference to Exhibit 10.1 to Hilton Worldwide Holdings Inc.’s Current Report on Form 8-K (File No. 1-36243) filed on December 17, 2013).

10.11	Registration Rights Agreement, dated as of December 17, 2013, among Hilton Worldwide Holdings Inc. and certain of its stockholders (incorporated by reference to Exhibit 10.1 to Hilton Worldwide Holdings Inc.’s Current Report on Form 8-K (File No. 1-36243) filed on December 17, 2013).

10.12†	2013 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.15 to Hilton Worldwide Holdings Inc.’s Registration Statement on Form S-1 (No. 333-191110)).

10.13†	Form of Restricted Stock Grant and Acknowledgment (incorporated by reference to Exhibit 10.16 to Hilton Worldwide Holdings Inc.’s Registration Statement on Form S-1 (No. 333-191110)).

10.14†	Form of Director Restricted Stock Unit Award Agreement (incorporated by reference to Exhibit 10.17 to Hilton Worldwide Holdings Inc.’s Registration Statement on Form S-1 (No. 333-191110)).

10.15†	Form of Performance Share Agreement (incorporated by reference to Exhibit 10.1 to Hilton Worldwide Holdings Inc.’s Quarterly Report on Form 10-Q (File No. 1-36243) filed on May 9, 2014).

10.16†	Form of Restricted Stock Unit Agreement (incorporated by reference to Exhibit 10.2 to Hilton Worldwide Holdings Inc.’s Quarterly Report on Form 10-Q (File No. 1-36243) filed on May 9, 2014).

10.17†	Form of Nonqualified Stock Option Agreement (incorporated by reference to Exhibit 10.3 to Hilton Worldwide Holdings Inc.’s Quarterly Report on Form 10-Q (File No. 1-36243) filed on May 9, 2014).

10.18†	Severance Plan (incorporated by reference to Exhibit 10.18 to Hilton Worldwide Holdings Inc.’s Registration Statement on Form S-1 (No. 333-191110)).

Exhibit No.	Description

10.19†	Form of Director and Officer Indemnification Agreement (incorporated by reference to Exhibit 10.19 to Hilton Worldwide Holdings Inc.’s Registration Statement on Form S-1 (No. 333-191110)).

10.20†	Separation Agreement and Release dated as of September 24, 2013, between Hilton Worldwide, Inc. and Thomas C. Kennedy (incorporated by reference to Exhibit 10.24 to Hilton Worldwide Holdings Inc.’s Registration Statement on Form S-1 (No. 333-191110)).

10.21†	2005 Executive Deferred Compensation Plan (as Amended and Restated Effective as of January 1, 2005) (incorporated by reference to Exhibit 10.20 to Hilton Worldwide Holdings Inc.’s Annual Report on Form 10-K (File No. 1-36243) filed on February 27, 2014).

12*	Computation of Ratio of Earnings to Fixed Charges.

21*	Subsidiaries of Hilton Worldwide Finance LLC.

23.1**	Consent of Ernst & Young LLP.

23.2*	Consent of Simpson Thacher & Bartlett LLP (included as part of Exhibit 5.1).

23.3*	Consent of Dentons US LLP (included as part of Exhibit 5.2).

23.4*	Consent of Hill, Ward & Henderson, P.A. (included as part of Exhibit 5.3).

23.5*	Consent of Jones Walker LLP (included as part of Exhibit 5.4).

23.6*	Consent of Snell & Wilmer L.L.P. (included as part of Exhibit 5.5).

23.7*	Consent of Bass, Berry & Sims PLC (included as part of Exhibit 5.6).

23.8**	Consent of Simpson Thacher & Bartlett LLP (included as part of Exhibit 5.7).

23.9**	Consent of Dentons US LLP (included as part of Exhibit 5.8).

24*	Power of Attorney (included in signature pages to this Registration Statement).

25.1*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Wilmington Trust, National Association as trustee under the Indenture, dated as of October 4, 2013 (as amended by the First Supplemental Indenture, dated as of October 25, 2013, and the Second Supplemental Indenture, dated as of September 8, 2014), among Hilton Worldwide Finance LLC and Hilton Worldwide Finance Corp., as issuers, the guarantors named therein and Wilmington Trust, National Association, as trustee.

99.1*	Form of Letter of Transmittal.

99.2*	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.

99.3*	Form of Letter to Clients.

99.4*	Form of Notice of Guaranteed Delivery.

101.INS	XBRL Instance Document.

101.SCH	XBRL Taxonomy Extension Schema Document.

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document.

101.DEF	XBRL Taxonomy Extension Definitions Linkbase Document.

101.LAB	XBRL Taxonomy Extension Label Linkbase Document.

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document.

*	Previously filed.
**	Filed herewith.
†	Management contract or compensatory plan or arrangement.